                                                         Filed Pursuant to 424B5
                                                     Registration No. 333-114525

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 28, 2005)

                          $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION

                                   DEPOSITOR
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                           BANK OF AMERICA, N.A. AND
                      GERMAN AMERICAN CAPITAL CORPORATION
                             MORTGAGE LOAN SELLERS

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C2
                           ------------------------
     GE Commercial Mortgage Corporation is offering certain classes of the
Series 2005-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 142 mortgage loans secured primarily by first liens (or, in the case of one mortgage loan, a second lien) on 167 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2005-C2 certificates are not obligations of GE
Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                           ------------------------
   Certain characteristics of the offered certificates include:



                          INITIAL CLASS       INITIAL PASS-
                     CERTIFICATE BALANCE OR    THROUGH RATE
                       NOTIONAL AMOUNT(1)       (APPROX.)

 Class A-1(9) .....      $   55,000,000           4.2890%
 Class A-2(9) .....      $  334,900,000           4.7060%
 Class A-3(9) .....      $  132,400,000           4.8390%
 Class A-AB(9).....      $   72,362,000           4.8660%
 Class A-4(9) .....      $  445,399,000           4.9780%
 Class A-1A(9).....      $  451,249,000           4.8810%
 Class A-J ........      $  149,131,000           5.0610%
 Class X-P ........      $1,822,837,000           0.4719%
 Class B ..........      $   13,981,000           5.1130%
 Class C ..........      $   30,292,000           5.1330%
 Class D ..........      $   16,311,000           5.1720%
 Class E ..........      $   25,632,000           5.3130%

                                                                         EXPECTED   RATED FINAL
                            PASS-THROUGH             ASSUMED FINAL       RATINGS    DISTRIBUTION
                          RATE DESCRIPTION       DISTRIBUTION DATE(7)   S&P/FITCH     DATE(7)

 Class A-1(9) .....           Fixed(3)            January 10, 2010       AAA/AAA   May 10, 2043
 Class A-2(9) .....           Fixed(3)              May 10, 2010         AAA/AAA   May 10, 2043
 Class A-3(9) .....           Fixed(3)             April 10, 2012        AAA/AAA   May 10, 2043
 Class A-AB(9).....           Fixed(3)            December 10, 2014      AAA/AAA   May 10, 2043
 Class A-4(9) .....           Fixed(4)             April 10, 2015        AAA/AAA   May 10, 2043
 Class A-1A(9).....           Fixed(4)             April 10, 2015        AAA/AAA   May 10, 2043
 Class A-J ........           Fixed(4)              May 10, 2015         AAA/AAA   May 10, 2043
 Class X-P ........  Variable Interest Only(2)      May 10, 2012         AAA/AAA   May 10, 2043
 Class B ..........           Fixed(4)              May 10, 2015         AA+/AA+   May 10, 2043
 Class C ..........           Fixed(4)              May 10, 2015          AA/AA    May 10, 2043
 Class D ..........           Fixed(4)              May 10, 2015         AA-/AA-   May 10, 2043
 Class E ..........           Fixed(5)              May 10, 2015           A/A     May 10, 2043


----------
(Footnotes to table on page S-8)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
                           ------------------------
     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.
                           ------------------------
     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE S-38 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE
PROSPECTUS.

     The underwriters, Banc of America Securities LLC, Deutsche Bank Securities
Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are
acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 24, 2005. We expect to receive from this offering approximately 102.11% of the initial principal amount of the offered certificates, plus accrued interest from May 1, 2005, before deducting expenses payable by us.

BANC OF AMERICA SECURITIES LLC                          DEUTSCHE BANK SECURITIES
Joint Book Running Manager                            Joint Book Running Manager

CITIGROUP                            JPMORGAN                MERRILL LYNCH & CO.
MAY 12, 2005

                      GE COMMERCIAL MORTGAGE CORPORTATION

         Commercial Mortgage Pass-Through Certificates, Series 2005-C2
                      Geographic Overview of Mortgage Pool
                                  [MAP OMITTED]

Washington
4 properties
$36,000,000
1.93% of total

Idaho
7 properties
$21,000,000
1.13% of total

Utah
3 properties
$22,183,984
1.19% of total

Kansas
1 property
$12,936,081
0.69% of total

Nebraska
2 properties
$24,918,859
1.34% of total

Missouri
4 properties
$26,571,420
1.43% of total

Minnesota
6 properties
$52,900,205
2.84% of total

Illinois
3 properties
$19,754,973
1.06% of total

Michigan
5 properties
$14,574,773
0.78% of total

Indiana
2 properties
$27,600,000
1.48% of total

Ohio
1 property
$16,300,000
0.87% of total

Pennsylvania
2 properties
$9,543,264
0.51% of total

New York
9 properties
$346,138,864
18.57% of total

Maine
1 property
$13,539,482
0.73% of total

Massachusetts
1 property
$4,660,000
0.25% of total

Connecticut
3 properties
$33,181,834
1.78% of total

New Jersey
9 properties
$62,112,789
3.33% of total

Maryland
2 properties
$13,887,495
0.74% of total

Virginia
4 properties
$45,254,839
2.43% of total

North Carolina
3 properties
$21,191,806
1.14% of total

South Carolina
5 properties
$22,610,129
1.21% of total

Georgia
11 properties
$109,742,139
5.89% of total

Florida
12 properties
$148,602,712
7.97% of total

Tennessee
1 property
$2,561,934
0.14% of total

Alabama
1 property
$9,908,161
0.53% of total

Mississippi
3 properties
$20,590,519
1.10% of total

Kentucky
1 property
$1,198,210
0.06% of total

Arkansas
1 property
$8,090,744
0.43% of total

Oklahoma
1 property
$11,786,515
0.63% of total

Texas
19 properties
$247,329,714
13.27% of total

New Mexico
1 property
$2,990,417
0.16% of total

Colorado
2 properties
$23,450,224
1.26% of total

Arizona
6 properties
$66,285,281
3.56% of total

Southern California
17 properties
$204,214,366
10.95% of total

California
24 properties
$285,048,439
15.29% of total

Northern California
7 properties
$80,834,072
4.34% of total

Nevada
4 properties
$63,200,000
3.39% of total

Oregon
3 properties
$16,492,169
0.88% of total

MORTGAGED PORPERTIES BY PROPERTY TYPE
Self Storage 5.35%
Industrial 2.53%
Mixed Use 1.65%
Multifamily 28.34%
Manufactured Housing 4.67%
Office 28.00%
Retail 21.90%
Hotel 7.56%

< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

General Motors Buildings
[PICTURE OMITTED]                          [PICTURE OMITTED]

                                           Centro Watt Georgia Retail Portfolio
                                           [PICTURE OMITTED]

Fountain Place Office                      401 Fifth Avenue
[PICTURE OMITTED]                          [PICTURE OMITTED]

125 West 55th Street
[PICTURE OMITTED]                          [PICTURE OMITTED]

                                           Loews Miami Beach
                                           [PICTURE OMITTED]

Wellington Meadows Apartments              Metroplex Retail Center
[PICTURE OMITTED]                          [PICTURE OMITTED]

Chatsworth Business Park                   Jefferson Commons
[PICTURE OMITTED]                          [PICTURE OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                   PROSPECTUS AND THE REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-C2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-C2 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-38 of this prospectus supplement, which describe risks that apply to the Series 2005-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-199 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GE Commercial Mortgage Corporation.

                                      S-3

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

NOTICE TO RESIDENTS OF THE

   Mortgage Loans with Related
      Borrowers ..............................   S-39
   Mortgage Loans Secured by Multiple
      Mortgaged Properties ...................   S-40
   Borrower Organization Considerations ......   S-40
   Cross-Collateralized Mortgage Loans or
      Mortgage Loans to Co-Borrowers
      Secured by Multiple Mortgaged
      Properties Entail Risks ................   S-40
   Ability to Incur Other Debt Entails
      Risk ...................................   S-41
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date ..........................   S-43
   Commercial, Multifamily and
      Manufactured Housing Community
      Lending is Dependent Upon Net
      Operating Income .......................   S-44
   Tenant Concentration Entails Risk .........   S-45
   Certain Additional Risks Relating to
      Tenants ................................   S-46
   Mortgaged Properties Leased To
      Multiple Tenants Also Have Risks .......   S-47
   Tenant Bankruptcy Entails Risks ...........   S-47
   Tenant-in-Common Borrowers Own
      Some of the Mortgaged Properties .......   S-47
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..........   S-48
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks ..........   S-48
   Recent Developments May Increase the
      Risk of Loss on the Mortgage Loans .....   S-48
   Multifamily Properties Have Special

   Self Storage Properties Have Special
      Risks ..................................   S-52
   Manufactured Housing Community
      Properties Have Special Risks ..........   S-53
   Industrial/Warehouse Properties Have
      Special Risks ..........................   S-54
   Properties with Condominium
      Ownership Have Special Risks ...........   S-54
   Lack of Skillful Property Management
      Entails Risks ..........................   S-55
   Some Mortgaged Properties May Not
      Be Readily Convertible to Alternative
      Uses ...................................   S-56
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-56
   Limitations of Appraisals .................   S-56
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-56
   Potential Conflicts of Interest ...........   S-57
   Directing Certificateholder May Direct
      Special Servicer Actions ...............   S-58
   The Holders of Certain Subordinate and
      Pari Passu Debt May Direct Actions
      of the Special Servicer or the Actions
      of the Master Servicer and Special
      Servicer Under Certain Other Pooling
      and Servicing Agreements ...............   S-58
      The General Motors Building
         Mortgage Loan .......................   S-58
      The 125 West 55th Street Mortgage
         Loan ................................   S-59
      The Loews Miami Beach Mortgage
         Loan and the Wellpoint Office
         Tower Mortgage Loan .................   S-59
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-60
   Risks Relating to Prepayments and
      Repurchases ............................   S-61
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance

   Risks of Limited Liquidity and Market
      Value ..................................   S-64
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-64
   Subordination of Subordinate Offered
      Certificates ...........................   S-64

                                      S-5

   Environmental Risks Relating to the
      Mortgaged Properties .....................   S-64
   Tax Considerations Relating to
      Foreclosure ..............................   S-65
   Risks Associated with One Action
      Rules ....................................   S-66
   Risks Associated with the Absence of or
      Inadequacy of Insurance Coverage .........   S-66
   Zoning Compliance and Use
      Restrictions .............................   S-68
   Increases in Real Estate Taxes Due to
      Termination of a PILOT Program or
      Other Tax Abatement Arrangements
      May Reduce Payments to
      Certificateholders .......................   S-69
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..............................   S-69
   No Reunderwriting of the Mortgage

   Risks of Inspections Relating to
      Properties ...............................   S-70
   Mortgage Electronic Registration
      Systems (MERS) ...........................   S-70
   Other Risks .................................   S-70
DESCRIPTION OF THE MORTGAGE
   POOL ........................................   S-71
   General .....................................   S-71
   The General Motors Building Mortgage
      Loan .....................................   S-76
   The 125 West 55th Street Mortgage
      Loan .....................................   S-78
   The Loews Miami Beach Mortgage
      Loan .....................................   S-79
   The Wellpoint Office Tower Mortgage

   Certain Terms and Conditions of the

      Bank of America's Underwriting
         Standards .............................   S-96
      GACC's Underwriting Standards ............   S-97
   Representations and Warranties;

   Certificate Registrar and Authenticating
      Agent ....................................   S-113
   Book-Entry Registration and Definitive

   Allocation of Yield Maintenance
      Charges ..................................   S-133
   Assumed Final Distribution Date; Rated
      Final Distribution Date ..................   S-134
   Subordination; Allocation of Collateral
      Support Deficit and Certificate

   Reports to Certificateholders; Certain

SERVICING OF THE MORTGAGE

   Servicing and Other Compensation and
      Payment of Expenses ......................   S-156
   Maintenance of Insurance ....................   S-158
   Modifications, Waivers and
      Amendments ...............................   S-160
   Limitation on Liability of Directing
      Certificateholder ........................   S-161
   Sale of Defaulted Mortgage Loans ............   S-162
   Realization Upon Defaulted Mortgage
      Loans ....................................   S-163
   Inspections; Collection of Operating
      Information ..............................   S-165
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ................................   S-166
   Events of Default ...........................   S-167

                                      S-6

   Rights Upon Event Of Default ............   S-169
   Amendment ...............................   S-170
   Rights of the Holders of the 125 West
      55th Street Pari Passu Loans .........   S-171
   Servicing of the Non-Serviced Mortgage
      Loans ................................   S-173
      The General Motors Building
         Mortgage Loan .....................   S-174
      The Loews Miami Beach Mortgage
         Loan and the Wellpoint Office
         Tower Mortgage Loan ...............   S-178
YIELD AND MATURITY

   Yield Sensitivity of the Class X-P
      Certificates .........................   S-191
CERTAIN FEDERAL INCOME TAX

ANNEX A-1--CERTAIN
   CHARACTERISTICS OF THE
   MORTGAGE LOANS AND
   MORTGAGED PROPERTIES ....................   A-1-1
ANNEX A-2--CERTAIN
   CHARACTERISTICS OF THE
   MULTIFAMILY MORTGAGE LOANS
   AND MORTGAGED PROPERTIES ................   A-2-1
ANNEX A-3--CERTAIN ADDITIONAL
   MORTGAGE LOAN INFORMATION ...............   A-3-1
ANNEX A-4--RATES TO BE USED IN
   DETERMINING CLASS X-C AND
   CLASS X-P PASS-THROUGH RATES ............   A-4-1
ANNEX A-5--CLASS A-AB PLANNED
   PRINCIPAL BALANCE .......................   A-5-1
ANNEX A-6--GENERAL MOTORS
   BUILDING LOAN (A NOTE)
   INTEREST RATE SCHEDULE ..................   A-6-1
ANNEX A-7--GENERAL MOTORS
   BUILDING LOAN (WHOLE LOAN)
   INTEREST RATE SCHEDULE ..................   A-7-1
ANNEX A-8--125 WEST 55TH STREET
   LOAN INTEREST RATE SCHEDULE .............   A-8-1
ANNEX A-9--WELLPOINT OFFICE
   TOWER LOAN AMORTIZATION
   SCHEDULE ................................   A-9-1
ANNEX A-10--SUN MICROSYSTEMS
   LOAN AMORTIZATION SCHEDULE ..............   A-10-1
ANNEX B-1--COLLATERAL TERM
   SHEET ...................................   B-1

                                      S-7

                            SUMMARY OF CERTIFICATES



             INITIAL CLASS
              CERTIFICATE
               BALANCE OR      APPROXIMATE
                NOTIONAL         CREDIT      PASS-THROUGH RATE
   CLASS       AMOUNT(1)         SUPPORT        DESCRIPTION
   -----       ---------         -------        -----------

 Offered Certificates
 A-1(9)    $   55,000,000         20.000%         Fixed(3)
 A-2(9)    $  334,900,000         20.000%         Fixed(3)
 A-3(9)    $  132,400,000         20.000%         Fixed(3)
 A-AB(9)   $   72,362,000         20.000%         Fixed(3)
 A-4(9)    $  445,399,000         20.000%         Fixed(4)
 A-1A(9)   $  451,249,000         20.000%         Fixed(4)
 A-J       $  149,131,000         12.000%         Fixed(4)
                                                  Variable
 X-P       $1,822,837,000         N/A         Interest Only(2)
 B         $   13,981,000         11.250%         Fixed(4)
 C         $   30,292,000          9.625%         Fixed(4)
 D         $   16,311,000          8.750%         Fixed(4)
 E         $   25,632,000          7.375%         Fixed(5)
 Non-Offered Certificates
                                                  Variable
 X-C       $1,864,137,976         N/A         Interest Only(2)
 F         $   16,312,000          6.500%         Fixed(6)
 G         $   20,971,000          5.375%         Fixed(6)
 H         $   16,311,000          4.500%         Fixed(6)
 J         $   20,972,000          3.375%         Fixed(6)
 K         $    9,321,000          2.875%         Fixed(4)
 L         $    6,990,000          2.500%         Fixed(4)
 M         $    9,321,000          2.000%         Fixed(4)
 N         $    2,330,000          1.875%         Fixed(4)
 O         $    6,990,000          1.500%         Fixed(4)
 P         $    4,661,000          1.250%         Fixed(4)
 Q         $   23,301,976          0.000%         Fixed(4)
-------    --------------         ------          -------

                                 INITIAL
                                  PASS-      WEIGHTED
              ASSUMED FINAL      THROUGH     AVERAGE                    EXPECTED
               DISTRIBUTION        RATE        LIFE                     RATINGS     PRINCIPAL
   CLASS         DATE(7)        (APPROX.)   (YRS.)(8)    CUSIP NO.    (S&P/FITCH)   WINDOW(8)
   -----         -------        ---------   ---------    ---------    -----------   ---------

 Offered
Certificat
 A-1(9)     January 10, 2010      4.2890%       2.69   36828Q LY 0      AAA/AAA      1 - 56
 A-2(9)       May 10, 2010        4.7060%       4.78   36828Q LZ 7      AAA/AAA     56 - 60
 A-3(9)      April 10, 2012       4.8390%       6.60   36828Q MA 1      AAA/AAA     79 - 83
 A-AB(9)   December 10, 2014      4.8660%       7.41   36828Q MB 9      AAA/AAA     60 - 115
 A-4(9)      April 10, 2015       4.9780%       9.79   36828Q MC 7      AAA/AAA    115 - 119
 A-1A(9)     April 10, 2015       4.8810%       7.26   36828Q MD 5      AAA/AAA     1 - 119
 A-J          May 10, 2015        5.0610%       9.89   36828Q ME 3      AAA/AAA    119 - 120
 X-P          May 10, 2012        0.4719%      N/A     36828Q MF 0      AAA/AAA       N/A
 B            May 10, 2015        5.1130%       9.96   36828Q MG 8      AA+/AA+    120 - 120
 C            May 10, 2015        5.1330%       9.96   36828Q MH 6       AA/AA     120 - 120
 D            May 10, 2015        5.1720%       9.96   36828Q MJ 2      AA-/AA-    120 - 120
 E            May 10, 2015        5.3130%       9.96   36828Q MK 9        A/A      120 - 120
 Non-Offer
Certificat
 X-C          May 10, 2025        0.0439%      N/A     36828Q ML 7      AAA/AAA       N/A
 F            May 10, 2015        5.4010%       9.96   36828Q MM 5       A-/A-     120 - 120
 G            May 10, 2015        5.4010%       9.96   36828Q MN 3     BBB+/BBB+   120 - 120
 H            May 10, 2015        5.4010%       9.96   36828Q MP 8      BBB/BBB    120 - 120
 J            May 10, 2015        5.4010%       9.96   36828Q MQ 6     BBB-/BBB-   120 - 120
 K            May 10, 2015        4.7160%       9.96   36828Q MR 4      BB+/BB+    120 - 120
 L            May 10, 2015        4.7160%       9.96   36828Q MS 2       BB/BB     120 - 120
 M           June 10, 2015        4.7160%      10.04   36828Q MT 0      BB-/BB-    120 - 121
 N           June 10, 2015        4.7160%      10.04   36828Q MU 7       B+/NR     121 - 121
 O            May 10, 2017        4.7160%      11.61   36828Q MV 5        B/NR     121 - 144
 P            May 10, 2017        4.7160%      11.96   36828Q MW 3       B-/NR     144 - 144
 Q            May 10, 2025        4.7160%      14.20   36828Q MX 1       NR/NR     144 - 240
-------    -------------------    ------       -----   ------------- ------------- ----------


---------
(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2)   The aggregate amount of interest accrued on the Class X-C and Class X-P certificates will generally be equal to interest accrued on the stated
      principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve
      30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates) as described in this prospectus supplement. The pass-through rates on the
      Class X-C and Class X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

      With respect to the General Motors Building mortgage loan (identified as
      Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 8.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 11.68%, of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures four other pari passu loans and a subordinate mortgage loan. The Class X-C and Class X-P certificates were structured assuming that such subordinate loan absorbs any loss prior to the General Motors Building mortgage loan and such pari passu loans. For more information regarding this mortgage loan, see "Description of the
      Mortgage Pool--The General Motors Building Mortgage Loan" in this prospectus supplement.

(3)   The Class A-1, Class A-2, Class A-3 and Class A-AB certificates will each accrue interest at a fixed rate.

(4)   The Class A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class K,
      Class L, Class M, Class N, Class O, Class P and Class Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(5)   The Class E certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.088%.

(6)   The Class F, Class G, Class H and Class J Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

                                      S-8

(7)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The rated final distribution date for each class of certificates is May 10, 2043, which is the first distribution date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See
      "Description of the Certificates--Assumed Final Distribution Date; Rated
      Final Distribution Date" in this prospectus supplement.

(8)   The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under
      "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(9)   For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 75.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group
      2 will consist of 42 mortgage loans, representing approximately 24.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 74.61% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 65.64% of the aggregate principal balance of all the mortgage loans secured by manufactured housing.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C and
      Class X-P certificates, interest distributions on the Class A-1, Class
      A-2, Class A-3, Class A-AB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

      In addition, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-4 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class
      A-J through Class Q certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class
      A-AB, Class A-4 and Class A-1A certificates, pro rata.

     THE CLASS X-C, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES ARE NOT OFFERED BY THIS
PROSPECTUS SUPPLEMENT. THE CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY
THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-9

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor....................   GE Commercial Mortgage Corporation, a Delaware
                                corporation. The principal executive offices of
                                the depositor are located at 292 Long Ridge
                                Road, Stamford, Connecticut 06927 and its
                                telephone number is (203) 357-4000. The
                                depositor is a wholly-owned subsidiary of
                                General Electric Capital Corporation. All
                                outstanding common stock of General Electric
                                Capital Corporation is owned by General Electric
                                Capital Services, Inc., the common stock of
                                which is in turn wholly owned directly or
                                indirectly by The General Electric Company. See
                                "The Depositor" in the prospectus.

Master Servicer..............   GEMSA Loan Services, L.P., a Delaware limited
                                partnership. The principal servicing offices of
                                the master servicer are located at 1500 City
                                West Boulevard, Suite 200, Houston, Texas 77042.
                                GEMSA Loan Services, L.P. is a joint venture
                                owned by GECIA Holdings, Inc., an affiliate of
                                the depositor and of L.J. Melody & Company. The
                                master servicer will be responsible for the
                                servicing of all of the mortgage loans, except
                                that the General Motors Building mortgage loan,
                                the Loews Miami Beach mortgage loan and the
                                Wellpoint Office Tower mortgage loan (identified
                                as Loan Nos. 1, 3 and 16, respectively, on Annex
                                A-1 to this prospectus supplement) will be
                                serviced by Midland Loan Services, Inc. pursuant
                                to the terms of the pooling and servicing
                                agreement relating to the COMM 2005-LP5
                                Commercial Mortgage Pass-Through Certificates.
                                See "--The Mortgage Loans--The Non-Serviced
                                Mortgage Loans" below.

                                Under the pooling and servicing agreement, the
                                master servicer is permitted to hire
                                sub-servicers with respect to its primary
                                servicing duties, and it has informed the
                                depositor that it intends to use one or more
                                sub-servicers selected by the mortgage loan
                                sellers with respect to certain of the mortgage
                                loans. In particular, the master servicer has
                                informed the depositor that Bank of America,
                                N.A. will act as sub-servicer with respect to
                                certain of the mortgage loans sold to the
                                depositor by Bank of America, N.A. See
                                "Servicing of the Mortgage Loans--The Master
                                Servicer" in this prospectus supplement.

Special Servicer.............   LNR Partners, Inc., a Florida corporation. LNR
                                Partners, Inc.'s address is 1601 Washington
                                Avenue, Suite 800, Miami Beach, Florida 33139,
                                and its telephone number is (305) 695-5500. The
                                special servicer will initially be responsible
                                for the special servicing of the mortgage loans,
                                except that the General Motors Building mortgage
                                loan, the Loews Miami Beach mortgage loan and
                                the Wellpoint Office Tower mortgage loan will be

                                      S-10

                                specially serviced by LNR Partners, Inc.
                                pursuant to the terms of the pooling and
                                servicing agreement relating to the COMM
                                2005-LP5 Commercial Mortgage Pass-Through
                                Certificates. See "--The Mortgage Loans--The
                                Non-Serviced Mortgage Loans" below.

                                Under the pooling and servicing agreement, the
                                special servicer is permitted to hire
                                sub-servicers with respect to its special
                                servicing duties. See "Servicing of the
                                Mortgage Loans--The Special Servicer" in this
                                prospectus supplement.

Trustee......................   Wells Fargo Bank, N.A., a national banking
                                association. The trustee's address is (i) for
                                certificate transfer purposes, at Wells Fargo
                                Center, Sixth Street and Marquette Avenue,
                                Minneapolis, Minnesota 55479, and (ii) for all
                                other purposes, at 9062 Old Annapolis Road,
                                Columbia, Maryland 21045-1951, Attention:
                                Corporate Trust Services (CMBS) -- GECMC
                                2005-C2. See "Description of the
                                Certificates--The Trustee" in this prospectus
                                supplement.

Mortgage Loan Sellers........   General Electric Capital Corporation, a
                                Delaware corporation, Bank of America, N.A., a
                                national banking association, and German
                                American Capital Corporation, a Maryland
                                corporation. General Electric Capital
                                Corporation is the parent of the depositor and
                                an affiliate of GEMSA Loan Services, L.P., the
                                master servicer. Bank of America, N.A. is an
                                affiliate of Banc of America Securities LLC, one
                                of the underwriters. German American Capital
                                Corporation is an affiliate of Deutsche Bank
                                Securities Inc., one of the underwriters. See
                                "Description of the Mortgage Pool--The Mortgage
                                Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS



                                                AGGREGATE
                                                PRINCIPAL                       % OF        % OF
                                 NUMBER         BALANCE OF          % OF      INITIAL     INITIAL
                                   OF              THE            INITIAL       LOAN        LOAN
                                MORTGAGE         MORTGAGE           POOL      GROUP 1     GROUP 2
            SELLER                LOANS          LOANS(1)         BALANCE     BALANCE     BALANCE
------------------------------ ---------- --------------------- ----------- ----------- -----------

  General Electric Capital
  Corporation ................     87(2)     $  836,734,094(2)      44.89%      36.87%      70.00%
  Bank of America, N.A. ......     33           552,557,350         29.64       35.87       10.14
  German American
  Capital Corporation ........     23(2)        474,846,532(2)      25.47       27.27       19.86
                                   ----      ----------------      ------      ------      ------
  TOTAL ......................    142        $1,864,137,976        100.00%     100.00%     100.00%
                                  =====      ================      ======      ======      ======


                                ----------
                                (1)   Subject to a permitted variance of plus
                                      or minus 5%.

                                (2)   Includes the General Motors Building
                                      mortgage loan which was contributed by
                                      both General Electric Capital Corporation
                                      (note A-3 in the amount of $82,500,000)
                                      and German American Capital Corporation
                                      (note A-2 in the amount of $82,500,000).

                                      S-11

Cut-off Date.................   With respect to each mortgage loan, the later
                                of May 1, 2005 or the date of origination of
                                such mortgage loan, except in the case of one
                                loan (Loan No. 79 on Annex A-1 to this
                                prospectus supplement), for which the Cut-off
                                Date is May 5, 2005.

Closing Date.................   On or about May 24, 2005.

Distribution Date............   The 10th day of each month or, if such 10th
                                day is not a business day, the business day
                                immediately following such 10th day, beginning
                                in June 2005.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates during the calendar month prior to
                                the related distribution date and will be
                                calculated assuming that each month has 30 days
                                and each year has 360 days.

Due Period...................   The period commencing on the day immediately
                                succeeding the due date of a mortgage loan
                                occurring in the month preceding the month in
                                which the related distribution date occurs (and,
                                in the case of the first distribution date, the
                                period commencing on the cut-off date) and
                                ending on the due date occurring in the month in
                                which the related distribution date occurs.
                                Notwithstanding the foregoing, in the event that
                                the last day of a due period (or applicable
                                grace period) is not a business day, any
                                payments received with respect to the mortgage
                                loans relating to the related due period on the
                                business day immediately following that day will
                                be deemed to have been received during such due
                                period and not during any other due period.

Determination Date...........   The earlier of (i) the sixth day of the month
                                in which the related distribution date occurs,
                                or if such sixth day is not a business day, then
                                the immediately preceding business day, and (ii)
                                the fourth business day prior to the related
                                distribution date.

                              OFFERED SECURITIES

General......................   We are offering the following twelve classes
                                of commercial mortgage pass-through certificates
                                as part of Series 2005-C2:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-AB

                                 o Class A-4

                                 o Class A-1A

                                 o Class A-J

                                 o Class X-P

                                      S-12

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                Series 2005-C2 will consist of a total of 26
                                classes, the following 14 of which are not
                                being offered through this prospectus
                                supplement and the accompanying prospectus:
                                Class X-C, Class F, Class G, Class H, Class J,
                                Class K, Class L, Class M, Class N, Class O,
                                Class P, Class Q, Class R and Class LR.

                                The Series 2005-C2 certificates will
                                collectively represent beneficial ownership
                                interests in a trust created by GE Commercial
                                Mortgage Corporation. The trust's assets will
                                primarily be 142 mortgage loans secured by
                                first liens (or in the case of one mortgage
                                loan, a second lien) on 167 commercial,
                                multifamily and manufactured housing community
                                properties.

Certificate Principal and
Notional Amounts............... Your certificates will have the approximate aggregate initial principal or notional amount
                                set forth below, subject to a variance of plus
                                or minus 5%:

  Class A-1 ..........    $55,000,000 principal amount
  Class A-2 ..........   $334,900,000 principal amount
  Class A-3 ..........   $132,400,000 principal amount
  Class A-AB .........    $72,362,000 principal amount
  Class A-4 ..........   $445,399,000 principal amount
  Class A-1A .........   $451,249,000 principal amount
  Class A-J ..........   $149,131,000 principal amount
  Class X-P .......... $1,822,837,000  notional amount
  Class B ............    $13,981,000 principal amount
  Class C ............    $30,292,000 principal amount
  Class D ............    $16,311,000 principal amount
  Class E ............    $25,632,000 principal amount

                                See "Description of the Certificates--General"
                                in this prospectus supplement.

                                The Class X-C and Class X-P certificates will
                                not have certificate balances or entitle their
                                holders to distributions of principal. Each of
                                the Class X-C and Class X-P certificates will,
                                however, represent the right to receive
                                distributions of interest accrued as described
                                in this prospectus supplement on a notional
                                amount. The notional amount of the Class X-C
                                certificates will be based on the aggregate of
                                the certificate balances of all of the
                                certificates (other than the Class X-C, Class
                                X-P, Class R and Class LR certificates). The
                                notional amount of the Class X-P certificates,
                                for any distribution date, will equal the sum
                                of the principal balances of one or more
                                classes of principal balance certificates or
                                designated

                                      S-13

                                components of those classes, and those classes
                                and components and their principal balances
                                will vary over time. We describe the classes of
                                certificates and designated components of those
                                classes that will form part of the total
                                notional amount of the Class X-P certificates
                                for each distribution date, under "Description
                                of the Certificates--General" in this
                                prospectus supplement.

Pass-Through Rates

A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate. The
                                approximate initial pass-through rate for each
                                class of your certificates (including the
                                related footnote) is set forth below:

                                      Class A-1(1) ..........   4.2890%
                                      Class A-2(1) ..........   4.7060%
                                      Class A-3(1) ..........   4.8390%
                                      Class A-AB(1) .........   4.8660%
                                      Class A-4(2) ..........   4.9780%
                                      Class A-1A(2) .........   4.8810%
                                      Class A-J(2) ..........   5.0610%
                                      Class X-P .............   0.4719%
                                      Class B(2) ............   5.1130%
                                      Class C(2) ............   5.1330%
                                      Class D(2) ............   5.1720%
                                      Class E(3) ............   5.3130%

                                ----------
                                (1)   The Class A-1, Class A-2, Class A-3 and
                                      Class A-AB certificates will each accrue
                                      interest at a fixed rate.

                                (2)   The Class A-4, Class A-1A, Class A-J,
                                      Class B, Class C and Class D certificates
                                      will each accrue interest at a fixed rate
                                      subject to a cap at the weighted average
                                      of the net mortgage interest rates of the
                                      mortgage loans.

                                (3)   The Class E certificates will accrue
                                      interest at a rate equal to the weighted
                                      average of the net mortgage interest
                                      rates of the mortgage loans minus 0.088%.

                                The pass-through rate for the Class X-C
                                certificates for each distribution date will
                                equal the weighted average of certain strip
                                rates applicable to the respective classes of
                                principal balance certificates or to designated
                                components of those classes, with the relevant
                                weighting to be done based upon the relative
                                sizes of those classes or components. In that
                                regard, although the outstanding principal
                                balance of each class of principal balance
                                certificates is represented in the total
                                notional amount of the Class X-C certificates,
                                in the case of one or more classes of principal
                                balance certificates, that principal balance is
                                divided into two or more components for
                                purposes of the calculation of the pass-through
                                rate for the Class X-C certificates from time
                                to time. The pass-through rate for the Class
                                X-P certificates, for each distribution date
                                through and including the distribution date in
                                May 2012, will equal the weighted average of
                                certain respective strip rates applicable to
                                certain classes of principal balance
                                certificates or designated

                                      S-14

                                components of those classes that in either case
                                form a part of the total notional amount of the
                                Class X-P certificates outstanding immediately
                                prior to the related distribution date, with
                                the relevant weighting to be done based upon
                                the relative sizes of those classes or
                                components. We describe the strip rates
                                applicable to the calculation of the
                                pass-through rates for the Class X-C and Class
                                X-P certificates under "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement.

B. Interest Rate Calculation
   Convention.................  Interest on your certificates will be calculated based on a 360-day year consisting of
                                twelve 30-day months (i.e., a 30/360 basis).

                                For purposes of calculating the pass-through
                                rates on any class of certificates subject to
                                the weighted average net mortgage interest rate
                                and certain non-offered certificates, the
                                mortgage loan interest rates will not reflect
                                any default interest rate, any loan term
                                modifications agreed to by the special servicer
                                or any modifications resulting from a
                                borrower's bankruptcy or insolvency. For
                                purposes of calculating the pass-through rates
                                on the certificates, the interest rate for each
                                mortgage loan that accrues interest based on
                                the actual number of days in each month and
                                assuming a 360-day year will be recalculated,
                                if necessary, so that the amount of interest
                                that would accrue at that recalculated rate in
                                the applicable month, calculated on a 30/360
                                basis, will equal the amount of interest that
                                is required to be paid on that mortgage loan in
                                that month, subject to certain adjustments as
                                described in "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" and "--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

Distributions

A. Amount and Order of
   Distributions..............  For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3, Class A-AB,
                                Class A-4 and Class A-1A certificates, the pool
                                of mortgage loans will be deemed to consist of
                                two distinct groups, loan group 1 and loan group
                                2. Loan group 1 will consist of 100 mortgage
                                loans, representing approximately 75.79% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date, and loan
                                group 2 will consist of 42 mortgage loans,
                                representing approximately 24.21% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date. Loan
                                group 2 will include approximately 74.61% of the
                                aggregate principal balance of all the mortgage
                                loans secured by multifamily properties and
                                65.64% of the aggregate principal balance of all
                                the mortgage loans secured by manufactured
                                housing. Annex A-1 to this prospectus supplement
                                will set forth the

                                      S-15

                                loan group designation with respect to each
                                mortgage loan.

                                On each distribution date, funds from the
                                mortgage loans available for distribution to
                                the certificates, net of specified trust
                                expenses, will be distributed, to the extent
                                available, in the following order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-AB, Class A-4, Class A-1A, Class X-C and
                                Class X-P certificates: To pay interest,
                                concurrently,

                                 o on the Class A-1, Class A-2, Class A-3,
                                   Class A-AB and Class A-4 certificates from
                                   the portion of the available distribution
                                   amount for such distribution date that is
                                   attributable to the mortgage loans in loan
                                   group 1, in each case in accordance with
                                   their interest entitlements;

                                 o on the Class A-1A certificates from the
                                   portion of the available distribution amount
                                   for such distribution date that is
                                   attributable to the mortgage loans in loan
                                   group 2; and

                                 o on the Class X-C and Class X-P certificates,
                                   from the available distribution amount, in
                                   each case in accordance with their interest
                                   entitlements.

                                However, if on any distribution date, the
                                available distribution amount (or applicable
                                portion thereof) is insufficient to pay in full
                                the total amount of interest to be paid to any
                                of the classes described above, the available
                                distribution amount will be allocated among all
                                these classes pro rata in accordance with their
                                interest entitlements.

                                Second/Class A-1, Class A-2, Class A-3, Class
                                A-AB, Class A-4 and Class A-1A certificates: To
                                the extent of amounts then required to be
                                distributed as principal,

                                (A) to the Class A-1, Class A-2, Class A-3,
                                    Class A-AB and Class A-4 certificates:

                                 o first, to the Class A-AB certificates,
                                   available principal received from loan group
                                   1 and, after the principal balance of the
                                   Class A-1A certificates has been reduced to
                                   zero, available principal received from loan
                                   group 2 remaining after payments to the
                                   Class A-1A certificates have been made,
                                   until the principal balance of the Class
                                   A-AB certificates is reduced to the planned
                                   principal balance set forth on Annex A-5 to
                                   this prospectus supplement,

                                 o second, to the Class A-1 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB
                                   certificates and, after the principal
                                   balance of the Class A-1A certificates has
                                   been reduced to zero, available principal
                                   received from loan group 2 remaining after
                                   payments to the Class A-1A certificates and
                                   the above distribution to the Class A-AB
                                   certificates have been made,

                                      S-16

                                   until the principal balance of the Class A-1
                                   certificates is reduced to zero,

                                 o third, to the Class A-2 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB and
                                   Class A-1 certificates and, after the
                                   principal balance of the Class A-1A
                                   certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class A-1A
                                   certificates and the above distributions to
                                   the Class A-AB and Class A-1 certificates
                                   have been made, until the principal balance
                                   of the Class A-2 certificates is reduced to
                                   zero,

                                 o fourth, to the Class A-3 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1 and Class A-2 certificates and,
                                   after the principal balance of the Class
                                   A-1A certificates has been reduced to zero,
                                   available principal received from loan group
                                   2 remaining after payments to the Class A-1A
                                   certificates and the above distributions to
                                   the Class A-AB, Class A-1 and Class A-2
                                   certificates have been made, until the
                                   principal balance of the Class A-3
                                   certificates is reduced to zero,

                                 o fifth, to the Class A-AB certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2 and Class A-3
                                   certificates and, after the principal
                                   balance of the Class A-1A certificates has
                                   been reduced to zero, available principal
                                   received from loan group 2 remaining after
                                   payments to the Class A-1A certificates and
                                   the above distributions to the Class A-AB,
                                   Class A-1, Class A-2 and Class A-3
                                   certificates have been made, until the
                                   principal balance of the Class A-AB
                                   certificates is reduced to zero,

                                 o sixth, to the Class A-4 certificates,
                                   available principal received from loan group
                                   1 remaining after the above distributions in
                                   respect of principal to the Class A-AB,
                                   Class A-1, Class A-2 and Class A-3
                                   certificates, and, after the principal
                                   balance of the Class A-1A certificates has
                                   been reduced to zero, available principal
                                   received from loan group 2 remaining after
                                   payments to the Class A-1A certificates and
                                   the above distributions to the Class A-AB,
                                   Class A-1, Class A-2 and Class A-3
                                   certificates have been made, until the
                                   principal balance of the Class A-4
                                   certificates is reduced to zero, and

                                (B) to the Class A-1A certificates, available
                                    principal received from loan group 2 and,
                                    after the principal balance of the Class A-4
                                    certificates has been reduced to zero,
                                    available principal received from loan group
                                    1 remaining after the above distributions to
                                    the Class A-AB, Class A-1, Class A-2,

                                      S-17

                                   Class A-3 and Class A-4 certificates have
                                   been made, until the principal balance of
                                   the Class A-1A certificates is reduced to
                                   zero.

                                If the principal balance of each class of
                                principal balance certificates other than the
                                Class A-1, Class A-2, Class A-3, Class A-AB,
                                Class A-4 and Class A-1A certificates has been
                                reduced to zero as a result of losses on the
                                mortgage loans or has been deemed reduced to
                                zero as a result of appraisal reductions on the
                                mortgage loans (without regard to any
                                collateral support deficit remaining
                                unreimbursed), principal received from loan
                                group 1 and loan group 2 will be distributed
                                among the outstanding Class A-1, Class A-2,
                                Class A-3, Class A-AB, Class A-4 and Class A-1A
                                certificates, pro rata.

                                Third/Class A-1, Class A-2, Class A-3, Class
                                A-AB, Class A-4 and Class A-1A certificates: To
                                reimburse the Class A-1, Class A-2, Class A-3,
                                Class A-AB, Class A-4 and Class A-1A
                                certificates, pro rata, for any previously
                                unreimbursed losses on the mortgage loans
                                allocable to principal that were previously
                                borne by those classes, together with interest.

                                Fourth/Class A-J certificates:

                                 o to interest on the Class A-J certificates in
                                   accordance with its interest entitlement;

                                 o to the extent of funds allocated to
                                   principal remaining after distributions in
                                   respect of principal to each class with a
                                   higher priority (in this case, Class A-1,
                                   Class A-2, Class A-3, Class A-AB, Class A-4
                                   and Class A-1A certificates), to principal
                                   on the Class A-J certificates until the
                                   principal balance of the Class A-J
                                   certificates is reduced to zero; and

                                 o to reimburse the Class A-J certificates for
                                   any previously unreimbursed losses on the
                                   mortgage loans allocable to principal that
                                   were previously borne by that class,
                                   together with interest.

                                Fifth/Class B certificates: To the Class B
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Sixth/Class C certificates: To the Class C
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Seventh/Class D certificates: To the Class D
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Eighth/Class E certificates: To the Class E
                                certificates in a manner analogous to the Class
                                A-J certificates allocations of priority Fourth
                                above.

                                Ninth/Non-offered certificates (other than the
                                Class X-C certificates): In the amounts and
                                order of priority described in

                                      S-18

                                "Description of the Certificates--
                                Distributions--Priority" in this prospectus
                                supplement.

B. Interest and Principal
   Entitlements...............  A description of each class's interest entitlement can be found in "Description of the
                                Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal
                                required to be distributed to the classes
                                entitled to principal on a particular
                                distribution date can also be found in
                                "Description of the Certificates--
                                Distributions--Principal Distribution Amount" in
                                this prospectus supplement.

C. Yield Maintenance
   Charges....................  Yield maintenance charges paid by the related borrowers with respect to the mortgage loans
                                included in loan group 1 will be allocated among
                                the Class A-1 through Class J certificates
                                (excluding the Class A-1A certificates) by using
                                the Base Interest Fraction, as defined in this
                                prospectus supplement, with remaining amounts
                                allocated to the Class X-P and/or Class X-C
                                certificates.

                                Yield maintenance charges paid by the related
                                borrowers with respect to mortgage loans
                                included in loan group 2 will be allocated to
                                the Class A-1A certificates by using the Base
                                Interest Fraction, as defined in this
                                prospectus supplement, with remaining amounts
                                allocated to the Class X-P and/or Class X-C
                                certificates.

                                For an explanation of the calculation of yield
                                maintenance charges, see "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans--Prepayment Provisions" in
                                this prospectus supplement.

                                See "Description of the Certificates--
                                Allocation of Yield Maintenance Charges" in this
                                prospectus supplement.

Subordination

A. General...................   The chart below describes the manner in which
                                the payment rights of certain classes will be
                                senior or subordinate, as the case may be, to
                                the payment rights of other classes. The chart
                                shows the entitlement to receive principal and
                                interest on any distribution date in descending
                                order (beginning with the Class A-1, Class A-2,
                                Class A-3, Class A-AB, Class A-4, Class A-1A,
                                Class X-C and Class X-P certificates). The chart
                                also shows the manner in which mortgage loan
                                losses are allocated in ascending order
                                (beginning with certain Series 2005-C2
                                certificates not offered by this prospectus
                                supplement). However, no principal payments or
                                mortgage loan losses allocable to principal will
                                be allocated to the Class X-C and Class X-P
                                certificates, although mortgage loan losses will
                                reduce the notional amount of the Class X-C and
                                Class X-P certificates and, therefore, the
                                amount of interest they accrue.

                                      S-19

                                   Class A-1(*), Class A-2(*), Class A-3(*),
                                Class A-AB(*)(**), Class A-4(*), Class A-1A(*),
                                       Class X-C(***) and Class X-P(***)

                                                 Class A-J

                                                 Class B

                                                 Class C

                                                 Class D

                                                 Class E

                                               non-offered
                                            certificates (****)

                                ----------
                                *     The Class A-1A certificates have a
                                      priority entitlement to principal
                                      payments received in respect of mortgage
                                      loans included in loan group 2. The Class
                                      A-1, Class A-2, Class A-3, Class A-AB and
                                      Class A-4 certificates have a priority
                                      entitlement to principal payments
                                      received in respect of mortgage loans
                                      included in loan group 1. See
                                      "Description of the
                                      Certificates--Distributions--Priority" in
                                      this prospectus supplement.

                                **    The Class A-AB certificates have certain
                                      priority with respect to reducing the
                                      principal balance of such certificates to
                                      their planned principal balance, as
                                      described in this prospectus supplement.

                                ***   The Class X-C and Class X-P certificates
                                      are interest only certificates. The Class
                                      X-C certificates are not offered hereby.

                                ****  Other than the Class X-C, Class R and
                                      Class LR certificates.

                                No other form of credit enhancement will be
                                available for the benefit of the holders of the
                                offered certificates.

                                Any allocation of a loss to a class of
                                principal balance certificates will reduce the
                                principal amount of that class.

                                See "Description of the Certificates" in this
                                prospectus supplement.
B. Shortfalls in
   Available Funds............  The following types of shortfalls in available funds will reduce distributions to the classes
                                of certificates with the lowest payment
                                priorities:

                                 o shortfalls resulting from additional
                                   compensation, other than the servicing fee,
                                   which the master servicer or the special
                                   servicer is entitled to receive;

                                      S-20

                                 o shortfalls resulting from interest on
                                   advances made by the master servicer, the
                                   special servicer or the trustee (to the
                                   extent not covered by default interest and
                                   late charges paid by the borrower as
                                   described in this prospectus supplement);

                                 o shortfalls resulting from the reimbursement
                                   of nonrecoverable advances made by the
                                   master servicer, the special servicer or the
                                   trustee;

                                 o shortfalls resulting from extraordinary
                                   expenses of the trust; and

                                 o shortfalls resulting from a modification of
                                   a mortgage loan's interest rate or principal
                                   balance or from other unanticipated or
                                   default-related expenses of the trust.

                                See "Description of the Certificates--
                                Distributions--Priority" in this prospectus
                                supplement.

                                Shortfalls in available funds resulting from
                                shortfalls in the collection of up to an entire
                                month of interest due to unscheduled principal
                                prepayments will generally be allocated to all
                                classes of certificates (other than the Class
                                X-C, Class X-P, Class R and Class LR
                                certificates). In each case, such allocations
                                will be made pro rata to such classes on the
                                basis of their accrued interest and will reduce
                                such classes' respective interest entitlements.
                                See "Description of the Certificates--
                                Distributions" in this prospectus supplement.

Advances

A. P&I Advances..............   The master servicer is required to advance
                                delinquent periodic mortgage loan payments
                                unless it determines that the advance will not
                                be recoverable from collections from the related
                                borrower or mortgaged property. The master
                                servicer will not be required to advance balloon
                                payments due at maturity in excess of the
                                regular periodic payment (which would have been
                                payable had the mortgage loan's balloon payment
                                not been due and payable with respect to such
                                distribution date), interest in excess of a
                                mortgage loan's regular interest rate or yield
                                maintenance charges. There may be other
                                circumstances in which the master servicer will
                                not be required to advance one full month of
                                principal and/or interest. If the master
                                servicer fails to make a required advance, the
                                trustee will be required to make the advance.
                                Neither the master servicer nor the trustee is
                                required to advance amounts deemed
                                nonrecoverable. In addition, the special
                                servicer may, at its option, make a
                                determination in accordance with the servicing
                                standard, that an advance previously made or
                                proposed to be made is nonrecoverable. Any such
                                determination of which the master servicer or
                                trustee has notice shall be binding and
                                conclusive with respect to such party. If an
                                interest advance is made, the master servicer
                                will not advance its servicing fee,

                                      S-21

                                but will advance the trustee's fee. In
                                addition, neither the master servicer nor the
                                trustee will be required to make an advance of
                                principal or interest with respect to a loan
                                that is not included in the trust (such as any
                                pari passu loan or subordinate loan).

                                See "Description of the Certificates--
                                Advances--P&I Advances" in this prospectus
                                supplement.

B. Servicing Advances........   Except with respect to the General Motors
                                Building mortgage loan, the Loews Miami Beach
                                mortgage loan and the Wellpoint Office Tower
                                mortgage loan (identified as Loan Nos. 1, 3 and
                                16, respectively, on Annex A-1 to this
                                prospectus supplement), the master servicer may
                                be required to make advances to pay delinquent
                                real estate taxes, assessments and hazard
                                insurance premiums and similar expenses
                                necessary to protect and maintain the mortgaged
                                property, to maintain the lien on the mortgaged
                                property or enforce the related mortgage loan
                                documents. If the master servicer or special
                                servicer, as applicable, fails to make a
                                required advance of this type, the trustee is
                                required to make this advance. None of the
                                master servicer, the special servicer or the
                                trustee is required to advance amounts deemed
                                nonrecoverable. In addition, the special
                                servicer may, at its option, make a
                                determination in accordance with the servicing
                                standard, that an advance previously made or
                                proposed to be made is nonrecoverable. Any such
                                determination of which the master servicer or
                                trustee has notice shall be binding and
                                conclusive with respect to such party.

                                Servicing advances with respect to the General
                                Motors Building mortgage loan, the Loews Miami
                                Beach mortgage loan and the Wellpoint Office
                                Tower mortgage loan will be made by the master
                                servicer, the special servicer or the trustee,
                                as the case may be, under the pooling and
                                servicing agreement relating to the COMM
                                2005-LP5 Commercial Mortgage Pass-Through
                                Certificates described below under "--The
                                Mortgage Loans--The Non-Serviced Mortgage
                                Loans."

                                See "Description of the Certificates--Servicing
                                Advances" in this prospectus supplement.

C. Interest on Advances......   The master servicer, the special servicer and
                                the trustee, as applicable, will be entitled to
                                interest, compounded monthly, on all advances,
                                at the "Prime Rate" as published in The Wall
                                Street Journal as described in this prospectus
                                supplement; provided, however, that with respect
                                to advances for periodic mortgage loan payments
                                made prior to the expiration of any grace period
                                for such mortgage loan, interest on such
                                advances will only accrue from and after the
                                expiration of such grace period. Interest
                                accrued on outstanding advances may result in
                                reductions in amounts otherwise payable on the
                                certificates.

                                      S-22

                                See "Description of the Certificates--Advances"
                                and "--Subordination; Allocation of Collateral
                                Support Deficit and Certificate Deferred
                                Interest" in this prospectus supplement and
                                "Description of the Certificates--Advances in
                                Respect of Delinquencies" and "Description of
                                the Pooling Agreements--Certificate Account" in
                                the prospectus.
Reports to
 Certificateholders...........  On each distribution date, the following reports
                                (to the extent received from the master
                                servicer), among others, will be made available
                                to certificateholders and will contain the
                                information described under "Description of the
                                Certificates--Reports to Certificateholders;
                                Certain Available Information" in this
                                prospectus supplement:

                                 o delinquent loan status report,

                                 o historical liquidation report,

                                 o historical loan modification and corrected
                                   mortgage loan report,

                                 o REO status report,

                                 o servicer watch list,

                                 o comparative financial status report,

                                 o loan level reserve/LOC report, and

                                 o reconciliation of funds report.

                                It is expected that each report will be in the
                                form approved by the Commercial Mortgage
                                Securities Association (to the extent that such
                                report has been approved and to the extent that
                                any changes thereto are reasonably acceptable
                                to the master servicer, special servicer or
                                trustee, as applicable). Upon reasonable prior
                                notice, certificateholders may also review at
                                the trustee's offices during normal business
                                hours a variety of information and documents
                                that pertain to the pooled mortgage loans and
                                the mortgaged properties securing those loans.
                                We expect that the available information and
                                documents will include borrower operating
                                statements, rent rolls and property inspection
                                reports to the extent received by the trustee
                                from the master servicer or special servicer.

                                See "Description of the Certificates--Reports
                                to Certificateholders; Certain Available
                                Information" in this prospectus supplement.

                                      S-23

                              THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 142 fixed
                                rate mortgage loans, each evidenced by one or
                                more promissory notes secured primarily by first
                                mortgages, deeds of trust or similar security
                                instruments (one mortgage loan is secured by a
                                second mortgage) on the fee and/or leasehold
                                estate of the related borrower in 167
                                commercial, multifamily and manufactured housing
                                community properties.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage
                                loans as of the cut-off date. The sum in any
                                column may not equal the indicated total due to
                                rounding. Unless otherwise indicated, all
                                figures presented in this summary section are
                                calculated as described under "Description of
                                the Mortgage Pool--Additional Mortgage Loan
                                Information" in this prospectus supplement and
                                all percentages represent the indicated
                                percentage of the aggregate principal balance
                                of the pool of mortgage loans, the mortgage
                                loans in loan group 1 or the mortgage loans in
                                loan group 2, in each case, as of the cut-off
                                date. The principal balance of each mortgage
                                loan as of the cut-off date assumes the timely
                                receipt of principal scheduled to be paid in
                                May 2005 on each mortgage loan and no defaults,
                                delinquencies or prepayments on any mortgage
                                loan as of the cut-off date.

                                For purposes of calculating debt service
                                coverage ratios in the following tables and in
                                this prospectus supplement, the annual debt
                                service is calculated after netting out the
                                applicable letters of credit and/or holdback
                                amounts for six mortgage loans (identified as
                                Loan Nos. 38, 58, 86, 107, 111 and 145 on Annex
                                A-1 to this prospectus supplement),
                                representing approximately 2.27% of the
                                principal balance of the pool of mortgage loans
                                as of the cut-off date or approximately 2.67%
                                of the aggregate principal balance of loan
                                group 1 or approximately 1.03% of the aggregate
                                principal balance of loan group 2.

                                For purposes of calculating the cut-off date
                                loan-to-value ratio in the following tables and
                                in this prospectus supplement, the cut-off date
                                balance is reduced by netting out the
                                applicable letter of credit and/or holdback
                                amounts for two mortgage loans (identified as
                                Loan Nos. 86 and 111 on Annex A-1 to this
                                prospectus supplement), representing
                                approximately 0.59% of the principal balance of
                                the pool of mortgage loans as of the cut-off
                                date or approximately 0.45% of the aggregate
                                principal balance of loan group 1 or
                                approximately 1.03% of the aggregate principal
                                balance of loan group 2.

                                For purposes of calculating the loan-to-value
                                ratio at maturity or anticipated prepayment
                                date in the following tables and in this
                                prospectus supplement, the loan balance at
                                maturity is reduced by netting out the
                                applicable letter of credit and/or holdback
                                amount from the loan balance, for one mortgage
                                loan

                                      S-24

                                (identified as Loan No. 111 on Annex A-1 to
                                this prospectus supplement), representing
                                approximately 0.25% of the principal balance of
                                the pool of mortgage loans as of the cut-off
                                date or approximately 1.03% of the principal
                                balance of loan group 2.

                                For further information about such holdback
                                escrows or letters of credit, see footnotes 5
                                and 6 to Annex A-1 to this prospectus
                                supplement.

                                In addition, with respect to each of four
                                mortgage loans (identified as Loan Nos. 1, 3, 6
                                and 16 on Annex A-1 to this prospectus
                                supplement), as to which the related mortgaged
                                property also secures one or more pari passu
                                loans and/or a subordinate loan,

                                 o the loan amount used in this prospectus
                                   supplement for calculating the related
                                   loan-to-value ratio, the related debt
                                   service coverage ratio and the related
                                   balance per unit includes the principal
                                   balance of such mortgage loan and any
                                   related pari passu loan and excludes the
                                   principal balance of any subordinate loan;
                                   and

                                 o the loan amount used in this prospectus
                                   supplement for weighting the related
                                   loan-to-value ratio, related debt service
                                   coverage ratio and the related balance per
                                   unit includes the principal balance of such
                                   mortgage loan and excludes the principal
                                   balance of any pari passu loan and any
                                   subordinate loan.

                                The mortgage loans will have the following
                                approximate characteristics as of the later of
                                the origination date and the cut-off date:



                                                                        ALL MORTGAGE LOANS
                                                                      ---------------------

Aggregate principal balance(1) ...................................... $1,864,137,976
Number of mortgage loans ............................................           142
Number of mortgaged properties ......................................           167
Number of fully amortizing loans(2) .................................             2
Number of balloon mortgage loans ....................................            69
Number of interest only mortgage loans(3) ...........................            17
Number of partial interest only mortgage loans(4) ...................            54
Range of mortgage loan principal balances ........................... $1,625,000 to
                                                                      $ 165,000,000
Average mortgage loan principal balance ............................. $  13,127,732
Range of mortgage rates ............................................. 4.240% to 8.360%
Weighted average mortgage rate(5) ...................................         5.278%
Range of original terms to maturity ................................. 60 months to
                                                                      240 months
Weighted average original term to maturity .......................... 101 months
Range of remaining terms to maturity ................................ 56 months to
                                                                      240 months
Weighted average remaining term to maturity ......................... 100 months
Range of original amortization terms(6) ............................. 60 months to
                                                                      360 months
Weighted average original amortization term(6) ...................... 348 months
Range of remaining amortization terms(6) ............................ 59 months to
                                                                      360 months
Weighted average remaining amortization term(6) ..................... 348 months
Range of loan-to-value ratios as of the cut-off date(7)(9) .......... 37.43% to 91.50%

                                                                           LOAN GROUP 1          LOAN GROUP 2
                                                                      --------------------- ---------------------

Aggregate principal balance(1) ...................................... $1,412,888,376        $451,249,601
Number of mortgage loans ............................................           100                  42
Number of mortgaged properties ......................................           117                  50
Number of fully amortizing loans(2) .................................             2                   0
Number of balloon mortgage loans ....................................            52                  17
Number of interest only mortgage loans(3) ...........................             7                  10
Number of partial interest only mortgage loans(4) ...................            39                  15
Range of mortgage loan principal balances ........................... $1,625,000 to         $2,185,000 to
                                                                      $ 165,000,000         $36,000,000
Average mortgage loan principal balance ............................. $  14,128,884         $10,744,038
Range of mortgage rates ............................................. 4.480% to 8.360%      4.240% to 5.570%
Weighted average mortgage rate(5) ...................................         5.348%              5.056%
Range of original terms to maturity ................................. 60 months to          60 months to
                                                                      240 months            121 months
Weighted average original term to maturity .......................... 104 months            93 months
Range of remaining terms to maturity ................................ 56 months to          56 months to
                                                                      240 months            121 months
Weighted average remaining term to maturity ......................... 102 months            92 months
Range of original amortization terms(6) ............................. 60 months to          180 months to
                                                                      360 months            360 months
Weighted average original amortization term(6) ...................... 348 months            349 months
Range of remaining amortization terms(6) ............................ 59 months to          177 months to
                                                                      360 months            360 months
Weighted average remaining amortization term(6) ..................... 347 months            348 months
Range of loan-to-value ratios as of the cut-off date(7)(9) .......... 37.43% to 91.50%      51.04% to 82.91%


                                      S-25



                                                                       ALL MORTGAGE LOANS     LOAN GROUP 1        LOAN GROUP 2
                                                                      -------------------- ------------------ -------------------

Weighted average loan-to-value ratio as of the
 cut-off date(7)(9) ................................................. 68.19%               67.43%             70.57%
Range of loan-to-value ratios as of the maturity date(7)(8) ......... 24.47% to 80.00%     31.30% to 79.49%   24.47% to 80.00%
Weighted average loan-to-value ratio as of the maturity date(7)(8)... 61.28%               60.30%             64.33%
Range of occupancy rates ............................................ 64.0% to 100.0%      64.0% to 100.0%    87.0% to 100.0%
Weighted average occupancy rate .....................................  93.6%                93.1%              95.2%
Range of debt service coverage ratios(3)(7)(9)(10) .................. 1.02x to 3.08x       1.02x to 2.94x     1.20x to 3.08x
Weighted average debt service coverage ratio(3)(7)(9)(10) ...........  1.61x                1.62x              1.57x


                                ----------
                                (1)   Subject to a permitted variance of plus
                                      or minus 5%.

                                (2)   With respect to fully amortizing loans,
                                      if interest accrues on an actual/360
                                      basis, there may be a de minimis amount
                                      outstanding on the final maturity date.

                                (3)   Annual debt service, monthly debt
                                      service, and the debt service coverage
                                      ratio for each mortgage loan that pays
                                      interest only for the entirety of its
                                      loan term is calculated using the
                                      interest payments for the first twelve
                                      payment periods following the cut-off
                                      dates on such mortgage loans.

                                (4)   Includes the mortgage loan identified as
                                      Loan No. 16 on Annex A-1 to this
                                      prospectus supplement, representing
                                      approximately 1.28% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (or
                                      approximately 1.69% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date), that requires interest
                                      only payments in the 115 to 175 months
                                      following the cut-off date. For the
                                      amortization schedule related to this
                                      mortgage loan, see Annex A-9 to this
                                      prospectus supplement.

                                (5)   With respect to the Mortgage Loans
                                      identified as Loan No. 1 and Loan No. 6,
                                      the interest rate used in this
                                      calculation is 5.2420% and 5.7433%,
                                      respectively, which interest rate
                                      reflects the average interest rate for
                                      the first 12 payment dates after the
                                      cut-off date. The interest rates for
                                      these mortgage loans will vary throughout
                                      the respective loan terms and are set
                                      forth on Annex A-6, Annex A-7 and A-8,
                                      respectively.

                                (6)   Excludes 17 mortgage loans, representing
                                      approximately 30.33% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (or
                                      approximately 29.73% of the aggregate
                                      principal balance of loan group 1 and
                                      approximately 32.20% of the aggregate
                                      principal balance of loan group 2 as of
                                      the cut-off date), that pay interest only
                                      for the entirety of their respective loan
                                      terms.

                                (7)   With respect to four mortgage loans,
                                      representing approximately 16.83% of the
                                      aggregate principal balance of the pool
                                      of mortgage loans as of the cut-off date
                                      (or approximately 22.21% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date), the debt service
                                      coverage ratios and the loan-to-value
                                      ratios have been calculated including
                                      mortgage loans that are not included in
                                      the trust but are pari passu in right of
                                      payment with the respective mortgage loan
                                      included in the trust (and, if
                                      applicable, excluding any subordinate
                                      mortgage loan secured by the related
                                      mortgaged property).

                                (8)   Excludes fully amortizing loans.

                                (9)   With respect to one mortgage loan,
                                      representing approximately 0.37% of the
                                      aggregate principal balance of the pool
                                      of mortgage loans as of the cut-off date
                                      (or approximately 0.49% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut off date), the debt service
                                      coverage ratio and the current
                                      loan-to-value ratio has been calculated
                                      including the senior mortgage loan that
                                      is not included in the trust.

                                (10)  With respect to one mortgage loan,
                                      representing approximately 1.93% of the
                                      aggregate principal balance of the pool
                                      of mortgage loans as of the cut-off date
                                      (or approximately 7.98% of the aggregate
                                      principal balance of loan group 2 as of
                                      the cut off date), the sponsor provided a
                                      recourse guaranty for 25% of the
                                      principal balance of the mortgage loan,
                                      which guaranty terminates after the
                                      mortgaged property attains a DSCR of at
                                      least 1.20x and a minimum occupancy of
                                      90%. The DSCR for the mortgage loan is
                                      shown throughout this prospectus
                                      supplement at 1.20x, reflecting the
                                      threshold at which the recourse guaranty
                                      will be released. The current calculated
                                      underwritten DSCR during the interest
                                      only period is 1.26x and during the
                                      amortizing period is 1.01x.

                                With respect to Loan Nos. 76 and 89, the first
                                payment date under the loan documents is July
                                1, 2005. The Original Term to Maturity or APD
                                (mos.), Stated Remaining Term to Maturity or
                                APD (mos.), First Payment Date, Remaining
                                Interest Only

                                      S-26

                                Period (mos.) and Prepayment Provisions (# of
                                payments) are adjusted to reflect an interest
                                only payment the trust will receive from the
                                related Mortgage Loan Seller on the Closing
                                Date.

                                The following table sets forth the current uses
                                of the mortgaged properties:

                 CURRENT USES OF THE MORTGAGED PROPERTIES(1)(2)


                                          AGGREGATE
                                          PRINCIPAL                     % OF        % OF
                                           BALANCE          % OF      INITIAL      INITIAL
                            NO. OF          OF THE        INITIAL       LOAN        LOAN
                           MORTGAGED      MORTGAGED         POOL      GROUP 1      GROUP 2
      PROPERTY TYPE       PROPERTIES      PROPERTIES      BALANCE     BALANCE      BALANCE
------------------------ ------------ ----------------- ----------- ----------- ------------

  Multifamily ..........       73      $  615,311,868       33.01%      11.61%      100.00%
  Multifamily ..........       56         528,265,733       28.34        9.49        87.34
  Manufactured
  Housing ..............       17          87,046,135        4.67        2.12        12.66
  Office ...............       15         521,873,279       28.00       36.94         0.00
  Retail(3) ............       41         408,338,750       21.90       28.90         0.00
  Hotel ................        9         140,955,916        7.56        9.98         0.00
  Self Storage .........       22          99,717,031        5.35        7.06         0.00
  Industrial ...........        5          47,173,821        2.53        3.34         0.00
  Mixed Use(4) .........        2          30,767,311        1.65        2.18         0.00
                               --      --------------      ------      ------       ------
  TOTAL ................      167      $1,864,137,976      100.00%     100.00%      100.00%
                              ===      ==============      ======      ======       ======

                                ----------
                                (1)   Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those mortgaged
                                      properties by the appraised values of the
                                      mortgaged properties if not otherwise
                                      specified in the related note or loan
                                      agreement).

                                (2)   The pool of mortgage loans includes 11
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 4, 11, 18, 19, 27, 35, 45,
                                      64, 82, 103 and 104 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 11.36% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include nine mortgage loans in loan group
                                      1, or approximately 12.20% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and two
                                      mortgage loan in loan group 2, or
                                      approximately 8.75% of the aggregate
                                      principal balance of such loan group as
                                      of the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                (3)   With respect to 37 of such mortgaged
                                      properties, representing approximately
                                      19.69% of the aggregate principal balance
                                      of the pool of mortgage loans as of the
                                      cut-off date, are secured by retail
                                      properties that are considered by the
                                      applicable mortgage loan seller to be
                                      "anchored" or "shadow anchored," (or
                                      approximately 25.97% of the aggregate
                                      principal balance of loan group 1 as of
                                      the cut-off date).

                                (4)   Includes office, retail, parking and
                                      multifamily.

                                For more information regarding the current uses
                                of the mortgaged properties securing the
                                mortgage loans included in loan group 1 and
                                loan group 2, see Annex A-3 to this prospectus
                                supplement.

                                The mortgaged properties are located in 36
                                states. The following table lists the states
                                which have concentrations of mortgaged
                                properties at or above 5.0% of the aggregate
                                principal balance of the pool of mortgage loans
                                as of the cut-off date:

                                      S-27

                         GEOGRAPHIC DISTRIBUTION(1)(2)

                                              AGGREGATE
                               NO. OF     PRINCIPAL BALANCE   % OF INITIAL
                              MORTGAGED    OF THE MORTGAGED       POOL
           STATE             PROPERTIES       PROPERTIES        BALANCE
--------------------------- ------------ ------------------- -------------
  New York ................        9        $  346,138,864        18.57%
  California(3) ...........       24           285,048,439        15.29
  Southern ................       17           204,214,366        10.95
  Northern ................        7            80,834,072         4.34
  Texas ...................       19           247,329,714        13.27
  Florida .................       12           148,602,712         7.97
  Georgia .................       11           109,742,139         5.89
  Other States(4) .........       92           727,276,109        39.01
                                  --        --------------       ------
  TOTAL ...................      167        $1,864,137,976       100.00%
                                 ===        ==============       ======

                                ----------
                                (1)   Because this table presents information
                                      relating to the mortgaged properties and
                                      not the mortgage loans, the information
                                      for mortgage loans secured by more than
                                      one mortgaged property is based on
                                      allocated loan amounts (generally
                                      allocating the mortgage loan principal
                                      amount to each of those mortgaged
                                      properties by the appraised values of the
                                      mortgaged properties if not otherwise
                                      specified in the related note or loan
                                      agreement).

                                (2)   The pool of mortgage loans includes 11
                                      multi-property mortgage loans (identified
                                      as Loan Nos. 4, 11, 18, 19, 27, 35, 45,
                                      64, 82, 103 and 104 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 11.36% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date (which
                                      include nine mortgage loans in loan group
                                      1, or approximately 12.20% of the
                                      aggregate principal balance of such loan
                                      group as of the cut-off date, and two
                                      mortgage loans in loan group 2, or
                                      approximately 8.75% of the aggregate
                                      principal balance of such loan group as
                                      of the cut-off date). Each such loan (or
                                      portion thereof included as a mortgage
                                      loan in the trust) is evidenced by a
                                      single note.

                                (3)   Northern California properties have a zip
                                      code greater than or equal to 93600.
                                      Southern California properties have a zip
                                      code less than 93600.

                                (4)   This reference consists of 31 states.

                                For more information regarding the location of
                                the mortgaged properties securing the mortgage
                                loans included in loan group 1 and loan group
                                2, see Annex A-3 to this prospectus supplement.

                                141 mortgage loans, representing 99.63% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (which
                                include 99 mortgage loans in loan group 1, or
                                approximately 99.51% of the aggregate principal
                                balance of such loan group as of the cut-off
                                date, and 42 mortgage loans in loan group 2, or
                                approximately 100.00% of the aggregate
                                principal balance of such loan group as of the
                                cut-off date), provide for scheduled payments
                                of principal and/or interest due on the first
                                day of each month. One mortgage loan
                                (identified as Loan No. 79, representing 0.37%
                                of the aggregate principal balance of the pool
                                of mortgage loans or 0.49% of the aggregate
                                principal balance of loan group 1 as of the
                                cut-off date), provides for scheduled payments
                                of principal and/or interest due on the fifth
                                day of each month with a five day grace period.
                                The mortgage loans have grace periods as set
                                forth in the following table:

                                      S-28

                                 GRACE PERIODS



                                   AGGREGATE                    % OF       % OF
                                   PRINCIPAL        % OF      INITIAL     INITIAL
                      NO. OF      BALANCE OF      INITIAL       LOAN       LOAN
                     MORTGAGE    THE MORTGAGE       POOL      GROUP 1     GROUP 2
    GRACE PERIOD       LOANS         LOANS        BALANCE     BALANCE     BALANCE
------------------- ---------- ---------------- ----------- ----------- ----------

  0 days ..........       2     $  171,932,000       9.22%      12.17%      0.00%
  5 days ..........     135      1,453,426,674      77.97       70.93     100.00
  6 days ..........       2        215,000,000      11.53       15.22       0.00
  7 days ..........       2         14,437,495       0.77        1.02       0.00
  10 days .........       1          9,341,808       0.50        0.66       0.00
                        ---     --------------     ------      ------     ------
  TOTAL ...........     142     $1,864,137,976     100.00%     100.00%    100.00%
                        ===     ==============     ======      ======     ======


                                Certain states require a minimum of 7 to 15
                                days before late payment charges may be levied.
                                However, all mortgage loans in such states have
                                a grace period with respect to default interest
                                of not more than ten days, after which time
                                default interest may be levied or other
                                remedies pursued. See "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans" in this prospectus
                                supplement.

                                All of the mortgage loans bear interest at
                                fixed rates. The interest rates for the General
                                Motors Building mortgage loan and the 125 West
                                55th Street mortgage loan have various fixed
                                rates of interest, as set forth on Annex A-6
                                and Annex A-8, respectively.

                                The mortgage loans accrue interest based on the
                                following conventions:

                             INTEREST ACCRUAL BASIS



                                      AGGREGATE
                                      PRINCIPAL                     % OF        % OF
                                       BALANCE          % OF      INITIAL      INITIAL
                         NO. OF         OF THE        INITIAL       LOAN        LOAN
   INTEREST ACCRUAL     MORTGAGE       MORTGAGE         POOL      GROUP 1      GROUP 2
         BASIS            LOANS         LOANS         BALANCE     BALANCE      BALANCE
---------------------- ---------- ----------------- ----------- ----------- ------------

  Actual/360 .........     138     $1,627,258,548       87.29%      83.23%      100.00%
  30/360 .............       4        236,879,428       12.71       16.77         0.00
                           ---     --------------      ------      ------       ------
  TOTAL ..............     142     $1,864,137,976      100.00%     100.00%      100.00%
                           ===     ==============      ======      ======       ======


                                See "Description of the Mortgage Pool--Certain
                                Terms and Conditions of the Mortgage Loans" in
                                this prospectus supplement.

                                Fixed periodic payments on the mortgage loans
                                are determined assuming interest is calculated
                                on a 30/360 basis, but interest actually
                                accrues and is applied on certain mortgage
                                loans on an actual/360 basis. Accordingly,
                                there will be less amortization of the
                                principal balance during the term of such
                                mortgage loans than if interest accrued on a
                                30/360 basis, resulting in a higher final
                                payment on such mortgage loans.

                                The mortgage loans have the amortization
                                characteristics set forth in the following
                                table:

                                      S-29

                               AMORTIZATION TYPES


                                             AGGREGATE
                                             PRINCIPAL                     % OF        % OF
                                              BALANCE          % OF      INITIAL     INITIAL
                                NO. OF         OF THE        INITIAL       LOAN        LOAN
                               MORTGAGE       MORTGAGE         POOL      GROUP 1     GROUP 2
     TYPE OF AMORTIZATION        LOANS         LOANS         BALANCE     BALANCE     BALANCE
----------------------------- ---------- ----------------- ----------- ----------- -----------

  Partial IO, Balloon
  Loans(1) ..................      54     $  726,948,230       39.00%      39.10%      38.69%
  Interest Only Loans .......      17        565,364,161       30.33       29.73       32.20
  Amortizing Balloon
  Loans .....................      69        558,566,157       29.96       30.23       29.12
  Fully Amortizing
  Loans(2) ..................       2         13,259,428        0.71        0.94        0.00
                                   --     --------------      ------      ------      ------
  TOTAL .....................     142     $1,864,137,976      100.00%     100.00%     100.00%
                                  ===     ==============      ======      ======      ======

                                ----------
                                (1)   Includes one mortgage loan (identified as
                                      Loan No. 16 to this prospectus
                                      supplement), which provides for regularly
                                      scheduled payments of interest and
                                      principal based on an amortization period
                                      longer than the remaining term of the
                                      mortgage loan and interest only payments
                                      in the 115 to 175 months following the
                                      cut-off date. For the amortization
                                      schedule relating to this mortgage loan,
                                      see Annex A-9 in this prospectus
                                      supplement.

                                (2)   With respect to the mortgage loan
                                      identified as Loan No. 79 on Annex A-1 to
                                      the prospectus supplement, representing
                                      approximately 0.37% of the Initial Pool
                                      Balance (or approximately 0.49% of the
                                      Initial Loan Group 1 Balance), the rate
                                      of amortization will increase over the
                                      mortgage loan term as the debt service
                                      payments due under the mortgage loan
                                      increase, as set forth on Annex A-10. In
                                      addition, for any fully amortizing loan
                                      that accrues interest on an actual/360
                                      basis, there may a de minimis amount
                                      outstanding on the final maturity date.

                                The following table contains general
                                information regarding the prepayment provisions
                                of the mortgage loans:

                  OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION


                                             AGGREGATE
                                             PRINCIPAL                     % OF        % OF
                                              BALANCE          % OF      INITIAL     INITIAL
                                NO. OF         OF THE        INITIAL       LOAN        LOAN
                               MORTGAGE       MORTGAGE         POOL      GROUP 1     GROUP 2
   PREPAYMENT PROTECTION         LOANS         LOANS         BALANCE     BALANCE     BALANCE
----------------------------  ---------- ----------------- ----------- ----------- -----------

  Lockout period followed
  by Defeasance .............     130     $1,633,369,841       87.62%      86.54%      91.00%
  Lockout period followed
  by Yield Maintenance(1) ...      11        223,888,707       12.01       12.97        9.00
  Yield Maintenance followed
  by Lockout followed by
  Defeasance(2) .............       1          6,879,428        0.37        0.49        0.00
                                  ---     --------------      ------      ------      ------
  TOTAL .....................     142     $1,864,137,976      100.00%     100.00%     100.00%
                                  ===     ==============      ======      ======      ======

                                ----------
                                (1)   Included here is one mortgage loan
                                      (identified as Loan No. 2 to this
                                      prospectus supplement) pursuant to which
                                      the borrower has the option to choose
                                      yield maintenance or defeasance.

                                (2)   One mortgage loan (identified as Loan No.
                                      79 to this prospectus supplement) permits
                                      prepayment with yield maintenance upon
                                      the exercise of a purchase option by the
                                      sole tenant. The purchase option is
                                      exercisable by the tenant until October
                                      1, 2005, however, the tenant has until
                                      October 1, 2006 to deliver the purchase
                                      price to the borrower and effectuate the
                                      purchase. Thereafter the loan will be in
                                      a lockout period, followed by a
                                      defeasance period.

                                      S-30

                                For more information regarding the prepayment
                                protection of the mortgage loans included in
                                loan group 1 and loan group 2, see Annex A-3 to
                                this prospectus supplement.

                                Defeasance generally permits the related
                                borrower to substitute direct non-callable U.S.
                                Treasury obligations or other non-callable
                                government securities for the related mortgaged
                                property as collateral for the mortgage loan.
                                Defeasance may not occur prior to the second
                                anniversary of the date of initial issuance of
                                the certificates.

                                The mortgage loans specify a period of time
                                immediately prior to the stated maturity date
                                during which there are no restrictions on
                                voluntary prepayment. Generally, all of the
                                mortgage loans permit voluntary prepayment
                                without the payment of a yield maintenance
                                charge for the final one to seven scheduled
                                payments (including the scheduled payment on
                                the stated maturity date).

                                All of the mortgage loans that permit
                                prepayments require that the prepayment be made
                                on the due date or, if on a different date,
                                that any prepayment be accompanied by the
                                interest that would be due on the next due
                                date.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information,"
                                and "--Certain Terms and Conditions of the
                                Mortgage Loans--Defeasance; Collateral
                                Substitution" in this prospectus supplement.

                                In addition, certain events may result in the
                                involuntary prepayment of all or a portion of a
                                mortgage loan. Such events include:

                                 o a casualty or condemnation of a related
                                   mortgaged property,

                                 o the repurchase of such mortgage loan from
                                   the trust by the related mortgage loan
                                   seller due to the breach of a representation
                                   or warranty or a document defect,

                                 o the purchase of such mortgage loan from the
                                   trust by the holder of a related subordinate
                                   note, and

                                 o the failure by the related borrower to meet
                                   certain performance criteria in order to
                                   prevent the application of certain escrows
                                   and/or letters of credit to pay down the
                                   principal balance of such mortgage loan.

                                See "Risk Factors--Risks Relating to
                                Prepayments and Repurchases" in this prospectus
                                supplement.

The 125 West 55th Street
Mortgage Loan................   With respect to the 125 West 55th Street
                                mortgage loan (identified as Loan No. 6 on Annex
                                A-1 to this prospectus supplement), representing
                                approximately 2.68% of the aggregate principal
                                balance of the pool of mortgage loans as of

                                      S-31

                                the cut-off date (or approximately 3.54% of the
                                aggregate principal balance of loan group 1 as
                                of the cut-off date), the related mortgaged
                                property also secures three other pari passu
                                loans (with unpaid principal balances as of the
                                cut-off date of $50,000,000, $50,000,000 and
                                $50,000,000, respectively). The 125 West 55th
                                Street pari passu loans are currently held by
                                German American Capital Corporation, one of the
                                mortgage loan sellers, and may be sold or
                                further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement).

                                See "Description of the Mortgage Pool--The 125
                                West 55th Street Mortgage Loan" in this
                                prospectus supplement.

                                The 125 West 55th Street mortgage loan and the
                                related pari passu loans will be serviced and
                                administered pursuant to the pooling and
                                servicing agreement.

                                See "Servicing of the Mortgage Loans--Rights of
                                the Holders of the 125 West 55th Street Pari
                                Passu Loans" in this prospectus supplement.
The Non-Serviced
 Mortgage Loans...............  The General Motors Building mortgage loan is comprised of two pari passu mortgage notes, each
                                with an outstanding principal balance as of the
                                cut-off date of $82,500,000. References to the
                                "General Motors Building mortgage loan" in this
                                prospectus supplement shall refer to the
                                aggregate indebtedness under both mortgage
                                notes. With respect to the General Motors
                                Building mortgage loan (identified as Loan No. 1
                                on Annex A-1 to this prospectus supplement),
                                representing approximately 8.85% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 11.68% of the aggregate principal
                                balance of loan group 1 as of the cut-off date),
                                the related mortgaged property also secures four
                                other pari passu loans (with unpaid principal
                                balances as of the cut-off date of $260,000,000,
                                $180,000,000, $54,500,000 and $54,500,000,
                                respectively) and one subordinate loan (with an
                                unpaid principal balance as of the cut-off date
                                of $86,000,000. The General Motors Building pari
                                passu loan with a balance of $260,000,000 and
                                such subordinate loan are currently assets of
                                the securitization trust related to the COMM
                                2005-LP5 Commercial Mortgage Pass-Through
                                Certificates. The remaining three General Motors
                                Building pari passu loans are currently held by
                                German American Capital Corporation, one of the
                                mortgage loan sellers, and may be sold or
                                further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement). See "Description of
                                the Mortgage Pool--The General Motors Building
                                Mortgage Loan" in this prospectus supplement.

                                With respect to the Loews Miami Beach mortgage
                                loan (identified as Loan No. 3 on Annex A-1 to
                                this prospectus supplement), representing
                                approximately 4.02% of the aggregate principal
                                balance of the pool of mortgage loans as of

                                      S-32

                                the cut-off date (or approximately 5.30% of the
                                aggregate principal balance of loan group 1 as
                                of the cut-off date), the related mortgaged
                                property also secures two other pari passu
                                loans (with unpaid principal balances as of the
                                cut-off date of $49,937,277 and $24,968,639,
                                respectively). The Loews Miami Beach pari passu
                                loan with a balance of $49,937,277 is currently
                                an asset of the securitization trust related to
                                the COMM 2005-LP5 Commercial Mortgage
                                Pass-Through Certificates. The remaining Loews
                                Miami Beach pari passu loan is currently held
                                by German American Capital Corporation, one of
                                the mortgage loan sellers and may be sold or
                                further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement). See "Description of
                                the Mortgage Pool--The Loews Miami Beach
                                Mortgage Loan" in this prospectus supplement.

                                With respect to the Wellpoint Office Tower
                                mortgage loan (identified as Loan No. 16 on
                                Annex A-1 to this prospectus supplement),
                                representing approximately 1.28% of the
                                aggregate principal balance of the pool of
                                mortgage loans as of the cut-off date (or
                                approximately 1.69% of the aggregate principal
                                balance of loan group 1 as of the cut-off
                                date), the related mortgaged property also
                                secures two other pari passu loans (with unpaid
                                principal balances as of the cut-off date of
                                $35,874,753 and $24,913,023, respectively). The
                                Wellpoint Office Tower pari passu loan with a
                                balance of $35,874,753 is currently an asset of
                                the securitization trust related to the COMM
                                2005-LP5 Commercial Mortgage Pass-Through
                                Certificates. The remaining Wellpoint Office
                                Tower pari passu loan is currently held by
                                German American Capital Corporation, one of the
                                mortgage loan sellers and may be sold or
                                further divided at any time (subject to
                                compliance with the terms of the related
                                intercreditor agreement).

                                See "Description of the Mortgage Pool--The
                                Wellpoint Office Tower Loan" in this prospectus
                                supplement.

                                The General Motors Building mortgage loan, the
                                Loews Miami Beach mortgage loan, the Wellpoint
                                Office Tower mortgage loan, the related pari
                                passu loans and the related subordinate loan
                                will be serviced and administered pursuant to
                                the pooling and servicing agreement relating to
                                the COMM 2005-LP5 Commercial Mortgage
                                Pass-Through Certificates, which contains
                                servicing provisions substantially similar to,
                                but not necessarily identical with, the
                                provisions of the pooling and servicing
                                agreement under which the Series 2005-C2
                                certificates are to be issued. In that regard,

                                 o Wells Fargo Bank, N.A., which is the trustee
                                   under the COMM 2005-LP5 pooling and
                                   servicing agreement, will, in that capacity,
                                   be the mortgagee of record with respect to
                                   the respective mortgaged properties securing
                                   the General Motors Building mortgage loan,
                                   the Loews Miami Beach

                                      S-33

                                   mortgage loan and the Wellpoint Office Tower
                                   mortgage loan;

                                 o Midland Loan Services, Inc., which is the
                                   master servicer under the COMM 2005-LP5
                                   pooling and servicing agreement, will, in
                                   that capacity, be the master servicer for
                                   the General Motors Building mortgage loan,
                                   the Loews Miami Beach mortgage loan and the
                                   Wellpoint Office Tower mortgage loan;
                                   however, advances of delinquent payments
                                   with respect to the General Motors Building
                                   mortgage loan, the Loews Miami Beach
                                   mortgage loan and the Wellpoint Office Tower
                                   mortgage loan will be made by the master
                                   servicer or the trustee, as applicable, in
                                   accordance with the provisions of the
                                   pooling and servicing agreement under which
                                   the Series 2005-C2 certificates are issued;
                                   and

                                 o LNR Partners, Inc., which is the special
                                   servicer of the General Motors Building
                                   mortgage loan, the Loews Miami Beach
                                   mortgage loan and the Wellpoint Office Tower
                                   mortgage loan under the COMM 2005-LP5
                                   pooling and servicing agreement, will, in
                                   that capacity, be the special servicer for
                                   the General Motors Building mortgage loan,
                                   the Loews Miami Beach mortgage loan and the
                                   Wellpoint Office Tower mortgage loan.

                                See "Servicing of the Mortgage Loans--Servicing
                                of the Non-Serviced Mortgage Loans" in this
                                prospectus supplement.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates (other than the Class
                                X-P certificates) will be offered in minimum
                                denominations of $10,000 initial principal
                                amount. The Class X-P certificates will be
                                offered in minimum denominations of $1,000,000
                                initial notional amount. Investments in excess
                                of the minimum denominations may be made in
                                multiples of $1.
Registration, Clearance
 and Settlement................  Each class of offered certificates will be registered in the name of Cede & Co., as nominee
                                of The Depository Trust Company, or DTC.

                                You may hold your offered certificates through:
                                (1) DTC in the United States; or (2)
                                Clearstream Banking, societe anonyme or
                                Euroclear Bank, S.A./N.V., operator of the
                                Euroclear System in Europe. Transfers within
                                DTC, Clearstream Banking, societe anonyme or
                                Euroclear Bank, S.A./N.V. will be made in
                                accordance with the usual rules and operating
                                procedures of those systems.

                                All or any portion of the certificates offered
                                to you may be converted to definitive
                                certificates and reissued to beneficial owners
                                or their nominees, rather than to The
                                Depository Trust Company or its nominee, if we
                                notify The Depository Trust

                                      S-34

                                Company of our intent to terminate the
                                book-entry system and, upon receipt of notice
                                of such intent from The Depository Trust
                                Company, the participants holding beneficial
                                interests in the certificates agree to initiate
                                such termination.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this prospectus
                                supplement and in the prospectus.

Information Available to
Certificateholders...........   On each distribution date, the trustee will
                                prepare and make available to each
                                certificateholder of record, initially expected
                                to be Cede & Co., a statement as to the
                                distributions being made on that date.
                                Additionally, under certain circumstances,
                                certificateholders of record may be entitled to
                                certain other information regarding the trust.

                                See "Description of the Certificates--Reports
                                to Certificateholders; Certain Available
                                Information" in this prospectus supplement.
Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates will be
                                available to you through the following services:

                                 o Bloomberg, L.P.

                                 o the trustee's website at
                                   www.ctslink.com/cmbs.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of
                                mortgage loans remaining in the trust is less
                                than 1% of the aggregate unpaid balance of the
                                mortgage loans as of the cut-off date, certain
                                entities specified in this prospectus supplement
                                will have the option to purchase all of the
                                remaining mortgage loans, at the price specified
                                in this prospectus supplement (and all property
                                acquired through exercise of remedies in respect
                                of any mortgage loan). Exercise of this option
                                will terminate the trust and retire the then
                                outstanding certificates. The trust could also
                                be terminated in connection with an exchange of
                                all the then outstanding certificates (other
                                than the Class R and Class LR certificates),
                                including the Class X-C and Class X-P
                                certificates (provided, however, that the Class
                                A-1 through Class J certificates are no longer
                                outstanding and the aggregate principal balance
                                of the pool of mortgage loans remaining in the
                                trust is less than 1% of the aggregate unpaid
                                balance of the mortgage loans as of the cut-off
                                date), for the mortgage loans remaining in the
                                trust, but all of the holders of such classes of
                                certificates would have to voluntarily
                                participate in such exchange.

                                See "Description of the Certificates--
                                Termination; Retirement of Certificates" in this
                                prospectus supplement and "Description of the
                                Certificates--Termination" in the prospectus.

                                      S-35

Tax Status...................   Elections will be made to treat designated
                                portions of the trust as two separate REMICs--a
                                Lower-Tier REMIC and an Upper-Tier REMIC--for
                                federal income tax purposes.

                                Pertinent federal income tax consequences of an
                                investment in the offered certificates include:

                                 o Each class of offered certificates (and the
                                   Class X-C, Class F, Class G, Class H, Class
                                   J, Class K, Class L, Class M, Class N, Class
                                   O, Class P and Class Q certificates) will
                                   represent "regular interests" in the
                                   Upper-Tier REMIC.

                                 o The offered certificates will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates, other than the Class X-P
                                   certificates, will be issued at a premium
                                   and the Class X-P certificates will be
                                   issued with original issue discount.

                                See "Certain Federal Income Tax Consequences"
                                in this prospectus supplement and in the
                                accompanying prospectus.

ERISA Considerations.........   Subject to important considerations described
                                under "ERISA Considerations" in this prospectus
                                supplement and "Certain ERISA Considerations" in
                                the accompanying prospectus, the offered
                                certificates are eligible for purchase by
                                persons investing assets of employee benefit
                                plans or individual retirement accounts.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" within the meaning
                                of the Secondary Mortgage Market Enhancement Act
                                of 1984, as amended. If your investment
                                activities are subject to legal investment laws
                                and regulations, regulatory capital requirements
                                or review by regulatory authorities, then you
                                may be subject to restrictions on investment in
                                the offered certificates. You should consult
                                your own legal advisors for assistance in
                                determining the suitability of and consequences
                                to you of the purchase, ownership and sale of
                                the offered certificates.

                                See "Legal Investment" in this prospectus
                                supplement and in the accompanying prospectus.

                                      S-36

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the
                                following ratings from Standard and Poor's
                                Ratings Services, a division of The McGraw-Hill
                                Companies, Inc. and Fitch, Inc.

                                                              S&P     FITCH
                                                             -----   -------
                                     Class A-1 ...........    AAA      AAA
                                     Class A-2 ...........    AAA      AAA
                                     Class A-3 ...........    AAA      AAA
                                     Class A-AB ..........    AAA      AAA
                                     Class A-4 ...........    AAA      AAA
                                     Class A-1A ..........    AAA      AAA
                                     Class A-J ...........    AAA      AAA
                                     Class X-P ...........    AAA      AAA
                                     Class B .............    AA+      AA+
                                     Class C .............     AA       AA
                                     Class D .............    AA-      AA-
                                     Class E .............     A        A

                                A rating agency may downgrade, qualify or
                                withdraw a security rating at any time. Other
                                rating agencies not requested to rate the
                                offered certificates may nonetheless issue a
                                rating and, if one does, it may be lower than
                                those stated above. The security ratings do not
                                address the frequency of prepayments (whether
                                voluntary or involuntary) of the mortgage
                                loans, the degree to which prepayments might
                                differ from those originally anticipated,
                                default interest or yield maintenance charges,
                                or the tax treatment of the certificates. See
                                "Yield and Maturity Considerations," "Risk
                                Factors" and "Ratings" in this prospectus
                                supplement and "Rating" and "Yield and Maturity
                                Considerations" in the prospectus.

                                See "Ratings" in this prospectus supplement and
                                "Rating" in the prospectus for a discussion of
                                the basis upon which ratings are given and the
                                conclusions that may not be drawn from a
                                rating.

                                      S-37

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New York, California, Texas, Florida and
Georgia, represent approximately 18.57%, 15.29%, 13.27%, 7.97%, and 5.89%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.
In this regard:

    o The largest mortgage loan represents approximately 8.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 11.68% of the aggregate principal balance of loan group 1 as of the cut-off date.

    o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 25.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 33.61% of the aggregate principal balance of loan group 1 as of the cut-off date.

    o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 35.51% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 42.09% of the aggregate principal balance of loan group
      1 as of the cut-off date and 14.94% of the aggregate principal balance of loan group 2 as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks.
In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                                      S-38

                       PROPERTY TYPE CONCENTRATIONS(1)(2)



                                                 AGGREGATE                          % OF           % OF
                                  NO. OF     PRINCIPAL BALANCE       % OF       INITIAL LOAN   INITIAL LOAN
                                 MORTGAGED    OF THE MORTGAGED   INITIAL POOL      GROUP 1       GROUP 2
         PROPERTY TYPE          PROPERTIES       PROPERTIES         BALANCE        BALANCE       BALANCE
------------------------------ ------------ ------------------- -------------- -------------- -------------

Multifamily ..................       73        $  615,311,868        33.01%         11.61%        100.00%
 Multifamily .................       56           528,265,733        28.34           9.49          87.34
 Manufactured Housing ........       17            87,046,135         4.67           2.12          12.66
Office .......................       15           521,873,279        28.00          36.94           0.00
Retail(3) ....................       41           408,338,750        21.90          28.90           0.00
Hotel ........................        9           140,955,916         7.56           9.98           0.00
Self Storage .................       22            99,717,031         5.35           7.06           0.00
Industrial ...................        5            47,173,821         2.53           3.34           0.00
Mixed Use(4) .................        2            30,767,311         1.65           2.18           0.00
                                     --        --------------       ------         ------         ------
TOTAL ........................      167        $1,864,137,976       100.00%        100.00%        100.00%
                                    ===        ==============       ======         ======         ======


----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)   The pool of mortgage loans includes 11 multi-property mortgage loans
      (identified as Loan Nos. 4, 11, 18, 19, 27, 35, 45, 64, 82, 103, and 104
      on Annex A-1 to this prospectus supplement), representing approximately
      11.36% of the Initial Pool Balance (which includes nine mortgage loans in
      Loan Group 1, or approximately 12.20% of the Initial Loan Group 1
      Balance, and two mortgage loans in Loan Group 2, or approximately 8.75%
      of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)   With respect to 37 of such mortgaged properties, representing approximately 19.69% of the Initial Pool Balance (or approximately 25.97%
      of the Initial Loan Group 1 Balance), are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

(4)   Includes office, retail, parking and multifamily.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing community properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class Q certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 1 and 6 on Annex A-1 to this prospectus supplement) represents approximately
11.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 15.22% of the aggregate principal balance of loan group 1 as of the cut-off date).

     Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

                                      S-39

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     With respect to 11 mortgage loans (identified as Loan Nos. 4, 11, 18, 19,
27, 35, 45, 64, 82, 103, and 104 on Annex A-1 to this prospectus supplement), representing approximately 11.36% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes nine mortgage loans in loan group 1, or approximately 12.20% of the aggregate principal balance of such loan group as of the cut-off date, and two mortgage loans in loan group 2, or approximately 8.75% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a state with
"one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER ORGANIZATION CONSIDERATIONS

     The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers'
organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness.
These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS OR MORTGAGE LOANS TO CO-BORROWERS SECURED
BY MULTIPLE MORTGAGED PROPERTIES ENTAIL RISKS

     Three groups of mortgage loans, consisting of six mortgage loans
(identified as Loan Nos. 14, 15, 21, 22, 42, and 43 on Annex A-1 to this prospectus supplement), are cross-collateralized or cross-defaulted. One group consists of two mortgage loans (identified as Loan Nos. 14 and 15 on Annex A-1 to this prospectus supplement) in the aggregate representing 1.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.70% of the aggregate principal balance of loan group 1 as of the cut-off date). The other group consists of two mortgage loans
(identified as Loan Nos. 21 and 22 on Annex A-1 to this prospectus supplement)
in the aggregate representing 1.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.42% of the aggregate principal balance of loan group 1 as of the cut-off date). The last group consists of two mortgage loans (identified as Loan Nos. 42 and 43

                                      S-40

on Annex A-1 to this prospectus supplement) in the aggregate representing 0.72%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.95% of the aggregate principal balance of loan group 1 as of the cut-off date. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     In addition, six mortgage loans (identified as Loan Nos. 11, 19, 35, 64,
82 and 104 on Annex A-1 to this prospectus supplement), representing approximately 4.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 4.59% of the aggregate principal balance of loan group 1 as of the cut-off date and 4.65% of the aggregate principal balance of loan group 2 as of the cut-off date are secured by multiple mortgaged properties and were made to co-borrowers.

     Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

    o was insolvent or was rendered insolvent by such obligation or transfer,

    o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

    o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

    o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

    o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.

ABILITY TO INCUR OTHER DEBT ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "Description of the
Mortgage Pool--General."

     All of the mortgage loans either prohibit future unsecured subordinated debt or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related

                                      S-41

borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage
Pool--General."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender generally has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower.
The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower's initial cure period. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

     While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

     The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

     The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or

                                      S-42

increase the likelihood of a borrower bankruptcy. In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     Most of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, thus requiring a balloon payment on their stated maturity date.

     In addition, (a) 54 of the mortgage loans, representing approximately
39.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 39 mortgage loans in loan group 1, or approximately 39.10% of the aggregate principal balance of such loan group as of the cut-off date, and 15 mortgage loans in loan group 2, or approximately
38.69% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for the first 12 to 60 months of their respective terms, (b) one of the 54 mortgage loans (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.69% of the aggregate principal balance of loan group 1 as of the cut-off date) pays interest only in the 115 to 175 months following the cut-off date and (c) 17 mortgage loans, representing approximately 30.33%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 29.73% of the aggregate principal balance of such loan group as of the cut-off date, and ten mortgage loans in loan group 2, or approximately
32.20% of the aggregate principal balance of such loan group as of the cut-off date), pay interest only for their entire terms.

     In addition, 28 mortgage loans, representing approximately 26.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 14 mortgage loans in loan group 1, or approximately 24.11%
of the aggregate principal balance of such loan group as of the cut-off date, and 14 mortgage loans in loan group 2, or approximately 34.35% of the aggregate principal balance of such loan group as of the cut-off date), have a stated
maturity date of less than 84 months, which in certain cases includes interest only payment periods.

     Ninety-five mortgage loans, representing approximately 58.78% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 75 mortgage loans in loan group 1, or approximately 62.20%
of the aggregate principal balance of such loan group as of the cut-off date, and 20 mortgage loans in loan group 2, or approximately 48.07% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2015.

     Mortgage loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans. This risk is greater because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o the availability of, and competition for, credit for commercial real estate projects;

      o the prevailing interest rates;

      o the fair market value of the related properties;

      o the borrower's equity in the related properties;

      o the borrower's financial condition;

                                      S-43

      o the operating history and occupancy level of the property;

      o reductions in government assistance/rent subsidy programs;

      o the tax laws; and

      o the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT
UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o the adequacy of the property's management and maintenance;

      o the age, design and construction quality of the properties;

      o management's ability to convert an unsuccessful property to an alternate use;

      o perceptions regarding the safety, convenience and attractiveness of the properties;

      o the proximity and attractiveness of competing properties;

      o new construction of competing properties in the same market;

      o increases in operating expenses, including, but not limited to, insurance premium increases;

      o dependence on tenant(s) in a particular business or industry;

      o an increase in the capital expenditures needed to maintain the properties or make improvements;

      o a decline in the financial condition of a major tenant;

      o rent control or rent stabilization laws;

      o an increase in vacancy rates; and

      o a decline in rental rates as leases are renewed or entered into with new tenants.

                                      S-44

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

      o demographic factors;

      o consumer confidence;

      o consumer tastes and preferences; and

      o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o the length of tenant leases;

      o the creditworthiness of tenants;

      o in the case of rental properties, the rate at which new rentals occur;
        and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease, if such tenant exercises an early termination option, if such tenant goes into bankruptcy or if such tenant were to close or, in certain circumstances, fail to open. See "--Retail Properties
Have Special Risks" below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. This interruption of rent payments under the lease may cause there to be insufficient funds available for the borrower to pay debt service on the related mortgage loan.

     Six mortgage loans (identified as Loan Nos. 16, 40, 42, 64, 79, 96 on
Annex A-1 to this prospectus supplement), representing approximately 3.69% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.87% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by one or more mortgaged properties that are leased to a single tenant. In addition, certain mortgaged properties have a tenant that represents a significant portion of the rental income at the mortgaged properties. Most of the leases for such single or significant tenants extend beyond the stated maturity date of the related mortgage loans. See Annex
A-1 for tenant lease expiration dates for the three largest tenants at each mortgaged property. However, certain of these single or significant tenants may have lease termination options prior to the related lease expiration dates.
Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

                                      S-45

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o space in the mortgaged properties could not be leased or re-leased;

      o tenants were unable to meet their lease obligations;

      o a significant tenant were to become a debtor in a bankruptcy case; or

      o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on
Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), such leases may terminate at such tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price. Certain of the mortgaged properties may have tenants that are related to or

                                      S-46

affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     With respect to 12 mortgage loans (identified as Loan Nos. 7, 9, 19, 28,
29, 31, 60, 69, 82, 85, 88, and 98 on Annex A-1 to this prospectus supplement)
representing approximately 9.94% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes eight mortgage loans in loan group 1, or approximately 8.52% of the aggregate principal balance of such loan group as of the cut-off date and four mortgage loans in loan group 2, or approximately 14.38% of the aggregate principal balance of such loan group as of the cut-off date), the borrower is comprised of two or more special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant--in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant--in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of such bankruptcy filing.

     Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

                                      S-47

    o a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

    o the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner, or the tenant--in-common borrower or its constituent owners will be personally liable for losses suffered by the lender, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and
Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Risks Associated with the Absence of or
Inadequacy of Insurance Coverage" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the
United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United
States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 56 multifamily properties, securing approximately 28.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 16 mortgaged properties

                                      S-48

securing approximately 9.49% of the aggregate principal balance of loan group 1 as of the cut-off date, and 40 mortgaged properties securing approximately
87.34% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, appearance and construction quality;

    o local employers, including military bases and colleges, relocating, closing or going out of business;

    o the location of the property, which may become less desirable over time;

    o the ability of management to rent units and provide adequate maintenance and insurance;

    o the services and amenities at the property;

    o the property's reputation;

    o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

    o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

    o the presence of competing properties;

    o the tenant mix, particularly if the tenants are predominantly personnel from or workers related to a local military base or workers from a particular business or industry;

    o the tenant mix, particularly if the tenants are predominantly students, which tenants may cause more damage or "wear and tear" on the property than other tenants, or which tenants may be permitted to enter into leases for less than a full year period, thereby causing the property to experience periods of lower rental income, and which property may be reliant on the financial well-being of the college or university to which it is affiliated or draws tenants from;

    o local competitive conditions;

    o quality of management;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

    o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

    o the length of the term of the lease.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

                                      S-49

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section
8 Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of units within the mortgaged properties.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 15 office properties, securing approximately 28.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 36.94% of the aggregate principal balance of loan group
1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o the physical attributes of the building in relation to competing buildings
      (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

    o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

    o a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

    o the desirability of the area as a business location; and

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See
"--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 41 retail properties, securing approximately 21.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 28.90% of the aggregate principal balance of loan group
1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for

                                      S-50

other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-seven of the mortgaged properties, securing approximately 19.69% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 25.97% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Four of the mortgaged properties, securing approximately 2.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.93% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

      o local competitive conditions;

      o adverse changes in consumer spending;

      o quality of management;

      o physical attributes and quality of the premises; and

      o a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are nine hotel properties securing approximately 7.56% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.98% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

      o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o the construction of competing hotels or resorts;

                                      S-51

      o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

      o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington,
        D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

      o management ability of property managers;

      o desirability of particular locations;

      o location, quality and hotel management company affiliation which affect the economic performance of a hotel; and

      o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     Certain of the mortgage loans secured by a hotel property are affiliated with a franchise company through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

      o the public perception of the franchise or hotel chain service mark; and

      o the duration of the franchise licensing agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.
Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

     No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 22 self storage properties, securing approximately 5.35% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.06% of the aggregate

                                      S-52

principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

      o decreased demand;

      o competition;

      o lack of proximity to apartment complexes or commercial users;

      o apartment tenants moving to single-family homes;

      o decline in services rendered, including security;

      o dependence on business activity ancillary to renting units;

      o age of improvements; or

      o other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are 17 manufactured housing community properties, securing approximately 4.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes seven mortgaged properties securing approximately 2.12% of the aggregate principal balance of loan group 1 as of the cut-off date and ten mortgaged properties securing approximately
12.66% of the aggregate principal balance of loan group 2). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

      o other manufactured housing communities;

      o apartment buildings; and

      o single family homes.

     Other factors may also include:

      o the physical attributes of the manufactured housing community, including its age and appearance;

      o location of the manufactured housing community;

      o the ability of management to provide adequate maintenance and insurance;

      o the type of services or amenities it provides;

      o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

                                      S-53

      o the property's reputation; and

      o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL/WAREHOUSE PROPERTIES HAVE SPECIAL RISKS

     There are five industrial properties, securing approximately 2.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.34% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

      o the quality of tenants;

      o building design and adaptability; and

      o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     Three mortgage loans, representing approximately 2.55% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include three mortgage loans in loan group 1, or approximately 3.36% of the aggregate principal balance of loan group 1 as of the cut-off date) are primarily secured by the related borrower's ownership interest in one or more condominium units.

     The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a

                                      S-54

casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     The Westbrooke Village Apartments and Pine Tree Club Apartments mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement)
representing 1.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.62% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by a condominium property in which the related borrower is the sole owner of all condominium units and has full authority to control the association and the constituency of its board of directors.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

     With respect to one mortgage loan (identified as Loan No. 57 on Annex A-1 to this prospectus supplement), representing approximately 0.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.77% of the aggregate principal balance of loan group 1 as of the cut-off date), a portion of the mortgaged property is secured by the non-residential condominium units in a residential condominium tower (which collateral units include the parking garage, a retail store and a professional office unit). (The other portion of the mortgaged property consists of nine residential apartments in a walk-up apartment building with a ground floor retail suite, located in an adjacent building that is not subject to the condominium regime). The condominium board consists of eight individuals, five of whom are elected by the residential unit owners. The remaining three board seats are controlled by the borrower. Decisions of the condominium board are determined by majority vote.

     With respect to one mortgage loan (identified as Loan No. 39 on Annex A-1 to this prospectus supplement) representing 0.74% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately
0.98% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by a condominium property in which the related borrower is the owner of 166 of 168 residential units in a mixed use property comprised of a total of 186 units, and has the requisite voting rights to control the association and the constituency of its board of directors.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o responding to changes in the local market;

      o planning and implementing the rental structure;

      o operating the property and providing building services;

      o managing operating expenses; and

      o assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      S-55

     Properties such as hotels and self storage facilities, or other properties
(including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     Two of the mortgaged properties (identified as Loan Nos. 20 and 41 on
Annex A-1 to this prospectus supplement), representing approximately 1.80% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.37% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by a lien on the related borrower's leasehold interest in the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease.
Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. Two of the mortgaged properties
(identified as Loan Nos. 26 and 97 on Annex A-1 to this prospectus supplement), representing approximately 1.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.72% of the aggregate principal balance of loan group 1 as of the cut-off date), are partially secured by a lien on the related borrower's leasehold interest in the related real property and by the corresponding fee ownership interest in the property that is subject to the ground lease. See "Certain Legal Aspects of
Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage

                                      S-56

Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2005-C2 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2005-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2005-C2 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2005-C2 non-offered certificates.

     Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers or the special servicer.

     Additionally, the master servicer is an affiliate of the depositor and one of the mortgage loan sellers.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. In the case of one mortgage loan (identified as Loan No.
58 on Annex A-1 to this prospectus supplement), representing 0.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.76% of the aggregate principal balance of loan group 1 as of the cut-off date), an affiliate of a mortgage loan seller has an ownership interest in the owner of the related borrower or properties under certain of the mortgage loans included in

                                      S-57

the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the mortgage loans (other than the
General Motors Building mortgage loan, the Loews Miami Beach mortgage loan and the Wellpoint Office Tower mortgage loan), the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT ACTIONS OF
THE SPECIAL SERVICER OR THE ACTIONS OF THE MASTER SERVICER AND SPECIAL SERVICER
UNDER CERTAIN OTHER POOLING AND SERVICING AGREEMENTS

     The General Motors Building Mortgage Loan

     With respect to the General Motors Building mortgage loan (which consists of two pari passu notes), representing approximately 8.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 11.68% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures four other pari passu loans and one subordinate loan. The General Motors Building mortgage loan and the related pari passu loans and subordinate loan will be serviced under the pooling and servicing agreement relating to the COMM 2005-LP5 Commercial
Mortgage Pass-Through Certificates.

     Prior to the occurrence of a change of control event described under
"Servicing of the Mortgage Loans--Servicing of the Non-Serviced Mortgage
Loans--The General Motors Building Mortgage Loan--Right to Exercise the Rights
of the Directing Certificateholder in the COMM 2005-LP5 Pooling and Servicing
Agreement with Respect to the General Motors Building Whole Loan" in this prospectus supplement, the holders of the subordinate loan (or certain holders of certificates in the securitization to which such note was contributed) will have the right under certain circumstances to advise and direct the master servicer or special servicer, as applicable, under the COMM 2005-LP5 pooling and servicing agreement with respect to various servicing matters affecting the
General Motors Building mortgage loan and the related pari passu loans and subordinate loan and to approve various decisions affecting such loans. Such holders also generally have the right to terminate the special servicer under the COMM 2005-LP5 pooling and servicing agreement and to

                                      S-58

appoint a successor special servicer, except while such holders are affiliates of the related borrower. The holders of the subordinate loan (or their designee) may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

     Following the occurrence of such change of control event, any decision with respect to the General Motors Building loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2005-LP5 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the COMM 2005-LP5 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the General Motors Building mortgage loan and the related pari passu loans, or (ii) if such holders (or their designees)
cannot agree on a course of action within 45 days, the majority certificateholder of the controlling class appointed under the COMM 2005-LP5 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a pari passu or subordinate loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loan and the four other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the two notes included in the General Motors Building mortgage loan represent approximately 23.11% of the aggregate principal balance of the six pari passu senior notes secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the COMM 2005-LP5 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The 125 West 55th Street Mortgage Loan

     With respect to the 125 West 55th Street mortgage loan, representing approximately 2.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.54% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures three other pari passu loans. The 125 West 55th Street mortgage loan and the related pari passu loans will be serviced under the pooling and servicing agreement.

     Any decision with respect to the 125 West 55th Street mortgage loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the 125 West 55th Street mortgage loan and the related pari passu loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 30 days, the directing certificateholder.

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holders of the three other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the 125 West 55th
Street mortgage loan represents approximately 25.00% of the aggregate principal balance of the four pari passu loans secured by the related mortgaged property.
As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     The Loews Miami Beach Mortgage Loan and the Wellpoint Office Tower
Mortgage Loan

     With respect to the Loews Miami Beach mortgage loan, representing approximately 4.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately

                                      S-59

5.30% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures two other pari passu loans.
With respect to the Wellpoint Office Tower mortgage loan, representing approximately 1.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.69% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures two other pari passu loans. The Loews Miami Beach mortgage loan and the Wellpoint Office Tower mortgage loan will each be serviced under the
COMM 2005-LP5 pooling and servicing agreement.

     Any decision with respect to either the Loews Miami Beach mortgage loan or the Wellpoint Office Tower mortgage loan which requires the approval of the controlling class representative under the COMM 2005-LP5 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the COMM 2005-LP5 pooling and servicing agreement and appointing a successor special servicer)
will require the approval of (i) the holders of a majority by principal balance of such mortgage loan and the related pari passu loans, or (ii) if such holders
(or their designees) cannot agree on a course of action within 45 days, the directing certificateholder appointed under the COMM 2005-LP5 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a pari passu loan (or its designee) for having acted solely in its respective interest. The holders of the other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Loews Miami
Beach mortgage loan represents approximately 50.00% of the aggregate principal balance of such mortgage loan and the related pari passu loans and the
Wellpoint Office Tower mortgage loan represents approximately 28.23% of the aggregate principal balance of such mortgage loan and the related pari passu loans. As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the COMM 2005-LP5 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
With respect to any mortgage loan made to multiple borrowers, including cross-collateralized mortgage loans, this risk is increased because each borrower bankruptcy will reinstate the court stay. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and

                                      S-60

that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D.
Ill. March 10, 2000), the United States Bankruptcy Court for the Northern
District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the
Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representation as to the actual rate of payments of principal on the mortgage loans.

     In particular, because the notional amount of the Class X-P certificates is based upon all or a portion of certain of the outstanding certificate balance of the certificates, the yield to maturity on the Class X-P certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recoup the initial investment in the Class X-P certificates.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                      S-61

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o the terms of the mortgage loans;

      o the length of any prepayment lock-out period;

      o special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

      o the level of prevailing interest rates;

      o the availability of mortgage credit;

      o the applicable yield maintenance charges;

      o the master servicer's or special servicer's ability to enforce those charges or premiums;

      o the failure to meet certain requirements for the release of escrows;

      o the occurrence of casualties or natural disasters; and

      o economic, demographic, tax, legal or other factors.

     A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount.
In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See "--Ability to Incur Other Debt Entails Risk" and "Servicing
of the Mortgage Loans--Servicing of the Non-Serviced Mortgage Loans--The
General Motors Building Mortgage Loan--Purchase Option" in this prospectus supplement.

     With respect to five mortgage loans (identified as Loan Nos. 38, 58, 86,
107 and 145 on Annex A-1 to this prospectus supplement), representing approximately 2.02% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 2.67% of the aggregate principal balance of loan group 1 as of the cut-off date, the related borrowers are required to meet

                                      S-62

certain performance criteria in order to prevent the application of certain escrows and/or letters of credit to pay down the principal balance of such mortgage loans. Failure to satisfy such criteria would have the same effect on the offered certificates as a partial prepayment of such mortgage loans in some cases without the payment of a yield maintenance charges or prepayment penalty.
For more information regarding these mortgage loans, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Performance
Escrows and Letters of Credit" and footnotes 5 and 6 to Annex A-1 to this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law.
Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o the aggregate amount of distributions on the offered certificates;

      o their yield to maturity;

      o the rate of principal payments; and

      o their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This situation occurs because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in
the prospectus.

                                      S-63

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above.
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This situation occurs because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class X-C and Class X-P certificates.

     See "Description of the Certificates--Distributions--Priority" and
"--Subordination; Allocation of Collateral Support Deficit and Certificate
Deferred Interest" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments within the 12 month period prior to the cut-off date, including
Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed.
Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

                                      S-64

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example,

      o leaks from storage tanks,

      o on-site spills, and

      o soil and groundwater contamination from dry cleaning operations.

     Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Environmental Risks"
and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the
prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%).
In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the
Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the

                                      S-65

mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the General
Motors Building mortgage loan, the Loews Miami Beach mortgage loan and the
Wellpoint Office Tower mortgage loan under the pooling and servicing agreement relating to the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS ASSOCIATED WITH THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. The mortgaged properties securing approximately 15.29%, 13.27% and 7.97% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately
17.36%, 11.87% and 8.45%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 8.81%, 17.64% and 6.49%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date) are located in California, Texas, and Florida, respectively, areas that have historically been at greater risk regarding acts of nature
(such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers currently maintain or will in the future be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the mortgage loans in the trust) owned by the related borrowers'
affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties.
Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers)
to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program. The Terrorism Risk
Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Treasury Department established procedures for

                                      S-66

the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year.
The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to offer terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism
Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

     In addition, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk
Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Risk Insurance Program terminates on December 31,
2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to ten mortgage loans
(identified as Loan Nos. 24, 52, 65, 100, 101, 109, 112, 122, 135 and 142 on
Annex A-1 to this prospectus supplement), representing approximately 3.76% of the principal balance of the pool as of the cut-off date (or approximately
3.94% of the aggregate principal balance of loan group 1 and approximately
3.17% of the aggregate principal balance of loan group 2 as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a "commercially reasonable"
amount and/or for an amount up to a specified premium cap. In other instances, the insurance policies specifically exclude coverage for acts of terrorism.
Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

    o such insurance is not available at any rate, or

    o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

     Additionally, if the related borrower fails to maintain such insurance
(whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or

                                      S-67

the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in the preceding sentence.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage
Loans--Maintenance of Insurance" in this prospectus supplement.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming"
under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following a casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                      S-68

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
We cannot assure you that litigation will not have a material adverse effect on your investment.

     In addition, with respect to one mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 1.81%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.39% of the aggregate principal balance of loan group 1 as of the cut-off date), Triple Net Properties, LLC ("Triple Net") is the sponsor of the related borrower and an affiliate of Triple Net is the property manager. Triple Net has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities and requested financial information regarding various companies advised by Triple
Net. In public filings made by G REIT, Inc., a public company affiliated with
Triple Net, the company indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of of all public and non-public investment programs

                                      S-69

sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net's program and aggregate portfolio operating results. We cannot assure you that Triple Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of Triple Net. Neither the depositor nor the related mortgage loan seller is aware of any litigation currently pending. We cannot assure you that if litigation were to commence, it would not have a material adverse effect on your certificates.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS"), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-70

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of, with respect to each mortgage loan, the later of May 1, 2005 and the date of origination of such mortgage loan (or in the case of one loan (loan no. 79 on Annex A-1 to this prospectus supplement), May 5, 2005) (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in May
2005. The trust will consist primarily of 142 mortgage loans secured by 167 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately
$1,864,137,976 (the "Initial Pool Balance") subject to a permitted variance of plus or minus 5%. The "Cut-off Date Balance" of any mortgage loan, pari passu loan or subordinate loan will be the unpaid principal balance of that mortgage loan, pari passu loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan
Group 1 will consist of 100 mortgage loans with an aggregate principal balance of $1,412,888,376, representing approximately 75.79% of the Initial Pool
Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 42 mortgage loans with an aggregate principal balance of $451,249,601 (or approximately 74.61% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 65.64% secured by manufactured housing community properties), representing approximately 24.21% of the Initial Pool
Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by one or more promissory notes (each such promissory note or group of related promissory notes, a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien (or, with respect to one mortgage loan, a second mortgage lien):

       (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties; and

       (2) with respect to four mortgaged properties (identified as Loan Nos.
    20, 26, 41 and 97 on Annex A-1 to this prospectus supplement), representing (based on allocated loan amount) approximately 3.10% of the
    Initial Pool Balance (or approximately 4.09% of the Initial Loan Group 1
    Balance), on a leasehold or fee/leasehold estate in a commercial property.

     Each property described in clauses (1) and (2) above is referred to in this prospectus supplement as a "Mortgaged Property."

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least fifteen years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option), unless otherwise specified below under "--Representations and
Warranties, Repurchases and Substitutions." Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of
Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of
Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about May 24, 2005 (the "Closing Date"), GE Commercial Mortgage
Corporation (the "Depositor") will acquire the mortgage loans from General
Electric Capital Corporation ("GECC"), German American Capital Corporation
("GACC") and Bank of America, N.A. ("Bank of America") and, collectively with
GECC and GACC, the "Mortgage Loan Sellers") pursuant to three mortgage

                                      S-71

loan purchase agreements, each dated on or about the Cut-off Date (the
"Purchase Agreements"), between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See
"--The Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a
Mortgage Asset Seller.

     The mortgage loans were originated in the period between November 22, 2004 and May 3, 2005.

     With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and
Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each Mortgage File after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

    o With respect to four mortgage loans (identified as Loan Nos. 1, 3, 6 and
      16 on Annex A-1 to this prospectus supplement), representing approximately 16.83% of the Initial Pool Balance and approximately 22.21%
      of the Initial Loan Group 1 Balance, the related Mortgaged Property or
      Mortgaged Properties also secure one or more pari passu loans and/or one or more subordinate loans. See "--The General Motors Building Mortgage
      Loan," "--The Loews Miami Beach Mortgage Loan," "--The 125 West 55th
      Street Mortgage Loan," and "--The Wellpoint Office Tower Mortgage Loan"
      below.

    o With respect to one mortgage loan (identified as Loan No. 79 on Annex
      A-1 to this prospectus supplement), representing approximately 0.37% of the Initial Pool Balance and approximately 0.49% of the Loan Group 1
      Balance, the related Mortgaged Property also secures a senior mortgage loan that is not a trust fund asset. The terms of the relationship between the senior lender and the trust fund are governed by an intercreditor agreement in which, among other things, the junior lender agreed that upon an event of default with respect to the senior loan, the junior lender will not accept any payments under the junior loan until all obligations of the borrower to the senior lender under the senior loan have been satisfied. See "--The Sun Microsystems Mortgage Loan"
      below.

    o With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.54% of the
      Initial Pool Balance (or approximately 4.67% of the Initial Loan Group 1
      Balance), the related borrower has the one-time right (A) to obtain secured mortgaged indebtedness ("Centro Watt Additional Debt") that will be pari passu with the related mortgage loan or (B) for the direct and/or indirect owners of the borrower to obtain mezzanine indebtedness that will be structurally subordinate to the related mortgage loan. Centro
      Watt Additional Debt is permitted so long as no future mezzanine debt has been obtained in relation to the related mortgage loan and subject to the satisfaction of certain conditions including (i) rating agency confirmation, (ii) the terms of the Centro Watt Additional Debt documents being substantially similar to those of the related mortgage loan documents, (iii) the amount of the Centro Watt Additional Debt

                                      S-72

      not exceeding the amount of the product of 67.5% and the amount of increase, if any, in the appraised value of the related mortgaged properties over $101,400,000, (iv) an aggregate debt service coverage ratio equal to or greater than 1.75x to 1.00x, (v) receipt of a co-lender or an intercreditor agreement acceptable to the mortgagee and the Centro
      Watt Additional Debt lender and (vi) receipt of a REMIC opinion.

    o With respect to the mortgage loan identified as Loan No. 20 on Annex A-1 to this prospectus supplement, representing approximately 1.07% of the
      Initial Pool Balance and approximately 1.42% of the Loan Group 1 Balance, in the event the lender elects to pay down a portion of the Mortgage Loan in connection with a casualty, the borrower has the right to obtain subordinate, secondary financing secured by a pledge of the membership interest in the borrower, or secured by other collateral if approved by the lender, provided any such secondary lender enters into an intercreditor agreement satisfactory to the lender. Funds obtained through this subordinate financing may be used to pay down the outstanding principal balance of the related note, without payment of any penalty or premium.

     All of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged
Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

    o With respect to one mortgage loan (identified as Loan No. 114 on Annex
      A-1 to this prospectus supplement) , representing approximately 0.24% of the Initial Pool Balance (or approximately 1.01% of the Loan Group 2
      Balance), the related borrower has existing unsecured subordinate debt in the amount of $1,203,114 owed to its partners. Such debt has been subordinated to the respective mortgage loan pursuant to a subordination and standstill agreement.

    o With respect to one mortgage loan (identified as Loan No. 18 on Annex
      A-1 to this prospectus supplement), representing approximately 1.23% of the Initial Pool Balance (or approximately 1.62% of the Loan Group 1 balance), the related borrower has existing mezzanine debt in the amount of $2,500,000.

    o With respect to one mortgage loan (identified as Loan No. 66 on Annex
      A-1 to this prospectus supplement), representing approximately 0.48% of the Initial Pool Balance (or approximately 1.97% of the Initial Loan
      Group 2 Balance), the related borrower is permitted to incur subordinate debt subject to the satisfaction of certain conditions including (a) a subordinate lender acceptable to mortgagee in its reasonable discretion,
      (b) a subordination, standstill and intercreditor agreement in form and substance acceptable to mortgagee and the rating agencies, (c) the aggregate principal amount of the subordinate loan not exceeding an amount which when combined with the outstanding principal balance of the related mortgage loan shall not result in (i) a loan-to-value ratio greater than 80% and (ii) a debt service coverage ratio of less than (A)
      1.10x, which calculation shall assume that the related mortgage loan is being amortized over a 30-year period at a mortgage loan constant equal to 6.60%, and (B) 1.40x, based on the actual debt service due under the mortgage loan (with no amortization of the mortgage loan) and based on a loan constant of 5.29% and (d) if required, rating agency "no downgrade"
      confirmation.

    o With respect to one mortgage loan (identified as Loan No. 64 on Annex
      A-1 to this prospectus supplement), representing approximately 0.50% of the Initial Pool Balance (or

                                      S-73

      approximately 0.66% of the Initial Loan Group 1 Balance), the related borrower principal is permitted to make a pledge of its equity interest in the related borrower to secure an operating debt facility of such principal, provided such pledge is also secured by pledges by such principal of its interests in other entities owning all of the real properties owned by such principal.

    o With respect to one mortgage loan (identified as Loan No. 12 on Annex
      A-1 to this prospectus supplement), representing approximately 1.29% of the Initial Pool Balance (or approximately 5.32% of the Initial Loan
      Group 2 Balance), the related borrower is permitted to incur subordinate debt subject to the satisfaction of certain conditions including a loan-to-value ratio not to exceed 90% and a debt service coverage ratio of at least 1.10x (each calculated taking into account the combined mortgage loan and mezzanine loan), the unsecured creditor's entering into a subordination and standstill agreement and rating agency "no downgrade"
      confirmation.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the Mortgage Loan
Sellers have informed us of the following actual or potential mezzanine debt:

    o With respect to the mortgage loan identified as Loan No. 1 on Annex A-1 to this prospectus supplement, representing approximately 8.85% of the
      Initial Pool Balance and approximately 11.68% of the Loan Group 1
      Balance, equity owners of the borrower incurred mezzanine debt from an affiliate of the related Mortgage Loan Seller, with an aggregate balance of $300,000,000, secured by pledges of equity interests in the borrower.

    o With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 5.68% of the
      Initial Pool Balance (or approximately 7.50% of the Initial Loan Group 1
      Balance), the related borrower is permitted to pledge its ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio at least equal to the debt service coverage ratio at closing, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade"
      confirmation.

    o With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.54% of the
      Initial Pool Balance (or approximately 4.67% of the Initial Loan Group 1
      Balance), the related borrower has the one-time right to obtain future mezzanine debt so long as no Centro Watt Additional Debt has been obtained subject to the satisfaction of certain conditions including (i)
      rating agency confirmation, (ii) the amount of the future mezzanine debt not exceeding the amount of the product of 67.5% and the amount of the increase, if any, in the appraised value of the Centro Watt Georgia
      Retail Portfolio Properties over $101,400,000, (iii) an aggregate debt service coverage ratio equal to or greater than 1.75x to 1.00x and (iv)
      receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

    o With respect to the mortgage loan identified as Loan No. 6 on Annex A-1 to this prospectus supplement, representing approximately 2.68% of the
      Initial Pool Balance and approximately 3.54% of the Loan Group 1 Balance, equity owners of the borrower incurred mezzanine debt from an affiliate of the related Mortgage Loan Seller, with an aggregate balance of
      $63,500,000, secured by pledges of equity interests in the borrower.

    o With respect to the common sponsor for the mortgage loans identified as
      Loan No. 1 and Loan No. 6 (such sponsor, the "Portfolio Borrower"), GACC made a loan in the original

                                      S-74

      principal amount of $135,000,000 (having an outstanding balance as of the cut-off date of $50,000,000) (the "Portfolio Loan"), evidenced by a note, and secured by, among other things, pledges of portions of the indirect equity interests in the owners of four separate properties. Two of such properties are the mortgaged properties securing the General Motors
      Building Whole Loan and the 125 West 55th Street Whole Loan, and the
      related equity pledges securing the Portfolio Loan (i) are made by certain of the parents of the mezzanine borrowers so as to be structurally subordinate to the collateral for each of the related mezzanine loans (referred to above) and (ii) in the case of the General
      Motors Building Whole Loan, encumber only the joint venture interests of the Portfolio Borrower and not the joint venture interests of Portfolio
      Borrower's joint venturer. The remaining collateral for the Portfolio
      Loan is unrelated to any of the assets in the Trust Fund. The Portfolio
      Loan is not an asset of the Trust Fund.

    o With respect to one mortgage loan (identified as Loan No. 11 on Annex
      A-1 to this prospectus supplement), representing approximately 1.54% of the Initial Pool Balance (or approximately 2.03% of the Initial Loan
      Group 1 Balance), the related borrower is permitted to pledge its ownership interests to secure mezzanine debt 18 months after the closing date of the related mortgage loan, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed the loan-to-value ratio at closing, an aggregate debt service coverage ratio at least equal to the debt service coverage ratio at closing, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 16 on Annex
      A-1 to this prospectus supplement), representing approximately 1.28% of the Initial Pool Balance and approximately 1.69% of the Loan Group 1
      Balance, the sole member of the borrower is permitted to incur mezzanine debt, subject to the satisfaction of certain conditions, including (i)
      receipt of a "no downgrade" letter from the Rating Agencies, (ii)
      delivery of an acceptable intercreditor agreement and (ii) based on a combined mortgage loan balance and mezzanine loan balance, a DSCR of not less than 1.10x and an aggregate LTV ratio of not greater than 80%.

    o With respect to one mortgage loan (identified as Loan No. 28 on Annex
      A-1 to this prospectus supplement), representing approximately 0.93% of the Initial Pool Balance (or approximately 3.83% of the Loan Group 2
      Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x (based on the greater of a 7.00% mortgage constant or the actual mortgage constant), lender approval of mezzanine loan documents and, if required, rating agency "no downgrade"
      confirmation respecting the removal and replacement of existing control parties.

    o With respect to one mortgage loan (identified as Loan No. 31 on Annex
      A-1 to this prospectus supplement), representing approximately 0.87% of the Initial Pool Balance (or approximately 3.61% of the Loan Group 2
      Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x (based on the greater of a 7.00% mortgage constant or the actual mortgage constant), lender approval of mezzanine loan documents and, if required, rating agency "no downgrade"
      confirmation respecting the removal and replacement of existing control parties.

    o With respect to one mortgage loan (identified as Loan No. 36 on Annex
      A-1 to this prospectus supplement), representing approximately 0.77% of the Initial Pool Balance (or approximately 1.02% of the Initial Loan
      Group 1 Balance), the related borrower is permitted

                                      S-75

      to pledge its ownership interests to secure mezzanine debt, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of not less than 1.20x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 46 on Annex
      A-1 to this prospectus supplement), representing approximately 0.69% of the Initial Pool Balance (or approximately 2.87% of the Loan Group 2
      Balance), the partners of the related Borrower have existing indebtedness in the amount of $2,000,000 owed to a financial institution, and secured by a pledge of limited partnership interests in the Borrower. Any change in the Borrower's general partner is subject to lender's approval and, if required, rating agency "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 51 on Annex
      A-1 to this prospectus supplement), representing approximately 0.66% of the Initial Pool Balance (or approximately 2.71% of the Loan Group 2
      Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x, lender approval of mezzanine loan documents and, if required, rating agency "no downgrade" confirmation respecting the removal and replacement of existing control parties.

    o With respect to one mortgage loan (identified as Loan No. 60 on Annex
      A-1 to this prospectus supplement) , representing approximately 0.55% of the Initial Pool Balance (or approximately 2.28% of the Loan Group 2
      Balance), the related mortgage loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x (based on the greater of a 7.00% mortgage constant or the actual mortgage constant), lender approval of mezzanine loan documents and, if required, rating agency "no downgrade"
      confirmation respecting the removal and replacement of existing control parties.

    o With respect to one mortgage loan (identified as Loan No. 68 on Annex
      A-1 to this prospectus supplement), representing approximately 0.47% of the Initial Pool Balance (or approximately 0.62% of the Initial Loan
      Group 1 Balance), the related borrower is permitted to pledge its ownership interests to secure mezzanine debt 18 months after the closing date of the related mortgage loan, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed the loan-to-value ratio at closing, an aggregate debt service coverage ratio at least equal to the debt service coverage ratio at closing, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 93 on Annex
      A-1 to this prospectus supplement), representing approximately 0.31% of the Initial Pool Balance (or approximately 0.41% of the Initial Loan
      Group 1 Balance), the related borrower is permitted to pledge its ownership interests to secure mezzanine debt 24 months after the closing date of the related mortgage loan, subject to satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 60%, an aggregate debt service coverage ratio of at least 1.70x, acceptable mezzanine loan documents, approval of the mezzanine lender, and rating agency "no downgrade" confirmation.

THE GENERAL MOTORS BUILDING MORTGAGE LOAN

     The mortgage loan identified as Loan No. 1 on Annex A-1 to this prospectus supplement (the "General Motors Building Mortgage Loan"), representing approximately 8.85% of the Initial Pool Balance (or approximately 11.68% of the
Initial Loan Group 1 Balance), is comprised of two pari passu mortgage notes, each with an outstanding principal balance as of the Cut-off Date of
$82,500,000. References to the "General Motors Building Mortgage Loan" in this prospectus supplement shall refer to the aggregate indebtedness under both mortgage notes.

                                      S-76

     With respect to the General Motors Building Mortgage Loan, the related
Mortgaged Property also secures four other pari passu loans (the "General
Motors Building Pari Passu Loans" and, together with the General Motors
Building Mortgage Loan, the "General Motors Building Senior Loans") and one
subordinate loan (the "General Motors Building B Note" or, the "B Note" and,
together with the General Motors Building Senior Loans, the "General Motors
Building Whole Loan"). The General Motors Building Pari Passu Loans have
Cut-off Date Balances of $260,000,000 (the "General Motors Building A-1 Loan"),
$180,000,000, $54,500,000 and $54,500,000, respectively. The General Motors
Building B Note has a Cut-off Date Balance of $86,000,000. The General Motors
Building Mortgage Loan and the General Motors Building Pari Passu Loans have the same interest rate and maturity date. The General Motors Building B Note has the same maturity date as the General Motors Building Senior Loans, and an interest rate of approximately 5.375690697674420% per annum. The General Motors
Building Mortgage Loan is included in the trust. Neither the General Motors
Building Pari Passu Loans nor the General Motors Building B Note are assets of the trust.

     As of the Cut-off Date, the General Motors Building A-1 Loan and the
General Motors Building B Note are owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement relating to the COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates
(the "COMM 2005-LP5 Pooling and Servicing Agreement"). As of the Cut-off Date,
the other General Motors Building Pari Passu Loans are owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement also permits
GACC or an affiliate thereof, so long as it is the holder of a General Motors
Building Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable General Motors Building Pari Passu Loan prior to such amendments.

     The holders of the General Motors Building Senior Loans and the General
Motors Building B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the General Motors
Building Whole Loan and provides, in general, that:

    o if no monetary event of default or other material non-monetary event of default that results in a transfer of the General Motors Building Whole
      Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the General Motors Building
      B Note has cured such monetary event of default or, in the case of a material non-monetary event of default, has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5
      Pooling and Servicing Agreement), the holder of the General Motors
      Building B Note will generally be entitled to receive its scheduled interest payments after the holders of the General Motors Building Senior
      Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the General Motors
      Building Senior Loans and the General Motors Building B Note are repaid as and when required under the COMM 2005-LP5 Pooling and Servicing
      Agreement, and the holders of the General Motors Building Senior Loans and the General Motors Building B Note will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

    o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the General Motors Building B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5 Pooling and Servicing Agreement), the holder of the
      General Motors Building B Note will not be entitled to receive payments of interest until the holders of the General Motors Building Senior Loans receive all accrued interest (to the extent actually collected, after allocating payments to interest on the General Motors

                                      S-77

      Building Whole Loan) and scheduled principal payments due and owing on the General Motors Building Senior Loans, and the holder of the General
      Motors Building B Note will not be entitled to receive payments of principal until the holders of the General Motors Building Senior Loans receive all their outstanding principal in full.

     In addition, the holders of the General Motors Building Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement:

    o the General Motors Building Mortgage Loan and the General Motors
      Building Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;
      and

    o all payments, proceeds and other recoveries on or in respect of the
      General Motors Building Mortgage Loan and the General Motors Building
      Pari Passu Loans will be applied to the General Motors Building Mortgage
      Loan and the General Motors Building Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances
      (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee under the COMM
      2005-LP5 Pooling and Servicing Agreement, the Master Servicer, the
      Special Servicer and the Trustee and any other service providers with respect to the General Motors Building Senior Loans, in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement, the
      Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     The General Motors Building Mortgage Loan will be serviced pursuant to the terms of the COMM 2005-LP5 Pooling and Servicing Agreement. For more information regarding the servicing of the General Motors Building Mortgage
Loan, see "Servicing of the Mortgage Loans--Servicing of the Non-Serviced
Mortgage Loans--The General Motors Building Mortgage Loan" in this prospectus supplement.

THE 125 WEST 55TH STREET MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement) (the "125 West 55th Street Mortgage Loan"), representing approximately 2.68% of the Initial Pool Balance (or approximately
3.54% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures three other pari passu loans (the "125 West 55th Street Pari Passu
Loans" and, together with the 125 West 55th Street Mortgage Loan, the "125 West
55th Street Whole Loan" or, the "Serviced Whole Loan"). The 125 West 55th
Street Pari Passu Loans are referred to in this prospectus supplement as the
"Serviced Pari Passu Loans." The 125 West 55th Street Pari Passu Loans are pari passu in right of payment with the 125 West 55th Street Mortgage Loan and have
Cut-off Date Balances of $50,000,000, $50,000,000 and $50,000,000,
respectively. The 125 West 55th Street Mortgage Loan and the 125 West 55th
Street Pari Passu Loans have the same interest rate and maturity date. Only the
125 West 55th Street Mortgage Loan is included in the trust. The 125 West 55th
Street Pari Passu Loans are not assets of the trust.

     As of the Cut-off Date, the 125 West 55th Street Pari Passu Loans are
beneficially owned by GACC or an affiliate, and may be sold at any time
(subject to compliance with the related intercreditor agreement). The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of one or more 125 West 55th Street Pari Passu Loans, to reallocate the principal of such loan or loans among each other (to the extent so retained) or to such new pari passu loans or to divide such retained mortgage loan or mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the outstanding 125
West 55th Street Pari Passu Loans held by GACC and the new pari passu loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The holders of the 125 West 55th Street Mortgage Loan and the 125 West
55th Street Pari Passu Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 125 West
55th Street Whole Loan. Pursuant to the terms of that intercreditor agreement,

                                      S-78

    o the 125 West 55th Street Mortgage Loan and the 125 West 55th Street Pari
      Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the 125
      West 55th Street Mortgage Loan and/or the 125 West 55th Street Pari Passu
      Loans will be applied to the 125 West 55th Street Mortgage Loan and the
      125 West 55th Street Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the
      Special Servicer and the Trustee and any other service providers with respect to a 125 West 55th Street Whole Loan, in accordance with the terms of the Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     For more information regarding the servicing of the 125 West 55th Street
Mortgage Loan, see "Servicing of the Mortgage Loans--Rights of the Holders of
the 125 West 55th Street Pari Passu Loans" in this prospectus supplement.

THE LOEWS MIAMI BEACH MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) (the "Loews Miami Beach Mortgage Loan"), representing approximately 4.02% of the Initial Pool Balance (or approximately
5.30% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures two other pari passu loans (the "Loews Miami Beach Pari Passu Loans"
and, together with the Loews Miami Beach Mortgage Loan, the "Loews Miami Beach
Whole Loan"). The Loews Miami Beach Pari Passu Loans have Cut-off Date Balances of $49,937,277 (the "Loews Miami Beach A-1 Loan") and $24,968,639 respectively.
The Loews Miami Beach Mortgage Loan and the Loews Miami Beach Pari Passu Loans
have the same interest rate, maturity date and amortization term. The Loews
Miami Beach Mortgage Loan is included in the trust. The Loews Miami Beach Pari
Passu Loans are not assets of the trust.

     As of the Cut-off Date, the Loews Miami Beach A-1 Loan is owned by a commercial mortgage securitization trust created pursuant to the COMM 2005-LP5
Pooling and Servicing Agreement. As of the Cut-off Date, the other Loews Miami
Beach Pari Passu Loans are owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Loews Miami Beach Pari Passu Loan, to sell such loan at any time or to divide such retained loan into one or more "component"
pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the new pari passu loans following such amendments is no greater than the aggregate principal balance of the applicable Loews Miami Beach Pari Passu Loan prior to such amendments.

     The holders of the Loews Miami Beach Mortgage Loan and the Loews Miami
Beach Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Loews Miami Beach
Whole Loan and provides, in general, that:

    o the Loews Miami Beach Mortgage Loan and the Loews Miami Beach Pari Passu
      Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the
      Loews Miami Beach Mortgage Loan and the Loews Miami Beach Pari Passu
      Loans will be applied to the Loews Miami Beach Mortgage Loan and the
      Loews Miami Beach Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee under the COMM 2005-LP5 Pooling and
      Servicing Agreement, the Master Servicer, the Special Servicer and the
      Trustee and any other service providers with respect to the Loews Miami
      Beach Whole Loan, in accordance with the terms of the COMM 2005-LP5
      Pooling and Servicing Agreement, the Pooling and Servicing Agreement or
      any other related pooling and servicing agreement).

                                      S-79

     The Loews Miami Beach Mortgage Loan will be serviced pursuant to the terms of the COMM 2005-LP5 Pooling and Servicing Agreement. For more information regarding the servicing of the Loews Miami Beach Mortgage Loan, see "Servicing
of the Mortgage Loans--Servicing of the Non-Serviced Mortgage Loans--The Loews
Miami Beach Mortgage Loan" in this prospectus supplement.

THE WELLPOINT OFFICE TOWER MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) (the "Wellpoint Office Tower Mortgage Loan" and, together with the General Motors Building Mortgage Loan and the Loews Miami
Beach Mortgage Loan, the "Non-Serviced Mortgage Loans"), representing approximately 1.28% of the Initial Pool Balance (or approximately 1.69% of the
Initial Loan Group 1 Balance), the related Mortgaged Property also secures two other pari passu loans (the "Wellpoint Office Tower Pari Passu Loans" and, together with the Wellpoint Office Tower Mortgage Loan, the "Wellpoint Office
Tower Whole Loan"). The General Motors Building Pari Passu Loans, the 125 West
55th Street Pari Passu Loans, the Loews Miami Beach Pari Passu Loans and the
Wellpoint Office Tower Pari Passu Loans are referred to in this prospectus supplement as the "Pari Passu Loans." The General Motors Building Whole Loan,
the Loews Miami Beach Whole Loan and the Wellpoint Office Tower Whole Loan are
referred to as the "Non-Serviced Whole Loans" and together with the 125 West
55th Street Whole Loan, the "Whole Loans." The Wellpoint Office Tower Pari
Passu Loans have Cut-off Date Balances of $35,874,753 (the "Wellpoint Office
Tower A-1 Loan") and $24,913,023, respectively. The Wellpoint Office Tower
Mortgage Loan and the Wellpoint Office Tower Pari Passu Loans have the same interest rate, maturity date and amortization term. The Wellpoint Office Tower
Mortgage Loan is included in the trust. The Wellpoint Office Tower Pari Passu
Loans are not assets of the trust.

     As of the Cut-off Date, the Wellpoint Office Tower A-1 Loan is owned by a commercial mortgage securitization trust created pursuant to the COMM 2005-LP5
Pooling and Servicing Agreement. As of the Cut-off Date, the other Wellpoint
Office Tower Pari Passu Loans are owned by GACC, one of the Mortgage Loan
Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Wellpoint Office Tower Pari Passu
Loan, to sell such loan at any time or to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated, provided that the aggregate principal balance of the new pari passu loans following such amendments is no greater than the aggregate principal balance of the applicable Wellpoint Office
Tower Pari Passu Loan prior to such amendments.

     The holders of the Wellpoint Office Tower Mortgage Loan and the Wellpoint
Office Tower Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Wellpoint Office
Tower Whole Loan and provides, in general, that:

    o the Wellpoint Office Tower Mortgage Loan and the Wellpoint Office Tower
      Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the
      Wellpoint Office Tower Mortgage Loan and the Wellpoint Office Tower Pari
      Passu Loans will be applied to the Wellpoint Office Tower Mortgage Loan and the Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee under the COMM 2005-LP5 Pooling and Servicing
      Agreement, the Master Servicer, the Special Servicer and the Trustee and
      any other service providers with respect to the Wellpoint Office Tower
      Whole Loan, in accordance with the terms of the COMM 2005-LP5 Pooling and
      Servicing Agreement, the Pooling and Servicing Agreement or any other related pooling and servicing agreement).

     The Wellpoint Office Tower Mortgage Loan will be serviced pursuant to the terms of the COMM 2005-LP5 Pooling and Servicing Agreement. For more information regarding the servicing of

                                      S-80

the Wellpoint Office Tower Mortgage Loan, see "Servicing of the Mortgage
Loans--Servicing of the Non-Serviced Mortgage Loans--The Wellpoint Office Tower
Mortgage Loan" in this prospectus supplement.

THE SUN MICROSYSTEMS MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 79 on Annex A-1 to this prospectus supplement) (the "Sun Microsystems Mortgage Loan")
representing approximately 0.37% of the Initial Pool Balance (or approximately
0.49% of the Initial Loan Group 1 Balance), the related Mortgaged Property also secures a senior mortgage loan in the original principal amount of $22,000,000 that is not a trust fund asset (the "Sun Microsystems Senior Loan," and together with the Sun Microsystems Mortgage Loan, the "Sun Microsystems
Combined Loans"). The holder of the Sun Microsystems Senior Loan is North Fork
Bank, or an assignee of North Fork Bank. The DSCR and LTV Ratio shown for the
Sun Microsystems Mortgage Loan throughout this prospectus supplement are the ratios for the Sun Microsystems Combined Loans. The interest rate on the Sun
Microsystems Mortgage Loan is 8.3600% and the interest rate on the Sun
Microsystems Senior Loan is 5.5000%. Each loan has a maturity date of April 5,
2010. The principal and interest payments due under the Sun Microsystems
Mortgage Loan are constant until October 5, 2005 on which date (after which payments increase annually) the monthly principal payments will increase.
Payments due under the Sun Microsystems Senior Loan remain constant through the loan term. Annex A-10 contains the amortization schedule for the Sun
Microsystems Mortgage Loan.

     The terms of the relationship between the senior lender and the trust fund are governed by an intercreditor agreement (the "Sun Microsystems Intercreditor
Agreement") in which, among other things, the lenders agreed that:

    o upon an event of default with respect to the Sun Microsystems Senior
      Loan, the holder of the Sun Microsystems Mortgage Loan will not accept any payments under the Sun Microsystems Mortgage Loan until all obligations of the borrower to the senior lender under the Sun
      Microsystems Senior Loan have been satisfied;

    o upon a default of the Sun Microsystems Mortgage Loan the holder of this mortgage loan may enforce its rights against the borrower provided certain conditions are satisfied, including, the cure of any monetary defaults under the senior loan documents and continued satisfaction of the payments due under the Sun Microsystems Senior Loan;

    o upon the acceleration, commencement of Enforcement Action (as defined in the Sun Microsystems Intercreditor Agreement) or if the Sun Microsystems
      Senior Loan is an asset in a securitization and such loan is a "specially serviced mortgage loan" under the terms of the applicable pooling and servicing agreement, subject to certain conditions specified in the Sun
      Microsystems Intercreditor Agreement, the holder of the Sun Microsystems
      Mortgage Loan has the right to purchase the Sun Microsystems Senior Loan from the holder of that loan;

    o if, for any reason, the lease terminates and the senior lender consents to a replacement tenant, this will not constitute a default under the Sun
      Microsystems Mortgage Loan and any shortfall in the monthly debt service on the Sun Microsystems Mortgage Loan resulting from such replacement lease shall accrue and be added to the outstanding principal balance of the Sun Microsystems Mortgage Loan; and

    o prior to the senior lender commencing any Enforcement Action (as defined in the Sun Microsystems Intercreditor Agreement) the senior lender is required to provide written notice of the default to the holder of the
      Sun Microsystems Mortgage Loan and the holder of the Sun Microsystems
      Mortgage Loan will have an opportunity to cure the default, subject to the terms and conditions specified in the Sun Microsystems Intercreditor
      Agreement (with respect to a monetary default, until 5 business days after the later of notice from the senior lender of the default and the expiration of the borrower's cure period).

                                      S-81

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of two mortgage loans (identified as Loan Nos. 1 and 6 on Annex A-1 to this prospectus supplement), representing approximately
11.53% of the Initial Pool Balance (or approximately 15.22% of the Initial Loan
Group 1 Balance).

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 8.85% of the
Initial Pool Balance (or 11.68% of the Initial Loan Group 1 Balance or 7.98% of
the Initial Loan Group 2 Balance).

     The following table sets forth information regarding the ten largest mortgage loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 35.51% of the Initial Pool Balance.

           TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS



                                                                                 % OF
                            NUMBER      NUMBER       AGGREGATE       % OF     APPLICABLE
         MORTGAGE             OF          OF          CUT-OFF      INITIAL   INITIAL LOAN
      LOAN OR CROSS-       MORTGAGE    MORTGAGED        DATE         POOL        GROUP
   COLLATERALIZED GROUP      LOANS    PROPERTIES      BALANCE      BALANCE      BALANCE
------------------------- ---------- ------------ --------------- --------- --------------

General Motors
 Building ...............      1           1       $165,000,000      8.85%       11.68%
Fountain Place
 Office .................      1           1        105,932,000      5.68%        7.50%
Loews Miami
 Beach ..................      1           1         74,905,916      4.02%        5.30%
Centro Watt
 Georgia Retail
 Portfolio ..............      1           3         66,000,000      3.54%        4.67%
401 Fifth Avenue ........      1           1         63,040,000      3.38%        4.46%
125 West 55th
 Street .................      1           1         50,000,000      2.68%        3.54%
Metroplex Retail
 Center .................      1           1         36,000,000      1.93%        2.55%
Wellington
 Meadows
 Apartments .............      1           1         36,000,000      1.93%        7.98%
Chatsworth
 Business Park ..........      1           1         33,750,000      1.81%        2.39%
Jefferson Commons........      1           1         31,400,000      1.68%        6.96%
                               -           -       ------------     -----
TOTAL / WEIGHTED
 AVERAGES ...............     10          12       $662,027,916     35.51%
                              ==          ==       ============     =====

                                              STATED
         MORTGAGE                           REMAINING                    CUT-OFF    LTV RATIO
      LOAN OR CROSS-          MORTGAGE        TERMS                     DATE LTV       AT
   COLLATERALIZED GROUP         RATE          (MOS.)       DSCR(1)      RATIO(1)   MATURITY(1)
------------------------- ---------------- ----------- --------------- ---------- ------------

General Motors
 Building ...............       5.242%(2)       57         2.38x          43.27%      43.27%
Fountain Place
 Office .................       4.955%          79         1.97x          67.05%      67.05%
Loews Miami
 Beach ..................       4.766%         119         2.27x          58.75%      47.99%
Centro Watt
 Georgia Retail
 Portfolio ..............       5.288%         119         1.77x          65.09%      65.09%
401 Fifth Avenue ........       5.459%         118         1.20x          80.00%      70.76%
125 West 55th
 Street .................       5.743%(2)       58         1.58x          64.52%      64.52%
Metroplex Retail
 Center .................       5.330%         118         1.29x          80.00%      71.32%
Wellington
 Meadows
 Apartments .............       5.235%         119         1.20x(3)       78.26%      72.43%
Chatsworth
 Business Park ..........       5.372%          59         1.31x          74.01%      70.97%
Jefferson Commons........       5.120%          83         1.80x          60.38%      60.38%
                                --------       ---         ---------      -----       -----
TOTAL / WEIGHTED
 AVERAGES ...............       5.211%          88         1.86X          62.38%      59.34%


----------
(1)   With respect to the Mortgage Loans identified as Loan No. 1, Loan No. 3 and Loan No. 6, the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR and LTV Ratios and with respect to the General Motors Building Mortgage Loan, the principal balance of the related B Note is not included in the calculation of the DSCR and LTV
      Ratios.

(2)   With respect to the Mortgage Loans identified as Loan No. 1 and Loan No.
      6, the interest rate used in this calculation is 5.2420% and 5.7433%, respectively, which interest rate reflects the average interest rate for the first 12 payment dates after the cut-off date. The interest rates for these mortgage loans will vary throughout the respective loan terms and are set forth on Annex A-6 and A-8, respectively.

(3)   The DSCR reflects the threshold at which a recourse guaranty provided by the sponsor will be released. The actual calculated underwritten DSCR during the current interest only period is 1.26x and during the amortizing period is 1.01x.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     141 mortgage loans, representing 99.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 99 mortgage loans in loan group 1, or approximately 99.51% of the aggregate principal balance of such loan group as of the cut-off date,

                                      S-82

and 42 mortgage loans in loan group 2, or approximately 100.00% of the aggregate principal balance of such loan group as of the cut-off date), provide for scheduled payments of principal and/or interest due on the first day of each month. One mortgage loan (identified as Loan No. 79), representing 0.37%
of the aggregate principal balance of the pool of mortgage loans or 0.49% of the aggregate principal balance of loan group 1 as of the cut-off date, provides for scheduled payments of principal and/or interest due on the fifth day of each month with a five day grace period. The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS


                                                                     % OF THE       % OF THE
                    NO. OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                   MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
   GRACE PERIOD      LOANS       MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
----------------- ---------- --------------------- -------------- -------------- -------------

0 Days ..........       2        $  171,932,000          9.22%         12.17%          0.00%
5 Days ..........     135         1,453,426,674         77.97          70.93         100.00
6 Days ..........       2           215,000,000         11.53          15.22           0.00
7 Days ..........       2            14,437,495          0.77           1.02           0.00
10 Days .........       1             9,341,808          0.50           0.66           0.00
                      ---        --------------        ------         ------         ------
TOTAL ...........     142        $1,864,137,976        100.00%        100.00%        100.00%
                      ===        ==============        ======         ======         ======


     Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     The mortgage loans (other than the General Motors Building Mortgage Loan and the 125 West 55th Street Mortgage Loan) bear interest at fixed rates. The interest rates for the General Motors Building Mortgage Loan and the 125 West
55th Street Mortgage Loan will vary throughout their respective loan terms. The interest rates for the General Motors Building Mortgage Loan are set forth on
Annex A-6. The interest rates for the 125 West 55th Street Mortgage Loan are set forth on Annex A-8.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis") as set forth in the following table:


                                                                            % OF THE       % OF THE
                           NO. OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                          MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
 INTEREST ACCRUAL BASIS     LOANS       MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
------------------------ ---------- --------------------- -------------- -------------- -------------

Actual/360 .............     138        $1,627,258,548         87.29%         83.23%        100.00%
30/360 .................       4           236,879,428         12.71          16.77           0.00
                             ---        --------------        ------         ------         ------
TOTAL ..................     142        $1,864,137,976        100.00%        100.00%        100.00%
                             ===        ==============        ======         ======         ======


   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPE


                                                                                      % OF THE       % OF THE
                                     NO. OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                                    MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
       TYPE OF AMORTIZATION           LOANS       MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
---------------------------------- ---------- --------------------- -------------- -------------- -------------

Partial IO, Balloon Loans(1) .....      54        $  726,948,230         39.00%         39.10%         38.69%
Interest Only Loans ..............      17           565,364,161         30.33          29.73          32.20
Amortizing Balloon Loans .........      69           558,566,157         29.96          30.23          29.12
Fully Amortizing Loans(2) ........       2            13,259,428          0.71           0.94           0.00
                                        --        --------------        ------         ------         ------
TOTAL ............................     142        $1,864,137,976        100.00%        100.00%        100.00%
                                       ===        ==============        ======         ======         ======


----------
(1)   The interest only period for these loans range for the first 12 to 60 scheduled payments of their respective loan terms. Includes the mortgage loan identified as Loan No. 16 on Annex A-1 to the prospectus supplement, representing

                                      S-83

      approximately 1.28% of the Initial Pool Balance (or approximately 1.69% of the Initial Loan Group 1 Balance), that requires interest only payments in the 115 to 175 months following the Cut-off Date. For the amortization schedule related to this mortgage loan, see Annex A-9 in this prospectus supplement.

(2)   With respect to the mortgage loan identified as Loan No. 79 on Annex A-1 to the prospectus supplement, representing approximately 0.37% of the
      Initial Pool Balance (or approximately 0.49% of the Initial Loan Group 1
      Balance), the rate of amortization will increase over the mortgage Loan term as the debt service payments due under the mortgage loan increase, as set forth on Annex A-10. In addition, for any fully amortizing loan that accrues interest on an actual/360 basis, there may a de minimis amount outstanding on the final maturity date.

     Prepayment Provisions. Except as described in footnote (2) below, each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

                  OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION


                                                                                           % OF THE       % OF THE
                                          NO. OF    AGGREGATE PRINCIPAL     % OF THE     INITIAL LOAN   INITIAL LOAN
                                         MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
         PREPAYMENT PROTECTION             LOANS       MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
--------------------------------------- ---------- --------------------- -------------- -------------- -------------

Lockout period followed by
 Defeasance ...........................     130        $1,633,369,841         87.62%         86.54%         91.00%
Lockout period followed by
 prepayment subject to Yield
 Maintenance Charge(1) ................      11           223,888,707         12.01          12.97           9.00
Prepayment subject to Yield
 Maintenance followed by Lockout
 period followed by Defeasance(2) .....       1             6,879,428          0.37           0.49           0.00
                                            ---        --------------        ------         ------         ------
TOTAL .................................     142        $1,864,137,976        100.00%        100.00%        100.00%
                                            ===        ==============        ======         ======         ======


----------
(1)   Included here is one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 5.68% of the Initial Pool Balance (or approximately 7.50%
      of the Initial Loan Group 1 Balance), pursuant to which the related loan agreement gives the borrower, under certain circumstances, the option of choosing either yield maintenance or defeasance.

(2)   With respect to one mortgage loan identified as Loan No. 79 on Annex A-1 to this prospectus supplement, representing approximately 0.37% of the
      Initial Pool Balance (or approximately 0.49% of the Initial Loan Group 1
      Balance) the borrower has a right to prepay the mortgage loan in full with yield maintenance in the event the sole tenant at the mortgaged property exercises a purchase option permitted under the terms of the related lease. The purchase price required to exercise the option is
      $39,015,598. The purchase option is exercisable by the tenant until
      October 1, 2005, however, the tenant has until October 1, 2006 to deliver the purchase price to the borrower and effectuate the purchase.
      Thereafter the loan will be in a lockout period, followed by a defeasance period.

     "Yield Maintenance Charge" means an amount calculated generally in accordance with the Int Diff (BEY), Int Diff (MEY), Int Diff (MEY)-G, NPV (MEY)
or NPV (BEY) method for the applicable loans as indicated in the following definition of such terms.

    o "Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
      (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

                                   1-(1+r)-n
                                   ---------
                                       r

      where "r" is equal to the Yield Rate and "n" is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Loan. As used in this definition, "Yield Rate" means the yield rate for the specified
      United States Treasury security, as reported in The Wall Street Journal on

                                      S-84

      the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents. Loan No. 34 has been assumed to be included in this category for purposes of Annex A-1 to this prospectus supplement.

    o "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one percent (1%) of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment
      Calculation Date of a series of monthly payments over the remaining term of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the
      Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield. The
      "Prepayment Calculation Date" means, as applicable, the date on which (i)
      Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan). Loan Nos. 12 and 93 have been assumed to be in this category for purposes of Annex A-1 to this prospectus supplement.
      With respect to Loan No. 12, the yield maintenance premium will be calculated as described above but the Reinvestment Yield will mean the yield rate for the specified United States Treasury security as described above, converted to monthly compounded nominal yield plus 50 basis points.

    o "Int Diff (MEY) - G" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of: (a) 1% of the principal amount being prepaid, or (b) the sum of the present value on the date of prepayment, discounted using the Replacement Treasury Rate converted to a monthly equivalent yield, of the Monthly Interest Shortfalls for the remaining terms of the mortgage loan. For purposes of this definition:

      o "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal the product of (i)
        the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

      o "Prepayment Percentage" means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for scheduled amortization.

      o "Replacement Treasury Rate" means, the yield calculated by linear interpolation (rounded to one thousandth of one percent (i.e., 0.001%))
        of the yields, as reported in Federal Reserve Statistical Release
        H.15-Selected Interest Rates under the heading U.S. Government
        Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted
        Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement
        Treasury Rate.

      o "Weighted Averaged Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii)
        adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12. Loan Nos.
        24, 52, 98, 110, 114 and 138 have been assumed to be included in this category for purposes of Annex A-1 to this prospectus supplement.

                                      S-85

    o "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any balloon payment) determined by discounting such payments at a discount rate based on a Replacement
      Treasury Rate converted to a monthly compounded nominal yield as provided in the underlying note less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment). Replacement Treasury Rate means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H-15-Selected Interest
      Rates under the heading U.S. Government Securities/Treasury Constant
      Maturities for the week ending prior to the prepayment date, of U.S.
      Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the Maturity Date of the mortgage loan. In the event
      Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate. Loan No. 16 has been assumed to be included in this category for purposes of Annex A-1 to this prospectus supplement. With respect to Loan No. 16, the yield maintenance premium will be calculated as described above, but the
      Replacement Treasury Rate will mean the yield rate for the specified
      United States Treasury security as described above plus 100 basis points, converted to a monthly compounded nominal yield.

    o "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related
      Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying note, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan. Loan Nos. 2 and 79 have been assumed to be included in this category for purposes of Annex A-1 to this prospectus supplement. With respect to Loan No. 2, the yield maintenance premium will be calculated as described above, but based on an assumption that the loan prepays on the third payment date prior to the maturity date for such loan and using a discount rate equal to 50 basis points plus the treasury rate provided in the underlying note.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of
Yield Maintenance Charges."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments
(including the scheduled payment on the stated maturity date) (or in the case of Loan Nos. 91 and 134, the final 37 and 25 scheduled payments, respectively).
All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield
Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield
Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of
Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the prospectus.

                                      S-86

     Defeasance; Collateral Substitution. With respect to one mortgage loan
(identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.54% of the Initial Pool Balance (or approximately
4.67% of the Initial Loan Group 1 Balance), the related borrower is permitted to substitute one of the related mortgaged properties for another retail shopping center property of like kind and quality provided certain conditions are satisfied, including, but not limited to: (A) that the substitute property has an appraised value of 105% of the greater of the appraised value of the property to be released as of the closing date of the related loan and the appraised value of the property to be released immediately preceding the substitution, (B) an aggregate loan-to-value ratio of the properties subject to the lien of the related loan after the substitution not greater than the aggregate loan-to-value ratio of the properties subject to the lien of the related loan as of the closing date of the related loan, (C) net operating income will be 105% of the net operating income of the released property, (D)
the aggregate value of all released properties will not exceed 35% of the aggregate value of all the properties subject to the lien of the related loan as of the closing date of the related loan and (E) delivery of a rating agency confirmation. Two mortgage loans, representing approximately 4.67% of the
Initial Pool Balance (which includes one mortgage loan in Loan Group 1, or
4.67% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group
2, or 4.65% of the Initial Loan Group 2 Balance), permits the applicable borrower on any due date after a specified period (the "Defeasance Lock-out
Period") and prior to the open prepayment period before maturity of the related mortgage loan to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lock-out Period for
each mortgage loan is at least two years after the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the
    "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or in certain cases, the first day of the open period) and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment due on the related balloon date, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or other governmental securities; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations or other government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower or the Mortgage Loan Seller (or, if the borrower or the Mortgage Loan
Seller is not required to do so under the mortgage loan documents, the Master
Servicer will establish or designate such successor) will assume all of the obligations of a borrower remaining after such original borrower exercises a
Defeasance Option under a mortgage loan and the original borrower will be relieved of its obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan,

                                      S-87

a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In addition to a release in connection with a full or partial defeasance, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

     Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. See footnotes 5 and 6 to Annex A-1 in this prospectus supplement for more information regarding these mortgage loans. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred or encumbered without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above and
"--Representations and Warranties; Repurchases and Substitutions" below.

     The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the
Non-Serviced Mortgage Loans) containing a "due-on-sale" clause (including sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners) to either:

     o accelerate the payments on those mortgage loans,

     o withhold its consent to any such sale or transfer or

     o in the case of a mortgage loan that may be transferred or assumed without the consent of the mortgagee upon the satisfaction of certain conditions, to determine whether such conditions have been satisfied,

in each case, in a manner that is consistent with the Servicing Standard;
provided, however, that with respect to the mortgage loans that were sold to the depositor by GECC and GACC and that are not Specially Serviced Mortgage
Loans, the Master Servicer shall be entitled to process the related requests from the borrowers and to make the initial determination of the matters described above, subject to the right of the Special Servicer to review such initial determination and reach a contrary, and binding, conclusion, in accordance with the Servicing Standard.

                                      S-88

     Notwithstanding the foregoing, the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates from:

     o Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

     o S&P, with respect to any mortgage loan, if (A) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (B) the Stated Principal Balance of the mortgage loan is over $35,000,000, or (C) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

     The Special Servicer, with respect to all mortgage loans (other than the
Non-Serviced Mortgage Loans), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a
"due-on-encumbrance" clause (including any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) to either:

     o accelerate the payments thereon,

     o withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the borrower or certain affiliates of the related borrower or

     o in the case of a mortgage loan that permits further encumbrances of the
       Mortgaged Property without the consent of the mortgagee upon the satisfaction of certain conditions, to determine, in accordance with the
       Servicing Standard, whether such conditions have been satisfied;

in each case, in a manner consistent with the Servicing Standard, provided, that the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

     o Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

     o S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal
       Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt
       Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any)
       that is less than 1.20x.

     In addition, the Special Servicer will not be permitted to waive any of the rights set forth above with respect to a Serviced Whole Loan unless it first obtains a written confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings of any class of securities backed in whole or in part by a Serviced Pari Passu Loan from the rating agencies rating such securities.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of
Mortgage Loans--Subordinate Financing" in the prospectus.

                                      S-89

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement, including Annex A-1, A-2 and A-3 set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in May 2005 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan
Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     The tables presented on Annex A-3 that are entitled "Range of Debt Service
Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service
Coverage Ratios for the mortgage loans as of the Cut-off Date. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, the "Debt
Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1)
Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged
Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the first 12-month period (or in the case of one loan for which the payment increases after five payments, an aggregate amount equal to 12 times the current payment) immediately following the origination of the mortgage loan, except with respect to: (i) 17 mortgage loans, representing approximately 30.33% of the Initial Pool Balance (or approximately 29.73% of the Initial Loan Group 1 Balance and 32.20% of the
Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms, and (ii) the mortgage loans that are partial interest only loans. For the mortgage loans identified in clause
(i) above, DSCR is based on interest payments only. For the mortgage loans identified in clause (ii) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period.

     The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity
Dates" set forth the range of LTV Ratios of the mortgage loans as of the
Cut-off Date and the stated maturity dates of the mortgage loans. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, an "LTV
Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of

                                      S-90

that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related
Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The
LTV Ratio as of the mortgage loan maturity date, described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each
Mortgaged Property. In a declining real estate market, the appraised value of a
Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     Other considerations to the determination of DSCR and LTV are as follows:

    o With respect to two mortgage loans (identified as Loan Nos. 86 and 111 on Annex A-1 to this prospectus supplement), representing approximately
      0.59% of the Initial Pool Balance (approximately 0.45% of the Initial
      Loan Group 1 Balance or approximately 1.03% of the Initial Loan Group 2
      Balance), DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the
      tables presented on Annex A-3 and in this prospectus supplement were calculated after reducing from the Cut-off Date Balance and maturity date balance the holdback escrow identified in footnote 6 to Annex A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

    o With respect to four mortgage loans (identified as Loan Nos. 38, 58, 107 and 145 on Annex A-1 to this prospectus supplement), representing approximately 1.68% of the Initial Pool Balance (or approximately 2.22%
      of the Initial Loan Group 1 Balance), DSCR in the tables presented on
      Annex A-3 and in this prospectus supplement was calculated after reducing from the respective Cut-off Date Balance and maturity date balance the holdback escrows and letters of credit identified in footnote 5 to Annex
      A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

    o In addition, with respect to each of the 125 West 55th Street Mortgage
      Loan and the Non-Serviced Mortgage Loans, as to which the related
      Mortgaged Property also secures one or more Pari Passu Loans and/or a B
      Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu Loan and excludes the principal balance of any
      B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

    o With respect to the Sun Microsystems Mortgage Loan, the loan amount used in this prospectus supplement for calculating the DSCR and Cut-off Date
      LTV Ratio includes the principal balance of the Sun Microsystems Mortgage
      Loan and the principal balance of the Sun Microsystems Senior Loan.

    o With respect to the Wellington Meadows Apartments mortgage loan, the
      DSCR shown is 1.20x, reflecting the threshold at which a recourse guaranty provided by the sponsor will be released. The actual calculated underwritten DSCR during the interest only period is 1.26x and during the amortizing period is 1.01x.

                                      S-91

    o With respect to the Wellpoint Office Tower mortgage loan, although interest only payments are required in the 115 to 175 months following the Cut-off Date, the loan is included on the list of partial interest only loans above. The DSCR for this mortgage loan is based on the principal and interest payment due for the initial 12-month period following the Cut-off Date. For the amortization schedule related to this mortgage loan, see Annex A-9 in this prospectus supplement.

     The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and
Warranties; Repurchases and Substitutions" and in the prospectus under
"Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of
Mortgage Loans."

     For purposes of the information presented in this prospectus supplement,
Annex A-1, Annex A-2, and Annex A-3, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the
Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by the
Rating Agencies for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0%
vacancy in determining revenue from rents, except that in the case of certain
Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating

                                      S-92

statements with respect to the prior one to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases in place and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related
Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower.
Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in most cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related
Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional
Ethics and Standards of Professional Conduct of the Appraisal Institute and the
Uniform Standards of Professional Appraisal Practice as adopted by the
Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

                                      S-93

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase
II" environmental site assessment or other additional testing was performed.
See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans (except with respect to one mortgage loan (Loan No. 22 to Annex
A-1 to this prospectus supplement) representing approximately 0.27% of the
Initial Pool Balance and 0.35% of the Initial Loan Group 1 Balance), a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 35 Mortgaged Properties, securing mortgage loans representing approximately 17.67% of the Initial Pool Balance, located in areas that are considered a high earthquake risk (primarily in the State of California), in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss
("PML") for the Mortgaged Property in an earthquake scenario. None of these properties has a PML in excess of 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, Bank of America, and GACC. GECC is the
parent corporation of the Depositor, and an affiliate of GEMSA Loan Services,
L.P., the Master Servicer. See "The Depositor" in the prospectus. Bank of
America is an affiliate of Banc of America Securities LLC, one of the
Underwriters. GACC is an affiliate of Deutsche Bank Securities Inc., one of the
Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC (except two (2) mortgage loans (identified as Loan Nos.
1 and 127 on Annex A-1 to this prospectus supplement), representing approximately 9.04% of the Initial Pool Balance (which include two mortgage loan(s) in Loan Group 1, or approximately 11.93% of the Initial Loan Group 1
Balance, the former having been acquired from GACC, one of the Mortgage Loan
Sellers, and the latter having been acquired by GECC after underwriting and closing such mortgage loan as originating agent for the related mortgage
Lender). Bank of America or its conduit participants directly originated
(generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

     GECC's Underwriting Standards

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $30.7 billion of assets.

                                      S-94

     GE Real Estate originates commercial mortgage loans through approximately
18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff.
All anchor leases are reviewed by legal counsel and by GECC underwriting staff.
GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged
Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Generally, underwriting is done prior to the closing of the mortgage loan.
There can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:

            PROPERTY TYPE               DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------
     Anchored Retail ...............          1.20x                80.0%
     Unanchored Retail .............          1.20x                80.0%
     Multifamily ...................          1.20x                80.0%
     Office ........................          1.20x                80.0%
     Manufactured Housing ..........          1.20x                80.0%
     Self Storage ..................          1.20x                80.0%
     Industrial/Warehouse ..........          1.20x                80.0%
     Hotel .........................          1.40x                70.0%

     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service
Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV Ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the
Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GECC often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted

                                      S-95

to post a letter of credit in lieu of funding a given reserve or escrow.
Generally, the required escrows for mortgage loans originated by GECC are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to
      1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance,
      GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:

        Retail ....................... $0.15 per square foot
        Multifamily .................. $200-$250 per unit
        Office ....................... $0.20 per square foot
        Manufactured Housing ......... $40.00-$50.00 per pad
        Self Storage ................. $0.15 per square foot
        Industrial/Warehouse ......... $0.15 per square foot
        Hotel ........................ 4-5% of revenues

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

     Bank of America's Underwriting Standards

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

                                      S-96

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to
      1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

    o Insurance--If the property is insured under an individual policy (i.e.
      the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    o Immediate Repair/Environmental Remediation--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least
      125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

    o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     GACC's Underwriting Standards

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United
States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged
Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's

                                      S-97

credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower.
Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV Ratios for each of the indicated property types:

            PROPERTY TYPE               DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------
     Anchored Retail ...............          1.25x                75%
     Unanchored Retail .............          1.30x                70%
     Multifamily ...................          1.20x                80%
     Office ........................          1.25x                75%
     Manufactured Housing ..........          1.20x                80%
     Self Storage ..................          1.30x                70%
     Industrial/Warehouse ..........          1.25x                75%
     Hotel .........................          1.60x                70%

     The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the Debt Service
Coverage Ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual Debt Service
Coverage Ratios and LTV Ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

    o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

    o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

                                      S-98

        Retail ................................. $0.20 per square foot
        Multifamily ............................ $250 per unit
        Office ................................. $0.20 per square foot
        Manufactured Housing Community ......... $50 per pad
        Self Storage ........................... $0.15 per square foot
        Industrial/Warehouse ................... $0.20 per square foot
        Hotel .................................. 5% of revenues

    o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage
Loan Seller, as of the Closing Date, or as of another date specifically p rovided in the representation and warranty, among other things, that:

       (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

       (2) immediately prior to the sale, transfer and assignment to the
    Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than (i) the rights of a holder of a related Pari Passu Loan or B Note pursuant to a co-lender agreement or pooling and servicing agreement, (ii) the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement or (iii) with respect to one mortgage loan (identified as Loan No. 79 on Annex A-1 to this prospectus supplement), the rights of the senior lender). Subject to (i) and (ii)
    above, the Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

       (3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

       (4) each related Mortgage Note, Mortgage, assignment of leases (if any)
    and other agreement executed in connection with such mortgage loan are legal, valid and binding

                                      S-99

   obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in (or with respect to one mortgage loan, a subordinate interest in), certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

       (6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such
    Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

       (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

       (8) each related Mortgage is a legal, valid and enforceable first lien
    (or in the case of one mortgage loan (identified as Loan No. 79 on Annex
    A-1 to this prospectus supplement), a second lien) on the related
    Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a "Title Exception," and collectively, the "Title Exceptions")
    except with respect to four mortgage loans (identified as Loan Nos. 47,
    49, 67 and 75 on Annex A-1 to this prospectus supplement, representing approximately 2.24% of the Initial Pool Balance (or approximately 0.88% of the Initial Loan Group 1 Balance and 6.49% of the Initial Loan Group 2
    Balance) for which the tenant or other third party has a right of first refusal that is not extinguished by foreclosure, (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its

                                     S-100

    obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific)
    and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such
    Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants
    (whether under ground leases, space leases or operating leases) at the
    Mortgaged Property to remain following a foreclosure or similar proceeding
    (provided that such tenants are performing under such leases), (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property and
    (g) the rights of the holders of Pari Passu Loans and B Notes. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no promissory notes that are senior with respect to the related
    Mortgaged Property or such mortgage loan; provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as, and the Trustee shall take all necessary actions to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS):

       (9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off
    Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established.
    Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

      (10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the
    Cut-off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination)
    that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the
    Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property (except with respect to one mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement, representing approximately 0.77% of the
    Initial Pool Balance or approximately 1.02% of the Initial Loan Group 1
    Balance) with respect to which there is an ongoing partial condemnation related to a highway widening);

      (11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy
    (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), insuring

                                     S-101

    the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien (or in the case of one mortgage loan (identified as Loan No. 79 on Annex A-1 to this prospectus supplement representing approximately 0.37% of the Initial Pool
    Balance and approximately 0.49% of the Initial Loan Group 1 Balance), a valid second lien) in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title
    Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title
    Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

      (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged
    Property is located except with respect to ten mortgage loans (identified as Loan Nos. 24, 52, 65, 100, 101, 109, 112, 122, 135 and 142 on Annex A-1
    to this prospectus supplement), representing approximately 3.76% of the
    Initial Pool Balance (or approximately 3.94% of the Initial Loan Group 1
    Balance and approximately 3.17% of the Initial Loan Group 2 Balance) for which terrorism insurance was either not required by the related loan documents or for which coverage is not in place as of the Cut-off Date;
    each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property;
    each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related
    Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the mortgage loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee or such lesser period as prescribed

                                     S-102

     by applicable law (or, with respect to non-payment, 10 days prior written notice to the mortgagee). Each Mortgage requires that the related borrower maintain insurance as described above;

       (13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related
     Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage
     Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan,
     Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation;

       (14) as of the Cut-off Date, each mortgage loan is not, and in the prior
     12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

       (15) except with respect to four mortgage loans (identified as Loan Nos.
     1, 3, 6 and 16 on Annex A-1 to this prospectus supplement, representing approximately 16.83% of the Initial Pool Balance (or approximately 22.21%
     of the Initial Loan Group 1 Balance) with respect to which the related
     Mortgaged Property also secures one or more pari passu loans and/or B Note and except with respect to one mortgage loan (identified as Loan No. 4 on
     Annex A-1 to this prospectus supplement, representing approximately 3.54%
     of the Initial Pool Balance or approximately 4.67% of the Initial Loan
     Group 1 Balance) with respect to which the related Mortgaged Property is also allowed to secure a future pari passu loan, and except with respect to one mortgage loan (identified as Loan No. 79 on Annex A-1 to this prospectus supplement), representing approximately 0.37% of the Initial
     Pool Balance and approximately 0.49% of the Loan Group 1 Balance, where the related Mortgaged Property also secures a senior mortgage loan that is not a trust fund asset, each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage
     Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

       (16) one or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan
     Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s)
     referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional

                                     S-103

     investigation, a qualified environmental consultant recommended no further investigation or remediation. With respect to one mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement, representing approximately 1.07% of the Initial Pool Balance or approximately 1.41% of the Initial Loan Group 1 Balance) a Phase II environmental site assessment was recommended but was not performed, however a reserve was established at the closing of the mortgage loan in the amount of $350,000 and with a related monthly reserve of $17,250 which amounts are required to be released upon the completion of certain of the recommendations set forth above. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

       (17) as of origination, and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency proceeding;

       (18) subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged
     Property, other than any existing permitted additional debt;

       (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

       (20) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the
     Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property,
     (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such
     Mortgaged Property;

       (21) each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due, (C) independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an

                                     S-104

     opinion that the Trustee has a perfected security interest in such U.S.
     government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the
     REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

       (22) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area where the applicable Mortgaged Property is located, and, to the
     Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii)
     would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property;

       (23) each mortgage loan is secured by the fee interest in the related
     Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term
     Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged
     Property (the "Fee Interest") and:

          (A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

          (B) such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

          (C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground
        Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
        Date);

          (D) such Ground Lease is in full force and effect, and the Mortgage
        Loan Seller has not received as of the Closing Date notice (nor is the
        Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

          (E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the

                                     S-105

        mortgagee if the mortgagee acquires the lessee's rights under the Ground
        Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan except with respect to one mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement, representing approximately 1.00% of the Initial Pool Balance or approximately 1.32% of the Initial Loan Group 1 Balance) with respect to which the related Ground Lease has an original term of 15 years beyond the maturity date of the related mortgage loan;

          (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such
        Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

          (I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related
        Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

          (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

          (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except that termination or cancellation may be permitted if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period; and

       (24) except as disclosed under "Risk Factors--Litigation" herein, as of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the
Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to

    o repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the

                                     S-106

      mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed
      Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5)
      all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and
      the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or

    o substitute, within two years of the Closing Date, a Qualified Substitute
      Mortgage Loan and pay any shortfall amount equal to the excess of the
      Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified
      Substitute Mortgage Loan as of the date of substitution;

provided, that the applicable Mortgage Loan Seller generally has an additional
90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P and Fitch and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in the two bullet points above must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     If any of the three sets of cross-collateralized mortgage loans, representing approximately 3.08% of the Initial Pool Balance (or approximately
4.07% of the Initial Loan Group 1 Balance), is to be repurchased by the
Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; provided, that the
Mortgage Loan Seller cannot effect such termination unless the Directing
Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller:

    o an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC (as defined in this prospectus supplement) as a REMIC nor result in the imposition of any tax on any such REMIC or the trust fund, and

    o written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan
      Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization.

     All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase
Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of:

    o determining the materiality of any breach or defect, as the case may be,
      and

    o the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things:

                                     S-107

    o have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

    o have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

    o have the same due date as the deleted mortgage loan;

    o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

    o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

    o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

    o materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase
      Agreement;

    o have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

    o have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the substitute mortgage loan;

    o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

    o not have a maturity date after the date two years prior to the Rated Final
      Distribution Date;

    o not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agencies to any class of Certificates then rated by S&P or Fitch, respectively,
      (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);

    o has been approved by the Directing Certificateholder in its sole discretion;

    o prohibit defeasance within two years of the Closing Date; and

    o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in the first bullet point are required to be determined on the basis of aggregate principal balances and the rates described in the second bullet point above and the remaining term to stated maturity referred to in the fifth bullet point above are required to be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be
less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a
Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's

                                     S-108

representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective
Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Underwriters or any of their affiliates (other than the respective Mortgage
Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 21 mortgage loans (the "Lock Box Loans"), representing approximately 41.72% of the Initial Pool Balance (which include 20 mortgage loans in Loan Group 1, or approximately 53.56% of the Initial Loan Group 1
Balance, and one mortgage loan in Loan Group 2, or approximately 4.65% of the
Initial Loan Group 2 Balance), one or more lock box accounts (collectively, the
"Lock Box Accounts") have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off
Date, required to either transfer their rent directly to a Lock Box Account (a
"Hard Lock Box") or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a "Soft Lock Box"). To the extent such requirements "spring" into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a "Springing Lock Box Loan." "Soft at Closing, Springing Hard" means that a
Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a
Lock Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock
Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

                       OVERVIEW OF LOCK BOX ARRANGEMENTS



                                             AGGREGATE                            % OF THE         % OF THE
                             NO. OF      PRINCIPAL BALANCE       % OF THE       INITIAL LOAN     INITIAL LOAN
                            MORTGAGE      OF THE MORTGAGE      INITIAL POOL        GROUP 1         GROUP 2
    TYPE OF LOCK BOX          LOANS            LOANS              BALANCE          BALANCE         BALANCE
------------------------   ----------   -------------------   --------------   --------------   -------------

None ...................       121         $1,086,401,447          58.28%           46.44%           95.35%
Hard ...................        11            560,592,308          30.07            39.68             0.00
Soft ...................         6            112,097,907           6.01             6.45             4.65
Springing Hard .........         4            105,046,315           5.64             7.43             0.00
                               ---         --------------         ------           ------           ------
TOTAL ..................       142         $1,864,137,976         100.00%          100.00%          100.00%
                               ===         ==============         ======           ======           ======


                                     S-109

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and
the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

    o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date);

    o any REO Property (and the trust's beneficial interest in the Mortgaged
      Property related to any Non-Serviced Whole Loans acquired pursuant to the
      COMM 2005-LP5 Pooling and Servicing Agreement) to the extent allocable to the related mortgage loan;

    o those funds or assets as from time to time are deposited in the
      Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the
      Interest Reserve Account, and the REO Account, if established;

    o the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

    o the Excess Liquidation Proceeds Reserve Account and

    o certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-C2 (the "Certificates") will consist of the following 26 classes: the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates (collectively, the "Class A Certificates") and the Class X-C and
Class X-P Certificates (the "Class X Certificates"), Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class R and Class LR Certificates.
The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class A-J, Class B, Class C, Class D and Class
E Certificates are referred to collectively as the "Subordinate Offered
Certificates" in this prospectus supplement. The Class R and Class LR
Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class X-P, Class A-J, Class B, Class C, Class D and
Class E Certificates are offered hereby (collectively, the "Offered
Certificates"). The Class X-C, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class LR
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the
Class X and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date and will be increased by
Certificate Deferred Interest allocated to that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered
Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X and Residual Certificates will not have
Certificate Balances or entitle their holders to distributions of principal.

                                     S-110

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-C
Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-C, Class X-P, Class R and Class LR
Certificates). The Notional Amount of the Class X-P Certificates will equal:

       (1) until the Distribution Date in November 2005, the sum of (a) the
    lesser of $450,270,000 and the Certificate Balance of the Class A-1A
    Certificates, (b) the lesser of $51,961,000 and the Certificate Balance of the Class A-1 Certificates, (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B,
    Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
    Class L and Class M Certificates;

       (2) after the Distribution Date in November 2005 through and including the Distribution Date in May 2006, the sum of (a) the lesser of
    $448,991,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $48,033,000 and the Certificate Balance of the Class A-1
    Certificates, (c) the aggregate of the Certificate Balances of the Class
    A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class
    D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class
    M Certificates;

       (3) after the Distribution Date in May 2006 through and including the
    Distribution Date in November 2006, the sum of (a) the lesser of
    $440,061,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $20,322,000 and the Certificate Balance of the Class A-1
    Certificates, (c) the aggregate of the Certificate Balances of the Class
    A-2, Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class
    D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class
    M Certificates;

       (4) after the Distribution Date in November 2006 through and including the Distribution Date in May 2007, the sum of (a) the lesser of
    $429,903,000 and the Certificate Balance of the Class A-1A Certificates,
    and (b) the lesser of $323,445,000 and the Certificate Balance of the
    Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class
    D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class
    M Certificates;

       (5) after the Distribution Date in May 2007 through and including the
    Distribution Date in November 2007, the sum of (a) the lesser of
    $419,872,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $291,848,000 and the Certificate Balance of the Class
    A-2 Certificates, (c) the aggregate of the Certificate Balances of the
    Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
    Class E, Class F, Class G, Class H, Class J and Class K Certificates, and
    (d) the lesser of $3,878,000 and the Certificate Balance of the Class L
    Certificates;

       (6) after the Distribution Date in November 2007 through and including the Distribution Date in May 2008, the sum of (a) the lesser of
    $410,116,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $260,710,000 and the Certificate Balance of the Class
    A-2 Certificates, (c) the aggregate of the Certificate Balances of the
    Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
    Class E, Class F, Class G and Class H Certificates, and (d) the lesser of
    $17,746,000 and the Certificate Balance of the Class J Certificates;

       (7) after the Distribution Date in May 2008 through and including the
    Distribution Date in November 2008, the sum of (a) the lesser of
    $400,575,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $229,603,000 and the Certificate Balance of the Class
    A-2 Certificates, (c) the aggregate of the Certificate Balances of the
    Class A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D,
    Class E, Class F, Class G and Class H Certificates, and (d) the lesser of
    $1,886,000 and the Certificate Balance of the Class J Certificates;

       (8) after the Distribution Date in November 2008, through and including the Distribution Date in May 2009, the sum of (a) the lesser of
    $391,291,000 and the Certificate Balance of the Class A-1A Certificates,
    (b) the lesser of $199,170,000 and the Certificate Balance of the Class
    A-2 Certificates, (c) the aggregate of the Certificate Balances of the
    Class A-3, Class A-AB, Class A-4,

                                     S-111

     Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
     Certificates and (d) the lesser of $2,892,000 and the Certificate Balance of the Class H Certificates;

        (9) after the Distribution Date in May 2009 through and including the
     Distribution Date in November 2009, the sum of (a) the lesser of
     $382,307,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $26,831,000 and the Certificate Balance of the Class A-2
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E
     and Class F Certificates and (d) the lesser of $9,104,000 and the
     Certificate Balance of the Class G Certificates;

       (10) after the Distribution Date in November 2009 through and including the Distribution Date in May 2010, the sum of (a) the lesser of
     $255,491,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $29,577,000 and the Certificate Balance of the Class A-3
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-AB, Class A-4, Class A-J, Class B, Class C, Class D and Class E
     Certificates and (d) the lesser of $11,504,000 and the Certificate Balance of the Class F Certificates;

       (11) after the Distribution Date in May 2010 through and including the
     Distribution Date in November 2010, the sum of (a) the lesser of
     $247,891,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $56,459,000 and the Certificate Balance of the Class
     A-AB Certificates, (c)the aggregate of the Certificate Balances of the
     Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates
     and (d) the lesser of $365,000 and the Certificate Balance of the Class F
     Certificates;

       (12) after the Distribution Date in November 2010 through and including the Distribution Date in May 2011, the sum of (a) the lesser of
     $242,124,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $35,332,000 and the Certificate Balance of the Class
     A-AB Certificates, (c) the aggregate of the Certificate Balances of the
     Class A-4, Class A-J, Class B, Class C and Class D Certificates and (d)
     the lesser of $15,360,000 and the Certificate Balance of the Class E
     Certificates;

       (13) after the Distribution Date in May 2011 through and including the
     Distribution Date in November 2011, the sum of (a) the lesser of
     $236,568,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $385,297,000 and the Certificate Balance of the Class
     A-4 Certificates, (c)the aggregate of the Certificate Balances of the
     Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of
     $5,128,000 and the Certificate Balance of the Class E Certificates;

       (14) after the Distribution Date in November 2011 through and including the Distribution Date in May 2012, the sum of (a) the lesser of
     $179,140,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $348,665,000 and the Certificate Balance of the Class
     A-4 Certificates, (c)the aggregate of the Certificate Balances of the
     Class A-J, Class B and Class C Certificates and (d) the lesser of
     $12,180,000 and the Certificate Balance of the Class D Certificates; and

       (15) after the Distribution Date in May 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be approximately $1,822,837,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P and Class Q Certificates will have an aggregate initial
Certificate Balance of approximately $137,480,976.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance (other than the Class X-P Certificates, for which the minimum denomination will be
$1,000,000 (notional amount)), and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the
Residual Certificates) is equal to its initial denomination as of the Closing
Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

                                     S-112

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream Luxembourg")
and the Euroclear System participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its
Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A., a national banking association, will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the
Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream Luxembourg or Euroclear Bank S.A./N.V.
("Euroclear") (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems.
Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants,
respectively, through customers' securities accounts in Clearstream
Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear
Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty

                                     S-113

in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream
Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear
Participant on that business day. Cash received in Clearstream Luxembourg or
Euroclear as a result of sales of securities by or through a Clearstream
Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through
DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners
may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to
Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available
Information" below, Certificate Owners will not be recognized by the
Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer
as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company ("Euroclear plc"), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or

                                     S-114

more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global
Certificates among Participants of DTC, Euroclear and Clearstream Luxembourg,
they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the
Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream Luxembourg, their respective
Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates.
Upon surrender by DTC of the global certificates representing the Offered
Certificates and upon receipt of instructions from DTC for re-registration, the
Certificate Registrar and the Authenticating Agent will reissue the Offered
Certificates as definitive certificates issued in the respective Certificate
Balances owned by individual Certificate Owners, and thereafter the Certificate
Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in June 2005 (each, a "Distribution Date").
All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the

                                     S-115

account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the
Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any
Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage
Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

       (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

       (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement;

       (c) except with respect to a Serviced Whole Loan, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the
    "Insurance Proceeds"), or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds"),
    certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds"), together with any amounts representing recoveries of certain advances made with respect to the mortgage loans (or, in the case of any Non-Serviced Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement);

and will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

     With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate
Account as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in each custodial account on a daily basis (and in no event later than the business day following receipt of available funds)
in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

       (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

       (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation
    Proceeds with respect to the related Mortgaged Property or Serviced Whole
    Loan (other than Liquidation Proceeds derived from the sale of the related mortgage loan, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option, pursuant to the exercise of a purchase option set forth in a related intercreditor agreement or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate
    Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial accounts that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

     The Trustee is required to establish and maintain an account (the
"Distribution Account"), which will be deemed to consist of a "Lower-Tier
Distribution Account" and an "Upper-Tier

                                     S-116

Distribution Account" in the name of the Trustee and for the benefit of the holders of the Certificates. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

     The Trustee is required to establish and maintain an "Interest Reserve
Account," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each
Servicer Remittance Date occurring in February and on any Servicer Remittance
Date occurring in any January which occurs in a year that is not a leap year
(unless such Distribution Date is the Final Distribution Date), the Master
Servicer will be required to remit to the Trustee for deposit into the Interest
Reserve Account, in respect of all of the mortgage loans that do not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each and also with respect to two mortgage loans (Loan Nos. 1 and 6 on Annex A-1 to this prospectus supplement representing approximately 11.53% of the Initial
Pool Balance and 15.22% of the Initial Loan Group 1 Balance) (collectively, the
"Withheld Loans") an amount equal to one day's interest at the related Mortgage
Rate (without giving effect to the proviso in the definition thereof) minus the
Administrative Cost Rate for each of the Withheld Loans on its Stated Principal
Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or
P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts").
On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account. The Withheld
Amount for each applicable Distribution Date for Loan Nos. 1 and 6 on Annex A-1
to this prospectus supplement will be equal to 1/30th of the interest accrued in respect of the immediately preceding Due Date, and the Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on a 30/360 basis will be equal to 1/31st of the interest accrued in respect of the immediately preceding Due Date, in each case to the extent a
Monthly Payment or P&I Advance is made in respect thereof.

     The Trustee is required to establish and maintain an "Excess Liquidation
Proceeds Reserve Account," which may be a subaccount of the Distribution
Account, in the name of the Trustee for the benefit of the holders of the
Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as
applicable, will be required to remit to the Trustee for deposit into the
Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess
Liquidation Proceeds received on or prior to the Determination Date.

     "Excess Liquidation Proceeds" means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO
Property (in the case of any Non-Serviced Mortgage Loan, to the extent received pursuant to the related intercreditor agreement and the COMM 2005-LP5 Pooling and Servicing Agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation,
Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

     Each of the Certificate Account, the separate custodial accounts with respect to the Serviced Whole Loans, the Distribution Account, the Interest
Reserve Account and the Excess Liquidation Proceeds Reserve Account are
required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the Serviced Whole Loans) in U.S.
government securities and other obligations that are acceptable to each Rating

                                     S-117

Agency ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing
Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds
Reserve Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on such funds. The Trustee will be required to bear any losses resulting from the investment of such funds.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (a) the total amount of all cash received on the mortgage loans and any
    REO Properties (including the trust's beneficial interest in the Mortgaged
    Property related to any Non-Serviced Mortgage Loan acquired pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement) (and in the case of any
    Non-Serviced Mortgage Loan, only to the extent received by the Master
    Servicer pursuant to the related intercreditor agreement and/or COMM
    2005-LP5 Pooling and Servicing Agreement) that is on deposit in the
    Certificate Account and the Lower-Tier Distribution Account as of the
    related Servicer Remittance Date (including, with respect to any mortgage loan included in a Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance
        Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

          (3) all amounts in the Certificate Account and the Lower-Tier
        Distribution Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the
        Interest Reserve Account;

          (5) all Yield Maintenance Charges; and

          (6) all amounts deposited in the Certificate Account and the
        Lower-Tier Distribution Account in error;

       (b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the
    Certificateholders);

       (c) for the Distribution Date occurring in each March, the related
    Withheld Amounts required to be deposited in the Lower-Tier Distribution
    Account pursuant to the Pooling and Servicing Agreement; and

       (d) all funds released from the Excess Liquidation Proceeds Reserve
    Account with respect to such Distribution Date.

     See "Description of the Pooling Agreements--Certificate Account" in the
prospectus.

     The "Due Period" for each Distribution Date will be the period commencing on the day immediately succeeding the due date of a mortgage loan or a Serviced
Whole Loan occurring in the month preceding the month in which that
Distribution Date occurs (and, in the case of the first distribution date, the period commencing on the Cut-off Date) and ending on the due date

                                     S-118

occurring in the month in which the related Distribution Date occurs.
Notwithstanding the foregoing, in the event that the last day of a Due Period
(or applicable grace period) is not a business day, any payments received with respect to the mortgage loans or Serviced Whole Loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently,

    o on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

    o on the Class A-1A Certificates from the portion of the Available
      Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest
      Distribution Amount for such class; and

    o on the Class X-C and Class X-P Certificates from the Available
      Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that
      Distribution Date.

     However, if on any Distribution Date, the Available Distribution Amount
(or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available
Distribution Amount for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their interest entitlements;

     Second, in reduction of the Certificate Balances thereof;

     (A) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates:

    o first, to the Class A-AB Certificates, in an amount up to the Group 1
      Principal Distribution Amount for such Distribution Date and, after the
      Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-5 for such Distribution Date;

    o then, to the Class A-1 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-AB
      Certificates) and, after the Certificate Balance of the Class A-1A
      Certificates has been reduced to zero, the Group 2 Principal Distribution
      Amount remaining after payments to the Class A-1A Certificates and the above distribution to the Class A-AB Certificates have been made on such
      Distribution Date, until the Certificate Balance of the Class A-1
      Certificates is reduced to zero;

    o then, to the Class A-2 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB and Class A-1 Certificates) for
      such Distribution Date and, after the Certificate Balance of the Class
      A-1A Certificates has been reduced to zero, the Group 2 Principal
      Distribution Amount remaining after payments to the Class A-1A
      Certificates and the above distributions to the Class A-AB and Class A-1
      Certificates have been made on such Distribution Date, until the
      Certificate Balance of the Class A-2 Certificates is reduced to zero;

                                     S-119

    o then, to the Class A-3 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1 and Class A-2
      Certificates) for such Distribution Date and, after the Certificate
      Balance of the Class A-1A Certificates has been reduced to zero, the
      Group 2 Principal Distribution Amount remaining after payments to the
      Class A-1A Certificates and the above distributions to the Class A-AB,
      Class A-1 and Class A-2 Certificates have been made on such Distribution
      Date, until the Certificate Balance of the Class A-3 Certificates is
      reduced to zero;

    o then, to the Class A-AB Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3
      Certificates) for such Distribution Date and, after the Certificate
      Balance of the Class A-1A Certificates has been reduced to zero, the
      Group 2 Principal Distribution Amount remaining after payments to the
      Class A-1A Certificates and the above distributions to the Class A-AB,
      Class A-1, Class A-2 and Class A-3 Certificates have been made on such
      Distribution Date, until the Certificate Balance of the Class A-AB
      Certificates is reduced to zero; and

    o then, to the Class A-4 Certificates, in an amount equal to the Group 1
      Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3
      Certificates) for such Distribution Date, and, after the Certificate
      Balance of the Class A-1A Certificates has been reduced to zero, the
      Group 2 Principal Distribution Amount remaining after payments to the
      Class A-1A Certificates and the above distributions to the, Class A-AB,
      Class A-1, Class A-2 and Class A-3 Certificates have been made, until the
      Certificate Balance of the Class A-4 Certificates is reduced to zero.

     (B) to the Class A-1A Certificates, in an amount up to the Group 2
Principal Distribution Amount for such Distribution Date and, after the
Certificate Balance of the Class A-4 Certificates has been reduced to zero, the
Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
have been made on such Distribution Date, until the Certificate Balance of the
Class A-1A Certificates is reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to that class), until all amounts of
Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A and
Class A-J Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A and Class
A-J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-120

     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A,
Class A-J and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B and Class C Certificates to zero, to the Class D
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B and Class C Certificates on
that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C and Class D Certificates to zero, to the Class E
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C and Class D
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A,
Class A-J, Class B, Class C, Class D and Class E Certificates to zero, to the
Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D and Class E
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to
zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E and Class F Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

                                     S-121

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G
Certificates to zero, to the Class H Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F and Class G Certificates on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates to zero, to the Class J Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution
Amount (or the portion of it remaining after distributions on the Class A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J and Class K Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K and Class L Certificates to zero, to the Class M
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K and Class L Certificates on that
Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-122

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following the reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N
Certificates, in reduction of its Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates
on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-fourth, following the reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the
Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N
Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-seventh, following the reduction of the Certificate Balances of the
Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to
zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N and Class O Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fiftieth, following the reduction of the Certificate Balances of the Class
A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
to zero, to the Class Q Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifty-first, to the Class Q Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-second, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account
(based on amounts deemed to be on deposit in the Upper-Tier Distribution
Account and the Lower-Tier Distribution Account), with respect to that
Distribution Date.

                                     S-123

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of
Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal
Distribution Amount for the entire pool of mortgage loans will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates without regard to the priorities in the distribution priority second set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any
Distribution Date will equal the rates set forth below (including the related footnotes).

     The approximate initial Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.2890%.(1)

     The approximate initial Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.7060%.(1)

     The approximate initial Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.8390%.(1)

     The approximate initial Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to 4.8660%.(1)

     The approximate initial Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.9780%.(2)

     The approximate initial Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.8810%.(2)

     The approximate initial Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.0610%.(2)

     The approximate initial Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.1130%.(2)

     The approximate initial Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.1330%.(2)

     The approximate initial Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.1720%.(2)

     The approximate initial Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.3130%.(3)

     The approximate initial Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.4010%.(4)

     The approximate initial Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.4010%.(4)

     The approximate initial Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.4010%.(4)

     The approximate initial Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.4010%.(4)

     The approximate initial Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.7160%.(2)

                                     S-124

     The approximate initial Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.7160%.(2)

     The approximate initial Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.7160%.(2)

     The approximate initial Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.7160%.(2)

     The approximate initial Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.7160%.(2)

     The approximate initial Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.7160%.(2)

     The approximate initial Pass-Through Rate on the Class Q Certificates is a per annum rate equal to 4.7160%.(2)

----------

(1)   The Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will each accrue interest at a fixed rate.

(2)   The Class A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class K,
      Class L, Class M, Class N, Class O, Class P and Class Q Certificates will each accrue interest at a fixed rate subject to a cap at the WAC Rate.

(3)   The Class E Certificates will accrue interest at a rate equal to the WAC
      Rate minus 0.088%.

(4)   The Class F, Class G, Class H and Class J Certificates will each accrue interest at a rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-C and Class X-P
Certificates for the initial Distribution Date will equal approximately 0.0439%
and 0.4719% per annum, respectively.

     The Pass-Through Rate applicable to the Class X-C Certificates for each
Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the respective strip rates (the "Class X-C Strip
Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Class A or Subordinate
Certificates. In general, the Certificate Balance of each such class will constitute a separate component of the total Notional Amount of the Class X-C
Certificates; provided that, if a portion, but not all, of the Certificate
Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional
Amount of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such
Certificate Balance will represent one or more other separate components of the
Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before
May 10, 2012, on any particular component of the total Notional Amount of the
Class X-C Certificates immediately prior to the related Distribution Date, the applicable Class X-C Strip Rate will be calculated as follows:

    o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such
      Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution
      Date, over (b) (y) with respect to the Class E Certificates, the sum of
      (i) the Class X-P (Class E) Fixed Strip Rate (as defined below) for the applicable Class X-P component and (ii) the pass-through rate in effect for such Distribution Date for the Class E Certificates and (z) for each other applicable class of Certificates, the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-4 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

                                     S-125

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or
      Subordinate Certificates, and if such designated portion of such
      Certificate Balance also constitutes a component of the total Notional
      Amount of the Class X-P Certificates immediately prior to the related
      Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over
      (b) (y) with respect to the Class E Certificates, the sum of (i) the
      Class X-P (Class E) Fixed Strip Rate for the applicable Class X-P component and (ii) the pass-through rate in effect for such Distribution
      Date for the Class E Certificates and (z) for each other applicable class of Certificates, the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-4 attached hereto and (ii)
      the Pass-Through Rate for such Distribution Date for such class of
      Certificates;

    o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such
      Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable
      Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such
      Distribution Date for such class of Certificates; and

    o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or
      Subordinate Certificates, and if such designated portion of such
      Certificate Balance does not also constitute a component of the total
      Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates.

     For any Distribution Date occurring after May 10, 2012, the Certificate
Balance of each class of the Class A and Subordinate Certificates will constitute a separate component of the total Notional Amount of the Class X-C
Certificates, and the applicable Class X-C Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a)
the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates. Under no circumstances will the Class X-C Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-P Certificates for each
Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in May 2012 will, in general, equal the weighted average of the respective strip rates (the "Class X-P Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-P Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).
Following the May 2012 Distribution Date, the Class X-P Certificates will cease to accrue interest. In connection therewith, the Class X-P Certificates will have a 0% Pass-Through Rate for the June 2012 Distribution Date and for each
Distribution Date thereafter.

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A or Subordinate
Certificates. If all or a designated portion of the Certificate Balance of any such class of Certificates is identified above as being part of the total
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before May 2012, on any particular component of the total Notional Amount of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal (a) with respect to the Class E
Certificates, 0.058% (the "Class X-P (Class E) Fixed Strip Rate") and (b) with respect to each other class of certificates having a certificate balance (or a designated portion thereof) that represents one or more separate components of the Class X-P Certificates the excess, if any, of:

                                     S-126

    o the lesser of (a) the rate per annum corresponding to such Distribution
      Date as set forth on Annex A-4 attached hereto and (b) the WAC Rate for such Distribution Date, over

    o the Pass-Through Rate for such Distribution Date for such class of
      Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-P Strip Rate be less than zero.

     The Pass-Through Rate on each class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-8 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal
Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to each
Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Primary Servicing Fee
Rate) and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the
Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable,
January.

     Interest Distribution Amount. Interest will accrue for each class of
Certificates (other than the Residual Certificates) during the related Interest
Accrual Period. Interest will be calculated on a 30/360 Basis. The "Interest
Distribution Amount" of any class of Certificates (other than the Residual
Certificates) for any Distribution Date is an amount equal to the sum of all
Distributable Certificate Interest in respect of that class for that
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs.

     "Accrued Interest From Recoveries" means in respect of each Distribution
Date and any Class of Certificates (other than the Class X and the Residual
Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the
Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral
Support Deficit was allocated to such Class as a result of the reimbursement of
Nonrecoverable Advances from the trust to, but not including, the Distribution
Date on which the Certificate Balance was so increased.

                                     S-127

     The "Distributable Certificate Interest" in respect of each class of
Certificates (other than the Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of
Certificates reduced (to not less than zero) by such Class's share of the
Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class
(other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     The "Accrued Certificate Interest" for any Distribution Date and any class of Certificates (other than the Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance
Proceeds or Condemnation Proceeds, as applicable, were received by the Master
Servicer or the Special Servicer, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered
Prepayment Interest Shortfalls will generally be allocated to all classes of
Certificates (other than the Class X and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of their
Accrued Certificate Interest and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part, an amount equal to the excess of the related Prepayment Interest Shortfall over the related Compensating Interest
Payment, if any.

     A "Compensating Interest Payment" is, with respect to any mortgage loan
(other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan)
that was subject to a principal prepayment in full or in part and a Prepayment
Interest Shortfall because the Master Servicer allowed the related borrower to deviate from the terms of the related mortgage loan documents, the lesser of

    o any Prepayment Interest Shortfall incurred in connection with such principal prepayment, and

    o the sum of (i) that portion of the Servicing Fee allocable to the related mortgage loan for such Due Period and (ii) all Prepayment Interest Excess related to the related mortgage loan;

provided, however, that no Compensating Interest Payment will be payable with respect to:

    o a prepayment due to Insurance Proceeds or Condemnation Proceeds,

    o a prepayment subsequent to a default (provided that the Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),

    o a prepayment that, pursuant to the related loan documents, the Master
      Servicer has no discretion to reject,

    o a prepayment pursuant to applicable law or a court order,

    o or a prepayment accepted with the consent of the Directing
      Certificateholder.

     A "Prepayment Interest Excess" with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans (other than the
Non-Serviced Mortgage Loans) that were subject

                                     S-128

to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special
Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related
Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance
Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the
Special Servicer.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date is an amount equal to the sum of:

       (a) the Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for that Distribution
 Date, and

       (c) the Unscheduled Principal Distribution Amount for that Distribution
Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     In the event that the Certificate Balance of each of the Class A-4
Certificates and the Class A-1A Certificates has not been reduced to zero, a
Group 1 Principal Distribution Amount and a Group 2 Principal Distribution
Amount will be calculated for purposes of making distributions on the Class A
Certificates.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of:

       (a) the Group 1 Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for Loan Group 1 for
    that Distribution Date, and

       (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for
    that Distribution Date;

provided that the Group 1 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable
        Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
        Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

          (iii) following the reimbursements provided for in clauses (i) and
        (ii) above, the excess, if any of (A) the total amount of
        Nonrecoverable Advances (plus interest on such

                                     S-129

       Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii)
       of the definition of "Group 2 Principal Distribution Amount" had the
       Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution
       Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Group 2 Principal Distribution Amount") for that
       Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group
1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of:

       (a) the Group 2 Principal Shortfall for that Distribution Date,

       (b) the Scheduled Principal Distribution Amount for Loan Group 2 for
    that Distribution Date, and

       (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for
    that Distribution Date;

provided that the Group 2 Principal Distribution Amount for any Distribution
Date will be reduced by the amount of any reimbursements of:

          (i) Nonrecoverable Advances plus interest on such Nonrecoverable
        Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
        Distribution Amount for such Distribution Date,

          (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

          (iii) following the reimbursements provided for in clauses (i) and
        (ii) above, the excess, if any of (A) the total amount of
        Nonrecoverable Advances (plus interest on such Nonrecoverable Advances)
        and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan
        Group 1 as provided for in clauses (i) and (ii) of the definition of
        "Group 1 Principal Distribution Amount" had the Group 1 Principal
        Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of
        "Group 1 Principal Distribution Amount") for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i),
(ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group
2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal, with respect to each mortgage loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due
Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer

                                     S-130

Remittance Date (or, with respect to any Non-Serviced Mortgage Loan, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance Date) or advanced by the Master Servicer or the
Trustee, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer on or prior to the related Determination Date occurring in the month in which such Distribution
Date occurs, and to the extent not included in clause (i) above. The Scheduled
Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the
Trustee (and, with respect to a mortgage loan that is part of a Whole Loan, the service providers under any related pooling and servicing agreement), as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of:

    o all voluntary prepayments of principal received on the mortgage loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (which will include in the case of each Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement) and

    o any other collections (exclusive of payments by borrowers) received on the mortgage loans and any related REO Properties on or prior to the related Determination Date occurring in the month in which such
      Distribution Date occurs, whether in the form of Liquidation Proceeds,
      Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include in the case of any
      Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master
      Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related
Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing
Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
Class Q Certificates on the preceding Distribution Date. There will be no
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

                                     S-131

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated
Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of
Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of
Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property (and, in the case of any Non-Serviced Mortgage
Loan, the trust's beneficial interest in the related Mortgaged Property) will be treated as if there exists with respect thereto an outstanding mortgage loan
(an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net
Mortgage Rate) and the same unpaid principal balance and Stated Principal
Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the
Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (or, in the case of a
Non-Serviced Mortgage Loan or a mortgage loan included in a Serviced Whole
Loan, the trust's portion of amounts received in respect of the related
Mortgaged Property), net of payments to be made, or reimbursement to the Master
Servicer, the Special Servicer or the Trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related intercreditor agreement.

     Excess Liquidation Proceeds. Except to the extent Collateral Support
Deficit has been allocated to any Class of Certificates, Excess Liquidation
Proceeds will not be available for distribution from the Excess Liquidation
Proceeds Reserve Account to the Holders of the Certificates.

CLASS A-AB PLANNED PRINCIPAL BALANCE

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB
Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Priority" above. The "Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex A-5 to the prospectus supplement. Such balances were calculated using, among other things, the Structuring
Assumptions. Based on such assumptions, the Certificate Balance of the Class
A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A-5. There is no assurance, however, that the

                                     S-132

mortgage loans will perform in conformity with the Structuring Assumptions.
Therefore, there can be no assurance that the Certificate Balance of the Class
A-AB Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A-5. In general, once the
Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates
have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB
Certificates until the Certificate Balance of the Class A-AB Certificates is
reduced to zero.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 1 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1 through Class J Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to the holders of the
Class A-1 through Class J Certificates (other than the Class A-1A
Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges
collected on such principal prepayment on or prior to the related Determination
Date. Any Yield Maintenance Charges collected on or prior to the related
Determination Date remaining after such distributions shall be distributed (i)
to the holders of the Class X-C and X-P Certificates, 97% and 3%, respectively, until and including the Distribution Date in May 2012 and (ii) following such
Distribution Date, entirely to the holders of the Class X-C Certificates. No
Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 2 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class
A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges
collected on such principal prepayment on or prior to the related Determination
Date. Any Yield Maintenance Charges collected on or prior to the related
Determination Date remaining after such distributions shall be distributed (i)
to the holders of the Class X-C and X-P Certificates, 97% and 3%, respectively, until and including the Distribution Date in May 2012 and (ii) following such
Distribution Date, entirely to the holders of the Class X-C Certificates. No
Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class J Certificates and the Class
A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i)
Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the
Pass-Through Rate described in clause (a) (i) above, then the Base Interest
Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges or Defeasance

                                     S-133

Provisions" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed
Final Distribution Date will in each case be as follows:

                             ASSUMED FINAL
CLASS DESIGNATIONS         DISTRIBUTION DATE
-----------------------   ------------------
   Class A-1 ..........    January 10, 2010
   Class A-2 ..........      May 10, 2010
   Class A-3 ..........     April 10, 2012
   Class A-AB .........   December 10, 2014
   Class A-4 ..........     April 10, 2015
   Class A-1A .........     April 10, 2015
   Class A-J ..........      May 10, 2015
   Class X-P ..........      May 10, 2012
   Class B ............      May 10, 2015
   Class C ............      May 10, 2015
   Class D ............      May 10, 2015
   Class E ............      May 10, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final
Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed
Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in May 2043, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT AND CERTIFICATE
DEFERRED INTEREST

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class Q Certificates will be subordinated to the rights of the holders of the Class P Certificates,

                                     S-134

    o the rights of the holders of the Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class O Certificates,

    o the rights of the holders of the Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class N Certificates,

    o the rights of the holders of the Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class O, Class P and
      Class Q Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class O,
      Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N,
      Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M,
      Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L,
      Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K,
      Class L, Class M, Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J,
      Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H,
      Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates will be subordinated to the rights of the holders of the
      Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G,
      Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
      and Class Q Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F,
      Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
      Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class B Certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E,
      Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
      Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

    o the rights of the holders of the Class A-J, Class B, Class C, Class D,
      Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
      Class N, Class O, Class P and Class Q Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J, Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each

                                     S-135

Distribution Date, and the ultimate receipt by the holders of the Class A-J,
Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of
Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by means of the subordination of the Class E
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class
E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the
holders of the Class A-J Certificates by means of the subordination of the
Class B, Class C, Class D, Class E and the Non-Offered Subordinate
Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates (as described above under "--Distributions--Priority") and to the Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related loan group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the
Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded the Class A Certificates by the
Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution
Amount to the Class A-J Certificates, Class B Certificates, the Class C
Certificates, the Class D Certificates and Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     Collateral Support Deficit

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such
Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the Certificate Account) of the mortgage loans expected to be outstanding immediately following that
Distribution Date is less than (2) the aggregate Certificate Balance of the
Certificates (other than the Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "Collateral Support
Deficit"). The Trustee will be required to allocate any Collateral Support
Deficit among the respective classes of Certificates as follows: to the Class
Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates
in that order, and in each case in respect of and until the remaining
Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate
Certificates to zero, the Trustee will be required to allocate the Collateral

                                     S-136

Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate
Balances of the Class A Certificates have been reduced to zero. Any Collateral
Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Group 1 Principal
Distribution Amount or Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of
Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Master
Servicer and the Depositor as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in
the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the
prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

     Certificate Deferred Interest. On each Distribution Date, the Accrued
Certificate Interest for the Regular Certificates (other than the Class X
Certificates) will be reduced by an amount equal to the amount of Mortgage
Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage
Deferred Interest to be allocated first to the Class Q Certificates, second to the Class P Certificates, third to the Class O Certificates, fourth to the
Class N Certificates, fifth to the Class M Certificates, sixth to the Class L
Certificates, seventh to the Class K Certificates, eighth to the Class J
Certificates, ninth to the Class H Certificates, tenth to the Class G
Certificates, eleventh to the Class F Certificates, twelfth to the Class E
Certificates, thirteenth to the Class D Certificates, fourteenth to the Class C
Certificates, fifteenth to the Class B Certificates, sixteenth to the Class A-J
Certificates and seventeenth, pro rata, to the Class A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of
Certificates for such Distribution Date. Additionally, on each Distribution
Date, the Certificate Balance of the Regular Certificates (other than the Class
X Certificates) will be increased by the amount of Certificate Deferred
Interest allocated to each such Class of Certificates.

     "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

                                     S-137

     "Mortgage Deferred Interest" means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated
Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

ADVANCES

     P&I Advances

     On the business day immediately preceding each Distribution Date (the
"Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a
"P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available
Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees (including with respect to each Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan
Primary Servicing Fee Rate)), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan delinquent in respect of its balloon payment on the Determination Date (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master
Servicer's obligations to make P&I Advances in respect of any mortgage loan or
REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic
Payments or Assumed Scheduled Payments on a mortgage loan with respect to any
Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction
Amount with respect to the mortgage loan for that Distribution Date.

     If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related
Assumed Scheduled Payment, then, in each case, the Master Servicer or the
Trustee will, as to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance with respect to a loan not included in the trust (such as any pari passu or subordinate loan). In addition, neither the Master Servicer nor the
Trustee will be required to make a P&I Advance for default interest, prepayment premiums or Yield Maintenance Charges. Neither the Master Servicer nor the
Trustee is required to advance amounts deemed nonrecoverable. In addition, the
Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a P&I Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

                                     S-138

     With respect to the General Motors Building Mortgage Loan, the 125 West
55th Street Mortgage Loan, the Loews Miami Beach Mortgage Loan and the
Wellpoint Office Tower Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such mortgage loan that is a
Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable
Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the related Pari
Passu Loans. If the Master Servicer determines that a proposed P&I Advance with respect to one of the mortgage loans listed in the preceding sentence, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the
Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the
Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and any related Pari Passu
Loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu
Loan determines that any advance of principal or interest with respect to such
Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to a
Pari Passu Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the General Motors Building
Mortgage Loan, the 125 West 55th Street Mortgage Loan, the Loews Miami Beach
Mortgage Loan or the Wellpoint Office Tower Mortgage Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an "approved" master servicer by any of the rating agencies.

SERVICING ADVANCES

     In addition to P&I Advances, the Master Servicer will be obligated to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances")
in connection with the servicing and administration of any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. The Special Servicer may, with respect to any
Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments) make such advance unless such advance would constitute a
Nonrecoverable Advance. To the extent that the Master Servicer fails to make a
Servicing Advance that it is required to make under the Pooling and Servicing
Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. With respect to each Non-Serviced Mortgage
Loan, servicing advances will be made under the COMM 2005-LP5 Pooling and
Servicing Agreement.

     None of the Master Servicer, the Special Servicer or the Trustee, as
applicable, will be required to make a Servicing Advance if such Servicing
Advance would be a Nonrecoverable Advance;

                                     S-139

provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of
Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced Pari Passu Loan (as a collective whole). In addition, the
Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

     Recovery of Advances

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related
Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the
Special Servicer or the Trustee will be obligated to make any Advance that it
(or the Special Servicer, as described under "--P&I Advances" and "--Servicing
Advances" in this prospectus supplement, with respect to a proposed Advance to be made by the Master Servicer or the Trustee) determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance)
out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer,
the Special Servicer or the Trustee will be entitled to recover any Advance made by it that it (or the Special Servicer) subsequently determines to be a
Nonrecoverable Advance out of general funds on deposit in the Certificate
Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. In addition, the
Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that an Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer and the
Trustee have notice shall be binding and conclusive with respect to such party.
Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in
Respect of Delinquencies" and "Description of the Pooling Agreements--
Certificate Account" in the prospectus.

     Upon a determination that a previously made Advance is a Nonrecoverable
Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as
applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such
Nonrecoverable Advance from collections of principal (with Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the
Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with Nonrecoverable Advances being reimbursed before
Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then such party is permitted to continue to seek reimbursement for such Nonrecoverable Advance over time (such reimbursement to come either solely from collections of principal or from general collections), for an additional period of time only after obtaining the approval of the
Directing Certificateholder, to be exercised in its sole discretion (with
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of

                                     S-140

general collections. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     In addition, the Master Servicer, Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance.

     To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement
Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan
Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group).

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement and compounded annually; provided, however, that with respect to any P&I
Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime
Rate" will be the prime rate, for any day, set forth in The Wall Street
Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to
Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole
Loan, an Appraisal Reduction is required to be calculated with respect to such mortgage loan or Serviced Whole Loan. An "Appraisal Reduction Event" will occur with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan)
or Serviced Whole Loan on the earliest of:

       (1) the third anniversary of the date on which an extension of the maturity date of such mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such

                                     S-141

   mortgage loan or Serviced Whole Loan by the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

       (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

       (3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special
    Servicer;

       (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related
    Mortgaged Property;

       (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy);

       (6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

       (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan unless the borrower has delivered to the Master Servicer on the related maturity date for such mortgage loan or Serviced Whole Loan a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

       (8) immediately after such mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause
(2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2).
Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to
25% of the current Stated Principal Balance of the related mortgage loan or
Serviced Whole Loan until the MAI appraisal or internal valuation is received.
With respect to each Non-Serviced Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the COMM
2005-LP5 Pooling and Servicing Agreement, which terms are substantially similar, but not necessarily identical to the provisions set forth above.

     The "Determination Date" for each Distribution Date is the earlier of (i)
sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii)
the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to
which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or
Serviced

                                     S-142

Whole Loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent
Appraisal Institute ("MAI") appraisals (the costs of which will be paid as a
Servicing Advance or, in the event such Servicing Advance would be a
Nonrecoverable Advance, a trust fund expense) with respect to any mortgage loan
(together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or (2) by an internal valuation performed by the Special Servicer (however, if the Directing
Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced
Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed
Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an
Advance by the Master Servicer, the Special Servicer or the Trustee, as
applicable). The Appraisal Reduction with respect to each Non-Serviced Mortgage
Loan will be calculated pursuant to the COMM 2005-LP5 Pooling and Servicing
Agreement.

     As a result of calculating one or more Appraisal Reductions (including an
Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class Q
Certificates, then to the Class P Certificates then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates and then to the Class A-J Certificates). See "--Advances" above.
The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the
Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage
Loans--General" in this prospectus supplement.

     With respect to each mortgage loan (other than any Non-Serviced Mortgage
Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred
(unless such mortgage loan or Serviced Whole Loan has become a Corrected
Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special
Servicer is required, (1) within 30 days of each anniversary of the related
Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3)
in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master
Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and Master Servicer the amount of the
Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an
MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the

                                     S-143

Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

     The 125 West 55th Street Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to the 125 West 55th Street Whole Loan will be allocated to the related mortgage loan and any related Serviced Pari Passu Loan on a pro rata basis, based on the outstanding principal balance of such mortgage loan and such Serviced Pari Passu Loan or Serviced Pari Passu Loans.

     Any mortgage loan or Serviced Whole Loan previously subject to an
Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a "Statement to
Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate
    Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable
    Certificate Interest;

       (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution
    Date;

       (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special
    Servicer for the related Determination Date;

       (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any
    REO Loans outstanding immediately before and immediately after the
    Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans
    (with respect to the mortgage pool and with respect to each Loan Group) as of the related Determination Date;

       (7) the number and aggregate principal balance of mortgage loans (A)
    delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

       (8) the value of any REO Property included in the trust fund as of the related Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance
     Charges;

       (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

       (12) the Pass-Through Rate for the class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

                                     S-144

       (13) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date (with respect to the mortgage pool and with respect to each Loan Group);

       (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

       (15) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Residual Certificates)
     immediately following the Distribution Date;

       (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal
     Reduction effected in connection with the Distribution Date and the total
     Appraisal Reduction Amounts as of that Distribution Date;

       (17) the number and related principal balances of any mortgage loans extended or modified on a loan-by-loan basis since the previous
     Determination Date;

       (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

       (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

       (20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

       (21) the balance of the Interest Reserve Account on the related Servicer
     Remittance Dates;

       (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral
     Support Deficit;

       (23) the aggregate unpaid principal balance of the pool of mortgage loans (with respect to the mortgage pool and with respect to each Loan
     Group) outstanding as of the close of business on the related
     Determination Date;

       (24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the
     Certificates), and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standard, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any
     Collateral Support Deficit in respect of the related REO Loan in connection with that determination;

       (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master
     Servicer and the Trustee since the prior Distribution Date;

       (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer and the Trustee since the prior
     Distribution Date;

                                     S-145

       (28) the original and then current credit support levels for each class of Certificates;

       (29) the original and then current ratings for each class of
     Certificates;

       (30) the amounts held in the Excess Liquidation Proceeds Reserve
     Account; and

       (31) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates.

     The Trustee will make available each month to the general public via its internet website initially located at "www.ctslink.com/cmbs," (i) the related
Statement to Certificateholders, (ii) to the extent received from the Master
Servicer, the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public
(and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file, the financial file and any other information requested by the Depositor. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a
Rating Agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on the Trustee's internet website), a certification that such person is a
Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA loan level reserve-LOC report, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

     Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     In connection with providing access to the Trustee's or the Master
Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. The Trustee and the Master Servicer shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee at (301) 815-6600.

     Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior

                                     S-146

written request, for review by any holder of an Offered Certificate, the
Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master
Servicer, the Rating Agencies or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the
    Closing Date as described under "Description of the Pooling
    Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing
    Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
    Trustee in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

       (9) Trustee exception reports;

       (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or
     Servicing Advance was or, if made, would be a Nonrecoverable Advance;

       (11) any and all appraisals obtained pursuant to the definition of
     "Appraisal Reduction" in this prospectus supplement;

       (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

       (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

       (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

       (15) an explanation of the calculation of any Prepayment Interest
     Shortfall.

     Copies of any and all of the foregoing items will be available to
Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and
Servicing Agreement, to provide certain of the reports or, in the case of the
Master Servicer, access to the reports available to Certificateholders set

                                     S-147

forth above, as well as certain other information received by the Master
Servicer or the Trustee, as the case may be, to any Certificateholder, the
Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any
prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master
Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of
Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special
Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the
Certificates are registered on the books and records of the Certificate
Registrar. The initial registered holder of the Offered Certificates will be
Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-C and
Class X-P Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates
(other than the Residual Certificates), a percentage equal to the product of
96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of the class, in each case, determined as of the prior
Distribution Date, and the denominator of which is equal to the aggregate
Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class R nor Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the
Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which
Liquidation Proceeds or other final payment has not yet been received. Voting
Rights allocated to a class of Certificateholders will be allocated among the
Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master
Servicer, the Special Servicer, the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any
Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

    o the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

    o the purchase of all of the assets of the trust fund by the Special
      Servicer or the Master Servicer; or

    o the exchange of all then outstanding Certificates (other than the
      Residual Certificates) for the mortgage loans remaining in the trust.
      Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

                                     S-148

     The Special Servicer and the Master Servicer (subject to the following constraints and certain constraints described in the Pooling and Servicing
Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

    o the aggregate Purchase Price of all the mortgage loans (exclusive of REO
      Loans) then included in the trust fund; and

    o the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than
      50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the
      Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal
      Balance of the pool of mortgage loans be less than 1% of the Initial Pool
      Balance. The exchange of all outstanding certificates (other than the
      Residual Certificates), including the Class X Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance, (ii) is limited to certain Classes of the Certificates and (iii) requires that all certificateholders (other than holders of the Residual Certificates) must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special
Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-C Certificates and under certain extremely limited conditions, the Class X-P Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and
Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at Wells Fargo Center, Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services (CMBS) - GECMC 2005-C2. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the
"Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee
Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0012% per annum, and will be computed on the basis of the
Stated Principal Balance of the related mortgage loan as of the preceding
Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and
Servicing Agreement, but not including routine expenses incurred in the ordinary

                                     S-149

course of performing its duties as Trustee under the Pooling and Servicing
Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the
Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the related intercreditor agreement with respect to any Whole Loan. See "Description of the Pooling Agreements--The
Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee"
and "--Resignation and Removal of the Trustee" in the prospectus

                                     S-150

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Non-Serviced Mortgage
Loans, which are serviced under COMM 2005-LP5 Pooling and Servicing Agreement, as described under "--Servicing of the Non-Serviced Mortgage Loans" below), the
Serviced Pari Passu Loans and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Pari Passu Loans and any
REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Pari
Passu Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and the Serviced Pari Passu Loans for which it is responsible.
In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and Serviced Whole Loans to one or more affiliates. The Master Servicer and the Special Servicer will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided that each of the Master Servicer and Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and Serviced Whole
Loans notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the
Non-Serviced Mortgage Loans) and the Serviced Pari Passu Loans for which each is responsible in the best interests of and for the benefit of the
Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment)
in accordance with applicable law, the terms of the Pooling and Servicing
Agreement and such mortgage loans (and, in the case of a Serviced Whole Loan, the terms of any related Serviced Pari Passu Loan and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

       (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and

       (2) the same care, skill, prudence and diligence with which the Master
    Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the
    Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans but including the Serviced Whole Loans) or Specially Serviced Mortgage Loans,
    as applicable, and the best interests of the trust and the
    Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan (as a collective whole)) as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

                                     S-151

          (A) any relationship that the Master Servicer or the Special
        Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement or any affiliate of the foregoing;

          (B) the ownership of any Certificate by the Master Servicer or the
        Special Servicer, as the case may be, or any affiliate of either;

          (C) the Master Servicer's or Special Servicer's, as applicable, obligation to make Advances;

          (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or
        Special Servicer or any affiliate of the Master Servicer or Special
        Servicer, as applicable;

          (F) any obligation of an affiliate of the Master Servicer, in its capacity as a Mortgage Loan Seller, to cure a breach of a
        representation or warranty or repurchase the mortgage loan; and

          (G) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing
        Standard").

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans
(other than the Non-Serviced Mortgage Loans) and the Serviced Pari Passu Loans.
With respect to any mortgage loan (other than the Non-Serviced Mortgage Loans)
or Serviced Pari Passu Loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, the date such balloon payment is due, unless, in either case the borrower has delivered to the
    Master Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master
    Servicer which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur at such time (or such refinancing commitment terminates prior to the expiration of such 60 day period) the related mortgage loan or Serviced Whole Loan will immediately become a Specially Serviced Mortgage Loan,

       (2) as to which any Periodic Payment (other than a balloon payment) is
    60 days or more delinquent,

       (3) as to which (A) the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (B) the related borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or (C)
    the related borrower has admitted in writing its inability to pay its debts generally as they become due,

       (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the
    Mortgaged Property,

       (5) as to which, in the judgment of either the Master Servicer or the
    Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days,

       (6) as to which, in the judgment of either the Master Servicer or the
    Special Servicer, a default (other than a payment default) that would either (a) impair the value of the related

                                     S-152

    Mortgaged Property as security for such mortgage loan or Serviced Pari
    Passu Loan or (b) otherwise materially and adversely affect the interests of Certificateholders and, if applicable, the holders of any related
    Serviced Pari Passu Loan, and would continue unremedied beyond the applicable grace period (or, if no grace period is specified in the related mortgage loan documents, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days, or

       (7) as to which a default of which the Master Servicer or Special
    Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged
    Property that covers acts of terrorism in the event that the Special
    Servicer determines, in accordance with the Servicing Standard, that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders
    (or, with respect to a Serviced Whole Loan, the holder of any related
    Serviced Pari Passu Loan) has occurred and remains unremediated for the applicable grace period specified in such mortgage loan or Serviced Whole
    Loan (or if no grace period is specified, 60 days),

the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts (other than the Interest
Reserve Account and the REO Account). The Master Servicer will be required to transfer its servicing responsibilities with respect to a mortgage loan if any of the aforementioned events has occurred with respect to any related Serviced
Pari Passu Loan. The Master Servicer will also be required to transfer its servicing responsibilities with respect to any Serviced Pari Passu Loan if any of the aforementioned events has occurred with respect to the related mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (other than the Non-Serviced Mortgage Loans) (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and any Serviced Pari Passu Loan serviced by the Special Servicer and any mortgage loans and any Serviced Pari
Passu Loan secured by Mortgaged Properties that have become REO Properties
(excluding the Non-Serviced Mortgage Loans) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans," except where the context clearly indicates otherwise. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and
Servicing Agreement.

     If any servicing transfer event with respect to a Specially Serviced
Mortgage Loan is cured, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, and, with respect to any monetary servicing transfer event, becomes a performing mortgage loan or
Serviced Whole Loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a "Corrected Mortgage Loan") to the
Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan (other than each Non-Serviced Mortgage
Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special
Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Master Servicer, the Trustee and the
Rating Agencies. If the Directing Certificateholder does not disapprove an
Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status

                                     S-153

Report. If the Directing Certificateholder objects to the Asset Status Report within ten business days of receipt, the Special Servicer will nevertheless be required to implement the recommended action as outlined in the Asset Status
Report if it determines in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if a
Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu
Loan. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status
Report until the Directing Certificateholder fails to disapprove the revised
Asset Status Report as described above or until the Special Servicer makes the determination described above; provided, however, in the event that the
Directing Certificateholder and the Special Servicer have not agreed upon an
Asset Status Report with respect to a Specially Serviced Mortgage Loan within
60 days of the Directing Certificateholder's receipt of the initial Asset
Status Report with respect to such Specially Serviced Mortgage Loan, the
Special Servicer will implement the actions described in the most recent Asset
Status Report submitted to the Directing Certificateholder by the Special
Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     No direction of the Directing Certificateholder will, and the Special
Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would (a) require, permit or cause the Special Servicer to violate the terms of any Specially Serviced Mortgage
Loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard and the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the
REMIC Provisions of the Code, (c) expose the Master Servicer, the Special
Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the
Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, the Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the
Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR and Class X
Certificates) then outstanding that has a Certificate Balance at least equal to
25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each
Class will not be reduced by the amount allocated to that class of any
Appraisal Reductions. The Controlling Class as of the Closing Date will be the
Class Q Certificates.

THE MASTER SERVICER

     GEMSA Loan Services, L.P. (the "Master Servicer") will be the Master
Servicer under the Pooling and Servicing Agreement. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200,
Houston, Texas 77042, and its telephone number is (713) 458-7200. As of March
31, 2005, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $65.6 billion.

     The Master Servicer is the successor by merger to GE Capital Loan
Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA
Holdings, Inc., an affiliate of the Depositor. The

                                     S-154

Master Servicer is owned by GECIA Holdings, Inc., and affiliates of L.J. Melody
& Company. The merger of GECLS into the Master Servicer was completed on August
1, 2001.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by it. Neither the Depositor nor any of the
Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Master Servicer will be responsible for master servicing of all of the mortgage loans, (other than the Non-Serviced Mortgage Loans, which will be serviced pursuant to the terms of the COMM 2005-LP5 Pooling and Servicing
Agreement) and each Serviced Whole Loan. The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. In particular, the Master
Servicer has informed the depositor that Bank of America will act as sub-servicer with respect to certain of the mortgage loans originated by Bank of America.

     The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation ("LNR Partners") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the mortgage loans (other than the Non-Serviced
Mortgage Loans) and the Serviced Pari Passu Loans (the "Special Servicer"). The
Non-Serviced Mortgage Loans will be specially serviced by the COMM 2005-LP5
Special Servicer, which will initially be LNR Partners pursuant to the COMM
2005-LP5 Pooling and Servicing Agreement. LNR Partners will make no representations as to the validity or sufficiency of the Pooling and Servicing
Agreement, the Certificates, the mortgage loans or this prospectus supplement.

     The principal executive offices of the Special Servicer are located at
1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii)
investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of November 30, 2004, the
Special Servicer and its affiliates were managing a portfolio which included an original count of 18,200 assets in all 50 states and in Europe with an original face value of $146 billion, most of which are commercial real estate assets.
Included in this managed portfolio are $140 billion of commercial real estate assets representing 140 securitization transactions, for which the Special
Servicer acts as special servicer.

     The information set forth in this prospectus supplement concerning LNR
Partners has been provided by it. Neither the Depositor nor any of the
Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer will be responsible for the special servicing of the mortgage loans. The Special Servicer may elect to sub-service some or all of its sub-servicing duties with respect to the Specially Serviced Mortgage Loans.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

                                     S-155

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling
Class. Any appointment of a successor Special Servicer will be subject to written confirmation from S&P and Fitch and from any applicable rating agency that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates and any class of securities backed in whole or in part by the 125 West 55th Street Pari Passu Loans.

     For further information regarding the termination and appointment of the
Special Servicer with respect to the 125 West 55th Street Whole Loan, see
"--Rights of the Holders of the 125 West 55th Street Pari Passu Loans" below.

     With respect to the Non-Serviced Mortgage Loans, the related special servicer may be terminated and replaced as provided in the COMM 2005-LP5
Pooling and Servicing Agreement, as described under "--Servicing of the
Non-Serviced Mortgage Loans--Termination of the COMM 2005-LP5 Special Servicer"
in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A servicing fee (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the
"Servicing Fee Rate") ranging from 0.03% to 0.12%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.0467% per annum. With respect to the Non-Serviced Mortgage Loans, the Servicing Fee includes a primary servicing fee that will be payable to the master servicer under the COMM 2005-LP5 Pooling and Servicing Agreement, which will accrue at a per annum rate equal to 0.02%
(the "Non-Serviced Mortgage Loan Primary Servicing Fee Rate"). The Servicing
Fee will be calculated on the basis of a 360-day year consisting of twelve
30-day months.

     In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

       (1) assumption, defeasance, earnout, modification, waiver, and consent and similar fees, charges for beneficiary statements or demand fees and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans (other than the Non-Serviced
    Mortgage Loans and any successor REO Loan), subject to the conditions set forth in the Pooling and Servicing Agreement,

       (2) all NSF check charges on all mortgage loans and Prepayment Interest
    Excess not required to be applied in connection with Uncovered Prepayment
    Interest Shortfalls, and

       (3) late payment charges and default interest paid by the borrowers
    (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special
    Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior
    Determination Date, in each case to the extent provided in the Pooling and
    Servicing Agreement.

The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The
Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.35% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the

                                     S-156

Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of a Serviced Whole Loan, from amounts received in respect of any related Serviced Pari Passu Loan). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the
Non-Serviced Mortgage Loans and any successor REO Loan);

       (1) assumption, assumption application, extension, modification, consent, waiver and earnout fees and changes for beneficiary statements or demands with respect to the Specially Serviced Mortgage Loans,

       (2) certain fees with respect to mortgage loans that are not Specially
    Serviced Mortgage Loans, to the extent set forth in the Pooling and
    Servicing Agreement; and

       (3) late payment charges and default interest paid by the borrowers
    (with respect to Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special
    Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior
    Determination Date, in each case to the extent provided in the Pooling and
    Servicing Agreement.

     Each Non-Serviced Mortgage Loan will accrue a comparable special servicing fee under the COMM 2005-LP5 Pooling and Servicing Agreement.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.0% to each collection (other than default interest) of interest and principal
(including scheduled payments, prepayments, balloon payments, and payments at maturity, but excluding any amount for which a Liquidation Fee would be paid)
received on the respective mortgage loan for so long as it remains a Corrected
Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially
Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     Each Non-Serviced Mortgage Loan will accrue a comparable workout fee under the COMM 2005-LP5 Pooling and Servicing Agreement.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a
Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or (B) a Specially Serviced
Mortgage Loan being monitored by the Special Servicer subsequently became a
Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the
Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds. The COMM 2005-LP5 Special Servicer will accrue a comparable liquidation fee with respect to each Non-Serviced Whole Loan under the COMM 2005-LP5 Pooling and Servicing Agreement (other than in connection with a repurchase of a Non-Serviced Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount

                                     S-157

and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding
anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

    o the purchase of any Specially Serviced Mortgage Loan by the Directing
      Certificateholder, the Special Servicer or the Master Servicer,

    o the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or due to a document defect with respect to such mortgage loan,

    o the purchase of a Defaulted Mortgage Loan by the Special Servicer or the
      Directing Certificateholder,

    o the purchase of a mortgage loan by the holder of a related B Note pursuant to the related intercreditor agreement,

    o the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, if either the payment of such fee is specifically prohibited under the related mezzanine intercreditor agreement, or such mortgage loan is purchased by the holder of the related mezzanine loan within 60 days of the date on which the related purchase option becomes exercisable, or

    o the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

     If, however, Liquidation Proceeds are received with respect to any
Corrected Mortgage Loan and the Special Servicer is properly entitled to a
Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No
Liquidation Fee will be payable if the mortgage loan becomes a Corrected
Mortgage Loan. Liquidation Proceeds do not include revenue from REO Properties, condemnation awards or insurance proceeds.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable, will be entitled to receive interest on
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     Except with respect to the Non-Serviced Mortgage Loans, each of the Master
Servicer (with respect to each mortgage loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Specially Serviced Mortgage Loan) will be obligated to cause the borrower to maintain (to the extent consistent with the Servicing Standard) all insurance coverage required under the related loan documents. If such borrower fails to maintain

                                     S-158

such insurance coverage, the Master Servicer will be required to itself maintain such insurance coverage (to the extent available at commercially reasonable rates, as determined by the Master Servicer, in accordance with the
Servicing Standard (subject, in the case of terrorism insurance, to the provisions of the second succeeding paragraph) and to the extent the Trustee has an insurable interest therein); provided, however, that the Master Servicer will not be required to maintain any insurance coverage with respect to a
Specially Serviced Mortgage Loan unless directed to do so by the Special
Servicer. The coverage of that kind of policy will be in an amount that is not less than the lesser of (1) the full replacement cost of the improvements securing that mortgage loan or (2) the outstanding principal balance owing on that mortgage loan (and, if applicable, any related Serviced Pari Passu Loan), but in any event, in an amount necessary to avoid the application of any co-insurance clause. After the Master Servicer determines that a Mortgaged
Property (other than a Mortgaged Property related to a Non-Serviced Mortgage
Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause the related borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the
Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Master Servicer in maintaining such policies, if the related borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to such borrower.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or
(2) the outstanding principal balance owing on the related mortgage loan (and, if applicable, any related Serviced Pari Passu Loan) and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the
Servicing Standard), a flood insurance policy (if such policy is required by the Federal Emergency Management Agency) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Special Servicer in maintaining such insurance policies will be an expense of the trust fund, payable out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of Serviced Whole Loan, the holders of any related Serviced Pari Passu Loan (the "REO Account"), or, if the
amount on deposit therein is insufficient therefor, advanced by the Master
Servicer as a Servicing Advance.

     Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to be in default for failure to maintain for any Mortgaged
Property, and neither the Master Servicer nor the Special Servicer will be required to itself maintain for any Mortgaged Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special
Servicer determines, in accordance with the Servicing Standard, that either (a)
such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance

                                     S-159

policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than with respect to a Non-Serviced Mortgage Loan). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any incremental cost incurred by the
Master Servicer or Special Servicer in maintaining a master single interest insurance policy will be paid by the Master Servicer or the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable
Advance, as a trust fund expense. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged
Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining earthquake insurance obtained by the Special Servicer will be advanced by the Special Servicer as a
Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Special Servicer (except as provided in the Pooling and Servicing
Agreement), may agree to extend the maturity date of a mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is neither (a) a
Specially Serviced Mortgage Loan nor (b) a mortgage loan that either is in default or as to which default is reasonably foreseeable; except that any such extension entered into by the Special Servicer will not be permitted to extend the maturity date beyond the earlier of:

    o two years prior to the Rated Final Distribution Date and

    o in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years, provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders (and, in the case of a Serviced Whole Loan, the holder of any related Serviced Pari
      Passu Loan (as a collective whole));

provided that, if the extension would extend the maturity date of a mortgage loan or a Serviced Whole Loan for more than 12 months (but in no event shall such extension period exceed five years, provided, in each such case, the
Special Servicer has determined that a longer extension period will result in a greater recovery on a net present value basis for the trust fund and, if a
Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu
Loan (as a collective whole)) from the original maturity date of the mortgage loan, the Special Servicer must obtain an opinion of counsel that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing
Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not respond to or approve such recommendation within ten business days of its receipt of the Special
Servicer's recommendation, then the extension will be deemed approved. If the
Directing Certificateholder objects to such extension, the Special Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Master Servicer nor the
Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan or Serviced Whole Loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

                                     S-160

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related
Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage
Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

    o extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated
      Final Distribution Date and (B) if the Specially Serviced Mortgage Loan
      is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years, provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu Loan (as a collective whole)); or

    o provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the
Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Rating Agencies, the Directing
Certificateholder, and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the
Trustee. See "Description of the Certificates--Reports to Certificateholders;
Certain Available Information" in this prospectus supplement.

     In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing
Certificateholder would cause the Special Servicer to violate the terms of any mortgage loan documents or the Pooling and Servicing Agreement, (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the
Directing Certificateholder, the Trustee and the Rating Agencies.

     See also "--General" above for a description of the Directing
Certificateholder's rights with respect to reviewing and approving the Asset
Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class
Certificateholders and shall have no liability to

                                     S-161

any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and
Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder
will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each
Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing
Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing
Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a mortgage loan (other than a Non-Serviced Mortgage Loan)
that is delinquent at least 60 days in respect of its Periodic Payment or more than 30 days in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by, and any acceleration of payments under, the related mortgage loan documents. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days. The Special
Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value. The COMM 2005-LP5 Pooling and Servicing Agreement contains provisions requiring the COMM 2005-LP5 Special Servicer to determine the fair value of each Non-Serviced Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

     In the event a mortgage loan (other than a Non-Serviced Mortgage Loan)
becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the
Special Servicer (subject to any rights of the holder of any mezzanine debt to purchase such Defaulted Mortgage Loan pursuant to the related intercreditor agreement) will each have an assignable option to purchase (a "Purchase
Option") the Defaulted Mortgage Loan from the trust fund at a price (the
"Option Price") equal to (i) the outstanding principal balance of the Defaulted
Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special
Servicer, if the Special Servicer has made such fair value determination.

     With respect to each Serviced Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related mortgage loan and not any related Serviced Pari Passu Loan.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised (or the Defaulted Mortgage Loan is purchased by the holder of the related mezzanine debt), the Special Servicer will be required (other than with respect to a Non-Serviced Mortgage Loan) to pursue such other resolution strategies available under the Pooling and Servicing Agreement,

                                     S-162

including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon

    o the related borrower's cure of all defaults on the Defaulted Mortgage
      Loan,

    o the purchase of the Defaulted Mortgage Loan by the holder of a mezzanine loan,

    o the acquisition on behalf of the trust fund of title to the related
      Mortgaged Property by foreclosure or deed in lieu of foreclosure,

    o the modification or pay-off (full or discounted) of the Defaulted Mortgage
      Loan in connection with a workout or

    o upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage
      Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan.

     In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any
affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted
Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price.
The Master Servicer may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing
Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Directing
Certificateholder will have the right to purchase any Non-Serviced Mortgage
Loan that becomes a defaulted mortgage loan under the COMM 2005-LP5 Pooling and
Servicing Agreement from the trust at the price determined by the COMM 2005-LP5
Special Servicer, subject to the purchase option described below under
"--Servicing of the Non-Serviced Mortgage Loans--Sale of Defaulted Mortgage
Loans."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced
Mortgage Loans) (and, if applicable, any related Serviced Pari Passu Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and
Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not
permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the
Trustee, for the benefit of the Certificateholders (and, in the case of a
Serviced Whole Loan, the holder of any related Serviced Pari Passu Loan), or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of or to be an "owner" or an "operator" of the
Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts

                                     S-163

environmental audits (which report will be paid for by the Master Servicer as a
Servicing Advance or, in the event such Servicing Advance would be a
Nonrecoverable Advance, a trust fund expense) and either:

       (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b)
    there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of
    Mortgage Loans--Environmental Risks" in the prospectus.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund (and, in the case of a Serviced
Whole Loan, on behalf of the holder of any related Serviced Pari Passu Loan), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any of the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or any of the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8)
of the Code at all times and, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code.
The independent contractor generally will be permitted to perform construction
(including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(c)(3)(A) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged
Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged
Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the

                                     S-164

operation of a trade or business on the Mortgaged Property, such as a hotel.
Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged
Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" and
"Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the
REMIC Pool" in the prospectus. Similar considerations apply with respect to the
Non-Serviced Mortgage Loans under the COMM 2005-LP5 Pooling and Servicing
Agreement.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those
Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the
Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or the Trustee on these Advances.

     If any Mortgaged Property (other than a Mortgaged Property related to a
Non-Serviced Mortgage Loan) suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a
Serviced Whole Loan is involved, the holder of any related Serviced Pari Passu
Loan) on liquidation of the mortgage loan after reimbursement of the Special
Servicer or the Master Servicer, as the case may be, for its expenses and (2)
the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non Serviced Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every
24 months, in each case commencing in calendar year 2006; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan or Serviced Whole Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan or
Serviced Whole Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan or Serviced Whole Loan remains a
Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a
Nonrecoverable Advance, as an expense of the trust fund (and, if a Serviced
Whole Loan is involved, an expense of the holder of any related Serviced Pari
Passu Loan), provided,

                                     S-165

further, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the
Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of the Mortgaged
Property and specifying the existence of any material vacancies in the
Mortgaged Property of any sale, transfer or abandonment of the Mortgaged
Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     With respect to each mortgage loan or Serviced Whole Loan that requires the borrower to deliver those statements, the Special Servicer or the Master
Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property
(other than the Non-Serviced Mortgage Loans). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer
likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See "Description of the
Certificates--Reports to Certificateholder; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Depositor, the Master
Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P,
Fitch and any other rating agency then rating securities backed by a Serviced
Pari Passu Loan that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or securities backed in whole or in part by such Serviced Pari Passu Loan; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund, the Certificateholders or, if the 125 West 55th Street Whole Loan is involved, the holder of any related Serviced Pari Passu Loan, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the
Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner or limited partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund out of the Certificate Account against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing
Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of

                                     S-166

negligent disregard of the obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the COMM
2005-LP5 Master Servicer, the COMM 2005-LP5 Special Servicer, or the COMM
2005-LP5 Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the General Motors Building
Whole Loan, the Loews Miami Beach Whole Loan or the Wellpoint Office Tower
Whole Loan under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a related Pari Passu
Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the COMM 2005-LP5 Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holders of any related Serviced Pari Passu Loan (as a collective whole) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the
Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I
    Advance, unless the Master Servicer determines that such P&I

                                     S-167

   Advance is a Nonrecoverable Advance), which failure is not remedied by
   11:00 a.m. (New York City time) on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master
    Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
    Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of
    Default if such failure is remedied within one business day and if the
    Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of a failure to make any Servicing Advance or a failure to pay the insurance premium for any insurance policy required to be maintained under the Pooling and Servicing
    Agreement or any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement, or 10 days in the case of a failure to provide reports and items specified under
    "Description of the Pooling Agreements--Evidence as to Compliance" in the
    prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the
    Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the
    Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a
    Serviced Pari Passu Loan; provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special
    Servicer, as applicable, is diligently pursuing such cure, such 15, 30 or
    45-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special
    Servicer of any representation or warranty in the Pooling and Servicing
    Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced Pari
    Passu Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
    Servicer, as the case may be, by the Depositor or the Trustee, or to the
    Master Servicer, the Special Servicer, the Depositor and the Trustee or
    the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25% of any affected holder of a Serviced Pari Passu Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing a cure, such 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced Pari Passu Loan are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier;

                                     S-168

       (g) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates or any class of securities backed in whole or in part by a Serviced Pari Passu
    Loan and, with respect to any such notice that the continuation of the
    Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days;

       (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent; and

       (i) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of any class of securities backed in whole or in part by a Serviced Pari Passu Loan, or (2) placed any class of securities backed in whole or in part by a Serviced Pari Passu Loan on
    "watchlist" status in contemplation of rating downgrade or withdrawal (and such "watchlist" status placement shall not have been withdrawn by Moody's within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master
    Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting
Rights (without giving effect to the Voting Rights of the defaulting party or its affiliates), the Trustee will be required, to terminate all of the rights
(other than rights to indemnification under the Pooling and Servicing
Agreement, and further subject to the provisions of the Pooling and Servicing
Agreement, including the compensation provisions), and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. In addition, if an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement that affects a holder of any Serviced Pari Passu Loan or any class of securities backed in whole or in part thereby, and the Master
Servicer or the Special Servicer is not otherwise terminated, then, at the request of such affected holder of such Serviced Pari Passu Loan or such securities, the Trustee shall require the Master Servicer or Special Servicer, as applicable, to appoint, within 30 days of the Trustee's request, a sub-servicer if such Serviced Whole Loan is not then being sub-serviced (or, if the related Serviced Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer) with respect to such Serviced Whole Loan. If the
Master Servicer receives a notice of termination due to an Event of Default, the Trustee, using "request for proposal" materials prepared by the Master
Servicer, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master
Servicer. The Master Servicer will continue to serve as master servicer during the bid process unless the Trustee directs otherwise. If the Master Servicer is terminated, and if no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee (or the Master Servicer with respect to a termination of the
Special Servicer) will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling, it may, or if it is unable so to act (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights), it will be required to appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and
Fitch to any class of Certificates and (ii) by the

                                     S-169

applicable rating agencies to any class of securities backed in whole or in part by a Serviced Pari Passu Loan, to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity;

       (b) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements in this prospectus supplement made with respect to the certificates, the trust or the Pooling and Servicing Agreement, to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate
    Account, the separate custodial account maintained with respect to a
    Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced Pari Passu Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders), and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of
    Certificates and (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by a letter from each of S&P and Fitch, and each such applicable rating agency;

       (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the
    Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any holder of a related Serviced Pari Passu Loan or (B) to restrict the transfer of the
    Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain
    Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
    Certificates," and "--Taxation of Residual Certificates--Tax-Related
    Restrictions on Transfer of Residual Certificates" in the prospectus;

       (e) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and

                                     S-170

   Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any
   Certificateholder or any holder of a Serviced Pari Passu Loan (unless the affected Certificateholder or such holder of a Serviced Pari Passu Loan consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of Certificates and (ii)
   by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced Pari Passu Loan; or

       (f) to amend or supplement any provision of the Pooling and Servicing
    Agreement to the extent necessary to maintain the then-current ratings assigned (i) by S&P and Fitch to each class of Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced Pari Passu Loan, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P and Fitch and such applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate
Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans, a Serviced Pari Passu Loan which are required to be distributed on a Certificate of any class, to the holder of such Serviced Pari Passu Loan without the consent of the holder of that Certificate, such Serviced Pari Passu
Loan, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3)
adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the holders of the Serviced Pari Passu
Loans.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment, or at the expense of the trust if the amendment is requested by the
Trustee on behalf of the Certificateholders) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special
Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC or the Lower-Tier
REMIC to fail to qualify as a REMIC.

RIGHTS OF THE HOLDERS OF THE 125 WEST 55TH STREET PARI PASSU LOANS

     Right to Exercise the Rights of the Directing Certificateholder in the
Pooling and Servicing Agreement with Respect to the 125 West 55th Street Whole
Loan. Any decision to be made with respect to the 125 West 55th Street Whole
Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 125 West 55th Street Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan. If the holders of the 125 West 55th
Street Whole Loan (or their designees) then holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan are not able to agree on a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special
Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (provided that such action does not violate the
Servicing Standard or another

                                     S-171

provision of the Pooling and Servicing Agreement, the 125 West 55th Street
Whole Loan or any applicable REMIC provisions), and the Master Servicer or the
Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the Pooling and
Servicing Agreement and related intercreditor agreement, each holder of the 125
West 55th Street Whole Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action.
Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the 125 West
55th Street Whole Loan will be entitled to approve the following:

       (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the 125 West
    55th Street Whole Loan, a modification or waiver of any other monetary term of the 125 West 55th Street Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

       (2) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance"
    clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       (3) any proposed or actual foreclosure upon or comparable conversion
    (which may include acquisitions of an REO Property) of any related
    Mortgaged Property if the 125 West 55th Street Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

       (4) any proposed or actual sale of the related REO Property or the 125
    West 55th Street Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the 125 West 55th
    Street Mortgage Loan by the related Mortgage Loan Seller under the Pooling and Servicing Agreement and/or the Purchase Agreement by reason of a breach of a representation or warranty or a document defect);

       (5) any release of the related borrower, any guarantor or other obligor from liability;

       (6) any modification or amendment of, or waiver of any term of the 125
    West 55th Street Whole Loan that would result in a discounted pay-off;

       (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

       (8) any substitution or release of collateral or acceptance of additional collateral for the 125 West 55th Street Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

       (9) any adoption or approval of a plan in a bankruptcy of the borrower;

       (10) any termination or consent to termination of the related property manager of the 125 West 55th Street Whole Loan or a change in any franchise arrangement related to the 125 West 55th Street Whole Loan;

       (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

       (12) any renewal or replacement of the then-existing insurance policies
     (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

                                     S-172

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special
Servicer or the Master Servicer by the holders of the 125 West 55th Street
Whole Loan, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     In the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 125 West 55th Street Whole Loan (as a collective whole), the Master
Servicer or the Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of 125 West 55th Street
Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the 125 West 55th Street Mortgage Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the 125 West 55th Street Mortgage Loan and the 125 West 55th
Street Pari Passu Loans. Each option holder specified in "--Sale of Defaulted
Mortgage Loans" of this prospectus supplement will have an option to purchase the 125 West 55th Street Mortgage Loan and each holder of a 125 West 55th
Street Pari Passu Loan (or its designees) will have an option to purchase its respective 125 West 55th Street Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

     Termination of the Master Servicer. If an Event of Default has occurred with respect to the Master Servicer under the Pooling and Servicing Agreement, which Event of Default relates to the 125 West 55th Street Whole Loan or, if the Certificates issued under the Pooling and Servicing Agreement or any securities issued under any other pooling and servicing agreement as to which a
125 West 55th Street Pari Passu Loan is subject, have been qualified, withdrawn or downgraded (or placed on "watchlist" status) because of the actions of the
Master Servicer with respect to the 125 West 55th Street Whole Loan, then the holder of the 125 West 55th Street Mortgage Loan (or its designee (which designee for the trust fund created pursuant to the Pooling and Servicing
Agreement will be the Directing Certificateholder)) or any holder of a 125 West
55th Street Pari Passu Loan will be entitled to direct the Trustee to appoint a sub-servicer with respect to the 125 West 55th Street Portfolio Whole Loan (or,
if the related Serviced Whole Loan is currently being sub-serviced to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer).

     Termination of the Special Servicer. The noteholder holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the 125 West 55th Street Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 30 days, then at the direction of the
Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     General. Pursuant to the terms of the related intercreditor agreements, all of the Non-Serviced Mortgage Loans will be serviced and administered pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

    o Wells Fargo Bank, N.A., which is the trustee under the COMM 2005-LP5
      Pooling and Servicing Agreement (the "COMM 2005-LP5 Trustee"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Non-Serviced Mortgage Loans;

    o Midland Loan Services, Inc., which is the master servicer under the COMM
      2005-LP5 Pooling and Servicing Agreement (the "COMM 2005-LP5 Master
      Servicer"), will, in that

                                     S-173

      capacity, be the master servicer for the Non-Serviced Mortgage Loans under the COMM 2005-LP5 Pooling and Servicing Agreement, however, P&I
      Advances with respect to the Non-Serviced Mortgage Loans will be made by the Master Servicer or the Trustee, as applicable, as described in
      "Description of the Certificates--Advances" in the prospectus supplement;
      and

    o LNR Partners, Inc., which is the special servicer of the Non-Serviced
      Mortgage Loans under the COMM 2005-LP5 Pooling and Servicing Agreement
      (the "COMM 2005-LP5 Special Servicer"), will, in that capacity, be the special servicer for the Non-Serviced Mortgage Loans;

    o the Master Servicer, the Special Servicer or the Trustee under the
      Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the COMM 2005-LP5 Master Servicer, the COMM 2005-LP5 Special Servicer or the COMM 2005-LP5 Trustee or to
      make servicing advances with respect to the Non-Serviced Whole Loans. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to any
      Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and collections from the COMM 2005-LP5 Master
      Servicer or the COMM 2005-LP5 Special Servicer;

    o the Directing Certificateholder will not have any rights with respect to the servicing and administration of the Non-Serviced Whole Loans under the COMM 2005-LP5 Pooling and Servicing Agreement except as set forth below; and

    o under the terms of the related intercreditor agreements and the Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to each of the Non-Serviced Whole Loans that is allocable to the related Non-Serviced Mortgage Loans will be payable from the trust fund.

     Termination of the COMM 2005-LP5 Master Servicer with Respect to Any
Non-Serviced Mortgage Loan. If an event of default on the part of the COMM
2005-LP5 Master Servicer affects a Non-Serviced Mortgage Loan and the COMM
2005-LP5 Master Servicer is not otherwise terminated, the Directing
Certificateholder will be entitled to direct the COMM 2005-LP5 Trustee to appoint a sub-servicer with respect to the related Non-Serviced Whole Loan (or, if the related Non-Serviced Whole Loan is currently being sub-serviced then the
COMM 2005-LP5 Trustee may replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement) that will be responsible for servicing such
Non-Serviced Whole Loan. The selection of the new sub-servicer will be subject to the approval of the holders of a majority of the principal balance of such
Non-Serviced Mortgage Loan and the related Pari Passu Loans, or if such holders are unable to reach agreement within 45 days, the directing certificateholder under the COMM 2005-LP5 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from each Rating Agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

     Sale of Any Defaulted Non-Serviced Mortgage Loan. Under the COMM 2005-LP5
Pooling and Servicing Agreement, if the General Motors Building Whole Loan, the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
applicable, is subject to a fair value purchase option, the COMM 2005-LP5
Special Servicer will be required to determine the purchase price for each of the related Non-Serviced Mortgage Loan and the related Pari Passu Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the related Non-Serviced
Mortgage Loan and each holder of a related Pari Passu Loan (or its designee)
will have an option to purchase its respective Pari Passu Loan, at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5
Pooling and Servicing Agreement.

     The General Motors Building Mortgage Loan

     Right to Exercise the Rights of the Directing Certificateholder in the
COMM 2005-LP5 Pooling and Servicing Agreement with Respect to the General
Motors Building Whole Loan. So long as no

                                     S-174

General Motors Building Control Appraisal Event exists, the holder of the
General Motors Building B Note, will be entitled to exercise substantially all rights of the directing certificateholder under the COMM 2005-LP5 Pooling and
Servicing Agreement with respect to the General Motors Building Whole Loan. The
General Motors Building B Note has been securitized and certificates representing an interest in such note were issued. References to rights of the holder of such note herein include any such rights that may be exercised by holders of those certificates.

     Following the occurrence and during the continuance of a General Motors
Building Control Appraisal Event, the holder of the General Motors Building B
Note will not be entitled to exercise any such rights, and any decision to be made with respect to the General Motors Building Whole Loan which requires the approval of the directing certificateholder under the COMM 2005-LP5 Pooling and
Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the General
Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans.
If the holders of the General Motors Building Senior Loans (or their designees)
then holding a majority of the outstanding principal balance of the General
Motors Building Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the COMM 2005-LP5 Pooling and
Servicing Agreement within 45 days after receipt of a request for consent to any action by the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special
Servicer, as applicable, the directing certificateholder under the COMM
2005-LP5 Pooling and Servicing Agreement will be entitled to direct the COMM
2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2005-LP5 Pooling and Servicing Agreement (including that such action does not violate the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement or another provision of the COMM 2005-LP5 Pooling and
Servicing Agreement, the General Motors Building Whole Loan, the related intercreditor agreement or any applicable REMIC provisions), and the COMM
2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard or the REMIC provisions set forth in the COMM 2005-LP5
Pooling and Servicing Agreement.

     In the event that the COMM 2005-LP5 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the
General Motors Building Whole Loan (as a collective whole), the COMM 2005-LP5
Special Servicer may take any such action without waiting for the instruction of the holders of General Motors Building Senior Loans.

     A "General Motors Building Control Appraisal Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the General
Motors Building B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the
General Motors Building B Note and any appraisal reduction amounts and realized losses allocated to the General Motors Building B Note, is less than 25% of the initial principal balance of the General Motors Building B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the General Motors Building B Note) or
(ii) if the directing certificateholder under the COMM 2005-LP5 Pooling and
Servicing Agreement is an affiliate of the related borrower.

     Consultation and Consent. Unless a General Motors Building Control
Appraisal Event has occurred and is continuing, then (i) the COMM 2005-LP5
Master Servicer or the COMM 2005-LP5 Special Servicer, as the case may be, will be required to consult with the holder of the General Motors Building B Note upon the occurrence of any event of default for the General Motors Building
Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the General Motors Building B Note and to consult with the holder of the General Motors Building B Note with respect to certain determinations made by the COMM 2005-LP5 Special Servicer pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related mortgage loan documents has occurred) the COMM 2005-LP5 Master Servicer and the COMM 2005-LP5
Special Servicer will be required to consult with the holder of the General
Motors Building B Note (1) with

                                     S-175

respect to proposals to take any significant action with respect to the General
Motors Building Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the General Motors Building B
Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the General Motors Building Whole Loan, the COMM
2005-LP5 Master Servicer and the COMM 2005-LP5 Special Servicer will be required to notify in writing to the holder of the General Motors Building B
Note of any proposal to take any of such actions (and to provide the holder of the General Motors Building B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the General
Motors Building B Note in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the General Motors Building B Note (which approval may be withheld in its sole discretion) with respect to:

       (i) any modification, amendment or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the General Motors Building Whole Loan, a modification or waiver of any other monetary term of the General Motors Building Whole
    Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

       (ii) any determination not to enforce a "due-on-sale" clause and/or
    "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       (iii) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

       (iv) any proposed or actual sale of the related REO Property or the
    General Motors Building Mortgage Loan (other than in connection with exercise of the fair value purchase option or the purchase option described below under "Purchase Option", the termination of the trust fund pursuant to the Pooling and Servicing Agreement, or the purchase of the General Motors
    Building Mortgage Loan by the mortgage loan seller by reason of a material breach or material defect);

       (v) any release of the related borrower, any guarantor or other obligor from liability;

       (vi) any modification or amendment of, or waiver of any term of the
    General Motors Building Whole Loan that would result in a discounted pay-off;

       (vii) any action to bring any related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

       (viii) any substitution or release of collateral or acceptance of additional collateral for the General Motors Building Whole Loan including the release of additional collateral for such loan unless required by the related mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

       (ix) any adoption or approval of a plan in a bankruptcy of the borrower;

       (x) any consent to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender's consent thereto is required under the related mortgage loan documents;

                                     S-176

       (xi) any renewal or replacement of the then-existing insurance policies
     (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; or

       (xii) any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

provided that, in the event that the holder of the General Motors Building B
Note fails to notify the applicable COMM 2005-LP5 Special Servicer or the COMM
2005-LP5 Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the holder of the
General Motors Building B Note by such COMM 2005-LP5 Special Servicer or COMM
2005-LP5 Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the holder of the
General Motors Building B Note, such action shall be deemed to have been approved by the holder of the General Motors Building B Note.

     Such rights will terminate and will be exercised by the holders of the
General Motors Building Senior Loans (as described above) at any time that a
General Motors Building Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM
2005-LP5 Special Servicer or the COMM 2005-LP5 Master Servicer by the holder of the General Motors Building B Note, in no event will the COMM 2005-LP5 Special
Servicer or the COMM 2005-LP5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the COMM
2005-LP5 Pooling and Servicing Agreement, violate the REMIC provisions of the
Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing
Agreement or the related mortgage loan documents.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the General Motors Building Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the General
Motors Building B Note (in accordance with the related intercreditor agreement)
will have the right to cure such event of default (each such cure, a "General
Motors Building Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the
General Motors Building B Note to effect a General Motors Building Cure Event is subject to the limitation that there be no more than three consecutive
General Motors Building Cure Events and, no more than an aggregate of three
General Motors Building Cure Events in any twelve calendar month period and no more than nine General Motors Building Cure Events during the term of the
General Motors Building Whole Loan. So long as the holder of the General Motors
Building B Note is exercising its cure right, neither the COMM 2005-LP5 Master
Servicer nor the COMM 2005-LP5 Special Servicer will be permitted to (i)
accelerate the General Motors Building Whole Loan, (ii) treat such event of default as such for purposes of transferring the General Motors Building Whole
Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the General Motors Building B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, such rights may be exercised on behalf of the holder of the General Motors Building B Note by any one or more holders of the related certificates. If holders from more than one class of the related certificates exercise cure rights, the COMM
2005-LP5 Master Servicer or COMM 2005-LP5 Special Servicer, as applicable, is required to accept cure payments from the most subordinate class of related certificates exercising cure rights, and return any cure payments made by a more senior class of related certificates.

     Purchase Option. So long as no General Motors Building Control Appraisal
Event exists, the holder of the General Motors Building B Note has the option of purchasing the General Motors Building Mortgage Loan from the trust, together with the General Motors Building Pari Passu

                                     S-177

Loans, at any time after the General Motors Building Whole Loan becomes a specially serviced loan under the COMM 2005-LP5 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the General
Motors Building Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related
Mortgaged Property has occurred and that the General Motors Building Whole Loan has not become a corrected mortgage loan.

     The purchase price required to be paid by the holder of the General Motors
Building B Note will generally equal the aggregate outstanding principal balance of the General Motors Building Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the General
Motors Building Whole Loan, and, if such purchase price is being paid more than
90 days after the event giving rise to the holder of the General Motors
Building B Note purchase, a 1% liquidation fee (which will be paid to the COMM
2005-LP5 Special Servicer).

     Termination of the COMM 2005-LP5 Special Servicer with Respect to the
General Motors Building Whole Loan. So long as no General Motors Building
Control Appraisal Event exists, the holder of the General Motors Building B
Note is permitted to terminate, at its expense, the COMM 2005-LP5 Special
Servicer for the General Motors Building Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2005-LP5 Pooling and Servicing
Agreement. If a General Motors Building Control Appraisal Event exists, or if the holder of the General Motors Building B Note is an affiliate of the related borrower, the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the
General Motors Building Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the COMM 2005-LP5 Directing
Certificateholder will be entitled to appoint a replacement special servicer.
Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each Rating Agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

     The Loews Miami Beach Mortgage Loan and the Wellpoint Office Tower
Mortgage Loan

     Consultation and Consent. Any decision to be made with respect to the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan that requires the approval of the directing certificateholder under the COMM
2005-LP5 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the COMM
2005-LP5 Special Servicer and the appointment of a successor special servicer)
will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole
Loan or the Wellpoint Office Tower Whole Loan, as applicable. If noteholders then holding a majority of the outstanding principal balance of the Loews Miami
Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as applicable (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the COMM 2005-LP5 Pooling and Servicing Agreement within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2005-LP5 Master Servicer or the
COMM 2005-LP5 Special Servicer, as applicable, the controlling class representative under the COMM 2005-LP5 Pooling and Servicing Agreement will be entitled to direct the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5
Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2005-LP5 Pooling and Servicing Agreement
(provided, that such action does not violate applicable law, the servicing standard or any other provision of the COMM 2005-LP5 Pooling and Servicing
Agreement, the related mortgage loan documents or the REMIC provisions of the
Code), and the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special
Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing

                                     S-178

Agreement. Pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement and
related intercreditor agreements, each holder of the Loews Miami Beach Whole
Loan or the Wellpoint Office Tower Whole Loan, as applicable, and the related
Pari Passu Loans may consult separately with the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
applicable, will be entitled to approve the following:

    o any modification or amendment of, or waiver with respect to, the Loews
      Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
      applicable, or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews
      Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
      applicable, modification or waiver of any other monetary term of the Loews
      Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
      applicable, relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Loews Miami Beach Whole Loan or the Wellpoint Office
      Tower Whole Loan, as applicable, which restricts the related borrower from incurring additional indebtedness or from transferring any related
      Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

    o any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged
      Property securing such Whole Loan or any acquisition of the related
      Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related
      REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a mortgage loan seller of a Mortgage Loan or Pari Passu Loan in connection with a breach of a representation or a warranty or a document defect);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the Loews Miami Beach Whole Loan or the Wellpoint Office
      Tower Whole Loan, as applicable, unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

    o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the Loews Miami Beach Whole
      Loan or the Wellpoint Office Tower Whole Loan, as applicable.

    o any adoption or approval of a plan in a bankruptcy of the related borrower;

                                     S-179

    o consenting to any new lease or any amendment, modification, waiver or termination of any lease at any Mortgaged Property securing the Loews
      Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
      applicable, in each case to the extent the lender's approval is required under the related mortgage loan documents; and

    o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM
2005-LP5 Special Servicer or the COMM 2005-LP5 Master Servicer by the
noteholders then holding a majority of the outstanding principal balance of the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as
applicable, in no event will the COMM 2005-LP5 Special Servicer or the COMM
2005-LP5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing Agreement or
the related mortgage loan documents.

     In addition, if the Master Servicer or Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interest of the noteholders (as a collective whole), the applicable servicer may take such action without waiting for a response from any noteholder or any controlling class representative, as applicable.

     Termination of the COMM 2005-LP5 Special Servicer with Respect to the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole
Loan. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan or the Wellpoint Office
Tower Whole Loan, as applicable, will be entitled to terminate the COMM
2005-LP5 Special Servicer with respect to the special servicing of the Loews
Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan, as applicable, at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM
2005-LP5 Pooling and Servicing Agreement. If noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole
Loan or the Wellpoint Office Tower Whole Loan (or their designees), as applicable, are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 45 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the related controlling class representative appointed under the
COMM 2005-LP5 Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each Rating Agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

                                     S-180

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the
Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate
Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class
A-1A Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second in respect of the
Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate
Balance thereof is reduced to zero, fourth, in respect of the Class A-3
Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A
Certificates. After those distributions, the remaining Principal Distribution
Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the
Class X-C Certificates), in that order, in each case until the Certificate
Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates,
will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, prepayment premiums, Yield Maintenance
Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. See "Risk Factors--Borrower May
Be Unable to Repay Remaining Principal Balance on Maturity Date" in this prospectus supplement.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any
Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal
Distribution Amount and/or the Group 2

                                     S-181

Principal Distribution Amount, as described under "Description of the
Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount (or the Group 1 Principal Distribution Amount and/or the
Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral
Support Deficit with respect to the Certificates.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed
Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal
Distribution Amount (or, for purposes of calculating distributions on the Class
A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount, as described under "Description of the
Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates, thereby reducing the Principal Distribution
Amount (or the Group 1 Principal Distribution Amount and/or the Group 2
Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate with a principal balance purchased at a premium, or the Class X-P Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction
(or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out
Periods or otherwise) on the mortgage

                                     S-182

loans will affect the Pass-Through Rate of those classes of Certificates whose
Pass-Through Rate is affected by the WAC Rate for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC
Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of
Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out
Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to a Lock-out Period, a defeasance period and/or a Yield Maintenance Period (as defined below). Any period during which a Yield Maintenance Charge is required is referred to in this prospectus supplement as a "Yield Maintenance Period". See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. A borrower may also defease or prepay a mortgage loan, irrespective of market interest rates, in order to refinance for higher proceeds.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those

                                     S-183

factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 9 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first in respect of the Class
A-AB Certificates until the Certificate Balance thereof is reduced to the
Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate
Balance thereof is reduced to zero, fifth, in respect of the Class A-AB
Certificates until the Balance thereof is reduced to zero and sixth, in respect of the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero and the Group 2 Principal Distribution Amount (and, after the Class A-4
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class
C, Class D and Class E Certificates and then the Non-Offered Certificates
(other than the Class X-C Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "25% CPR," "50%
CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of the later of any
Lock-out Period, defeasance period or Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and

                                     S-184

the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions
("Structuring Assumptions"), among others:

       (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in June, 2005;

       (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off
    Date will remain in effect to maturity, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

       (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity, except in the case of (i) mortgage loans that change from being interest only to amortizing, (ii) mortgage loans that change from amortizing to interest only, (iii) mortgage loans that have an interest rate schedule and (iv) mortgage loans that amortize according to a defined schedule;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out
    Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

       (e) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

       (f) the Closing Date is May 24, 2005;

       (g) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement;

       (h) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans; and

       (i) the General Motors Building Mortgage Loan was modeled based on the principal balance of the related General Motors Building Whole Loan, but only the portions of such cash flow due with respect to the Cut-off Date
    Balance of the related General Motors Building Mortgage Loan (and not the
    General Motors Building B Note or General Motors Building Pari Passu
    Loans) were included in the tables presented herein. For the interest rates used to model this Mortgage Loan and the related Whole Loan see
    Annex A-6 and Annex A-7, respectively.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial
Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                     S-185

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................       86          86          86          86          86
May 10, 2007 ................................       69          69          69          69          69
May 10, 2008 ................................       47          47          47          47          47
May 10, 2009 ................................       19          19          19          19          19
May 10, 2010 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     2.69        2.69        2.69        2.69        2.69
Estimated Month of First Principal ..........     6/05        6/05        6/05        6/05        6/05
Estimated Month of Maturity .................     1/10       10/09       10/09       10/09       10/09


----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     4.78        4.76        4.75        4.72        4.52
Estimated Month of First Principal ..........     1/10       10/09       10/09       10/09       10/09
Estimated Month of Maturity .................     5/10        5/10        5/10        5/10        5/10


----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-186

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     6.60        6.59        6.58        6.56        6.38
Estimated Month of First Principal ..........    12/11        9/11        9/11        9/11        9/11
Estimated Month of Maturity .................     4/12        4/12        4/12        4/12        4/12


----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................       78          78          78          78          78
May 10, 2012 ................................       63          63          63          62          56
May 10, 2013 ................................       39          37          35          33          32
May 10, 2014 ................................       14          10           8           7           6
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     7.41        7.35        7.31        7.27        7.22
Estimated Month of First Principal ..........     5/10        5/10        5/10        5/10        5/10
Estimated Month of Maturity .................    12/14       10/14        9/14        9/14        8/14


----------
(1)   The weighted average life of the Class A-AB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-AB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-AB Certificates.

                                     S-187

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.79        9.78        9.76        9.72        9.57
Estimated Month of First Principal ..........    12/14       10/14        9/14        9/14        8/14
Estimated Month of Maturity .................     4/15        4/15        4/15        4/15        1/15


----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................       99          99          99          99          99
May 10, 2007 ................................       99          99          99          99          99
May 10, 2008 ................................       98          98          98          98          98
May 10, 2009 ................................       97          97          97          97          97
May 10, 2010 ................................       63          63          63          62          62
May 10, 2011 ................................       62          62          61          61          61
May 10, 2012 ................................       44          44          44          44          44
May 10, 2013 ................................       43          43          43          43          43
May 10, 2014 ................................       42          42          42          42          42
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     7.26        7.26        7.24        7.23        7.10
Estimated Month of First Principal ..........     6/05        6/05        6/05        6/05        6/05
Estimated Month of Maturity .................     4/15        4/15        4/15        4/15        2/15


----------
(1)   The weighted average life of the Class A-1A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

                                     S-188

   PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.89        9.89        9.88        9.88        9.71
Estimated Month of First Principal ..........     4/15        4/15        4/15        4/15        2/15
Estimated Month of Maturity .................     5/15        5/15        5/15        4/15        2/15


----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.88        9.71
Estimated Month of First Principal ..........     5/15        5/15        5/15        4/15        2/15
Estimated Month of Maturity .................     5/15        5/15        5/15        4/15        2/15


----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-189

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.93        9.71
Estimated Month of First Principal ..........     5/15        5/15        5/15        4/15        2/15
Estimated Month of Maturity .................     5/15        5/15        5/15        5/15        2/15


----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.96        9.71
Estimated Month of First Principal ..........     5/15        5/15        5/15        5/15        2/15
Estimated Month of Maturity .................     5/15        5/15        5/15        5/15        2/15


----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-190

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


DATE                                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percent .............................      100%        100%        100%        100%        100%
May 10, 2006 ................................      100         100         100         100         100
May 10, 2007 ................................      100         100         100         100         100
May 10, 2008 ................................      100         100         100         100         100
May 10, 2009 ................................      100         100         100         100         100
May 10, 2010 ................................      100         100         100         100         100
May 10, 2011 ................................      100         100         100         100         100
May 10, 2012 ................................      100         100         100         100         100
May 10, 2013 ................................      100         100         100         100         100
May 10, 2014 ................................      100         100         100         100         100
May 10, 2015 ................................        0           0           0           0           0
Weighted Average Life Years(1) ..............     9.96        9.96        9.96        9.96        9.78
Estimated Month of First Principal ..........     5/15        5/15        5/15        5/15        2/15
Estimated Month of Maturity .................     5/15        5/15        5/15        5/15        3/15


----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X-P CERTIFICATES

     The yield to maturity of the Class X-P Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the mortgage loans. Investors in the Class X-P Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-P Certificates for the specified CPRs based on the Structuring Assumptions. It was further assumed (i)
that the purchase price of the Class X-P Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Special Servicer or the Directing Certificateholder purchased all of the mortgage loans and REO
Properties as described under "Description of the Certificates--Termination;
Retirement of Certificates," in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-P Certificates will correspond to the cash flows shown in this

                                     S-191

prospectus supplement or that the aggregate purchase price of the Class X-P
Certificates will correspond to the cash flows shown in this prospectus supplement or that the aggregate purchase price of the Class X-P Certificates will be assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all of the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X-P Certificates.

         PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS X-P CERTIFICATES
                    AT THE RESPECTIVE CPRS SET FORTH BELOW:


                                          PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------------------
ASSUMED PURCHASE PRICE       0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
------------------------   ----------   ---------   ---------   ---------   ---------

1.547090% ..............       4.59%       4.59%       4.59%       4.59%       4.59%


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) the COMM 2005-LP5 Pooling and Servicing
Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, two separate
"real estate mortgage investment conduit" elections will be made with respect to designated portions of the trust fund (the "Upper-Tier REMIC" and the
"Lower-Tier REMIC" referred to below, respectively) within the meaning of
Sections 860A through 860G (the "REMIC Provisions") of the Code. Furthermore,
(1) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class X-C, Class X-P, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates will evidence the "regular interests" in the
Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of
"residual interests" in the Upper-Tier REMIC and (3) the Class LR Certificates
will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, any REO Properties acquired on behalf of the
Certificateholders or a beneficial interest therein in the case of the
Non-Serviced Mortgage Loans and amounts with respect thereto contained in the
Certificate Account, the Interest Reserve Account and the REO Accounts. The
Offered Certificates are "Regular Certificates" as defined in the prospectus.

     Because they represent regular interests, each class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class X-P
Certificates, will be issued at a premium and that the Class X-P Certificates will be issued with original issue discount ("OID") for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates" and "--Taxation of Regular
Certificates" in the prospectus.

                                     S-192

     Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their issue price (including accrued interest from the Cut-off Date). Any "negative"
amounts of OID on the Class X-P Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of any Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID
Regulations may be promulgated with respect to the Class X-P Certificates.

     Yield Maintenance Charges actually collected will be distributed to the
Offered Certificates as described under "Description of the
Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield
Maintenance Charges so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may
be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" for a
"real estate investment trust" ("REIT") within the meaning of Section
856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages"
for another REMIC within the meaning of Section 860G(a)(3) of the Code. The
Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 56 and 17 mortgaged properties, securing approximately 28.34% and 4.67% of the Initial Pool Balance, respectively, are multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" and
"Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in
the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the
"Underwriting Agreement"), among Banc of America Securities LLC, Deutsche Bank
Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and
Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the
"Underwriters") and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional
Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

                                     S-193



                                                                                               MERRILL LYNCH
                                                                                               PIERCE, FENNER
                      BANC OF AMERICA    DEUTSCHE BANK    CITIGROUP GLOBAL     J.P. MORGAN        & SMITH
                       SECURITIES LLC   SECURITIES INC.     MARKETS INC.     SECURITIES INC.    INCORPORATED
                     ----------------- ----------------- ------------------ ----------------- ---------------

Class A-1 ..........  $   36,666,667      $ 18,333,333       $        --       $        --      $        --
Class A-2 ..........  $  193,266,667      $ 96,633,333       $15,000,000       $15,000,000      $15,000,000
Class A-3 ..........  $   88,266,667      $ 44,133,333       $        --       $        --      $        --
Class A-AB .........  $   48,241,333      $ 24,120,667       $        --       $        --      $        --
Class A-4 ..........  $  266,932,667      $133,466,333       $15,000,000       $15,000,000      $15,000,000
Class A-1A .........  $  300,832,667      $150,416,333       $        --       $        --      $        --
Class A-J ..........  $   99,420,667      $ 49,710,333       $        --       $        --      $        --
Class X-P ..........  $1,215,224,667      $607,612,333       $        --       $        --      $        --
Class B ............  $    9,320,667      $  4,660,333       $        --       $        --      $        --
Class C ............  $   20,194,667      $ 10,097,333       $        --       $        --      $        --
Class D ............  $   10,874,000      $  5,437,000       $        --       $        --      $        --
Class E ............  $   17,088,000      $  8,544,000       $        --       $        --      $        --


     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the
Underwriting Agreement, to purchase all of the Offered Certificates if any
Offered Certificates are purchased. In the event of a default by any
Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the
Depositor has agreed to indemnify the Underwriters and the Mortgage Loan
Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 102.11% of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered
Certificates from May 1, 2005. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers. Deutsche Bank Securities Inc. is an affiliate of
GACC, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders; Certain Available Information," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Certain Available Information," we
cannot assure you that any additional information regarding the Offered
Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                     S-194

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters
by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"
and, together with S&P, the "Rating Agencies"):

      CLASS          S&P     FITCH
-----------------   -----   ------
  A-1 ...........    AAA      AAA
  A-2 ...........    AAA      AAA
  A-3 ...........    AAA      AAA
  A-AB ..........    AAA      AAA
  A-4 ...........    AAA      AAA
  A-1A ..........    AAA      AAA
  A-J ...........    AAA      AAA
  X-P ...........    AAA      AAA
  B .............    AA+      AA+
  C .............     AA      AA
  D .............    AA-      AA-
  E .............     A        A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, yield maintenance charges or net default interest.

     In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any
Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges or default interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                     S-195

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered
Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan")
should review with its legal advisors whether the purchase or holding of
Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto.
Moreover, each Plan fiduciary should determine whether an investment in the
Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction
Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank
Securities Inc., Final Authorization Number 97-03E (December 9, 1996),
Citigroup Global Markets Inc., PTE 89-89, 54 Fed. Reg. 42, 589 (October 17,
1989) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55
Fed. Reg. 21,459 (May 24, 1990), each as amended by PTE 97-34, 62 Fed. Reg.
39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000)
and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), and to J.P. Morgan
Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002)
(collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the
Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the

                                     S-196

four highest generic rating categories by S&P, Moody's or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the
Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an
Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a Party in Interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate

                                     S-197

of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Fitch and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See
"Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for
Plans generally or any particular Plan.

                                     S-198

                         INDEX OF PRINCIPAL DEFINITIONS

125 West 55th Street Mortgage Loan ...................S-78
125 West 55th Street Pari Passu Loans ................S-78
125 West 55th Street Whole Loan ......................S-78
30/360 Basis .........................................S-83
Accrued Certificate Interest ........................S-128
Accrued Interest From Recoveries ....................S-127
Actual/360 Basis .....................................S-83
Administrative Cost Rate ............................S-127
Advances ............................................S-139
Appraisal Reduction .................................S-142
Appraisal Reduction Amount ......................... S-143
Appraisal Reduction Event ...........................S-141
Asset Status Report .................................S-153
Assumed Final Distribution Date .....................S-134
Assumed Scheduled Payment ...........................S-131
Authenticating Agent ................................S-113
Available Distribution Amount .......................S-118
B Note ...............................................S-77
Bank of America                                       S-71
Base Interest Fraction ..............................S-133
CBE .................................................S-191
Centro Watt Additional Debt ..........................S-72
Certificate Account .................................S-116
Certificate Balance .................................S-110
Certificate Deferred Interest .......................S-137
Certificate Owner ...................................S-113
Certificate Registrar ...............................S-113
Certificateholders ...................................S-72
Certificates ........................................S-110
Class A Certificates ................................S-110
Class X Certificates ................................S-110
Class X-C Strip Rates ...............................S-125
Class X-P Strip Rates ...............................S-126
Clearstream Luxembourg ..............................S-113
Closing Date .........................................S-71
CMBS ................................................S-155
Code ........................................ S-107, S-192
Collateral Support Deficit ..........................S-136
COMM 2005-LP5 Master Servicer .......................S-173
COMM 2005-LP5 Pooling and Servicing
Agreement ............................................S-77
COMM 2005-LP5 Special Servicer ......................S-174
COMM 2005-LP5 Trustee ...............................S-173
Compensating Interest Payment .......................S-128
Condemnation Proceeds ...............................S-116
Constant Prepayment Rate ............................S-184
Controlling Class ...................................S-154
Controlling Class Certificateholder .................S-154
Corrected Mortgage Loan .............................S-153
CPR .................................................S-184
Cross-Over Date .....................................S-124
Cut-off Date .........................................S-71
Cut-off Date Balance .................................S-71
Debt Service Coverage Ratio ..........................S-90
Defaulted Mortgage Loan .............................S-162
Defeasance Lock-out Period ...........................S-87
Defeasance Option ....................................S-87
Depositor ............................................S-71
Depositories ........................................S-113
Determination Date ..................................S-142
Direct Participants .................................S-113
Directing Certificateholder .........................S-154
Distributable Certificate Interest ..................S-128
Distribution Account ................................S-116
Distribution Date ...................................S-115
DSCR .................................................S-90
DTC .................................................S-113
Due Period ..........................................S-118
ERISA ...............................................S-196
ERISA Plan ..........................................S-196
Euroclear ...........................................S-113
Euroclear plc .......................................S-114
Events of Default ...................................S-167
Excess Liquidation Proceeds .........................S-117
Excess Liquidation Proceeds Reserve
Account .............................................S-117
Exemption ...........................................S-196
Fee Interest ........................................S-105
FIRREA ...............................................S-93
Fitch ...............................................S-195
Form 8-K .............................................S-90
FPO Persons ...........................................S-4
FSMA ..................................................S-4
GACC .................................................S-71
GECC .................................................S-71
GECLS ...............................................S-154
General Motors Building A-1 Loan .....................S-77
General Motors Building B Note .......................S-77
General Motors Building Control Appraisal
Event ...............................................S-175
General Motors Building Cure Event ..................S-177
General Motors Building Mortgage Loan ................S-76
General Motors Building Pari Passu Loans .............S-77
General Motors Building Senior Loans .................S-77
General Motors Building Whole Loan ...................S-77
Ground Lease ........................................S-105
Group 1 Principal Distribution Amount ...............S-129
Group 1 Principal Shortfall .........................S-131
Group 2 Principal Distribution Amount ...............S-130
Group 2 Principal Shortfall .........................S-132
Hard Lock Box .......................................S-109

                                     S-199

Indirect Participants ...............................S-113
Initial Loan Group 1 Balance .........................S-71
Initial Loan Group 2 Balance .........................S-71
Initial Pool Balance .................................S-71
Insurance Proceeds ..................................S-116
Interest Accrual Period .............................S-127
Interest Distribution Amount ........................S-127
Interest Reserve Account ............................S-117
Liquidation Fee .....................................S-157
Liquidation Fee Rate ................................S-157
Liquidation Proceeds ................................S-116
LNR .................................................S-155
LNR Partners ........................................S-155
Loan Group 1 .........................................S-71
Loan Group 2 .........................................S-71
Loan Groups ..........................................S-71
Lock Box Accounts ...................................S-109
Lock Box Loans ......................................S-109
Lock-out Period ......................................S-84
Loews Miami Beach A-1 Loan ...........................S-79
Loews Miami Beach Mortgage Loan ......................S-79
Loews Miami Beach Pari Passu Loans ...................S-79
Loews Miami Beach Whole Loan .........................S-79
Lower-Tier Distribution Account .....................S-116
Lower-Tier REMIC ....................................S-192
LTV Ratio ............................................S-90
MAI .................................................S-143
Master Servicer .....................................S-154
MERS .................................................S-70
Mortgage .............................................S-71
Mortgage Deferred Interest ..........................S-138
Mortgage Loan Sellers ................................S-71
Mortgage Note ........................................S-71
Mortgage Rate .......................................S-127
Net Mortgage Rate ...................................S-127
Non-Offered Certificates ............................S-110
Non-Offered Subordinate Certificates ................S-136
Nonrecoverable Advance ..............................S-140
Non-Serviced Mortgage Loan Primary
Servicing Fee Rate ..................................S-156
Non-Serviced Mortgage Loans ..........................S-80
Non-Serviced Whole Loans .............................S-80
Notional Amount .....................................S-111
Offered Certificates ................................S-110
OID .................................................S-192
Option Price ........................................S-162
Participants ........................................S-113
Pass-Through Rate ...................................S-124
PCIS Persons ..........................................S-4
Percentage Interest .................................S-112
Periodic Payments ....................................S-90
Permitted Investments ...............................S-118
Phase I .............................................S-103
Plan ................................................S-196
Planned Principal Balance ...........................S-132
PML ..................................................S-94
Pooling and Servicing Agreement .....................S-110
Prepayment Assumption ...............................S-192
Prepayment Interest Excess ..........................S-128
Prepayment Interest Shortfall .......................S-128
Prime Rate ..........................................S-141
Principal Distribution Amount .......................S-129
Principal Shortfall .................................S-131
Privileged Person ...................................S-146
PTE .................................................S-196
Purchase Agreements ..................................S-72
Purchase Option .....................................S-162
Purchase Price ......................................S-106
P&I Advance .........................................S-138
Qualified Substitute Mortgage Loan ..................S-107
Rated Final Distribution Date .......................S-134
Rating Agencies .....................................S-195
Record Date .........................................S-115
Regular Certificates ................................S-192
Reimbursement Rate ..................................S-141
REIT ................................................S-193
Related Proceeds ....................................S-140
Release Date .........................................S-87
Relevant Persons ......................................S-4
REMIC Provisions ....................................S-192
REO Account .........................................S-159
REO Loan ............................................S-132
REO Property ........................................S-153
Residual Certificates ...............................S-110
Restricted Group ....................................S-197
Rules ...............................................S-114
Scheduled Principal Distribution Amount .............S-130
Senior Certificates .................................S-110
Serviced Whole Loan ..................................S-78
Servicer Remittance Date ............................S-138
Servicer Reports ....................................S-146
Servicing Advances ..................................S-139
Servicing Fee .......................................S-156
Servicing Fee Rate ..................................S-156
Servicing Standard ..................................S-152
Similar Law .........................................S-196
Soft at Closing, Springing Hard .....................S-109
Soft Lock Box .......................................S-109
Special Servicer ....................................S-155
Special Servicing Fee ...............................S-156
Special Servicing Fee Rate ..........................S-156
Springing Hard ......................................S-109

                                     S-200

Stated Principal Balance ............................S-132
Statement to Certificateholders .....................S-144
Structuring Assumptions .............................S-185
Subordinate Certificates ............................S-110
Subordinate Offered Certificates ....................S-110
Sun Microsystems Combined Loans ......................S-81
Sun Microsystems Intercreditor
Agreement ............................................S-81
S&P .................................................S-195
Terms and Conditions ................................S-115
Title Exceptions ....................................S-100
Title Insurance Policy ..............................S-101
Triple Net ...........................................S-69
Trustee .......................................S-72, S-149
Trustee Fee .........................................S-149
Trustee Fee Rate ....................................S-149
Uncovered Prepayment Interest Shortfall .............S-128
Underwriters ........................................S-193
Underwriting Agreement ..............................S-193
Underwritten Net Cash Flow ...........................S-92
Unscheduled Principal Distribution
Amount ..............................................S-131
Upper-Tier Distribution Account .....................S-116
Upper-Tier REMIC ....................................S-192
Voting Rights .......................................S-148
WAC Rate ............................................S-127
Wellpoint Office Tower A-1 Loan ......................S-80
Wellpoint Office Tower Mortgage Loan .................S-80
Wellpoint Office Tower Pari Passu Loans ..............S-80
Wellpoint Office Tower Whole Loan ....................S-80
Wells Fargo Bank ....................................S-149
Whole Loans ..........................................S-80
Withheld Amounts ....................................S-117
Withheld Loans ......................................S-117
Workout Fee .........................................S-157
Workout Fee Rate ....................................S-157
Workout-Delayed Reimbursement
Amount ..............................................S-141
Yield Maintenance Charge .............................S-84
Yield Maintenance Period ............................S-183

                                     S-201

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                         % OF                 % OF APPLICABLE             MORTGAGE
                                                                     INITIAL POOL  LOAN GROUP   LOAN GROUP       # OF        LOAN
    ID                          PROPERTY NAME                           BALANCE    ONE OR TWO     BALANCE     PROPERTIES  SELLER (1)
------------------------------------------------------------------------------------------------------------------------------------

     1     General Motors Building                                       8.85%         1          11.68%          1        GACC/GECC
     2     Fountain Place Office                                         5.68%         1           7.50%          1          BofA
     3     Loews Miami Beach                                             4.02%         1           5.30%          1          GACC
     4     Centro Watt Georgia Retail Portfolio                          3.54%         1           4.67%          3          BofA
    4.1    Mansell Crossing                                              1.86%         1           2.45%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    4.2    Barrett Place                                                 1.11%         1           1.46%          1          BofA
    4.3    Venture Pointe                                                0.57%         1           0.76%          1          BofA
     5     401 Fifth Avenue                                              3.38%         1           4.46%          1          BofA
     6     125 West 55th Street                                          2.68%         1           3.54%          1          GACC
     7     Metroplex Retail Center                                       1.93%         1           2.55%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
     8     Wellington Meadows Apartments                                 1.93%         2           7.98%          1          GACC
     9     Chatsworth Business Park                                      1.81%         1           2.39%          1          GACC
    10     Jefferson Commons                                             1.68%         2           6.96%          1          GECC
    11     CSM - St. Louis Park Properties                               1.54%         1           2.03%          4          BofA
   11.1    Springhill Suites-St Louis Park                               0.45%         1           0.59%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
   11.2    Towneplace Suites-Minneapolis                                 0.44%         1           0.58%          1          BofA
   11.3    Towneplace Suites-St Louis Park                               0.33%         1           0.43%          1          BofA
   11.4    Springhill Suites-Eden Prairie                                0.33%         1           0.43%          1          BofA
    12     Lodge at Kingwood                                             1.29%         2           5.32%          1          BofA
    13     The Birches                                                   1.29%         1           1.70%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
  Rollup   Scripps Ranch Portfolio                                       1.29%         1           1.70%          2          GECC
    14     Residence Inn - Scripps Ranch                                 0.67%         1           0.88%          1          GECC
    15     Springhill Suites - Scripps Ranch                             0.62%         1           0.82%          1          GECC
    16     Wellpoint Office Tower                                        1.28%         1           1.69%          1          GACC
    17     Allred Corporate Center                                       1.24%         1           1.63%          1          GACC
------------------------------------------------------------------------------------------------------------------------------------
    18     Westbrooke Village Apartments and Pine Tree Club Apartments   1.23%         1           1.62%          2          BofA
   18.1    Westbrooke Village Apartments                                 0.76%         1           1.00%          1          BofA
   18.2    Pine Tree Club Apartments                                     0.47%         1           0.62%          1          BofA
    19     BYU Student Housing Portfolio                                 1.13%         2           4.65%          7          GACC
   19.1    Birch Plaza / Birchwood I & II Apartments                     0.27%         2           1.12%          1          GACC
------------------------------------------------------------------------------------------------------------------------------------
   19.2    Somerset Apartments                                           0.18%         2           0.75%          1          GACC
   19.3    Alpine Chalet Apartments                                      0.18%         2           0.73%          1          GACC
   19.4    Rockland Apartments                                           0.18%         2           0.73%          1          GACC
   19.5    Arbor Cove / Georgetown Apartments                            0.11%         2           0.45%          1          GACC
   19.6    Brookside Village Apartments                                  0.13%         2           0.52%          1          GACC
------------------------------------------------------------------------------------------------------------------------------------
   19.7    Autumn Winds / West Winds Apartments                          0.08%         2           0.35%          1          GACC
    20     Darinor Plaza                                                 1.07%         1           1.42%          1          GACC
  Rollup   Lake Mead Pavilion Crossed Portfolio                          1.07%         1           1.42%                     BofA
    21     Lake Mead Pavilion                                            0.80%         1           1.06%          1          BofA
    22     Lake Mead Pavilion Pads                                       0.27%         1           0.35%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    23     Dekalb Plaza                                                  1.07%         1           1.41%          1          BofA
    24     Rosedale Commons                                              1.04%         1           1.37%          1          GECC
    25     Campus Club                                                   1.01%         2           4.17%          1          GECC
    26     Bay Plaza West                                                1.00%         1           1.32%          1          BofA
    27     Hilton Realty Multifamily Portfolio                           0.99%         2           4.09%          3          GECC
------------------------------------------------------------------------------------------------------------------------------------
   27.1    Princeton Arms South                                          0.43%         2           1.76%          1          GECC
   27.2    Klockner Woods                                                0.30%         2           1.25%          1          GECC
   27.3    Crestwood Apartments                                          0.26%         2           1.07%          1          GECC
    28     Willows of Coventry                                           0.93%         2           3.83%          1          GECC
    29     Zocallo Plaza                                                 0.92%         1           1.21%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    30     North Valley Retail                                           0.88%         1           1.17%          1          GECC
    31     Perry's Crossing                                              0.87%         2           3.61%          1          GECC
    32     Arrowhead Shopping Center                                     0.86%         1           1.13%          1          GECC
    33     Sterling University Trails                                    0.84%         2           3.48%          1          GECC
    34     Alexander Place Shopping Center                               0.80%         1           1.06%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    35     Empire Portfolio                                              0.80%         1           1.06%          2          GACC
   35.1    25 Phillips Parkway                                           0.51%         1           0.68%          1          GACC
   35.2    150 North Oberlin Avenue                                      0.29%         1           0.38%          1          GACC
    36     Fremont Office Park II                                        0.77%         1           1.02%          1          BofA
    37     Melrose                                                       0.76%         2           3.15%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    38     Cypresswood Court Shopping Center                             0.75%         1           0.99%          1          GECC
    39     Claremont Towers                                              0.74%         1           0.98%          1          GECC
    40     4340 Von Karman Avenue                                        0.73%         1           0.96%          1          GACC
    41     Westbrook Crossing                                            0.73%         1           0.96%          1          BofA
  Rollup   Best Buy & City Town Center Crossed Portfolio                 0.72%         1           0.95%                     BofA
------------------------------------------------------------------------------------------------------------------------------------
    42     Best Buy - Orange                                             0.50%         1           0.66%          1          BofA
    43     City Town Center - Inline                                     0.22%         1           0.29%          1          BofA
    44     Walnut Grove                                                  0.72%         1           0.95%          1          GECC
    45     Extra Space Portfolio                                         0.72%         1           0.95%          3          GECC
   45.1    Extra Space - NJ & IL - Bayville                              0.29%         1           0.38%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
   45.2    Extra Space - Mt. Holly                                       0.23%         1           0.31%          1          GECC
   45.3    Extra Space NJ & IL - So. Holland                             0.20%         1           0.26%          1          GECC
    46     Greens @ Derby                                                0.69%         2           2.87%          1          GECC
    47     Pickwick Park Mobile Home Community                           0.68%         2           2.81%          1          GECC
    48     Bancroft Hall Apartments                                      0.67%         2           2.79%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    49     Mission Commons                                               0.67%         1           0.88%          1          GECC
    50     4355 and 4505 Excel Parkway                                   0.67%         1           0.88%          1          BofA
    51     Morningtree Park Apartments                                   0.66%         2           2.71%          1          GECC
    52     Salt Lake Apartments                                          0.65%         2           2.68%          1          GECC
    53     Crown Chase Apartments                                        0.63%         2           2.61%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    54     Savannah Pines                                                0.61%         1           0.81%          1          GECC
    55     Alderwood Heights Apartments                                  0.59%         2           2.44%          1          GECC
    56     Brookhill V                                                   0.59%         1           0.78%          1          GECC
    57     Impala                                                        0.58%         1           0.77%          1          GACC
    58     SUSA-New Rochelle                                             0.58%         1           0.76%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    59     Parkdale Village                                              0.57%         1           0.76%          1          GACC
    60     Pointe Inverness                                              0.55%         2           2.28%          1          GECC
    61     Collegiate Hall                                               0.53%         2           2.20%          1          GECC
    62     Safkeep Oakland                                               0.52%         1           0.69%          1          GECC
    63     Campus Edge Apartments                                        0.52%         2           2.14%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    64     Circuit City Portfolio                                        0.50%         1           0.66%          5          BofA
   64.1    Circuit City - Antioch, TN                                    0.14%         1           0.18%          1          BofA
   64.2    Circuit City - St. Louis, MO                                  0.11%         1           0.14%          1          BofA
   64.3    Circuit City - Fairview Heights, IL                           0.10%         1           0.14%          1          BofA
   64.4    Circuit City - Ferguson, MO                                   0.09%         1           0.12%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
   64.5    Circuit City - Florence, KY                                   0.06%         1           0.08%          1          BofA
    65     College Plaza                                                 0.49%         1           0.65%          1          GECC
    66     Vail Village Apartments                                       0.48%         2           1.97%          1          BofA
    67     Holiday Plaza MHP                                             0.48%         2           1.97%          1          GECC
    68     CSM - Courtyard Marriott - Clackamas                          0.47%         1           0.62%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    69     Seaway Business Center-Buildings G & H                        0.47%         1           0.62%          1          BofA
    70     Deerfield at Windsor                                          0.44%         1           0.58%          1          BofA
    71     Salisbury Barnes & Noble                                      0.44%         1           0.58%          1          GECC
    72     Campus Walk                                                   0.44%         2           1.80%          1          GECC
    73     Village at Cabot Apartments                                   0.43%         2           1.79%          1          GACC
------------------------------------------------------------------------------------------------------------------------------------
    74     Lakeshore - Bay West Club MHC                                 0.43%         1           0.57%          1          GECC
    75     Sterling MHC and El Camba MHC                                 0.41%         2           1.70%          1          GECC
    76     Indiana Village Apartments                                    0.40%         2           1.66%          1          GACC
    77     Flamingo Eastern                                              0.39%         1           0.51%          1          BofA
    78     Manhattan Beach Office Building                               0.38%         1           0.50%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    79     Sun Microsystems                                              0.37%         1           0.49%          1          GACC
    80     Chandler Meadows & Chandler Estates MHCs                      0.37%         2           1.52%          1          GECC
    81     Desert Shadows Apartments                                     0.36%         2           1.50%          1          BofA
    82     Michigan Retail Portfolio                                     0.36%         1           0.47%          3          BofA
   82.1    Sattler Square                                                0.21%         1           0.27%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
   82.2    Oaks Crossing                                                 0.10%         1           0.14%          1          BofA
   82.3    Cedar Springs Crossing                                        0.05%         1           0.07%          1          BofA
    83     Orange Park Village Shops                                     0.36%         1           0.47%          1          GECC
    84     330 Townsend Street Building                                  0.34%         1           0.45%          1          BofA
    85     Crocker's Lockers                                             0.34%         1           0.45%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    86     Su Casa                                                       0.34%         1           0.45%          1          GACC
    87     Crestwood Student Apartments                                  0.33%         2           1.37%          1          GACC
    88     Westpoint Industrial II                                       0.33%         1           0.44%          1          BofA
    89     Canyon Crossing Apartments                                    0.33%         2           1.37%          1          GACC
    90     Biscayne Apartments                                           0.33%         2           1.36%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    91     Cottman Plaza                                                 0.33%         1           0.43%          1          BofA
    92     Huntington Pointe                                             0.32%         2           1.33%          1          GECC
    93     Mira Mesa Self Storage                                        0.31%         1           0.41%          1          BofA
    94     Sleepy Hollow                                                 0.31%         1           0.40%          1          GECC
    95     Country Highlands MHC                                         0.31%         2           1.26%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    96     Walgreens - Garfield Township, MI                             0.31%         1           0.40%          1          BofA
    97     Santa Rosa Self Storage                                       0.30%         1           0.39%          1          GECC
    98     Devon Self Storage                                            0.30%         1           0.39%          1          GECC
    100    North Cove                                                    0.29%         1           0.39%          1          GECC
    101    Farrington Place                                              0.28%         1           0.37%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    102    Woodman Office                                                0.28%         1           0.37%          1          GECC
    103    Security Self Storage                                         0.28%         1           0.37%          2          GECC
   103.1   William Cannon Storage                                        0.15%         1           0.20%          1          GECC
   103.2   Thousand Oaks                                                 0.13%         1           0.17%          1          GECC
    104    Storage Xxtra Portfolio                                       0.27%         1           0.36%          2          GECC
------------------------------------------------------------------------------------------------------------------------------------
   104.1   Storage Xxtra Riverside                                       0.14%         1           0.19%          1          GECC
   104.2   Storage Xxtra Peake Road                                      0.13%         1           0.17%          1          GECC
    105    Carrollton Park II                                            0.27%         1           0.36%          1          GACC
    106    Moors Landing Apartments                                      0.27%         1           0.36%          1          GACC
    107    Linden Lake Plaza                                             0.27%         1           0.35%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    108    CVS Starbucks Center                                          0.26%         1           0.35%          1          BofA
    109    The Oaks                                                      0.26%         1           0.34%          1          GECC
    110    All American Self Storage                                     0.26%         1           0.34%          1          GECC
    111    Whispering Pines Apartments                                   0.25%         2           1.03%          1          GACC
    112    Palms at Forest Hills                                         0.25%         1           0.33%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    113    Holiday Inn Express - Rochester,NY                            0.24%         1           0.32%          1          BofA
    114    Sterling Crest Apartments                                     0.24%         2           1.01%          1          GECC
    115    Eldorado Self Storage                                         0.24%         1           0.32%          1          GECC
    116    Riverview MHC                                                 0.22%         1           0.29%          1          GECC
    117    ASAP Self Storage                                             0.22%         1           0.29%          1          BofA
------------------------------------------------------------------------------------------------------------------------------------
    118    Lakewood Lodge                                                0.22%         1           0.29%          1          GECC
    119    Totem Lake Heights Apartments                                 0.21%         1           0.28%          1          GECC
    120    The Mark MHC                                                  0.21%         1           0.28%          1          GECC
    122    Sedgefield Apartments                                         0.21%         1           0.28%          1          GECC
    123    Bonneville Gardens MHC                                        0.21%         2           0.87%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    125    Market Street Shops                                           0.20%         1           0.26%          1          GECC
    126    Country Aire MHC                                              0.20%         1           0.26%          1          GECC
    127    A American Self Storage - Bakersfield                         0.19%         1           0.25%          1          GECC
    128    IPG - Chalet Village MHC                                      0.19%         2           0.79%          1          GECC
    129    Slatestone Office Building                                    0.19%         1           0.25%          1          GACC
------------------------------------------------------------------------------------------------------------------------------------
    130    Central Bucks Self Storage                                    0.19%         1           0.24%          1          GECC
    131    Augusta Ranch Storage                                         0.18%         1           0.24%          1          GECC
    132    Clifford Crossing Shopping Center                             0.18%         1           0.24%          1          GECC
    133    Advantage Self Storage                                        0.18%         1           0.24%          1          GECC
    134    College Walk                                                  0.17%         2           0.69%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    135    Hi Fi Buy Center                                              0.16%         1           0.21%          1          GECC
    136    Vista MHC                                                     0.16%         2           0.66%          1          GECC
    137    Lockaway Storage Ontario                                      0.16%         1           0.21%          1          GECC
    138    Garden City Apartments                                        0.16%         1           0.21%          1          GECC
    139    Montfort Plaza                                                0.16%         1           0.20%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    140    Country Meadows Mobile Home Community                         0.15%         1           0.20%          1          GECC
    141    Stardust MHC                                                  0.14%         2           0.59%          1          GECC
    142    Chambers Ridge                                                0.12%         2           0.50%          1          GECC
    143    Park Terrace MHC                                              0.12%         2           0.48%          1          GECC
    144    Storage Xxtra Highway 306                                     0.11%         1           0.15%          1          GECC
------------------------------------------------------------------------------------------------------------------------------------
    145    Lingering Lane MHC                                            0.09%         1           0.12%          1          GECC

                            CUT-OFF       MATURITY    GENERAL                DETAILED
              ORIGINAL        DATE          DATE      PROPERTY               PROPERTY                       INTEREST ADMINISTRATIVE
    ID       BALANCE (7)  BALANCE (7)    BALANCE (7)  TYPE                   TYPE                           RATE (14)   FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

     1       165,000,000   165,000,000   165,000,000  Office                 CBD                             5.2420%    0.03120%
     2       105,932,000   105,932,000   105,932,000  Office                 CBD                             4.9545%    0.04120%
     3        75,000,000    74,905,916    61,184,619  Hotel                  Full Service                    4.7660%    0.03120%
     4        66,000,000    66,000,000    66,000,000  Retail                 Anchored                        5.2880%    0.04120%
    4.1       34,626,182    34,626,182    34,626,182  Retail                 Anchored
------------------------------------------------------------------------------------------------------------------------------------
    4.2       20,664,012    20,664,012    20,664,012  Retail                 Anchored
    4.3       10,709,806    10,709,806    10,709,806  Retail                 Anchored
     5        63,040,000    63,040,000    55,757,076  Office                 CBD                             5.4590%    0.04120%
     6        50,000,000    50,000,000    50,000,000  Office                 CBD                             5.7433%    0.03120%
     7        36,000,000    36,000,000    32,092,978  Retail                 Anchored                        5.3300%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
     8        36,000,000    36,000,000    33,318,112  Multifamily            Conventional                    5.2350%    0.03120%
     9        33,750,000    33,750,000    32,361,723  Office                 Suburban                        5.3720%    0.03120%
    10        31,400,000    31,400,000    31,400,000  Multifamily            Student Housing                 5.1200%    0.03120%
    11        28,740,000    28,740,000    25,138,468  Hotel                  Limited Service                 5.4315%    0.12120%
   11.1        8,400,000     8,400,000     7,347,360  Hotel                  Limited Service
------------------------------------------------------------------------------------------------------------------------------------
   11.2        8,160,000     8,160,000     7,137,436  Hotel                  Limited Service
   11.3        6,120,000     6,120,000     5,353,077  Hotel                  Limited Service
   11.4        6,060,000     6,060,000     5,300,596  Hotel                  Limited Service
    12        24,000,000    24,000,000    24,000,000  Multifamily            Conventional                    5.3550%    0.07120%
    13        24,000,000    24,000,000    21,484,063  Multifamily            Conventional                    5.5300%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
  Rollup      24,000,000    24,000,000    22,194,996  Hotel                  Limited Service                 5.9100%    0.03120%
    14        12,437,000    12,437,000    11,501,632  Hotel                  Limited Service                 5.9100%    0.03120%
    15        11,563,000    11,563,000    10,693,364  Hotel                  Limited Service                 5.9100%    0.03120%
    16        24,000,000    23,916,502    14,009,223  Office                 CBD                             5.8400%    0.05120%
    17        23,100,000    23,100,000    19,410,539  Office                 Suburban                        5.6900%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    18        22,897,907    22,897,907    20,486,098  Multifamily            Conventional                    5.5050%    0.12120%
   18.1       14,162,502    14,162,502    12,670,783  Multifamily            Conventional
   18.2        8,735,405     8,735,405     7,815,315  Multifamily            Conventional
    19        21,000,000    21,000,000    19,530,066  Multifamily            Student Housing                 5.5700%    0.03120%
   19.1        5,033,707     5,033,707     4,681,363  Multifamily            Student Housing
------------------------------------------------------------------------------------------------------------------------------------
   19.2        3,382,022     3,382,022     3,145,291  Multifamily            Student Housing
   19.3        3,303,371     3,303,371     3,072,145  Multifamily            Student Housing
   19.4        3,303,371     3,303,371     3,072,145  Multifamily            Student Housing
   19.5        2,044,944     2,044,944     1,901,804  Multifamily            Student Housing
   19.6        2,359,551     2,359,551     2,194,390  Multifamily            Student Housing
------------------------------------------------------------------------------------------------------------------------------------
   19.7        1,573,034     1,573,034     1,462,927  Multifamily            Student Housing
    20        20,000,000    20,000,000    17,843,421  Retail                 Anchored                        5.3700%    0.03120%
  Rollup      20,000,000    20,000,000    18,547,588  Retail                 Various                         5.3740%    0.12120%
    21        15,000,000    15,000,000    13,910,691  Retail                 Anchored                        5.3740%    0.12120%
    22         5,000,000     5,000,000     4,636,897  Retail                 Shadow Anchored                 5.3740%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    23        20,000,000    19,957,311    16,598,309  Mixed Use              Retail/Office                   5.2900%    0.12120%
    24        19,370,000    19,370,000    15,356,552  Retail                 Unanchored                      5.5900%    0.03120%
    25        18,811,000    18,811,000    18,811,000  Multifamily            Student Housing                 4.2400%    0.03120%
    26        18,700,000    18,660,399    15,537,621  Retail                 Anchored                        5.3270%    0.12120%
    27        18,686,000    18,466,613     7,829,416  Multifamily            Conventional                    4.6400%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
   27.1        8,058,338     7,963,727     3,376,436  Multifamily            Conventional
   27.2        5,722,588     5,655,400     2,397,759  Multifamily            Conventional
   27.3        4,905,075     4,847,486     2,055,222  Multifamily            Conventional
    28        17,300,000    17,300,000    16,266,410  Multifamily            Conventional                    5.0700%    0.03120%
    29        17,120,000    17,120,000    15,824,729  Retail                 Shadow Anchored                 5.1500%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    30        16,495,000    16,495,000    15,245,132  Retail                 Anchored                        5.1400%    0.03120%
    31        16,300,000    16,300,000    15,307,916  Multifamily            Conventional                    4.9700%    0.03120%
    32        16,000,000    16,000,000    14,783,235  Retail                 Anchored                        5.1200%    0.03120%
    33        15,725,000    15,725,000    15,725,000  Multifamily            Student Housing                 4.2400%    0.03120%
    34        15,000,000    15,000,000    15,000,000  Retail                 Anchored                        4.7900%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    35        15,000,000    15,000,000    13,595,165  Various                Various                         6.1600%    0.06120%
   35.1        9,575,000     9,575,000     8,678,247  Office                 Suburban
   35.2        5,425,000     5,425,000     4,916,918  Industrial             Flex
    36        14,423,821    14,423,821    12,425,369  Industrial             R&D                             5.7200%    0.12120%
    37        14,193,000    14,193,000    14,193,000  Multifamily            Student Housing                 4.6100%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    38        14,000,000    14,000,000    12,239,062  Retail                 Anchored                        5.4100%    0.03120%
    39        13,800,000    13,800,000    12,761,589  Multifamily            Conventional                    5.1800%    0.03120%
    40        13,600,000    13,585,935    11,465,057  Office                 Suburban                        5.8000%    0.03120%
    41        13,600,000    13,539,482    11,340,395  Retail                 Anchored                        5.4500%    0.12120%
  Rollup      13,500,000    13,483,479    11,062,669  Retail                 Various                         4.9008%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    42         9,400,000     9,388,442     7,696,340  Retail                 Anchored                        4.8750%    0.12120%
    43         4,100,000     4,095,037     3,366,329  Retail                 Shadow Anchored                 4.9600%    0.12120%
    44        13,500,000    13,456,019    10,072,422  Multifamily            Independent Living              4.9400%    0.03120%
    45        13,400,000    13,400,000    13,004,154  Self Storage           Self Storage                    4.8700%    0.03120%
   45.1        5,401,304     5,401,304     5,241,746  Self Storage           Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   45.2        4,344,873     4,344,873     4,216,522  Self Storage           Self Storage
   45.3        3,653,823     3,653,823     3,545,887  Self Storage           Self Storage
    46        13,000,000    12,936,081    10,654,295  Multifamily            Conventional                    4.9100%    0.03120%
    47        12,700,000    12,700,000    12,123,509  Manufactured Housing   Manufactured Housing            4.8600%    0.03120%
    48        12,600,000    12,573,447    10,476,806  Multifamily            Conventional                    5.3500%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    49        12,500,000    12,500,000    10,940,381  Retail                 Anchored                        5.4600%    0.03120%
    50        12,400,000    12,400,000    12,400,000  Industrial             Flex                            5.8250%    0.12120%
    51        12,250,000    12,250,000    10,236,682  Multifamily            Conventional                    5.5100%    0.03120%
    52        12,080,000    12,080,000    10,094,622  Multifamily            Conventional                    5.5100%    0.03120%
    53        11,800,000    11,786,515     9,785,931  Multifamily            Conventional                    5.2700%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    54        11,500,000    11,462,840     8,595,925  Multifamily            Independent Living              4.9900%    0.03120%
    55        11,000,000    11,000,000    10,132,590  Multifamily            Conventional                    4.9200%    0.03120%
    56        11,000,000    10,950,224     9,146,600  Retail                 Anchored                        5.3600%    0.03120%
    57        10,810,000    10,810,000     9,669,819  Mixed Use              Parking / Retail / Residential  5.4950%    0.03120%
    58        10,800,000    10,736,227     8,332,568  Self Storage           Self Storage                    5.9000%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    59        10,700,000    10,700,000     9,759,880  Retail                 Anchored                        5.4900%    0.06120%
    60        10,300,000    10,300,000     9,684,625  Multifamily            Conventional                    5.0700%    0.03120%
    61         9,908,161     9,908,161     9,908,161  Multifamily            Student Housing                 4.6100%    0.03120%
    62         9,750,000     9,750,000     8,302,992  Self Storage           Self Storage                    5.2700%    0.03120%
    63         9,662,000     9,662,000     9,662,000  Multifamily            Student Housing                 4.5000%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    64         9,355,761     9,341,808     7,264,509  Retail                 Anchored                        5.7850%    0.12120%
   64.1        2,565,761     2,561,934     1,992,248  Retail                 Anchored
   64.2        2,033,000     2,029,968     1,578,572  Retail                 Anchored
   64.3        1,911,000     1,908,150     1,483,843  Retail                 Anchored
   64.4        1,646,000     1,643,545     1,278,077  Retail                 Anchored
------------------------------------------------------------------------------------------------------------------------------------
   64.5        1,200,000     1,198,210       931,769  Retail                 Anchored
    65         9,200,000     9,189,681     7,653,868  Retail                 Unanchored                      5.3700%    0.03120%
    66         8,900,000     8,900,000     8,900,000  Multifamily            Conventional                    5.2200%    0.12120%
    67         8,900,000     8,900,000     8,263,880  Manufactured Housing   Manufactured Housing            5.4600%    0.03120%
    68         8,760,000     8,760,000     7,662,248  Hotel                  Full Service                    5.4315%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    69         8,750,000     8,750,000     7,629,475  Industrial             Distribution                    5.3050%    0.12120%
    70         8,250,000     8,250,000     7,346,120  Multifamily            Conventional                    5.2750%    0.12120%
    71         8,200,000     8,200,000     7,355,377  Retail                 Anchored                        5.6300%    0.03120%
    72         8,133,000     8,133,000     8,133,000  Multifamily            Student Housing                 4.7000%    0.03120%
    73         8,100,000     8,090,744     6,717,461  Multifamily            Conventional                    5.2700%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    74         8,000,000     8,000,000     7,005,677  Manufactured Housing   Manufactured Housing            5.4800%    0.03120%
    75         7,675,000     7,675,000     7,334,576  Manufactured Housing   Manufactured Housing            4.9800%    0.03120%
    76         7,500,000     7,500,000     6,567,614  Multifamily            Conventional                    5.4820%    0.03120%
    77         7,200,000     7,200,000     6,048,196  Retail                 Shadow Anchored                 5.6800%    0.12120%
    78         7,000,000     7,000,000     6,490,530  Office                 Office                          5.3700%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    79         6,950,000     6,879,428                Office                 Suburban                        8.3600%    0.03120%
    80         6,860,000     6,844,144     6,318,208  Manufactured Housing   Manufactured Housing            4.9100%    0.03120%
    81         6,750,000     6,750,000     5,967,719  Multifamily            Conventional                    4.9460%    0.12120%
    82         6,700,000     6,700,000     5,727,991  Retail                 Various                         5.4430%    0.12120%
   82.1        3,828,571     3,828,571     3,273,138  Retail                 Anchored
------------------------------------------------------------------------------------------------------------------------------------
   82.2        1,952,571     1,952,571     1,669,300  Retail                 Shadow Anchored
   82.3          918,857       918,857       785,553  Retail                 Anchored
    83         6,700,000     6,700,000     5,593,622  Retail                 Unanchored                      5.4800%    0.03120%
    84         6,400,000     6,400,000     5,731,433  Office                 Suburban                        5.5500%    0.12120%
    85         6,400,000     6,400,000     5,509,389  Self Storage           Self Storage                    5.7000%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    86         6,380,000     6,380,000       150,490  Retail                 Anchored                        5.9500%    0.03120%
    87         6,200,000     6,193,007     5,153,170  Multifamily            Student Housing                 5.3400%    0.03120%
    88         6,175,000     6,175,000     5,118,112  Industrial             Warehouse                       5.2500%    0.12120%
    89         6,175,000     6,175,000     5,407,335  Multifamily            Conventional                    5.4820%    0.03120%
    90         6,125,000     6,125,000     5,455,379  Multifamily            Conventional                    5.2900%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    91         6,100,000     6,093,264     5,088,056  Retail                 Unanchored                      5.4530%    0.12120%
    92         6,000,000     5,993,194     5,559,047  Multifamily            Conventional                    5.3100%    0.03120%
    93         5,750,000     5,750,000     5,750,000  Self Storage           Self Storage                    5.1100%    0.12120%
    94         5,700,000     5,687,495     4,710,908  Manufactured Housing   Manufactured Housing            5.1600%    0.03120%
    95         5,700,000     5,700,000     5,078,943  Manufactured Housing   Manufactured Housing            5.3000%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    96         5,695,525     5,689,773     4,819,402  Retail                 Anchored                        5.9250%    0.12120%
    97         5,600,000     5,580,823     4,683,603  Self Storage           Self Storage                    5.5500%    0.03120%
    98         5,550,000     5,550,000     4,623,405  Self Storage           Self Storage                    5.4100%    0.03120%
    100        5,500,000     5,492,731     4,812,433  Multifamily            Conventional                    4.4800%    0.03120%
    101        5,300,000     5,292,995     4,637,436  Multifamily            Conventional                    4.4800%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    102        5,200,000     5,200,000     4,983,569  Office                 Office                          5.3100%    0.03120%
    103        5,200,000     5,167,232     3,952,895  Self Storage           Self Storage                    5.4700%    0.03120%
   103.1       2,802,837     2,785,175     2,130,638  Self Storage           Self Storage
   103.2       2,397,163     2,382,057     1,822,256  Self Storage           Self Storage
    104        5,100,000     5,059,841     3,862,294  Self Storage           Self Storage                    5.3600%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
   104.1       2,702,338     2,681,059     2,046,514  Self Storage           Self Storage
   104.2       2,397,662     2,378,782     1,815,780  Self Storage           Self Storage
    105        5,100,000     5,100,000     3,909,425  Retail                 Anchored                        5.7000%    0.03120%
    106        5,100,000     5,100,000     4,535,276  Multifamily            Conventional                    5.2100%    0.03120%
    107        5,000,000     4,994,413     4,162,325  Office                 Office                          5.3900%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    108        4,940,000     4,931,834     3,707,619  Retail                 Anchored                        5.1050%    0.12120%
    109        4,800,000     4,793,656     4,199,942  Multifamily            Conventional                    4.4800%    0.03120%
    110        4,800,000     4,790,205     4,009,948  Self Storage           Self Storage                    5.5000%    0.03120%
    111        4,660,000     4,660,000     4,312,079  Multifamily            Conventional                    5.2100%    0.03120%
    112        4,650,000     4,629,153     3,872,580  Multifamily            Conventional                    5.4100%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    113        4,550,000     4,550,000     3,914,629  Hotel                  Limited Service                 6.4450%    0.12120%
    114        4,550,000     4,550,000     4,550,000  Multifamily            Conventional                    5.4300%    0.03120%
    115        4,480,000     4,460,139     3,737,983  Self Storage           Self Storage                    5.4700%    0.03120%
    116        4,150,000     4,150,000     3,704,055  Manufactured Housing   Manufactured Housing            5.3900%    0.03120%
    117        4,125,000     4,116,272     3,427,850  Self Storage           Self Storage                    5.3310%    0.12120%
------------------------------------------------------------------------------------------------------------------------------------
    118        4,100,000     4,080,747     3,387,610  Multifamily            Conventional                    5.1600%    0.03120%
    119        4,000,000     4,000,000     3,708,230  Multifamily            Conventional                    5.3500%    0.03120%
    120        4,000,000     3,986,690     3,333,483  Manufactured Housing   Manufactured Housing            4.8100%    0.03120%
    122        3,950,000     3,944,780     3,456,202  Multifamily            Conventional                    4.4800%    0.03120%
    123        3,920,000     3,910,977     3,611,508  Manufactured Housing   Manufactured Housing            4.9300%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    125        3,700,000     3,686,979     3,079,198  Retail                 Anchored                        5.3900%    0.08120%
    126        3,680,000     3,666,737     3,049,069  Manufactured Housing   Manufactured Housing            5.2500%    0.03120%
    127        3,600,000     3,600,000     3,235,844  Self Storage           Self Storage                    5.6200%    0.03120%
    128        3,600,000     3,582,169     3,313,319  Manufactured Housing   Manufactured Housing            4.8700%    0.03120%
    129        3,500,000     3,500,000     3,118,673  Office                 Office                          5.3100%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    130        3,450,000     3,450,000     2,757,537  Self Storage           Self Storage                    5.6700%    0.03120%
    131        3,450,000     3,446,138     2,871,103  Self Storage           Self Storage                    5.3800%    0.03120%
    132        3,420,000     3,416,510     3,193,696  Retail                 Shadow Anchored                 5.8700%    0.03120%
    133        3,400,000     3,384,927     3,157,138  Self Storage           Self Storage                    5.4700%    0.03120%
    134        3,120,000     3,106,117     2,787,898  Multifamily            Student Housing                 5.4500%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    135        3,000,000     2,996,415     2,468,811  Retail                 Shadow Anchored                 5.0300%    0.03120%
    136        3,000,000     2,990,417     2,248,140  Manufactured Housing   Manufactured Housing            5.0600%    0.03120%
    137        3,000,000     2,981,462     2,290,889  Self Storage           Self Storage                    5.6000%    0.03120%
    138        2,950,000     2,950,000     2,455,944  Multifamily            Conventional                    5.3900%    0.03120%
    139        2,900,000     2,893,902     2,412,089  Retail                 Shadow Anchored                 5.3600%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    140        2,800,000     2,795,519     2,117,756  Manufactured Housing   Manufactured Housing            5.3200%    0.03120%
    141        2,650,000     2,646,989     2,199,781  Manufactured Housing   Manufactured Housing            5.3000%    0.03120%
    142        2,250,000     2,247,026     1,968,723  Multifamily            Conventional                    4.4800%    0.03120%
    143        2,185,000     2,185,000     2,052,493  Manufactured Housing   Manufactured Housing            4.9900%    0.03120%
    144        2,100,000     2,093,766     1,598,627  Self Storage           Self Storage                    5.5000%    0.03120%
------------------------------------------------------------------------------------------------------------------------------------
    145        1,625,000     1,625,000     1,460,269  Manufactured Housing   Manufactured Housing            5.7200%    0.03120%

           INTEREST        ORIGINAL       STATED REMAINING     ORIGINAL      REMAINING      FIRST          MATURITY       ANNUAL
           ACCRUAL     TERM TO MATURITY   TERM TO MATURITY   AMORTIZATION   AMORTIZATION   PAYMENT           DATE          DEBT
    ID      BASIS     OR APD (MOS.) (12) OR APD (MOS.) (12)   TERM (MOS.)   TERM (MOS.)   DATE (12)         OR APD      SERVICE (2)
-----------------------------------------------------------------------------------------------------------------------------------

     1      30/360            60                 57                0             0        3/1/2005         2/1/2010      8,649,226
     2    Actual/360          84                 79                0             0        1/1/2005         12/1/2011     5,321,295
     3    Actual/360          120                119              360           359       5/1/2005         4/1/2015      4,703,510
     4    Actual/360          120                119               0             0        5/1/2005         4/1/2015      3,538,553
    4.1
-----------------------------------------------------------------------------------------------------------------------------------
    4.2
    4.3
     5    Actual/360          120                118              360           360       4/1/2005         3/1/2015      4,275,771
     6      30/360            60                 58                0             0        4/1/2005         3/1/2010      2,871,631
     7    Actual/360          120                118              360           360       4/1/2005         3/1/2015      2,406,971
-----------------------------------------------------------------------------------------------------------------------------------
     8    Actual/360          120                119              360           360       5/1/2005         4/1/2015      2,381,508
     9    Actual/360          60                 59               360           360       5/1/2005         4/1/2010      2,267,126
    10    Actual/360          84                 83                0             0        5/1/2005         4/1/2012      1,630,009
    11    Actual/360          120                118              360           360       4/1/2005         3/1/2015      1,943,394
   11.1
-----------------------------------------------------------------------------------------------------------------------------------
   11.2
   11.3
   11.4
    12    Actual/360          60                 60                0             0        6/1/2005         5/1/2010      1,303,050
    13    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,640,657
-----------------------------------------------------------------------------------------------------------------------------------
  Rollup  Actual/360          60                 60               300           300       6/1/2005         5/1/2010      1,839,776
    14    Actual/360          60                 60               300           300       6/1/2005         5/1/2010        953,387
    15    Actual/360          60                 60               300           300       6/1/2005         5/1/2010        886,389
    16    Actual/360          180                175              297           292       1/1/2005         12/1/2019     1,658,048
    17    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,607,114
-----------------------------------------------------------------------------------------------------------------------------------
    18    Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,561,004
   18.1
   18.2
    19    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,441,915
   19.1
-----------------------------------------------------------------------------------------------------------------------------------
   19.2
   19.3
   19.4
   19.5
   19.6
-----------------------------------------------------------------------------------------------------------------------------------
   19.7
    20    Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,343,183
  Rollup  Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,343,781
    21    Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,007,836
    22    Actual/360          120                119              360           360       5/1/2005         4/1/2015        335,945
-----------------------------------------------------------------------------------------------------------------------------------
    23    Actual/360          120                118              360           358       4/1/2005         3/1/2015      1,331,241
    24    Actual/360          144                144              360           360       6/1/2005         5/1/2017      1,332,924
    25    Actual/360          60                 58                0             0        4/1/2005         3/1/2010        808,664
    26    Actual/360          120                118              360           358       4/1/2005         3/1/2015      1,249,869
    27    Actual/360          120                117              180           177       3/1/2005         2/1/2015      1,731,447
-----------------------------------------------------------------------------------------------------------------------------------
   27.1
   27.2
   27.3
    28    Actual/360          60                 58               360           360       4/1/2005         3/1/2010      1,123,340
    29    Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,121,756
-----------------------------------------------------------------------------------------------------------------------------------
    30    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,079,585
    31    Actual/360          60                 58               360           360       4/1/2005         3/1/2010      1,046,440
    32    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,044,824
    33    Actual/360          60                 58                0             0        4/1/2005         3/1/2010        676,000
    34      30/360            60                 57                0             0        3/1/2005         2/1/2010        718,500
-----------------------------------------------------------------------------------------------------------------------------------
    35    Actual/360          120                119              360           360       5/1/2005         4/1/2015      1,097,776
   35.1
   35.2
    36    Actual/360          120                120              360           360       6/1/2005         5/1/2015      1,006,786
    37    Actual/360          84                 82                0             0        4/1/2005         3/1/2012        663,385
-----------------------------------------------------------------------------------------------------------------------------------
    38    Actual/360          120                120              360           360       6/1/2005         5/1/2015        944,421
    39    Actual/360          120                119              360           360       5/1/2005         4/1/2015        907,283
    40    Actual/360          120                119              360           359       5/1/2005         4/1/2015        957,581
    41    Actual/360          120                116              360           356       2/1/2005         1/1/2015        921,518
  Rollup  Actual/360          120                119              360           359       5/1/2005         4/1/2015        859,862
-----------------------------------------------------------------------------------------------------------------------------------
    42    Actual/360          120                119              360           359       5/1/2005         4/1/2015        596,947
    43    Actual/360          120                119              360           359       5/1/2005         4/1/2015        262,915
    44    Actual/360          120                118              300           298       4/1/2005         3/1/2015        941,381
    45    Actual/360          60                 58               360           360       4/1/2005         3/1/2010        850,479
   45.1
-----------------------------------------------------------------------------------------------------------------------------------
   45.2
   45.3
    46    Actual/360          120                116              360           356       2/1/2005         1/1/2015        828,882
    47    Actual/360          60                 59               360           360       5/1/2005         4/1/2010        805,126
    48    Actual/360          120                118              360           358       4/1/2005         3/1/2015        844,322
-----------------------------------------------------------------------------------------------------------------------------------
    49    Actual/360          120                119              360           360       5/1/2005         4/1/2015        847,923
    50    Actual/360          60                 59                0             0        5/1/2005         4/1/2010        732,332
    51    Actual/360          120                120              360           360       6/1/2005         5/1/2015        835,572
    52    Actual/360          120                120              360           360       6/1/2005         5/1/2015        823,977
    53    Actual/360          120                119              360           359       5/1/2005         4/1/2015        783,675
-----------------------------------------------------------------------------------------------------------------------------------
    54    Actual/360          120                118              300           298       4/1/2005         3/1/2015        805,930
    55    Actual/360          120                119              360           360       5/1/2005         4/1/2015        702,165
    56    Actual/360          120                116              360           356       2/1/2005         1/1/2015        737,928
    57    Actual/360          120                120              360           360       6/1/2005         5/1/2015        736,129
    58    Actual/360          120                116              300           296       2/1/2005         1/1/2015        827,110
-----------------------------------------------------------------------------------------------------------------------------------
    59    Actual/360          120                119              360           360       5/1/2005         4/1/2015        728,236
    60    Actual/360          60                 58               360           360       4/1/2005         3/1/2010        668,809
    61    Actual/360          84                 82                0             0        4/1/2005         3/1/2012        463,110
    62    Actual/360          120                120              336           336       6/1/2005         5/1/2015        666,770
    63    Actual/360          60                 58                0             0        4/1/2005         3/1/2010        440,829
-----------------------------------------------------------------------------------------------------------------------------------
    64    Actual/360          117                116              300           299       5/1/2005        12/31/2014       708,669
   64.1
   64.2
   64.3
   64.4
-----------------------------------------------------------------------------------------------------------------------------------
   64.5
    65    Actual/360          120                119              360           359       5/1/2005         4/1/2015        617,864
    66    Actual/360          120                120               0             0        6/1/2005         5/1/2015        471,033
    67    Actual/360          120                119              360           360       5/1/2005         4/1/2015        603,721
    68    Actual/360          120                118              360           360       4/1/2005         3/1/2015        592,350
-----------------------------------------------------------------------------------------------------------------------------------
    69    Actual/360          120                119              360           360       5/1/2005         4/1/2015        583,396
    70    Actual/360          120                118              360           360       4/1/2005         3/1/2015        548,216
    71    Actual/360          120                120              360           360       6/1/2005         5/1/2015        566,757
    72    Actual/360          84                 82                0             0        4/1/2005         3/1/2012        387,560
    73    Actual/360          120                119              360           359       5/1/2005         4/1/2015        537,947
-----------------------------------------------------------------------------------------------------------------------------------
    74    Actual/360          120                118              360           360       4/1/2005         3/1/2015        543,873
    75    Actual/360          60                 58               360           360       4/1/2005         3/1/2010        493,288
    76    Actual/360          121                121              360           360       6/1/2005         6/1/2015        509,994
    77    Actual/360          120                120              360           360       6/1/2005         5/1/2015        500,371
    78    Actual/360          120                117              360           360       3/1/2005         2/1/2015        470,114
-----------------------------------------------------------------------------------------------------------------------------------
    79      30/360            60                 59               60             59       5/5/2005         4/5/2010      1,427,879
    80    Actual/360          60                 58               360           358       4/1/2005         3/1/2010        437,395
    81    Actual/360          120                119              360           360       5/1/2005         4/1/2015        432,156
    82    Actual/360          120                119              360           360       5/1/2005         4/1/2015        453,631
   82.1
-----------------------------------------------------------------------------------------------------------------------------------
   82.2
   82.3
    83    Actual/360          120                120              360           360       6/1/2005         5/1/2015        455,494
    84    Actual/360          120                120              360           360       6/1/2005         5/1/2015        438,474
    85    Actual/360          120                119              336           336       5/1/2005         4/1/2015        457,988
-----------------------------------------------------------------------------------------------------------------------------------
    86    Actual/360          240                240              240           240       6/1/2005         5/1/2025        546,293
    87    Actual/360          120                119              360           359       5/1/2005         4/1/2015        414,997
    88    Actual/360          120                120              360           360       6/1/2005         5/1/2015        409,183
    89    Actual/360          121                121              360           360       6/1/2005         6/1/2015        419,895
    90    Actual/360          120                119              360           360       5/1/2005         4/1/2015        407,693
-----------------------------------------------------------------------------------------------------------------------------------
    91    Actual/360          120                119              360           359       5/1/2005         4/1/2015        413,466
    92    Actual/360          60                 59               360           359       5/1/2005         4/1/2010        400,267
    93    Actual/360          120                118               0             0        4/1/2005         3/1/2015        297,906
    94    Actual/360          120                118              360           358       4/1/2005         3/1/2015        373,903
    95    Actual/360          84                 84               360           360       6/1/2005         5/1/2012        379,828
-----------------------------------------------------------------------------------------------------------------------------------
    96    Actual/360          120                119              360           359       5/1/2005         4/1/2015        406,481
    97    Actual/360          120                117              360           357       3/1/2005         2/1/2015        383,665
    98    Actual/360          120                120              360           360       6/1/2005         5/1/2015        374,395
    100   Actual/360          84                 83               360           359       5/1/2005         4/1/2012        333,628
    101   Actual/360          84                 83               360           359       5/1/2005         4/1/2012        321,497
-----------------------------------------------------------------------------------------------------------------------------------
    102   Actual/360          60                 60               360           360       6/1/2005         5/1/2010        346,898
    103   Actual/360          120                116              300           296       2/1/2005         1/1/2015        382,073
   103.1
   103.2
    104   Actual/360          120                115              300           295       1/1/2005         12/1/2014       370,722
-----------------------------------------------------------------------------------------------------------------------------------
   104.1
   104.2
    105   Actual/360          120                120              300           300       6/1/2005         5/1/2015        383,166
    106   Actual/360          120                116              360           360       2/1/2005         1/1/2015        336,434
    107   Actual/360          120                119              360           359       5/1/2005         4/1/2015        336,544
-----------------------------------------------------------------------------------------------------------------------------------
    108   Actual/360          120                119              300           299       5/1/2005         4/1/2015        350,181
    109   Actual/360          84                 83               360           359       5/1/2005         4/1/2012        291,167
    110   Actual/360          120                118              360           358       4/1/2005         3/1/2015        327,046
    111   Actual/360          84                 82               360           360       4/1/2005         3/1/2012        307,408
    112   Actual/360          120                116              360           356       2/1/2005         1/1/2015        313,683
-----------------------------------------------------------------------------------------------------------------------------------
    113   Actual/360          60                 60               240           240       6/1/2005         5/1/2010        405,317
    114   Actual/360          120                119               0             0        5/1/2005         4/1/2015        250,496
    115   Actual/360          120                116              360           356       2/1/2005         1/1/2015        304,232
    116   Actual/360          120                119              360           360       5/1/2005         4/1/2015        279,332
    117   Actual/360          120                118              360           358       4/1/2005         3/1/2015        275,829
-----------------------------------------------------------------------------------------------------------------------------------
    118   Actual/360          120                116              360           356       2/1/2005         1/1/2015        268,948
    119   Actual/360          120                119              360           360       5/1/2005         4/1/2015        268,039
    120   Actual/360          84                 82               300           298       4/1/2005         3/1/2012        275,315
    122   Actual/360          84                 83               360           359       5/1/2005         4/1/2012        239,606
    123   Actual/360          60                 58               360           358       4/1/2005         3/1/2010        250,512
-----------------------------------------------------------------------------------------------------------------------------------
    125   Actual/360          120                117              360           357       3/1/2005         2/1/2015        249,043
    126   Actual/360          120                117              360           357       3/1/2005         2/1/2015        243,853
    127   Actual/360          60                 60               300           300       6/1/2005         5/1/2010        268,391
    128   Actual/360          60                 56               360           356       2/1/2005         1/1/2010        228,487
    129   Actual/360          120                119              360           360       5/1/2005         4/1/2015        233,489
-----------------------------------------------------------------------------------------------------------------------------------
    130   Actual/360          120                120              324           324       6/1/2005         5/1/2015        249,867
    131   Actual/360          120                119              360           359       5/1/2005         4/1/2015        231,957
    132   Actual/360          60                 59               360           359       5/1/2005         4/1/2010        242,636
    133   Actual/360          60                 56               360           356       2/1/2005         1/1/2010        230,891
    134   Actual/360          84                 80               360           356       2/1/2005         1/1/2012        211,407
-----------------------------------------------------------------------------------------------------------------------------------
    135   Actual/360          120                119              360           359       5/1/2005         4/1/2015        193,916
    136   Actual/360          120                118              300           298       4/1/2005         3/1/2015        211,713
    137   Actual/360          120                116              300           296       2/1/2005         1/1/2015        223,227
    138   Actual/360          120                120              360           360       6/1/2005         5/1/2015        198,561
    139   Actual/360          120                118              360           358       4/1/2005         3/1/2015        194,545
-----------------------------------------------------------------------------------------------------------------------------------
    140   Actual/360          120                119              300           299       5/1/2005         4/1/2015        202,737
    141   Actual/360          120                119              360           359       5/1/2005         4/1/2015        176,587
    142   Actual/360          84                 83               360           359       5/1/2005         4/1/2012        136,484
    143   Actual/360          60                 60               360           360       6/1/2005         5/1/2010        140,594
    144   Actual/360          120                118              300           298       4/1/2005         3/1/2015        154,750
-----------------------------------------------------------------------------------------------------------------------------------
    145   Actual/360          120                120              360           360       6/1/2005         5/1/2015        113,425

           MONTHLY       REMAINING                                   CROSSED
             DEBT      INTEREST ONLY                       APD         WITH                           GRACE   PAYMENT   APPRAISED
    ID   SERVICE (2) PERIOD (MOS.) (12)   LOCKBOX (3)   (YES/NO)   OTHER LOANS     DSCR (2)(4)(5)(6)  PERIOD    DATE    VALUE (8)
------------------------------------------------------------------------------------------------------------------------------------

     1    720,769            57              Hard          No           No                2.38          6        1    1,650,000,000
     2    443,441            79              Hard          No           No                1.97          0        1      158,000,000
     3    391,959            0          Springing Hard     No           No                2.27          5        1      255,000,000
     4    294,879           119              Hard          No           No                1.77          0        1      101,400,000
    4.1                                                                                                                  52,900,000
------------------------------------------------------------------------------------------------------------------------------------
    4.2                                                                                                                  31,700,000
    4.3                                                                                                                  16,800,000
     5    356,314            28              Hard          No           No                1.20          5        1       78,800,000
     6    239,303            58              Hard          No           No                1.58          6        1      310,000,000
     7    200,581            34               No           No           No                1.29          5        1       45,000,000
------------------------------------------------------------------------------------------------------------------------------------
     8    198,459            59               No           No           No                1.20          5        1       46,000,000
     9    188,927            23              Hard          No           No                1.31          5        1       45,600,000
    10    135,834            83               No           No           No                1.80          5        1       52,000,000
    11    161,950            22              Soft          No           No                1.83          5        1       47,900,000
   11.1                                                                                                                  14,000,000
------------------------------------------------------------------------------------------------------------------------------------
   11.2                                                                                                                  13,600,000
   11.3                                                                                                                  10,200,000
   11.4                                                                                                                  10,100,000
    12    108,588            60               No           No           No                1.24          5        1       30,000,000
    13    136,721            36               No           No           No                1.22          5        1       32,500,000
------------------------------------------------------------------------------------------------------------------------------------
  Rollup  153,315            12               No           No   Yes (GECMC 05-2-Q)        1.50          5        1       37,100,000
    14     79,449            12               No           No   Yes (GECMC 05-2-Q)        1.50          5        1       18,100,000
    15     73,866            12               No           No   Yes (GECMC 05-2-Q)        1.50          5        1       19,000,000
    16    138,171            61              Hard          No           No                1.62          5        1      107,300,000
    17    133,926            0               Hard          No           No                1.28          5        1       34,000,000
------------------------------------------------------------------------------------------------------------------------------------
    18    130,084            35              Soft          No           No                1.20          5        1       30,350,000
   18.1                                                                                                                  18,750,000
   18.2                                                                                                                  11,600,000
    19    120,160            60              Soft          No           No                1.21          5        1       26,700,000
   19.1                                                                                                                   6,400,000
------------------------------------------------------------------------------------------------------------------------------------
   19.2                                                                                                                   4,300,000
   19.3                                                                                                                   4,200,000
   19.4                                                                                                                   4,200,000
   19.5                                                                                                                   2,600,000
   19.6                                                                                                                   3,000,000
------------------------------------------------------------------------------------------------------------------------------------
   19.7                                                                                                                   2,000,000
    20    111,932            35              Soft          No           No                1.21          5        1       25,000,000
  Rollup  111,982            59               No           No   Yes (GECMC 05-2-A)        1.33          5        1       27,550,000
    21     83,986            59               No           No   Yes (GECMC 05-2-A)        1.33          5        1       20,000,000
    22     27,995            59               No           No   Yes (GECMC 05-2-A)        1.33          5        1        7,550,000
------------------------------------------------------------------------------------------------------------------------------------
    23    110,937            0                No           No           No                1.33          5        1       25,400,000
    24    111,077            0                No           No           No                1.44          5        1       26,800,000
    25     67,389            58               No           No           No                2.76          5        1       31,400,000
    26    104,156            0          Springing Hard     No           No                1.20          5        1       23,500,000
    27    144,287            0                No           No           No                1.23          5        1       32,000,000
------------------------------------------------------------------------------------------------------------------------------------
   27.1                                                                                                                  13,800,000
   27.2                                                                                                                   9,800,000
   27.3                                                                                                                   8,400,000
    28     93,612            10               No           No           No                1.24          5        1       21,650,000
    29     93,480            59               No           No           No                1.23          5        1       21,470,000
------------------------------------------------------------------------------------------------------------------------------------
    30     89,965            60               No           No           No                1.29          5        1       21,600,000
    31     87,203            10               No           No           No                1.28          5        1       21,300,000
    32     87,069            60               No           No           No                1.27          5        1       22,000,000
    33     56,333            58               No           No           No                3.08          5        1       27,800,000
    34     59,875            57               No           No           No                1.99          5        1       23,300,000
------------------------------------------------------------------------------------------------------------------------------------
    35     91,481            35               No           No           No                1.25          5        1       19,500,000
   35.1                                                                                                                  12,400,000
   35.2                                                                                                                   7,100,000
    36     83,899            12               No           No           No                1.20          5        1       21,700,000
    37     55,282            82               No           No           No                2.05          5        1       23,300,000
------------------------------------------------------------------------------------------------------------------------------------
    38     78,702            24               No           No           No                1.25          5        1       18,525,000
    39     75,607            59               No           No           No                1.25          5        1       18,800,000
    40     79,798            0               Hard          No           No                1.26          5        1       18,150,000
    41     76,793            0                No           No           No                1.48          5        1       21,000,000
  Rollup   71,655            0             Various         No   Yes (GECMC 05-2-B)        1.70          5        1       27,100,000
------------------------------------------------------------------------------------------------------------------------------------
    42     49,746            0               Hard          No   Yes (GECMC 05-2-B)        1.70          5        1       18,400,000
    43     21,910            0                No           No   Yes (GECMC 05-2-B)        1.70          5        1        8,700,000
    44     78,448            0                No           No           No                1.65          5        1       19,600,000
    45     70,873            34               No           No           No                1.38          5        1       16,870,000
   45.1                                                                                                                   6,800,000
------------------------------------------------------------------------------------------------------------------------------------
   45.2                                                                                                                   5,470,000
   45.3                                                                                                                   4,600,000
    46     69,074            0                No           No           No                1.40          5        1       19,000,000
    47     67,094            23               No           No           No                1.46          5        1       15,900,000
    48     70,360            0                No           No           No                1.34          5        1       17,400,000
------------------------------------------------------------------------------------------------------------------------------------
    49     70,660            23               No           No           No                1.37          5        1       16,000,000
    50     61,028            59               No           No           No                1.47          5        1       15,600,000
    51     69,631            0                No           No           No                1.23          5        1       16,110,000
    52     68,665            0                No           No           No                1.22          5        1       15,100,000
    53     65,306            0                No           No           No                1.51          5        1       17,200,000
------------------------------------------------------------------------------------------------------------------------------------
    54     67,161            0                No           No           No                1.50          5        1       16,800,000
    55     58,514            59               No           No           No                1.77          5        1       21,550,000
    56     61,494            0                No           No           No                1.34          5        1       13,800,000
    57     61,344            36               No           No           No                1.20          5        1       13,800,000
    58     68,926            0                No           No           No                1.28          5        1       14,500,000
------------------------------------------------------------------------------------------------------------------------------------
    59     60,686            47              Soft          No           No                1.23          5        1       13,375,000
    60     55,734            10               No           No           No                1.28          5        1       12,900,000
    61     38,593            82               No           No           No                2.16          5        1       17,600,000
    62     55,564            24               No           No           No                1.62          5        1       15,040,000
    63     36,736            58               No           No           No                2.42          5        1       18,600,000
------------------------------------------------------------------------------------------------------------------------------------
    64     59,056            0                No           No           No                1.25          10       1       14,650,000
   64.1                                                                                                                   3,750,000
   64.2                                                                                                                   3,100,000
   64.3                                                                                                                   3,000,000
   64.4                                                                                                                   2,700,000
------------------------------------------------------------------------------------------------------------------------------------
   64.5                                                                                                                   2,100,000
    65     51,489            0                No           No           No                1.36          5        1       12,400,000
    66     39,253           120               No           No           No                1.38          5        1       12,250,000
    67     50,310            59               No           No           No                1.35          5        1       11,160,000
    68     49,362            22              Soft          No           No                1.96          5        1       14,600,000
------------------------------------------------------------------------------------------------------------------------------------
    69     48,616            23               No           No           No                1.21          7        1       11,340,000
    70     45,685            34               No           No           No                1.32          5        1       11,200,000
    71     47,230            36               No           No           No                1.32          5        1       10,600,000
    72     32,297            82               No           No           No                2.39          5        1       13,600,000
    73     44,829            0                No           No           No                1.38          5        1       10,400,000
------------------------------------------------------------------------------------------------------------------------------------
    74     45,323            22               No           No           No                1.26          5        1       10,260,000
    75     41,107            22               No           No           No                1.31          5        1       10,350,000
    76     42,500            25               No           No           No                1.23          5        1       10,100,000
    77     41,698            0                No           No           No                1.25          5        1        9,600,000
    78     39,176            57               No           No           No                1.36          5        1        8,850,000
------------------------------------------------------------------------------------------------------------------------------------
    79    118,990            0               Hard          No           No                1.02          5        5       31,500,000
    80     36,450            0                No           No           No                1.31          5        1        8,600,000
    81     36,013            35               No           No           No                1.21          5        1        8,450,000
    82     37,803            11               No           No           No                1.30          5        1        8,750,000
   82.1                                                                                                                   5,000,000
------------------------------------------------------------------------------------------------------------------------------------
   82.2                                                                                                                   2,550,000
   82.3                                                                                                                   1,200,000
    83     37,958            0                No           No           No                1.25          5        1        8,400,000
    84     36,540            36               No           No           No                1.27          5        1       10,000,000
    85     38,166            23               No           No           No                1.33          5        1        8,630,000
------------------------------------------------------------------------------------------------------------------------------------
    86     45,524            0          Springing Hard     No           No                1.20          5        1        9,400,000
    87     34,583            0                No           No           No                1.41          5        1        7,750,000
    88     34,099            0                No           No           No                1.41          5        1        8,000,000
    89     34,991            25               No           No           No                1.28          5        1        7,730,000
    90     33,974            35               No           No           No                1.30          5        1       10,350,000
------------------------------------------------------------------------------------------------------------------------------------
    91     34,455            0                No           No           No                1.35          5        1        7,700,000
    92     33,356            0                No           No           No                1.32          5        1        7,670,000
    93     24,825           118               No           No           No                2.94          5        1       13,350,000
    94     31,159            0                No           No           No                1.25          7        1        7,200,000
    95     31,652            0                No           No           No                1.33          5        1        7,570,000
------------------------------------------------------------------------------------------------------------------------------------
    96     33,873            0                No           No           No                1.20          5        1        7,550,000
    97     31,972            0                No           No           No                1.45          5        1        7,730,000
    98     31,200            0                No           No           No                1.48          5        1        7,700,000
    100    27,802            0                No           No           No                2.29          5        1       11,150,000
    101    26,791            0                No           No           No                2.09          5        1        9,700,000
------------------------------------------------------------------------------------------------------------------------------------
    102    28,908            24               No           No           No                1.36          5        1        6,500,000
    103    31,839            0                No           No           No                1.34          5        1        7,050,000
   103.1                                                                                                                  3,800,000
   103.2                                                                                                                  3,250,000
    104    30,894            0                No           No           No                1.32          5        1        7,700,000
------------------------------------------------------------------------------------------------------------------------------------
   104.1                                                                                                                  4,080,000
   104.2                                                                                                                  3,620,000
    105    31,931            0          Springing Hard     No           No                1.38          5        1        7,480,000
    106    28,036            32               No           No           No                1.26          5        1        6,900,000
    107    28,045            0                No           No           No                1.34          5        1        7,700,000
------------------------------------------------------------------------------------------------------------------------------------
    108    29,182            0                No           No           No                1.38          5        1        7,600,000
    109    24,264            0                No           No           No                2.57          5        1       11,150,000
    110    27,254            0                No           No           No                1.50          5        1        6,400,000
    111    25,617            22               No           No           No                1.21          5        1        5,500,000
    112    26,140            0                No           No           No                1.32          5        1        6,400,000
------------------------------------------------------------------------------------------------------------------------------------
    113    33,776            0                No           No           No                1.39          5        1        6,500,000
    114    20,875           119               No           No           No                2.37          5        1        8,200,000
    115    25,353            0                No           No           No                1.54          5        1        5,975,000
    116    23,278            35               No           No           No                1.45          5        1        6,000,000
    117    22,986            0                No           No           No                1.28          5        1        5,500,000
------------------------------------------------------------------------------------------------------------------------------------
    118    22,412            0                No           No           No                1.54          5        1        6,250,000
    119    22,337            59               No           No           No                1.58          5        1        8,250,000
    120    22,943            0                No           No           No                2.91          5        1       10,650,000
    122    19,967            0                No           No           No                1.92          5        1        6,500,000
    123    20,876            0                No           No           No                1.33          5        1        4,900,000
------------------------------------------------------------------------------------------------------------------------------------
    125    20,754            0                No           No           No                1.40          5        1        5,000,000
    126    20,321            0                No           No           No                1.46          5        1        4,600,000
    127    22,366            0                No           No           No                1.31          5        1        5,310,000
    128    19,041            0                No           No           No                1.50          5        1        4,700,000
    129    19,457            35               No           No           No                1.34          5        1        5,000,000
------------------------------------------------------------------------------------------------------------------------------------
    130    20,822            0                No           No           No                1.40          5        1        5,600,000
    131    19,330            0                No           No           No                1.52          5        1        4,600,000
    132    20,220            0                No           No           No                1.26          5        1        4,300,000
    133    19,241            0                No           No           No                1.44          5        1        4,550,000
    134    17,617            0                No           No           No                1.30          5        1        3,900,000
------------------------------------------------------------------------------------------------------------------------------------
    135    16,160            0                No           No           No                1.96          5        1        5,400,000
    136    17,643            0                No           No           No                1.71          5        1        5,100,000
    137    18,602            0                No           No           No                1.35          5        1        3,750,000
    138    16,547            0                No           No           No                1.27          5        1        3,800,000
    139    16,212            0                No           No           No                1.29          5        1        3,650,000
------------------------------------------------------------------------------------------------------------------------------------
    140    16,895            0                No           No           No                1.31          5        1        4,000,000
    141    14,716            0                No           No           No                1.27          5        1        3,510,000
    142    11,374            0                No           No           No                1.83          5        1        3,800,000
    143    11,716            12               No           No           No                1.68          5        1        4,000,000
    144    12,896            0                No           No           No                1.42          5        1        2,910,000
------------------------------------------------------------------------------------------------------------------------------------
    145     9,452            36               No           No           No                1.21          5        1        2,050,000

            CUT-OFF             LTV
           DATE LTV          RATIO AT
    ID   RATIO (4)(6)   MATURITY/APD (4)(6)  ADDRESS                                               CITY
----------------------------------------------------------------------------------------------------------------------

     1      43.27%            43.27%         767 Fifth Avenue                                      New York
     2      67.05%            67.05%         1445 Ross Avenue                                      Dallas
     3      58.75%            47.99%         1601 Collins Avenue                                   Miami Beach
     4      65.09%            65.09%         Various                                               Various
    4.1                                      7561-7731 North Point Parkway                         Alpharetta
----------------------------------------------------------------------------------------------------------------------
    4.2                                      800 Cobb Place Boulevard                              Kennesaw
    4.3                                      3900 Venture Drive                                    Duluth
     5      80.00%            70.76%         393 & 401 Fifth Avenue                                New York
     6      64.52%            64.52%         125 West 55th Street                                  New York
     7      80.00%            71.32%         7340 & 7480 Miramar Road                              San Diego
----------------------------------------------------------------------------------------------------------------------
     8      78.26%            72.43%         9550 West Sahara Avenue                               Las Vegas
     9      74.01%            70.97%         21605-21615 & 21415 Plummer Street                    Chatsworth
    10      60.38%            60.38%         6730 4th Avenue                                       Sacramento
    11      60.00%            52.48%         Various                                               Various
   11.1                                      5901 Wayzata Boulevard                                St. Louis Park
----------------------------------------------------------------------------------------------------------------------
   11.2                                      525 N. 2nd Street                                     Minneapolis
   11.3                                      1400 Zarthan Avenue South                             St. Louis Park
   11.4                                      11552 Leona Road                                      Eden Prairie
    12      80.00%            80.00%         938 Kingwood Drive                                    Kingwood
    13      73.85%            66.10%         1700 Birch Trail Circle                               Chesapeake
----------------------------------------------------------------------------------------------------------------------
  Rollup    64.69%            59.82%         Various                                               San Diego
    14      64.69%            59.82%         12011 Scripps Highlands Drive                         San Diego
    15      64.69%            59.82%         12032 Scripps Highlands Drive                         San Diego
    16      78.94%            46.24%         21555 Oxnard Street                                   Los Angeles
    17      67.94%            57.09%         26521, 26541, & 26561 Rancho Parkway South            Lake Forest
----------------------------------------------------------------------------------------------------------------------
    18      75.45%            67.50%         Various                                               Various
   18.1                                      747 Westbrooke Village Drive                          Manchester
   18.2                                      2666 Regal Pine Court                                 Wildwood
    19      78.65%            73.15%         Various                                               Rexburg
   19.1                                      236 South 1st West                                    Rexburg
----------------------------------------------------------------------------------------------------------------------
   19.2                                      480 South 1st West                                    Rexburg
   19.3                                      460 South 2nd West                                    Rexburg
   19.4                                      235 West 4th South                                    Rexburg
   19.5                                      220 South 2nd West                                    Rexburg
   19.6                                      487 South 3rd West                                    Rexburg
----------------------------------------------------------------------------------------------------------------------
   19.7                                      160 West 5th South                                    Rexburg
    20      80.00%            71.37%         500 Connecticut Avenue                                Norwalk
  Rollup    72.60%            67.32%         Various                                               Las Vegas
    21      72.60%            67.32%         7321 W. Lake Mead Boulevard                           Las Vegas
    22      72.60%            67.32%         7301,7341 & 7399 W. Lake Mead Boulevard               Las Vegas
----------------------------------------------------------------------------------------------------------------------
    23      78.57%            65.35%         585 Dekalb Avenue                                     Brooklyn
    24      72.28%            57.30%         2480 Fairview Avenue North                            Roseville
    25      59.91%            59.91%         211 Lanier Drive                                      Statesboro
    26      79.41%            66.12%         2090 Bartow Avenue and 290 Baychester Avenue          Bronx
    27      57.71%            24.47%         Various                                               Various
----------------------------------------------------------------------------------------------------------------------
   27.1                                      43 & 46 Wiltshire Road                                Cranbury
   27.2                                      1201 Klockner Road                                    Hamilton
   27.3                                      1700 Klockner Road                                    Hamilton
    28      79.91%            75.13%         4499 Coventry Parkway                                 Fort Wayne
    29      79.74%            73.71%         15505-15507 North Scottsdale Road                     Scottsdale
----------------------------------------------------------------------------------------------------------------------
    30      76.37%            70.58%         8058, 8155 & 8215 West Bell Road                      Peoria
    31      76.53%            71.87%         1000 Valley Bluff Road                                Perrysburg
    32      72.73%            67.20%         7974-8230 West Bell Road                              Glendale
    33      56.56%            56.56%         2210 Main Street                                      Lubbock
    34      64.38%            64.38%         7822 Alexander Promenade Place                        Raleigh
----------------------------------------------------------------------------------------------------------------------
    35      76.92%            69.72%         Various                                               Various
   35.1                                      25 Phillips Parkway                                   Montvale
   35.2                                      150 Oberlin Avenue North                              Lakewood
    36      66.47%            57.26%         46401-46441 Landing Parkway                           Fremont
    37      60.91%            60.91%         1601 North Lincoln Avenue                             Urbana
----------------------------------------------------------------------------------------------------------------------
    38      75.57%            66.07%         19507 Interstate Highway 45 North                     Houston
    39      73.40%            67.88%         776 Eves Drive, 779 Eves Drive                        Hillsborough
    40      74.85%            63.17%         4340 Von Karman Avenue                                Newport Beach
    41      64.47%            54.00%         11 Main Street                                        Westbrook
  Rollup    49.75%            40.82%         Various                                               Orange
----------------------------------------------------------------------------------------------------------------------
    42      49.75%            40.82%         3741 W. Chapman Avenue                                Orange
    43      49.75%            40.82%         3741 West Chapman Avenue                              Orange
    44      68.65%            51.39%         4901 South 153rd Street                               Omaha
    45      79.43%            77.08%         Various                                               Various
   45.1                                      470 Atlantic City Blvd.                               Bayville
----------------------------------------------------------------------------------------------------------------------
   45.2                                      1812 Route 38                                         Lumberton
   45.3                                      175 West 162nd Street                                 South Holland
    46      68.08%            56.08%         1500 East Tall Tree Road                              Derby
    47      79.87%            76.25%         1 Pickwick Park Drive                                 Greenacres City
    48      72.26%            60.21%         1031 Essex Court                                      Virginia Beach
----------------------------------------------------------------------------------------------------------------------
    49      78.13%            68.38%         7605 West 88th Avenue                                 Westminster
    50      79.49%            79.49%         4355 and 4505 Excel Parkway                           Addison
    51      76.04%            63.54%         8101 83rd Avenue Southwest                            Lakewood
    52      80.00%            66.85%         4000 South Redwood Road                               West Valley City
    53      68.53%            56.89%         2929 East 95th Street South                           Tulsa
----------------------------------------------------------------------------------------------------------------------
    54      68.23%            51.17%         3900 Pine Lake Road                                   Lincoln
    55      51.04%            47.02%         18124 36th Avenue West                                Lynnwood
    56      79.35%            66.28%         9110-9190 Wadsworth Parkway                           Westminster
    57      78.33%            70.07%         400-414 East 76th Street and 1452-1460 First Avenue   New York
    58      74.04%            57.47%         111 Cedar Street                                      New Rochelle
----------------------------------------------------------------------------------------------------------------------
    59      80.00%            72.97%         6420-6490 Eastex Freeway                              Beaumont
    60      79.84%            75.07%         7051 Pointe Inverness Way                             Fort Wayne
    61      56.30%            56.30%         500 Palisades Drive South                             Birmingham
    62      64.83%            55.21%         655 3rd Street                                        Oakland
    63      51.95%            51.95%         105 Doleac Drive                                      Hattiesburg
----------------------------------------------------------------------------------------------------------------------
    64      63.77%            49.59%         Various                                               Various
   64.1                                      5221 Hickory Hollow Parkway                           Antioch
   64.2                                      6910 South Lindbergh Boulevard                        St. Louis
   64.3                                      55 Ludwig Drive                                       Fairview Heights
   64.4                                      3344 Pershall Road                                    Ferguson
----------------------------------------------------------------------------------------------------------------------
   64.5                                      8125 Mall Road                                        Florence
    65      74.11%            61.72%         7841-7919 & 7969 Pines Boulevard                      Pembroke Pines
    66      72.65%            72.65%         3840 Frankford Road                                   Dallas
    67      79.75%            74.05%         2256 Haverhill Road North                             West Palm Beach
    68      60.00%            52.48%         9300 SE Sunnybrook Boulevard                          Clackamas
----------------------------------------------------------------------------------------------------------------------
    69      77.16%            67.28%         1500 Industry Street                                  Everett
    70      73.66%            65.59%         640 Windsor Avenue                                    Windsor
    71      77.36%            69.39%         2618 North Salisbury Boulevard                        Salisbury
    72      59.80%            59.80%         401 Hathorn Road                                      Oxford
    73      77.80%            64.59%         400 Northport Drive                                   Cabot
----------------------------------------------------------------------------------------------------------------------
    74      77.97%            68.28%         9315 Memorial Avenue                                  Tampa
    75      74.15%            70.87%         50 River Triangle / 1841 George Jenkins Boulevard     Lakeland
    76      74.26%            65.03%         701 North Indiana Avenue                              Lubbock
    77      75.00%            63.00%         4125-4161 South Eastern Avenue                        Las Vegas
    78      79.10%            73.34%         500 South Sepulveda Boulevard                         Manhattan Beach
----------------------------------------------------------------------------------------------------------------------
    79      91.50%                           8000 & 8100 Jarvis Avenue                             Newark
    80      79.58%            73.47%         501 East Ray Road & 200 East Ivanhoe Road             Chandler
    81      79.88%            70.62%         550 Heimer Road                                       San Antonio
    82      76.57%            65.46%         Various                                               Various
   82.1                                      750 Perry Avenue                                      Big Rapids
----------------------------------------------------------------------------------------------------------------------
   82.2                                      399 State Road 89                                     Otsego
   82.3                                      4019 17 Mile Road NE                                  Cedar Springs
    83      79.76%            66.59%         8635 Blanding Blvd                                    Jacksonville
    84      64.00%            57.31%         330 Townsend Street                                   San Francisco
    85      74.16%            63.84%         345 Shaw Road                                         South San Francisco
----------------------------------------------------------------------------------------------------------------------
    86      62.50%             1.60%         5802 West Thomas Road                                 Phoenix
    87      79.91%            66.49%         1800 North State Street                               Provo
    88      77.19%            63.98%         10601 State Street                                    Tamarac
    89      79.88%            69.95%         2302 West Loop 289                                    Lubbock
    90      59.18%            52.71%         5401 Old National Highway                             College Park
----------------------------------------------------------------------------------------------------------------------
    91      79.13%            66.08%         2118 Cottman Avenue                                   Philadelphia
    92      78.14%            72.48%         6801 Wolflin Avenue                                   Amarillo
    93      43.07%            43.07%         7044 Flanders Drive                                   San Diego
    94      78.99%            65.43%         1309 Mohrs Lane                                       Middle River
    95      75.30%            67.09%         1444 Michigan Avenue                                  Beaumont
----------------------------------------------------------------------------------------------------------------------
    96      75.36%            63.83%         3900 N US 31 South                                    Traverse City
    97      72.20%            60.59%         3512 Santa Rosa Avenue                                Santa Rosa
    98      72.08%            60.04%         1155 Powers Ferry Place                               Marietta
    100     49.26%            43.16%         7950 Crossroads Drive                                 North Charleston
    101     54.57%            47.81%         7927 St. Ives Road                                    North Charleston
----------------------------------------------------------------------------------------------------------------------
    102     80.00%            76.67%         4730 Woodman Avenue                                   Sherman Oaks
    103     73.29%            56.07%         Various                                               Various
   103.1                                     1507 West William Cannon Drive                        Austin
   103.2                                     3425 Thousand Oaks Drive                              San Antonio
    104     65.71%            50.16%         Various                                               Macon
----------------------------------------------------------------------------------------------------------------------
   104.1                                     4480 Riverside Drive                                  Macon
   104.2                                     6416 Peake Road                                       Macon
    105     68.18%            52.27%         1235 South Josey Lane                                 Carrollton
    106     73.91%            65.73%         294 Merion Avenue                                     Carneys Point
    107     64.86%            54.06%         10530 - 10550 Linden Lake Plaza                       Manassas
----------------------------------------------------------------------------------------------------------------------
    108     64.89%            48.78%         162 Washington Avenue                                 North Haven
    109     42.99%            37.67%         1850 Ashley Crossing Lane                             Charleston
    110     74.85%            62.66%         1500 Marshall Avenue                                  St. Paul
    111     82.91%            76.58%         6 Mary Anna Drive                                     Fitchburg
    112     72.33%            60.51%         2940 Forest Hills Boulevard                           Coral Springs
----------------------------------------------------------------------------------------------------------------------
    113     70.00%            60.23%         2835 Monroe Avenue                                    Rochester
    114     55.49%            55.49%         7001 Silber Road                                      Arlington
    115     74.65%            62.56%         1700 South Central Expressway                         McKinney
    116     69.17%            61.73%         15758 South East Highway 224                          Clackamas
    117     74.84%            62.32%         3021 Lee Boulevard                                    Lehigh Acres
----------------------------------------------------------------------------------------------------------------------
    118     65.29%            54.20%         6000 Mabeline Road                                    Hanahan
    119     48.48%            44.95%         12414 North East 127th Court                          Kirkland
    120     37.43%            31.30%         3200 Thirteenth Street                                St. Cloud
    122     60.69%            53.17%         4755 Country Club Road                                Winston-Salem
    123     79.82%            73.70%         705 South Redwood Road                                Salt Lake City
----------------------------------------------------------------------------------------------------------------------
    125     73.74%            61.58%         1866 East Market Street                               Harrisonburg
    126     79.71%            66.28%         8220 West Highway 71                                  Austin
    127     67.80%            60.94%         600 South Oswell Street                               Bakersfield
    128     76.22%            70.50%         205 South 54th Street                                 Springfield
    129     70.00%            62.37%         960 Canterbury Place                                  Escondido
----------------------------------------------------------------------------------------------------------------------
    130     61.61%            49.24%         4435 Progress Meadow Drive                            Doylestown
    131     74.92%            62.42%         9252 East Guadalupe Road                              Mesa
    132     79.45%            74.27%         9316 - 9350 Clifford Street                           Fort Worth
    133     74.39%            69.39%         2938 Walden Avenue                                    Depew
    134     79.64%            71.48%         210 Lanier Drive                                      Statesboro
----------------------------------------------------------------------------------------------------------------------
    135     55.49%            45.72%         1062 Johnson Ferry Road                               Marietta
    136     58.64%            44.08%         9600 Central Avenue Southwest                         Albuquerque
    137     79.51%            61.09%         1372 East Fifth Avenue                                Ontario
    138     77.63%            64.63%         706 Pathfinders Way                                   Garden City
    139     79.28%            66.08%         13251 Montfort Drive                                  Dallas
----------------------------------------------------------------------------------------------------------------------
    140     69.89%            52.94%         5000 Country Meadows Court                            Brandon
    141     75.41%            62.67%         2250 West Mill Street                                 Colton
    142     59.13%            51.81%         1700 Chambers Drive                                   Matthews
    143     54.63%            51.31%         3435 West Street Joseph Street                        Lansing
    144     71.95%            54.94%         4015 Mini Trail                                       Cumming
----------------------------------------------------------------------------------------------------------------------
    145     79.27%            71.23%         205 Lingering Lane                                    Deland

                                                                                                  NET RENTABLE     UNITS
                                                                    YEAR              YEAR       AREA SF/UNITS     OF
    ID     COUNTY                STATE           ZIP CODE          BUILT           RENOVATED      KEYS/BEDS (9)    MEASURE
------------------------------------------------------------------------------------------------------------------------------------

     1     New York              NY               10153            1968               2005           1,905,103     Sq. Ft.
     2     Dallas                TX               75202            1986                              1,198,431     Sq. Ft.
     3     Miami-Dade            FL               33139            1998                                    790     Keys
     4     Various               GA              Various          Various                              690,626     Sq. Ft.
    4.1    Fulton                GA               30022            1993                                324,081     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    4.2    Cobb                  GA               30144            1992                                218,818     Sq. Ft.
    4.3    Gwinnett              GA               30096            1994                                147,727     Sq. Ft.
     5     New York              NY               10016            1905               2004             204,984     Sq. Ft.
     6     New York              NY               10019            1989                                555,475     Sq. Ft.
     7     San Diego             CA               92126            1992                                211,734     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
     8     Clark                 NV               89117            1998                                    332     Units
     9     Los Angeles           CA               91311          1986/1998            1996             231,770     Sq. Ft.
    10     Sacramento            CA               95817            2004                                    792     Beds
    11     Hennepin              MN              Various          Various                                  482     Keys
   11.1    Hennepin              MN               55416            2002                                    126     Keys
------------------------------------------------------------------------------------------------------------------------------------
   11.2    Hennepin              MN               55401            2002                                    131     Keys
   11.3    Hennepin              MN               55416            2001                                    106     Keys
   11.4    Hennepin              MN               55344            2001                                    119     Keys
    12     Harris and Montgomery TX               77339            1999                                    312     Units
    13     Chesapeake            VA               23320            1985                                    312     Units
------------------------------------------------------------------------------------------------------------------------------------
  Rollup   San Diego             CA               92131            2003                                    232     Keys
    14     San Diego             CA               92131            2003                                     95     Keys
    15     San Diego             CA               92131            2003                                    137     Keys
    16     Los Angeles           CA               91367            1977                                448,072     Sq. Ft.
    17     Orange                CA               92630            2002                                152,880     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    18     St. Louis             MO              Various          Various             2004                 402     Units
   18.1    St. Louis             MO               63021            1984               2004                 252     Units
   18.2    St. Louis             MO               63011            1986               2004                 150     Units
    19     Madison               ID               83440           Various           Various              1,638     Beds
   19.1    Madison               ID               83440            1991               1998                 408     Beds
------------------------------------------------------------------------------------------------------------------------------------
   19.2    Madison               ID               83440            1978                                    288     Beds
   19.3    Madison               ID               83440            1972               1999                 252     Beds
   19.4    Madison               ID               83440            1972               1998                 238     Beds
   19.5    Madison               ID               83440            1968               1991                 186     Beds
   19.6    Madison               ID               83440            1996                                    146     Beds
------------------------------------------------------------------------------------------------------------------------------------
   19.7    Madison               ID               83440            1986               1991                 120     Beds
    20     Fairfield             CT               06854            1978               1999             153,797     Sq. Ft.
  Rollup   Clark                 NV               89128            1998                                115,823     Sq. Ft.
    21     Clark                 NV               89128            1998                                 86,634     Sq. Ft.
    22     Clark                 NV               89128            1998                                 29,189     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    23     Kings                 NY               11205            1977               2004             163,718     Sq. Ft.
    24     Ramsey                MN               55113            1986               2004             176,904     Sq. Ft.
    25     Bulloch               GA               30458            2002                                    984     Beds
    26     Bronx                 NY               10475            1991                                 47,488     Sq. Ft.
    27     Mercer                NJ              Various          Various                                  504     Units
------------------------------------------------------------------------------------------------------------------------------------
   27.1    Mercer                NJ               08512            1971                                    220     Units
   27.2    Mercer                NJ               08619            1972                                    156     Units
   27.3    Mercer                NJ               08619            1973                                    128     Units
    28     Allen                 IN               46804            1987               2003                 448     Units
    29     Maricopa              AZ               85260            1999                                 51,195     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    30     Maricopa              AZ               85382            1993                                167,997     Sq. Ft.
    31     Wood                  OH               43551            1990               2003                 296     Units
    32     Maricopa              AZ               85308            1994                                125,737     Sq. Ft.
    33     Lubbock               TX               79401            2002                                    686     Beds
    34     Wake                  NC               27617            2003                                143,037     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    35     Various               NJ              Various          Various                              125,560     Sq. Ft.
   35.1    Bergen                NJ               07645            1988                                 51,160     Sq. Ft.
   35.2    Ocean                 NJ               08701            1992                                 74,400     Sq. Ft.
    36     Alameda               CA               94538            2001                                155,538     Sq. Ft.
    37     Champaign             IL               61801            1997                                    865     Beds
------------------------------------------------------------------------------------------------------------------------------------
    38     Harris                TX               77388            1985               2004             109,128     Sq. Ft.
    39     Somerset              NJ               08844            1975               2004                 166     Units
    40     Orange                CA               92660            1976               2001              64,849     Sq. Ft.
    41     Cumberland            ME               04092            1964               2004             201,208     Sq. Ft.
  Rollup   Orange                CA               92868            2004                                 54,870     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    42     Orange                CA               92868            2004                                 46,030     Sq. Ft.
    43     Orange                CA               92868            2004                                  8,840     Sq. Ft.
    44     Douglas               NE               68137            2001                                    128     Units
    45     Various               Various         Various          Various                              197,403     Sq. Ft.
   45.1    Ocean                 NJ               08721            1999                                 61,263     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   45.2    Burlington            NJ               08060            1988               2000              67,525     Sq. Ft.
   45.3    Cook                  IL               60473            2002                                 68,615     Sq. Ft.
    46     Sedgwick              KS               67037            2004                                    336     Units
    47     Palm Beach            FL               33463            1970                                    369     Pads
    48     Virginia Beach City   VA               23454            1971               1998                 244     Units
------------------------------------------------------------------------------------------------------------------------------------
    49     Jefferson             CO               80005            1983               1998             118,664     Sq. Ft.
    50     Dallas                TX               75001            2000                                137,200     Sq. Ft.
    51     Pierce                WA               98498            1968                                    403     Units
    52     Salt Lake             UT               84123            1985                                    437     Units
    53     Tulsa                 OK               74137            1995                                    288     Units
------------------------------------------------------------------------------------------------------------------------------------
    54     Lancaster             NE               68516            2001                                    119     Units
    55     Snohomish             WA               98037            1986                                    272     Units
    56     Jefferson             CO               80021            1995                                157,235     Sq. Ft.
    57     New York              NY               10021         1910 & 2000           1985              27,409     Sq. Ft.
    58     Westchester           NY               10801            1920               2003              60,810     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    59     Jefferson             TX               77708            1995                                118,742     Sq. Ft.
    60     Allen                 IN               46804            1986               2003                 248     Units
    61     Jefferson             AL               35209            2001                                    530     Beds
    62     Alameda               CA               94607            1997                                 98,323     Sq. Ft.
    63     Lamar                 MS               39401            2003                                    553     Beds
------------------------------------------------------------------------------------------------------------------------------------
    64     Various               Various         Various          Various                              159,381     Sq. Ft.
   64.1    Davidson              TN               37013            1990                                 34,059     Sq. Ft.
   64.2    St. Louis             MO               63125            1991                                 30,772     Sq. Ft.
   64.3    St. Clair             IL               62208            1990                                 31,252     Sq. Ft.
   64.4    St. Louis             MO               63135            1991                                 32,046     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   64.5    Boone                 KY               41042            1989                                 31,252     Sq. Ft.
    65     Broward               FL               33024            1976                                 92,139     Sq. Ft.
    66     Denton                TX               75287            1997                                    259     Units
    67     Palm Beach            FL               33417            1968                                    266     Pads
    68     Clackamas             OR               97015            1999               2004                 137     Keys
------------------------------------------------------------------------------------------------------------------------------------
    69     Snohomish             WA               98203            2003                                112,395     Sq. Ft.
    70     Hartford              CT               06095            1962                                    176     Units
    71     Wicomico              MD               21801            2003                                 44,264     Sq. Ft.
    72     Lafayette County      MS               38655            2001                                    432     Beds
    73     Lonoke                AR               72023            2003                                    216     Units
------------------------------------------------------------------------------------------------------------------------------------
    74     Hillsborough          FL               33615            1970               2003                 378     Pads
    75     Polk                  FL           33801 / 33815        1954               1970                 441     Pads
    76     Lubbock               TX               79415            1983               2004                 288     Units
    77     Clark                 NV               89119            1975               2004              31,054     Sq. Ft.
    78     Los Angeles           CA               90266            1976                                 32,321     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    79     Alameda               CA               94560            2001                                 99,180     Sq. Ft.
    80     Maricopa              AZ               85225         1974 & 1959           1985                 200     Pads
    81     Bexar                 TX               78232            1984               1996                 204     Units
    82     Various               MI              Various          Various                              172,060     Sq. Ft.
   82.1    Mecosta               MI               49307            1989                                 94,760     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   82.2    Allegan               MI               49080            1977               1988              27,300     Sq. Ft.
   82.3    Kent                  MI               49319            1988                                 50,000     Sq. Ft.
    83     Duval                 FL               32244            2004                                 26,270     Sq. Ft.
    84     San Francisco         CA               94107            1927               2001              60,978     Sq. Ft.
    85     San Mateo             CA               94080            1997                                 69,447     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    86     Maricopa              AZ               85031            1977               2003              74,360     Sq. Ft.
    87     Utah                  UT               84604            1975               2004                 340     Beds
    88     Broward               FL               33321            2005                                 81,103     Sq. Ft.
    89     Lubbock               TX               79407            1985               2004                 208     Units
    90     Fulton                GA               30349            1972               2002                 370     Units
------------------------------------------------------------------------------------------------------------------------------------
    91     Philadelphia          PA               19149            1959               2003              31,514     Sq. Ft.
    92     Potter                TX               79106            1983               2005                 216     Units
    93     San Diego             CA               92121            1988                                103,082     Sq. Ft.
    94     Baltimore             MD               21220            1989               1994                 187     Pads
    95     Riverside             CA               92223            1971                                    181     Pads
------------------------------------------------------------------------------------------------------------------------------------
    96     Grand Traverse        MI               49684            2004                                 14,820     Sq. Ft.
    97     Sonoma                CA               95407            2000                                 91,067     Sq. Ft.
    98     Cobb                  GA               30067            1986                                112,460     Sq. Ft.
    100    Charleston            SC               29406            1988                                    200     Units
    101    Charleston            SC               29406            1990                                    168     Units
------------------------------------------------------------------------------------------------------------------------------------
    102    Los Angeles           CA               91423            1982               2004              30,980     Sq. Ft.
    103    Various               TX              Various          Various                              113,100     Sq. Ft.
   103.1   Travis                TX               78745            2001                                 60,530     Sq. Ft.
   103.2   Bexar                 TX               78247            2002                                 52,570     Sq. Ft.
    104    Bibb                  GA              Various          Various           Various            121,567     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
   104.1   Bibb                  GA               31210            2001               2005              56,635     Sq. Ft.
   104.2   Bibb                  GA               31210            2002                                 64,932     Sq. Ft.
    105    Dallas                TX               75006            1973                                120,769     Sq. Ft.
    106    Salem                 NJ               08069            1973                                    108     Units
    107    Prince William        VA               20109            1989               2005              47,110     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    108    New Haven             CT               06473            2001                                 23,024     Sq. Ft.
    109    Charleston            SC               29414            1984                                    200     Units
    110    Ramsey                MN               55104            1967               1987              89,805     Sq. Ft.
    111    Worcester             MA               01420            1967                                     90     Units
    112    Broward               FL               33065            1976               2003                 103     Units
------------------------------------------------------------------------------------------------------------------------------------
    113    Monroe                NY               14618            1959               2003                  68     Keys
    114    Tarrant               TX               76006            1985               2005                 208     Units
    115    Collin                TX               75070          1997-2001                              70,175     Sq. Ft.
    116    Clackamas             OR               97015            1970                                    129     Pads
    117    Lee                   FL               33971            2004                                 63,650     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    118    Berkeley              SC               29406            1976               2000                 130     Units
    119    King                  WA               98034            1984                                     92     Units
    120    Osceola               FL               34769            1965               1980                 325     Pads
    122    Forsyth               NC               27104            1987                                    144     Units
    123    Salt Lake City        UT               84104            1972               1997                 120     Pads
------------------------------------------------------------------------------------------------------------------------------------
    125    Rockingham County     VA               22801            1980               1998              36,137     Sq. Ft.
    126    Travis                TX               78735            1977               1985                 153     Pads
    127    Kern                  CA               93307            1987                                 73,462     Sq. Ft.
    128    Lane                  OR               97478            1980               2004                 146     Pads
    129    San Diego             CA               92025            2004                                 21,077     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    130    Bucks                 PA               18901            2001                                 76,775     Sq. Ft.
    131    Maricopa              AZ               85212            2002                                 58,735     Sq. Ft.
    132    Tarrant               TX               76108            2003                                 23,507     Sq. Ft.
    133    Erie                  NY               14043            1986               2001             107,635     Sq. Ft.
    134    Bulloch               GA               30458            1986               2004                 230     Beds
------------------------------------------------------------------------------------------------------------------------------------
    135    Cobb                  GA               30068            1994                                 24,000     Sq. Ft.
    136    Bernalillo            NM               87121            1986                                    182     Pads
    137    San Bernardino        CA               91764            1987                                 44,850     Sq. Ft.
    138    Horry County          SC               29576            1999                                     89     Units
    139    Dallas                TX               75240            1972               2004              22,590     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    140    Rankin                MS               39042            1980               1999                 229     Pads
    141    San Bernardino        CA               92324            1963               2003                 103     Pads
    142    Mecklenburg           NC               28105            1987                                    100     Units
    143    Ingham                MI               48917            1970                                    158     Pads
    144    Forsyth               GA               30041            1994               2003              75,785     Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------------
    145    Volusia               FL               32724            1965                                     85     Pads

              LOAN PER NET         PREPAYMENT PROVISIONS
             RENTABLE AREA            (# OF PAYMENTS)
    ID   SF/UNITS/KEYS/BEDS (4)     (10)(12)(13)(15)(16)
-------------------------------------------------------------

     1           374.78               L(27),D(28),O(5)
     2           88.39             L(29),YM1orD(51),O(4)
     3         189,635.23             L(25),D(91),O(4)
     4           95.57                L(25),D(89),O(6)
    4.1          106.84
-------------------------------------------------------------
    4.2          94.43
    4.3          72.50
     5           307.54               L(26),D(91),O(3)
     6           360.05               L(26),D(29),O(5)
     7           170.02               L(26),D(91),O(3)
-------------------------------------------------------------
     8         108,433.73             L(25),D(91),O(4)
     9           145.62               L(25),D(31),O(4)
    10         39,646.46              L(25),D(56),O(3)
    11         59,626.56              L(26),D(92),O(2)
   11.1        66,666.67
-------------------------------------------------------------
   11.2        62,290.08
   11.3        57,735.85
   11.4        50,924.37
    12         76,923.08             L(24),YM1(32),O(4)
    13         76,923.08              L(24),D(93),O(3)
-------------------------------------------------------------
  Rollup       103,448.28             L(24),D(35),O(1)
    14         130,915.79             L(24),D(35),O(1)
    15         84,401.46              L(24),D(35),O(1)
    16           189.04             L(24),YM1(152),O(4)
    17           151.10               L(24),D(92),O(4)
-------------------------------------------------------------
    18         56,959.97              L(25),D(92),O(3)
   18.1        56,200.40
   18.2        58,236.03
    19         12,820.51              L(24),D(92),O(4)
   19.1        12,337.52
-------------------------------------------------------------
   19.2        11,743.13
   19.3        13,108.62
   19.4        13,879.71
   19.5        10,994.32
   19.6        16,161.31
-------------------------------------------------------------
   19.7        13,108.62
    20           130.04               L(25),D(91),O(4)
  Rollup         172.68               L(25),D(91),O(4)
    21           173.14               L(25),D(91),O(4)
    22           171.30               L(25),D(91),O(4)
-------------------------------------------------------------
    23           121.90               L(26),D(91),O(3)
    24           109.49              L(60),YM1(81),O(3)
    25         19,116.87              L(26),D(33),O(1)
    26           392.95               L(26),D(91),O(3)
    27         36,640.10              L(27),D(90),O(3)
-------------------------------------------------------------
   27.1        36,198.76
   27.2        36,252.57
   27.3        37,870.98
    28         38,616.07              L(26),D(31),O(3)
    29           334.41               L(25),D(92),O(3)
-------------------------------------------------------------
    30           98.19                L(24),D(93),O(3)
    31         55,067.57              L(26),D(31),O(3)
    32           127.25               L(24),D(93),O(3)
    33         22,922.74              L(26),D(33),O(1)
    34           104.87              L(23),YM1(34),O(3)
-------------------------------------------------------------
    35           119.46               L(25),D(91),O(4)
   35.1          187.16
   35.2          72.92
    36           92.74                L(24),D(92),O(4)
    37         16,408.09              L(26),D(55),O(3)
-------------------------------------------------------------
    38           128.29               L(24),D(93),O(3)
    39         83,132.53              L(25),D(92),O(3)
    40           209.50               L(25),D(91),O(4)
    41           67.29                L(28),D(88),O(4)
  Rollup         245.73               L(25),D(91),O(4)
-------------------------------------------------------------
    42           203.96               L(25),D(91),O(4)
    43           463.24               L(25),D(91),O(4)
    44         105,125.15             L(26),D(91),O(3)
    45           67.88                L(26),D(33),O(1)
   45.1          88.17
-------------------------------------------------------------
   45.2          64.34
   45.3          53.25
    46         38,500.24              L(28),D(89),O(3)
    47         34,417.34              L(25),D(32),O(3)
    48         51,530.52              L(26),D(91),O(3)
-------------------------------------------------------------
    49           105.34               L(25),D(91),O(4)
    50           90.38                L(25),D(32),O(3)
    51         30,397.02              L(24),D(93),O(3)
    52         27,643.02             L(48),YM1(69),O(3)
    53         40,925.40              L(25),D(92),O(3)
-------------------------------------------------------------
    54         96,326.39              L(26),D(91),O(3)
    55         40,441.18              L(25),D(92),O(3)
    56           69.64                L(28),D(89),O(3)
    57           394.40               L(24),D(92),O(4)
    58           176.55               L(28),D(89),O(3)
-------------------------------------------------------------
    59           90.11                L(25),D(91),O(4)
    60         41,532.26              L(26),D(31),O(3)
    61         18,694.64              L(26),D(55),O(3)
    62           99.16                L(24),D(93),O(3)
    63         17,471.97              L(26),D(33),O(1)
-------------------------------------------------------------
    64           58.61                L(25),D(88),O(4)
   64.1          75.22
   64.2          65.97
   64.3          61.06
   64.4          51.29
-------------------------------------------------------------
   64.5          38.34
    65           99.74                L(25),D(92),O(3)
    66         34,362.93              L(24),D(92),O(4)
    67         33,458.65              L(25),D(92),O(3)
    68         63,941.61              L(26),D(92),O(2)
-------------------------------------------------------------
    69           77.85                L(25),D(92),O(3)
    70         46,875.00              L(26),D(91),O(3)
    71           185.25               L(24),D(93),O(3)
    72         18,826.39              L(26),D(55),O(3)
    73         37,457.15              L(25),D(91),O(4)
-------------------------------------------------------------
    74         21,164.02              L(26),D(91),O(3)
    75         17,403.63              L(26),D(32),O(2)
    76         26,041.67              L(24),D(90),O(7)
    77           231.85               L(24),D(93),O(3)
    78           216.58               L(27),D(90),O(3)
-------------------------------------------------------------
    79           290.62           YM1(18),L(7),D(28),O(7)
    80         34,220.72              L(26),D(33),O(1)
    81         33,088.24              L(25),D(91),O(4)
    82           38.94                L(25),D(92),O(3)
   82.1          40.40
-------------------------------------------------------------
   82.2          71.52
   82.3          18.38
    83           255.04               L(24),D(93),O(3)
    84           104.96               L(24),D(92),O(4)
    85           92.16                L(25),D(92),O(3)
-------------------------------------------------------------
    86           85.80               L(24),D(212),O(4)
    87         18,214.73              L(25),D(91),O(4)
    88           76.14                L(24),D(92),O(4)
    89         29,687.50              L(24),D(90),O(7)
    90         16,554.05              L(25),D(92),O(3)
-------------------------------------------------------------
    91           193.35              L(25),D(58),O(37)
    92         27,746.27              L(25),D(32),O(3)
    93           55.78               L(47),YM1(69),O(4)
    94         30,414.41              L(26),D(91),O(3)
    95         31,491.71              L(24),D(57),O(3)
-------------------------------------------------------------
    96           383.93               L(25),D(92),O(3)
    97           61.28                L(27),D(90),O(3)
    98           49.35               L(60),YM1(57),O(3)
    100        27,463.65              L(25),D(56),O(3)
    101        31,505.92              L(25),D(56),O(3)
-------------------------------------------------------------
    102          167.85               L(24),D(35),O(1)
    103          45.69                L(28),D(89),O(3)
   103.1         46.01
   103.2         45.31
    104          41.62                L(29),D(88),O(3)
-------------------------------------------------------------
   104.1         47.34
   104.2         36.63
    105          42.23                L(24),D(92),O(4)
    106        47,222.22              L(28),D(88),O(4)
    107          106.02               L(25),D(92),O(3)
-------------------------------------------------------------
    108          214.20               L(25),D(92),O(3)
    109        23,968.28              L(25),D(56),O(3)
    110          53.34               L(60),YM1(57),O(3)
    111        51,777.78              L(26),D(54),O(4)
    112        44,943.24              L(28),D(89),O(3)
-------------------------------------------------------------
    113        66,911.76              L(24),D(33),O(3)
    114        21,875.00             L(1),YM1(116),O(3)
    115          63.56                L(28),D(89),O(3)
    116        32,170.54              L(25),D(92),O(3)
    117          64.67                L(26),D(91),O(3)
-------------------------------------------------------------
    118        31,390.36              L(28),D(89),O(3)
    119        43,478.26              L(25),D(92),O(3)
    120        12,266.74              L(26),D(55),O(3)
    122        27,394.30              L(25),D(56),O(3)
    123        32,591.47              L(26),D(33),O(1)
-------------------------------------------------------------
    125          102.03               L(27),D(90),O(3)
    126        23,965.60              L(27),D(90),O(3)
    127          49.00                L(24),D(35),O(1)
    128        24,535.41              L(28),D(29),O(3)
    129          166.06               L(25),D(91),O(4)
-------------------------------------------------------------
    130          44.94                L(24),D(93),O(3)
    131          58.67                L(25),D(92),O(3)
    132          145.34               L(25),D(32),O(3)
    133          31.45                L(28),D(31),O(1)
    134        13,504.85             L(28),D(31),O(25)
-------------------------------------------------------------
    135          124.85               L(25),D(92),O(3)
    136        16,430.86              L(26),D(91),O(3)
    137          66.48                L(28),D(89),O(3)
    138        33,146.07             L(60),YM1(57),O(3)
    139          128.11               L(26),D(91),O(3)
-------------------------------------------------------------
    140        12,207.50              L(25),D(92),O(3)
    141        25,698.92              L(25),D(92),O(3)
    142        22,470.26              L(25),D(56),O(3)
    143        13,829.11              L(24),D(35),O(1)
    144          27.63                L(26),D(91),O(3)
-------------------------------------------------------------
    145        19,117.65              L(24),D(93),O(3)




                                                                        THIRD     THIRD MOST    SECOND     SECOND MOST
                                                                      MOST RECENT RECENT NOI  MOST RECENT   RECENT NOI  MOST RECENT
    ID                                   PROPERTY NAME                   NOI         DATE         NOI          DATE          NOI
-----------------------------------------------------------------------------------------------------------------------------------

     1   General Motors Building                                      67,618,129  12/31/2002   63,266,487   12/31/2003
     2   Fountain Place Office                                        13,552,216  12/31/2002   13,046,196   12/31/2003  13,096,571
     3   Loews Miami Beach                                            17,646,679  12/31/2003   16,088,759   12/31/2004  18,544,468
     4   Centro Watt Georgia Retail Portfolio                          5,617,060  12/31/2002    6,987,051   12/31/2003   6,382,743
    4.1  Mansell Crossing
-----------------------------------------------------------------------------------------------------------------------------------
    4.2  Barrett Place
    4.3  Venture Pointe
     5   401 Fifth Avenue
     6   125 West 55th Street                                         18,521,651  12/31/2002   20,467,972   12/31/2003  19,037,158
     7   Metroplex Retail Center                                       3,492,566  12/31/2002    2,562,613   12/31/2003   3,410,648
-----------------------------------------------------------------------------------------------------------------------------------
     8   Wellington Meadows Apartments                                 2,135,875  07/31/2003    2,115,868   7/31/2004    2,461,832
     9   Chatsworth Business Park                                      3,907,140  12/31/2002    4,238,251   12/31/2003   4,554,223
    10   Jefferson Commons                                                                                                 189,388
    11   CSM - St. Louis Park Properties                               2,900,846  12/31/2002    3,234,219   12/31/2003   3,967,718
   11.1  Springhill Suites-St Louis Park
-----------------------------------------------------------------------------------------------------------------------------------
   11.2  Towneplace Suites-Minneapolis
   11.3  Towneplace Suites-St Louis Park
   11.4  Springhill Suites-Eden Prairie
    12   Lodge at Kingwood                                                                      1,448,344   12/31/2004   1,691,568
    13   The Birches                                                   2,168,017  12/31/2003    1,995,937   12/31/2004   1,985,145
-----------------------------------------------------------------------------------------------------------------------------------
  Rollup Scripps Ranch Portfolio                                       1,060,617  12/31/2003    3,232,098   12/31/2004   3,218,686
    14   Residence Inn - Scripps Ranch                                   404,752  12/31/2003    1,714,398   12/31/2004   1,734,344
    15   Springhill Suites - Scripps Ranch                               655,865  12/31/2003    1,517,700   12/31/2004   1,484,342
    16   Wellpoint Office Tower                                        7,266,812  12/31/2002    6,181,496   12/31/2003   6,504,481
    17   Allred Corporate Center                                       2,027,181  12/31/2003    2,117,627   12/31/2004   2,189,572
-----------------------------------------------------------------------------------------------------------------------------------
    18   Westbrooke Village Apartments and Pine Tree Club Apartments   2,187,026  12/31/2002    2,088,291   12/31/2003   1,931,109
   18.1  Westbrooke Village Apartments
   18.2  Pine Tree Club Apartments
    19   BYU Student Housing Portfolio                                 1,919,073  12/31/2003    1,955,258   12/31/2004   1,918,435
   19.1  Birch Plaza / Birchwood I & II Apartments                       520,011  12/31/2003      470,781   12/31/2004     454,399
-----------------------------------------------------------------------------------------------------------------------------------
   19.2  Somerset Apartments                                             289,358  12/31/2003      276,242   12/31/2004     271,886
   19.3  Alpine Chalet Apartments                                        322,936  12/31/2003      326,014   12/31/2004     323,948
   19.4  Rockland Apartments                                             201,907  12/31/2003      298,591   12/31/2004     289,938
   19.5  Arbor Cove / Georgetown Apartments                              240,467  12/31/2003      172,344   12/31/2004     168,155
   19.6  Brookside Village Apartments                                    214,281  12/31/2003      229,076   12/31/2004     230,567
-----------------------------------------------------------------------------------------------------------------------------------
   19.7  Autumn Winds / West Winds Apartments                            130,113  12/31/2003      182,210   12/31/2004     179,542
    20   Darinor Plaza                                                 1,710,124  12/31/2002    1,911,386   12/31/2003   1,804,773
  Rollup Lake Mead Pavilion Crossed Portfolio
    21   Lake Mead Pavilion                                                                     1,290,069   12/31/2003   1,331,524
    22   Lake Mead Pavilion Pads
-----------------------------------------------------------------------------------------------------------------------------------
    23   Dekalb Plaza                                                    736,532  12/31/2003      554,079   12/31/2004   1,243,558
    24   Rosedale Commons                                              2,232,064  12/31/2002    2,147,169   12/31/2003   2,175,946
    25   Campus Club                                                                            1,838,785   12/31/2003   2,522,036
    26   Bay Plaza West                                                1,449,530  12/31/2002    1,508,538   12/31/2003   1,485,342
    27   Hilton Realty Multifamily Portfolio                           2,600,412  12/31/2002    2,596,343   12/31/2003   2,509,532
-----------------------------------------------------------------------------------------------------------------------------------
   27.1  Princeton Arms South                                          1,065,997  12/31/2002    1,096,828   12/31/2003   1,062,617
   27.2  Klockner Woods                                                  756,028  12/31/2002      729,622   12/31/2003     686,548
   27.3  Crestwood Apartments                                            778,387  12/31/2002      769,893   12/31/2003     760,367
    28   Willows of Coventry                                           1,528,603  12/31/2002    1,132,647   12/31/2003   1,264,639
    29   Zocallo Plaza                                                            12/31/2002    1,210,957   12/31/2003   1,358,507
-----------------------------------------------------------------------------------------------------------------------------------
    30   North Valley Retail                                           1,436,523  12/31/2003    1,433,846   12/31/2004   1,513,177
    31   Perry's Crossing                                              1,246,403  12/31/2002    1,365,149   12/31/2003   1,453,492
    32   Arrowhead Shopping Center                                     1,326,923  12/31/2003    1,360,542   12/31/2004   1,354,673
    33   Sterling University Trails                                                               807,826   12/31/2003   2,384,660
    34   Alexander Place Shopping Center                                                                                 1,483,028
-----------------------------------------------------------------------------------------------------------------------------------
    35   Empire Portfolio                                                                         908,685   12/31/2004
   35.1  25 Phillips Parkway                                                                      278,718   12/31/2004     537,105
   35.2  150 North Oberlin Avenue                                                                 629,967   12/31/2004     640,494
    36   Fremont Office Park II                                        2,859,196  12/31/2003    2,445,534   12/31/2004   2,795,885
    37   Melrose                                                         813,914  12/31/2002    1,333,364   12/31/2003   1,618,774
-----------------------------------------------------------------------------------------------------------------------------------
    38   Cypresswood Court Shopping Center                               171,940  12/31/2002      192,066   12/31/2003     494,834
    39   Claremont Towers                                                                                                  998,825
    40   4340 Von Karman Avenue                                        1,366,331  12/31/2002    1,419,714   12/31/2003   1,467,048
    41   Westbrook Crossing
  Rollup Best Buy & City Town Center Crossed Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
    42   Best Buy - Orange
    43   City Town Center - Inline
    44   Walnut Grove                                                    -39,623  12/31/2002      336,031   12/31/2003   1,029,745
    45   Extra Space Portfolio                                           822,516  12/31/2002      994,494   12/31/2003   1,226,272
   45.1  Extra Space - NJ & IL - Bayville                                368,048  12/31/2002      484,757   12/31/2003     450,748
-----------------------------------------------------------------------------------------------------------------------------------
   45.2  Extra Space - Mt. Holly                                         481,349  12/31/2002      460,514   12/31/2003     509,897
   45.3  Extra Space NJ & IL - So. Holland                               -26,881  12/31/2002       49,223   12/31/2003     265,627
    46   Greens @ Derby                                                                                                  1,063,203
    47   Pickwick Park Mobile Home Community                           1,031,717  12/31/2002    1,234,404   12/31/2003   1,338,215
    48   Bancroft Hall Apartments                                      1,040,249  12/31/2002    1,080,066   12/31/2003   1,202,518
-----------------------------------------------------------------------------------------------------------------------------------
    49   Mission Commons                                               1,325,120  12/31/2002    1,299,068   12/31/2003   1,352,173
    50   4355 and 4505 Excel Parkway                                                              913,063   12/31/2003   1,035,456
    51   Morningtree Park Apartments                                   1,130,532  12/31/2003    1,161,222   12/31/2004   1,069,102
    52   Salt Lake Apartments                                            898,424  12/31/2003    1,011,220   12/31/2004     999,518
    53   Crown Chase Apartments                                        1,360,169  12/31/2002    1,304,360   12/31/2003   1,287,166
-----------------------------------------------------------------------------------------------------------------------------------
    54   Savannah Pines                                                  472,123  12/31/2003    1,003,233   12/31/2004   1,045,261
    55   Alderwood Heights Apartments                                  1,444,094  12/31/2002    1,308,460   12/31/2003   1,303,755
    56   Brookhill V                                                     533,118  12/31/2002    1,276,653   12/31/2003   1,204,747
    57   Impala
    58   SUSA-New Rochelle                                               836,612  12/31/2002      851,277   12/31/2003     906,884
-----------------------------------------------------------------------------------------------------------------------------------
    59   Parkdale Village                                              1,031,131  12/31/2002    1,016,996   12/31/2003   1,008,518
    60   Pointe Inverness                                                825,375  12/31/2002      865,885   12/31/2003     967,942
    61   Collegiate Hall                                                                        1,042,182   12/31/2003   1,090,413
    62   Safkeep Oakland                                               1,092,849  12/31/2002    1,086,500   12/31/2003   1,118,285
    63   Campus Edge Apartments                                          289,076  12/31/2003    1,000,986   12/31/2004   1,052,689
-----------------------------------------------------------------------------------------------------------------------------------
    64   Circuit City Portfolio
   64.1  Circuit City - Antioch, TN
   64.2  Circuit City - St. Louis, MO
   64.3  Circuit City - Fairview Heights, IL
   64.4  Circuit City - Ferguson, MO
-----------------------------------------------------------------------------------------------------------------------------------
   64.5  Circuit City - Florence, KY
    65   College Plaza                                                                            809,858   12/31/2003     889,472
    66   Vail Village Apartments                                         879,655  12/31/2002      758,546   12/31/2003     730,764
    67   Holiday Plaza MHP                                               819,758  12/31/2003      889,202   12/31/2004     900,746
    68   CSM - Courtyard Marriott - Clackamas                          1,086,393  12/31/2002    1,127,608   12/31/2003   1,314,100
-----------------------------------------------------------------------------------------------------------------------------------
    69   Seaway Business Center-Buildings G & H
    70   Deerfield at Windsor                                            884,400  12/31/2002      831,615   12/31/2003     762,077
    71   Salisbury Barnes & Noble
    72   Campus Walk                                                                              688,579   12/31/2003     892,332
    73   Village at Cabot Apartments                                                              249,528   12/31/2003     645,643
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    74   Lakeshore - Bay West Club MHC                                   459,113  12/31/2002      541,339   12/31/2003     631,333
    75   Sterling MHC and El Camba MHC                                   448,786  12/31/2002      578,723   12/31/2003     629,661
    76   Indiana Village Apartments                                      805,224  12/31/2002      831,291   12/31/2003     692,428
    77   Flamingo Eastern                                                 68,595  12/31/2002      200,166   12/31/2003     500,760
    78   Manhattan Beach Office Building                                 664,343  12/31/2002      671,373   12/31/2003     700,346
-----------------------------------------------------------------------------------------------------------------------------------
    79   Sun Microsystems
    80   Chandler Meadows & Chandler Estates MHCs                        565,522  12/31/2002      515,390   12/31/2003     574,759
    81   Desert Shadows Apartments                                       548,995  12/31/2002      523,498   12/31/2003     523,426
    82   Michigan Retail Portfolio                                       597,512  12/31/2002      818,376   12/31/2003     865,109
   82.1  Sattler Square
-----------------------------------------------------------------------------------------------------------------------------------
   82.2  Oaks Crossing
   82.3  Cedar Springs Crossing
    83   Orange Park Village Shops
    84   330 Townsend Street Building                                                                                      590,525
    85   Crocker's Lockers                                               589,917  12/31/2002      538,734   12/31/2003     599,190
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    86   Su Casa                                                         264,597  12/31/2002      355,943   12/31/2003     513,488
    87   Crestwood Student Apartments                                                             508,417   12/31/2003     622,859
    88   Westpoint Industrial II
    89   Canyon Crossing Apartments                                      646,736  12/31/2002      628,785   12/31/2003     572,634
    90   Biscayne Apartments                                           1,088,927  12/31/2002      608,988   12/31/2003     635,067
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    91   Cottman Plaza                                                                                                     479,729
    92   Huntington Pointe                                               599,121  12/31/2002      586,170   12/31/2003     584,863
    93   Mira Mesa Self Storage                                          799,990  12/31/2002      926,466   12/31/2003     930,753
    94   Sleepy Hollow                                                   491,841  12/31/2002      496,022   12/31/2003     506,786
    95   Country Highlands MHC                                           356,660  12/31/2003      462,255   12/31/2004     481,615
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    96   Walgreens - Garfield Township, MI
    97   Santa Rosa Self Storage                                         368,698  12/31/2002      488,590   12/31/2003     579,243
    98   Devon Self Storage                                              611,647  12/31/2003      503,402   12/31/2004     634,058
    100  North Cove                                                      837,993  12/31/2003      889,669   12/31/2004     892,896
    101  Farrington Place                                                762,094  12/31/2003      770,633   12/31/2004     780,460
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    102  Woodman Office                                                  522,555  12/31/2003      485,921   12/31/2004     477,443
    103  Security Self Storage                                           172,104  12/31/2002      233,018   12/31/2003     350,558
   103.1 William Cannon Storage                                          184,589  12/31/2002      176,389   12/31/2003     218,388
   103.2 Thousand Oaks                                                   -12,485  12/31/2002       56,629   12/31/2003     132,170
    104  Storage Xxtra Portfolio                                          34,140  12/31/2002      124,840   12/31/2003     397,955
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   104.1 Storage Xxtra Riverside                                          34,140  12/31/2002      115,729   12/31/2003     192,287
   104.2 Storage Xxtra Peake Road                                                                   9,111   12/31/2003     205,668
    105  Carrollton Park II                                              559,829  12/31/2002      585,537   12/31/2003     591,446
    106  Moors Landing Apartments                                        397,137  12/31/2002      497,299   12/31/2003     446,820
    107  Linden Lake Plaza                                               551,004  12/31/2002      202,726   12/31/2003     337,051
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    108  CVS Starbucks Center                                            457,444  12/31/2002      376,146   12/31/2003     457,102
    109  The Oaks                                                        781,750  12/31/2003      892,998   12/31/2004     894,642
    110  All American Self Storage                                       581,502  12/31/2002      546,576   12/31/2003     548,372
    111  Whispering Pines Apartments                                     405,163  12/31/2002      413,772   12/31/2003     373,959
    112  Palms at Forest Hills                                                                    465,223   12/31/2003     428,037
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    113  Holiday Inn Express - Rochester,NY                                                                              1,151,025
    114  Sterling Crest Apartments                                       760,167  12/31/2002      707,418   12/31/2003     670,942
    115  Eldorado Self Storage                                                                                             487,769
    116  Riverview MHC                                                   440,512  12/31/2002      452,606   12/31/2003     455,349
    117  ASAP Self Storage                                                                                                 293,508
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    118  Lakewood Lodge                                                  443,437  12/31/2002      480,174   12/31/2003     508,253
    119  Totem Lake Heights Apartments                                   468,748  12/31/2002      443,624   12/31/2003     451,956
    120  The Mark MHC                                                    800,352  12/31/2002      824,318   12/31/2003     845,320
    122  Sedgefield Apartments                                           491,499  12/31/2003      529,740   12/31/2004     546,153
    123  Bonneville Gardens MHC                                          308,929  12/31/2002      329,388   12/31/2003     334,899
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    125  Market Street Shops                                             384,728  12/31/2002      387,322   12/31/2003     428,880
    126  Country Aire MHC                                                336,799  12/31/2002      408,622   12/31/2003     405,918
    127  A American Self Storage - Bakersfield                           288,109  12/31/2002      326,277   12/31/2003     384,599
    128  IPG - Chalet Village MHC                                        364,023  12/31/2002      350,439   12/31/2003     349,040
    129  Slatestone Office Building
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    130  Central Bucks Self Storage                                      300,954  12/31/2003      358,095   12/31/2004     365,877
    131  Augusta Ranch Storage                                                                    367,300   12/31/2003     469,958
    132  Clifford Crossing Shopping Center                                                         29,754   12/31/2003     118,332
    133  Advantage Self Storage                                          320,279  12/31/2002      255,460   12/31/2003     358,754
    134  College Walk                                                                                                      284,320
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    135  Hi Fi Buy Center                                                437,982  12/31/2002      432,721   12/31/2003     422,067
    136  Vista MHC                                                       440,767  12/31/2002      424,785   12/31/2003     405,403
    137  Lockaway Storage Ontario                                        326,108  12/31/2002      305,700   12/31/2003     324,598
    138  Garden City Apartments                                          290,211  12/31/2002      219,936   12/31/2003     237,040
    139  Montfort Plaza                                                  320,196  12/31/2002      207,675   12/31/2003     233,990
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    140  Country Meadows Mobile Home Community                           155,592  12/31/2002      162,103   12/31/2003     247,003
    141  Stardust MHC                                                    239,204  12/31/2002      230,474   12/31/2003     248,351
    142  Chambers Ridge                                                  322,797  12/31/2003      305,530   12/31/2004     316,460
    143  Park Terrace MHC                                                258,873  12/31/2002      252,197   12/31/2003     202,486
    144  Storage Xxtra Highway 306                                                                140,218   12/31/2003     220,124
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    145  Lingering Lane MHC                                              126,650  12/31/2003      149,206   12/31/2004     141,165

              MOST RECENT
                  NOI            UNDERWRITTEN UNDERWRITTEN  UNDERWRITTEN    UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN   UNDERWRITTEN
    ID            DATE               NOI         REVENUE        EGI           EXPENSES      RESERVES        TI/LC     NET CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------------

     1                            89,610,557  136,122,499    142,130,228      52,519,671       663,387                 88,947,170
     2         12/31/2004         11,841,474   20,500,175     25,489,527      13,648,053       359,529   1,023,522     10,458,423
     3       2/28/2005 T-12       24,894,095   89,021,386     89,021,386      64,127,291     3,560,855                 21,333,240
     4      Ann. 08/31/2004        6,800,262    7,070,773      9,136,033       2,335,771       200,427     352,725      6,247,110
    4.1
-----------------------------------------------------------------------------------------------------------------------------------
    4.2
    4.3
     5                             5,475,103    7,416,097      7,758,442       2,283,339        61,495     280,588      5,133,020
     6      10/31/2004 T-12       18,603,030   24,128,537     32,687,396      14,084,366       194,416     254,595     18,154,019
     7         12/31/2004          3,313,001    3,460,284      4,292,413         979,412        43,833     153,166      3,116,002
-----------------------------------------------------------------------------------------------------------------------------------
     8    1/31/2005 Ann. 6 mos     2,466,668    3,439,271      3,629,859       1,163,191        66,400                  2,400,268
     9         12/31/2004          3,272,402    3,284,439      4,903,885       1,631,483        46,354     256,000      2,970,048
    10         12/31/2004          3,060,729    4,961,645      5,057,645       1,996,916       123,264                  2,937,465
    11         12/31/2004          3,948,677    9,680,379      9,680,379       5,731,702       387,215                  3,561,462
   11.1
-----------------------------------------------------------------------------------------------------------------------------------
   11.2
   11.3
   11.4
    12       Ann. 3/31/2005        1,667,087    2,828,829      3,123,829       1,456,742        54,600                  1,612,487
    13       2/28/2005 T-12        2,076,852    3,164,367      3,415,036       1,338,183        78,312                  1,998,540
-----------------------------------------------------------------------------------------------------------------------------------
  Rollup     2/28/2005 T-12        3,055,961    7,489,993      7,489,993       2,752,597       299,599                  2,756,362
    14       2/28/2005 T-12        1,576,283    3,542,784      3,542,784       1,225,141       141,711                  1,434,572
    15       2/28/2005 T-12        1,479,678    3,947,209      3,947,209       1,527,456       157,888                  1,321,790
    16   10/31/2004 Ann. 10 mos    9,959,440   10,094,170     10,094,170         134,730             -     447,026      9,512,414
    17       3/31/2005 T-12        2,246,350    2,277,738      2,843,019         596,669        22,932     173,536      2,049,882
-----------------------------------------------------------------------------------------------------------------------------------
    18         12/31/2004          1,973,683    3,184,201      3,492,401       1,518,718       100,500                  1,873,183
   18.1
   18.2
    19       2/28/2005 T-12        1,906,212    3,458,644      3,639,880       1,733,668       156,159                  1,750,053
   19.1      2/28/2005 T-12          458,340      807,922        851,490         393,150        38,352                    419,988
-----------------------------------------------------------------------------------------------------------------------------------
   19.2      2/28/2005 T-12          268,901      499,634        531,026         262,125        28,080                    240,821
   19.3      2/28/2005 T-12          322,315      546,687        568,649         246,334        19,110                    303,205
   19.4      2/28/2005 T-12          291,644      541,409        568,659         277,015        23,010                    268,634
   19.5      2/28/2005 T-12          158,030      339,928        369,138         211,108        18,452                    139,578
   19.6      2/28/2005 T-12          231,705      392,010        406,514         174,809        13,825                    217,880
-----------------------------------------------------------------------------------------------------------------------------------
   19.7      2/28/2005 T-12          175,277      331,054        344,404         169,127        15,330                    159,947
    20         12/31/2004          1,716,809    1,928,725      2,628,724         911,916        23,115      69,523      1,624,171
  Rollup                           1,842,446    1,893,688      2,419,876         577,430        11,582      41,432      1,789,432
    21         12/31/2004          1,374,154    1,422,024      1,780,333         406,179         8,663      41,432      1,324,059
    22                               468,292      471,664        639,543         171,251         2,919                    465,373
-----------------------------------------------------------------------------------------------------------------------------------
    23       Ann. 3/31/2005        1,794,719    1,858,519      3,189,970       1,395,251        24,558                  1,770,161
    24      11/30/2004 T-12        2,133,795    2,391,141      3,471,141       1,337,346        26,536     183,344      1,923,915
    25      11/30/2004 T-12        2,353,939    4,543,687      4,743,687       2,389,747       123,000                  2,230,939
    26         12/31/2004          1,545,915    1,594,159      1,981,139         435,224         8,825      33,619      1,503,472
    27      10/31/2004 T-12        2,248,600    4,661,763      4,718,763       2,470,164       125,999                  2,122,601
-----------------------------------------------------------------------------------------------------------------------------------
   27.1     10/31/2004 T-12          970,951    2,195,205      2,232,205       1,261,254        48,567                    922,384
   27.2     10/31/2004 T-12          597,368    1,194,118      1,214,118         616,750        39,000                    558,368
   27.3     10/31/2004 T-12          680,281    1,272,440      1,272,440         592,160        38,432                    641,849
    28         12/31/2004          1,496,901    2,719,465      2,888,599       1,391,698       100,800                  1,396,101
    29         12/31/2004          1,460,016    1,481,765      1,771,765         311,749         7,679      71,890      1,380,447
-----------------------------------------------------------------------------------------------------------------------------------
    30       1/31/2005 T-12        1,489,590    1,535,332      2,180,195         690,605        25,200      76,780      1,387,610
    31         12/31/2004          1,415,861    2,379,301      2,521,301       1,105,440        74,737                  1,341,124
    32       1/31/2005 T-12        1,429,210    1,532,232      1,970,732         541,522        18,861      81,492      1,328,857
    33      11/30/2004 T-12        2,189,416    3,445,724      3,620,724       1,431,308       108,000                  2,081,416
    34      Ann. 12/31/2004        1,511,135    1,730,550      2,066,119         554,984        14,304      68,659      1,428,172
-----------------------------------------------------------------------------------------------------------------------------------
    35                             1,450,934    1,708,010      2,003,151         552,217        21,392      60,041      1,369,501
   35.1  2/28/2005 Ann. 11 mos       921,811    1,195,222      1,267,551         345,740        10,232      39,092        872,487
   35.2      1/31/2005 T-12          529,123      512,788        735,600         206,477        11,160      20,949        497,014
    36       Ann. 3/31/2005        1,377,539    1,878,548      1,878,548         501,009        23,331     146,065      1,208,143
    37         12/31/2004          1,522,110    4,000,000      4,098,644       2,576,534       162,209                  1,359,901
-----------------------------------------------------------------------------------------------------------------------------------
    38      11/30/2004 T-12        1,080,486    1,287,655      1,647,655         567,169        16,369      54,982      1,009,135
    39         12/31/2004          1,177,471    1,966,800      1,999,246         821,775        41,500                  1,135,971
    40         12/31/2004          1,280,093    1,342,779      1,958,253         678,160        12,970      61,855      1,205,268
    41                             1,433,652    2,678,334      3,363,590       1,929,938        20,121      50,438      1,363,093
  Rollup                           1,477,245    1,516,541      1,691,822         214,577         5,487       6,775      1,464,983
-----------------------------------------------------------------------------------------------------------------------------------
    42                             1,008,968    1,043,300      1,166,976         158,008         4,603                  1,004,365
    43                               468,277      473,241        524,846          56,569           884       6,775        460,618
    44         12/31/2004          1,597,431    2,818,834      2,969,806       1,372,374        41,600                  1,555,831
    45      11/30/2004 T-12        1,200,675    2,002,467      2,081,467         880,792        29,664                  1,171,011
   45.1     11/30/2004 T-12          468,622      739,037        776,037         307,415         9,243                    459,379
-----------------------------------------------------------------------------------------------------------------------------------
   45.2     11/30/2004 T-12          439,327      672,702        672,702         233,375        10,129                    429,198
   45.3     11/30/2004 T-12          292,726      590,728        632,728         340,002        10,292                    282,434
    46   10/31/2004 Ann. 2 Mos     1,224,821    2,077,884      2,121,880         897,059        67,200                  1,157,621
    47      10/31/2004 T-12        1,196,499    1,721,802      1,781,802         585,303        18,450                  1,178,049
    48      11/30/2004 T-12        1,223,905    2,131,455      2,292,955       1,069,049        96,217                  1,127,688
-----------------------------------------------------------------------------------------------------------------------------------
    49         12/31/2004          1,315,406    1,437,199      1,977,199         661,793        25,887     125,741      1,163,778
    50      Ann. 11/30/2004        1,133,749    1,148,107      1,549,612         415,863        20,580      40,049      1,073,120
    51       3/31/2005 T-12        1,133,665    2,214,559      2,353,659       1,219,994       106,328                  1,027,337
    52       1/31/2005 T-12        1,098,410    1,980,672      2,118,072       1,019,662        92,644                  1,005,766
    53         12/31/2004          1,258,627    1,959,119      2,065,619         806,992        72,000                  1,186,627
-----------------------------------------------------------------------------------------------------------------------------------
    54       3/31/2005 T-12        1,243,904    2,328,853      2,512,303       1,268,399        38,675                  1,205,229
    55         12/31/2004          1,343,056    2,220,875      2,385,475       1,042,419       102,000                  1,241,056
    56      11/30/2004 T-12        1,108,063    1,233,389      1,733,389         625,327        23,585      98,623        985,854
    57                               898,415    1,090,948      1,139,568         241,153         6,030       8,224        884,161
    58       9/30/2004 T-12          922,779    1,274,669      1,454,669         531,890         9,122                    913,658
-----------------------------------------------------------------------------------------------------------------------------------
    59         12/31/2004            952,088    1,050,522      1,220,200         268,112        23,748      33,661        894,679
    60         12/31/2004            917,345    1,594,000      1,692,500         775,155        62,000                    855,345
    61      11/30/2004 T-12        1,074,830    2,074,448      2,159,448       1,084,618        73,744                  1,001,086
    62      11/30/2004 T-12        1,093,439    1,778,252      1,836,318         742,879        14,748                  1,078,691
    63       1/31/2005 T-12        1,137,930    2,126,450      2,221,450       1,083,520        69,420                  1,068,510
-----------------------------------------------------------------------------------------------------------------------------------
    64                             1,052,997    1,085,564      1,085,564          32,567       105,191      61,970        885,836
   64.1
   64.2
   64.3
   64.4
-----------------------------------------------------------------------------------------------------------------------------------
   64.5
    65      10/31/2004 T-12          921,597      985,476      1,368,091         446,495        16,585      65,761        839,251
    66         12/31/2004            703,936    1,561,695      1,616,695         912,758        51,800                    652,136
    67       1/31/2005 T-12          834,260    1,120,902      1,195,902         361,642        10,640       6,002        817,618
    68         12/31/2004          1,298,228    3,443,796      3,443,796       2,145,568       137,752                  1,160,476
-----------------------------------------------------------------------------------------------------------------------------------
    69                               752,176      753,046        949,003         196,826        11,240      37,371        703,566
    70         12/31/2004            777,910    1,631,235      1,672,735         894,825        52,800                    725,110
    71                               773,749      801,043      1,001,043         227,294         6,672      20,105        746,972
    72      11/30/2004 T-12          981,956    2,068,416      2,153,416       1,171,460        54,000                    927,956
    73         12/31/2004            784,391    1,214,078      1,231,870         447,480        43,200                    741,191
-----------------------------------------------------------------------------------------------------------------------------------
    74       8/31/2004 T-12          701,357    1,092,000      1,151,300         449,943        15,120       2,456        683,781
    75       9/30/2004 T-12          664,787      957,858      1,025,242         360,455        17,200                    647,587
    76         12/31/2004            699,150    1,306,412      1,433,132         733,982        72,000                    627,150
    77         12/31/2004            676,091      653,855        882,362         206,271         4,658      45,605        625,828
    78         12/31/2004            691,281      709,004        871,004         179,723         4,848      48,999        637,434
-----------------------------------------------------------------------------------------------------------------------------------
    79                             3,901,560    3,901,560      3,901,560               0        19,836     500,000      3,381,724
    80         12/31/2004            581,276      738,370        848,870         267,594         8,000                    573,276
    81         12/31/2004            566,698    1,146,201      1,251,743         685,045        43,248                    523,450
    82         12/31/2004            720,761      847,428      1,182,586         461,825        51,600      78,676        590,485
   82.1
-----------------------------------------------------------------------------------------------------------------------------------
   82.2
   82.3
    83                               597,104      620,795        742,295         145,191         3,941      21,703        571,460
    84         12/31/2004            612,148    1,040,633      1,113,742         501,594         9,756      44,545        557,847
    85         12/31/2004            619,643      873,228        949,728         330,085        10,417                    609,226
-----------------------------------------------------------------------------------------------------------------------------------
    86         12/31/2004            647,955      603,260      1,123,410         475,455        14,844      28,410        604,701
    87         12/31/2004            620,312      878,711      1,001,822         381,510        37,088                    583,224
    88                               602,381      625,086        932,592         330,211         8,110      16,253        578,018
    89         12/31/2004            589,076    1,138,286      1,245,742         656,666        52,000                    537,076
    90         12/31/2004            626,832    2,295,994      2,440,994       1,814,162        97,310                    529,522
-----------------------------------------------------------------------------------------------------------------------------------
    91         12/31/2004            583,552      638,629        797,210         213,658         4,727      21,551        557,274
    92         12/31/2004            581,056    1,160,006      1,240,006         658,950        54,000                    527,056
    93         12/31/2004            896,279    1,235,722      1,261,137         364,858        19,899                    876,380
    94       9/30/2004 T-12          474,773      622,656        695,261         220,488         7,480                    467,293
    95       2/28/2005 T-12          511,494      764,135        846,135         334,641         7,240                    504,254
-----------------------------------------------------------------------------------------------------------------------------------
    96                               489,259      500,000        500,000          10,741         1,482                    487,777
    97      10/31/2004 T-12          568,862      813,177        861,177         292,315        13,660                    555,202
    98       2/28/2005 T-12          587,657      957,744      1,011,944         424,287        35,205                    552,452
    100      1/31/2005 T-12          812,475    1,416,026      1,506,026         693,551        50,000                    762,475
    101      1/31/2005 T-12          713,748    1,240,998      1,330,998         617,250        42,000                    671,748
-----------------------------------------------------------------------------------------------------------------------------------
    102      2/28/2005 T-12          517,790      740,920        827,864         310,074         9,000      37,135        471,655
    103     10/31/2004 T-12          529,782      941,709        965,459         435,677        16,966                    512,816
   103.1    10/31/2004 T-12          289,759      520,365        533,365         243,606         9,080                    280,679
   103.2    10/31/2004 T-12          240,023      421,344        432,094         192,071         7,886                    232,137
    104     10/31/2004 T-12          515,898      859,042        886,742         370,844        18,235       9,200        488,463
-----------------------------------------------------------------------------------------------------------------------------------
   104.1    10/31/2004 T-12          240,150      420,598        435,998         195,848         8,495       5,600        226,055
   104.2    10/31/2004 T-12          275,748      438,444        450,744         174,996         9,740       3,600        262,408
    105        12/31/2004            587,385      732,939        945,789         358,404        23,922      36,289        527,174
    106        12/31/2004            460,828      874,246        948,824         487,996        37,800                    423,028
    107        12/31/2004            475,180      860,669        864,169         388,989        12,227      65,076        397,877
-----------------------------------------------------------------------------------------------------------------------------------
    108        12/31/2004            494,188      519,860        616,792         122,604         3,454       6,902        483,832
    109      1/31/2005 T-12          797,774    1,436,868      1,551,868         754,093        50,000                    747,774
    110     10/31/2004 T-12          502,809      818,318        831,818         329,009        13,471                    489,338
    111        12/31/2004            385,979      668,192        692,942         306,963        22,500                    363,479
    112     11/30/2004 T-12          436,133      872,366        917,366         481,233        22,557                    413,576
-----------------------------------------------------------------------------------------------------------------------------------
    113        12/31/2004            626,396    1,536,594      1,536,594         910,198        61,464                    564,932
    114     11/30/2004 T-12          650,899    1,410,721      1,439,237         788,339        56,600                    594,299
    115   9/30/2004 Ann. 9 Mos       479,071      748,840        788,840         309,769        10,466                    468,605
    116        12/31/2004            409,906      581,835        682,854         272,948         5,320                    404,586
    117     Ann. 12/31/2004          360,866      592,017        622,017         261,151         6,435                    354,431
-----------------------------------------------------------------------------------------------------------------------------------
    118     11/30/2004 T-12          458,839      846,509        946,009         487,170        44,956                    413,884
    119        12/31/2004            465,533      851,246        908,842         443,309        41,400                    424,133
    120      9/30/2004 T-12          817,234    1,044,810      1,190,394         373,160        16,250                    800,984
    122      1/31/2005 T-12          495,977      924,039        967,239         471,262        36,000                    459,977
    123        12/31/2004            338,152      432,767        499,567         161,414         4,800                    333,352
-----------------------------------------------------------------------------------------------------------------------------------
    125      9/30/2004 T-12          380,113      404,129        489,629         109,515         5,421      25,538        349,155
    126     11/30/2004 T-12          363,864      501,033        575,533         211,670         7,650                    356,214
    127        12/31/2004            362,444      504,312        562,654         200,210        11,019                    351,425
    128     10/31/2004 T-12          348,941      537,218        537,218         188,277         7,300                    341,641
    129                              341,451      403,789        497,671         156,220         4,215      24,723        312,513
-----------------------------------------------------------------------------------------------------------------------------------
    130      1/31/2005 T-12          361,414      578,252        592,752         231,338        11,516                    349,898
    131        12/31/2004            362,053      512,638        543,643         181,589         8,717                    353,337
    132        12/31/2004            324,329      353,731        516,481         192,152         3,526      14,676        306,127
    133     11/30/2004 T-12          349,296      763,495        788,495         439,199        16,145                    333,150
    134  10/31/2004 Ann. 3 Mos       294,602      477,909        527,909         233,307        19,740                    274,862
-----------------------------------------------------------------------------------------------------------------------------------
    135        12/31/2004            409,897      452,470        514,070         104,172         4,800      24,960        380,137
    136      9/30/2004 T-12          370,661      585,649        646,440         275,779         9,100                    361,561
    137      9/30/2004 T-12          309,107      411,458        461,958         152,852         6,728                    302,379
    138        12/31/2004            270,526      545,075        556,575         286,049        17,800                    252,726
    139        12/31/2004            281,045      307,460        410,990         129,945         4,358      26,492        250,195
-----------------------------------------------------------------------------------------------------------------------------------
    140        12/31/2004            276,649      459,346        479,346         202,696        11,450                    265,199
    141        12/31/2004            229,631      374,203        533,453         303,822         5,150                    224,481
    142      1/31/2005 T-12          275,794      598,468        623,468         347,673        26,548                    249,246
    143     11/30/2004 T-12          247,552      518,228        522,529         274,976        10,814                    236,739
    144     11/30/2004 T-12          231,190      378,384        398,384         167,194        11,880                    219,310
-----------------------------------------------------------------------------------------------------------------------------------
    145      3/31/2005 T-12          131,138      249,696        264,696         133,558         4,250                    126,888

                                                               LEASE
  ID   LARGEST TENANT (11)                          SF      EXPIRATION 2ND LARGEST TENANT (11)
------------------------------------------------------------------------------------------------------------------------------------

   1   Weil, Gotshal & Manges, LLP                  539,438  8/31/2019 Estee Lauder
   2   Hunt Consolidated, Inc.                      328,373 12/31/2006 Environmental Protection Agency
   3
   4
  4.1  AMC Theaters                                  51,615  6/30/2014 Sports Authority
------------------------------------------------------------------------------------------------------------------------------------
  4.2  Best Buy                                      45,000  1/31/2009 Sports Authority
  4.3  American Signature Home                       55,727 11/30/2017 Circuit City
   5   American Eagle Outfitters                     88,652  5/31/2013 NEP Image Group
   6   LeBoeuf, Lamb, Greene & MacRae, L.L.P.       228,335  6/30/2012 Katz Communications
   7   Treasures                                     80,971 11/30/2013 Microskills
------------------------------------------------------------------------------------------------------------------------------------
   8
   9   County of Los Angeles                        164,500 11/30/2010 Sanyo North America Corp
  10
  11
 11.1
------------------------------------------------------------------------------------------------------------------------------------
 11.2
 11.3
 11.4
  12
  13
------------------------------------------------------------------------------------------------------------------------------------
Rollup
  14
  15
  16   Wellpoint Health Networks, Inc.              448,072 12/31/2019
  17   Invensys Systems, Inc.                       127,354  3/31/2012 Chapel Mortgage Corporation
------------------------------------------------------------------------------------------------------------------------------------
  18
 18.1
 18.2
  19
 19.1
------------------------------------------------------------------------------------------------------------------------------------
 19.2
 19.3
 19.4
 19.5
 19.6
------------------------------------------------------------------------------------------------------------------------------------
 19.7
  20   Kohl's                                        93,285  1/31/2011 Old Navy
Rollup
  21   Michaels                                      23,322  9/30/2008 Showbiz Pizza
  22   Pep Boys                                      18,697  9/30/2018 Roadhouse Grill
------------------------------------------------------------------------------------------------------------------------------------
  23   Home Depot U.S.A. Inc.                       100,718  6/1/2024  United States of America
  24   Linens 'N Things                              36,416  1/31/2008 Comp USA, Inc
  25
  26   Barnes & Noble                                25,168 12/31/2014 Red Lobster - Darden
  27
------------------------------------------------------------------------------------------------------------------------------------
 27.1
 27.2
 27.3
  28
  29   European Traditions                            7,856  3/31/2006 Legacy Lighting & Home
------------------------------------------------------------------------------------------------------------------------------------
  30   JC Penney                                     53,984  1/31/2010 FCA of Ohio, INC./Joanne Fabrics
  31
  32   The TJX Companies                             30,400  1/31/2010 Office Max Inc.  #231
  33
  34   Kohl's                                        88,305  1/31/2025 Red Robin
------------------------------------------------------------------------------------------------------------------------------------
  35
 35.1  Empire Equity Group, Inc.                     25,580  3/31/2018 Chaichem Pharmaceuticals Int'l
 35.2  J Knipper & Son                               29,865  7/31/2005 ARC Ocean County
  36   Flash Electronics                             58,526  7/22/2008 Intellambda
  37
------------------------------------------------------------------------------------------------------------------------------------
  38   Linens 'N Things                              28,116  1/31/2015 Petco Supplies & Fish
  39
  40   Conexant Systems, Inc.                        64,849 12/14/2016
  41   Kohl's                                        90,422  1/31/2025 Shaw's
Rollup
------------------------------------------------------------------------------------------------------------------------------------
  42   Best Buy                                      46,030  1/31/2020
  43   Wescom Credit Union                            5,855  3/31/2015 Starbuck's
  44
  45
 45.1
------------------------------------------------------------------------------------------------------------------------------------
 45.2
 45.3
  46
  47
  48
------------------------------------------------------------------------------------------------------------------------------------
  49   T.J. Maxx                                     25,417 10/31/2008 Ballys Health and Tennis Corp
  50   MBNA/Hallmark                                 39,897  8/1/2006  Authentix (Isotag)
  51
  52
  53
------------------------------------------------------------------------------------------------------------------------------------
  54
  55
  56   Media Play, Inc.                              48,375  1/31/2010 Stickley, Audi & Co.
  57   Sarah Parking                                 13,839  5/31/2020 CitiHabitats
  58
------------------------------------------------------------------------------------------------------------------------------------
  59   Circuit City                                  43,008  1/31/2017 PetsMart
  60
  61
  62
  63
------------------------------------------------------------------------------------------------------------------------------------
  64
 64.1  Circuit City                                  34,059 12/31/2014
 64.2  Circuit City                                  30,772 12/31/2014
 64.3  Circuit City                                  31,252 12/31/2014
 64.4  Circuit City                                  32,046 12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
 64.5  Circuit City                                  31,252 12/31/2014
  65   Florida Career College                        44,752  6/30/2016 New Life Assembly
  66
  67
  68
------------------------------------------------------------------------------------------------------------------------------------
  69   Marine Spill Response Corp.- Bldg G           46,590  8/31/2014 Air Van Lines Inc - Bldg H
  70
  71   Barnes & Noble                                22,044  4/30/2018 The Green Turtle
  72
  73
------------------------------------------------------------------------------------------------------------------------------------
  74
  75
  76
  77   Las Vegas Pain Relief Center                   3,535  3/31/2009 Clinica Santa Maria
  78   So Cal Escrow, Allen Crivello and Tim Greaney  3,090  6/30/2006 Dr. Mitra E. Simanian, DDS, Drs. M. Simanian and Jacob Ellsha
------------------------------------------------------------------------------------------------------------------------------------
  79   Sun Microsystems, Inc.                        99,180  10/1/2011
  80
  81
  82
 82.1  Big Lots                                      31,850  1/31/2008 Tractor Supply
------------------------------------------------------------------------------------------------------------------------------------
 82.2  One Dollar Superstore                          8,000  3/31/2011 Jo's Hallmark
 82.3  Tractor Supply                                45,000  5/31/2008 Edward Jones
  83   Applebee's                                     5,750  2/1/2020  Movie Stop
  84   JPS                                            4,483  4/30/2010 After College
  85
------------------------------------------------------------------------------------------------------------------------------------
  86   Provenzano Ranch Market                       47,585 12/31/2022 K-Fashions
  87
  88   M.O.R. Printing, Inc.                         48,743  2/28/2008 ADC Telecommunications Sales Inc
  89
  90
------------------------------------------------------------------------------------------------------------------------------------
  91   Valley Video Entertainment, LLC                6,240  7/24/2007 Mattress Giant
  92
  93
  94
  95
------------------------------------------------------------------------------------------------------------------------------------
  96   Walgreens                                     14,820  8/31/2029
  97
  98
  100
  101
------------------------------------------------------------------------------------------------------------------------------------
  102  Pilgrim                                       12,548  2/28/2007 PASC
  103
 103.1
 103.2
  104
------------------------------------------------------------------------------------------------------------------------------------
 104.1
 104.2
  105  Sack N Save                                   34,547 11/30/2010 Arron Rents
  106
  107  MicroAutomation                                8,361  4/30/2010 Avantec
------------------------------------------------------------------------------------------------------------------------------------
  108  CVS                                           10,125  1/31/2024 Liberty Bank
  109
  110
  111
  112
------------------------------------------------------------------------------------------------------------------------------------
  113
  114
  115
  116
  117
------------------------------------------------------------------------------------------------------------------------------------
  118
  119
  120
  122
  123
------------------------------------------------------------------------------------------------------------------------------------
  125  Books A Million                               20,000  1/31/2009 Pier 1 Imports
  126
  127
  128
  129  Lounsbery, Ferguson                            6,110  8/31/2014 Hugins Assoicates
------------------------------------------------------------------------------------------------------------------------------------
  130
  131
  132  Blockbuster                                    4,200  1/31/2008 CiCi's Pizza
  133
  134
------------------------------------------------------------------------------------------------------------------------------------
  135  HI FI Buys (Tweeter)                          15,000  9/30/2009 Thompson Frames
  136
  137
  138
  139  Family Dollar                                  6,440  9/18/2009 China Gate
------------------------------------------------------------------------------------------------------------------------------------
  140
  141
  142
  143
  144
------------------------------------------------------------------------------------------------------------------------------------
  145

                          LEASE                                                                   LEASE          OCCUPANCY
    ID    SF           EXPIRATION    3RD LARGEST TENANT (11)                      SF            EXPIRATION       RATE (11)
-------------------------------------------------------------------------------------------------------------------------------

     1   327,562        3/31/2020    General Motors Corporation                   100,348       3/31/2010          96.3%
     2   286,549        2/8/2017     Jenkens & Gilchrist, PC                      200,326       6/30/2014          94.3%
     3                                                                                                             80.8%
     4                                                                                                             92.8%
    4.1   41,750       10/31/2013    TJ Maxx                                       29,915       1/31/2009          100.0%
-------------------------------------------------------------------------------------------------------------------------------
    4.2   42,088       11/30/2012    Rhodes Furniture                              40,500       10/31/2014         100.0%
    4.3   42,000        1/31/2015                                                                                  66.1%
     5    36,803       11/30/2008    East West Creative                            18,160        3/1/2014          91.7%
     6   176,834        4/30/2012    Macquarie Holdings                            59,548       3/31/2015          100.0%
     7    30,455        1/31/2009    Rattan and Leather                            19,262       7/31/2008          91.7%
-------------------------------------------------------------------------------------------------------------------------------
     8                                                                                                             99.1%
     9    67,270        2/28/2007                                                                                  100.0%
    10                                                                                                             99.0%
    11                                                                                                             75.5%
   11.1                                                                                                            76.5%
-------------------------------------------------------------------------------------------------------------------------------
   11.2                                                                                                            74.5%
   11.3                                                                                                            85.6%
   11.4                                                                                                            65.9%
    12                                                                                                             94.9%
    13                                                                                                             93.3%
-------------------------------------------------------------------------------------------------------------------------------
  Rollup                                                                                                           79.2%
    14                                                                                                             85.5%
    15                                                                                                             72.5%
    16                                                                                                             100.0%
    17    25,526       11/30/2010                                                                                  100.0%
-------------------------------------------------------------------------------------------------------------------------------
    18                                                                                                             95.8%
   18.1                                                                                                            96.8%
   18.2                                                                                                            94.0%
    19                                                                                                             95.8%
   19.1                                                                                                            95.1%
-------------------------------------------------------------------------------------------------------------------------------
   19.2                                                                                                            94.1%
   19.3                                                                                                            98.8%
   19.4                                                                                                            94.5%
   19.5                                                                                                            92.5%
   19.6                                                                                                            100.0%
-------------------------------------------------------------------------------------------------------------------------------
   19.7                                                                                                            99.2%
    20    13,258        2/28/2011    Party City                                     8,554       3/31/2006          97.8%
  Rollup                                                                                                           93.1%
    21    11,389       12/31/2008    Real Wood                                     10,228       5/31/2007          98.7%
    22     6,892        1/14/2007    Terrible Herbst                                3,600       8/31/2013          76.4%
-------------------------------------------------------------------------------------------------------------------------------
    23    63,000        3/1/2019                                                                                   100.0%
    24    25,870       11/30/2008    Jo-Ann Fabrics                                15,000       1/31/2010          98.0%
    25                                                                                                             97.4%
    26     9,360        8/31/2006    Hollywood Video                                6,000       7/31/2007          100.0%
    27                                                                                                             90.5%
-------------------------------------------------------------------------------------------------------------------------------
   27.1                                                                                                            90.0%
   27.2                                                                                                            87.8%
   27.3                                                                                                            94.5%
    28                                                                                                             91.1%
    29     5,705        3/31/2010    A Touch of History Fine Furnishing             5,026       3/31/2009          100.0%
-------------------------------------------------------------------------------------------------------------------------------
    30    40,734        1/31/2009    Ross Stores, Inc.                             23,984       1/31/2009          100.0%
    31                                                                                                             91.9%
    32    23,500        1/31/2010    Paddock Pools, Patios, & Spas                 19,090       12/31/2009         94.4%
    33                                                                                                             96.1%
    34     6,351        8/31/2019    Hollywood Video                                5,494       9/20/2014          90.9%
-------------------------------------------------------------------------------------------------------------------------------
    35                                                                                                             100.0%
   35.1   17,129        1/31/2015    Haymarket Media                                5,079       12/31/2007         100.0%
   35.2   18,000        5/31/2007    Meridian Academy                              14,400        9/4/2007          100.0%
    36    30,664        1/15/2010    Air Liquide America                           22,668       8/15/2011          90.7%
    37                                                                                                             98.5%
-------------------------------------------------------------------------------------------------------------------------------
    38    13,500        7/31/2014    Pier One Imports                               9,460       2/28/2014          78.4%
    39                                                                                                             93.4%
    40                                                                                                             100.0%
    41    68,000        2/29/2032    Ruby Tuesday                                   6,660       11/30/2024         90.4%
  Rollup                                                                                                           100.0%
-------------------------------------------------------------------------------------------------------------------------------
    42                                                                                                             100.0%
    43     1,528        2/28/2015    Quizno's Subs                                  1,457       3/31/2015          100.0%
    44                                                                                                             89.1%
    45                                                                                                             83.5%
   45.1                                                                                                            83.8%
-------------------------------------------------------------------------------------------------------------------------------
   45.2                                                                                                            89.7%
   45.3                                                                                                            77.1%
    46                                                                                                             92.6%
    47                                                                                                             98.1%
    48                                                                                                             96.7%
-------------------------------------------------------------------------------------------------------------------------------
    49    23,200        9/30/2011    Big Five Corp.                                15,000       4/30/2015          96.3%
    50    23,916        5/31/2012    Insight for Living                            23,238       10/31/2011         95.0%
    51                                                                                                             95.8%
    52                                                                                                             97.7%
    53                                                                                                             95.5%
-------------------------------------------------------------------------------------------------------------------------------
    54                                                                                                             82.4%
    55                                                                                                             97.1%
    56    35,000       10/31/2009    Hobby Town USA                                25,000       12/31/2007         95.2%
    57     3,350       12/31/2017    MDD Realty                                     2,835       10/31/2011         100.0%
    58                                                                                                             83.2%
-------------------------------------------------------------------------------------------------------------------------------
    59    25,834        8/31/2015    OfficeMax                                     23,500       7/31/2010          97.5%
    60                                                                                                             94.8%
    61                                                                                                             97.9%
    62                                                                                                             93.8%
    63                                                                                                             88.8%
-------------------------------------------------------------------------------------------------------------------------------
    64                                                                                                             100.0%
   64.1                                                                                                            100.0%
   64.2                                                                                                            100.0%
   64.3                                                                                                            100.0%
   64.4                                                                                                            100.0%
-------------------------------------------------------------------------------------------------------------------------------
   64.5                                                                                                            100.0%
    65    10,594        9/30/2009    Outback Steakhouse                             6,000       3/31/2006          97.1%
    66                                                                                                             88.0%
    67                                                                                                             95.1%
    68                                                                                                             75.5%
-------------------------------------------------------------------------------------------------------------------------------
    69    38,001        1/31/2010    Maverick International - Bldg H               15,006       12/21/2010         88.6%
    70                                                                                                             92.1%
    71     6,600        6/30/2014    Panera Bread                                   4,950       4/30/2015          96.3%
    72                                                                                                             98.1%
    73                                                                                                             92.6%
-------------------------------------------------------------------------------------------------------------------------------
    74                                                                                                             74.6%
    75                                                                                                             98.2%
    76                                                                                                             90.6%
    77     2,890        3/31/2006    Divine Mercy                                   2,700       3/31/2008          100.0%
    78     1,963        8/14/2007    Gym Gym Galleria, Charlie and Diane Thacker    1,885       11/1/2005          100.0%
-------------------------------------------------------------------------------------------------------------------------------
    79                                                                                                             100.0%
    80                                                                                                             97.5%
    81                                                                                                             90.7%
    82                                                                                                             98.2%
   82.1   25,000        1/31/2013    Rite Aid                                       8,450       2/28/2008          96.8%
-------------------------------------------------------------------------------------------------------------------------------
   82.2    4,800        9/30/2010    Mancino's Italian Eatery                       3,600       7/31/2006          100.0%
   82.3    1,400       12/31/2007    Riccardi's Pizza                               1,200       4/30/2005          100.0%
    83     5,000       11/30/2009    Panera Bread                                   4,800       11/30/2014         100.0%
    84     4,315        1/31/2006    Disher Music & Sound                           2,680       12/31/2009         100.0%
    85                                                                                                             77.4%
-------------------------------------------------------------------------------------------------------------------------------
    86     5,112        8/30/2008    Hollywood Video                                5,000       9/30/2010          93.3%
    87                                                                                                             97.6%
    88    16,170        5/31/2010    GMP Wireless Medicine Inc                     10,800       3/31/2008          100.0%
    89                                                                                                             90.4%
    90                                                                                                             90.8%
-------------------------------------------------------------------------------------------------------------------------------
    91     5,384       11/30/2013    Wine & Spirits Stores                          5,310       7/31/2013          100.0%
    92                                                                                                             93.5%
    93                                                                                                             85.3%
    94                                                                                                             100.0%
    95                                                                                                             95.6%
-------------------------------------------------------------------------------------------------------------------------------
    96                                                                                                             100.0%
    97                                                                                                             94.1%
    98                                                                                                             74.6%
    100                                                                                                            83.5%
    101                                                                                                            89.3%
-------------------------------------------------------------------------------------------------------------------------------
    102    8,749        3/31/2007    LB                                             7,762       5/30/2010          100.0%
    103                                                                                                            87.6%
   103.1                                                                                                           93.0%
   103.2                                                                                                           81.4%
    104                                                                                                            81.6%
-------------------------------------------------------------------------------------------------------------------------------
   104.1                                                                                                           85.8%
   104.2                                                                                                           78.0%
    105   30,000        3/31/2010    Hurricane Jacks                               10,400       4/30/2007          98.4%
    106                                                                                                            99.1%
    107    6,206        4/30/2006    Pace Applied Technology                        3,700       10/31/2009         82.2%
-------------------------------------------------------------------------------------------------------------------------------
    108    3,000       10/19/2021    Cingular Wireless                              2,000       6/21/2012          81.0%
    109                                                                                                            84.5%
    110                                                                                                            95.2%
    111                                                                                                            87.8%
    112                                                                                                            99.0%
-------------------------------------------------------------------------------------------------------------------------------
    113                                                                                                            64.0%
    114                                                                                                            95.2%
    115                                                                                                            95.0%
    116                                                                                                            83.3%
    117                                                                                                            94.2%
-------------------------------------------------------------------------------------------------------------------------------
    118                                                                                                            97.7%
    119                                                                                                            97.8%
    120                                                                                                            94.5%
    122                                                                                                            89.6%
    123                                                                                                            95.8%
-------------------------------------------------------------------------------------------------------------------------------
    125    8,937        2/28/2009    Mattress King                                  3,200       12/28/2009         100.0%
    126                                                                                                            98.7%
    127                                                                                                            94.9%
    128                                                                                                            99.0%
    129    3,787        8/31/2014    Keller Williams                                3,646       4/14/2010          100.0%
-------------------------------------------------------------------------------------------------------------------------------
    130                                                                                                            79.7%
    131                                                                                                            93.2%
    132    4,200        6/1/2013     Cato's                                         4,054       1/31/2010          100.0%
    133                                                                                                            79.1%
    134                                                                                                            94.3%
-------------------------------------------------------------------------------------------------------------------------------
    135    4,500       11/30/2009    Sun & Soul                                     4,500       11/30/2005         100.0%
    136                                                                                                            92.3%
    137                                                                                                            88.2%
    138                                                                                                            91.0%
    139    4,800       12/31/2005    Payless ShoeSource                             3,150       3/31/2006          100.0%
-------------------------------------------------------------------------------------------------------------------------------
    140                                                                                                            85.6%
    141                                                                                                            100.0%
    142                                                                                                            87.0%
    143                                                                                                            87.3%
    144                                                                                                            81.6%
-------------------------------------------------------------------------------------------------------------------------------
    145                                                                                                            96.5%

                              UPFRONT              ONGOING
             OCCUPANCY   ACTUAL REPLACEMENT   ACTUAL REPLACEMENT    UPFRONT     MONTHLY  MONTHLY TAX  MONTHLY INSURANCE
    ID       AS-OF DATE       RESERVES             RESERVES           TI/LC      TI/LC     ESCROW          ESCROW
-------------------------------------------------------------------------------------------------------------------------

     1        1/1/2005                               31,590         70,529,451           2,400,817        163,403
     2       1/31/2005
     3       2/28/2005
     4       2/10/2005
    4.1      2/10/2005
-------------------------------------------------------------------------------------------------------------------------
    4.2      2/10/2005
    4.3      2/10/2005
     5       2/25/2005                                2,682          2,202,500   20,834     65,833          9,765
     6       11/1/2004                                9,740          3,475,000   17,503  1,082,919         29,693
     7        1/5/2005                                3,653                      10,030     42,083          4,583
-------------------------------------------------------------------------------------------------------------------------
     8       3/30/2005                                5,533                                 21,569          3,942
     9       3/29/2005                                3,863          1,250,000              44,349          5,260
    10        2/3/2005                                8,250                                 46,500          7,500
    11       11/30/2004                                                                     76,375          5,071
   11.1      11/30/2004
-------------------------------------------------------------------------------------------------------------------------
   11.2      11/30/2004
   11.3      11/30/2004
   11.4      11/30/2004
    12        4/1/2005                                4,940                                 35,987          6,150
    13       2/25/2005                                6,530                                 24,857          6,171
-------------------------------------------------------------------------------------------------------------------------
  Rollup     2/28/2005                               25,650                                 16,491
    14       2/28/2005                               12,498                                  7,936
    15       2/28/2005                               13,152                                  8,555
    16       12/15/2004
    17       3/31/2005                                1,911            500,000   20,000     22,462          2,687
-------------------------------------------------------------------------------------------------------------------------
    18       3/15/2005        385,000                 8,375                                 23,496          9,167
   18.1      3/15/2005
   18.2      3/15/2005
    19       2/28/2005                               13,025                                 24,261          8,965
   19.1      2/28/2005
-------------------------------------------------------------------------------------------------------------------------
   19.2      2/28/2005
   19.3      2/28/2005
   19.4      2/28/2005
   19.5      2/28/2005
   19.6      2/28/2005
-------------------------------------------------------------------------------------------------------------------------
   19.7      2/28/2005
    20        3/9/2005                                1,927                       5,779     28,309
  Rollup      2/1/2005                                  965                       3,610     13,218
    21        2/1/2005                                  722                       3,610      8,378
    22        2/1/2005                                  243                                  4,839
-------------------------------------------------------------------------------------------------------------------------
    23       4/20/2005                                3,183                                 17,918          9,563
    24        1/5/2005                                                                      52,654
    25       4/19/2005                               10,250                                 27,250          5,875
    26        2/1/2005                                  989            250,000              17,894
    27       11/17/2004
-------------------------------------------------------------------------------------------------------------------------
   27.1      11/17/2004
   27.2      11/17/2004
   27.3      11/17/2004
    28       12/23/2004                               8,400                                 25,762          8,196
    29        2/4/2005                                  640                       5,791      9,667            890
-------------------------------------------------------------------------------------------------------------------------
    30       1/26/2005                                2,100                       8,320     33,333          1,777
    31       12/23/2004                               6,230                                 22,927          6,113
    32       1/26/2005                                1,575                       7,825     22,687          1,806
    33       1/18/2005                                7,125                                 33,000          5,500
    34       1/28/2005
-------------------------------------------------------------------------------------------------------------------------
    35        Various                                 1,779             56,250    4,918     20,631          3,430
   35.1      2/22/2005
   35.2       1/1/2005
    36        4/7/2005                                1,037                       3,900     24,573
    37        2/9/2005                                9,000                                 46,667          6,000
-------------------------------------------------------------------------------------------------------------------------
    38       11/8/2004                                  910                       4,932     19,631          2,293
    39       1/31/2005                                3,460                                 12,972          4,995
    40       3/17/2005                                1,081                       4,324     17,274          2,734
    41       1/31/2005                                1,677                                  9,779
  Rollup     3/15/2005
-------------------------------------------------------------------------------------------------------------------------
    42       3/15/2005
    43       3/15/2005
    44        1/1/2005                                3,470                                 10,238          5,393
    45        Various                                 2,461                                 19,005          1,806
   45.1      12/31/2004
-------------------------------------------------------------------------------------------------------------------------
   45.2      1/17/2005
   45.3      1/18/2005
    46       11/30/2004                               5,600                                 24,264          4,336
    47       11/30/2004                               1,540                                 16,838
    48       11/25/2004                               8,020                                 12,864          5,787
-------------------------------------------------------------------------------------------------------------------------
    49        2/1/2005                                2,360                      10,480     26,931          2,422
    50        2/1/2005                                  800                       2,500     19,152
    51       3/21/2005                                8,860                                 14,214          5,041
    52       4/26/2005                                7,725                                  6,676          6,286
    53        2/1/2005        100,000                                                       13,886          4,720
-------------------------------------------------------------------------------------------------------------------------
    54        2/1/2005                                3,225                                  9,362          3,852
    55        2/3/2005                                8,500                                 13,355          3,417
    56       12/31/2004                               1,970                                 29,396          3,505
    57        4/1/2005                                  503                         685      6,031          2,512
    58       4/14/2005                                  765                                  8,750          1,069
-------------------------------------------------------------------------------------------------------------------------
    59       2/10/2005                                1,980                                 12,005          2,234
    60       11/30/2004                               5,170                                 13,736          4,396
    61       1/18/2005                                5,500                                 18,000          4,500
    62       12/30/2004
    63        2/1/2005                                5,750                                 19,000          4,000
-------------------------------------------------------------------------------------------------------------------------
    64        Various
   64.1      1/10/2005
   64.2       1/7/2005
   64.3       1/7/2005
   64.4       1/7/2005
-------------------------------------------------------------------------------------------------------------------------
   64.5       1/7/2005
    65        2/1/2005                                1,385                       5,480     14,244
    66        3/3/2005                                3,238                                 22,974
    67        2/4/2005                                                                      11,832
    68       11/30/2004                                                                      8,146          1,528
-------------------------------------------------------------------------------------------------------------------------
    69       3/17/2005                                  953                       2,500      6,320          1,712
    70       1/13/2005                                4,400                                 13,469
    71       3/29/2005                                  560            190,500    1,680      7,985            801
    72       12/10/2004                               4,500                                  8,500          3,300
    73       1/26/2005                                3,600                                  2,519          3,089
-------------------------------------------------------------------------------------------------------------------------
    74        1/3/2005                                                                      12,000
    75        1/1/2005                                1,435                                  7,739
    76       3/21/2005                                6,000                                 14,295          4,311
    77        3/1/2005                                  388             57,500    1,294      7,567            530
    78       3/31/2005                                  539            100,000    4,894      5,589            722
-------------------------------------------------------------------------------------------------------------------------
    79        5/1/2005                                1,653
    80        1/6/2005                                  670                                  1,923            637
    81       3/24/2005                                3,604                                 13,034          3,772
    82        3/8/2005        100,000                 4,631            100,000    3,000      2,856          2,856
   82.1       3/8/2005
-------------------------------------------------------------------------------------------------------------------------
   82.2       3/8/2005
   82.3       3/8/2005
    83       8/15/2004                                  330                       1,825      5,528          1,078
    84       3/24/2005                                1,169                                  6,771          2,033
    85        2/3/2005                                  870                                  4,407          1,245
-------------------------------------------------------------------------------------------------------------------------
    86       4/22/2005                                  928                       2,368     12,858          2,050
    87       3/31/2005                                3,091                                  3,011          1,813
    88        4/1/2005                                  676                       2,815     10,770          3,628
    89       3/21/2005                                4,334                                 11,481          3,091
    90       2/23/2005                                8,109                                 12,188
-------------------------------------------------------------------------------------------------------------------------
    91       1/18/2005                                  184                                  6,884
    92       12/20/2004                               4,500                                 12,041          4,236
    93       2/15/2005
    94       12/31/2004         7,500                                                        6,374            650
    95       2/24/2005         30,000                                                        5,000
-------------------------------------------------------------------------------------------------------------------------
    96       2/28/2005
    97       10/15/2004                                1,140                                 4,585
    98        4/4/2005                                 2,935                                 6,130          1,493
    100      1/25/2005                                                                       8,965
    101      1/25/2005                                                                       9,055
-------------------------------------------------------------------------------------------------------------------------
    102      2/24/2005                                   750                      3,210      4,386            802
    103       Various                                  1,415                                10,167
   103.1     10/27/2004
   103.2     10/28/2004
    104      10/31/2004                                1,520                                 4,248            764
-------------------------------------------------------------------------------------------------------------------------
   104.1     10/31/2004
   104.2     10/31/2004
    105      2/10/2005                                 1,994                       3,090    10,282          2,582
    106      12/6/2004                                 3,150                                 7,510          3,339
    107       4/1/2005                                 1,020                       5,425     5,150            438
-------------------------------------------------------------------------------------------------------------------------
    108       1/1/2005                                   326                                 4,422            379
    109      1/25/2005                                                                       9,748
    110      11/22/2004                                  622                                 6,783            743
    111      2/15/2005                                 1,875                                 2,801          1,847
    112      11/22/2004                                1,880                                 9,528          2,600
-------------------------------------------------------------------------------------------------------------------------
    113      12/31/2004                                5,140                                 5,981          1,506
    114      12/1/2004                                                                      17,239          3,780
    115      9/30/2004                                   875                                12,488          1,312
    116      2/28/2005                                   444                                 3,743            394
    117       1/7/2005         15,000                      -                                 5,912          1,122
-------------------------------------------------------------------------------------------------------------------------
    118      12/14/2004                                3,195                                 3,875          3,800
    119       2/3/2005                                 3,450                                 6,917          1,250
    120      11/16/2004                                                                      5,124
    122      1/25/2005                                                                       6,688
    123      12/10/2004                                  400                                 1,652            578
-------------------------------------------------------------------------------------------------------------------------
    125      11/1/2004                                   452                      2,195      1,690            902
    126      10/19/2004                                  640                                 1,599          1,147
    127       2/7/2005                                   920                                 2,105            421
    128       9/1/2004                                   610                                 2,719            477
    129      3/23/2005                                   351                      2,055      4,200            630
-------------------------------------------------------------------------------------------------------------------------
    130      2/15/2005                                   640                                 4,570            645
    131       3/2/2005                                   750                                 4,999            776
    132      11/2/2004         11,000                                   54,000               6,320            421
    133      11/24/2004                                1,350                                11,212            927
    134      12/16/2004                                1,645                                 1,817          1,803
-------------------------------------------------------------------------------------------------------------------------
    135      2/11/2005                                   400                                 2,790            444
    136      11/16/2004                                                                      3,238
    137      11/16/2004                                  560                                 1,313            412
    138       2/3/2005                                 1,485                                 4,523          3,113
    139      9/30/2004          8,550                                   66,300               5,111
-------------------------------------------------------------------------------------------------------------------------
    140      2/18/2005                                                                         527
    141      1/12/2005                                   430                                 3,576            550
    142      1/25/2005                                                                       3,111
    143       1/7/2005                                   905                                 3,520            766
    144      11/30/2004                                  955                                 1,601            533
-------------------------------------------------------------------------------------------------------------------------
    145      10/13/2004                                                                      1,730

           UPFRONT             ENVIRONMENTAL
         ENGINEERING              REPORT                ENGINEERING             APPRAISAL
    ID     RESERVE                 DATE                 REPORT DATE           AS-OF DATE (8)
-------------------------------------------------------------------------------------------------

     1    4,800,000              1/4/2005                1/5/2005                1/1/2005
     2                           9/1/2004                11/9/2004              10/27/2004
     3                           3/4/2005                3/4/2005                3/1/2005
     4                            Various                2/17/2005               Various
    4.1                          2/17/2005               2/17/2005              2/11/2005
-------------------------------------------------------------------------------------------------
    4.2                         10/14/2004               2/17/2005               2/5/2005
    4.3                          2/17/2005               2/17/2005              2/10/2005
     5                           1/20/2005               1/20/2005              1/25/2005
     6                           1/5/2005                1/5/2005                1/5/2005
     7       14,688              1/31/2005               1/28/2005              1/20/2005
-------------------------------------------------------------------------------------------------
     8                           2/18/2005               2/18/2005              2/16/2005
     9       19,500              2/22/2005               2/22/2005              2/15/2005
    10        7,375             12/17/2004              12/16/2004              12/13/2004
    11       25,000               Various                 Various               1/12/2005
   11.1                          1/5/2005                1/12/2005              1/12/2005
-------------------------------------------------------------------------------------------------
   11.2                          1/4/2005                1/6/2005               1/12/2005
   11.3                          1/5/2005                1/12/2005              1/12/2005
   11.4                          1/6/2005                1/12/2005              1/12/2005
    12                           3/18/2005               3/18/2005              3/21/2005
    13       76,875              3/18/2005               3/21/2005              3/15/2005
-------------------------------------------------------------------------------------------------
  Rollup                         2/1/2005                3/30/2005              3/27/2005
    14                           2/1/2005                3/30/2005              3/27/2005
    15                           2/1/2005                3/30/2005              3/27/2005
    16                           11/4/2004               11/4/2004              11/5/2004
    17                           2/11/2005               2/11/2005              2/15/2005
-------------------------------------------------------------------------------------------------
    18                           3/7/2005                 Various                2/8/2005
   18.1                          3/7/2005                2/4/2005                2/8/2005
   18.2                          3/7/2005                2/2/2005                2/8/2005
    19      209,625               Various                 Various                2/8/2005
   19.1                          2/15/2005               2/14/2005               2/8/2005
-------------------------------------------------------------------------------------------------
   19.2                          2/14/2005               2/14/2005               2/8/2005
   19.3                          2/14/2005               2/14/2005               2/8/2005
   19.4                          2/14/2005               2/14/2005               2/8/2005
   19.5                          2/14/2005               2/14/2005               2/8/2005
   19.6                          2/14/2005               2/14/2005               2/8/2005
-------------------------------------------------------------------------------------------------
   19.7                          2/14/2005               2/16/2005               2/8/2005
    20        1,875              3/11/2005               3/2/2005               2/11/2005
  Rollup                          Various                 Various                2/7/2005
    21                           2/18/2005               2/18/2005               2/7/2005
    22                           2/21/2005                                       2/7/2005
-------------------------------------------------------------------------------------------------
    23                           9/17/2004               10/1/2004              9/15/2004
    24                           1/24/2005               2/7/2005               1/21/2005
    25       17,750              8/6/2004                8/4/2004               11/10/2004
    26                           2/1/2005                2/1/2005                1/5/2005
    27                            Various                12/6/2004              11/23/2004
-------------------------------------------------------------------------------------------------
   27.1                          1/12/2005               12/6/2004              12/23/2004
   27.2                          11/1/2004               12/6/2004              11/23/2004
   27.3                         11/29/2004               12/6/2004              11/23/2004
    28        5,688             12/16/2004              12/15/2004              12/21/2004
    29                           3/10/2005               2/28/2005              2/20/2005
-------------------------------------------------------------------------------------------------
    30                           3/9/2005                3/1/2005               2/21/2005
    31       10,450             12/16/2004              12/13/2004               2/1/2005
    32       16,250              4/15/2005               3/2/2005               2/21/2005
    33       60,625              7/2/2004                1/7/2005               11/15/2004
    34                          12/28/2004              12/29/2004              12/29/2004
-------------------------------------------------------------------------------------------------
    35       12,500              3/9/2005                 Various                Various
   35.1                          3/9/2005                3/9/2005               2/25/2005
   35.2                          3/9/2005                3/7/2005                3/1/2005
    36                           2/10/2005               2/14/2005              1/27/2005
    37      418,000              1/13/2005              12/16/2004              11/12/2004
-------------------------------------------------------------------------------------------------
    38        7,313              1/12/2005              12/29/2004              11/11/2004
    39      105,545              1/21/2005               1/21/2005              1/11/2005
    40                           3/1/2005                3/1/2005               2/15/2005
    41                           10/7/2004               12/7/2004              9/28/2004
  Rollup                         2/24/2005               2/28/2005              2/25/2005
-------------------------------------------------------------------------------------------------
    42                           2/24/2005               2/28/2005              2/25/2005
    43                           2/24/2005               2/28/2005              2/25/2005
    44                           1/19/2005               1/20/2005              1/20/2005
    45        5,750               Various                 Various               12/23/2004
   45.1                          1/12/2005              10/26/2004              12/23/2004
-------------------------------------------------------------------------------------------------
   45.2                          1/13/2005              11/12/2004              12/23/2004
   45.3                          1/11/2005               1/5/2005               12/23/2004
    46        3,125             11/18/2004              11/23/2004              11/9/2004
    47       14,219             11/29/2004              11/21/2004              11/19/2004
    48       22,875             12/30/2004              12/30/2004              12/27/2004
-------------------------------------------------------------------------------------------------
    49       91,650              8/31/2004               2/15/2005              8/24/2004
    50                           1/26/2005               1/26/2005              1/20/2005
    51       59,375              3/15/2005               3/23/2005              3/10/2005
    52      108,637              2/9/2005                2/9/2005                2/2/2005
    53       56,075              2/23/2005               2/23/2005              2/16/2005
-------------------------------------------------------------------------------------------------
    54                           1/19/2005               1/20/2005              1/21/2005
    55       16,250              1/25/2005               3/18/2005               1/7/2005
    56                          12/13/2004              10/15/2004              10/14/2004
    57       78,000              3/4/2005                3/7/2005               2/14/2005
    58                          11/19/2004              11/19/2004              11/17/2004
-------------------------------------------------------------------------------------------------
    59       36,250             12/23/2004              12/23/2004              12/9/2004
    60        6,475             12/17/2004              12/20/2004              12/21/2004
    61       46,875              7/9/2004                1/6/2005               11/11/2004
    62                           1/18/2005               1/20/2005              1/26/2005
    63        2,563              8/30/2004              10/20/2004               2/2/2005
-------------------------------------------------------------------------------------------------
    64       43,000               Various                 Various                Various
   64.1                          1/18/2005               1/19/2005              1/12/2005
   64.2                          1/19/2005               1/19/2005              1/11/2005
   64.3                          1/18/2005               1/19/2005              1/11/2005
   64.4                          1/19/2005               1/19/2005              1/11/2005
-------------------------------------------------------------------------------------------------
   64.5                          1/17/2005               1/18/2005              1/11/2005
    65        4,375             12/10/2004              11/30/2004              12/1/2004
    66                           3/9/2005                3/9/2005                3/4/2005
    67       25,938              3/9/2005                3/10/2005              3/11/2005
    68                           1/13/2005               1/7/2005               1/13/2005
-------------------------------------------------------------------------------------------------
    69                           2/11/2005               2/11/2005               2/5/2005
    70      112,875              1/20/2005               1/20/2005              1/21/2005
    71                           1/21/2005               1/12/2005              11/16/2004
    72       31,688             12/30/2004               1/14/2005              11/15/2004
    73                           2/4/2005                2/4/2005                2/1/2005
-------------------------------------------------------------------------------------------------
    74                           10/4/2004              10/13/2004              9/17/2004
    75                           1/10/2005               1/4/2005               12/22/2004
    76       54,000              3/8/2005                3/8/2005               2/22/2005
    77                           2/1/2005                1/26/2005              1/24/2005
    78       10,031             12/21/2004              12/16/2004               1/5/2005
-------------------------------------------------------------------------------------------------
    79                           1/14/2005               1/14/2005              2/17/2005
    80        2,500              2/2/2005                2/2/2005               1/14/2005
    81                           3/3/2005                3/3/2005               2/23/2005
    82                           2/8/2005                 Various                2/8/2005
   82.1                          2/8/2005                2/9/2005                2/8/2005
-------------------------------------------------------------------------------------------------
   82.2                          2/8/2005                2/11/2005               2/8/2005
   82.3                          2/8/2005                2/11/2005               2/8/2005
    83                           3/1/2005                3/2/2005                3/9/2005
    84                           3/25/2005               3/11/2005              2/16/2005
    85       44,281              1/28/2005               1/31/2005              1/26/2005
-------------------------------------------------------------------------------------------------
    86        5,000             10/28/2004              10/26/2004              10/14/2004
    87        3,750              1/26/2005               1/26/2005              1/18/2005
    88                           1/25/2005               1/26/2005              1/24/2005
    89       21,588              3/8/2005                3/8/2005               2/22/2005
    90       19,375              2/22/2005               2/22/2005              2/15/2005
-------------------------------------------------------------------------------------------------
    91                           2/10/2005               2/10/2005               2/1/2005
    92       13,000              3/1/2005                2/28/2005               3/2/2005
    93                          12/31/2004               1/21/2005               1/3/2005
    94                           12/3/2004              12/10/2004              12/9/2004
    95        8,244              3/7/2005                3/4/2005               1/14/2005
-------------------------------------------------------------------------------------------------
    96                           2/21/2005               2/22/2005              2/19/2005
    97                          11/26/2004              11/29/2004              11/18/2004
    98       78,875              1/21/2005               1/26/2005              12/3/2004
    100      18,063              2/24/2005               3/3/2005               2/24/2005
    101         438              2/24/2005               3/3/2005               2/24/2005
-------------------------------------------------------------------------------------------------
    102       5,313              2/23/2005               2/24/2005              2/16/2005
    103       3,125              9/29/2004                Various               9/30/2004
   103.1                         9/29/2004               9/29/2004              9/30/2004
   103.2                         9/29/2004               9/30/2004              9/30/2004
    104                         10/11/2004                Various                Various
-------------------------------------------------------------------------------------------------
   104.1                        10/11/2004               10/3/2004               5/1/2005
   104.2                        10/11/2004               10/6/2004              10/4/2004
    105      34,775              2/25/2005               2/25/2005              2/14/2005
    106      68,500             10/18/2004              10/18/2004              10/15/2004
    107      23,731              1/19/2005               1/21/2005              4/30/2005
-------------------------------------------------------------------------------------------------
    108                          1/5/2005                1/5/2005                1/5/2005
    109       3,438              2/24/2005               3/3/2005               2/24/2005
    110                          12/1/2004              11/16/2004              11/18/2004
    111     121,100              1/27/2005              12/23/2004              12/14/2004
    112      20,855             11/12/2004              11/17/2004              11/9/2004
-------------------------------------------------------------------------------------------------
    113                          1/20/2005               1/20/2005               1/1/2005
    114                          1/7/2005                1/6/2005                1/2/2005
    115      10,625              11/8/2004               11/8/2004              11/2/2004
    116      19,313              2/8/2005                2/17/2005              1/21/2005
    117                          1/14/2005               1/14/2005              12/16/2004
-------------------------------------------------------------------------------------------------
    118      11,000             11/19/2004              11/19/2004              11/16/2004
    119       1,188              1/21/2005               3/18/2005               1/7/2005
    120      11,250              12/8/2004              12/15/2004              11/23/2004
    122      50,770              2/24/2005               3/3/2005               2/24/2005
    123      16,425              1/21/2005               1/12/2005              1/10/2005
-------------------------------------------------------------------------------------------------
    125                          12/3/2004               12/2/2004              11/17/2004
    126      21,250             12/20/2004              12/15/2004              12/6/2004
    127       5,688              3/14/2005               3/15/2005              3/17/2005
    128       9,000             11/14/2004              11/12/2004              11/10/2004
    129                          2/8/2005                2/8/2005                2/3/2005
-------------------------------------------------------------------------------------------------
    130                          3/4/2005                3/3/2005               2/21/2005
    131                          11/9/2004               11/3/2004              12/1/2004
    132                          9/2/2004                9/9/2004                1/5/2005
    133                         11/19/2004              11/15/2004              11/16/2004
    134                          12/9/2004               11/3/2004              10/23/2004
-------------------------------------------------------------------------------------------------
    135      19,125              1/11/2005               8/23/2004              12/28/2004
    136                         12/17/2004               12/6/2004              12/9/2004
    137      12,625             11/16/2004              11/16/2004              11/18/2004
    138       4,375             11/30/2004              12/10/2004              11/26/2004
    139      62,500              1/17/2005               1/10/2005               1/2/2005
-------------------------------------------------------------------------------------------------
    140                          1/3/2005               12/29/2004              12/29/2004
    141                          1/28/2005               1/28/2005              1/18/2005
    142       3,563              2/24/2005               3/3/2005               2/17/2005
    143       6,813              11/4/2004              10/28/2004              11/11/2004
    144         625             12/29/2004              12/13/2004              12/20/2004
-------------------------------------------------------------------------------------------------
    145      10,625             11/24/2004               12/8/2004              11/22/2004

   ID   SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

    1   Jamestown Corporation and Harry Macklowe
    2   None
    3   Loews Hotels Holding Corporation
    4   Centro Watt America REIT 2, Inc.
   4.1
------------------------------------------------------------------------------------------------------------------------------------
   4.2
   4.3
    5   Chetrit, Meyer and Davis, Trevor
    6   Harry Macklowe
    7   Alan Fox
------------------------------------------------------------------------------------------------------------------------------------
    8   Triple Five National Development Corporation
    9   Anthony Thompson; Triple Net Properties, LLC
   10   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
   11   CSM Lodging, L.L.C.; CSM Lodging II, L.L.C.; GSH Lodging, L.L.C.; CSM Hospitality, Inc.; CSM Investors, Inc.
  11.1
------------------------------------------------------------------------------------------------------------------------------------
  11.2
  11.3
  11.4
   12   Fiorella III, Jack
   13   Big Wheel, LLC, Joseph Asset Management Trust, Edwin Joseph
------------------------------------------------------------------------------------------------------------------------------------
 Rollup Kevin M. Keefer, Brent Andrus
   14   Kevin M. Keefer, Brent Andrus
   15   Kevin M. Keefer, Brent Andrus
   16   Abraham I. Lerner, Christopher J.B. Ellis
   17   Douglas O. Allred
------------------------------------------------------------------------------------------------------------------------------------
   18   Franke, William E.; The William E. Franke Revocable Trust
  18.1
  18.2
   19   Greg l. Beckel, Michael Strand, Timothy Smith
  19.1
------------------------------------------------------------------------------------------------------------------------------------
  19.2
  19.3
  19.4
  19.5
  19.6
------------------------------------------------------------------------------------------------------------------------------------
  19.7
   20   Westport Holdings LLC, Samuel Heyman
 Rollup Schwartz, Noam; Iny, Yoel
   21   Schwartz, Noam; Iny, Yoel
   22   Schwartz, Noam; Iny, Yoel
------------------------------------------------------------------------------------------------------------------------------------
   23   Krupa, Stephen J.; Ritter, John; Scholl, John E.; Smith, Kay J.; Cook, Raymond J.; Zuckerbrot, Franklin S.; Zuckerbrot,
              Sanford H.; Biancaniello, Anthony J.
   24   Tanurb Partnership
   25   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
   26   Pergament, Irving; Shalem, Sam
   27   George H. Sands, Jeffrey H. Sands
------------------------------------------------------------------------------------------------------------------------------------
  27.1
  27.2
  27.3
   28   HGGP Capital, LLC, Willows Gardens Associates, LLC, Raintree-Willows, LLC
   29   Alan C. Fox, Dale Taylor, W. Russell and LaVerne Lockie
------------------------------------------------------------------------------------------------------------------------------------
   30   Alan Fox
   31   HGGP Capital, LLC, Perry's Garden Associates, LLC, Raintree-Perry's, LLC
   32   Alan Fox
   33   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
   34   Inland Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   35   Ezra Beyman, Empire Equity Group Inc.
  35.1
  35.2
   36   Dollinger, David B.
   37   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
------------------------------------------------------------------------------------------------------------------------------------
   38   S. Jay Williams, John M. O'Quinn
   39   Joe Kazarnovsky, Ralph Reider
   40   Bradley W. Schroth
   41   None
 Rollup Ward, Bryon C.; Burnham, Scott T.
------------------------------------------------------------------------------------------------------------------------------------
   42   Ward, Bryon C.; Burnham, Scott T.
   43   Ward, Bryon C.; Burnham, Scott T.
   44   Breck Collingsworth, Robert Rentfro, Robert Hampton
   45   Extra Space Storage LLC
  45.1
------------------------------------------------------------------------------------------------------------------------------------
  45.2
  45.3
   46   JE Lindsey Family LP, Lindsey Investments, Rutledge Properties, Walter L. Harber Family LP
   47   James Bellinson
   48   Edwin Joseph, Cheryl Lockwood, Bancroft Associates LP, Great Atlantic Management Co. Inc.
------------------------------------------------------------------------------------------------------------------------------------
   49   James L. Williams, Patrick R. Scanlon
   50   Schron, Rubin
   51   John A. Woodward, Steven F. Spierer
   52   Wiener Family Partnership, Eric R Wiener
   53   Edward B. Leinbach, Lee Anthony Rubin, Gene M. Bernstein, Harold Bernstein
------------------------------------------------------------------------------------------------------------------------------------
   54   Breck Collingsworth, Robert Hampton
   55   John & Lynne Deal, Gary & Natalie Deal
   56   Paul Bedrin, Gerald Bedrin, Joan Bedrin
   57   Aby Rosen, Michael Fuchs
   58   Steve Guttman, Evan Novenstein, Jack Guttman, SUSA
------------------------------------------------------------------------------------------------------------------------------------
   59   Samuel Weiss
   60   HGGP Capital, LLC, Pointe Inverness Gardens, Raintree-Pointe, LLC
   61   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
   62   Edward G. Roach, Justin M. Roach III
   63   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
------------------------------------------------------------------------------------------------------------------------------------
   64   One Liberty Properties, Inc.
  64.1
  64.2
  64.3
  64.4
------------------------------------------------------------------------------------------------------------------------------------
  64.5
   65   Yosef Yosifove, David Mendal
   66   Simon, Peter N.
   67   Joseph I. Wolf
   68   CSM Hospitality, Inc.; CSM Investors, Inc.; CSM Lodging, L.L.C.; CSM Lodging II, L.L.C.; GSH Lodging, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
   69   Harvey, Joe P.; Zegar, Marc
   70   Belfonti, Richard
   71   Michael G. Bisciotti
   72   GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park Investments, LLC
   73   Loyd Walker; Peter Hornibrook; Beverly Roachell
------------------------------------------------------------------------------------------------------------------------------------
   74   Joseph I Wolf, Robert T. Flesh
   75   Michael Cook
   76   Michael Rubin; Harry Bookey
   77   Yedidsion, Michael; Yedidsion, Ebrahim
   78   Robert Strock, Susan deEspinosa-Knapp
------------------------------------------------------------------------------------------------------------------------------------
   79   Barry Nathanson
   80   Brian Fitterer, Pat McDaniel
   81   Platnick, Albert B.; Falkin, Stuart R.; Leiberman, Lester; Iris, Herbert
   82   Elken, Stephen F.; Opatowski, Michael B.
  82.1
------------------------------------------------------------------------------------------------------------------------------------
  82.2
  82.3
   83   William F. Schueth, Jr., Marc C. Angelo, Leonard H. Grunthal, III, John R. Schultz
   84   Halper, Michael G.
   85   Paul Karakashian
------------------------------------------------------------------------------------------------------------------------------------
   86   Lloyds Mortgage Corporation
   87   David D. Curtis; Dean Curtis
   88   Butters, Malcolm S.; Goldstein, Mark; Luttinger, Owen; Luttinger, Richard; Theisen Sr., Mark; Theisen Jr., Robert; Seigel,
             Marc; Siegel, Ned; Schmier, Jeffrey L.
   89   Michael Rubin; Harry Bookey
   90   Inman, John S.; Inman Jr., Hugh M.
------------------------------------------------------------------------------------------------------------------------------------
   91   Scott, Edward D.; Nelson, John A.
   92   Macon Realty Company, Harry Bookey
   93   Peterson, Paul A.; Carr, Anthony R.; Lopuch, John C.; Halliday, Robert G.
   94   Ernest Sligh
   95   Thomas E. Morgan III, Beth A. Bryson
------------------------------------------------------------------------------------------------------------------------------------
   96   Murray, Thomas D.
   97   James L. Ledwith, Clement C. Carinalli
   98   Diane Bernick, Blair Moore, Janet Moore
   100  Harold V. McCoy, Jr., Carol McCoy, North Cove Equity
   101  Harold V. McCoy, Jr., Carol McCoy, Northwoods Equity
------------------------------------------------------------------------------------------------------------------------------------
   102  Gregg Bernstein, Robert Lopata
   103  Stephen L. Clark, Orlin E. Ard, Jr., James Harris, Jr., David Harder & Bob Baker
  103.1
  103.2
   104  Fred D. Rickman, Jr., Tracy E.D. Spencer, Richard I. Norman, William Dawahare & Joseph West
------------------------------------------------------------------------------------------------------------------------------------
  104.1
  104.2
   105  Gunther Lehmann
   106  Bryan S. Weingarten and Randall C. Stein
   107  Lawrence A. Reid, Robert A. Smith
------------------------------------------------------------------------------------------------------------------------------------
   108  Colaccino, Frank
   109  Harold V. McCoy, Jr., Carol McCoy, Ashley River Equity
   110  Robert Casselman, Cliff Helgeson, Bart Votava
   111  Steven R. Astrove
   112  David R. Wiener, Wiener Family Partnership
------------------------------------------------------------------------------------------------------------------------------------
   113  Patel, Somchand
   114  James S. Brown
   115  Jimmie Evans
   116  Bryan Bickmore
   117  Joseph E. Santaularia, Jr. Trustee of the Joseph E. Santaularia, Jr. Revocable Trust UTA dated 9/24/; Santaularia, Joseph E.
------------------------------------------------------------------------------------------------------------------------------------
   118  Terrell M. Rhye, B. Forrest Bowen
   119  John & Lynne Deal, Gary & Natalie Deal
   120  Ronald Cunning, Keith Cunning
   122  Harold V. McCoy, Carol McCoy, Sedgefield Equity Company
   123  Brian Fitterer, Pat McDaniel
------------------------------------------------------------------------------------------------------------------------------------
   125  Gary W. McDowell, Shelly B. McDowell
   126  Charles Mac Spellmann, Jr.
   127  Edmund C. Olson
   128  Brian Fitterer, Joseph Sherman
   129  John C. Raymond
------------------------------------------------------------------------------------------------------------------------------------
   130  Robert L. Ventresca, Steven D. Gilmore, Richard D. Zaveta
   131  Michael Conneran, Jr.
   132  Stacy Standridge
   133  Jeffrey S. Kinder, David C. Parr
   134  John S. Newsome, Michael J. Doyle, Louis E. Edmondson, Fred Cochran
------------------------------------------------------------------------------------------------------------------------------------
   135  David C. Sargent, Jane B. Sargent
   136  A. Ronald Cunning, Keith Cunning
   137  Michael Garrity, Michael Shaw
   138  Dean D. Varner
   139  Syd Hurley, David Watson
------------------------------------------------------------------------------------------------------------------------------------
   140  J. Kane Ditto
   141  Kay Song, Kiu Sik & Inhee Jung
   142  Harold V. McCoy, Jr., Carol McCoy, Chambers Ridge Equity
   143  James Soboleski
   144  Fred D. Rickman, Jr., Tracy E. D. Spencer
------------------------------------------------------------------------------------------------------------------------------------
   145  Joseph I. Wolf, Robert T. Flesh, Michael Flesch


FOOTNOTES FOR ANNEX A-1

1.   GECC - General Electric Capital Corporation, GACC - German American Capital
     Corporation, BofA - Bank of America, N.A.

2.   Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms or do not have a fixed monthly principal and interest payment are calculated using the average monthly payment for the first 12 payment periods after the
     Cut-off Date on such mortgage loans.

3.   "Hard" means each tenant transfers its rent directly to the Lockbox account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lockbox account; "Springing Hard" means that a Lockbox is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account.

4.   For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at
     Maturity/APD, Loan per Net Rentable Area SF/Units/Keys/Beds and DSCR, the
     loan amount used for the General Motors Building Mortgage Loan (Loan No.
     1), the Loews Miami Beach Mortgage Loan (Loan No. 3), the 125 West 55th
     Street Mortgage Loan (Loan No. 6) and the Wellpoint Office Tower Mortgage
     Loan (Loan No. 16) are the aggregate balances of the mortgage loans included in the Trust, together with the other loans in the split loan structure that are pari passu in right of payment with such mortgage loans.
     With respect to the General Motors Building Mortgage Loan, the Cut-off Date
     LTV Ratio and DSCR, if calculated including the subordinate companion loan, is 48.48% and 2.12x, respectively. For purposes of calculating the Cut-off
     Date LTV Ratio, Loan per Net Rentable Area SF/Unit/Keys/Beds and DSCR, the
     loan amount used for the Sun Microsystems Mortgage Loan (Loan No. 79) is the aggregate principal balance of the Sun Microsystems Mortgage Loan and the Sun Microsystems Senior Loan. With respect to the Wellington Meadows
     Apartments mortgage loan, the DSCR shown is 1.20x, reflecting the threshold at which a recourse guaranty provided by the sponsor will be released. The actual calculated underwritten DSCR during the current interest only period is 1.26x and during the amortizing period is 1.01x.

5.   With respect to the Mortgage Loans listed in this footnote 5 for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts for the following mortgage loans:

          Cypresswood Court Shopping Center (Loan No. 38): $2,079,000 cash escrow held as additional security for the loan unless the borrower requests redetermination by May 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow or the remaining balance of the escrow as additional collateral, or to apply the escrow or the remaining balance of the escrow to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $2,079,000 cash escrow from the Original Balance of $14,000,000.

          SUSA-New Rochelle (Loan No. 58): $1,501,169 cash escrow held as additional security for the loan unless the borrower requests redetermination by January 1, 2007, and lender determines that certain requirements, including a 1.25x DSCR based on a 7.5% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the

                                     A-1-2

          borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $1,501,169 cash escrow from the Original Balance of
          $10,800,000.

          Linden Lake Plaza (Loan No. 107): $599,150 cash escrow held as additional security for the loan unless the borrower requests redetermination by April 1, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 7.0% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the escrow or the remaining balance of the escrow is required to be applied to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees.
          For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $599,150 cash escrow from the Original Balance of $5,000,000.

          Lingering Lane MHC (Loan No. 145): $117,000 cash escrow held as additional security for the loan unless the borrower requests redetermination by May 31, 2007, and lender determines that certain requirements, including a 1.20x DSCR based on a 6.98% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the lender has the option to hold the escrow or the remaining balance of the escrow as additional collateral, or to apply the escrow or the remaining balance of the escrow to the outstanding principal loan balance, and any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the Annual Debt Service is based on netting out the $117,000 cash escrow from the Original Balance of $1,625,000.

     All of the Mortgage Loans listed in Footnote 5 require that if these holdback escrows or LOC's are used to prepay the related Mortgage Loan, the
     Master Servicer will reduce the Monthly Debt Service payments to account for the new lower outstanding balance.

6.   With respect to the mortgage loans listed in this Footnote 6, for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out the letter of credit and/or holdback amounts. The Cut-off Date LTV
     Ratio and, except with respect to Su Casa (Loan No. 86), LTV Ratio at
     Maturity/APD are calculated by netting out the letter of credit and/or holdback amount from the loan balance for the following mortgage loans:

          Su Casa (Loan No. 86) $505,000 cash escrow held as additional security for the loan, which amount will be released to the borrower upon the
          Mortgaged Property achieving a DSCR of at least 1.20x and evidence satisfactory to the lender that Hollywood Video is in occupancy and open for business in new space.

          Whispering Pines Apartments (Loan No. 111) $100,000 cash escrow held as additional security for the loan, which amount will be released to the borrower in quarterly payments, in amounts that cause the DSCR to be at least 1.20x, provided the occupancy is at least 90%. In the event such conditions are not satisfied prior to March 1, 2007, the lender will be required, unless the loan is in default, to hold such amounts as additional security for the loan.

7.   With respect to Loan No. 1, such loan consists of an A-2 note in the amount of $82,500,000 contributed by GACC and an A-3 note in the amount of
     $82,500,000 contributed by GECC.

8.   For those mortgage loans indicating an Appraisal As-of Date beyond the
     Cut-off Date, the Appraisal Value and the corresponding Appraisal As-of
     Date are based on stabilization.

9.   Net Rentable Area SF/Units/Keys/Beds includes square footage for ground lease tenants.

10.  With respect to the Fountain Place Office Mortgage Loan (Loan No. 2), the
     related loan documents give the borrower, under certain circumstances, the option of choosing either yield maintenance or defeasance.

                                     A-1-3

11.  For purposes of the information presented, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

12.  With respect to Loan Nos. 76 and 89, the first payment date under the loan documents is July 1, 2005. The Original Term to Maturity or APD (mos.),
     Stated Remaining Term to Maturity or APD (mos.), First Payment Date,
     Remaining Interest Only Period (mos.) and Prepayment Provisions (# of
     payments) are adjusted to reflect an interest only payment the trust will receive from the related Mortgage Loan Seller on the Closing Date.

13.  With respect to Loan Nos. 1 and 3, the applicable borrower has the right to defease the loan after the earlier of (a) two years from the date of the last securitization involving the pari passu loans and (b) three years after the closing date of the applicable loan. For purposes of the
     Prepayment Provisions (# of payments) characteristic, it was assumed this will be the last securitization of the related mortgage loan.

14.  With respect to Loan Nos. 1 and 6, the Interest Rate changes throughout the term of the loan. The Interest Rate shown is the average of the first 12 months after the Cut-off Date. The interest rates for these loans are set forth on Annex A-6 and Annex A-8, respectively.

15.  Shown from the respective mortgage loan origination date.

16.  With respect to Loan No. 79, the sole tenant has an option to purchase the property, exercisable until October, 2005. If the sole tenant exercises such purchase option, the tenant must deliver the purchase price to the borrower by October 1, 2006. Upon receipt of the purchase price from the tenant, the borrower is required to pay off the mortgage loan in full, together with a yield maintenance premium, as such term is defined in this prospectus supplement. Otherwise, prepayment is prohibited and defeasance is permitted no earlier than two years after the securitization closing date.

                                     A-1-4

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2005-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                DETAILED                                                       % OF
                PROPERTY                                                    INITIAL POOL   LOAN GROUP
      ID        NAME                                                          BALANCE     (ONE OR TWO)
--------------------------------------------------------------------------------------------------------

       8        Wellington Meadows Apartments                                   1.93%           2
      10        Jefferson Commons                                               1.68%           2
      12        Lodge at Kingwood                                               1.29%           2
      13        The Birches                                                     1.29%           1
      18        Westbrooke Village Apartments and Pine Tree Club Apartments     1.23%           1
--------------------------------------------------------------------------------------------------------
     18.1       Westbrooke Village Apartments                                   0.76%           1
     18.2       Pine Tree Club Apartments                                       0.47%           1
      19        BYU Student Housing Portfolio                                   1.13%           2
     19.1       Birch Plaza / Birchwood I & II Apartments                       0.27%           2
     19.2       Somerset Apartments                                             0.18%           2
--------------------------------------------------------------------------------------------------------
     19.3       Alpine Chalet Apartments                                        0.18%           2
     19.4       Rockland Apartments                                             0.18%           2
     19.5       Arbor Cove / Georgetown Apartments                              0.11%           2
     19.6       Brookside Village Apartments                                    0.13%           2
     19.7       Autumn Winds / West Winds Apartments                            0.08%           2
--------------------------------------------------------------------------------------------------------
      25        Campus Club                                                     1.01%           2
      27        Hilton Realty Multifamily Portfolio                             0.99%           2
     27.1       Princeton Arms South                                            0.43%           2
     27.2       Klockner Woods                                                  0.30%           2
     27.3       Crestwood Apartments                                            0.26%           2
--------------------------------------------------------------------------------------------------------
      28        Willows of Coventry                                             0.93%           2
      31        Perry's Crossing                                                0.87%           2
      33        Sterling University Trails                                      0.84%           2
      37        Melrose                                                         0.76%           2
      39        Claremont Towers                                                0.74%           1
--------------------------------------------------------------------------------------------------------
      44        Walnut Grove                                                    0.72%           1
      46        Greens @ Derby                                                  0.69%           2
      47        Pickwick Park Mobile Home Community                             0.68%           2
      48        Bancroft Hall Apartments                                        0.67%           2
      51        Morningtree Park Apartments                                     0.66%           2
--------------------------------------------------------------------------------------------------------
      52        Salt Lake Apartments                                            0.65%           2
      53        Crown Chase Apartments                                          0.63%           2
      54        Savannah Pines                                                  0.61%           1
      55        Alderwood Heights Apartments                                    0.59%           2
      60        Pointe Inverness                                                0.55%           2
--------------------------------------------------------------------------------------------------------
      61        Collegiate Hall                                                 0.53%           2
      63        Campus Edge Apartments                                          0.52%           2
      66        Vail Village Apartments                                         0.48%           2
      67        Holiday Plaza MHP                                               0.48%           2
      70        Deerfield at Windsor                                            0.44%           1
--------------------------------------------------------------------------------------------------------
      72        Campus Walk                                                     0.44%           2
      73        Village at Cabot Apartments                                     0.43%           2
      74        Lakeshore - Bay West Club MHC                                   0.43%           1
      75        Sterling MHC and El Camba MHC                                   0.41%           2
      76        Indiana Village Apartments                                      0.40%           2
--------------------------------------------------------------------------------------------------------
      80        Chandler Meadows & Chandler Estates MHCs                        0.37%           2
      81        Desert Shadows Apartments                                       0.36%           2
      87        Crestwood Student Apartments                                    0.33%           2
      89        Canyon Crossing Apartments                                      0.33%           2
      90        Biscayne Apartments                                             0.33%           2
--------------------------------------------------------------------------------------------------------
      92        Huntington Pointe                                               0.32%           2
      94        Sleepy Hollow                                                   0.31%           1
      95        Country Highlands MHC                                           0.31%           2
      100       North Cove                                                      0.29%           1
      101       Farrington Place                                                0.28%           1
--------------------------------------------------------------------------------------------------------
      106       Moors Landing Apartments                                        0.27%           1
      109       The Oaks                                                        0.26%           1
      111       Whispering Pines Apartments                                     0.25%           2
      112       Palms at Forest Hills                                           0.25%           1
      114       Sterling Crest Apartments                                       0.24%           2
--------------------------------------------------------------------------------------------------------
      116       Riverview MHC                                                   0.22%           1
      118       Lakewood Lodge                                                  0.22%           1
      119       Totem Lake Heights Apartments                                   0.21%           1
      120       The Mark MHC                                                    0.21%           1
      122       Sedgefield Apartments                                           0.21%           1
--------------------------------------------------------------------------------------------------------
      123       Bonneville Gardens MHC                                          0.21%           2
      126       Country Aire MHC                                                0.20%           1
      128       IPG - Chalet Village MHC                                        0.19%           2
      134       College Walk                                                    0.17%           2
      136       Vista MHC                                                       0.16%           2
--------------------------------------------------------------------------------------------------------
      138       Garden City Apartments                                          0.16%           1
      140       Country Meadows Mobile Home Community                           0.15%           1
      141       Stardust MHC                                                    0.14%           2
      142       Chambers Ridge                                                  0.12%           2
      143       Park Terrace MHC                                                0.12%           2
--------------------------------------------------------------------------------------------------------
      145       Lingering Lane MHC                                              0.09%           1




            % OF APPLICABLE              MORTGAGE    CUT-OFF         GENERAL            DETAILED
               LOAN GROUP      # OF        LOAN       DATE          PROPERTY            PROPERTY
      ID        BALANCE     PROPERTIES  SELLER (1)   BALANCE          TYPE                TYPE
-------------------------------------------------------------------------------------------------------

       8         7.98%           1         GACC    36,000,000      Multifamily        Conventional
      10         6.96%           1         GECC    31,400,000      Multifamily      Student Housing
      12         5.32%           1         BofA    24,000,000      Multifamily        Conventional
      13         1.70%           1         GECC    24,000,000      Multifamily        Conventional
      18         1.62%           2         BofA    22,897,907      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
     18.1        1.00%           1         BofA    14,162,502      Multifamily        Conventional
     18.2        0.62%           1         BofA     8,735,405      Multifamily        Conventional
      19         4.65%           7         GACC    21,000,000      Multifamily      Student Housing
     19.1        1.12%           1         GACC     5,033,707      Multifamily      Student Housing
     19.2        0.75%           1         GACC     3,382,022      Multifamily      Student Housing
-------------------------------------------------------------------------------------------------------
     19.3        0.73%           1         GACC     3,303,371      Multifamily      Student Housing
     19.4        0.73%           1         GACC     3,303,371      Multifamily      Student Housing
     19.5        0.45%           1         GACC     2,044,944      Multifamily      Student Housing
     19.6        0.52%           1         GACC     2,359,551      Multifamily      Student Housing
     19.7        0.35%           1         GACC     1,573,034      Multifamily      Student Housing
-------------------------------------------------------------------------------------------------------
      25         4.17%           1         GECC    18,811,000      Multifamily      Student Housing
      27         4.09%           3         GECC    18,466,613      Multifamily        Conventional
     27.1        1.76%           1         GECC     7,963,727      Multifamily        Conventional
     27.2        1.25%           1         GECC     5,655,400      Multifamily        Conventional
     27.3        1.07%           1         GECC     4,847,486      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      28         3.83%           1         GECC    17,300,000      Multifamily        Conventional
      31         3.61%           1         GECC    16,300,000      Multifamily        Conventional
      33         3.48%           1         GECC    15,725,000      Multifamily      Student Housing
      37         3.15%           1         GECC    14,193,000      Multifamily      Student Housing
      39         0.98%           1         GECC    13,800,000      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      44         0.95%           1         GECC    13,456,019      Multifamily      Independent Living
      46         2.87%           1         GECC    12,936,081      Multifamily        Conventional
      47         2.81%           1         GECC    12,700,000  Manufactured Housing Manufactured Housing
      48         2.79%           1         GECC    12,573,447      Multifamily        Conventional
      51         2.71%           1         GECC    12,250,000      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      52         2.68%           1         GECC    12,080,000      Multifamily        Conventional
      53         2.61%           1         GECC    11,786,515      Multifamily        Conventional
      54         0.81%           1         GECC    11,462,840      Multifamily     Independent Living
      55         2.44%           1         GECC    11,000,000      Multifamily        Conventional
      60         2.28%           1         GECC    10,300,000      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      61         2.20%           1         GECC     9,908,161      Multifamily      Student Housing
      63         2.14%           1         GECC     9,662,000      Multifamily      Student Housing
      66         1.97%           1         BofA     8,900,000      Multifamily        Conventional
      67         1.97%           1         GECC     8,900,000  Manufactured Housing Manufactured Housing
      70         0.58%           1         BofA     8,250,000      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      72         1.80%           1         GECC     8,133,000      Multifamily      Student Housing
      73         1.79%           1         GACC     8,090,744      Multifamily        Conventional
      74         0.57%           1         GECC     8,000,000  Manufactured Housing Manufactured Housing
      75         1.70%           1         GECC     7,675,000  Manufactured Housing Manufactured Housing
      76         1.66%           1         GACC     7,500,000      Multifamily        Conventional
-------------------------------------------------------------------------------------------------------
      80         1.52%           1         GECC     6,844,144  Manufactured Housing Manufactured Housing
      81         1.50%           1         BofA     6,750,000      Multifamily        Conventional
      87         1.37%           1         GACC     6,193,007      Multifamily      Student Housing
      89         1.37%           1         GACC     6,175,000      Multifamily        Conventional
      90         1.36%           1         BofA     6,125,000      Multifamily        Conventional
------------------------------------------------------------------------------------------------------
      92         1.33%           1         GECC     5,993,194      Multifamily        Conventional
      94         0.40%           1         GECC     5,687,495  Manufactured Housing Manufactured Housing
      95         1.26%           1         GECC     5,700,000  Manufactured Housing Manufactured Housing
      100        0.39%           1         GECC     5,492,731      Multifamily        Conventional
      101        0.37%           1         GECC     5,292,995      Multifamily        Conventional
------------------------------------------------------------------------------------------------------
      106        0.36%           1         GACC     5,100,000      Multifamily        Conventional
      109        0.34%           1         GECC     4,793,656      Multifamily        Conventional
      111        1.03%           1         GACC     4,660,000      Multifamily        Conventional
      112        0.33%           1         GECC     4,629,153      Multifamily        Conventional
      114        1.01%           1         GECC     4,550,000      Multifamily        Conventional
------------------------------------------------------------------------------------------------------
      116        0.29%           1         GECC     4,150,000  Manufactured Housing Manufactured Housing
      118        0.29%           1         GECC     4,080,747      Multifamily        Conventional
      119        0.28%           1         GECC     4,000,000      Multifamily        Conventional
      120        0.28%           1         GECC     3,986,690  Manufactured Housing Manufactured Housing
      122        0.28%           1         GECC     3,944,780      Multifamily        Conventional
------------------------------------------------------------------------------------------------------
      123        0.87%           1         GECC     3,910,977  Manufactured Housing Manufactured Housing
      126        0.26%           1         GECC     3,666,737  Manufactured Housing Manufactured Housing
      128        0.79%           1         GECC     3,582,169  Manufactured Housing Manufactured Housing
      134        0.69%           1         GECC     3,106,117      Multifamily        Student Housing
      136        0.66%           1         GECC     2,990,417  Manufactured Housing Manufactured Housing
------------------------------------------------------------------------------------------------------
      138        0.21%           1         GECC     2,950,000      Multifamily        Conventional
      140        0.20%           1         GECC     2,795,519  Manufactured Housing Manufactured Housing
      141        0.59%           1         GECC     2,646,989  Manufactured Housing Manufactured Housing
      142        0.50%           1         GECC     2,247,026      Multifamily        Conventional
      143        0.48%           1         GECC     2,185,000  Manufactured Housing Manufactured Housing
------------------------------------------------------------------------------------------------------
      145        0.12%           1         GECC     1,625,000  Manufactured Housing Manufactured Housing




                                                                                                                        NET RENTABLE
                                                                                                                       AREA SF/UNITS
  ID   ADDRESS                                            CITY              COUNTY                  STATE   ZIP CODE     KEYS/BEDS
------------------------------------------------------------------------------------------------------------------------------------

   8   9550 West Sahara Avenue                            Las Vegas         Clark                   NV       89117          332
  10   6730 4th Avenue                                    Sacramento        Sacramento              CA       95817          792
  12   938 Kingwood Drive                                 Kingwood          Harris and Montgomery   TX       77339          312
  13   1700 Birch Trail Circle                            Chesapeake        Chesapeake              VA       23320          312
  18   Various                                            Various           St. Louis               MO      Various         402
------------------------------------------------------------------------------------------------------------------------------------
 18.1  747 Westbrooke Village Drive                       Manchester        St. Louis               MO       63021          252
 18.2  2666 Regal Pine Court                              Wildwood          St. Louis               MO       63011          150
  19   Various                                            Rexburg           Madison                 ID       83440         1,638
 19.1  236 South 1st West                                 Rexburg           Madison                 ID       83440          408
 19.2  480 South 1st West                                 Rexburg           Madison                 ID       83440          288
------------------------------------------------------------------------------------------------------------------------------------
 19.3  460 South 2nd West                                 Rexburg           Madison                 ID       83440          252
 19.4  235 West 4th South                                 Rexburg           Madison                 ID       83440          238
 19.5  220 South 2nd West                                 Rexburg           Madison                 ID       83440          186
 19.6  487 South 3rd West                                 Rexburg           Madison                 ID       83440          146
 19.7  160 West 5th South                                 Rexburg           Madison                 ID       83440          120
------------------------------------------------------------------------------------------------------------------------------------
  25   211 Lanier Drive                                   Statesboro        Bulloch                 GA       30458          984
  27   Various                                            Various           Mercer                  NJ      Various         504
 27.1  43 & 46 Wiltshire Road                             Cranbury          Mercer                  NJ       08512          220
 27.2  1201 Klockner Road                                 Hamilton          Mercer                  NJ       08619          156
 27.3  1700 Klockner Road                                 Hamilton          Mercer                  NJ       08619          128
------------------------------------------------------------------------------------------------------------------------------------
  28   4499 Coventry Parkway                              Fort Wayne        Allen                   IN       46804          448
  31   1000 Valley Bluff Road                             Perrysburg        Wood                    OH       43551          296
  33   2210 Main Street                                   Lubbock           Lubbock                 TX       79401          686
  37   1601 North Lincoln Avenue                          Urbana            Champaign               IL       61801          865
  39   776 Eves Drive, 779 Eves Drive                     Hillsborough      Somerset                NJ       08844          166
------------------------------------------------------------------------------------------------------------------------------------
  44   4901 South 153rd Street                            Omaha             Douglas                 NE       68137          128
  46   1500 East Tall Tree Road                           Derby             Sedgwick                KS       67037          336
  47   1 Pickwick Park Drive                              Greenacres City   Palm Beach              FL       33463          369
  48   1031 Essex Court                                   Virginia Beach    Virginia Beach City     VA       23454          244
  51   8101 83rd Avenue Southwest                         Lakewood          Pierce                  WA       98498          403
------------------------------------------------------------------------------------------------------------------------------------
  52   4000 South Redwood Road                            West Valley City  Salt Lake               UT       84123          437
  53   2929 East 95th Street South                        Tulsa             Tulsa                   OK       74137          288
  54   3900 Pine Lake Road                                Lincoln           Lancaster               NE       68516          119
  55   18124 36th Avenue West                             Lynnwood          Snohomish               WA       98037          272
  60   7051 Pointe Inverness Way                          Fort Wayne        Allen                   IN       46804          248
------------------------------------------------------------------------------------------------------------------------------------
  61   500 Palisades Drive South                          Birmingham        Jefferson               AL       35209          530
  63   105 Doleac Drive                                   Hattiesburg       Lamar                   MS       39401          553
  66   3840 Frankford Road                                Dallas            Denton                  TX       75287          259
  67   2256 Haverhill Road North                          West Palm Beach   Palm Beach              FL       33417          266
  70   640 Windsor Avenue                                 Windsor           Hartford                CT       06095          176
------------------------------------------------------------------------------------------------------------------------------------
  72   401 Hathorn Road                                   Oxford            Lafayette County        MS       38655          432
  73   400 Northport Drive                                Cabot             Lonoke                  AR       72023          216
  74   9315 Memorial Avenue                               Tampa             Hillsborough            FL       33615          378
  75   50 River Triangle / 1841 George Jenkins Boulevard  Lakeland          Polk                    FL    33801 / 33815     441
  76   701 North Indiana Avenue                           Lubbock           Lubbock                 TX       79415          288
------------------------------------------------------------------------------------------------------------------------------------
  80   501 East Ray Road & 200 East Ivanhoe Road          Chandler          Maricopa                AZ       85225          200
  81   550 Heimer Road                                    San Antonio       Bexar                   TX       78232          204
  87   1800 North State Street                            Provo             Utah                    UT       84604          340
  89   2302 West Loop 289                                 Lubbock           Lubbock                 TX       79407          208
  90   5401 Old National Highway                          College Park      Fulton                  GA       30349          370
------------------------------------------------------------------------------------------------------------------------------------
  92   6801 Wolflin Avenue                                Amarillo          Potter                  TX       79106          216
  94   1309 Mohrs Lane                                    Middle River      Baltimore               MD       21220          187
  95   1444 Michigan Avenue                               Beaumont          Riverside               CA       92223          181
  100  7950 Crossroads Drive                              North Charleston  Charleston              SC       29406          200
  101  7927 St. Ives Road                                 North Charleston  Charleston              SC       29406          168
------------------------------------------------------------------------------------------------------------------------------------
  106  294 Merion Avenue                                  Carneys Point     Salem                   NJ       08069          108
  109  1850 Ashley Crossing Lane                          Charleston        Charleston              SC       29414          200
  111  6 Mary Anna Drive                                  Fitchburg         Worcester               MA       01420           90
  112  2940 Forest Hills Boulevard                        Coral Springs     Broward                 FL       33065          103
  114  7001 Silber Road                                   Arlington         Tarrant                 TX       76006          208
------------------------------------------------------------------------------------------------------------------------------------
  116  15758 South East Highway 224                       Clackamas         Clackamas               OR       97015          129
  118  6000 Mabeline Road                                 Hanahan           Berkeley                SC       29406          130
  119  12414 North East 127th Court                       Kirkland          King                    WA       98034           92
  120  3200 Thirteenth Street                             St. Cloud         Osceola                 FL       34769          325
  122  4755 Country Club Road                             Winston-Salem     Forsyth                 NC       27104          144
------------------------------------------------------------------------------------------------------------------------------------
  123  705 South Redwood Road                             Salt Lake City    Salt Lake City          UT       84104          120
  126  8220 West Highway 71                               Austin            Travis                  TX       78735          153
  128  205 South 54th Street                              Springfield       Lane                    OR       97478          146
  134  210 Lanier Drive                                   Statesboro        Bulloch                 GA       30458          230
  136  9600 Central Avenue Southwest                      Albuquerque       Bernalillo              NM       87121          182
------------------------------------------------------------------------------------------------------------------------------------
  138  706 Pathfinders Way                                Garden City       Horry County            SC       29576           89
  140  5000 Country Meadows Court                         Brandon           Rankin                  MS       39042          229
  141  2250 West Mill Street                              Colton            San Bernardino          CA       92324          103
  142  1700 Chambers Drive                                Matthews          Mecklenburg             NC       28105          100
  143  3435 West Street Joseph Street                     Lansing           Ingham                  MI       48917          158
------------------------------------------------------------------------------------------------------------------------------------
  145  205 Lingering Lane                                 Deland            Volusia                 FL       32724           85




             LOAN PER NET
            RENTABLE AREA        OCCUPANCY   OCCUPANCY   ELEVATOR(S)                 UTILITIES
  ID      SF/UNITS/KEYS/BEDS       RATE      AS-OF DATE    (YES/NO)               PAID BY TENANT
---------------------------------------------------------------------------------------------------------------------

   8          108,433.73           99.1%     3/30/2005        No                   Electric, Gas
  10          39,646.46            99.0%      2/3/2005        No                       None
  12          76,923.08            94.9%      4/1/2005        No              Electric, Water, Sewer
  13          76,923.08            93.3%     2/25/2005        No            Electric, Water, Sewer, Gas
  18          56,959.97            95.8%     3/15/2005        No              Electric, Water, Sewer
---------------------------------------------------------------------------------------------------------------------
 18.1         56,200.40            96.8%     3/15/2005        No              Electric, Water, Sewer
 18.2         58,236.03            94.0%     3/15/2005        No              Electric, Water, Sewer
  19          12,820.51            95.8%     2/28/2005        No                       None
 19.1         12,337.52            95.1%     2/28/2005        No                       None
 19.2         11,743.13            94.1%     2/28/2005        No                       None
---------------------------------------------------------------------------------------------------------------------
 19.3         13,108.62            98.8%     2/28/2005        No                       None
 19.4         13,879.71            94.5%     2/28/2005        No                       None
 19.5         10,994.32            92.5%     2/28/2005        No                       None
 19.6         16,161.31           100.0%     2/28/2005        No                       None
 19.7         13,108.62            99.2%     2/28/2005        No                       None
---------------------------------------------------------------------------------------------------------------------
  25          19,116.87            97.4%     4/19/2005        No                       None
  27          36,640.10            90.5%     11/17/2004       No                     Electric
 27.1         36,198.76            90.0%     11/17/2004       No                     Electric
 27.2         36,252.57            87.8%     11/17/2004       No                     Electric
 27.3         37,870.98            94.5%     11/17/2004       No                     Electric
---------------------------------------------------------------------------------------------------------------------
  28          38,616.07            91.1%     12/23/2004       No                   Electric, Gas
  31          55,067.57            91.9%     12/23/2004       No                   Electric, Gas
  33          22,922.74            96.1%     1/18/2005        No                  Electric, Water
  37          16,408.09            98.5%      2/9/2005        No                       None
  39          83,132.53            93.4%     1/31/2005       Yes                     Electric
---------------------------------------------------------------------------------------------------------------------
  44          105,125.15           89.1%      1/1/2005       Yes                       None
  46          38,500.24            92.6%     11/30/2004       No                     Electric
  47          34,417.34            98.1%     11/30/2004                     Electric, Water, Sewer, Gas
  48          51,530.52            96.7%     11/25/2004       No                  Electric, Water
  51          30,397.02            95.8%     3/21/2005        No                  Electric, Sewer
---------------------------------------------------------------------------------------------------------------------
  52          27,643.02            97.7%     4/26/2005        No                     Electric
  53          40,925.40            95.5%      2/1/2005        No                  Electric, Water
  54          96,326.39            82.4%      2/1/2005       Yes                       None
  55          40,441.18            97.1%      2/3/2005        No                     Electric
  60          41,532.26            94.8%     11/30/2004       No                     Electric
---------------------------------------------------------------------------------------------------------------------
  61          18,694.64            97.9%     1/18/2005        No              Electric, Water, Sewer
  63          17,471.97            88.8%      2/1/2005        No                       None
  66          34,362.93            88.0%      3/3/2005        No              Electric, Water, Sewer
  67          33,458.65            95.1%      2/4/2005                        Electric, Water, Sewer
  70          46,875.00            92.1%     1/13/2005        No                     Electric
---------------------------------------------------------------------------------------------------------------------
  72          18,826.39            98.1%     12/10/2004       No                       None
  73          37,457.15            92.6%     1/26/2005        No                   Electric, Gas
  74          21,164.02            74.6%      1/3/2005                        Electric, Water, Sewer
  75          17,403.63            98.2%      1/1/2005           Sterling: Electric, Gas / El Camba: Electric, Sewer
  76          26,041.67            90.6%     3/21/2005        No                       None
---------------------------------------------------------------------------------------------------------------------
  80          34,220.72            97.5%      1/6/2005                      Electric, Water, Sewer, Gas
  81          33,088.24            90.7%     3/24/2005        No              Electric, Water, Sewer
  87          18,214.73            97.6%     3/31/2005        No                   Electric, Gas
  89          29,687.50            90.4%     3/21/2005        No                       None
  90          16,554.05            90.8%     2/23/2005        No                      Electric
---------------------------------------------------------------------------------------------------------------------
  92          27,746.27            93.5%     12/20/2004       No            Electric, Water, Sewer, Gas
  94          30,414.41           100.0%     12/31/2004                     Electric, Water, Sewer, Gas
  95          31,491.71            95.6%     2/24/2005                             Electric, Gas
  100         27,463.65            83.5%     1/25/2005        No                     Electric
  101         31,505.92            89.3%     1/25/2005        No                     Electric
---------------------------------------------------------------------------------------------------------------------
  106         47,222.22            99.1%     12/6/2004        No            Electric, Water, Sewer, Gas
  109         23,968.28            84.5%     1/25/2005        No                     Electric
  111         51,777.78            87.8%     2/15/2005        No                     Electric
  112         44,943.24            99.0%     11/22/2004      Yes                     Electric
  114         21,875.00            95.2%     12/1/2004        No                     Electric
---------------------------------------------------------------------------------------------------------------------
  116         32,170.54            83.3%     2/28/2005                             Electric, Gas
  118         31,390.36            97.7%     12/14/2004       No              Electric, Water, Sewer
  119         43,478.26            97.8%      2/3/2005        No                     Electric
  120         12,266.74            94.5%     11/16/2004                     Electric, Water, Sewer, Gas
  122         27,394.30            89.6%     1/25/2005        No                     Electric
---------------------------------------------------------------------------------------------------------------------
  123         32,591.47            95.8%     12/10/2004                     Electric, Water, Sewer, Gas
  126         23,965.60            98.7%     10/19/2004                       Electric, Water, Sewer
  128         24,535.41            99.0%      9/1/2004                               Electric
  134         13,504.85            94.3%     12/16/2004       No              Electric, Water, Sewer
  136         16,430.86            92.3%     11/16/2004                     Electric, Water, Sewer, Gas
---------------------------------------------------------------------------------------------------------------------
  138         33,146.07            91.0%      2/3/2005        No               Electric, Sewer, Gas
  140         12,207.50            85.6%     2/18/2005                      Electric, Water, Sewer, Gas
  141         25,698.92           100.0%     1/12/2005                         Electric, Water, Gas
  142         22,470.26            87.0%     1/25/2005        No                     Electric,
  143         13,829.11            87.3%      1/7/2005                             Electric, Gas
---------------------------------------------------------------------------------------------------------------------
  145         19,117.65            96.5%     10/13/2004                              Electric





                          STUDIOS                          1 BEDROOM                           2 BEDROOM
            ---------------------------------   --------------------------------    ---------------------- -----------
               #     AVG RENT PER     MAX         #     AVG RENT PER     MAX          #     AVG RENT PER       MAX
      ID     UNITS      MO. ($)    RENT ($)     UNITS     MO. ($)     RENT ($)      UNITS     MO. ($)        RENT ($)
---------------------------------------------------------------------------------------------------------- --------------

       8                                         140        790          860         172        948           1,060
      10                                          36        833          912         108       1,159          1,596
      12                                         180        755          801         132        995           1,175
      13                                         120        874         1,695        192        956           1,995
      18                                          72        622          628         282        730             825
---------------------------------------------------------------------------------------------------------- -------------
     18.1                                         32        614          614         192        709             825
     18.2                                         40        628          628          90        775             823
      19                                          19        453          499          23        974           1,048
     19.1                                         1         350          350
     19.2
---------------------------------------------------------------------------------------------------------- -------------
     19.3
     19.4                                         18        459          499          22        991           1,048
     19.5
     19.6                                                                             1         598             598
     19.7
---------------------------------------------------------------------------------------------------------- -------------
      25                                                                              24        990             990
      27                                         303        809          990         201        889           1,020
     27.1                                         92        876          990         128        924           1,020
     27.2                                        115        722          795          41        738             920
     27.3                                         96        848          915          32        945           1,020
---------------------------------------------------------------------------------------------------------- -------------
      28                                         240        516          615         208        667             705
      31                                         156        699          740         140        850             875
      33                                          48        580          580          36        956             960
      37                                                                              72       1,019          1,151
      39                                          77        951         1,095         89       1,167          1,385
---------------------------------------------------------------------------------------------------------- -------------
      44       2         1,395       1,395        88       1,588        1,879         36       2,517           2,525
      46                                         112        529          595         224        627              695
      47
      48                                          28        648          705         154        739              924
      51                                         230        442          469         173        558              615
---------------------------------------------------------------------------------------------------------- -------------
      52      144         375         420        288        419          465          5         533              650
      53                                         120        551          720         168        686              940
      54                                          87       1,377        1,847         32       2,388           2,462
      55      112         653         655         63        793          795          97        852              855
      60                                         136        525          615         112        667              730
---------------------------------------------------------------------------------------------------------- -------------
      61
      63                                                                              36        943              970
      66       43         477         479        208        712          770          8         970              970
      67
      70                                          44        750          750         132        894              932
---------------------------------------------------------------------------------------------------------- -------------
      72
      73                                          54        435          435         108        550              575
      74
      75
      76                                         160        429          449         128        592              599
---------------------------------------------------------------------------------------------------------- -------------
      80
      81                                         140        517          571          64        678              690
      87
      89                                         144        491          539          64        629              649
      90       48         445         445        114        566          581         163        698              718
---------------------------------------------------------------------------------------------------------- -------------
      92                                         120        477          481          96        598              602
      94
      95
      100                                         64        622          740         112        717              790
      101                                         84        638          665          60        754              785
---------------------------------------------------------------------------------------------------------- -------------
      106                                         36        607          660          54        725              780
      109                                         80        630          660         120        785              785
      111                                                                             90        716              785
      112                                         50        699          725          51        791              835
      114                                        108        524          566         100        653              734
---------------------------------------------------------------------------------------------------------- -------------
      116
      118                                         16        523          555         114        599              729
      119                                         36        715          725          56        896              918
      120
      122                                         58        638          695          86        738              840
---------------------------------------------------------------------------------------------------------- -------------
      123
      126
      128
      134      2          399         399                                             1         550              550
      136
---------------------------------------------------------------------------------------------------------- -------------
      138                                         34        494          495          36        621              625
      140
      141
      142                                         60        568          689          40        701              834
      143
---------------------------------------------------------------------------------------------------------- -------------
      145





                    3 BEDROOM                                 4 BEDROOM
         -----------------------------------     ----------------------------------
                #      AVG RENT PER    MAX           #     AVG RENT PER     MAX
      ID      UNITS      MO. ($)    RENT ($)       UNITS     MO. ($)     RENT ($)
-----------------------------------------------------------------------------------

       8        20        1,204       1,285
      10        36        1,661       1,707         108       1,992        2,276
      12
      13
      18        48         981        1,012
-----------------------------------------------------------------------------------
     18.1       28         962        1,012
     18.2       20        1,007       1,007
      19       201        1,403       1,750          57       1,462        2,821
     19.1       66        1,415       1,750          1        1,658        1,658
     19.2       48        1,274       1,352
-----------------------------------------------------------------------------------
     19.3       42        1,533       1,575
     19.4       19        1,456       1,509
     19.5       26        1,359       1,654          2        2,515        2,821
     19.6                                            24       1,796        1,796
     19.7                                            30       1,119        1,200
-----------------------------------------------------------------------------------
      25        72        1,263       1,290         180       1,577        1,600
      27
     27.1
     27.2
     27.3
-----------------------------------------------------------------------------------
      28
      31
      33        60        1,316       1,320          96       1,711        1,720
      37        72        1,371       1,598         126       1,636        2,043
      39
-----------------------------------------------------------------------------------
      44        2         2,940       2,940
      46
      47
      48        62         905        1,024
      51
-----------------------------------------------------------------------------------
      52
      53
      54
      55
      60
-----------------------------------------------------------------------------------
      61       176        1,064       1,200
      63                                            120       1,408        1,580
      66
      67
      70
-----------------------------------------------------------------------------------
      72                                            108       1,680        1,720
      73        54         625         625
      74
      75
      76
-----------------------------------------------------------------------------------
      80
      81
      87                                             85       1,132        1,160
      89
      90        45         850         993
-----------------------------------------------------------------------------------
      92
      94
      95
      100       24         872         940
      101       24         910         960
-----------------------------------------------------------------------------------
      106       18         850         860
      109
      111
      112       2         1,100       1,100
      114
-----------------------------------------------------------------------------------
      116
      118
      119
      120
      122
-----------------------------------------------------------------------------------
      123
      126
      128
      134       2          673         673           55        736          796
      136
-----------------------------------------------------------------------------------
      138       19         716         725
      140
      141
      142
      143
-----------------------------------------------------------------------------------
      145


FOOTNOTES FOR ANNEX A-2

   1. GECC -- General Electric Capital Corporation, GACC -- German American
      Capital Corporation, BofA -- Bank of America, N.A.

                                     A-2-2

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-3
                 CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
              TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS



                                                                % OF
                               NUMBER OF      AGGREGATE       INITIAL    NUMBER OF
                               MORTGAGED     CUT-OFF DATE       POOL      UNITS OR
PROPERTY TYPE                 PROPERTIES       BALANCE        BALANCE      NRA(3)
-------------                ------------ ----------------- ----------- -----------

Multifamily ................       73      $  615,311,868       33.01%      19,518
 Multifamily ...............       56         528,265,733       28.34       15,866
 Manufactured Housing ......       17          87,046,135        4.67        3,652
Office .....................       15         521,873,279       28.00    5,104,370
Retail(2) ..................       41         408,338,750       21.90    3,540,074
Hotel ......................        9         140,955,916        7.56        1,709
Self Storage ...............       22          99,717,031        5.35    1,628,131
Industrial .................        5          47,173,821        2.53      560,636
Mixed Use ..................        2          30,767,311        1.65      191,127
                                  ---      --------------      ------
TOTAL/WEIGHTED AVERAGE .....      167      $1,864,137,976      100.00%
                                  ===      ==============      ======

                                                                 WEIGHTED AVERAGES
                             -----------------------------------------------------------------------------------------
                               CUT-OFF DATE                STATED
                              BALANCE PER #              REMAINING                              CUT-OFF
                               OF UNITS OR    MORTGAGE      TERM                               DATE LTV   LTV RATIO AT
PROPERTY TYPE                     NRA(3)        RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO      MATURITY
---------------------------- --------------- ---------- ----------- -------------- ---------- ---------- -------------

Multifamily ................     $ 44,070       5.094%       98           94.2%        1.54x     70.21%       63.07%
 Multifamily ...............     $ 46,935       5.087%       99           94.3%        1.56x     69.53%       62.46%
 Manufactured Housing ......     $ 26,683       5.139%       89           93.8%        1.44x     74.36%       66.78%
Office .....................     $    254       5.394%       83           96.5%        1.80x     62.85%       57.56%
Retail(2) ..................     $    152       5.350%      119           95.4%        1.42x     72.44%       63.78%
Hotel ......................     $137,658       5.192%      107           78.6%        2.00x     60.46%       51.59%
Self Storage ...............     $     75       5.415%      106           86.6%        1.50x     71.02%       60.49%
Industrial .................     $     85       5.660%      104           93.7%        1.30x     74.48%       67.27%
Mixed Use ..................     $    218       5.362%      119          100.0%        1.28x     78.49%       67.01%
TOTAL/WEIGHTED AVERAGE .....                    5.278%      100                        1.61X     68.19%       60.85%


                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1



                                                                % OF
                                                              INITIAL                 CUT-OFF DATE
                               NUMBER OF      AGGREGATE         LOAN     NUMBER OF   BALANCE PER #
                               MORTGAGED     CUT-OFF DATE     GROUP 1     UNITS OR    OF UNITS OR
PROPERTY TYPE                 PROPERTIES       BALANCE        BALANCE      NRA(3)        NRA(3)
-------------                ------------ ----------------- ----------- ----------- ---------------

Office .....................       15      $  521,873,279       36.94%   5,104,370      $    254
Retail(4) ..................       41         408,338,750       28.90    3,540,074      $    152
Multifamily ................       23         164,062,268       11.61        4,023      $ 56,506
 Multifamily ...............       16         134,150,828        9.49        2,537      $ 64,053
 Manufactured Housing ......        7          29,911,440        2.12        1,486      $ 22,659
Hotel ......................        9         140,955,916        9.98        1,709      $137,658
Self Storage ...............       22          99,717,031        7.06    1,628,131      $     75
Industrial .................        5          47,173,821        3.34      560,636      $     85
Mixed Use ..................        2          30,767,311        2.18      191,127      $    218
                                   --      --------------      ------
TOTAL/WEIGHTED AVERAGE .....      117      $1,412,888,376      100.00%
                                  ===      ==============      ======

                                                         WEIGHTED AVERAGES
                             -------------------------------------------------------------------------
                                           STATED
                                         REMAINING                              CUT-OFF
                              MORTGAGE      TERM                               DATE LTV   LTV RATIO AT
PROPERTY TYPE                   RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO      MATURITY
-------------                ---------- ----------- -------------- ---------- ---------- -------------

Office .....................   5.394%       83           96.5%        1.80x     62.85%       57.56%
Retail(4) ..................   5.350%      119           95.4%        1.42x     72.44%       63.78%
Multifamily ................   5.199%      113           91.3%        1.48x     69.23%       59.62%
 Multifamily ...............   5.180%      113           92.0%        1.47x     68.82%       59.45%
 Manufactured Housing ......   5.287%      113           88.5%        1.53x     71.07%       60.38%
Hotel ......................   5.192%      107           78.6%        2.00x     60.46%       51.59%
Self Storage ...............   5.415%      106           86.6%        1.50x     71.02%       60.49%
Industrial .................   5.660%      104           93.7%        1.30x     74.48%       67.27%
Mixed Use ..................   5.362%      119          100.0%        1.28x     78.49%       67.01%
TOTAL/WEIGHTED AVERAGE .....   5.348%      102                        1.62X     67.43%       59.74%


                                     A-3-1

                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2



                                                                 % OF
                                                                INITIAL
                                   NUMBER OF     AGGREGATE       LOAN
                                   MORTGAGED   CUT-OFF DATE     GROUP 2      NUMBER OF
PROPERTY TYPE                     PROPERTIES      BALANCE       BALANCE    UNITS OR PADS
-------------                    ------------ -------------- ------------ ---------------

Multifamily ....................      50       $451,249,601     100.00%       15,495
 Multifamily ...................      40        394,114,905      87.34        13,329
 Manufactured Housing ..........      10         57,134,695      12.66         2,166
                                      --       ------------     ------
TOTAL/WEIGHTED AVERAGE .........      50       $451,249,601     100.00%
                                      ==       ============     ======

                                                                                WEIGHTED AVERAGES
                                                    -------------------------------------------------------------------------
                                                                  STATED
                                    CUT-OFF DATE                REMAINING                              CUT-OFF
                                    BALANCE PER #    MORTGAGE      TERM                               DATE LTV   LTV RATIO AT
PROPERTY TYPE                     OF UNITS OR PADS     RATE       (MOS.)    OCCUPANCY(5)     DSCR       RATIO      MATURITY
-------------------------------- ------------------ ---------- ----------- -------------- ---------- ---------- -------------

Multifamily ....................      $39,549         5.056%       92          95.2%         1.57x     70.57%       64.33%
 Multifamily ...................      $41,108         5.055%       94          95.0%         1.59x     69.77%       63.49%
 Manufactured Housing ..........      $28,790         5.061%       76          96.6%         1.40x     76.08%       70.14%
TOTAL/WEIGHTED AVERAGE .........                      5.056%       92                        1.57X     70.57%       64.33%

                                     A-3-2

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                                                 WEIGHTED AVERAGES
                                                              --------------------------------------------------------
                                                      % OF                  STATED                CUT-OFF
                        NUMBER      AGGREGATE       INITIAL               REMAINING                 DATE     LTV RATIO
RANGE OF MORTGAGE         OF       CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV         AT
RATES                    LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO     MATURITY
-----                  -------- ----------------- ----------- ---------- ----------- ---------- ----------- ----------

4.240% - 4.999% ......     31    $  452,180,276       24.26%     4.785%       88       1.95x       63.58%     57.68%
5.000% - 5.399% ......     55       776,513,219       41.66      5.262%       96       1.61x       66.92%     61.71%
5.400% - 5.799% ......     44       508,890,105       27.30      5.544%      113       1.36x       72.62%     63.83%
5.800% - 5.999% ......      9       100,124,948        5.37      5.869%      116       1.42x       73.28%     56.23%
6.000% - 6.199% ......      1        15,000,000        0.80      6.160%      119       1.25x       76.92%     69.72%
6.200% - 8.360% ......      2        11,429,428        0.61      7.598%       59       1.17x       82.94%     23.98%
                          ---    --------------      ------
TOTAL/WEIGHTED
 AVERAGE .............    142    $1,864,137,976      100.00%     5.278%      100       1.61X       68.19%     60.85%
                          ===    ==============      ======


          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                 WEIGHTED AVERAGES
                                                              --------------------------------------------------------
                                                      % OF
                                                    INITIAL                 STATED                CUT-OFF
                        NUMBER      AGGREGATE         LOAN                REMAINING                 DATE     LTV RATIO
RANGE OF MORTGAGE         OF       CUT-OFF DATE     GROUP 1    MORTGAGE      TERM                   LTV         AT
RATES                    LOANS       BALANCE        BALANCE      RATE       (MOS.)      DSCR       RATIO     MATURITY
-----                  -------- ----------------- ----------- ---------- ----------- ---------- ----------- ----------

4.480% - 4.999% ......     13    $  271,151,106       19.19%     4.851%       94       2.01x       62.93%     57.27%
5.000% - 5.399% ......     39       581,853,906       41.18      5.275%       97       1.69x       64.66%     59.50%
5.400% - 5.799% ......     36       433,328,988       30.67      5.550%      112       1.37x       71.88%     63.02%
5.800% - 5.999% ......      9       100,124,948        7.09      5.869%      116       1.42x       73.28%     56.23%
6.000% - 6.199% ......      1        15,000,000        1.06      6.160%      119       1.25x       76.92%     69.72%
6.200% - 8.360% ......      2        11,429,428        0.81      7.598%       59       1.17x       82.94%     23.98%
                          ---    --------------      ------
TOTAL/WEIGHTED
 AVERAGE .............    100    $1,412,888,376      100.00%     5.348%      102       1.62X       67.43%     59.74%
                          ===    ==============      ======


          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                             WEIGHTED AVERAGES
                                                          --------------------------------------------------------
                                                  % OF
                                                INITIAL                 STATED                CUT-OFF
                       NUMBER     AGGREGATE       LOAN                REMAINING                 DATE     LTV RATIO
RANGE OF MORTGAGE        OF     CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV         AT
RATES                   LOANS      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO     MATURITY
-----                 -------- -------------- ----------- ---------- ----------- ---------- ----------- ----------

4.240% - 4.999% .....    18    $181,029,171       40.12%    4.685%        79       1.87x       64.56%     58.30%
5.000% - 5.399% .....    16     194,659,313       43.14     5.225%        93       1.38x       73.70%     68.32%
5.400% - 5.570% .....     8      75,561,117       16.74     5.508%       118       1.31x       76.88%     68.49%
                         --    ------------      ------
TOTAL/WEIGHTED
 AVERAGE ............    42    $451,249,601      100.00%    5.056%        92       1.57X       70.57%     64.33%
                         ==    ============      ======


                                     A-3-3

      MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--ALL MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                                                        % OF                    STATED                CUT-OFF
                       NUMBER OF      AGGREGATE       INITIAL                 REMAINING                 DATE     LTV RATIO
                       MORTGAGED     CUT-OFF DATE       POOL       MORTGAGE      TERM                   LTV         AT
STATE/LOCATION        PROPERTIES       BALANCE        BALANCE        RATE       (MOS.)      DSCR       RATIO     MATURITY
--------------        ----------   ---------------  -----------   ---------- ----------- ---------- ----------- ----------

New York ...........        9      $  346,138,864       18.57%       5.408%       79        1.83x      59.72%     55.61%
California(A) ......       24         285,048,439       15.29        5.545%      104        1.45x      70.34%     59.41%
 Southern ..........       17         204,214,366       10.95        5.511%      105        1.43x      71.73%     61.50%
 Northern ..........        7          80,834,072        4.34        5.631%      100        1.50x      66.85%     54.11%
Texas ..............       19         247,329,714       13.27        5.154%       87        1.72x      71.24%     68.15%
Florida ............       12         148,602,712        7.97        5.002%      110        1.85x      66.83%     57.18%
Georgia ............       11         109,742,139        5.89        5.120%      107        1.86x      64.53%     62.02%
Arizona ............        6          66,285,281        3.56        5.204%      125        1.27x      75.28%     63.80%
Nevada .............        4          63,200,000        3.39        5.330%      119        1.25x      76.10%     69.74%
New Jersey .........        9          62,112,789        3.33        5.210%      109        1.26x      70.57%     56.68%
Minnesota ..........        6          52,900,205        2.84        5.496%      128        1.66x      65.84%     55.17%
Virginia ...........        4          45,254,839        2.43        5.453%      119        1.28x      72.41%     62.77%
Washington .........        4          36,000,000        1.93        5.262%      119        1.43x      65.61%     57.34%
Connecticut ........        3          33,181,834        1.78        5.307%      119        1.26x      76.18%     66.58%
Indiana ............        2          27,600,000        1.48        5.070%       58        1.26x      79.88%     75.11%
Missouri ...........        4          26,571,420        1.43        5.544%      119        1.21x      73.83%     65.02%
Nebraska ...........        2          24,918,859        1.34        4.963%      118        1.58x      68.46%     51.29%
Colorado ...........        2          23,450,224        1.26        5.413%      118        1.36x      78.70%     67.40%
South Carolina .....        5          22,610,129        1.21        4.721%       94        2.03x      55.77%     47.88%
Utah ...............        3          22,183,984        1.19        5.360%      109        1.29x      79.94%     67.96%
North Carolina .....        3          21,191,806        1.14        4.699%       65        1.96x      63.13%     60.96%
Idaho ..............        7          21,000,000        1.13        5.570%      120        1.21x      78.65%     73.15%
Mississippi ........        3          20,590,519        1.10        4.690%       76        2.26x      57.48%     55.18%
Illinois ...........        3          19,754,973        1.06        4.772%       81        1.85x      64.61%     62.81%
Oregon .............        3          16,492,169        0.88        5.299%      105        1.73x      65.83%     58.72%
Ohio ...............        1          16,300,000        0.87        4.970%       58        1.28x      76.53%     71.87%
Michigan ...........        5          14,574,773        0.78        5.563%      110        1.32x      72.81%     62.71%
Maryland ...........        2          13,887,495        0.74        5.438%      119        1.29x      78.03%     67.77%
Maine ..............        1          13,539,482        0.73        5.450%      116        1.48x      64.47%     54.00%
Kansas .............        1          12,936,081        0.69        4.910%      116        1.40x      68.08%     56.08%
Oklahoma ...........        1          11,786,515        0.63        5.270%      119        1.51x      68.53%     56.89%
Alabama ............        1           9,908,161        0.53        4.610%       82        2.16x      56.30%     56.30%
Pennsylvania .......        2           9,543,264        0.51        5.531%      119        1.37x      72.80%     59.99%
Arkansas ...........        1           8,090,744        0.43        5.270%      119        1.38x      77.80%     64.59%
Massachusetts ......        1           4,660,000        0.25        5.210%       82        1.21x      82.91%     76.58%
New Mexico .........        1           2,990,417        0.16        5.060%      118        1.71x      58.64%     44.08%
Tennessee ..........        1           2,561,934        0.14        5.785%      116        1.25x      63.77%     49.59%
Kentucky ...........        1           1,198,210        0.06        5.785%      116        1.25x      63.77%     49.59%
                          ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........      167      $1,864,137,976      100.00%       5.278%      100        1.61X      68.19%     60.85%
                          ===      ==============      ======


----------
(A)   Northern California properties have a zip code greater than 93600.
      Southern California properties have a zip code less than 93600.

                                     A-3-4

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--LOAN GROUP 1



                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                                         % OF
                                                       INITIAL                   STATED                CUT-OFF
                        NUMBER OF      AGGREGATE         LOAN                  REMAINING                 DATE     LTV RATIO
                        MORTGAGED     CUT-OFF DATE     GROUP 1      MORTGAGE      TERM                   LTV         AT
STATE/LOCATION         PROPERTIES       BALANCE        BALANCE        RATE       (MOS.)      DSCR       RATIO     MATURITY
--------------------- ------------ ----------------- -----------   ---------- ----------- ---------- ----------- ----------

New York ............        9      $  346,138,864       24.50%       5.408%       79        1.83x      59.72x     55.61x
California(A) .......       21         245,301,450       17.36        5.607%      107        1.41x      71.45x     59.07x
 Southern ...........       15         195,867,378       13.86        5.520%      105        1.44x      71.58x     61.32x
 Northern ...........        6          49,434,072        3.50        5.955%      111        1.31x      70.95x     50.12x
Texas ...............       11         167,736,519       11.87        5.175%       88        1.74x      70.67x     67.47x
Florida .............        9         119,327,712        8.45        4.984%      118        1.97x      64.00x     53.02x
Georgia .............        8          81,700,022        5.78        5.297%      119        1.72x      65.43x     62.85x
Arizona .............        5          59,441,138        4.21        5.238%      133        1.27x      74.79x     62.69x
Minnesota ...........        6          52,900,205        3.74        5.496%      128        1.66x      65.84x     55.17x
New Jersey ..........        6          43,646,177        3.09        5.451%      105        1.28x      76.02x     70.32x
Connecticut .........        3          33,181,834        2.35        5.307%      119        1.26x      76.18x     66.58x
Virginia ............        3          32,681,392        2.31        5.493%      120        1.26x      72.46x     63.75x
Nevada ..............        3          27,200,000        1.93        5.455%      119        1.31x      73.23x     66.18x
Missouri ............        4          26,571,420        1.88        5.544%      119        1.21x      73.83x     65.02x
Nebraska ............        2          24,918,859        1.76        4.963%      118        1.58x      68.46x     51.29x
Colorado ............        2          23,450,224        1.66        5.413%      118        1.36x      78.70x     67.40x
North Carolina ......        2          18,944,780        1.34        4.725%       62        1.97x      63.61x     62.04x
South Carolina ......        5          22,610,129        1.60        4.721%       94        2.03x      55.77x     47.88x
Maryland ............        2          13,887,495        0.98        5.438%      119        1.29x      78.03x     67.77x
Maine ...............        1          13,539,482        0.96        5.450%      116        1.48x      64.47x     54.00x
Oregon ..............        2          12,910,000        0.91        5.418%      118        1.79x      62.95x     55.46x
Washington ..........        2          12,750,000        0.90        5.319%      119        1.32x      68.16x     60.27x
Michigan ............        4          12,389,773        0.88        5.664%      119        1.25x      76.02x     64.71x
Pennsylvania ........        2           9,543,264        0.68        5.531%      119        1.37x      72.80x     59.99x
Illinois ............        2           5,561,973        0.39        5.184%       78        1.33x      74.06x     67.65x
Mississippi .........        1           2,795,519        0.20        5.320%      119        1.31x      69.89x     52.94x
Tennessee ...........        1           2,561,934        0.18        5.785%      116        1.25x      63.77x     49.59x
Kentucky ............        1           1,198,210        0.08        5.785%      116        1.25x      63.77x     49.59x
                            --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ............      117      $1,412,888,376      100.00%       5.348%      102        1.62X      67.43X     59.74X
                           ===      ==============      ======


----------
(A)  Northern California properties have a zip code greater than 93600.
     Southern California properties have a zip code less than 93600.

                                     A-3-5

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION(1)--LOAN GROUP 2



                                                                                  WEIGHTED AVERAGES
                                                               --------------------------------------------------------
                                                     % OF
                                                   INITIAL                   STATED                CUT-OFF
                       NUMBER OF     AGGREGATE       LOAN                  REMAINING                 DATE     LTV RATIO
                       MORTGAGED   CUT-OFF DATE    GROUP 2      MORTGAGE      TERM                   LTV         AT
STATE/LOCATION        PROPERTIES      BALANCE      BALANCE        RATE       (MOS.)      DSCR       RATIO     MATURITY
-------------------- ------------ -------------- -----------   ---------- ----------- ---------- ----------- ----------

Texas ..............       8       $ 79,593,194     17.64%       5.108%       85         1.69x      72.45%     69.60%
California(A) ......       3         39,746,989      8.81        5.158%       86         1.70x      63.52%     61.50%
 Northern ..........       1         31,400,000      6.96        5.120%       83         1.80x      60.38%     60.38%
 Southern ..........       2          8,346,989      1.85        5.300%       95         1.31x      75.33%     65.69%
Nevada .............       1         36,000,000      7.98        5.235%      119         1.20x      78.26%     72.43%
Florida ............       3         29,275,000      6.49        5.074%       77         1.39x      78.34%     74.17%
Georgia ............       3         28,042,117      6.21        4.603%       74         2.28x      61.93%     59.62%
Indiana ............       2         27,600,000      6.12        5.070%       58         1.26x      79.88%     75.11%
Washington .........       2         23,250,000      5.15        5.231%      120         1.48x      64.21%     55.72%
Utah ...............       3         22,183,984      4.92        5.360%      109         1.29x      79.94%     67.96%
Idaho ..............       7         21,000,000      4.65        5.570%      120         1.21x      78.65%     73.15%
New Jersey .........       3         18,466,613      4.09        4.640%      117         1.23x      57.71%     24.47%
Mississippi ........       2         17,795,000      3.94        4.591%       69         2.41x      55.54%     55.54%
Ohio ...............       1         16,300,000      3.61        4.970%       58         1.28x      76.53%     71.87%
Illinois ...........       1         14,193,000      3.15        4.610%       82         2.05x      60.91%     60.91%
Kansas .............       1         12,936,081      2.87        4.910%      116         1.40x      68.08%     56.08%
Virginia ...........       1         12,573,447      2.79        5.350%      118         1.34x      72.26%     60.21%
Oklahoma ...........       1         11,786,515      2.61        5.270%      119         1.51x      68.53%     56.89%
Alabama ............       1          9,908,161      2.20        4.610%       82         2.16x      56.30%     56.30%
Arkansas ...........       1          8,090,744      1.79        5.270%      119         1.38x      77.80%     64.59%
Arizona ............       1          6,844,144      1.52        4.910%       58         1.31x      79.58%     73.47%
Massachusetts ......       1          4,660,000      1.03        5.210%       82         1.21x      82.91%     76.58%
Oregon .............       1          3,582,169      0.79        4.870%       56         1.50x      76.22%     70.50%
New Mexico .........       1          2,990,417      0.66        5.060%      118         1.71x      58.64%     44.08%
North Carolina .....       1          2,247,026      0.50        4.480%       83         1.83x      59.13%     51.81%
Michigan ...........       1          2,185,000      0.48        4.990%       60         1.68x      54.63%     51.31%
                           -       ------------    ------
TOTAL/WEIGHTED
 AVERAGE ...........      50       $451,249,601    100.00%       5.056%       92         1.57X      70.57%     64.33%
                          ==       ============    ======


----------
(A)   Northern California properties have a zip code greater than 93600.
      Southern California properties have a zip code less than 93600.

                                     A-3-6

    RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--ALL MORTGAGE LOANS



                                                                                    WEIGHTED AVERAGES
                                                                 -------------------------------------------------------
                                                                               STATED
                                     AGGREGATE     % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF REMAINING    NUMBER OF    CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
TERMS (MOS.)            LOANS         BALANCE         BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
------------         ----------- ---------------- -------------- ---------- ----------- ---------- ---------- ----------

56 to 60 ...........      28      $  495,569,349       26.58%       5.267%       58       1.86x      62.06%     59.22%
61 to 85 ...........      14         208,790,155       11.20        4.900%       81       1.97x      63.49%     62.22%
86 to 120 ..........      95       1,096,436,969       58.82        5.330%      119       1.44x      71.47%     61.98%
121 to 240 .........       5          63,341,502        3.40        5.697%      160       1.44x      74.78%     49.66%
                         ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........     142      $1,864,137,976      100.00%       5.278%      100       1.61X      68.19%     60.85%
                         ===      ==============      ======


       RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 1



                                                                                    WEIGHTED AVERAGES
                                                                 -------------------------------------------------------
                                                                               STATED
                                    AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF REMAINING     NUMBER      CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
TERMS (MOS.)          OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
------------         ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

56 to 60 ...........      14     $  340,580,865        24.11%       5.455%       58       1.91x       57.44%     54.50%
61 to 85 ...........       6        129,442,852         9.16        4.878%       80       2.03x       63.78%     62.63%
86 to 120 ..........      77        893,198,157        63.22        5.353%      119       1.46x       71.39%     62.15%
121 to 240 .........       3         49,666,502         3.52        5.757%      171       1.50x       74.23%     44.82%
                          --     --------------       ------
TOTAL/WEIGHTED
 AVERAGE ...........     100     $1,412,888,376       100.00%       5.348%      102       1.62X       67.43%     59.74%
                         ===     ==============       ======


       RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 2



                                                                                  WEIGHTED AVERAGES
                                                              ---------------------------------------------------------
                                                                            STATED
                                   AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF
RANGE OF REMAINING     NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV    LTV RATIO
TERMS (MOS.)          OF LOANS      BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    AT MATURITY
------------         ---------- -------------- -------------- ---------- ----------- ---------- ---------- ------------

56 to 60 ...........     14      $154,988,484       34.35%       4.854%       58       1.73x       72.21%      69.59%
61 to 85 ...........      8        79,347,304       17.58        4.935%       82       1.86x       63.02%      61.53%
86 to 120 ..........     18       203,238,813       45.04        5.228%      119       1.34x       71.84%      61.22%
121 ................      2        13,675,000        3.03        5.482%      121       1.25x       76.80%      67.25%
                         --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........     42      $451,249,601      100.00%       5.056%       92       1.57X       70.57%      64.33%
                         ==      ============      ======


                                     A-3-7

                     YEARS OF MATURITY--ALL MORTGAGE LOANS



                                                                                  WEIGHTED AVERAGES
                                                               -------------------------------------------------------
                                                                             STATED
                                   AGGREGATE     % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
                      NUMBER     CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
YEARS OF MATURITY    OF LOANS       BALANCE         BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
-----------------   ---------- ---------------- -------------- ---------- ----------- ---------- ---------- ----------

2010 ..............      28     $  495,569,349       26.58%       5.267%       58       1.86x       62.06%     59.22%
2011 ..............       1        105,932,000        5.68        4.954%       79       1.97x       67.05%     67.05%
2012 ..............      13        102,858,155        5.52        4.844%       83       1.97x       59.84%     57.24%
2014 ..............       2         14,401,649        0.77        5.636%      116       1.27x       64.45%     49.79%
2015 ..............      95      1,095,710,320       58.78        5.328%      119       1.44x       71.63%     62.20%
2017 ..............       1         19,370,000        1.04        5.590%      144       1.44x       72.28%     57.30%
2019 ..............       1         23,916,502        1.28        5.840%      175       1.62x       78.94%     46.24%
2025 ..............       1          6,380,000        0.34        5.950%      240       1.20x       62.50%      1.60%
                        ---     --------------      ------
TOTAL/WEIGHTED
 AVERAGE ..........     142     $1,864,137,976      100.00%       5.278%      100       1.61X       68.19%     60.85%
                        ===     ==============      ======


                        YEARS OF MATURITY--LOAN GROUP 1



                                                                                   WEIGHTED AVERAGES
                                                                -------------------------------------------------------
                                                                              STATED
                                   AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
                      NUMBER      CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
YEARS OF MATURITY    OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
------------------- ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

2010 ..............      14     $  340,580,865        24.11%       5.455%       58       1.91x       57.44%     54.50%
2011 ..............       1        105,932,000         7.50        4.954%       79       1.97x       67.05%     67.05%
2012 ..............       5         23,510,852         1.66        4.536%       83       2.34x       49.09%     42.76%
2014 ..............       2         14,401,649         1.02        5.636%      116       1.27x       64.45%     49.79%
2015 ..............      75        878,796,508        62.20        5.348%      119       1.46x       71.50%     62.35%
2017 ..............       1         19,370,000         1.37        5.590%      144       1.44x       72.28%     57.30%
2019 ..............       1         23,916,502         1.69        5.840%      175       1.62x       78.94%     46.24%
2025 ..............       1          6,380,000         0.45        5.950%      240       1.20x       62.50%      1.60%
                        ---     --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..........     100     $1,412,888,376       100.00%       5.348%      102       1.62X       67.43%     59.74%
                        ===     ==============       ======


                        YEARS OF MATURITY--LOAN GROUP 2



                                                                                 WEIGHTED AVERAGES
                                                             ---------------------------------------------------------
                                                                           STATED
                                  AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF
                      NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV    LTV RATIO
YEARS OF MATURITY    OF LOANS      BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    AT MATURITY
-----------------   ---------- -------------- -------------- ---------- ----------- ---------- ---------- ------------

2010 ..............     14      $154,988,484       34.35%       4.854%       58       1.73x       72.21%      69.59%
2012 ..............      8        79,347,304       17.58        4.935%       82       1.86x       63.02%      61.53%
2015 ..............     20       216,913,813       48.07        5.244%      119       1.34x       72.15%      61.60%
                        --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE ..........     42      $451,249,601      100.00%       5.056%       92       1.57X       70.57%      64.33%
                        ==      ============      ======


                                     A-3-8

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                                                       WEIGHTED AVERAGES
                                                                    -------------------------------------------------------
                                                                                  STATED
RANGE OF DEBT SER-                     AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
VICE                      NUMBER      CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
COVERAGE RATIO           OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
--------------          ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

1.02x to 1.19x ........       3     $   44,201,156         2.37%       6.020%      110       1.17x       75.02%     53.65%
1.20x to 1.24x ........      24        376,811,087        20.21        5.396%      114       1.22x       77.00%     66.85%
1.25x to 1.29x ........      22        232,040,834        12.45        5.386%      111       1.27x       75.00%     66.23%
1.30x to 1.39x ........      37        299,529,638        16.07        5.331%      100       1.34x       74.83%     66.19%
1.40x to 1.44x ........       9         54,084,501         2.90        5.484%      124       1.43x       73.00%     60.24%
1.45x to 1.49x ........      10         91,691,433         4.92        5.451%       84       1.48x       71.23%     63.65%
1.50x to 1.54x ........       4         23,773,539         1.28        5.305%      118       1.52x       70.05%     58.30%
1.55x to 1.59x ........       2         54,000,000         2.90        5.714%       63       1.58x       63.33%     63.07%
1.60x to 1.64x ........       2         33,666,502         1.81        5.675%      159       1.62x       74.85%     48.84%
1.65x to 1.69x ........       2         15,641,019         0.84        4.947%      110       1.66x       66.69%     51.38%
1.70x to 3.08x ........      27        638,698,266        34.26        4.998%       86       2.16x       56.11%     53.79%
                             --     --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..............     142     $1,864,137,976       100.00%       5.278%      100       1.61X       68.19%     60.85%
                            ===     ==============       ======


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                       WEIGHTED AVERAGES
                                                                    -------------------------------------------------------
                                                                                  STATED
RANGE OF DEBT SER-                     AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
VICE                      NUMBER      CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
COVERAGE RATIO           OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
--------------          ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

1.02x to 1.19x ........       3     $   44,201,156         3.13%       6.020%      110       1.17x       75.02%     53.65%
1.20x to 1.24x ........      14        216,804,475        15.34        5.503%      122       1.21x       77.47%     66.73%
1.25x to 1.29x ........      17        190,493,846        13.48        5.440%      118       1.27x       74.95%     65.63%
1.30x to 1.39x ........      26        214,899,934        15.21        5.390%      102       1.34x       74.77%     65.80%
1.40x to 1.44x ........       8         47,891,494         3.39        5.502%      124       1.43x       72.11%     59.43%
1.45x to 1.49x ........       8         75,409,264         5.34        5.579%       90       1.49x       69.54%     61.21%
1.50x to 1.54x ........       3         11,987,023         0.85        5.339%      117       1.53x       71.54%     59.67%
1.55x to 1.59x ........       2         54,000,000         3.82        5.714%       63       1.58x       63.33%     63.07%
1.60x to 1.64x ........       2         33,666,502         2.38        5.675%      159       1.62x       74.85%     48.84%
1.65x to 1.69x ........       1         13,456,019         0.95        4.940%      118       1.65x       68.65%     51.39%
1.70x to 2.94x ........      16        510,078,662        36.10        5.075%       87       2.13x       55.66%     52.95%
                            ---     --------------       ------
TOTAL/WEIGHTED
 AVERAGE ..............     100     $1,412,888,376       100.00%       5.348%      102       1.62X       67.43%     59.74%
                            ===     ==============       ======


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                                     WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------
                                                                               STATED
RANGE OF DEBT SER-                    AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF
VICE                      NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV    LTV RATIO
COVERAGE RATIO           OF LOANS      BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    AT MATURITY
--------------          ---------- -------------- -------------- ---------- ----------- ---------- ---------- ------------

1.20x to 1.24x ........     10      $160,006,613       35.46%       5.251%      103       1.22x       76.36%      67.01%
1.25x to 1.29x ........      5        41,546,989        9.21        5.139%       80       1.28x       75.22%      68.97%
1.30x to 1.39x ........     11        84,629,703       18.75        5.182%       97       1.35x       74.99%      67.17%
1.40x to 1.44x ........      1         6,193,007        1.37        5.340%      119       1.41x       79.91%      66.49%
1.45x to 1.49x ........      2        16,282,169        3.61        4.862%       58       1.47x       79.07%      74.98%
1.50x to 1.54x ........      1        11,786,515        2.61        5.270%      119       1.51x       68.53%      56.89%
1.55x to 1.69x ........      1         2,185,000        0.48        4.990%       60       1.68x       54.63%      51.31%
1.70x to 3.08x ........     11       128,619,604       28.50        4.696%       79       2.25x       57.89%      57.08%
                            --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE ..............     42      $451,249,601      100.00%       5.056%       92       1.57X       70.57%      64.33%
                            ==      ============      ======


                                     A-3-9

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE



                                                                                         WEIGHTED AVERAGES
                                                                      -------------------------------------------------------
                                                                                    STATED
                                         AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS         NUMBER      CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
AS OF THE CUT-OFF DATE     OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------------    ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

37.43% to 44.99%.........       4     $  179,530,346         9.63%       5.208%       60       2.41x       43.13%     42.85%
45.00% to 49.99%.........       4         22,976,210         1.23        4.878%      110       1.82x       49.42%     42.10%
50.00% to 54.99%.........       4         28,139,995         1.51        4.698%       87       2.05x       52.29%     49.19%
55.00% to 59.99%.........      11        164,858,548         8.84        4.673%      101       2.23x       58.33%     48.94%
60.00% to 64.99%.........      17        234,825,316        12.60        5.420%       91       1.66x       62.85%     56.88%
65.00% to 69.99%.........      14        283,883,383        15.23        5.185%      103       1.69x       66.91%     61.93%
70.00% to 74.99%.........      30        271,785,924        14.58        5.437%      110       1.33x       73.38%     64.66%
75.00% to 79.99%.........      49         495.578.825       26.58        5.367%      108       1.30x       78.19%     68.80%
80.00% to 91.50%.........       9        182,559,428         9.79        5.514%      106       1.23x       80.51%     69.67%
                              ---     ---------------      ------
TOTAL/WEIGHTED
 AVERAGE ................     142     $1,864,137,976       100.00%       5.278%      100       1.61X       68.19%     60.85%
                              ===     ===============      ======


            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                         WEIGHTED AVERAGES
                                                                      -------------------------------------------------------
                                                                                    STATED
                                         AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS         NUMBER      CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
AS OF THE CUT-OFF DATE     OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------------    ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

37.43% to 44.99%.........       4     $  179,530,346        12.71%       5.208%       60       2.41x       43.13%     42.85%
45.00% to 49.99%.........       4         22,976,210         1.63        4.878%      110       1.82x       49.42%     42.10%
50.00% to 54.99%.........       1          5,292,995         0.37        4.480%       83       2.09x       54.57%     47.81%
55.00% to 59.99%.........       2         77,902,331         5.51        4.776%      119       2.26x       58.62%     47.90%
60.00% to 64.99%.........      15        189,232,316        13.39        5.531%       93       1.61x       63.41%     55.99%
65.00% to 69.99%.........      12        259,160,787        18.34        5.194%      102       1.72x       66.77%     62.46%
70.00% to 74.99%.........      26        235,137,477        16.64        5.463%      110       1.33x       73.42%     64.38%
75.00% to 79.99%.........      30        301,836,486        21.36        5.464%      117       1.31x       78.00%     66.95%
80.00% to 91.50%.........       6        141,819,428        10.04        5.551%      113       1.22x       80.56%     67.94%
                              ---     --------------       ------
TOTAL/WEIGHTED
 AVERAGE ................     100     $1,412,888,376       100.00%       5.348%      102       1.62X       67.43%     59.74%
                              ===     ==============       ======


            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                                      WEIGHTED AVERAGES
                                                                   -------------------------------------------------------
                                                                                 STATED
                                        AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS         NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV      AT
AS OF THE CUT-OFF DATE     OF LOANS      BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------------    ---------- -------------- -------------- ---------- ----------- ---------- ---------- ----------

51.04% to 54.99%.........      3      $ 22,847,000        5.06%      4.749%        88       2.04x       51.77%     49.51%
55.00% to 59.99%.........      9        86,956,217       19.27       4.581%        86       2.21x       58.07%     49.86%
60.00% to 64.99%.........      2        45,593,000       10.10       4.961%        83       1.88x       60.55%     60.55%
65.00% to 69.99%.........      2        24,722,596        5.48       5.082%       117       1.45x       68.30%     56.47%
70.00% to 74.99%.........      4        36,648,447        8.12       5.268%       107       1.32x       73.16%     66.45%
75.00% to 79.99%.........     19       193,742,340       42.93       5.215%        93       1.28x       78.50%     71.67%
80.00% to 82.91%.........      3        40,740,000        9.03       5.384%        80       1.23x       80.33%     75.71%
                              --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE ................     42      $451,249,601      100.00%      5.056%        92       1.57X       70.57%     64.33%
                              ==      ============      ======


                                     A-3-10

                    RANGE OF LTV RATIOS AS OF MATURITY DATES



                                                                                      WEIGHTED AVERAGES
                                                                   -------------------------------------------------------
                                                                                 STATED
                                      AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS      NUMBER      CUT-OFF DATE        POOL       MORTGAGE      TERM                DATE LTV      AT
AT MATURITY             OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------- ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

Fully Amortizing......       2     $   13,259,428         0.71%       7.200%      146       1.11x      77.55%      0.77%
24.47% to 44.99%......      10        223,963,585        12.01        5.125%       71       2.24x      45.18%     41.27%
45.00% to 49.99%......       8        135,835,470         7.29        5.068%      127       1.98x      62.09%     47.72%
50.00% to 54.99%......      16        124,246,432         6.67        5.201%      110       1.68x      62.79%     52.43%
55.00% to 59.99%......      16        194,797,038        10.45        5.253%      100       1.76x      65.18%      57.5%
60.00% to 64.99%......      28        252,385,739        13.54        5.422%       95       1.53x      69.21%     62.57%
65.00% to 69.99%......      31        470,772,172        25.25        5.298%      109       1.50x      72.74%     66.72%
70.00% to 74.99%......      23        348,918,111        18.72        5.316%      104       1.26x      78.33%     71.76%
75.00% to 79.99%......       7         75,960,000         4.07        5.148%       60       1.35x      79.93%     76.56%
80.00% ...............       1         24,000,000         1.29        5.355%       60       1.24x      80.00%     80.00%
                            --     --------------       ------
TOTAL/WEIGHTED
 AVERAGE .............     142     $1,864,137,976       100.00%       5.278%      100       1.61X      68.19%     60.85%
                           ===     ==============       ======


             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1



                                                                                      WEIGHTED AVERAGES
                                                                   -------------------------------------------------------
                                                                                 STATED
                                      AGGREGATE      % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS      NUMBER      CUT-OFF DATE    LOAN GROUP 1   MORTGAGE      TERM                DATE LTV      AT
AT MATURITY             OF LOANS       BALANCE          BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------- ---------- ----------------- -------------- ---------- ----------- ---------- ---------- ----------

Fully Amortizing......       2     $   13,259,428         0.94%       7.200%      146        1.11x      77.55%      0.77%
31.30% to 44.99%......       8        202,506,556        14.33        5.170%       66        2.34x      43.84%     42.77%
45.00% to 49.99%......       7        124,835,470         8.84        5.081%      128        1.99x      63.06%     47.78%
50.00% to 54.99%......      12        104,027,406         7.36        5.281%      116        1.64x      64.26%     52.50%
55.00% to 59.99%......       9        112,947,280         7.99        5.689%      111        1.38x      68.14%     57.57%
60.00% to 64.99%......      22        171,231,560        12.12        5.553%       93        1.48x      70.30%     63.12%
65.00% to 69.99%......      26        433,124,165        30.66        5.285%      109        1.52x      72.27%     66.69%
70.00% to 74.99%......      11        219,956,510        15.57        5.377%      108        1.25x      78.66%     71.37%
75.00% to 79.49%......       3         31,000,000         2.19        5.326%       59        1.41x      79.55%     77.98%
                            --     --------------       ------
TOTAL/WEIGHTED
 AVERAGE .............     100     $1,412,888,376       100.00%       5.348%      102        1.62X      67.43%     59.74%
                           ===     ==============       ======


             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2



                                                                                   WEIGHTED AVERAGES
                                                                -------------------------------------------------------
                                                                              STATED
                                     AGGREGATE    % OF INITIAL              REMAINING               CUT-OFF   LTV RATIO
RANGE OF LTV RATIOS      NUMBER    CUT-OFF DATE   LOAN GROUP 2   MORTGAGE      TERM                DATE LTV      AT
AT MATURITY             OF LOANS      BALANCE        BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------- ---------- -------------- -------------- ---------- ----------- ---------- ---------- ----------

24.47% to 44.99%......      2      $ 21,457,030        4.76%       4.699%      117       1.29x       57.84%     27.20%
45.00% to 49.99%......      1        11,000,000        2.44        4.920%      119       1.77x       51.04%     47.02%
50.00% to 54.99%......      4        20,219,026        4.48        4.790%       79       1.94x       55.23%     52.09%
55.00% to 59.99%......      7        81,849,757       18.14        4.651%       85       2.30x       61.11%     57.53%
60.00% to 64.99%......      6        81,154,180       17.98        5.146%       99       1.63x       66.91%     61.42%
65.00% to 69.99%......      5        37,648,007        8.34        5.440%      115       1.28x       78.11%     66.97%
70.00% to 74.99%......     12       128,961,601       28.58        5.212%       97       1.27x       77.75%     72.43%
75.00% to 79.99%......      4        44,960,000        9.96        5.025%       61       1.31x       80.19%     75.59%
80.00% ...............      1        24,000,000        5.32        5.355%       60       1.24x       80.00%     80.00%
                           --      ------------      ------
TOTAL/WEIGHTED
 AVERAGE .............     42      $451,249,601      100.00%       5.056%       92       1.57X       70.57%     64.33%
                           ==      ============      ======


                                     A-3-11

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS



                                                                                              WEIGHTED AVERAGES
                                                                           -------------------------------------------------------
                                                                  % OF                   STATED
                                                                INITIAL                REMAINING               CUT-OFF   LTV RATIO
RANGE OF                         NUMBER    AGGREGATE CUT-OFF      POOL      MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES           OF LOANS      DATE BALANCE      BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------          ---------- ------------------- -----------  ---------- ----------- ---------- ---------- ----------

$1,625,000 - $4,999,999.......      38       $  137,888,972        7.40%      5.286%      102       1.56x       67.63%     58.01%
$5,000,000 - $9,999,999.......      47          327,777,763       17.58       5.348%      110       1.49x       70.62%     59.45%
$10,000,000 - $14,999,999.....      25          309,583,593       16.61       5.343%      103       1.41x       72.13%     63.34%
$15,000,000 - $19,999,999 ....      14          239,205,323       12.83       5.074%      100       1.56x       71.73%     63.17%
$20,000,000 - $24,999,999.....       7          158,914,409        8.52       5.555%      119       1.29x       76.32%     65.70%
$25,000,000 - $29,999,999.....       1           28,740,000        1.54       5.432%      118       1.83x       60.00%     52.48%
$30,000,000 - $34,999,999.....       2           65,150,000        3.49       5.251%       71       1.55x       67.44%     65.87%
$35,000,000 - $39,999,999.....       2           72,000,000        3.86       5.283%      119       1.25x       79.13%     71.87%
$40,000,000 - $54,999,999.....       1           50,000,000        2.68       5.743%       58       1.58x       64.52%     64.52%
$55,000,000 - $165,000,000....       5          474,877,916       25.47       5.138%       88       2.03x       58.92%     56.00%
                                   ---       --------------      ------
TOTAL/WEIGHTED AVERAGE .......     142       $1,864,137,976      100.00%      5.278%      100       1.61X       68.19%     60.85%
                                   ===       ==============      ======


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1



                                                                   % OF
                                                                 INITIAL
                                                                   LOAN
RANGE OF                          NUMBER    AGGREGATE CUT-OFF    GROUP 1
CUT-OFF DATE BALANCES            OF LOANS      DATE BALANCE      BALANCE
---------------------           ---------- ------------------- -----------

$1,625,000 - $4,999,999........      29       $  108,010,278        7.64%
$5,000,000 - $9,999,999........      32          215,228,514       15.23
$10,000,000 - $14,999,999......      16          199,764,549       14.14
$15,000,000 - $19,999,999......       9          152,602,710       10.80
$20,000,000 - $24,999,999......       5          113,914,409        8.06
$25,000,000 - $29,999,999......       1           28,740,000        2.03
$30,000,000 - $34,999,999......       1           33,750,000        2.39
$35,000,000 - $39,999,999......       1           36,000,000        2.55
$40,000,000 - $54,999,999......       1           50,000,000        3.54
$55,000,000 - $165,000,000.....       5          474,877,916       33.61
                                    ---       --------------      ------
TOTAL/WEIGHTED AVERAGE ........     100       $1,412,888,376      100.00%
                                    ===       ==============      ======

                                                   WEIGHTED AVERAGES
                                -------------------------------------------------------
                                              STATED
                                            REMAINING               CUT-OFF   LTV RATIO
RANGE OF                         MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES              RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------           ---------- ----------- ---------- ---------- ----------

$1,625,000 - $4,999,999........    5.334%      106       1.55x       66.91%     56.49%
$5,000,000 - $9,999,999........    5.483%      117       1.44x       70.43%     56.30%
$10,000,000 - $14,999,999......    5.475%      104       1.37x       72.94%     63.80%
$15,000,000 - $19,999,999......    5.327%      116       1.36x       75.01%     66.65%
$20,000,000 - $24,999,999......    5.594%      131       1.31x       75.12%     61.31%
$25,000,000 - $29,999,999......    5.432%      118       1.83x       60.00%     52.48%
$30,000,000 - $34,999,999......    5.372%       59       1.31x       74.01%     70.97%
$35,000,000 - $39,999,999......    5.330%      118       1.29x       80.00%     71.32%
$40,000,000 - $54,999,999......    5.743%       58       1.58x       64.52%     64.52%
$55,000,000 - $165,000,000.....    5.138%       88       2.03x       58.92%     56.00%
TOTAL/WEIGHTED AVERAGE ........    5.348%      102       1.62X       67.43%     59.74%


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2



                                                                     % OF
                                                                   INITIAL
                                                                     LOAN
RANGE OF                            NUMBER    AGGREGATE CUT-OFF    GROUP 2
CUT-OFF DATE BALANCES              OF LOANS      DATE BALANCE      BALANCE
---------------------             ---------- ------------------- -----------

$2,185,000 - $4,999,999..........      9         $ 29,878,694         6.62%
$5,000,000 - $9,999,999..........     15          112,549,250        24.94
$10,000,000 - $14,999,999........      9          109,819,044        24.34
$15,000,000 - $19,999,999........      5           86,602,613        19.19
$20,000,000 - $24,999,999........      2           45,000,000         9.97
$30,000,000 - $34,999,999........      1           31,400,000         6.96
$35,000,000 - $36,000,000........      1           36,000,000         7.98
                                      --         ------------       ------
TOTAL/WEIGHTED AVERAGE ..........     42         $451,249,601       100.00%
                                      ==         ============       ======

                                                     WEIGHTED AVERAGES
                                  -------------------------------------------------------
                                                STATED
                                              REMAINING               CUT-OFF   LTV RATIO
RANGE OF                           MORTGAGE      TERM                DATE LTV      AT
CUT-OFF DATE BALANCES                RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------------             ---------- ----------- ---------- ---------- ----------

$2,185,000 - $4,999,999..........    5.113%       87       1.58x       70.24%     63.54%
$5,000,000 - $9,999,999..........    5.089%       95       1.57x       70.99%     65.47%
$10,000,000 - $14,999,999........    5.103%      101       1.48x       70.64%     62.49%
$15,000,000 - $19,999,999........    4.628%       71       1.91x       65.95%     57.04%
$20,000,000 - $24,999,999........    5.455%       88       1.23x       79.37%     76.80%
$30,000,000 - $34,999,999........    5.120%       83       1.80x       60.38%     60.38%
$35,000,000 - $36,000,000........    5.235%      119       1.20x       78.26%     72.43%
TOTAL/WEIGHTED AVERAGE ..........    5.056%       92       1.57X       70.57%     64.33%


                                     A-3-12

           RANGE OF CURRENT OCCUPANCY RATES(1)(5)--ALL MORTGAGE LOANS



                                                                        % OF
                                     NUMBER                           INITIAL
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF      POOL
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
----------------                 -------------- ------------------- -----------

64.00% - 69.99% ................         3         $   21,319,806        1.14%
70.00% - 74.99% ................         4             33,273,000        1.78
75.00% - 79.99% ................         9             55,427,533        2.97
80.00% - 84.99% ................        11            131,344,744        7.05
85.00% - 89.99% ................        17            101,863,132        5.46
90.00% - 94.99% ................        38            510,423,907       27.38
95.00% - 100.00% ...............        85          1,010,485,855       54.21
                                       ---         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       167         $1,864,137,976      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------                 ---------- ----------- ---------- ---------- ----------

64.00% - 69.99% ................    5.576%      106       1.71x       64.69%     60.47%
70.00% - 74.99% ................    5.606%       98       1.52x       67.97%     60.09%
75.00% - 79.99% ................    5.429%      111       1.50x       69.21%     60.92%
80.00% - 84.99% ................    4.941%      113       1.97x       61.97%     50.61%
85.00% - 89.99% ................    5.094%       96       1.68x       64.93%     56.23%
90.00% - 94.99% ................    5.224%      100       1.46x       72.52%     65.25%
95.00% - 100.00% ...............    5.342%       97       1.64x       67.16%     60.46%
TOTAL/WEIGHTED AVERAGE .........    5.278%      100       1.61X       68.19%     60.85%


              RANGE OF CURRENT OCCUPANCY RATES(1)(5)--LOAN GROUP 1



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 1
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
----------------                 -------------- ------------------- -----------

64.00% - 69.99% ................         3         $   21,319,806        1.51%
70.00% - 74.99% ................         4             33,273,000        2.35
75.00% - 79.99% ................         9             55,427,533        3.92
80.00% - 84.99% ................        11            131,344,744        9.30
85.00% - 89.99% ................        11             68,553,705        4.85
90.00% - 94.99% ................        20            361,315,805       25.57
95.00% - 100.00% ...............        59            741,653,782       52.49
                                       ---         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       117         $1,412,888,376      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------                 ---------- ----------- ---------- ---------- ----------

64.00% - 69.99% ................    5.576%      106       1.71x       64.69%     60.47%
70.00% - 74.99% ................    5.606%       98       1.52x       67.97%     60.09%
75.00% - 79.99% ................    5.429%      111       1.50x       69.21%     60.92%
80.00% - 84.99% ................    4.941%      113       1.97x       61.97%     50.61%
85.00% - 89.99% ................    5.215%       99       1.68x       65.65%     56.24%
90.00% - 94.99% ................    5.253%      106       1.53x       71.59%     64.85%
95.00% - 100.00% ...............    5.455%       98       1.61x       66.46%     59.07%
TOTAL/WEIGHTED AVERAGE .........    5.348%      102       1.62X       67.43%     59.74%


              RANGE OF CURRENT OCCUPANCY RATES(1)(5)--LOAN GROUP 2



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF CURRENT                  OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 2
OCCUPANCY RATES                    PROPERTIES       DATE BALANCE      BALANCE
----------------                 -------------- ------------------- -----------

87.00% - 89.99% ................        6           $ 33,309,426         7.38%
90.00% - 94.99% ................       18            149,108,102        33.04
95.00% - 100.00% ...............       26            268,832,072        59.58
                                       --           ------------       ------
TOTAL/WEIGHTED AVERAGE .........       50           $451,249,601       100.00%
                                       ==           ============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF CURRENT                  MORTGAGE      TERM                DATE LTV      AT
OCCUPANCY RATES                     RATE       (MOS.)      DSCR       RATIO    MATURITY
----------------                 ---------- ----------- ---------- ---------- ----------

87.00% - 89.99% ................    4.846%      90         1.68x      63.45%     56.21%
90.00% - 94.99% ................    5.153%      88         1.28x      74.79%     66.21%
95.00% - 100.00% ...............    5.028%      94         1.71x      69.11%     64.29%
TOTAL/WEIGHTED AVERAGE .........    5.056%      92         1.57X      70.57%     64.33%


                                     A-3-13

            RANGE OF YEARS BUILT/RENOVATED(1)(6)--ALL MORTGAGE LOANS



                                                                        % OF
                                     NUMBER                           INITIAL
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF      POOL
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
---------------                  -------------- ------------------- -----------

1962 to 1969 ...................         5         $   35,685,000        1.91%
1970 to 1979 ...................        14            104,564,818        5.61
1980 to 1989 ...................        25            291,933,057       15.66
1990 to 1999 ...................        45            551,802,900       29.60
2000 to 2005 ...................        78            880,152,202       47.21
                                       ---         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       167         $1,864,137,976      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------                  ---------- ----------- ---------- ---------- ----------

1962 to 1969 ...................    5.414%      114       1.28x       77.46%     68.69%
1970 to 1979 ...................    5.262%      116       1.40x       72.67%     54.99%
1980 to 1989 ...................    5.249%       89       1.72x       66.77%     62.93%
1990 to 1999 ...................    5.221%      110       1.51x       71.96%     65.23%
2000 to 2005 ...................    5.319%       94       1.67x       65.39%     57.79%
TOTAL/WEIGHTED AVERAGE .........    5.278%      100       1.61X       68.19%     60.85%


               RANGE OF YEARS BUILT/RENOVATED(1)(6)--LOAN GROUP 1



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 1
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
---------------                  -------------- ------------------- -----------

1962 to 1969 ...................         2         $    9,875,000        0.70%
1970 to 1979 ...................         6             54,456,184        3.85
1980 to 1989 ...................        20            256,771,470       18.17
1990 to 1999 ...................        31            416,070,982       29.45
2000 to 2005 ...................        58            675,714,740       47.83
                                        --         --------------      ------
TOTAL/WEIGHTED AVERAGE .........       117         $1,412,888,376      100.00%
                                       ===         ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------                  ---------- ----------- ---------- ---------- ----------

1962 to 1969 ...................    5.348%      118       1.30x       74.58%     66.52%
1970 to 1979 ...................    5.594%      143       1.47x       75.92%     55.91%
1980 to 1989 ...................    5.268%       87       1.75x       66.64%     63.46%
1990 to 1999 ...................    5.220%      113       1.56x       70.91%     63.63%
2000 to 2005 ...................    5.438%       98       1.63x       64.80%     56.14%
TOTAL/WEIGHTED AVERAGE .........    5.348%      102       1.62X       67.43%     59.74%


               RANGE OF YEARS BUILT/RENOVATED(1)(6)--LOAN GROUP 2



                                                                        % OF
                                                                      INITIAL
                                     NUMBER                             LOAN
RANGE OF YEARS                    OF MORTGAGED   AGGREGATE CUT-OFF    GROUP 2
BUILT/RENOVATED                    PROPERTIES       DATE BALANCE      BALANCE
---------------                  -------------- ------------------- -----------

1967 to 1969 ...................        3           $ 25,810,000         5.72%
1970 to 1979 ...................        8             50,108,635        11.10
1980 to 1989 ...................        5             35,161,587         7.79
1990 to 1999 ...................       14            135,731,917        30.08
2000 to 2005 ...................       20            204,437,461        45.30
                                       --           ------------       ------
TOTAL/WEIGHTED AVERAGE .........       50           $451,249,601       100.00%
                                       ==           ============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
RANGE OF YEARS                    MORTGAGE      TERM                DATE LTV      AT
BUILT/RENOVATED                     RATE       (MOS.)      DSCR       RATIO    MATURITY
---------------                  ---------- ----------- ---------- ---------- ----------

1967 to 1969 ...................    5.439%      113       1.27x       78.56%     69.52%
1970 to 1979 ...................    4.901%       87       1.33x       69.13%     54.00%
1980 to 1989 ...................    5.105%      105       1.49x       67.71%     59.04%
1990 to 1999 ...................    5.224%      103       1.35x       75.16%     70.14%
2000 to 2005 ...................    4.926%       80       1.82x       67.35%     63.26%
TOTAL/WEIGHTED AVERAGE .........    5.056%       92       1.57X       70.57%     64.33%


                                     A-3-14

      PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE(7)--ALL MORTGAGE LOANS



                                                                    % OF
                                                                  INITIAL
PREPAYMENT                         NUMBER    AGGREGATE CUT-OFF      POOL
PROTECTION                        OF LOANS      DATE BALANCE      BALANCE
----------                       ---------- ------------------- -----------

Defeasance .....................     130       $1,633,369,841       87.62%
Yield Maintenance ..............      11          223,888,707       12.01
Yield Maintenance then
 Defeasance ....................       1            6,879,428        0.37
                                     ---       --------------      ------
TOTAL/WEIGHTED AVERAGE .........     142       $1,864,137,976      100.00%
                                     ===       ==============      ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                        MORTGAGE      TERM                DATE LTV      AT
PROTECTION                          RATE       (MOS.)      DSCR       RATIO    MATURITY
----------                       ---------- ----------- ---------- ---------- ----------

Defeasance .....................    5.274%      100       1.59x       67.81%     60.67%
Yield Maintenance ..............    5.208%       98       1.77x       70.26%     64.03%
Yield Maintenance then
 Defeasance ....................    8.360%       59       1.02x       91.50%      0.00%
TOTAL/WEIGHTED AVERAGE .........    5.278%      100       1.61X       68.19%     60.85%


         PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE(7)--LOAN GROUP 1



                                                                     % OF
                                                                    INITIAL
PREPAYMENT                         NUMBER    AGGREGATE CUT-OFF   LOAN GROUP 1
PROTECTION                        OF LOANS      DATE BALANCE        BALANCE
----------                       ---------- ------------------- --------------

Defeasance .....................      91       $1,222,750,240        86.54%
Yield Maintenance ..............       8          183,258,707        12.97
Yield Maintenance then
 Defeasance ....................       1            6,879,428         0.49
                                     ---       --------------       ------
TOTAL/WEIGHTED AVERAGE .........     100       $1,412,888,376       100.00%
                                     ===       ==============       ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                        MORTGAGE      TERM                DATE LTV      AT
PROTECTION                          RATE       (MOS.)      DSCR       RATIO    MATURITY
----------                       ---------- ----------- ---------- ---------- ----------

Defeasance .....................    5.359%      103       1.59x       67.10%     59.74%
Yield Maintenance ..............    5.164%      101       1.86x       68.71%     61.96%
Yield Maintenance then
 Defeasance ....................    8.360%       59       1.02x       91.50%      0.00%
TOTAL/WEIGHTED AVERAGE .........    5.348%      102       1.62X       67.43%     59.74%


           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                     % OF
                                                                    INITIAL
PREPAYMENT                         NUMBER    AGGREGATE CUT-OFF   LOAN GROUP 2
PROTECTION                        OF LOANS      DATE BALANCE        BALANCE
----------                       ---------- ------------------- --------------

Defeasance .....................     39         $410,619,601         91.00%
Yield Maintenance ..............      3           40,630,000          9.00
                                     --         ------------        ------
TOTAL/WEIGHTED AVERAGE .........     42         $451,249,601        100.00%
                                     ==         ============        ======

                                                    WEIGHTED AVERAGES
                                 -------------------------------------------------------
                                               STATED
                                             REMAINING               CUT-OFF   LTV RATIO
PREPAYMENT                        MORTGAGE      TERM                DATE LTV      AT
PROTECTION                          RATE       (MOS.)      DSCR       RATIO    MATURITY
----------                       ---------- ----------- ---------- ---------- ----------

Defeasance .....................    5.021%      92         1.59x      69.91%     63.44%
Yield Maintenance ..............    5.409%      84         1.36x      77.25%     73.35%
TOTAL/WEIGHTED AVERAGE .........    5.056%      92         1.57X      70.57%     64.33%


                                     A-3-15

FOOTNOTES FOR ANNEX A-3

(1)  Because this table is presented at the mortgaged property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related loan documents) for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  Thirty-nine mortgaged properties, representing approximately 20.20% of the
     Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

(3)  "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4)  Thirty-nine mortgaged properties, representing approximately 26.59% of the
     Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or
     "shadow anchored."

(5)  Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement. For purposes of the information presented, a
     Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

(6)  Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged
     Property.

(7)  With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 5.68% of the
     Initial Pool Balance (or approximately 7.50% of the Initial Loan Group 1
     Balance), the related loan document gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance, however, it is assumed that such borrower will choose yield maintenance.

                                     A-3-16

                                   ANNEX A-4

            RATES TO BE USED IN DETERMINING
      CLASS X-C AND CLASS X-P PASS-THROUGH RATES

        DISTRIBUTION DATE         PERIOD      RATE %
-------------------------------- -------- -------------
   June 10, 2005 ...............     1        5.37100%
   July 10, 2005 ...............     2        5.17450%
   August 10, 2005 .............     3        5.35970%
   September 10, 2005 ..........     4        5.35970%
   October 10, 2005 ............     5        5.17450%
   November 10, 2005 ...........     6        5.35970%
   December 10, 2005 ...........     7        5.17460%
   January 10, 2006 ............     8        5.18650%
   February 10, 2006 ...........     9        5.18650%
   March 10, 2006 ..............    10        5.15100%
   April 10, 2006 ..............    11        5.35980%
   May 10, 2006 ................    12        5.17460%
   June 10, 2006 ...............    13        5.35990%
   July 10, 2006 ...............    14        5.17460%
   August 10, 2006 .............    15        5.35990%
   September 10, 2006 ..........    16        5.35990%
   October 10, 2006 ............    17        5.17460%
   November 10, 2006 ...........    18        5.35990%
   December 10, 2006 ...........    19        5.17460%
   January 10, 2007 ............    20        5.18660%
   February 10, 2007 ...........    21        5.17920%
   March 10, 2007 ..............    22        5.14990%
   April 10, 2007 ..............    23        5.35820%
   May 10, 2007 ................    24        5.17150%
   June 10, 2007 ...............    25        5.35820%
   July 10, 2007 ...............    26        5.18280%
   August 10, 2007 .............    27        5.36760%
   September 10, 2007 ..........    28        5.36740%
   October 10, 2007 ............    29        5.18220%
   November 10, 2007 ...........    30        5.36700%
   December 10, 2007 ...........    31        5.18170%
   January 10, 2008 ............    32        5.36660%
   February 10, 2008 ...........    33        5.19340%
   March 10, 2008 ..............    34        5.16950%
   April 10, 2008 ..............    35        5.36600%
   May 10, 2008 ................    36        5.18050%
   June 10, 2008 ...............    37        5.36550%
   July 10, 2008 ...............    38        5.18000%
   August 10, 2008 .............    39        5.36510%
   September 10, 2008 ..........    40        5.36480%
   October 10, 2008 ............    41        5.17920%
   November 10, 2008 ...........    42        5.36430%
   December 10, 2008 ...........    43        5.17860%
   January 10, 2009 ............    44        5.19070%
   February 10, 2009 ...........    45        5.19040%

                                     A-4-1

       DISTRIBUTION DATE         PERIOD      RATE %
------------------------------- -------- -------------
   March 10, 2009 ............. 46           5.15450%
   April 10, 2009 ............. 47           5.36300%
   May 10, 2009 ............... 48           5.17710%
   June 10, 2009 .............. 49           5.36240%
   July 10, 2009 .............. 50           5.17640%
   August 10, 2009 ............ 51           5.36190%
   September 10, 2009 ......... 52           5.36160%
   October 10, 2009 ........... 53           5.17550%
   November 10, 2009 .......... 54           5.36110%
   December 10, 2009 .......... 55           5.17340%
   January 10, 2010 ........... 56           5.18010%
   February 10, 2010 .......... 57           5.18210%
   March 10, 2010 ............. 58           5.20090%
   April 10, 2010 ............. 59           5.38780%
   May 10, 2010 ............... 60           5.21140%
   June 10, 2010 .............. 61           5.37600%
   July 10, 2010 .............. 62           5.19990%
   August 10, 2010 ............ 63           5.37590%
   September 10, 2010 ......... 64           5.37580%
   October 10, 2010 ........... 65           5.19980%
   November 10, 2010 .......... 66           5.37580%
   December 10, 2010 .......... 67           5.19970%
   January 10, 2011 ........... 68           5.20130%
   February 10, 2011 .......... 69           5.20130%
   March 10, 2011 ............. 70           5.19690%
   April 10, 2011 ............. 71           5.37550%
   May 10, 2011 ............... 72           5.19950%
   June 10, 2011 .............. 73           5.37540%
   July 10, 2011 .............. 74           5.19940%
   August 10, 2011 ............ 75           5.37530%
   September 10, 2011 ......... 76           5.37530%
   October 10, 2011 ........... 77           5.19970%
   November 10, 2011 .......... 78           5.37560%
   December 10, 2011 .......... 79           5.19960%
   January 10, 2012 ........... 80           5.38730%
   February 10, 2012 .......... 81           5.22950%
   March 10, 2012 ............. 82           5.22630%
   April 10, 2012 ............. 83           5.42610%
   May 10, 2012 ............... 84           5.25280%

                                     A-4-2

                                   ANNEX A-5

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

 DISTRIBUTION DATE          BALANCE        DISTRIBUTION DATE          BALANCE
-------------------   ------------------  -------------------   ----------------
       6/10/05        72,362,000.00              4/10/10        72,362,000.00
       7/10/05        72,362,000.00              5/10/10        72,152,045.58
       8/10/05        72,362,000.00              6/10/10        70,951,000.00
       9/10/05        72,362,000.00              7/10/10        69,620,000.00
      10/10/05        72,362,000.00              8/10/10        68,408,000.00
      11/10/05        72,362,000.00              9/10/10        67,190,000.00
      12/10/05        72,362,000.00             10/10/10        65,843,000.00
       1/10/06        72,362,000.00             11/10/10        64,614,000.00
       2/10/06        72,362,000.00             12/10/10        63,255,000.00
       3/10/06        72,362,000.00              1/10/11        62,001,000.00
       4/10/06        72,362,000.00              2/10/11        60,742,000.00
       5/10/06        72,362,000.00              3/10/11        59,107,000.00
       6/10/06        72,362,000.00              4/10/11        57,835,000.00
       7/10/06        72,362,000.00              5/10/11        56,433,000.00
       8/10/06        72,362,000.00              6/10/11        55,149,000.00
       9/10/06        72,362,000.00              7/10/11        53,736,000.00
      10/10/06        72,362,000.00              8/10/11        52,439,000.00
      11/10/06        72,362,000.00              9/10/11        51,136,000.00
      12/10/06        72,362,000.00             10/10/11        49,706,000.00
       1/10/07        72,362,000.00             11/10/11        48,391,000.00
       2/10/07        72,362,000.00             12/10/11        48,191,800.64
       3/10/07        72,362,000.00              1/10/12        47,991,800.64
       4/10/07        72,362,000.00              2/10/12        47,791,800.64
       5/10/07        72,362,000.00              3/10/12        47,591,800.64
       6/10/07        72,362,000.00              4/10/12        47,333,578.34
       7/10/07        72,362,000.00              5/10/12        45,888,000.00
       8/10/07        72,362,000.00              6/10/12        44,555,000.00
       9/10/07        72,362,000.00              7/10/12        43,098,000.00
      10/10/07        72,362,000.00              8/10/12        41,751,000.00
      11/10/07        72,362,000.00              9/10/12        40,399,000.00
      12/10/07        72,362,000.00             10/10/12        38,924,000.00
       1/10/08        72,362,000.00             11/10/12        37,559,000.00
       2/10/08        72,362,000.00             12/10/12        36,071,000.00
       3/10/08        72,362,000.00              1/10/13        34,663,000.00
       4/10/08        72,362,000.00              2/10/13        33,248,000.00
       5/10/08        72,362,000.00              3/10/13        31,480,000.00
       6/10/08        72,362,000.00              4/10/13        30,051,000.00
       7/10/08        72,362,000.00              5/10/13        28,500,000.00
       8/10/08        72,362,000.00              6/10/13        27,057,000.00
       9/10/08        72,362,000.00              7/10/13        25,493,000.00
      10/10/08        72,362,000.00              8/10/13        24,037,000.00
      11/10/08        72,362,000.00              9/10/13        22,574,000.00
      12/10/08        72,362,000.00             10/10/13        20,990,000.00
       1/10/09        72,362,000.00             11/10/13        19,514,000.00
       2/10/09        72,362,000.00             12/10/13        17,916,000.00
       3/10/09        72,362,000.00              1/10/14        16,404,000.00
       4/10/09        72,362,000.00              2/10/14        14,885,000.00
       5/10/09        72,362,000.00              3/10/14        13,018,000.00
       6/10/09        72,362,000.00              4/10/14        11,484,000.00
       7/10/09        72,362,000.00              5/10/14         9,829,000.00
       8/10/09        72,362,000.00              6/10/14         8,280,000.00
       9/10/09        72,362,000.00              7/10/14         6,611,000.00
      10/10/09        72,362,000.00              8/10/14         5,047,000.00
      11/10/09        72,362,000.00              9/10/14         3,476,000.00
      12/10/09        72,362,000.00             10/10/14         1,786,000.00
       1/10/10        72,362,000.00             11/10/14           200,000.00
       2/10/10        72,362,000.00             12/10/14                  --
       3/10/10        72,362,000.00

                                     A-5-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-6

         GENERAL MOTORS BUILDING LOAN (A NOTE) INTEREST RATE SCHEDULE

                 DATE        PERIOD         INTEREST RATE
            -------------   --------   -----------------------
               6/1/2005        1           5.401592810457510%
               7/1/2005        2           5.127928011204480%
               8/1/2005        3           5.401592810457510%
               9/1/2005        4           5.401592810457510%
              10/1/2005        5           5.127928011204480%
              11/1/2005        6           5.401592810457510%
              12/1/2005        7           5.127928011204480%
               1/1/2006        8           5.401592810457510%
               2/1/2006        9           5.401592810457510%
               3/1/2006       10           4.580598412698410%
               4/1/2006       11           5.401592810457510%
               5/1/2006       12           5.127928011204480%
               6/1/2006       13           5.401592810457510%
               7/1/2006       14           5.127928011204480%
               8/1/2006       15           5.401592810457510%
               9/1/2006       16           5.401592810457510%
              10/1/2006       17           5.127928011204480%
              11/1/2006       18           5.401592810457510%
              12/1/2006       19           5.127928011204480%
               1/1/2007       20           5.401592810457510%
               2/1/2007       21           5.401592810457510%
               3/1/2007       22           4.580598412698410%
               4/1/2007       23           5.401592810457510%
               5/1/2007       24           5.127928011204480%
               6/1/2007       25           5.401592810457510%
               7/1/2007       26           5.127928011204480%
               8/1/2007       27           5.401592810457510%
               9/1/2007       28           5.401592810457510%
              10/1/2007       29           5.127928011204480%
              11/1/2007       30           5.401592810457510%
              12/1/2007       31           5.127928011204480%
               1/1/2008       32           5.401592810457510%
               2/1/2008       33           5.401592810457510%
               3/1/2008       34           4.854263211951450%
               4/1/2008       35           5.401592810457510%
               5/1/2008       36           5.127928011204480%
               6/1/2008       37           5.401592810457510%
               7/1/2008       38           5.127928011204480%
               8/1/2008       39           5.401592810457510%
               9/1/2008       40           5.401592810457510%
              10/1/2008       41           5.127928011204480%
              11/1/2008       42           5.401592810457510%
              12/1/2008       43           5.127928011204480%
               1/1/2009       44           5.401592810457510%
               2/1/2009       45           5.401592810457510%
               3/1/2009       46           4.580598412698410%

                                     A-6-1

                  DATE        PERIOD         INTEREST RATE
             -------------   --------   -----------------------
                4/1/2009       47           5.401592810457510%
                5/1/2009       48           5.127928011204480%
                6/1/2009       49           5.401592810457510%
                7/1/2009       50           5.127928011204480%
                8/1/2009       51           5.401592810457510%
                9/1/2009       52           5.401592810457510%
               10/1/2009       53           5.127928011204480%
               11/1/2009       54           5.401592810457510%
               12/1/2009       55           5.127928011204480%
                1/1/2010       56           5.401592810457510%
                2/1/2010       57           5.401592810457510%

                                      A-6-2

                                    ANNEX A-7

        GENERAL MOTORS BUILDING LOAN (WHOLE LOAN) INTEREST RATE SCHEDULE

                 DATE        PERIOD         INTEREST RATE
            -------------   --------   -----------------------
               6/1/2005        1           5.398808333333330%
               7/1/2005        2           5.154562500000000%
               8/1/2005        3           5.398808333333330%
               9/1/2005        4           5.398808333333330%
              10/1/2005        5           5.154562500000000%
              11/1/2005        6           5.398808333333330%
              12/1/2005        7           5.154562500000000%
               1/1/2006        8           5.398808333333330%
               2/1/2006        9           5.398808333333330%
               3/1/2006       10           4.666070833333330%
               4/1/2006       11           5.398808333333330%
               5/1/2006       12           5.154562500000000%
               6/1/2006       13           5.398808333333330%
               7/1/2006       14           5.154562500000000%
               8/1/2006       15           5.398808333333330%
               9/1/2006       16           5.398808333333330%
              10/1/2006       17           5.154562500000000%
              11/1/2006       18           5.398808333333330%
              12/1/2006       19           5.154562500000000%
               1/1/2007       20           5.398808333333330%
               2/1/2007       21           5.398808333333330%
               3/1/2007       22           4.666070833333330%
               4/1/2007       23           5.398808333333330%
               5/1/2007       24           5.154562500000000%
               6/1/2007       25           5.398808333333330%
               7/1/2007       26           5.154562500000000%
               8/1/2007       27           5.398808333333330%
               9/1/2007       28           5.398808333333330%
              10/1/2007       29           5.154562500000000%
              11/1/2007       30           5.398808333333330%
              12/1/2007       31           5.154562500000000%
               1/1/2008       32           5.398808333333330%
               2/1/2008       33           5.398808333333330%
               3/1/2008       34           4.910316666666670%
               4/1/2008       35           5.398808333333330%
               5/1/2008       36           5.154562500000000%
               6/1/2008       37           5.398808333333330%
               7/1/2008       38           5.154562500000000%
               8/1/2008       39           5.398808333333330%
               9/1/2008       40           5.398808333333330%
              10/1/2008       41           5.154562500000000%
              11/1/2008       42           5.398808333333330%
              12/1/2008       43           5.154562500000000%
               1/1/2009       44           5.398808333333330%
               2/1/2009       45           5.398808333333330%
               3/1/2009       46           4.666070833333330%

                                      A-7-1

                 DATE        PERIOD         INTEREST RATE
            -------------   --------   -----------------------
               4/1/2009       47           5.398808333333330%
               5/1/2009       48           5.154562500000000%
               6/1/2009       49           5.398808333333330%
               7/1/2009       50           5.154562500000000%
               8/1/2009       51           5.398808333333330%
               9/1/2009       52           5.398808333333330%
              10/1/2009       53           5.154562500000000%
              11/1/2009       54           5.398808333333330%
              12/1/2009       55           5.154562500000000%
               1/1/2010       56           5.398808333333330%
               2/1/2010       57           5.398808333333330%

                                      A-7-2

                                   ANNEX A-8

               125 WEST 55TH STREET LOAN INTEREST RATE SCHEDULE

                 DATE        PERIOD         INTEREST RATE
            -------------   --------   -----------------------
               6/1/2005        1           5.900992416666670%
               7/1/2005        2           5.630597500000000%
               8/1/2005        3           5.900992416666670%
               9/1/2005        4           5.900992416666670%
              10/1/2005        5           5.630597500000000%
              11/1/2005        6           5.900992416666670%
              12/1/2005        7           5.630597500000000%
               1/1/2006        8           5.900992416666670%
               2/1/2006        9           5.900992416666670%
               3/1/2006       10           5.089807666666670%
               4/1/2006       11           5.900992416666670%
               5/1/2006       12           5.630597500000000%
               6/1/2006       13           5.900992416666670%
               7/1/2006       14           5.630597500000000%
               8/1/2006       15           5.900992416666670%
               9/1/2006       16           5.900992416666670%
              10/1/2006       17           5.630597500000000%
              11/1/2006       18           5.900992416666670%
              12/1/2006       19           5.630597500000000%
               1/1/2007       20           5.900992416666670%
               2/1/2007       21           5.900992416666670%
               3/1/2007       22           5.089807666666670%
               4/1/2007       23           5.900992416666670%
               5/1/2007       24           5.630597500000000%
               6/1/2007       25           5.900992416666670%
               7/1/2007       26           5.630597500000000%
               8/1/2007       27           5.900992416666670%
               9/1/2007       28           5.900992416666670%
              10/1/2007       29           5.630597500000000%
              11/1/2007       30           5.900992416666670%
              12/1/2007       31           5.630597500000000%
               1/1/2008       32           5.900992416666670%
               2/1/2008       33           5.900992416666670%
               3/1/2008       34           5.360202583333330%
               4/1/2008       35           5.900992416666670%
               5/1/2008       36           5.630597500000000%
               6/1/2008       37           5.900992416666670%
               7/1/2008       38           5.630597500000000%
               8/1/2008       39           5.900992416666670%
               9/1/2008       40           5.900992416666670%
              10/1/2008       41           5.630597500000000%
              11/1/2008       42           5.900992416666670%
              12/1/2008       43           5.630597500000000%
               1/1/2009       44           5.900992416666670%
               2/1/2009       45           5.900992416666670%
               3/1/2009       46           5.089807666666670%

                                      A-8-1

                 DATE        PERIOD         INTEREST RATE
            -------------   --------   -----------------------
               4/1/2009       47           5.900992416666670%
               5/1/2009       48           5.630597500000000%
               6/1/2009       49           5.900992416666670%
               7/1/2009       50           5.630597500000000%
               8/1/2009       51           5.900992416666670%
               9/1/2009       52           5.900992416666670%
              10/1/2009       53           5.630597500000000%
              11/1/2009       54           5.900992416666670%
              12/1/2009       55           5.630597500000000%
               1/1/2010       56           5.900992416666670%
               2/1/2010       57           5.900992416666670%
               3/1/2010       58           5.089807666666670%

                                      A-8-2

                                   ANNEX A-9

               WELLPOINT OFFICE TOWER LOAN AMORTIZATION SCHEDULE

           DATE         PERIOD          BALANCE            PRINCIPAL
     ---------------   --------   -------------------   ---------------
          5/1/2005                $ 23,916,502.26
          6/1/2005        1       $ 23,900,694.54       $ 15,807.72
          7/1/2005        2       $ 23,883,614.35       $ 17,080.20
          8/1/2005        3       $ 23,867,753.44       $ 15,860.90
          9/1/2005        4       $ 23,851,866.89       $ 15,886.56
         10/1/2005        5       $ 23,834,710.27       $ 17,156.62
         11/1/2005        6       $ 23,818,770.27       $ 15,940.00
         12/1/2005        7       $ 23,801,561.85       $ 17,208.42
          1/1/2006        8       $ 23,776,385.24       $ 25,176.61
          2/1/2006        9       $ 23,751,156.51       $ 25,228.73
          3/1/2006       10       $ 23,721,117.92       $ 30,038.59
          4/1/2006       11       $ 23,695,774.80       $ 25,343.12
          5/1/2006       12       $ 23,668,797.03       $ 26,977.76
          6/1/2006       13       $ 23,643,345.61       $ 25,451.42
          7/1/2006       14       $ 23,616,262.83       $ 27,082.79
          8/1/2006       15       $ 23,590,702.66       $ 25,560.16
          9/1/2006       16       $ 23,565,089.59       $ 25,613.07
         10/1/2006       17       $ 23,537,850.05       $ 27,239.54
         11/1/2006       18       $ 23,512,127.58       $ 25,722.47
         12/1/2006       19       $ 23,484,781.95       $ 27,345.63
          1/1/2007       20       $ 23,447,927.20       $ 36,854.75
          2/1/2007       21       $ 23,410,981.34       $ 36,945.86
          3/1/2007       22       $ 23,368,343.17       $ 42,638.17
          4/1/2007       23       $ 23,331,200.55       $ 37,142.61
          5/1/2007       24       $ 23,292,105.49       $ 39,095.06
          6/1/2007       25       $ 23,254,774.40       $ 37,331.09
          7/1/2007       26       $ 23,215,496.50       $ 39,277.91
          8/1/2007       27       $ 23,177,976.02       $ 37,520.48
          9/1/2007       28       $ 23,140,362.78       $ 37,613.24
         10/1/2007       29       $ 23,100,811.15       $ 39,551.63
         11/1/2007       30       $ 23,063,007.14       $ 37,804.00
         12/1/2007       31       $ 23,023,270.44       $ 39,736.70
          1/1/2008       32       $ 22,973,448.72       $ 49,821.71
          2/1/2008       33       $ 22,923,488.81       $ 49,959.92
          3/1/2008       34       $ 22,869,287.84       $ 54,200.97
          4/1/2008       35       $ 22,819,038.99       $ 50,248.85
          5/1/2008       36       $ 22,766,608.86       $ 52,430.13
          6/1/2008       37       $ 22,716,075.18       $ 50,533.68
          7/1/2008       38       $ 22,663,368.66       $ 52,706.53
          8/1/2008       39       $ 22,612,548.60       $ 50,820.06
          9/1/2008       40       $ 22,561,587.57       $ 50,961.03
         10/1/2008       41       $ 22,508,466.33       $ 53,121.24
         11/1/2008       42       $ 22,457,216.58       $ 51,249.75
         12/1/2008       43       $ 22,403,815.16       $ 53,401.42
          1/1/2009       44       $ 22,340,307.28       $ 63,507.88
          2/1/2009       45       $ 22,276,610.47       $ 63,696.82

                                     A-9-1

           DATE         PERIOD          BALANCE            PRINCIPAL
     ---------------   --------   -------------------   ---------------
          3/1/2009       46       $ 22,206,310.44       $  70,300.02
          4/1/2009       47       $ 22,142,214.97       $  64,095.47
          5/1/2009       48       $ 22,075,803.81       $  66,411.16
          6/1/2009       49       $ 22,011,320.07       $  64,483.74
          7/1/2009       50       $ 21,944,532.04       $  66,788.02
          8/1/2009       51       $ 21,879,657.76       $  64,874.28
          9/1/2009       52       $ 21,814,590.47       $  65,067.29
         10/1/2009       53       $ 21,747,236.04       $  67,354.43
         11/1/2009       54       $ 21,681,774.78       $  65,461.26
         12/1/2009       55       $ 21,614,037.95       $  67,736.83
          1/1/2010       56       $ 21,533,085.93       $  80,952.03
          2/1/2010       57       $ 21,451,872.71       $  81,213.22
          3/1/2010       58       $ 21,363,699.20       $  88,173.51
          4/1/2010       59       $ 21,281,939.45       $  81,759.75
          5/1/2010       60       $ 21,197,700.83       $  84,238.62
          6/1/2010       61       $ 21,115,405.48       $  82,295.35
          7/1/2010       62       $ 21,030,646.87       $  84,758.61
          8/1/2010       63       $ 20,947,812.51       $  82,834.36
          9/1/2010       64       $ 20,864,710.89       $  83,101.63
         10/1/2010       65       $ 20,779,169.49       $  85,541.39
         11/1/2010       66       $ 20,695,523.73       $  83,645.76
         12/1/2010       67       $ 20,609,454.06       $  86,069.67
          1/1/2011       68       $ 20,512,147.55       $  97,306.51
          2/1/2011       69       $ 20,414,517.29       $  97,630.26
          3/1/2011       70       $ 20,309,989.16       $ 104,528.13
          4/1/2011       71       $ 20,211,686.30       $  98,302.87
          5/1/2011       72       $ 20,110,887.12       $ 100,799.17
          6/1/2011       73       $ 20,011,921.82       $  98,965.30
          7/1/2011       74       $ 19,910,479.45       $ 101,442.37
          8/1/2011       75       $ 19,810,847.37       $  99,632.08
          9/1/2011       76       $ 19,710,883.80       $  99,963.57
         10/1/2011       77       $ 19,608,472.15       $ 102,411.65
         11/1/2011       78       $ 19,507,835.26       $ 100,636.89
         12/1/2011       79       $ 19,404,769.84       $ 103,065.42
          1/1/2012       80       $ 19,287,156.77       $ 117,613.07
          2/1/2012       81       $ 19,169,134.65       $ 118,022.12
          3/1/2012       82       $ 19,046,400.76       $ 122,733.88
          4/1/2012       83       $ 18,927,541.29       $ 118,859.47
          5/1/2012       84       $ 18,806,144.90       $ 121,396.39
          6/1/2012       85       $ 18,686,449.83       $ 119,695.07
          7/1/2012       86       $ 18,564,241.97       $ 122,207.86
          8/1/2012       87       $ 18,443,705.57       $ 120,536.41
          9/1/2012       88       $ 18,322,749.94       $ 120,955.63
         10/1/2012       89       $ 18,199,317.94       $ 123,431.99
         11/1/2012       90       $ 18,077,512.34       $ 121,805.60
         12/1/2012       91       $ 17,953,254.93       $ 124,257.41
          1/1/2013       92       $ 17,800,510.87       $ 152,744.06
          2/1/2013       93       $ 17,647,166.44       $ 153,344.43
          3/1/2013       94       $ 17,486,506.68       $ 160,659.77

                                     A-9-2

           DATE         PERIOD          BALANCE             PRINCIPAL
     ---------------   --------   -------------------   ----------------
          4/1/2013       95       $ 17,331,928.03       $ 154,578.65
          5/1/2013       96       $ 17,174,544.24       $ 157,383.80
          6/1/2013       97       $ 17,018,739.40       $ 155,804.84
          7/1/2013       98       $ 16,860,164.30       $ 158,575.10
          8/1/2013       99       $ 16,703,123.76       $ 157,040.53
          9/1/2013       100      $ 16,545,465.97       $ 157,657.80
         10/1/2013       101      $ 16,385,090.64       $ 160,375.33
         11/1/2013       102      $ 16,226,182.79       $ 158,907.85
         12/1/2013       103      $ 16,064,592.98       $ 161,589.81
          1/1/2014       104      $ 15,882,625.72       $ 181,967.26
          2/1/2014       105      $ 15,699,915.77       $ 182,709.95
          3/1/2014       106      $ 15,510,258.98       $ 189,656.80
          4/1/2014       107      $ 15,326,029.24       $ 184,229.74
          5/1/2014       108      $ 15,139,029.75       $ 186,999.48
          6/1/2014       109      $ 14,953,284.86       $ 185,744.89
          7/1/2014       110      $ 14,764,813.12       $ 188,471.74
          8/1/2014       111      $ 14,577,540.88       $ 187,272.24
          9/1/2014       112      $ 14,389,504.30       $ 188,036.58
         10/1/2014       113      $ 14,198,805.75       $ 190,698.56
         11/1/2014       114      $ 14,009,223.38       $ 189,582.37
         12/1/2014       115      $ 14,009,223.38          $0.00
          1/1/2015       116      $ 14,009,223.38          $0.00
          2/1/2015       117      $ 14,009,223.38          $0.00
          3/1/2015       118      $ 14,009,223.38          $0.00
          4/1/2015       119      $ 14,009,223.38          $0.00
          5/1/2015       120      $ 14,009,223.38          $0.00
          6/1/2015       121      $ 14,009,223.38          $0.00
          7/1/2015       122      $ 14,009,223.38          $0.00
          8/1/2015       123      $ 14,009,223.38          $0.00
          9/1/2015       124      $ 14,009,223.38          $0.00
         10/1/2015       125      $ 14,009,223.38          $0.00
         11/1/2015       126      $ 14,009,223.38          $0.00
         12/1/2015       127      $ 14,009,223.38          $0.00
          1/1/2016       128      $ 14,009,223.38          $0.00
          2/1/2016       129      $ 14,009,223.38          $0.00
          3/1/2016       130      $ 14,009,223.38          $0.00
          4/1/2016       131      $ 14,009,223.38          $0.00
          5/1/2016       132      $ 14,009,223.38          $0.00
          6/1/2016       133      $ 14,009,223.38          $0.00
          7/1/2016       134      $ 14,009,223.38          $0.00
          8/1/2016       135      $ 14,009,223.38          $0.00
          9/1/2016       136      $ 14,009,223.38          $0.00
         10/1/2016       137      $ 14,009,223.38          $0.00
         11/1/2016       138      $ 14,009,223.38          $0.00
         12/1/2016       139      $ 14,009,223.38          $0.00
          1/1/2017       140      $ 14,009,223.38          $0.00
          2/1/2017       141      $ 14,009,223.38          $0.00
          3/1/2017       142      $ 14,009,223.38          $0.00
          4/1/2017       143      $ 14,009,223.38          $0.00

                                      A-9-3

            DATE         PERIOD          BALANCE              PRINCIPAL
       --------------   --------   -------------------   ------------------
           5/1/2017       144      $ 14,009,223.38             $0.00
           6/1/2017       145      $ 14,009,223.38             $0.00
           7/1/2017       146      $ 14,009,223.38             $0.00
           8/1/2017       147      $ 14,009,223.38             $0.00
           9/1/2017       148      $ 14,009,223.38             $0.00
          10/1/2017       149      $ 14,009,223.38             $0.00
          11/1/2017       150      $ 14,009,223.38             $0.00
          12/1/2017       151      $ 14,009,223.38             $0.00
           1/1/2018       152      $ 14,009,223.38             $0.00
           2/1/2018       153      $ 14,009,223.38             $0.00
           3/1/2018       154      $ 14,009,223.38             $0.00
           4/1/2018       155      $ 14,009,223.38             $0.00
           5/1/2018       156      $ 14,009,223.38             $0.00
           6/1/2018       157      $ 14,009,223.38             $0.00
           7/1/2018       158      $ 14,009,223.38             $0.00
           8/1/2018       159      $ 14,009,223.38             $0.00
           9/1/2018       160      $ 14,009,223.38             $0.00
          10/1/2018       161      $ 14,009,223.38             $0.00
          11/1/2018       162      $ 14,009,223.38             $0.00
          12/1/2018       163      $ 14,009,223.38             $0.00
           1/1/2019       164      $ 14,009,223.38             $0.00
           2/1/2019       165      $ 14,009,223.38             $0.00
           3/1/2019       166      $ 14,009,223.38             $0.00
           4/1/2019       167      $ 14,009,223.38             $0.00
           5/1/2019       168      $ 14,009,223.38             $0.00
           6/1/2019       169      $ 14,009,223.38             $0.00
           7/1/2019       170      $ 14,009,223.38             $0.00
           8/1/2019       171      $ 14,009,223.38             $0.00
           9/1/2019       172      $ 14,009,223.38             $0.00
          10/1/2019       173      $ 14,009,223.38             $0.00
          11/1/2019       174      $ 14,009,223.38             $0.00
          12/1/2019       175      $          0.00       $ 14,009,223.38

                                      A-9-4

                                  ANNEX A-10

                  SUN MICROSYSTEMS LOAN AMORTIZATION SCHEDULE

           DATE         PERIOD          BALANCE           PRINCIPAL
     ---------------   --------   ------------------   ---------------
          5/5/2005                $ 6,879,428.42
          6/5/2005        1       $ 6,808,365.19       $  71,063.23
          7/5/2005        2       $ 6,736,806.89       $  71,558.30
          8/5/2005        3       $ 6,664,750.07       $  72,056.82
          9/5/2005        4       $ 6,592,191.24       $  72,558.82
         10/5/2005        5       $ 6,509,848.22       $  82,343.03
         11/5/2005        6       $ 6,426,931.54       $  82,916.68
         12/5/2005        7       $ 6,343,437.20       $  83,494.34
          1/5/2006        8       $ 6,259,361.19       $  84,076.01
          2/5/2006        9       $ 6,174,699.44       $  84,661.74
          3/5/2006       10       $ 6,089,447.89       $  85,251.55
          4/5/2006       11       $ 6,003,602.42       $  85,845.47
          5/5/2006       12       $ 5,917,158.89       $  86,443.53
          6/5/2006       13       $ 5,830,113.14       $  87,045.75
          7/5/2006       14       $ 5,742,460.97       $  87,652.17
          8/5/2006       15       $ 5,654,198.16       $  88,262.81
          9/5/2006       16       $ 5,565,320.44       $  88,877.71
         10/5/2006       17       $ 5,466,266.47       $  99,053.97
         11/5/2006       18       $ 5,366,522.43       $  99,744.05
         12/5/2006       19       $ 5,266,083.50       $ 100,438.93
          1/5/2007       20       $ 5,164,944.84       $ 101,138.65
          2/5/2007       21       $ 5,063,101.59       $ 101,843.25
          3/5/2007       22       $ 4,960,548.83       $ 102,552.76
          4/5/2007       23       $ 4,857,281.62       $ 103,267.21
          5/5/2007       24       $ 4,753,294.98       $ 103,986.64
          6/5/2007       25       $ 4,648,583.90       $ 104,711.08
          7/5/2007       26       $ 4,543,143.33       $ 105,440.57
          8/5/2007       27       $ 4,436,968.19       $ 106,175.14
          9/5/2007       28       $ 4,330,053.37       $ 106,914.82
         10/5/2007       29       $ 4,212,549.92       $ 117,503.45
         11/5/2007       30       $ 4,094,227.87       $ 118,322.05
         12/5/2007       31       $ 3,975,081.50       $ 119,146.37
          1/5/2008       32       $ 3,855,105.08       $ 119,976.42
          2/5/2008       33       $ 3,734,292.83       $ 120,812.25
          3/5/2008       34       $ 3,612,638.92       $ 121,653.91
          4/5/2008       35       $ 3,490,137.48       $ 122,501.43
          5/5/2008       36       $ 3,366,782.62       $ 123,354.86
          6/5/2008       37       $ 3,242,568.39       $ 124,214.23
          7/5/2008       38       $ 3,117,488.79       $ 125,079.59
          8/5/2008       39       $ 2,991,537.81       $ 125,950.98
          9/5/2008       40       $ 2,864,709.37       $ 126,828.44
         10/5/2008       41       $ 2,726,858.26       $ 137,851.11
         11/5/2008       42       $ 2,588,046.79       $ 138,811.47
         12/5/2008       43       $ 2,448,268.26       $ 139,778.53
          1/5/2009       44       $ 2,307,515.95       $ 140,752.32
          2/5/2009       45       $ 2,165,783.05       $ 141,732.89

                                     A-10-1

           DATE         PERIOD          BALANCE            PRINCIPAL
     ---------------   --------   ------------------   ----------------
          3/5/2009       46       $ 2,023,062.76       $ 142,720.30
          4/5/2009       47       $ 1,879,348.17       $ 143,714.58
          5/5/2009       48       $ 1,734,632.38       $ 144,715.79
          6/5/2009       49       $ 1,588,908.40       $ 145,723.98
          7/5/2009       50       $ 1,442,169.21       $ 146,739.19
          8/5/2009       51       $ 1,294,407.74       $ 147,761.47
          9/5/2009       52       $ 1,145,616.86       $ 148,790.88
         10/5/2009       53       $   985,346.13       $ 160,270.73
         11/5/2009       54       $   823,958.85       $ 161,387.28
         12/5/2009       55       $   661,447.24       $ 162,511.61
          1/5/2010       56       $   497,803.46       $ 163,643.78
          2/5/2010       57       $   333,019.63       $ 164,783.83
          3/5/2010       58       $   167,087.81       $ 165,931.82
          4/5/2010       59       $         0.00       $ 167,087.81

                                     A-10-2

                                    ANNEX B

                                CMBS NEW ISSUE
                             COLLATERAL TERM SHEET

                           ------------------------

                                $1,726,657,000
                      (APPROXIMATE OFFERED CERTIFICATES)

                                $1,864,137,976
                    (APPROXIMATE TOTAL COLLATERAL BALANCE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

                           ------------------------

                     GENERAL ELECTRIC CAPITAL CORPORATION
                             BANK OF AMERICA, N.A.
                      GERMAN AMERICAN CAPITAL CORPORATION
                            AS MORTGAGE LOAN SELLERS

                           ------------------------



--------   ------------------   --------------   -----------   ---------------   --------   ----------   ------------------
                                 INITIAL PASS-
              INITIAL CLASS         THROUGH                                                  PRINCIPAL
             CERTIFICATE OR          RATE          RATINGS      SUBORDINATION       WAL       WINDOW        ASSUMED FINAL
  CLASS     NOTIONAL BALANCE       (APPROX.)      S&P/FITCH         LEVELS        (YRS.)       (MO.)      DISTRIBUTION DATE
--------   ------------------   --------------   -----------   ---------------   --------   ----------   ------------------

    A-1      $   55,000,000     4.2890%            AAA/AAA     20.000%           2.69          1-56       JANUARY 10, 2010
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
    A-2      $  334,900,000     4.7060%            AAA/AAA     20.000%           4.78         56-60         MAY 10, 2010
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
    A-3      $  132,400,000     4.8390%            AAA/AAA     20.000%           6.60         79-83        APRIL 10, 2012
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
   A-AB      $   72,362,000     4.8660%            AAA/AAA     20.000%           7.41         60-115     DECEMBER 10, 2014
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
    A-4      $  445,399,000     4.9780%            AAA/AAA     20.000%           9.79        115-119       APRIL 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
   A-1A      $  451,249,000     4.8810%            AAA/AAA     20.000%           7.26         1-119        APRIL 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
    A-J      $  149,131,000     5.0610%            AAA/AAA     12.000%           9.89        119-120        MAY 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
    X-P      $1,822,837,000     0.4719%            AAA/AAA      N/A               N/A          N/A          MAY 10, 2012
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
     B       $   13,981,000     5.1130%            AA+/AA+     11.250%           9.96        120-120        MAY 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
     C       $   30,292,000     5.1330%             AA/AA       9.625%           9.96        120-120        MAY 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
     D       $   16,311,000     5.1720%            AA-/AA-      8.750%           9.96        120-120        MAY 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------
     E       $   25,632,000     5.3130%              A/A        7.375%           9.96        120-120        MAY 10, 2015
  -----      --------------     ------           -----------   ------            ----        -------     ------------------


BANC OF AMERICA SECURITIES LLC                        DEUTSCHE BANK SECURITIES
Co-Lead and Joint Bookrunning Manager    Co-Lead and Joint Bookrunning Manager

CITIGROUP                JPMORGAN                           MERRILL LYNCH & CO.
Co-Manager              Co-Manager                               Co-Manager

                                                                    May 12, 2005

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

TRANSACTION FEATURES

o   Sellers:



----------------------------------------------   -----------   ----------------   ----------
                                                    NO. OF       CUT-OFF DATE
                    SELLERS                         LOANS         BALANCE ($)      % OF POOL
----------------------------------------------   -----------   ----------------   ----------

        General Electric Capital Corporation          87(1)       836,734,094         44.89
        Bank of America, N.A.                         33          552,557,350         29.64
        German American Capital Corporation           23(1)       474,846,532         25.47
-------------------------------------------------------------------------------------------
        TOTAL:                                       142        1,864,137,976        100.00
-------------------------------------------------------------------------------------------


        (1)   Includes the General Motors Building mortgage loan, which was contributed by both General Electric Capital Corporation and by
              German American Capital Corporation. Such mortgage loan is included in each such seller's number of mortgage loans, and 50%
              of the cut-off date balance of such mortgage loan is included in each such seller's cut-off date balance of mortgage loans.

o   Loan Pool:
    o  Average Cut-off Date Balance: $13,127,732
    o  Largest Loan by Cut-off Date Balance: $165,000,000 (Shadow Rated "AA"
       by S&P and Fitch)
    o  Five largest and ten largest loans: 25.47% and 35.51% of pool, respectively

o   Credit Statistics:
    o  Weighted average underwritten DSCR of 1.61x
    o  Weighted average Cut-off Date LTV ratio of 68.19%; weighted average balloon LTV ratio of 60.85%

o   Property Types:

Multifamily             28.34%

Mixed Use                1.65%

Industrial               2.53%

Manufactured Housing     4.67%

Self Storage             5.35%

Hotel                    7.56%

Retail                  21.90%

Office                  28.00%

o   Call Protection (as applicable):
    o  87.62% of the pool (Cut-off Date Balance) has a lockout period ranging from 24 to 29 payments from origination, then defeasance.
    o  12.38%(2)(3) of the pool (Cut-off Date Balance) has a lockout period ranging from 1 to 60 payments from origination, then yield maintenance.

       (2)   With respect to one of these mortgage loans, representing 5.68% of the aggregate Cut-off Date Balance, the borrower has the option of choosing yield maintenance or defeasance under certain
             circumstances.

       (3)   One mortgage loan (representing 0.37% of the aggregate Cut-off
             Date Balance), which provides that the borrower may prepay the loan in connection with a purchase of the related mortgaged property by the related sole tenant, has been included in this category. Such mortgage loan is not indicated in the range of lockout periods.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       2

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

OFFERED CERTIFICATES


------------ --------------------- --------------- --------------  --------------- ---------------- ------------------- ------------
                                                                                                                            INITIAL
                    INITIAL                                                                            ASSUMED FINAL    PASS-THROUGH
                 CERTIFICATE OR     SUBORDINATION      RATINGS          AVERAGE        PRINCIPAL        DISTRIBUTION        RATE
    CLASS     NOTIONAL BALANCE(1)       LEVELS      (S&P/ FITCH)    LIFE (YRS.)(2)  WINDOW (MO.)(2)       DATE(2)       (APPROX.)(3)
------------ --------------------- --------------- --------------  --------------- ---------------- ------------------- ------------

    A-1(4)       $   55,000,000        20.000%         AAA/AAA         2.69              1-56        January 10, 2010      4.2890%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    A-2(4)       $  334,900,000        20.000%         AAA/AAA         4.78             56-60          May 10, 2010        4.7060%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    A-3(4)       $  132,400,000        20.000%         AAA/AAA         6.60             79-83         April 10, 2012       4.8390%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    A-AB(4)      $   72,362,000        20.000%         AAA/AAA         7.41             60-115      December 10, 2014      4.8660%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    A-4(4)       $  445,399,000        20.000%         AAA/AAA         9.79            115-119        April 10, 2015       4.9780%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    A-1A(4)      $  451,249,000        20.000%         AAA/AAA         7.26             1-119         April 10, 2015       4.8810%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
      A-J        $  149,131,000        12.000%         AAA/AAA         9.89            119-120         May 10, 2015        5.0610%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
    X-P(5)       $1,822,837,000          N/A           AAA/AAA          N/A              N/A           May 10, 2012        0.4719%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
       B         $   13,981,000        11.250%         AA+/AA+         9.96            120-120         May 10, 2015        5.1130%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
       C         $   30,292,000         9.625%          AA/AA          9.96            120-120         May 10, 2015        5.1330%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
       D         $   16,311,000         8.750%         AA-/AA-         9.96            120-120         May 10, 2015        5.1720%
------------     --------------        ------      --------------      ----            -------      -------------------    ------
       E         $   25,632,000         7.375%           A/A           9.96            120-120         May 10, 2015        5.3130%
------------     --------------        ------      --------------      ----            -------      -------------------    ------


PRIVATE CERTIFICATES(6)



----------- --------------------- --------------- -------------  ---------------- ----------------- --------------- ----------------
                                                                                                                          INITIAL
                   INITIAL                                                                           ASSUMED FINAL     PASS-THROUGH
                CERTIFICATE OR     SUBORDINATION     RATINGS          AVERAGE         PRINCIPAL       DISTRIBUTION         RATE
   CLASS     NOTIONAL BALANCE(1)       LEVELS      (S&P/FITCH)    LIFE (YRS.)(2)   WINDOW (MO.)(2)      DATE(2)        (APPROX.)(3)
----------- --------------------- --------------- -------------  ---------------- ----------------- --------------- ----------------

    X-C(5)      $1,864,137,976          N/A         AAA/AAA             N/A             N/A          May 10, 2025         0.0439%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      F         $   16,312,000         6.500%         A-/A-             9.96          120-120        May 10, 2015         5.4010%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      G         $   20,971,000         5.375%       BBB+/BBB+           9.96          120-120        May 10, 2015         5.4010%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      H         $   16,311,000         4.500%        BBB/BBB            9.96          120-120        May 10, 2015         5.4010%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      J         $   20,972,000         3.375%       BBB-/BBB-           9.96          120-120        May 10, 2015         5.4010%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      K         $    9,321,000         2.875%        BB+/BB+            9.96          120-120        May 10, 2015         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      L         $    6,990,000         2.500%         BB/BB             9.96          120-120        May 10, 2015         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      M         $    9,321,000         2.000%        BB-/BB-           10.04          120-121       June 10, 2015         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      N         $    2,330,000         1.875%         B+/NR            10.04          121-121       June 10, 2015         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      O         $    6,990,000         1.500%          B/NR            11.61          121-144        May 10, 2017         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      P         $    4,661,000         1.250%         B-/NR            11.96          144-144        May 10, 2017         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------
      Q         $   23,301,976         0.000%         NR/NR            14.20          144-240        May 10, 2025         4.7160%
-----------     --------------         -----      -------------        -----          -------       ---------------       ------


Notes:

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(3)  The Class A-1, Class A-2, Class A-3 and Class A-AB certificates will each accrue interest at a fixed rate. The Class A-4, Class A-1A, Class A-J,
     Class B, Class C, Class D, Class K, Class L, Class M, Class N, Class O,
     Class P and Class Q certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans. The Class E certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans minus 0.088%. The Class F, Class G, Class H and Class J
     Certificates will each accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans.

(4)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 75.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of
     42 mortgage loans, representing approximately 24.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
     Loan group 2 will include approximately 74.61% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 65.64% of the aggregate principal balance of all the mortgage loans secured by manufactured housing communities.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-C and
     Class X-P certificates, interest distributions on the Class A-1, Class A-2,
     Class A-3, Class A-AB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

     In addition, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-4 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class Q certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-1A certificates, pro rata.

(5)  The aggregate amount of interest accrued on the Class X-C and Class X-P certificates will generally be equal to interest accrued on the stated
     principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates) as described in this prospectus supplement. The pass-through rates on the Class X-C and
     Class X-P certificates will be based on the weighted average of the interest strip rates of the components of the Class X-C and Class X-P certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the
     Certificates--Distributions" in the prospectus supplement.

(6)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       3

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

I. ISSUE CHARACTERISTICS


   ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, X-P, B, C, D
                                   and E (the "Offered Certificates").

                                   Private (Rule 144A, Regulation S): Classes X-C, F, G, H, J, K, L,
                                   M, N, O, P and Q.

   SECURITIES OFFERED:             $1,726,657,000 monthly pay, multi-class, sequential pay
                                   commercial mortgage REMIC Pass-Through Certificates, consisting of 11 principal and interest classes (Classes A-1, A-2, A-3,
                                   A-AB, A-4, A-1A, A-J, B, C, D and E) and one interest-only class
                                   (Class X-P).

   MORTGAGE POOL:                  The Mortgage Pool consists of 142 Mortgage Loans with an
                                   aggregate balance as of the Cut-off Date of $1,864,137,976. The
                                   Mortgage Loans are secured by 167 properties located throughout
                                   36 states. The Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are secured by
                                   Mortgaged Properties that are not multifamily properties and/or manufactured housing properties and (ii) 22 Mortgage Loans that are secured by 23 Mortgaged Properties, including 16 multifamily properties and seven manufactured housing properties. Loan Group
                                   1 is expected to consist of 100 Mortgage Loans, with an aggregate balance as of the Cut-off Date of $1,412,888,376. Loan Group 2
                                   will consist of 42 Mortgage Loans that are secured by 50
                                   Mortgaged Properties, including 40 multifamily properties and 10 manufactured housing properties. Loan Group 2 is expected to consist of 42 Mortgage Loans, with an aggregate balance as of the
                                   Cut-off Date of $451,249,601.

   SELLERS:                        General Electric Capital Corporation (GECC); Bank of America,
                                   N.A. (BofA) and German American Capital Corporation (GACC).

   CO-LEAD BOOKRUNNING MANAGERS:   Banc of America Securities LLC and Deutsche Bank Securities Inc.

   CO-MANAGERS:                    Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and
                                   Merrill Lynch, Pierce, Fenner & Smith, Inc.

   MASTER SERVICER:                GEMSA Loan Services, L.P. for all Mortgage Loans other than the
                                   General Motors Building Mortgage Loan, the Loews Miami Beach
                                   Mortgage Loan and the Wellpoint Office Tower Mortgage Loan which will be serviced by Midland Loan Services, Inc. pursuant to the terms of the pooling and servicing agreement relating to the COMM
                                   2005-LP5 Commercial Mortgage Pass-Through Certificates.

   SPECIAL SERVICER:               LNR Partners, Inc., for all Mortgage Loans (the General Motors
                                   Building Mortgage Loan, the Loews Miami Beach Mortgage Loan and
                                   the Wellpoint Office Tower Mortgage Loan will be specially serviced by Lennar Partners, Inc. pursuant to the terms of the pooling and servicing agreement relating to the COMM 2005-LP5
                                   Commercial Mortgage Pass-Through Certificates).

   TRUSTEE:                        Wells Fargo Bank, N.A.

   CUT-OFF DATE:                   With respect to each mortgage loan, the later of May 1, 2005 or the date of origination of such mortgage loan, except in the case of one mortgage loan (loan no. 79 on Annex A-1 to the prospectus supplement for which the Cut-off Date is May 5, 2005).

   EXPECTED CLOSING DATE:          May 24, 2005

   DISTRIBUTION DATES:             The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in June 2005.

   MINIMUM DENOMINATIONS:          $10,000 for the Offered Certificates (other than the Class X-P certificates, for which the minimum denomination shall be
                                   $1,000,000 (notional amount)) and in multiples of $1 thereafter.

   SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest.

   ERISA/SMMEA STATUS:             The Offered Certificates are expected to be ERISA eligible. No
                                   Class of Certificates is SMMEA eligible.

   RATING AGENCIES:                The Offered Certificates will be rated by Standard & Poor's
                                   Ratings Services, a Division of the McGraw-Hill Companies, Inc.
                                   ("S&P") and Fitch, Inc. ("Fitch").

   RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE
                                   FOR ALL INVESTORS. SEE THE "RISK FACTORS" SECTION OF THE
                                   PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE
                                   PROSPECTUS.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       4

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

II. FULL COLLATERAL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)



                                 NO. OF        AGGREGATE
                               MORTGAGE     CUT-OFF DATE      % OF
                                  LOANS      BALANCE ($)      POOL
                             ---------- ---------------- ---------

 1,625,000 -- 4,999,999           38      137,888,972        7.40
 5,000,000 -- 9,999,999           47      327,777,763       17.58
 10,000,000 -- 14,999,999         25      309,583,593       16.61
 15,000,000 -- 19,999,999         14      239,205,323       12.83
 20,000,000 -- 24,999,999          7      158,914,409        8.52
 25,000,000 -- 29,999,999          1       28,740,000        1.54
 30,000,000 -- 34,999,999          2       65,150,000        3.49
 35,000,000 -- 39,999,999          2       72,000,000        3.86
 40,000,000 -- 54,999,999          1       50,000,000        2.68
 55,000,000 -- 165,000,000         5      474,877,915       25.47
----------------------------      --      -----------      ------
 TOTAL:                          142    1,864,137,976      100.00
----------------------------     ---    -------------      ------
 Min: 1,625,000  Max:165,000,000  Average:13,127,732


GEOGRAPHIC DISTRIBUTION



                          NO. OF        AGGREGATE
                       MORTGAGED     CUT-OFF DATE       % OF
                      PROPERTIES      BALANCE ($)       POOL
                    ------------ ---------------- ----------

 New York                  9        346,138,864       18.57
 California               24        285,048,439       15.29
   Southern               17        204,214,366       10.95
   Northern                7         80,834,072        4.34
 Texas                    19        247,329,714       13.27
 Florida                  12        148,602,712        7.97
 Georgia                  11        109,742,139        5.89
 Arizona                   6         66,285,281        3.56
 Other States(a)          86        660,990,827       35.46
-------------------       --        -----------      ------
 TOTAL:                  167      1,864,137,976      100.00


(a) Includes 30 states.

PROPERTY TYPE



                                NO. OF        AGGREGATE
                             MORTGAGED     CUT-OFF DATE       % OF
                            PROPERTIES      BALANCE ($)       POOL
                          ------------ ---------------- ----------

 Multifamily                    73     $ 615,311,868        33.01
   Multifamily                  56       528,265,733        28.34
   Manufactured Housing         17        87,046,135         4.67
 Office                         15       521,873,279        28.00
 Retail                         41       408,338,750        21.90
 Hotel                           9       140,955,916         7.56
 Self Storage                   22        99,717,031         5.35
 Industrial                      5        47,173,821         2.53
 Mixed Use                       2        30,767,311         1.65
-------------------------       --     -------------       ------
 TOTAL:                        167     1,864,137,976       100.00


MORTGAGE RATE (%)



                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)       POOL
                  ---------- ---------------- ----------

 4.240 -- 4.999        31       452,180,276       24.26
 5.000 -- 5.399        55       776,513,219       41.66
 5.400 -- 5.799        44       508,890,105       27.30
 5.800 -- 5.999         9       100,124,948        5.37
 6.000 -- 6.199         1        15,000,000        0.80
 6.200 -- 8.360         2        11,429,428        0.61
-----------------      --       -----------      ------
 TOTAL:               142     1,864,137,976      100.00
-----------------     ---     -------------      ------
  Min: 4.240    Max: 8.360    Wtd Avg: 5.278


ORIGINAL TERM TO STATED MATURITY (MOS)



                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE       % OF
                   LOANS      BALANCE ($)       POOL
              ---------- ---------------- ----------

 60 -- 64          28       495,569,349       26.58
 65 -- 84          14       208,790,155       11.20
 85 -- 120         95     1,096,436,969       58.82
 121 -- 240         5        63,341,502        3.40
-------------      --     -------------      ------
 TOTAL            142     1,864,137,976      100.00
-------------     ---     -------------      ------
  Min: 60         Max: 240        Wtd Avg: 101


REMAINING TERM TO STATED MATURITY (MOS)



                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE       % OF
                   LOANS      BALANCE ($)       POOL
              ---------- ---------------- ----------

 56 -- 60          28       495,569,349       26.58
 61 -- 85          14       208,790,155       11.20
 86 -- 120         95     1,096,436,969       58.82
 121 -- 240         5        63,341,502        3.40
-------------      --     -------------      ------
 TOTAL:           142     1,864,137,976      100.00
-------------     ---     -------------      ------
  Min: 56         Max: 240         Wtd Avg: 100


LOANS WITH RESERVE REQUIREMENTS (A)



                     NO. OF         AGGREGATE
                   MORTGAGE      CUT-OFF DATE         % OF
                      LOANS       BALANCE ($)         POOL
                 ----------   ---------------   ----------

 Replacement        115        1,404,413,072        75.34
 Taxes              130        1,518,364,265        81.45
 Insurance           98        1,247,626,848        66.93
 TI/LC (b)           35          661,971,639        65.66
 Other (c)           43          747,277,016        40.09
 Engineering         75          887,085,028        47.59


(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office, industrial and mixed use properties.

(c) Generally consists of tenant reserves and holdbacks.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)(B)



                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
                  ---------- ---------------- ---------

 37.43 -- 44.99         4       179,530,346       9.63
 45.00 -- 49.99         4        22,976,210       1.23
 50.00 -- 54.99         4        28,139,995       1.51
 55.00 -- 59.99        11       164,858,548       8.84
 60.00 -- 64.99        17       234,825,316      12.60
 65.00 -- 69.99        14       283,883,383      15.23
 70.00 -- 74.99        30       271,785,924      14.58
 75.00 -- 79.99        49       495,578,825      26.58
 80.00 -- 91.50         9       182,559,428       9.79
-----------------      --       -----------     ------
 TOTAL:               142     1,864,137,976     100.00
-----------------     ---     -------------     ------
  Min: 37.43    Max: 91.50    Wtd Avg: 68.19


(a) Calculated on loan balances after netting out holdback amounts for two loans (0.59% of the pool balance).

(b) In the case of four mortgage loans (16.83% of the pool balance) with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the
Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)(B)



                          NO. OF        AGGREGATE
                        MORTGAGE     CUT-OFF DATE      % OF
                           LOANS      BALANCE ($)      POOL
                      ---------- ---------------- ---------

 Fully Amortizing           2        13,259,428       0.71
 24.47 -- 44.99            10       223,963,585      12.01
 45.00 -- 49.99             8       135,835,470       7.29
 50.00 -- 54.99            16       124,246,432       6.67
 55.00 -- 59.99            16       194,797,038      10.45
 60.00 -- 64.99            28       252,385,739      13.54
 65.00 -- 69.99            31       470,772,172      25.25
 70.00 -- 74.99            23       348,918,111      18.72
 75.00 -- 79.99             7        75,960,000       4.07
 80.00                      1        24,000,000       1.29
------                     --       -----------     ------
 TOTAL:                   142     1,864,137,976     100.00
------                    ---     -------------     ------
  Min: 24.47       Max: 80.00      Wtd Avg: 60.85


(a) Calculated on loan balances after netting out holdback amounts for one loan
(0.25% of the pool balance).
(b) In the case of four mortgage loans (16.83% of the pool balance) with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the
Trust.

DEBT SERVICE COVERAGE RATIOS (X) (A)(B)



                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE      % OF
                     LOANS      BALANCE ($)      POOL
                ---------- ---------------- ---------

 1.02 -- 1.19         3        44,201,156       2.37
 1.20 -- 1.24        24       376,811,087      20.21
 1.25 -- 1.29        22       232,040,834      12.45
 1.30 -- 1.39        37       299,529,638      16.07
 1.40 -- 1.44         9        54,084,501       2.90
 1.45 -- 1.49        10        91,691,433       4.92
 1.50 -- 1.54         4        23,773,539       1.28
 1.55 -- 1.59         2        54,000,000       2.90
 1.60 -- 1.64         2        33,666,502       1.81
 1.65 -- 1.69         2        15,641,019       0.84
 1.70 -- 3.08        27       638,698,266      34.26
---------------      --       -----------     ------
 TOTAL:             142     1,864,137,976     100.00
---------------     ---     -------------     ------
  Min: 1.02        Max: 3.08        Wtd Avg: 1.61


(a) Calculated on loan balances after netting out holdback amounts for six loans (2.27% of the pool balance).

(b) In the case of four mortgage loans (16.83% of the pool balance) with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of  payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. Geographic Distribution and Property Type tables reflect allocated  loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       5

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

III. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)



                                 NO. OF        AGGREGATE
                               MORTGAGE     CUT-OFF DATE       % OF
                                  LOANS      BALANCE ($)    GROUP 1
                             ---------- ---------------- ----------

 1,625,000 -- 4,999,999           29      108,010,278         7.64
 5,000,000 -- 9,999,999           32      215,228,514        15.23
 10,000,000 -- 14,999,999         16      199,764,549        14.14
 15,000,000 -- 19,999,999          9      152,602,710        10.80
 20,000,000 -- 24,999,999          5      113,914,409         8.06
 25,000,000 -- 29,999,999          1       28,740,000         2.03
 30,000,000 -- 34,999,999          1       33,750,000         2.39
 35,000,000 -- 44,999,999          1       36,000,000         2.55
 45,000,000 -- 54,999,999          1       50,000,000         3.54
 55,000,000 -- 165,000,000         5      474,877,916        33.61
---------------------------- ---------- -------------       ------
 TOTAL:                          100    1,412,888,376       100.00
---------------------------- ---------- -------------       ------
  Min: 1,625,000 Max: 165,000,000 Average: 14,128,884


GEOGRAPHIC DISTRIBUTION



                           NO. OF        AGGREGATE
                        MORTGAGED     CUT-OFF DATE       % OF
                       PROPERTIES      BALANCE ($)    GROUP 1
                     ------------ ---------------- ----------

 New York                   9        346,138,864       24.50
 California                21        245,301,450       17.36
   Southern                15        195,867,378       13.86
   Northern                 6         49,434,072        3.50
 Texas                     11        167,736,519       11.87
 Florida                    9        119,327,712        8.45
 Georgia                    8         81,700,022        5.78
 Arizona                    5         59,441,138        4.21
 Other States (a)          54        393,242,670       27.83
--------------------       --        -----------      ------
 TOTAL:                   117      1,412,888,376      100.00


(a) Includes 20 states.

PROPERTY TYPE



                                NO. OF        AGGREGATE
                             MORTGAGED     CUT-OFF DATE       % OF
                            PROPERTIES      BALANCE ($)    GROUP 1
                          ------------ ---------------- ----------

 Office                         15     $ 521,873,279        36.94
 Retail                         41       408,338,750        28.90
 Multifamily                    23       164,062,268        11.61
   Multifamily                  16       134,150,828         9.49
   Manufactured Housing          7        29,911,440         2.12
 Hotel                           9       140,955,916         9.98
 Self Storage                   22        99,717,031         7.06
 Industrial                      5        47,173,821         3.34
 Mixed Use                       2        30,767,311         2.18
-------------------------       --     -------------       ------
 TOTAL:                        117     1,412,888,376       100.00


MORTGAGE RATE (%)



                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)    GROUP 1
                  ---------- ---------------- ----------

 4.480 -- 4.999        13       271,151,106       19.19
 5.000 -- 5.399        39       581,853,906       41.18
 5.400 -- 5.799        36       433,328,988       30.67
 5.800 -- 5.999         9       100,124,948        7.09
 6.000 -- 6.199         1        15,000,000        1.06
 6.200 -- 8.360         2        11,429,428        0.81
-----------------      --       -----------      ------
 TOTAL:               100     1,412,888,376      100.00
-----------------     ---     -------------      ------
 Min: 4.480         Max: 8.360        Wtd Avg: 5.348


ORIGINAL TERM TO STATED MATURITY (MOS)



                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE       % OF
                   LOANS      BALANCE ($)    GROUP 1
              ---------- ---------------- ----------

 60 -- 64          14       340,580,865       24.11
 65 -- 84           6       129,442,852        9.16
 85 -- 120         77       893,198,157       63.22
 121 -- 240         3        49,666,502        3.52
-------------      --       -----------      ------
 TOTAL:           100     1,412,888,376      100.00
-------------     ---     -------------      ------
 Min: 60           Max: 240           Wtd Avg: 104


REMAINING TERM TO STATED MATURITY (MOS)



                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE       % OF
                   LOANS      BALANCE ($)    GROUP 1
              ---------- ---------------- ----------

 56 -- 60          14       340,580,865       24.11
 61 -- 85           6       129,442,852        9.16
 86 -- 120         77       893,198,157       63.22
 121 -- 240         3        49,666,502        3.52
-------------      --       -----------      ------
 TOTAL:           100     1,412,888,376      100.00
-------------     ---     -------------      ------
 Min: 56           Max: 240           Wtd Avg: 102


LOANS WITH RESERVE REQUIREMENTS (A)



                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE       % OF
                     LOANS      BALANCE ($)    GROUP 1
                ---------- ---------------- ----------

 Replacement    78            990,317,528       70.09
 Taxes          89          1,085,581,277       76.83
 Insurance      65            870,081,303       61.58
 TI/LC (b)      35            661,971,639       65.66
 Other (c)      35            672,870,156       47.62
 Engineering    44            559,011,306       39.57


(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office, industrial and mixed use properties.

(c) Generally consists of tenant reserves and holdbacks.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)(B)


                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)    GROUP 1
                  ---------- ---------------- ----------

 37.43 -- 44.99         4       179,530,346       12.71
 45.00 -- 49.99         4        22,976,210        1.63
 50.00 -- 54.99         1         5,292,995        0.37
 55.00 -- 59.99         2        77,902,331        5.51
 60.00 -- 64.99        15       189,232,316       13.39
 65.00 -- 69.99        12       259,160,787       18.34
 70.00 -- 74.99        26       235,137,477       16.64
 75.00 -- 79.99        30       301,836,486       21.36
 80.00 -- 91.50         6       141,819,428       10.04
-----------------      --       -----------      ------
 TOTAL:               100     1,412,888,376      100.00
-----------------     ---     -------------      ------
 Min: 37.43         Max: 91.50     Wtd Avg: 67.43


(a) Calculated on loan balances after netting out holdback amounts for one loan
(0.45% of the loan group 1 balance).

(b) In the case of four mortgage loans (22.21% of the loan group 1 balance)
with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)



                        NO. OF        AGGREGATE
                      MORTGAGE     CUT-OFF DATE       % OF
                         LOANS      BALANCE ($)    GROUP 1
                    ---------- ---------------- ----------

 Fully Amortizing         2        13,259,428        0.94
 31.30 -- 44.99           8       202,506,556       14.33
 45.00 -- 49.99           7       124,835,470        8.84
 50.00 -- 54.99          12       104,027,406        7.36
 55.00 -- 59.99           9       112,947,280        7.99
 60.00 -- 64.99          22       171,231,560       12.12
 65.00 -- 69.99          26       433,124,165       30.66
 70.00 -- 74.99          11       219,956,510       15.57
 75.00 -- 79.49           3        31,000,000        2.19
-------------------      --       -----------      ------
 TOTAL:                 100     1,412,888,376      100.00
-------------------     ---     -------------      ------
 Min: 31.30          Max: 79.49      Wtd Avg: 59.74


(a) In the case of four mortgage loans (22.21% of the loan group 1 balance)
with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

DEBT SERVICE COVERAGE RATIOS (X)(A)(B)



                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE       % OF
                     LOANS      BALANCE ($)    GROUP 1
                ---------- ---------------- ----------

 1.02 -- 1.19         3        44,201,156        3.13
 1.20 -- 1.24        14       216,804,475       15.34
 1.25 -- 1.29        17       190,493,846       13.48
 1.30 -- 1.39        26       214,899,934       15.21
 1.40 -- 1.44         8        47,891,494        3.39
 1.45 -- 1.49         8        75,409,264        5.34
 1.50 -- 1.54         3        11,987,023        0.85
 1.55 -- 1.59         2        54,000,000        3.82
 1.60 -- 1.64         2        33,666,502        2.38
 1.65 -- 1.69         1        13,456,019        0.95
 1.70 -- 2.94        16       510,078,662       36.10
---------------      --       -----------      ------
 TOTAL:             100     1,412,888,376      100.00
---------------     ---     -------------      ------
 Min: 1.02         Max: 2.94       Wtd Avg: 1.62


(a) Calculated on loan balances after netting out holdback amounts for five loans (2.67% of the loan group 1 balance).

(b) In the case of four mortgage loans (22.21% of the loan group 1 balance)
with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the companion loans that are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. Geographic Distribution and Property Type tables reflect allocated  loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       6

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

IV. LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)



                                NO. OF      AGGREGATE
                              MORTGAGE   CUT-OFF DATE       % OF
                                 LOANS    BALANCE ($)    GROUP 2
                            ---------- -------------- ----------

 2,185,000 -- 4,999,999          9       29,878,694        6.62
 5,000,000 -- 9,999,999         15      112,549,250       24.94
 10,000,000 -- 14,999,999        9      109,819,044       24.34
 15,000,000 -- 19,999,999        5       86,602,613       19.19
 20,000,000 -- 24,999,999        2       45,000,000        9.97
 25,000,000 -- 34,999,999        1       31,400,000        6.96
 35,000,000 -- 36,000,000        1       36,000,000        7.98
--------------------------- ---------- --------------    ------
 TOTAL:                         42      451,249,601      100.00
--------------------------- ---------- --------------    ------
 Min: 2,185,000  Max: 36,000,000  Average: 10,744,038


GEOGRAPHIC DISTRIBUTION



                           NO. OF      AGGREGATE
                        MORTGAGED   CUT-OFF DATE       % OF
                       PROPERTIES    BALANCE ($)    GROUP 2
                     ------------ -------------- ----------

 Texas                   8          79,593,194       17.64
 California              3          39,746,989        8.81
   Northern              1          31,400,000        6.96
   Southern              2           8,346,989        1.85
 Nevada                  1          36,000,000        7.98
 Florida                 3          29,275,000        6.49
 Georgia                 3          28,042,117        6.21
 Indiana                 2          27,600,000        6.12
 Other States (a)        30        210,992,301       46.76
--------------------     --        -----------      ------
 TOTAL:                  50        451,249,601      100.00


(a) Includes 18 states.

PROPERTY TYPE



                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE       % OF
                          PROPERTIES    BALANCE ($)    GROUP 2
                        ------------ -------------- ----------

 Multifamily                40        394,114,905       87.34
 Manufactured Housing       10         57,134,695       12.66
-----------------------     --        -----------      ------
 TOTAL:                     50        451,249,601      100.00


MORTGAGE RATE (%)



                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)    GROUP 2
                  ---------- -------------- ----------

 4.240 -- 4.999       18      181,029,171       40.12
 5.000 -- 5.399       16      194,659,313       43.14
 5.400 -- 5.570        8       75,561,117       16.74
-----------------     --      -----------      ------
 TOTAL:               42      451,249,601      100.00
-----------------     --      -----------      ------
 Min: 4.240       Max: 5.570       Wtd Avg: 5.056


ORIGINAL TERM TO STATED MATURITY (MOS)



                 NO. OF      AGGREGATE
               MORTGAGE   CUT-OFF DATE       % OF
                  LOANS    BALANCE ($)    GROUP 2
             ---------- -------------- ----------

 60 -- 64        14      154,988,484       34.35
 65 -- 84         8       79,347,304       17.58
 85 -- 120       18      203,238,813       45.04
 121              2       13,675,000        3.03
----             --      -----------      ------
 TOTAL:          42      451,249,601      100.00
----             --      -----------      ------
 Min: 60           Max: 121          Wtd Avg: 93


REMAINING TERM TO STATED MATURITY (MOS)



                 NO. OF      AGGREGATE
               MORTGAGE   CUT-OFF DATE       % OF
                  LOANS    BALANCE ($)    GROUP 2
             ---------- -------------- ----------

 56 -- 60        14      154,988,484       34.35
 61 -- 85         8       79,347,304       17.58
 86 -- 120       18      203,238,813       45.04
 121              2       13,675,000        3.03
----             --      -----------      ------
 TOTAL:          42      451,249,601      100.00
----             --      -----------      ------
 Min: 56           Max: 121           Wtd Avg: 92


LOANS WITH RESERVE REQUIREMENTS (A)



                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)      GROUP 2
                 ----------   --------------   ----------

 Replacement         37        414,095,545         91.77
 Taxes               41        432,782,988         95.91
 Insurance           33        377,545,545         83.67
 Other (b)            8         74,406,860         16.49
 Engineering         31        328,073,722         72.70


(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Generally consists of tenant reserves and holdbacks with respect to
Manufactured Housing and holdbacks with respect to Multifamily.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(A)


                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)    GROUP 2
                  ---------- -------------- ----------

 51.04 -- 54.99        3      22,847,000         5.06
 55.00 -- 59.99        9      86,956,217        19.27
 60.00 -- 64.99        2      45,593,000        10.10
 65.00 -- 69.99        2      24,722,596         5.48
 70.00 -- 74.99        4      36,648,447         8.12
 75.00 -- 79.99       19     193,742,340        42.93
 80.00 -- 82.91        3      40,740,000         9.03
-----------------     --     -----------       ------
 TOTAL:               42     451,249,601       100.00
-----------------     --     -----------       ------
 Min: 51.04          Max: 82.91         Wtd Avg: 70.57


(a) Calculated on loan balances after netting out holdback amounts for one loan
(1.03% of the loan group 2 balance).

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)



                        NO. OF      AGGREGATE
                      MORTGAGE   CUT-OFF DATE       % OF
                         LOANS    BALANCE ($)    GROUP 2
                    ---------- -------------- ----------

 24.47 -- 44.99          2      21,457,030         4.76
 45.00 -- 49.99          1      11,000,000         2.44
 50.00 -- 54.99          4      20,219,026         4.48
 55.00 -- 59.99          7      81,849,757        18.14
 60.00 -- 64.99          6      81,154,180        17.98
 65.00 -- 69.99          5      37,648,007         8.34
 70.00 -- 74.99         12     128,961,601        28.58
 75.00 -- 79.99          4      44,960,000         9.96
 80.00                   1      24,000,000         5.32
------                  --     -----------       ------
 TOTAL:                 42     451,249,601       100.00
------                  --     -----------       ------
 Min: 24.47(a)        Max: 80.00       Wtd Avg: 64.33


(a) Calculated on loan balances after netting out holdback amounts for one loan
(1.03% of the loan group 2 balance).

DEBT SERVICE COVERAGE RATIOS (X)(A)



                    NO. OF      AGGREGATE
                  MORTGAGE   CUT-OFF DATE       % OF
                     LOANS    BALANCE ($)    GROUP 2
                ---------- -------------- ----------

 1.20 -- 1.24       10      160,006,613       35.46
 1.25 -- 1.29        5       41,546,989        9.21
 1.30 -- 1.39       11       84,629,703       18.75
 1.40 -- 1.44        1        6,193,007        1.37
 1.45 -- 1.49        2       16,282,169        3.61
 1.50 -- 1.54        1       11,786,515        2.61
 1.55 -- 1.69        1        2,185,000        0.48
 1.70 -- 3.08       11      128,619,604       28.50
---------------     --      -----------      ------
 TOTAL:             42      451,249,601      100.00
---------------     --      -----------      ------
 Min: 1.20          Max: 3.08         Wtd Avg: 1.57


(a) Calculated on loan balances after netting out holdback amounts  for one loan (1.03% of the loan group 2 balance).

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. Geographic Distribution and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       7

                          $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

V. LARGE LOAN DESCRIPTION

                             TEN LARGEST LOANS(1)



   LOAN                                                                                 CUT-OFF DATE
   NO.                   PROPERTY                     CITY      STATE   PROPERTY TYPE      BALANCE
--------- -------------------------------------- ------------- ------- --------------- --------------

      1.  General Motors Building                   New York      NY        Office      $165,000,000
      2.  Fountain Place Office                      Dallas       TX        Office       105,932,000
      3.  Loews Miami Beach                       Miami Beach     FL        Hotel         74,905,916
      4.  Centro Watt Georgia Retail Portfolio      Various       GA        Retail        66,000,000
      5.  401 Fifth Avenue                          New York      NY        Office        63,040,000
      6.  125 West 55th Street                      New York      NY        Office        50,000,000
      7.  Metroplex Retail Center                  San Diego      CA        Retail        36,000,000
      8.  Wellington Meadows Apartments(2)         Las Vegas      NV     Multifamily      36,000,000
      9.  Chatsworth Business Park                 Chatsworth     CA        Office        33,750,000
     10.  Jefferson Commons(2)                     Sacramento     CA     Multifamily      31,400,000
          TOTAL/WEIGHTED AVERAGES                                                       $662,027,916

                         % OF
                      APPLICABLE
                       INITIAL
   LOAN      % OF        LOAN        UNITS/           LOAN PER                       CUT-OFF DATE    LTV RATIO
   NO.       POOL       GROUP     SF/KEYS/BEDS   UNIT/SF/KEYS/BEDS        DSCR         LTV RATIO    AT MATURITY
--------- ---------- ----------- -------------- ------------------- --------------- -------------- ------------

      1.      8.85%      11.68%    1,905,103          $    375          2.38x            43.27%        43.27%
      2.      5.68        7.50%    1,198,431          $     88          1.97x            67.05%        67.05%
      3.      4.02        5.30%          790          $189,635          2.27x            58.75%        47.99%
      4.      3.54        4.67%      690,626          $     96          1.77x            65.09%        65.09%
      5.      3.38        4.46%      204,984          $    308          1.20x            80.00%        70.76%
      6.      2.68        3.54%      555,475          $    360          1.58x            64.52%        64.52%
      7.      1.93        2.55%      211,734          $    170          1.29x            80.00%        71.32%
      8.      1.93        7.98%          332          $108,434          1.20x(3)         78.26%        72.43%
      9.      1.81        2.39%      231,770          $    146          1.31x            74.01%        70.97%
     10.      1.68        6.96%          792          $ 39,646          1.80x            60.38%        60.38%
             35.51%                                                     1.86x            62.38%        59.34%


(1)   With respect to the General Motors Building Mortgage Loan, the Loews
      Miami Beach Mortgage Loan, and the 125 West 55th Street Mortgage Loan,
      the principal balance of the related Pari Passu Loans are included in the calculation of the DSCR, LTV Ratios and Loan per Unit/SF/Keys/Beds and
      with respect to General Motors Building Mortgage Loan, the principal balance of the related B Note is not included in the calculation of the
      DSCR, LTV Ratios and loan per Unit/SF/Keys/Beds.

(2)   Mortgage loan is in Loan Group 2.

(3)   The DSCR reflects the threshold at which a recourse guaranty provided by the sponsor will be released. The actual calculated DSCR during the current interest-only period is 1.26x and during the amortizing period is
      1.01x.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       9

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



--------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET    SENIOR COMPONENT BALANCE: $165,000,000
                                                      SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING   SENIOR COMPONENT LTV:     43.27%
--------------------------------------------------------------------------------------------


[GRAPHIC OMITTED]                           [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                           [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       10

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



--------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET    SENIOR COMPONENT BALANCE: $165,000,000
                                                      SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING   SENIOR COMPONENT LTV:     43.27%
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:              GACC / GECC

  LOAN PURPOSE:             Acquisition / Refinance

  ORIGINAL SENIOR
    COMPONENT BALANCE(1):   $82,500,000 A-2 Note (GACC)
                            $82,500,000 A-3 Note (GECC)
                            ---------------------------
                            $165,000,000

  CUT-OFF SENIOR
    COMPONENT BALANCE(1):   $165,000,000

  % BY INITIAL UPB:         8.85%

  INTEREST RATE(2):         5.2420%

  PAYMENT DATE:             1st of each month

  FIRST PAYMENT DATE:       March 1, 2005

  MATURITY DATE:            February 1, 2010

  AMORTIZATION:             Interest Only

  CALL PROTECTION:          Lockout until the earlier of (i) 24 months from the
                            securitization of the last pari passu note and (ii)
                            three years after the loan closing date, then
                            defeasance is permitted. On and after October 1,
                            2009, prepayment permitted without penalty.

  SPONSORS:                 Jamestown Corporation and Macklowe Properties

  BORROWER:                 Fifth Avenue 58/59 Acquisition Co. L.P.

  PARI PASSU DEBT(1):       $549,000,000

  B-NOTE BALANCE(1):        $86,000,000

  MEZZANINE DEBT(1):        $300,000,000

  LOCKBOX:                  Hard

  INITIAL RESERVES:         Tax:           $2,400,817

                            Insurance:     $817,0

                            TI/LC:         $70,529,451

                            NOI Support:   $16,153,835

                            Engineering:   $4,800,000

  MONTHLY RESERVES:         Tax:           $2,400,817

                            Insurance:     $163,403

                            Replacement:   $31,590
--------------------------------------------------------------------------------
(1)   The $165,0000,000 senior component (the "Senior Component") and the
      $549,000,000 Pari Passu Debt (not included in the trust) comprise the total senior debt balance of $714,000,000 (the "Senior Loan"). The
      $86,000,000 B-Note and the Senior Loan comprise the total first mortgage balance of $800,000,000 (the "First Mortgage"). Additionally, there is
      $300,000,000 of mezzanine debt ("Mezzanine"). The B-Note is not included in the trust, but was certificated and issued as investment grade securities in the COMM 2005-LP5 securitization.

(2)   Represents the average interest rate for the first 12 payment periods after the cut-off date rounded to four decimal places. The interest rate will vary throughout the loan term. Refer to Annex A-6 for a schedule of interest rates.

--------------------------------------------------------------------------------
                         FINANCIAL INFORMATION(1)(4)
--------------------------------------------------------------------------------
                      SENIOR             FIRST         FIRST MORTGAGE
                       LOAN            MORTGAGE        PLUS MEZZANINE
                   ------------      ------------      -------------------
  CUT-OFF DATE
    BALANCE:       $714,000,000      $800,000,000      $1,100,000,000

  CUT-OFF DATE
    BALANCE PSF:   $       375       $       420       $         577

  LTV:                   43.27%            48.48%              66.67%

  BALLOON LTV:           43.27%            48.48%              66.67%

  DSCR:                   2.38x             2.12x               1.50x

  SHADOW RATING
    (S/F/M):       AA/AA/A3          NR/BBB-/Baa3      Not Rated
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:          Single Asset

  PROPERTY TYPE:                     Office with retail component

  COLLATERAL:                        Fee Simple

  LOCATION:                          New York, NY

  YEAR BUILT/RENOVATED:              1968/2005

  TOTAL AREA:                        1,905,103 sq. ft.

  PROPERTY MANAGEMENT:               Macklowe Management Co. Inc.
                                     (a borrower affiliate)

  OCCUPANCY (AS OF 1/1/2005)(3):     96.3%

  UNDERWRITTEN NET CASH FLOW(4):     "As-Is": $88,947,170

  APPRAISED VALUE:                   $1,650,000,000

  APPRAISAL DATE:                    January 1, 2005
--------------------------------------------------------------------------------

(3)   Occupancy figure excludes the Madison Avenue and Fifth Avenue retail expansion. Occupancy is 96.34% including the Madison Avenue and Fifth
      Avenue retail expansion.

(4)   The "As-Stabilized" cash flow of $98,245,069 is based on the anticipated lease up of 21,000 sq. ft. to Apple Computer Inc. (Fifth Avenue
      Expansion) and anticipated lease up of 13,713 sq. ft. of Madison Avenue expansion retail space. See "Madison Avenue and Fifth Avenue Retail
      Expansion" herein. DSCR calculations in the chart are based on "As-Is"
      cash flow. DSCR based on "As-Stabilized" cash flow is 2.62x for the
      Senior Loan, 2.34x for the First Mortgage and 1.65x for the First
      Mortgage plus the Mezzanine.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       11

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



--------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET    SENIOR COMPONENT BALANCE: $165,000,000
                                                      SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING   SENIOR COMPONENT LTV:     43.27%
--------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
                                              MAJOR OFFICE TENANTS
-----------------------------------------------------------------------------------------------------------------
                                                       % BELOW     WEIGHTED AVG       LEASE
    TENANT                      NRSF    % NRSF(1)      MARKET       RENT PSF       EXPIRATION   RATINGS (S/F/M)
------------------------------ -------   -----------    -----      ---------------- ---------    ----------------

    Weil, Gotshal & Manges LLP 539,438    32.8%        45.20%      $ 47.75           8/31/2019      Not Rated
------------------------------ -------   ------        -----       -------           ---------     ------------
    Estee Lauder               327,562    19.9         14.60%        84.18           3/31/2020       A+/NR/A1
------------------------------ -------   ------        -----       -------           ---------     ------------
    General Motors Corporation 100,348     6.1         15.82%        68.26           3/31/2010     BB/BBB-/Baa3
------------------------------ -------   ------        -----       -------           ---------     ------------
    SUB TOTAL/WTD. AVG.:       967,348    58.8%                    $ 62.21
-----------------------------------------------------------------------------------------------------------------


(1)  % NRSF based on "As-Is" Office space only.



-----------------------------------------------------------------------------------------------------------------
                                              MAJOR RETAIL TENANTS
-----------------------------------------------------------------------------------------------------------------
                                                   % BELOW     WEIGHTED AVG       LEASE
  TENANT                     NRSF    % NRSF(2)      MARKET       RENT PSF       EXPIRATION   RATINGS (S/F/M)(3)
-------------------------- -------   -----------     ----      ---------------- ---------    -------------------

  F.A.O. Schwarz            74,794      49.8%      63.1%       $ 68.10           1/31/2012        Not Rated
-------------------------- -------     -----       ----        -------           ---------   -------------------
  CBS Television Studios    31,997      21.3       76.3%         47.19            3/31/2010        A-/A-/A3
-------------------------- -------     -----       ----        -------           ---------        --------
  SUB TOTAL/WTD. AVG.:     106,791      71.1%                  $ 61.83
-----------------------------------------------------------------------------------------------------------------


(2)  % NRSF based on "As-Is" Retail space only.

(3)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.



-------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER
-------------------------------------------------------------------------------------------------------------------------
                                                               CUMULATIVE
                 # OF                 % OF        CUMULATIVE     % OF          ANNUAL       % OF BASE        CUMULATIVE %
    YEAR OF     LEASES     EXPIRING     TOTAL        TOTAL        TOTAL        AVG.        ACTUAL RENT     OF BASE ACTUAL
  EXPIRATION   EXPIRING    SQ. FT.     SQ. FT.      SQ. FT.      SQ. FT.      RENT PSF       ROLLING        RENT ROLLING
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------

  2005             1         36,996     1.9%          36,996         1.9%     $ 95.00          2.5%                2.5%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2006             8         71,156     3.7          108,152         5.7      $ 70.87          3.6%                6.2%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2007             4         49,266     2.6          157,418         8.3      $ 64.96          2.3%                8.5%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2008             2         37,757     2.0          195,175        10.2      $ 51.30          1.4%                9.9%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2009             6         32,368     1.7          227,543        11.9      $ 85.80          2.0%               11.9%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2010            15        192,748    10.1          420,291        22.1      $ 75.27         10.4%               22.3%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2011             4         69,657     3.7          489,948        25.7      $ 86.26          4.3%               26.6%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  2012             6        142,337     7.5          632,285        33.2      $ 84.38          8.6%               35.3%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  Thereafter      29      1,203,001    63.1        1,835,286        96.3      $ 74.73         64.7%              100.0%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  Vacant                     69,817     3.7        1,905,103       100.0%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------
  TOTAL:          75      1,905,103   100.0%       1,905,103       100.0%
------------   --------   ----------- ----------- ------------ -------------- --------     ----------      -------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       12

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



---------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET    SENIOR COMPONENT BALANCE: $165,000,000
                                                      SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING   SENIOR COMPONENT LTV:     43.27%
---------------------------------------------------------------------------------------------


$165 million             $549 million
  Senior                  Pari Passu
 Component                   Debt
 LTV 43.27%               LTV 43.27%             To be sold in
  rated                      rated               conduit/fusion
(AA/AA/A3)                (AA/AA/A3)             securitizations
 (S/F/M)                   (S/F/M)

            $86 million
              B Note
             LTV 48.48%
         (Baa1 to Baa3)(M)

            $300 million                          To be privately
           Mezzanine Debt                         placed
             LTV 66.67%

            $520 million
              Equity

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       13

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



-------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET   SENIOR COMPONENT BALANCE: $165,000,000
                                                     SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING  SENIOR COMPONENT LTV:     43.27%
-------------------------------------------------------------------------------------------


GENERAL MOTORS BUILDING LOAN

THE LOAN. The General Motors Building loan is secured by a first mortgage on the borrower's fee simple interest in a modern 50-story 1,905,103 sq. ft. Class
"A" office/retail building located at the southeast corner of Central Park, occupying the entire city block bounded by Fifth Avenue, Madison Avenue, 58th
Street, and 59th Street. The General Motors Building loan is a five-year interest only loan. The $165 million Senior Component (shadow rated "AA" by S&P and Fitch and "A3" by Moody's) has been contributed to the trust.

GENERAL MOTORS BUILDING 2005 RECAPITALIZATION. In January 2005, in connection with a recapitalization of the General Motors Building, Deutsche Bank provided a $1.1 billion debt package to the sponsors, JAMESTOWN CORPORATION
("Jamestown") and MACKLOWE PROPERTIES ("Macklowe").

Jamestown and Macklowe contributed $385 million of new cash equity, bringing the total cash equity to $520 million.

    o Jamestown contributed $300 million of cash equity; and

    o Macklowe contributed $85 million of cash equity in addition to its existing $135 million cash contribution, resulting in $220 million of cash equity.

Deutsche Bank provided the sponsors with a $1.1 billion debt package, which, together with the equity contributions from the sponsors, extinguished prior floating rate debt of $1.4 billion. The Deutsche Bank package consists of a
First Mortgage loan with an original principal balance of $800 million and a mezzanine loan with an original principal balance of $300 million, as follows:

    o A $165 million Senior Component (contributed to the trust) of a $714 million pari passu senior mortgage loan;

    o An $86 million subordinate portion of the $800 million First Mortgage loan, which subordinate portion will not be contributed to the trust, but was certificated and issued as investment grade rated non-pooled securities as part of the COMM 2005-LP5 securitization; and

    o A $300 million mezzanine loan that Deutsche Bank is privately placing with institutional investors.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent directors, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Jamestown and Macklowe. The borrower under this loan is affiliated with the borrower under the 125 West 55th Street loan.

Jamestown is a real estate investment company based in Atlanta, Georgia and
Cologne, Germany. Since 1983, Jamestown has been investing in income-producing high quality commercial real estate in the United States. In 25 partnerships,
Jamestown and its affiliates have acquired over $5 billion of assets. In addition to the General Motors Building, Jamestown currently owns all or a portion of New York assets including One Times Square, 589 Fifth Avenue, 1211
Sixth Avenue, 1290 Sixth Avenue, 620 6th Avenue, 111 Eighth Avenue, and Chelsea
Market. Jamestown also owns all or a portion of 125 High Street and One Federal
Street in Boston, Massachusetts, 4501 N. Fairfax in Arlington, Virginia, and
400 Post Street in San Francisco, California. In Atlanta and Cologne, Jamestown
employs over 90 individuals who specialize in acquisitions, asset and property management, accounting, taxes, marketing and sales. Jamestown is a repeat client of Deutsche Bank.

Macklowe has over 30 years of commercial real estate investment & development experience, predominantly in New York City. Macklowe's investments include office & apartment properties, land assemblages, and conversion of industrial properties and loft buildings in Manhattan. Macklowe's substantial real estate portfolio includes interests in such prestigious residential properties as 777
Sixth Avenue, 305 West 50th Street (Longacre House), 515 East 72nd Street
(RiverTerrace) and 420 East 54th Street (RiverTower) as well as interests in 12 commercial properties leased to many high quality tenants at well known addresses such as the General Motors Building, 540 Madison Avenue, 400 Madison
Avenue, and 610 Broadway. In 2003, Deutsche Bank financed $1.15 billion of
Macklowe's $1.45 billion acquisition of the General Motors Building. Macklowe is a repeat sponsor of a Deutsche Bank borrower.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       14

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2


-------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET   SENIOR COMPONENT BALANCE: $165,000,000
                                                     SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING  SENIOR COMPONENT LTV:     43.27%
-------------------------------------------------------------------------------------------


THE PROPERTY. The General Motors Building occupies a full city block bounded by
Fifth and Madison Avenues and 58th and 59th Streets in Midtown Manhattan's
Plaza District. The property consists of a central 50-story tower with north and south flanking two-story wings containing approximately 1,709,037 sq. ft.
of Class "A" office space and 152,143 sq. ft. of prime retail/television studio space. The property also contains a 35,657 sq. ft. underground parking garage with over 135 spaces. The property has an average rent per sq. ft. of $71.78
(with current asking rents of $75 to $125/sq. ft.), well above prevailing market averages. Several of the more seasoned leases are significantly below the building average. The building has exhibited an excellent tenant retention rate well above the market average, with more than 50.0% of the building occupied by tenants that have been in occupancy since the building's completion in 1968. Historically, the General Motors Building has maintained an occupancy rate of over 98%. The General Motors Building benefits from zoning restrictions that restrict building height for buildings north of 58th Street. As a result, the property has views of Central Park and the Upper Manhattan skyline.

The property offers tenants design flexibility through its center core floor plates and generous column bays. The distinctive "hips" on the north and south sides of the property allow for eight corner offices per floor and the large bay windows provide maximum light and Central Park views from two sides of the building. The use of the finest materials throughout the property's common areas, such as the expansive lobby's Greek marble walls, highlighted brass trim, Vermont marble flooring and decorative ceiling provide an environment consistent with the nature of the property and its location.

The property was built in 1968 to serve as General Motors' worldwide headquarters and today houses the company's treasury office. The previous owners of the property, Trump Organization and Conseco Insurance, purchased the building in August 1998 from a joint venture that included The Simon Property
Group. Over the past five years, the previous building owners invested substantial capital to: (i) create a new landscaped plaza on Fifth Avenue; (ii)
complete a new marble lobby area with expanded concierge facilities for tenants; (iii) install fiber optics in the building; (iv) develop ground floor broadcast facilities and (v) install a new state of the art security system.

The extensive improvements to the plaza area have added to the already considerable pedestrian traffic off of Fifth Avenue and around Central Park.
The borrower has begun the expansion of the retail space at the property by building a glass cube which will expand onto the promenade on the Fifth Avenue side of the property and a two-story glass expansion of approximately 14,000
sq. ft. on the Madison Avenue side of the building. See "Madison Avenue and
Fifth Avenue Retail Expansion" below.

The building's tenants benefit from efficient access to the property via
Manhattan's vast web of public transportation. Subway stops within close proximity to the building include the N/R (Fifth Avenue at 59th Street), E/F
(Fifth Avenue at 53rd Street), 4/5/6 (Lexington and 59th Street) and the
B/D/F/V (Rockefeller Center). In addition, bus service runs along Fifth,
Madison and Sixth Avenues and 57th Street.

SIGNIFICANT TENANTS. The property is currently 96.3% occupied (excluding the
Madison Avenue and Fifth Avenue expansion spaces) by 33 office tenants and 6 retail tenants, with floor plates averaging 37,000 sq. ft. Below is a description of the building's three largest office tenants and two largest retail tenants.

OFFICE:

   WEIL, GOTSHAL & MANGES LLP (32.8% of NRA-Office; $47.75/sq. ft.; majority of leases expire in August 2019), is the property's largest tenant and has been in the building since its construction in 1968. Founded in 1931 in New
   York, Weil, Gotshal & Manges LLP ("Weil") is widely considered to be one of the premier law firms in the world. Weil was awarded the "2004 Law Firm of the Year in Western Europe: France" and the "2004 Law Firm of the Year in
   the United States for Private Equity". The Weil space was custom designed to fit Weil's needs and was most recently renovated in 1990, though it is meticulously maintained. The General Motors Building serves as Weil's worldwide headquarters, and its space includes an executive conference and banquet level which features high ceilings, a kitchen and separate environmental systems (this space was originally General Motors' executive floor). Weil's current average space utilization of 170 employees per floor is well above the building average of 117 and its rental rates are 45.21%
   below market.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       15

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2



-------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET   SENIOR COMPONENT BALANCE: $165,000,000
                                                     SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING  SENIOR COMPONENT LTV:     43.27%
-------------------------------------------------------------------------------------------


   ESTEE LAUDER (19.9% of NRA-Office; $84.18/sq. ft.; rated "A+" by S&P and
   "A1" by Moody's; a majority of leases expire in March 2020) (NYSE: EL) is the second largest tenant at the property, and has maintained a worldwide reputation for innovation while purveying stability in the production of high quality beauty products. Estee Lauder ("Lauder") has maintained its global headquarters at the property since completion in 1968. Lauder products are sold in over 130 countries and territories under brand names, such as Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C,
   Bobbi Brown, La Mer, Aveda, Stila, Jo Malone, Bumble and Bumble, Darphin,
   Rodan & Fields, and American Beauty and account for nearly half of the world's upscale cosmetics sold. Lauder, which was founded in New York in
   1946 and employs approximately 22,000 people worldwide, reported 2004 earnings from continuing operations of $375 million and sales of $5.79 billion -- the 47th consecutive year annual sales have increased. In the
   1990's, Lauder contributed significant capital to the refurbishment of its space, including the 40th floor, which houses the executive management offices, which was extravagantly decorated by Ms. Estee Lauder. In October
   2012 there is a $10.00/sq. ft. rent step for the Estee Lauder space. After renewing its lease in July 2003, Lauder's rent averages $91.29 over the life of its lease.

   GENERAL MOTORS CORPORATION (6.1% of NRA-Office; $68.26/sq. ft.; rated "BB"
   by S&P, "BBB-" by Fitch and "Baa3" by Moody's; lease expires in March 2010)
   (NYSE: GM) the third largest tenant at the property is one of the world's leading industrial firms, manufacturing and selling vehicles world-wide under the Chevrolet, Buick, Cadillac, Pontiac, Saab, Saturn and GMC brands.
   The property was originally built in 1968 as General Motors Corporation's worldwide headquarters and General Motors Corporation currently occupies three full floors of office space for their treasury office, legal, tax and operations, human resources and asset management. The world's largest automotive manufacturer with a 15% global market share, General Motors
   Corporation also produces products and provides services ranging from satellite and wireless communication to financial services. In 2003,
   General Motors Corporation sold nearly 8.6 million cars and trucks. The space was renovated in the mid-1990's with stained wood and glass accents.
   For the three months ended March 31, 2005, revenues fell 4% to approximately $45.77 billion. Net loss totalled $1.1 billion versus an income of $1.21 billion.

   Other prominent tenants at the property include Baron Capital ($105.20/sq.
   ft.), Forstmann Little & Co. ($115.00/sq. ft.), Icahn Associates
   ($103.20/sq. ft.), Thomas Lee Capital ($80.00/sq. ft.) and Perry Capital
   ($93.00/sq. ft.).

RETAIL:

   F.A.O. SCHWARZ (49.8% of NRA-Retail; $68.10/sq. ft.; lease expires in March
   2012) is one of the premier retail toy stores in the world. The F.A.O.
   Schwarz ("FAO") space benefits significantly from both tourism and its prime location within one of the world's prime retail shopping corridors.
   FAO, the building's fifth-largest tenant, is a specialty retailer of developmental, educational and fun products for infants and children via its FAO Schwarz and Right Start retail stores as well as through catalogs and the internet. FAO filed for Chapter 11 bankruptcy protection in January
   2003 and re-emerged in April 2003. In December of 2003, FAO filed for bankruptcy again and in January 2004, D.E. Shaw & Co. agreed to pay $41 million in cash for the long-term lease in FAO's Las Vegas and New York stores, among other things. FAO's flagship retail store has been located at the property since November 1986 and reopened on Thanksgiving Day 2004.

   CBS TELEVISION STUDIOS (21.3% of NRA-Retail; $47.19/sq. ft.; rated "A--" by
   S&P and Fitch and "A3" by Moody's; lease expires in March 2010) broadcasts
   "The Early Show" from the property. The CBS facilities include viewing areas along 59th Street and the plaza, as well as extensive TV production studios and a gourmet kitchen. The high profile nature of "The Early Show"
   brings additional pedestrian traffic to the already highly trafficked area.
   The studios are equipped with cutting edge technological equipment housed beneath the 30 foot ceilings. In addition to "The Early Show", CBS, a wholly owned subsidiary of Viacom Inc., utilizes their space as television studios for its NFL studio broadcasts, talk shows and various soap opera productions. The estimated cost paid by the tenant for the build out of the space was between $35 and $40 million.

THE MARKET. The General Motors Building is one of the centerpieces within the heart of midtown Manhattan's prestigious Plaza District, occupying the entire city block bounded by Madison and Fifth Avenues and 58th and 59th Streets. This
location is

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       16

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2


-------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET   SENIOR COMPONENT BALANCE: $165,000,000
                                                     SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING  SENIOR COMPONENT LTV:     43.27%
-------------------------------------------------------------------------------------------


between many of New York's top residential and retail addresses and its midtown office district. The location of the General Motors Building places the property at a competitive advantage, both for the ground floor retail space and above ground office space. The amenities surrounding the property, which include top restaurants, hotels and retail such as The Four Seasons Hotel, The
Plaza Hotel, Tiffany & Co., Bergdorf Goodman, and Saks Fifth Avenue are an
attractive draw for prospective tenants. The building's ground floor retail space benefits from the high volume of pedestrian traffic which visits the building due to the property's location adjacent to Central Park and
"window-watching" capacity for "The Early Show", and its frontage along the retail Madison Avenue corridor.

The Plaza District has historically been one of the strongest subdistricts in
Manhattan, consistently maintaining lower vacancy rates and higher rents than its competitive locales due to its premier location and high quality buildings.
This combination of quality construction, tenant prestige, Central Park views, and location allow rents at the General Motors Building to receive a premium to its competition. According to REIS, the 54.8-million sq. ft. Plaza submarket, at the southern edge of Central Park, is the most expensive area in Manhattan, with an average asking rent of $57.28/sq. ft. per third quarter 2004. REIS reports concessions in the Plaza District average 3.4 months of free rent over the average lease term of 8.9 years and vacancy rates at 9.2%. Additionally, rents at the property have outpaced the general market by as much as $40.00 to
$60.00/sq. ft., as recently exhibited by Perry Capital's execution of a lease for 74,061 sq. ft. on floors 19 and 20 with a term of 14-years and 5-months at an initial rate of $93.00/sq. ft. In addition, York Capital executed a lease for 35,537 sq. ft. at an initial rate of $95.00/sq. ft. Here is a schedule of recent leases signed at the property:



---------------------------------------------------------------------------------------------------
                                     RECENTLY EXECUTED LEASES
---------------------------------------------------------------------------------------------------
           TENANT          LEASE DATE       FLOORS       SF        LEASE EXPIRATION     RENT PSF
-----------------------   -------------   ----------   --------   -------------------   ----------

  PERRY CAPITAL             8/1/2005       19 & 20     74,061         1/31/2020         $  93.00
-----------------------     --------      ----------   ------         ----------        --------
  BANK OF AMERICA           4/1/2005          7        36,137         3/31/2020         $  87.00
-----------------------     --------      ----------   ------         ----------        --------
  YORK CAPITAL              2/1/2005         17        35,537         7/15/2015         $  95.00
-----------------------     --------      ----------   ------         ----------        --------
  ESTEE LAUDER              1/1/2005         45        14,251         4/30/2006         $ 120.00
-----------------------     --------      ----------   ------         ----------        --------
  ICAHN                     1/1/2005         46         9,184         5/31/2012         $ 100.00
-----------------------     --------      ----------   ------         ----------        --------
  RUANE CUNIFF              6/1/2004         47         6,150         5/31/2014         $ 110.00
-----------------------     --------      ----------   ------         ----------        --------
  HOVNANIAN                 6/2/2004         46         2,788         12/31/2011        $ 115.00
-----------------------     --------      ----------   ------         ----------        --------


MADISON AVENUE AND FIFTH AVENUE RETAIL EXPANSION

On the Fifth Avenue side of the building, in the plaza area, the sponsors are building a modern glass cube that houses a spiral walkway and a circular platform elevator leading down to approximately 21,000 sq. ft. of sub-grade retail space. Apple Computer Inc. ("Apple") (NASD: "AAPL") has signed a letter of intent to occupy, for 10-years, this retail space with an initial base rent of $2.8 million per annum ($132.29/sq. ft.). Additionally, the letter of intent provides that Apple will pay percentage rent which is expected to generate approximately $2.0 million of additional income per year.

On the Madison Avenue side, the General Motors Building is set back from
Madison Avenue significantly farther than zoning regulations require. The sponsors are developing 13,713 sq. ft. (inclusive of 2,885 sq. ft. of mezzanine space) of prime Madison Avenue retail space in this extra area. The average ground floor Madison Avenue retail market rate is expected to be approximately
$700/sq. ft. and the mezzanine retail space is expected to command at least
$100/sq. ft. Construction has commenced on the Madison Avenue retail space.

PROPERTY MANAGEMENT. Macklowe Management Co. Inc., an affiliate of the borrower.

RESERVES. At closing, the borrower deposited approximately $70.5 million in a tenant improvement and leasing commissions reserve ("TI/LC Reserve"). $42.5 million of the TI/LC Reserve is specifically allocated to the Madison and Fifth
Avenue retail expansion. The remaining $28 million is for additional tenant improvements and leasing commissions. Additionally, the borrower deposited approximately $16.2 million ("NOI Support Reserve") to provide credit enhancement for the Perry Capital

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       17

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2


--------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET    SENIOR COMPONENT BALANCE: $165,000,000
                                                      SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING   SENIOR COMPONENT LTV:     43.27%
--------------------------------------------------------------------------------------------


free rent period and rent associated with three vacant spaces with leases either out for signature or in various stages of negotiation. Each month, provided that there is no event of default (as such term is defined in the loan documents), a monthly increment (as specified in the loan documents) of the NOI
Support Reserve, will be used to satisfy monthly payments due under the loan, with any excess amounts released to the borrower. Each year, the borrower is required to deposit $7,000,000 into the NOI Support Reserve, until such time that the termination conditions (including termination of the Perry Capital free rent period and lease up of the vacant spaces above specified rent thresholds) have been satisfied, at which time any remaining funds in the NOI
Support Reserve will be remitted to the borrower and no future deposits will be required.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Equity owners of the borrower incurred mezzanine debt from a Deutsche Bank affiliate, with an aggregate balance of $300,000,000, secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       18

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2


-------------------------------------------------------------------------------------------

                             COLLATERAL TERM SHEET   SENIOR COMPONENT BALANCE: $165,000,000
                                                     SENIOR COMPONENT DSCR:    2.38x
                            GENERAL MOTORS BUILDING  SENIOR COMPONENT LTV:     43.27%
-------------------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       19

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET       BALANCE: $105,932,000
                                                         DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE       LTV:     67.05%
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]                         [GRAPHIC OMITTED]

                                          [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                         [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       20

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $105,932,000
                                                          DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE        LTV:     67.05%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $105,932,000

  CUT-OFF PRINCIPAL BALANCE:    $105,932,000

  % OF INITIAL UPB:             5.68%

  INTEREST RATE:                4.9545%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           January 1, 2005

  MATURITY DATE:                December 1, 2011

  AMORTIZATION:                 Interest Only

  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then either (a) the greater of
                                yield maintenance or 1% premium or (b)
                                defeasance is permitted. On or after September
                                1, 2011, prepayment can be made without penalty.

 SPONSOR:                       Crescent Partnership and JPMorgan Chase Bank

  BORROWERS:                    Crescent Fountain Place, L.P.

  ADDITIONAL FINANCING:         Future mezzanine debt permitted provided the
                                combined LTV is less than 75.0% and the combined
                                DSCR for the preceding 12 month period is
                                greater than 1.67x.

  LOCKBOX:                      Hard

  INITIAL RESERVES:             Other(1):           $4,797,097

  MONTHLY RESERVES:             Springing
-------------------------------------------------------------------------------

(1)   Unfunded Obligations Reserve.

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE PSF:     $88

  BALLOON BALANCE PSF:          $88

  LTV:                          67.05%

  BALLOON LTV:                  67.05%

  DSCR:                         1.97x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:        Single Asset

  PROPERTY TYPE:                 Office

  COLLATERAL:                    Fee Simple

  LOCATION:                      Dallas, TX

  YEAR BUILT/RENOVATED:          1986/NAP

  TOTAL AREA:                    1,198,431 sq. ft.

  PROPERTY MANAGEMENT:           Crescent Property Services Inc.

  OCCUPANCY (AS OF 1/31/2005):   94.3%

  UNDERWRITTEN NET CASH FLOW:    $10,458,423

  APPRAISED VALUE:               $158,000,000

  APPRAISAL DATE:                October 27, 2004
-------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                          MAJOR OFFICE TENANTS(2)
-----------------------------------------------------------------------------------------------------------
                                                                                   LEASE          RATINGS
                 TENANT                      NRSF       % NRSF      RENT PSF     EXPIRATION       (S/F/M)

      HUNT CONSOLIDATED, INC.              328,373       27.4%      $ 20.43     12/31/2006       Not Rated
---------------------------------------    -------       ----       -------     ----------     ------------
      ENVIRONMENTAL PROTECTION AGENCY      286,549       23.9%      $ 15.16      2/8/2017       AAA/AAA/Aaa
---------------------------------------    -------       ----       -------     ----------     ------------
      JENKENS & GILCHRIST, PC              200,326       16.7%      $ 18.57      6/30/2014       Not Rated
---------------------------------------    -------       ----       -------     ----------     ------------
      MUNSCH, HARDT, KOPF & HARR, PC        70,900        5.9%      $ 16.90     11/30/2005       Not Rated
---------------------------------------    -------       ----       -------     ----------     ------------
      WELLS FARGO BANK                      69,914        5.8%      $ 23.45     12/31/2018       AA/AA/Aaa
---------------------------------------    -------       ----       -------     ----------     ------------


(2)  Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       21

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $105,932,000
                                                          DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE        LTV:     67.05%
--------------------------------------------------------------------------------

THE FOUNTAIN PLACE OFFICE LOAN

THE LOAN. The Fountain Place Office loan is secured by a first mortgage on a
1,198,431 square foot, 58-story, Class "A" office building located in the
Central Business District of Dallas, Texas. The loan term is seven years and is interest only with an interest rate of 4.9545%.

THE BORROWER. The borrower is Crescent Fountain Place, L.P., a Delaware limited partnership and single purpose, bankruptcy remote entity with a single-purpose equityholder with two independent directors, for which the borrower's legal counsel has delivered a non-consolidation opinion. Crescent Fountain Place,
L.P. is owned: 99.90% by Crescent Big Tex II, L.P., a Delaware limited partnership, and 0.10% by Crescent FP GP, LLC, a Delaware limited liability company. Crescent Big Tex II, L.P. is owned: 76.15% by FP/TCC Office
Acquisition, LLC, a Delaware limited liability company, 23.75% by Crescent Real
Estate Equities Limited Partnership, a Delaware limited partnership, and 0.10%
by Crescent BT II GP, L.P., a Delaware partnership. Effectively, the Borrowing
Entity is owned: 23.85% by Crescent Real Estate Equities Company and 76.15% by
FP/TCC Office Acquisition, LLC, an entity 100% owned by a fund advised by
JPMorgan Chase Bank, as Trustee Under Amended and Restated Declaration of Trust
dated November 13, 2001, as amended, for its Commingled Pension Trust Fund
(Strategic Property), a real estate investment advisor.

Crescent Real Estate Equities Company (NYSE: "CEI") (rated "BB-" by S&P and
"B1" by Moody's) ("Crescent") is a publicly held real estate investment trust.
Through its subsidiaries and partners, Crescent owned in whole or in part the following real estate assets as of September 30, 2004: Seventy-five office properties located in 27 metropolitan submarkets in seven states, with an aggregate of approximately 29.9 million net rentable square feet. Five destination fitness resorts and spas with a total of 1,036 rooms/guest nights and four upscale business-class hotel properties with a total of 1,771 rooms.
Crescent holds a 40% interest in Vornado Crescent Portland Partnership and a
56% non-controlling interest in the Vornado Crescent Carthage and KC Quarry
L.L.C.

For the year ended December 31, 2003, Crescent Real Estate Equities Company
reported revenues of $949.2 million and net income of $26.0 million. As of
September 30, 2004, the Crescent Real Estate Equities Company reported total assets of $4.6 billion and stockholders' equity of $1.1 billion.

THE PROPERTY. The collateral for the mortgage loan is Fountain Place Office, a
1,198,431 square foot, 58-story, Class "A" office building located in the
Central Business District of Dallas, Texas. Built in 1986 on 1.84 acres, the building has on-site parking for 1,027 vehicles in a three-level, underground parking garage and a surface lot.

SIGNIFICANT TENANTS. As of January 31, 2005, the property was 94.3% occupied by a total of 14 office tenants at an average lease rate of $18.52/sq. ft.
(modified gross) and five retail tenants. The five largest tenants, representing approximately 80% of total NRA and 78% of NRI, are:

HUNT CONSOLIDATED, INC., a holding company for the diversified business interests of Ray L. Hunt, occupies 328,373 sq. ft. or 27.4% of NRA (and contributes 30.6% of NRI) under various 7-year leases with two five-year renewal options at an average of $20.43/sq. ft. (modified gross) expiring in
December 2006. The subject location serves as the headquarters and general offices for the various Ray L. Hunt family business interests, including Hunt
Oil Company and Hunt Realty Corporation.

ENVIRONMENTAL PROTECTION AGENCY ("EPA") (rated "AAA" by S&P and Fitch and "Aaa"
by Moody's), occupies 286,549 sq. ft. or 23.9% of NRA (and contributes 19.8% of
NRI) under various 13-year leases at an average of $15.16/sq. ft. (gross)
expiring in February 2017. The EPA has the option to terminate the lease at any time after February 8, 2007 upon giving 60 days notice. Upon such notice of termination, the borrower will deposit all excess cash flow into the TI/LC reserve account until the amount in such reserve account equals $4,355,000.
Established in 1970 and headquartered in Washington, D.C., the EPA works to develop and enforce environmental policy and regulations throughout the country. The subject location serves as a regional office for Region 6, which includes the states of Texas, New Mexico, Oklahoma, Arkansas and Louisiana.

JENKENS & GILCHRIST, PC, a full-service law firm, occupies 200,326 sq. ft. or
16.7% of NRA (and contributes 17.0% of NRI) under various leases at $18.57/sq.
ft. (modified gross) expiring in June 2014. Founded in 1951 and headquartered in Dallas,

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       22

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET       BALANCE: $105,932,000
                                                         DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE       LTV:     67.05%
--------------------------------------------------------------------------------

Jenkens & Gilchrist provides legal counsel in more than 25 areas of practice to industries and business leaders around the world. The subject location has served as the headquarters and general offices for the firm since the building was completed in 1986.

MUNSCH, HARDT, KOPF & HARR, PC, a full-service law firm, occupies 70,900 sq.
ft. or 5.9% of NRA (and contributes 5.5% of NRI) under various leases at
$16.90/sq. ft. (modified gross). Munsch, Hardt, Kopf & Harr, PC will vacate the space in November 2005. Munsch, Hardt, Kopf & Harr, PC provides legal counsel in 13 areas of practice and operates from offices in Dallas, Austin, and
Houston. The location serves as the headquarters and general offices for the firm.

WELLS FARGO BANK (rated "AA" by S&P and Fitch and "Aaa" by Moody's), a diversified financial services company, occupies 69,914 sq. ft. or 5.8% of NRA
(and contributes 7.5% of NRI) under a 15-year lease at a rental rate of $23.45 expiring in December 2018 with the option to extend the lease 15 years. Wells
Fargo & Company, the parent company of Wells Fargo Bank, provides banking, insurance, investments, mortgage banking and consumer finance to consumers, businesses and institutions in all 50 states of the United States and in other countries. For the year ended December 31, 2004, Wells Fargo & Company reported revenues of $33.89 billion and net income of $7.01 billion. As of December 31,
2004, the company reported total assets of $427.85 billion and stockholders'
equity of $37.87 billion. The subject spaces have various uses, including general office and a bank branch.

THE MARKET. The property is located in the Central Business District of Dallas,
Dallas County, Texas. Population growth in the Dallas-Fort Worth CMSA exhibited a 31.9% increase between 1993 and 2003 with a total population of 5,641,000 as of 2003. Major economic drivers in the area are professional and business services, government, retail trade, manufacturing, and education and health services. The largest private employers are American Airlines (27,000),
Lockheed Martin Company (16,000), Verizon Communications (14,000), SBC
Communications, Inc. (14,000) and The Kroger Company (9,000).

Situated at the northeast corner of Ross Avenue and North Field Street, about one-quarter mile south of Woodall Rogers Freeway, the Fountain Place Office is
located in the Dallas CBD office sub-market, which consists of 32.1 million sq.
ft. of space with an overall average occupancy rate for Class "A" space of
82.7% and an average rental rate for Class "A" space of $20.60/sq. ft.
(modified gross). The appraiser identified four comparable office properties containing a total of 5,746,697 sq. ft. with a weighted average occupancy rate of 87.0%. Comparable quoted rental rates range from $19.00/sq. ft. to
$28.00/sq. ft. (modified gross). As of January 31, 2005, the property was 94.3%
occupied by a total of 14 office tenants at an average lease rate of $18.52/sq.
ft. (modified gross) and five retail tenants. The land uses in the neighborhood consist of mid- and high-rise office buildings, street level retail, government offices, restaurants, and entertainment activity.

PROPERTY MANAGEMENT. Crescent Property Services Inc., an affiliate of the borrower, manages the related property. Headquartered in Fort Worth, TX, and established in 1994, Crescent Property Services is the wholly owned property services affiliate of Crescent Real Estate Equities Company, a real estate investment trust ("REIT") that owns and operates 75 Class "A" office buildings in the United States with a portfolio of almost 30 million sq. ft., including
19 buildings and 9.4 million sq. ft. in the Dallas/Ft. Worth area. Crescent
Property Services provides management and leasing services to all of Crescent
Real Estate Equities Company's properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Certain owners of the borrower are permitted to obtain mezzanine financing which shall be secured by the membership or partnership interests in the borrower or the owners of the borrower, subject to the following conditions and requirements: (a) the
Subordinate Mezzanine Loan shall be junior and subordinate to any New Mezzanine
Loan made by the mortgagee pursuant to the Cooperation Agreement and subject to the terms of the Subordinate Mezzanine Intercreditor Agreement (defined below);
(b) mortgagee's review and approval of the terms and conditions of the
Subordinate Mezzanine Loan and the documents evidencing the Subordinate
Mezzanine Loan; (c) the Subordinate Mezzanine Loan shall only be payable out of any excess cash flow from the property and as otherwise permitted under the
Subordinate Mezzanine Intercreditor Agreement (defined below); (d) the ratio of the sum of the principal amount of the Subordinate Mezzanine Loan and the (and any New Mezzanine Loan) to the value of the property shall be no greater than

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       23

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $105,932,000
                                                          DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE        LTV:     67.05%
--------------------------------------------------------------------------------

75%; (e) the Actual DSCR for the immediately succeeding twelve month period is not less than the Actual DSCR as of the closing date of the related loan; (f)
the mortgagee under the Subordinate Mezzanine Loan (the "Subordinate Mezzanine
Lender") shall be a Qualified Lender and shall at all times during the term of the loan be the sole owner and holder of the Subordinate Mezzanine Loan and shall not assign or pledge all or any portion thereof to any other third party other than a Qualified Lender (as defined in the related loan agreement); (g)
the Subordinate Mezzanine Lender shall enter into an Intercreditor agreement with Lender in the form and substance reasonably satisfactory to the mortgagee and the Rating Agencies and any subsequent holder of the New Mezzanine Loan
(the "Subordinate Mezzanine Intercreditor Agreement"); (h) the Subordinate
Mezzanine Loan shall be nonrecourse as to principal and interest to be paid under the Mezzanine Loan and shall not be secured by a lien against the property; (i) the borrower shall reimburse the mortgagee for all of the mortgagee's reasonable attorney's fees and actual out-of-pocket expenses incurred by the mortgagee in reviewing the Subordinate Mezzanine Loan documents and negotiating and documenting the Subordinate Mezzanine Intercreditor
Agreement; and (j) if required by the mortgagee, borrower shall deliver a rating confirmation to the mortgagee at the borrower's sole cost and expense.
The final capital structure of the Subordinate Mezzanine Loan is subject in all respects to mortgagee's reasonable approval and the Rating Agencies' approval, including, without limitation, the organizational structure of borrower and the
Mezzanine Lender.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       24

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      BALANCE: $105,932,000
                                                        DSCR:    1.97x
                             FOUNTAIN PLACE OFFICE      LTV:     67.05%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       25

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,905,916
                                                        TMA DSCR:    2.27x
                               LOEWS MIAMI BEACH        TMA LTV:     58.75%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       26

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,905,916
                                                        TMA DSCR:    2.27x
                               LOEWS MIAMI BEACH        TMA LTV:     58.75%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:               GACC

  LOAN PURPOSE:              Refinance

  ORIGINAL TMA BALANCE(1):   $75,000,000

  CUT-OFF TMA BALANCE(1):    $74,905,916

  % BY INITIAL UPB:          4.02%

  INTEREST RATE:             4.7660%

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        May 1, 2005

  MATURITY DATE:             April 1, 2015

  AMORTIZATION:              360 months

  CALL PROTECTION:           Lockout until the earlier of (i) 24 months from
                             the securitization of the last pari passu note
                             and (ii) April 1, 2008, then defeasance is
                             permitted. On and after January 1, 2015,
                             prepayment permitted without penalty.

  SPONSOR:                   Loews Hotels Holding Corporation

  BORROWER:                  MB Redevelopment, Inc.

  PARI PASSU DEBT(1):        $74,905,916

  ADDITIONAL FINANCING:      None

  LOCKBOX(2):                None

  INITIAL RESERVES:          None

  MONTHLY RESERVES(3):       None
-------------------------------------------------------------------------------

(1)   The original trust mortgage asset ("TMA") amount of $75,000,000 represents the A-2 note from a $150,000,000 first mortgage loan evidenced by pari passu A-1, A-2 and A-3 notes. The A-1 and A-3 notes are not included in the trust.

(2)   Springing hard lockbox upon: (i) an event of default, as such term is defined in the loan documents or (ii) DSCR below 1.35x for two consecutive calendar quarters ("Lockbox Event").

(3)   Subsequent to a Lockbox Event, monthly reserves will be collected for:
      (i) taxes and insurance, (ii) debt service, (iii) FF&E, (iv) garage easement agreement and (v) management fee.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------

  CUT-OFF DATE BALANCE / KEY:      $189,635

  BALLOON BALANCE / KEY:           $154,898

  LTV:                             58.75%

  BALLOON LTV:                     47.99%

  DSCR:                            2.27x
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:        Single Asset

  PROPERTY TYPE:                   Full Service Resort Hotel

  COLLATERAL:                      Fee Simple

  LOCATION:                        Miami Beach, FL

  YEAR BUILT/RENOVATED:            1998/NAP

  NO. OF KEYS:                     790

  PROPERTY MANAGEMENT:             Loews Miami Beach Hotel Operating Company,
                                   Inc. (a borrower affiliate)

  OCCUPANCY (AS OF 2/28/2005):     80.8%

  UNDERWRITTEN NET CASH FLOW:      $21,333,239

  APPRAISED VALUE:                 $255,000,000

  APPRAISAL DATE:                  March 1, 2005
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SIGNIFICANT FIGURES
--------------------------------------------------------------------------------
 LOEWS MIAMI BEACH             2002          2003          2004        T-12(4)
-------------------------   --------      --------      --------      --------
  Occupancy                   72.04%        81.46%        80.15%        80.76%
--------------------------  --------      --------      --------      --------
  ADR                       $ 202.92      $ 206.14      $ 223.25      $ 226.75
--------------------------  --------      --------      --------      --------
  RevPAR                    $ 146.18      $ 167.92      $ 178.92      $ 183.12
--------------------------  --------      --------      --------      --------

(4)  Trailing 12 months numbers through and including February 28, 2005.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       27

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET      TMA BALANCE: $74,905,916
                                                        TMA DSCR:    2.27x
                               LOEWS MIAMI BEACH        TMA LTV:     58.75%
--------------------------------------------------------------------------------

THE LOEWS MIAMI BEACH LOAN

THE LOAN. The Loews Miami Beach loan is secured by a first mortgage on the borrower's fee simple interest in a 790-key full service resort hotel located in Miami Beach, Florida. The loan is for a term of 10-years and amortizes based on a 30-year schedule. The $75 million A-2 Note is the second note of a $150 million whole first mortgage loan (evidenced by pari passu A-1, A-2 and A-3 notes). Based on the appraised value of $255 million, the borrower has implied equity of $105 million in the property.

THE BORROWER. The borrower is MB Redevelopment, Inc., a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The loan is sponsored by LOEWS HOTELS HOLDING CORPORATION ("Loews
Hotels"), a wholly-owned subsidiary of the Loews Corporation (NYSE: LTR; rated
"A" by S&P, "A-" by Fitch, and "Baa1" by Moody's). Headquartered in New York
City, Loews Hotels offers distinctive hotels in most major markets in the
United States and Canada. In addition to the property, Loews destinations include the cities of New York, Chicago, Denver, Los Angeles, Nashville,
Philadelphia, Washington, D.C., Annapolis, New Orleans, Montreal, and Quebec
City, as well as vacation destinations such as Universal Orlando, Florida,
Tucson, Arizona, St. Pete Beach, Florida and California's Coronado Island.
Loews Hotels cater to discerning business and leisure travelers and are host to numerous business, political and industry association events. Loews Hotels is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Located within the Art Deco Historic District of South Beach in
Miami, Florida, the Loews Miami Beach Hotel was originally constructed in 1998 at a cost of $135 million. The 790-key hotel is situated on a 5.8-acre beachfront lot less than eight miles from the Miami International Airport. The property is primarily comprised of the 18-story tower building and the six-story St. Moritz tower, one of the centerpieces of the property. The St.
Moritz tower carries the historical landmark designation and has been restored to the "Art Deco" style. Both of these buildings contain guest rooms, food and beverage outlets, and access to the swimming pool, the gardens and the beach.
Amenities at the hotel include: five restaurants/bars, 13 ballrooms/conference rooms (over 53,000 sq. ft.), a uniquely designed ocean-front swimming pool, a jacuzzi, a 4,500 sq. ft. fitness center, shops, a salon, a business center and parking for over 750 vehicles. In addition, within the St. Moritz Tower portion of the property, a high end luxury spa and fitness center (the "Spa") is expected to open by April 2006. The Spa is expected to generate an additional
$420,000 per annum. Food and beverage facilities include Preston's Restaurant,
Emeril's Miami Beach, Hemisphere Lounge, Nautilus poolside bar and grill, and
SoBe Coffee Bar. Among the many events and conferences generally held at the property is the annual CMSA conference each January. The property benefits from the fact that it contains the only large conference room space in South Beach other than the Miami Convention Center. Loews Miami Beach Hotel has an AAA
rating of **** and a Mobil Travel Guide rating of ****.

The Loews Miami Beach guest rooms' connect modern-day technology with Art Deco style, providing sweeping views of the ocean, bay and city. Guest rooms average
350 sq. ft. in size and are located on floors five through 18 of the tower building and in the St. Moritz Tower. All guest rooms feature a stylish, functional design with quality, modern furnishings and bathroom fixtures.
Amenities include 24-hour room service, work desk with dual-line telephone, fax and high-speed internet, mini-bar and cable television with in-room movies and walk-in closets with luggage rack, iron, safes and umbrellas. The tower building has 620 guest rooms including 62 luxury and presidential suites. The
St. Moritz tower has 100 fully restored guest rooms offering the intimate charm of a boutique beach hotel. Approximately $7.3 million was spent on capital expenditures between 2001 and 2004 with approximately $3.0 million budgeted for
2005.

THE MARKET. The property is located on the white sandy beaches and in the cosmopolitan atmosphere of the South Beach district of Florida. Making up the bottom third of the island of Miami Beach, South Beach has become a magnet for the fashion, music, and entertainment industries. Visitors from the world over are drawn to the area's atmosphere, restaurants, nightclubs and beaches. The property is located in the heart of the Art Deco Historic District of South
Beach which contains approximately 800 structures of historical significance, the largest collection of Art Deco and Streamline Modern architecture in the world.

In addition to being located within South Beach's Historic Art Deco District, nearby points of interest include the Miccosokee Seminole Indian Village,
Ancient Spanish Monastery, Miami Seaquarium, Miami Metro Zoo and Fairchild
Garden. Miami

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       28

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,905,916
                                                        TMA DSCR:    2.27x
                               LOEWS MIAMI BEACH        TMA LTV:     58.75%
--------------------------------------------------------------------------------

Beach is acknowledged as an international center for the arts and culture with a broad array of local galleries and museums including Lincoln Theatre, Colony
Theatre, the Greater Miami Performing Arts Center, Vizcaya Museum and Gardens
and Wolfsonian Bass. The Loews Miami Beach hotel is within walking distance of the trendy shops and restaurants along Ocean Drive and Lincoln Road. According to the City of Miami Beach, the number of tourists to Miami Beach who visited
Lincoln Road has gone from 19.8% in 2000 to 31.0% in 2003.

The property's proximity to the convention center and its own large conference space insulate the property from a downturn in leisure travel, enabling it to draw from a larger, more diverse client base than its competitors. The market demand has a strong meeting and group orientation; in 2004, this segment contributed 49.0% of the overall occupancy. In 2004, the primary competitors achieved an overall occupancy of 71.3%, ADR of $207.77 and RevPAR of $148.10.
The property's ability to attract business travelers is one reason the Loews
Miami Beach consistently outpaces its comparables in terms of occupancy, ADR and RevPAR. In 2004, the hotel generated a net cash flow of $20 million before ground rent, ADR of $223.25 and RevPAR of $178.92. Historically the market has experienced increases in ADR at an annual rate of 1.6% since 1999 and at a rate of 1.04% from 2001 to 2004. RevPAR has increased at an annual rate of 1.3%
since 2000 and at a rate of 3.3% from 2001 to 2004. The property is performing above market as a whole, as evidenced by an occupancy penetration of 112.4% and a yield penetration of 120.7%. Below is a list of market competitors:



-------------------------------------------------------------------------------------------------------------
                                                  SEGMENTATION                          2003
                                              --------------------- -----------------------------------------
                                                                      WEIGHTED
                                                                       ANNUAL
                                   NUMBER OF                            ROOM               AVERAGE
              PROPERTY               ROOMS      GROUP    TRANSIENT     COUNT      OCC.      RATE      REVPAR
--------------------------------  ----------  --------  -----------  ---------- ------  ----------   --------

 LOEWS MIAMI BEACH HOTEL             790        48%        52%           790     81%    $ 206.14     $ 167.92
--------------------------------    -----       --         --            ---      --    --------     --------
 HILTON FONTAINEBLEAU                876        45         55            967      72     180.00       129.02
--------------------------------    -----       --         --            ---      --    --------     --------
 INTER-CONTINENTAL HOTEL MIAMI       641        30         70            641      63     154.00        97.02
--------------------------------    -----       --         --            ---      --    --------     --------
 SHERATON BAL HARBOUR BEACH
  RESORT                             645        45         55            645      67     190.00       127.30
--------------------------------    -----       --         --            ---      --    --------     --------
 BOCA RATON RESORT                  1,043       60         40          1,041      70     252.00       176.40
--------------------------------    -----       --         --          -----      --    --------     --------
 WESTIN DIPLOMAT RESORT HOTEL        998        54         46            998      62     205.00       127.10
--------------------------------    -----       --         --          -----      --    --------     --------
 TOTAL/AVERAGES                     4,993       49%        51%         5,082     69%    $ 202.32     $ 140.14
--------------------------------    -----       --         --          -----      --    --------     --------

----------------------------------------------------------------------------------------------------
                                                                   2004
                                 -------------------------------------------------------------------
                                   WEIGHTED
                                   ANNUAL
                                    ROOM             AVERAGE     OCCUPANCY    YIELD
              PROPERTY              COUNT     OCC.    RATE        REVPAR    PENETRATION  PENETRATION
-------------------------------- ---------- ------  --------    ----------  -----------  -----------

 LOEWS MIAMI BEACH HOTEL              790    80%    $ 223.25     $ 178.82     112.4%        120.7%
--------------------------------      ---     --    --------     --------     ------        ------
 HILTON FONTAINEBLEAU                 876     71     182.00       130.08      100.3          87.8
--------------------------------      ---     --    --------     --------     ------        ------
 INTER-CONTINENTAL HOTEL MIAMI        641     65     150.00        97.50       91.2          65.8
--------------------------------      ---     --    --------     --------     ------        ------
 SHERATON BAL HARBOUR BEACH
  RESORT                              645     72     202.00       145.44      101.0          98.2
--------------------------------      ---     --    --------     --------     ------        ------
 BOCA RATON RESORT                  1,043     71     255.00       181.05       99.6         122.2
--------------------------------    -----     --    --------     --------     ------        ------
 WESTIN DIPLOMAT RESORT HOTEL         998     68     205.00       139.40       95.4          94.1
--------------------------------    -----     --    --------     --------     ------        ------
 TOTAL/AVERAGES                     4,993    71%    $ 207.77     $ 148.10     100.0%        100.0%
--------------------------------    -----     --    --------     --------     ------        ------


CASH MANAGEMENT. The loan is structured with a springing hard lockbox, that springs upon: (i) an event of default, as such term is defined in the loan documents or (ii) DSCR below 1.35x for two consecutive calendar quarters.

PROPERTY MANAGEMENT. The property is managed by Loews Miami Beach Hotel
Operating Company, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       29

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,905,916
                                                        TMA DSCR:    2.27x
                               LOEWS MIAMI BEACH        TMA LTV:     58.75%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       30

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       31

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       32

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $66,000,000
                                                           DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO LTV:     65.09%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $66,000,000

  CUT-OFF PRINCIPAL BALANCE:    $66,000,000

  % OF INITIAL UPB:             3.54%

  INTEREST RATE:                5.2880%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           May 1, 2005

  MATURITY DATE:                April 1, 2015

  AMORTIZATION:                 Interest Only

  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                or after November 1, 2014, prepayment can be
                                made without penalty.

  SPONSOR:                      Centro Watt America REIT 2, Inc.

  BORROWER:                     Centro Watt Operating Partnership 2, LLC

  ADDITIONAL FINANCING:         Future mezzanine or pari passu debt is allowed
                                provided the combined DSCR is greater than
                                1.75x. Future debt amount shall not exceed an
                                amount equal to the product derived by
                                multiplying (i) 67.5% and (ii) the amount by
                                which the appraised value of the property has
                                increased over $101,400,000

  LOCKBOX:                      Hard

  INITIAL RESERVES:             None

  MONTHLY RESERVES:             Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

  CUT-OFF DATE BALANCE PSF:     $96

  BALLOON BALANCE PSF:          $96

  LTV:                          65.09%

  BALLOON LTV:                  65.09%

  DSCR:                         1.77x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

  SINGLE ASSET/PORTFOLIO:       Portfolio

  PROPERTY TYPE:                Retail

  COLLATERAL:                   Fee Simple

  LOCATIONS:                    Mansell Crossing -  Alpharetta, GA
                                Barrett Place    -  Kennesaw, GA
                                Venture Pointe   -  Duluth, GA

  YEAR BUILT/RENOVATED:         Mansell Crossing -  1993/NAP
                                Barrett Place    -  1992/NAP
                                Venture Pointe   -  1994/NAP

  TOTAL AREA:                   Mansell Crossing -  324,081 sq. ft.
                                Barrett Place    -  218,818 sq. ft.
                                Venture Pointe   -  147,727 sq. ft.

  PROPERTY MANAGEMENT:          Watt/Centro Management Joint Venture LP

  OCCUPANCY (AS OF 2/10/2005):  Mansell Crossing -  100.0%
                                Barrett Place    -  100.0%
                                Venture Pointe   -  66.2%
                                Weighted Average -  92.8%

  UNDERWRITTEN NET CASH FLOW:   $6,247,110

  APPRAISED VALUE:              $101,400,000

  APPRAISAL DATES:              February 5, 2005 to
                                February 11, 2005
--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       33

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                     ANCHOR TENANTS - MANSELL CROSSING(1)
---------------------------------------------------------------------------------------------------------
                                                                    LEASE         RATINGS
TENANT                       NRSF        %NRSF      RENT PSF     EXPIRATION       (S/F/M)     SALES/PSF(2)
------------------------   --------   ----------   ----------   ------------   ------------   -----------

  AMC Theaters             51,615         15.9%     $ 18.25      6/30/2014        B/NR/NR     $401,960(3)
------------------------   ------         ----      -------     ----------      ----------    ----------
  Sports Authority         41,750         12.9%     $  7.50     10/31/2013       Not Rated      $233(4)
------------------------   ------         ----      -------     ----------     ------------   ----------
  TJ Maxx                  29,915          9.2%     $  7.50      1/31/2009        A/NR/A3       $220(5)
------------------------   ------         ----      -------     ----------      ----------    ----------
  Barnes & Noble           27,600          8.5%     $ 15.88      3/31/2009       Not Rated      $418(3)
------------------------   ------         ----      -------     ----------     ------------   ----------
  OfficeMax                24,382          7.5%     $  9.00      1/31/2009      BB/NR/Baa2      $215(6)
---------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------
                                     ANCHOR TENANTS - BARRETT PLACE(1)
---------------------------------------------------------------------------------------------------------
                                                                     LEASE         RATINGS
TENANT                        NRSF        %NRSF      RENT PSF     EXPIRATION       (S/F/M)     SALES/PSF
-------------------------   --------   ----------   ----------   ------------   ------------   ---------

  Best Buy                    45,000     20.6%       $ 10.50      1/31/2009      BBB/BBB/NR     NAV
-------------------------     ------     ----        -------     ----------      ----------    ------
  Sports Authority            42,088     19.2%       $  9.00     11/30/2012       Not Rated    $192(4)
-------------------------     ------     ----        -------     ----------     ------------   ------
  Rhodes Furniture            40,500     18.5%       $ 11.50     10/31/2014       Not Rated    $259(4)
-------------------------     ------     ----        -------     ----------     ------------   ------
  Linen's 'N Things           35,535     16.2%       $ 12.50      1/31/2010       Not Rated    $203(7)
-------------------------     ------     ----        -------     ----------     ------------   ------
  PetsMart                    25,015     11.4%       $  9.50     11/30/2007       BB-/NR/NR    $302(4)
-------------------------     ------     ----        -------     ----------      ----------    ------
  OfficeMax                   25,000     11.4%       $  9.00      1/31/2008      BB/NR/Baa2    $203(4)
---------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------
                                       ANCHOR TENANTS - VENTURE POINTE(1)
-------------------------------------------------------------------------------------------------------------
                                                                           LEASE        RATINGS
TENANT                              NRSF        %NRSF      RENT PSF     EXPIRATION      (S/F/M)     SALES/PSF
-------------------------------   --------   ----------   ----------   ------------   -----------  ----------

      American Signature Home     55,727       37.7%        $  8.00      11/30/2017    Not Rated     $79(8)
-------------------------------   ------       ----         -------      ----------   -----------    -----
      Circuit City                42,000       28.4%        $ 13.95       1/31/2015    Not Rated      NAV
--------------------------------------------------------------------------------------------------------------


(1)  Information obtained from the Underwritten Rent Roll except for Ratings and unless otherwise stated.

(2)  In the case of AMC Theaters, sales are per screen.

(3)  For the twelve months ended June 30, 2004.

(4)  For the twelve months ended December 31, 2003.

(5)  For the twelve months ended December 31, 2004

(6)  For the twelve months ended July 31, 2004.

(7)  For the twelve months ended February 28, 2004.

(8)  For the twelve months ended August 31, 2004.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       34

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
--------------------------------------------------------------------------------

THE CENTRO WATT GEORGIA RETAIL PORTFOLIO LOAN

THE LOAN. The Centro Watt Georgia Retail Portfolio Loan is secured by first mortgages on three retail centers (Mansell Crossing, Barrett Place, and Venture
Pointe) located in suburban cities within the Atlanta, Georgia MSA. The loan term is ten years and is interest only with an interest rate of 5.2880%.

THE BORROWER. The borrower is Centro Watt Operating Partnership 2, LLC, a
Delaware limited liability company and single purpose, bankruptcy-remote entity with at least two Independent Managers for which a non-consolidation opinion has been provided. Equity interest in the borrower is held 100% by Centro Watt
OP Holdings 2, LLC, which is 100% held by Centro Watt America REIT 2, Inc., a
Maryland corporation that is also the borrower principal.

The sponsor, CENTRO WATT AMERICA REIT 2, INC., a joint venture between Centro
Properties Group and Watt Commercial Properties, owns 14 shopping centers in the United States primarily located in California. Overall portfolio occupancy is 96.1%, and eight of the 14 properties are 100% occupied. As of December 31,
2004, the portfolio value was $518 million.

Centro Properties Group and Centro MCS 35 each own a 48.5% interest in the
Centro Watt America REIT 2, Inc. joint venture, and Watt Commercial Properties has a 3% interest. As of December 31, 2004, Centro Properties Group owned 55 properties with an aggregate value of $3.8 billion, and generated annual retail sales of $4.82 billion. Watt Commercial Properties, a diversified real estate company with operations in development, property and asset management, and acquisitions of existing properties, has been in operation for over 40 years.
Watt Commercial Properties focuses on real estate in the western United States.
Watt Commercial Properties currently manage approximately 66 properties totaling 5.6 million sq. ft., comprised of 3.3 million sq. ft. of retail space,
1.6 million sq. ft. of office space, six mobile home parks, eight multifamily projects, and 642,000 sq. ft. of industrial space. In addition, Watt Commercial
Properties has developed over 60 shopping centers, 60 manufactured housing communities, 30 multifamily projects and in excess of eight million sq. ft. of industrial and office space.

THE PROPERTY. The collateral for the mortgage loan consists of three retail power centers, Mansell Crossing, Barrett Place, and Venture Pointe, located in suburban cities of the Atlanta, Georgia MSA.

Mansell Crossing is located in Alpharetta, Fulton County, Georgia. The Center, built in 1993 on 43.01 acres, consists of eight one-story retail buildings containing 444,576 sq. ft., of which 324,081 sq. ft. is collateral for this loan. There are a total of 2,804 surface parking spaces including 1,856 spaces in the main shopping center lot and 948 spaces in the theater/bookstore lot.

Barrett Place is located in Kennesaw, Cobb County, Georgia. The Center, built in 1992 on 19.91 acres, consists of two single-story retail buildings containing 218,818 net rentable sq. ft. There are a total of 1,150 surface parking spaces.

Venture Pointe is located in Duluth, Gwinnett County, Georgia. The center, built in 1994 on 14.14 acres, consists of three single-story retail buildings containing 147,727 net rentable sq. ft. There are a total of 817 surface parking spaces. The three collateral buildings are part of a larger center occupied by a Goody's, Costco and GolfSmith.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       35

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
-------------------------------------------------------------------------------

SIGNIFICANT TENANTS. As of February 10, 2005 the Centro Watts Georgia Retail
Portfolio was 92.8% occupied and the four largest tenants, comprising 34.2% of the space, are described below:

SPORTS AUTHORITY occupies 83,838 sq. ft. (12.1% of sq. ft. and 9.1% of income)
under two 20-year leases expiring in October 2013 and November 2012 with four
5-year renewal options. Sports Authority is a sporting goods retailer with 385 stores in the United States operating under four brand names: Sports Authority,
Gart Sports, Oshman's and Sportmart. For the fiscal year ending January 29,
2005, Sports Authority had total sales of $2.44 billion and net income of $47.3 million. At year-end, the Sports Authority had liquidity of $24.8 million and total stockholder equity of $487.7 million.

AMERICAN SIGNATURE HOME occupies 55,727 sq. ft. (8.1% of sq. ft. and 5.9% of income) on a 15-year lease expiring in November 2017 with two 5-year renewal options. Launched by the privately held Schottenstein Stores Corporation in
2002, American Signature Home is a vertically integrated furniture store from the design and manufacture of its product to warehousing, distribution and retail sales of the final product. The location serves as a showroom as well as a distribution center for the Buckhead store in Atlanta, Georgia.

AMC THEATERS (rated "B" by S&P) occupies 51,615 sq. ft. (7.5% of sq. ft. and
12.4% of income) under a 20-year lease expiring in June 2014 with four 5-year renewal options. AMC 14 Theaters is owned by AMC Entertainment, Inc., which was recently purchased by Marquee Holding Inc. Prior to the sale, AMC was the world's second largest motion picture exhibitor with 3,544 screens in 232 locations across the globe serving close to 200 million moviegoers each year.
Marquee Holding Inc is a partnership controlled by affiliates of JP Morgan
Partners LLC, the private equity arm of JPMorgan Chase & Co. and Apollo
Management LP, a private investment firm. The tenant had sales of $401,960 per screen for the 12 months ended June 30, 2004.

BEST BUY (rated "BBB" by S&P and Fitch), occupies 45,000 sq. ft. (6.5% of sq.
ft. and 6.2% of income) on a 15-year lease expiring in January 2009 with three
5-year renewal options. Best Buy is a specialty retailer of consumer electronics, home office products, entertainment software, and appliances. Best
Buy recently renewed leases on 28 stores and plans to open 60 new domestic stores in 2006. For the nine months ending November 27, 2004 revenues were up
13% to $18.21 billion. Net income rose 24% to $412 million due to higher profitability and less promotional activity. As of February 15, 2005, equity market capitalization was $17.83 billion making Best Buy one of the largest electronic retailers in the United States.

THE MARKET. The subject retail centers are located in the cities of Alpharetta,
Fulton County, Kennesaw, Cobb County, and Duluth, Gwinnett County, Georgia,
which are all north of Atlanta and within the Atlanta MSA. The Atlanta MSA is comprised of 28 counties and had a 2004 population of 4.7 million. For the period from 1990 to 2000, the MSA population expanded 38.4% from 3.1 million to over 4.2 million. The significant growth in area population accompanied by retail market growth is projected to continue into the foreseeable future.
According to a 4th Quarter 2004 Reis market survey, the Atlanta retail market has an overall occupancy of 92.4% for neighborhood and community shopping centers.

The metropolitan Atlanta area is divided into 11 retail submarkets. Mansell
Crossing is located in the Sandy Springs/North Fulton retail submarket that constitutes 16% of the metropolitan Atlanta market and has a 93.4% occupancy rate as of year-end 2004. The appraiser identified five comparable properties in the submarket with occupancies ranging from 89% to 100%, and averaging
94.8%. Mansell Crossing is currently 100% occupied. Barrett Place is in the
Kennesaw/Northwest Cobb retail submarket that constitutes 8% of the metropolitan Atlanta market and has a 90.8% occupancy rate as of year-end 2004.
The appraiser identified five comparable properties in the submarket with occupancies ranging from 91% to 100%, and averaging 95.2%. Barrett Place is currently 100% occupied. Venture Pointe is located in the Peachtree
Corners/Norcross/Interstate 85 retail submarket that constitutes 13% of the metropolitan Atlanta market and has a 91.8% occupancy rate as of year-end 2004.
The appraiser identified four comparable properties in the submarket with occupancies ranging from 77% to 97%, and averaging 90.8%. Venture Pointe is currently 66.2% occupied and is in the process of leasing the 50,000 sq. ft.
space vacated by Media Play as part of its reorganization in 2004. The borrower has received a letter of intent on behalf of a housewares retailer to lease
15,000 sq. ft. of the space at $9.00/sq.ft. The overall occupancy rate for the three properties is 92.8%.

PROPERTY MANAGEMENT. Watt/Centro Management Joint Venture LP, a Delaware
limited partnership and borrower-related company, manages the related properties.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       36

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
-------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower will have the one-time right (A) to obtain secured mortgaged indebtedness ("Additional Debt")
that will be pari passu with the Centro Watt Georgia Retail Portfolio Loan or
(B) for the direct and/or indirect owners of the borrower to obtain mezzanine indebtedness that will be structurally subordinate to the Centro Watt Georgia
Retail Portfolio Loan. Additional Debt is permitted so long as no future mezzanine debt has been obtained and subject to, among other things (i) rating agency confirmation, (ii) the terms of the Additional Debt documents being substantially similar to those of the Centro Watt Georgia Retail Portfolio loan documents, (iii) the amount of the Additional Debt will not exceed the amount of the product of 67.5% and the amount of increase, if any, in the appraised value of the Centro Watt Georgia Retail Portfolio Properties over $101,400,000,
(iv) an aggregate debt service coverage ratio of at least 1.75x to 1.00x, (v)
receipt of a co-lender or an intercreditor agreement acceptable to the mortgagee and the Additional Debt lender and (vi) receipt of a REMIC opinion.
Future mezzanine debt is permitted so long as no Additional Debt has been obtained, subject to, among other things (i) rating agency confirmation, (ii)
the amount of the future mezzanine debt will not exceed the amount of the product of 67.5% and the amount of the increase, if any, in the appraised value of the Centro Watt Georgia Retail Portfolio Properties over $101,400,000, (iii)
an aggregate debt service coverage ratio of at least 1.75x to 1.00x and (iv)
receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.

RELEASE OR SUBSTITUTION OF A PROPERTY. The borrower is permitted to substitute a property for another retail shopping center property of like kind and quality provided certain conditions are satisfied, including, but not limited to: (A)
that the substitute property has an appraised value of 105% of the greater of the appraised value of the property to be released as of the closing date of the related loan and the appraised value of the property to be released immediately preceding the substitution, (B) an aggregate loan-to-value ratio of the properties subject to the lien of the related loan after the substitution not greater than the aggregate loan-to-value ratio of the properties subject to the lien of the related loan as of the closing date of the related loan, (C)
net operating income will be 105% of the net operating income of the released property, (D) the aggregate value of all released properties will not exceed
35% of the aggregate value of all the properties subject to the lien of the related loan as of the closing date of the related loan and (E) delivery of a rating agency confirmation.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       37

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $66,000,000
                                                            DSCR:    1.77x
                      CENTRO WATT GEORGIA RETAIL PORTFOLIO  LTV:     65.09%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       38

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       39

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $63,040,000
                                                           DSCR:    1.20x
                                401 FIFTH AVENUE           LTV:     80.00%
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]

                                                   [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       40

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $63,040,000
                                                            DSCR:    1.20x
                                401 FIFTH AVENUE            LTV:     80.00%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:                  BofA

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $63,040,000

  CUT-OFF PRINCIPAL BALANCE:    $63,040,000

  % OF INITIAL UPB:             3.38%

  INTEREST RATE:                5.4590%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           April 1, 2005

  MATURITY DATE:                March 1, 2015

  AMORTIZATION:                 Interest-only through and including the
                                payment date occurring on September 1,
                                2007. Thereafter, amortization is based
                                on a 30-year schedule.

  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                or after January 1, 2015, prepayment can be made
                                without penalty.

  SPONSOR:                      Meyer Chetrit and Trevor Davis

  BORROWERS:                    401 Fifth LLC

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      Hard

  INITIAL RESERVES:             Tax:                    $197,500

                                Insurance:              $9,765

                                TI/LC:                  $2,202,500

                                Other(1):               $274,408

  MONTHLY RESERVES:             Tax:                    $65,833

                                Insurance:              $9,765

                                Replacement:            $2,682

                                TI/LC:                  $20,834(2)
-------------------------------------------------------------------------------
(1)   Free Rent and Excess Cash Reserve.

(2)   The TI/LC reserve begins 25 months following the loan closing date and continues through the 96th month following the loan closing date.

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE PSF:     $308

  BALLOON BALANCE PSF:          $272

  LTV:                          80.00%

  BALLOON LTV:                  70.76%

  DSCR:                         1.20x

-------------------------------------------------------------------------------
                           PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:       Single Asset

  PROPERTY TYPE:                Office

  COLLATERAL:                   Fee Simple

  LOCATION:                     New York, NY

  YEAR BUILT/RENOVATED:         1905/2004

  TOTAL AREA:                   204,984 sq. ft.

  PROPERTY MANAGEMENT:          Newmark & Company Real Estate, Inc.

  OCCUPANCY (AS OF 2/25/2005):  91.7%

  UNDERWRITTEN NET CASH FLOW:   $ 5,133,020

  APPRAISED VALUE:              $78,800,000

  APPRAISAL DATE:               January 25, 2005
-------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
                                         MAJOR OFFICE TENANTS(3)
                                                                                   LEASE         RATINGS
                TENANT                 NRSF       % NRSF       RENT PSF         EXPIRATION       (S/F/M)
---------------------------------   --------   ----------   ------------   ------------------   ----------

      AMERICAN EAGLE OUTFITTERS       88,652     43.2%        $ 40.66         5/31/2016(4)      Not Rated
      NEP IMAGE GROUP                 36,803     18.0%        $ 33.31         11/30/2008        Not Rated
      EAST WEST CREATIVE              18,160      8.9%        $ 27.26          3/1/2014         Not Rated
----------------------------------------------------------------------------------------------------------


(3)  Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated.

(4)  American Eagle Outfitters has the right to terminate such lease in May
     2013.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       41

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $63,040,000
                                                          DSCR:    1.20x
                                401 FIFTH AVENUE          LTV:     80.00%
-------------------------------------------------------------------------------

THE 401 FIFTH AVENUE LOAN

THE LOAN. The 401 Fifth Avenue Loan is secured by a first mortgage on two adjacent eight-story office buildings containing a total of 204,984 sq. ft., located in the area known as Midtown in New York, New York. The loan term is ten years and is interest only through and including the payment date occuring in September 2007 and subsequently amortizes on a 30-year schedule with an interest rate of 5.4590%.

THE BORROWER. The borrower is 401 Fifth LLC, a Delaware limited liability company and single purpose entity. The sole member of the borrower is 401 Fifth
Holding LLC, a Delaware limited liability company. The sole member of 401 Fifth
Holding LLC is 801 Tenth LLC, a Delaware limited liability company. Equity ownership in 801 Tenth LLC is held by 70% member CF 801 LLC, a Delaware limited liability company, and 30% member 801 Tenth TD LLC, a Delaware limited liability company. CF 801 LLC has two members: Joseph Chetrit (50%) and Meyer
Chetrit (50%). Trevor Davis is the sole member of 801 Tenth LLC. Trevor Davis and Meyer Chetrit, the borrower principals have significant experience as owners/managers in the New York office and multifamily real estate markets.

Meyer Chetrit has been in the real estate business for more than 15 years and is a principal of the Chetrit Group. The Chetrit Group, founded by Joseph
Chetrit, is headquartered in Manhattan and has an ownership stake in over 17.7 million sq. ft. of office space with a combined value of $3.5 billion. In addition to the 19 properties the firm owns in the NY metro area, they have four properties in Los Angeles, four in Chicago, and two portfolios with a total of 38 buildings located across the United States.

Trevor Davis is an experienced real estate developer and owner. Davis Partners, founded by Mr. Davis, has extensive real estate experience as a developer, owner and manager of high-rise multifamily complexes. Currently the company markets condominiums and apartments at ten locations.

THE PROPERTY. The collateral for the mortgage loan consists of two adjacent eight-story office buildings containing a total of 204,984 square feet (181,164
sq. ft. office and 23,820 sq. ft. retail), in midtown Manhattan, New York.
Built in 1905 on a half-acre of land, the property has undergone significant renovations totaling $9.0 million over the past four years.

SIGNIFICANT TENANTS. As of February 25, 2005 the property was 91.7% occupied by seven office tenants (181,164 sq. ft.) and five retail tenants (21,220 sq.
ft.). The following are the three largest tenants representing 70.1% of NRA and
68.4% of NRI are:

AMERICAN EAGLE OUTFITTERS, INC. ("American Eagle") occupies 88,652 sq. ft.
(43.2% of sq. ft., 46.3% of income), under five individual leases expiring on
May 31, 2016 (American Eagle has the right to terminate its lease in May 2013).
The leases have base rents ranging from $32.64 to $51.85/sq. ft. Basement storage space is rented at $10.00/sq.ft. The base rents for American Eagle have control rental steps, with no renewal options. American Eagle is a lifestyle retailer that designs, markets and sells its own brand of relaxed, casual clothing for 15- to 25-year olds, providing merchandise at affordable prices.
American Eagle currently operates 779 stores in 49 states, the District of
Columbia and Puerto Rico, and 70 stores in Canada. American Eagle leases space in both the 401 Fifth Avenue ("401") and 393 Fifth Avenue ("393") buildings.
American Eagle uses its space on the second and third floors in 393 and the seventh and eighth floors in 401 as a combination of product design space and office uses. American Eagle additionally leases 4,500 sq. ft. of warehouse space in the basement for storage. For the nine months ended October 30, 2004, revenues and net income were $1.27 billion and $112.8 million, respectively. As of quarter end October 30, 2004 American Eagle had liquidity of $273.8 million and net worth of $820.4 million.

NEP IMAGE GROUP occupies 36,803 sq. ft. (18.0% of sq. ft., 15.7% of income)
under a five-year lease expiring on November 30, 2008. The current rental rate per sq. ft. of $33.31 has rent steps through the lease term with no renewal options. The company offers a wide range of services that includes nine broadcast television studios for live and taped programs, over twenty-four digital and non-linear editing suites, film-to-tape transfer, digital audio facilities, visual effects design/production, television and feature film production.

EAST WEST CREATIVE occupies 18,160 sq. ft. (8.9% of sq. ft., 6.4% of income)
under a ten-year lease expiring on March 1, 2014. The current rental rate per
sq. ft. of $27.26 has rent steps through the lease term with no renewal options. East West specializes in promotional marketing and branding services for clients nationwide. The full service agency also provides event planning,

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       42

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $63,040,000
                                                            DSCR:    1.20x
                                401 FIFTH AVENUE            LTV:     80.00%
-------------------------------------------------------------------------------

youth and entertainment marketing, strategic planning, and Web development. The agency was founded in 1983 as a boutique design firm. Clients include such companies as Bayer, Kraft, Universal Pictures and Kia Motors. Some of the East
West Creative's promotions and designs include: Lord of the Rings, Harry
Potter, Life Savers and Beck's Beer. The privately held company's revenues increased from $9 million in 2001 to $12.5 million in 2003.

THE MARKET. The property is located in New York City, New York County in the borough of Manhattan within the New York PMSA ("MSA"). The 2003 population for
Manhattan and the MSA was 1,546,358 and 8,140,877, respectively. Between 1990 and 2003 the population for each of the above areas grew by 3.9% and 11.1%, respectively. The average household income as of 2001 for each of the above areas was $92,984 and $39,766, respectively. Between 1997 and 2001 household income increased 22.2% and 11.4%, respectively. Manhattan accounts for 20% of
New York State's total income. From 1992 to 2002, Manhattan's average annual total personal income growth rate of 6.1% exceeded the national average annual growth rate of 4.7%.

PROPERTY MANAGEMENT. The property is managed by Newmark & Company Real Estate,
Inc. ("Newmark"), a New York corporation. Newmark, headquartered in Manhattan and with offices worldwide, has been in business for 70 years and manages and/or leases a total of 50 million sq. ft. of commercial space nationally.
Newmark currently manages in excess of 50 properties totaling more than 1.8 million sq. ft. located in New York. Newmark is one of the largest independent real estate firms based in the United States. It provides comprehensive real estate services to many corporations, property owners, investors and developers around the world. Annually, the firm completes more than 25 million sq. ft. of transactions, valued at nearly $9.5 billion in total consideration. Newmark has capabilities in asset care include evaluating infrastructure, repositioning buildings, supervising renovations and restorations, improving operational efficiency, upgrading technology and developing property-specific accounting strategies.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       43

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $63,040,000
                                                            DSCR:    1.20x
                                401 FIFTH AVENUE            LTV:     80.00%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       45

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $50,000,000
                                                        TMA DSCR:    1.58x
                              125 WEST 55TH STREET      TMA LTV:     64.52%
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]                             [GRAPHIC OMITTED]

                                              [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       46

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $50,000,000
                                                        TMA DSCR:    1.58x
                              125 WEST 55TH STREET      TMA LTV:     64.52%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:               GACC

  LOAN PURPOSE:              Refinance

  ORIGINAL TMA BALANCE(1):   $50,000,000

  CUT-OFF TMA BALANCE(1):    $50,000,000

  % BY INITIAL UPB:          2.68%

  INTEREST RATE(2):          5.7433%

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        April 1, 2005

  MATURITY DATE:             March 1, 2010

  AMORTIZATION:              Interest Only

  CALL PROTECTION:           Lockout until the earlier of (i) 24 months from the
                             securitization of the last pari passu note and (ii)
                             three years after the loan closing date, then
                             defeasance is permitted. On and after November 1,
                             2009, prepayment permitted without penalty.

  SPONSOR:                   Macklowe Properties

  BORROWER:                  125 West 55th Street Owner LLC

  PARI PASSU DEBT(1):        $150,000,000

  MEZZANINE DEBT(1):         $63,500,000

  LOCKBOX:                   Hard

  INITIAL RESERVES(3):       Insurance:                $312,519

                             Macquarie TI/LC:          $3,475,000

                             Macquarie Free Rent:      $1,987,500

  MONTHLY RESERVES:          Tax:                      $1,082,919

                             Insurance:                $29,693

                             TI/LC:                    $17,503

                             Replacement:              $9,740
-------------------------------------------------------------------------------
(1)   The original Trust Mortgage Asset ("TMA") amount of $50,000,000 represents the A-1 Note from a first mortgage loan in the principal amount of $200,000,000, consisting of the A-1 Note and pari passu A-2,
      A-3 and A-4 Notes. The A-2, A-3 and A-4 notes are not included in the trust. Additionally, there is $63,500,000 of mezzanine debt.

(2)   Represents the average interest rate for the first 12 payment periods after the cut-off date rounded to four decimal places. The interest rate will vary throughout the loan term. Refer to Annex A-8 for a schedule of interest rates.

(3)   See "Reserves" herein.

-------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
-------------------------------------------------------------------------------
                                    FIRST         FIRST MORTGAGE
                                   MORTGAGE       PLUS MEZZANINE
                              ----------------- -----------------
  CUT-OFF DATE BALANCE:       $200,000,000      $263,500,000

  CUT-OFF DATE BALANCE PSF:   $360              $474

  LTV:                        64.52%            85.00%

  BALLOON LTV:                64.52%            85.00%

  DSCR:                       1.58x             1.10x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:        Single Asset

  PROPERTY TYPE:                   Office with retail component

  COLLATERAL:                      Fee Simple

  LOCATION:                        New York, NY

  YEAR BUILT/RENOVATED:            1989/NAP

  TOTAL AREA:                      555,475 sq. ft.

  PROPERTY MANAGEMENT:             Macklowe Management Co. Inc.
                                   (a borrower affiliate)

  OCCUPANCY (AS OF 11/1/2004):     100.0%

  UNDERWRITTEN NET CASH FLOW:      $ 18,154,019

  APPRAISED VALUE:                 $310,000,000

  APPRAISAL DATE:                  January 5, 2005
-------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       47

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET    TMA BALANCE: $50,000,000
                                                      TMA DSCR:    1.58x
                              125 WEST 55TH STREET    TMA LTV:     64.52%
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR OFFICE TENANTS

                                                                      WEIGHTED AVG        LEASE
                   TENANT                   NRSF       % NRSF(1)       RENT PSF        EXPIRATION      RATINGS (S/F/M)(1)
--------------------------------------   ---------   ------------   --------------   -------------   --------------------

      LeBoeuf, Lamb, Greene & MacRae,
       L.L.P.                              228,335       41.1%          $ 41.06         6/30/2012         Not Rated
--------------------------------------     -------       -----          -------         ----------    ------------------
      Katz Communications                  176,834       31.8            37.80          4/30/2012      BBB-/BBB-/Baa3
--------------------------------------     -------       -----          -------         ----------    ------------------
      Macquarie Holdings                   59,548        10.7            53.00          3/31/2015          A/A+/A2
--------------------------------------     -------       -----          -------         ----------    ------------------
      KBC Bank N.V.                        38,036         6.8            35.13          12/31/2006       A+/AA-/Aa3
--------------------------------------     -------       -----          -------         ----------    ------------------
      Air France - KLM                     30,311         5.5            85.93          2/28/2012         Not Rated
--------------------------------------     -------       -----          -------         ----------    ------------------
      SUB TOTAL/WTD. AVG.:                 533,064       95.9%          $ 43.44
--------------------------------------     -------       -----          -------         ----------    ------------------


(1)  Credit ratings are of the parent company whether or not the parent guarantees the lease.



------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                                                                                                                         CUMULATIVE
                                                                              CUMULATIVE                    % OF BASE       % OF
 YEAR OF           # OF LEASES    EXPIRING         % OF         CUMULATIVE    % TOTAL SQ.    ANNUAL AVG.      ACTUAL     BASE ACTUAL
EXPIRATION          EXPIRING      SQ. FT.    TOTAL SQ. FT.    TOTAL SQ. FT.       FT.       RENT PSF ($)   RENT ROLLING      RENT
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------

 2005                  1            3,850          0.7%            3,850           0.7%      $   55.00           0.9%          0.9%
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2006                  1           38,036          6.8            41,886           7.5           35.13           5.4           6.3
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2008                  1            5,650          1.0            47,536           8.6           46.13           1.1           7.4
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2009                  1            3,000          0.5            50,536           9.1           80.32           1.0           8.4
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2011                  1            1,860          0.3            52,396           9.4           69.89           0.5           8.9
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2012                  3          435,480         78.4           487,876          87.8           42.86          76.1          85.0
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2015                  1           59,548         10.7           547,424          98.6           53.00          12.9          97.9
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 2017                  1            8,050          1.4           555,474         100.0           64.93           2.1         100.0
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 MTM(2)                1                1          0.0           555,475         100.0%       4,595.00           0.0         100.0%
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------
 TOTAL/WTD. AVG.      11          555,475        100.0%                                      $   44.15         100.0%
---------------- -------------- ----------- ---------------  --------------- ------------- -------------- -------------- -----------


(2)   Metropolitan Fiber Systems has a month-to-month agreement for space located in the basement of the property.

125 WEST 55TH STREET LOAN

THE LOAN. The 125 West 55th Street loan is secured by a first mortgage on the borrower's fee simple interest in a modern 22-story 555,475 sq. ft. Class "A"
office building located on the north side of West 55th Street through-block to
West 56th Street between Avenue of the Americas (Sixth Avenue) and Seventh
Avenue in the mid-town Manhattan central business district ("CBD"). The loan term is five years and is interest only. Based on the appraised value of $310 million, the borrower has implied equity of $46.5 million in the property.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent directors, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by MACKLOWE PROPERTIES ("Macklowe"). The borrower under this loan is affiliated with the borrower under the General
Motors Building loan.

Macklowe has over 30 years of commercial real estate investment & development experience, predominantly in New York City. Macklowe's investments include office & apartment properties, land assemblages, and conversion of industrial properties and loft buildings in Manhattan. Macklowe's substantial real estate portfolio includes interests in such prestigious residential properties as 777
Sixth Avenue, 305 West 50th Street (Longacre House), 515 East 72nd Street
(RiverTerrace) and 420 East 54th Street (RiverTower) as well as interests in 12 commercial properties leased to many high quality tenants at well known addresses such as the General Motors Building, 540 Madison Avenue, 400 Madison
Avenue, and 610 Broadway. In 2003,

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       48

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $50,000,000
                                                        TMA DSCR:    1.58x
                              125 WEST 55TH STREET      TMA LTV:     64.52%
-------------------------------------------------------------------------------

Deutsche Bank financed $1.15 billion of Macklowe's $1.45 billion acquisition of the General Motors Building. In January 2005, Deutsche Bank refinanced the
General Motors Building with a debt package totalling $1.1 billion. Macklowe is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The 125 West 55th Street property, also known as The Avenue of the Americas Plaza, was built in 1989 by Macklowe, the current owner and sponsor. The 22-story building (plus basement) contains approximately 555,475
sq. ft. of Class "A" office space, inclusive of approximately 12,910 sq. ft. of retail space. The building is located in Midtown Manhattan's central business district just west of the Sixth Avenue corridor. The property enjoys visibility and accessibility from West 55th Street and West 56th Street. 125 West 55th
Street is the home of the Estiatorio Milos restaurant (rated "25" for food; #1 rated Greek restaurant and #5 rated seafood restaurant in New York City in the
Zagat's Survey: 2005 New York City Restaurants), which is located on the ground floor. The building's distinctive design exhibits state-of-the-art construction and architecture. The property's rent roll containing 11 tenants which occupy
100.0% of the space and represents the headquarters for several tenants. Three of the tenants -- Katz Communications, KBC Bank N.V. and Macquarie Holdings --
are rated investment grade. The largest tenant, LeBoeuf, Lamb, Greene & MacRae,
L.L.P. ("LeBoeuf") is consistently ranked by The American Lawyer as one of the top corporate law firms in the country for investment grade debt (issuer and underwriter's counsel), capital markets, and mergers and acquisitions representations. Credit tenants make up approximately 49% of the building's tenant roster.

The property has an ornate marble lobby with high ceilings and is decorated with art work from Harry Macklowe's personal art collection. The property benefits from brilliant sunlight and is accessible on West 55th Street and West
56th street. Certain floors throughout the property are finished with marble, terrazzo and ceramic tile, carpet and/or exposed hard wood.

SIGNIFICANT TENANTS. The property is currently 100.0% occupied by 8 office tenants and 3 retail tenants. The five largest tenants represent approximately
96.0% of the net rentable area and approximately 94.4% of the effective gross income of the property. The following is a brief description of the property's top three office tenants.

LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. (NRA 41.1%, $41.06/sq. ft., expiring in
June 2012) is one of the world's largest law firms with more than 600 lawyers practicing in 13 cities in the United States and in nine other countries across the globe. Founded in 1929, LeBoeuf represents a diverse range of clients in areas such as banking, finance, insurance, energy, telecommunications,
e-commerce, transportation, manufacturing, real estate, and entertainment as well as trade associations and government agencies. LeBoeuf's office at the property is the largest in the firm's multinational network, with more than 250 lawyers. The property is the de facto United States headquarters for LeBoeuf.
LeBeouf occupies floors 11 through 20, 17,145 sq. ft. of concourse-level office space and 2,190 sq. ft. of other space for mailroom operations, for a total of approximately 228,335 sq. ft.

KATZ COMMUNICATIONS (NRA 31.8%, $37.80/sq. ft., expiring in April 2012) is a subsidiary of Clear Channel Communications (rated "BBB-" by S&P, "BBB-" by
Fitch and "Baa3" by Moody's). Katz Communications ("Katz") is a media representation firm that is retained exclusively to sell national spot advertising air time throughout the United States to radio stations, television stations and cable television systems. Clients include network-owned, network-affiliated and independent stations. Today, with more than 2,500 radio stations and approximately 400 television stations retaining Katz services,
Katz is the only media representation firm to serve multiple types of electronic media. Katz possesses leading market shares in the representation of radio and television stations. The property serves as Katz's headquarters and
Katz currently has 21 regional offices. A subsidiary of Katz, Katz Radio Group represents such independent radio clients as Cox Communications, Infinity
Broadcasting, and Hubbard Broadcasting. Katz occupies floors 3 through 7, a portion of floor 8, floor 21 and a small space on the ground floor, for a total of approximately 176,834 sq. ft.

MACQUARIE HOLDINGS (NRA 10.7%, $53.00/sq. ft., expiring in March 2015) is a subsidiary of Macquarie Bank Ltd. (rated "A" by S&P, "A+" by Fitch and "A2" by
Moody's). Macquarie Bank Ltd. ("Macquarie") was established in 1969 and is a pre-eminent provider of investment banking and financial services. In Australia and Asia, Macquarie provides a full range of investment, financial market and advisory products and services. Internationally, Macquarie hones its focus on select markets where they are able to provide special value. On July 29, 1996,
Macquarie listed its fully paid ordinary shares on the Australian Stock

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       49

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                       TMA DSCR:    1.58x
                              125 WEST 55TH STREET     TMA LTV:     64.52%
-------------------------------------------------------------------------------

Exchange (ASX) and on October 30, 1996 entered the ASX's All Ordinaries Index, with a market capitalization of approximately $1.3 billion. Since 1992,
Macquarie has reported successive years of record profits and growth and currently employs over 6,000 people in 23 countries. Macquarie reported approximately $375 million in profit for 2004 and $216 million in profit as of the first half of 2005 (March 31 year end).

Other prominent tenants include KBC Bank N.V. ($35.13/sq. ft.; rated "A+" by
S&P, "AA-" by Fitch and "Aa3" by Moody's), Air France-KLM ($85.93/sq. ft.), Au
Bon Pain and Starbucks.

THE MARKET. The property, 125 West 55th Street, is located on the north side of
West 55th Street through-block to West 56th Street between Avenue of the
Americas (Sixth Avenue) and Seventh Avenue. The property is located within the boundaries of the Plaza District, specifically in the area of Midtown known as the Sixth Avenue/Rockefeller Center sub-district, and is considered one of
Manhattan's premier office locations. The property is surrounded by many of New
York's most well known landmarks, restaurants, hotels, retail shops and tourist attractions all made accessible by the presence of several major transportation hubs.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists including The Parker
Meridian, The Ritz-Carlton and The Plaza. Within walking distance of the property are the New York Palace, the St. Regis Hotel, The Four Seasons and The
Waldorf-Astoria. More moderately priced hotels are found in the property's immediate vicinity as well, including the Salisbury, the Helmsley Windsor, the
Wyndham, and the New York Hilton. The presence of many fine hotels serves as an important inducement to national and international firms seeking space in
Midtown. The total overall Midtown Class "A" office vacancy rate was 11.3% as of the third quarter 2004.

Historically, the Plaza District has the highest rents in Midtown due to the demand generated by its premier location and quality space. The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

The Sixth Avenue/Rockefeller Center sub-district includes all properties located on Sixth Avenue north of 41st Street including Rockefeller Center. The average Class "A" asking rental rate in the Sixth Avenue/Rockefeller Center sub-district, where the property is located, was $56.46 in the third quarter of
2004, above the overall primary Midtown average of $54.72. Although the property is 100% leased, the total vacancy rate and the direct vacancy rate for the Sixth Avenue/Rockefeller sub-district was 11.5% and 5.4%, respectively, in the third quarter of 2004.

According to Cushman & Wakefield, asking rents for the buildings directly competitive with the property range from $47.00 to $80.00/sq. ft. The average direct occupancy rates for directly competitive buildings are 96.0%, and 94.6%
for the Class "A" space in the Sixth Avenue/Rockefeller Center sub-district.

Midtown Manhattan is a retail center with one of the largest selections of merchandise in the world. Upscale retail is located along Fifth Avenue north of
50th Street, and on Madison Avenue in the 60's. In addition to Saks Fifth
Avenue, a wide variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine sellers and gourmet food shops surround the property.

The property is accessible from all major Manhattan commuter transportation hubs. Nearby subway stops include the 53rd Street and Fifth Avenue station, where the E and V trains are accessible, the 42nd Street and 47th Street
(Rockefeller Center) stations along Sixth Avenue, where the F, B, D and 7 trains are accessible, and the 49th Street and Broadway station where the N and
R trains are available. The property is also accessible by bus via the Sixth
Avenue routes.

PROPERTY MANAGEMENT. Macklowe Management Co. Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

RESERVES. Upfront reserves were established in the amounts of $3,475,000 for tenant improvements and leasing commissions attributable to the Macquarie space and $1,987,500 for free rent in the Macquarie space which is scheduled to reduce by $220,833.33 on each payment date through December 2005.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       50

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $50,000,000
                                                        TMA DSCR:    1.58x
                              125 WEST 55TH STREET      TMA LTV:     64.52%
-------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Equity owners of the borrower incurred mezzanine debt from GACC, with an aggregate balance of $63,500,000, secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       51

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                       TMA DSCR:    1.58x
                              125 WEST 55TH STREET     TMA LTV:     64.52%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       53

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $36,000,000
                                                           DSCR:    1.29x
                            METROPLEX RETAIL CENTER        LTV:     80.00%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                                          [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       54

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $36,000,000
                                                           DSCR:    1.29x
                            METROPLEX RETAIL CENTER        LTV:     80.00%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:                  GECC

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $36,000,000

  CUT-OFF PRINCIPAL BALANCE:    $36,000,000

  % BY INITIAL UPB:             1.93%

  INTEREST RATE:                5.3300%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           April 1, 2005

  MATURITY DATE:                March 1, 2015

  AMORTIZATION:                 Interest-only through and including the payment
                                date occurring March 1, 2008. Thereafter,
                                amortization is based on a 30-year schedule.

  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                and after January 1, 2015, prepayment can be
                                made without penalty.

  SPONSORS:                     Alan Fox

  BORROWER:                     Six special-purpose entities as tenants in
                                common

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      None

  INITIAL RESERVES:             Insurance:                    $18,333

                                Engineering:                  $14,688

  MONTHLY RESERVES:             Tax:                          $42,083

                                Insurance:                    $4,583

                                TI/LC(1):                     $10,030

                                Replacement:                  $3,653

                                Tenant Leasing Reserve(2):    Springing
-------------------------------------------------------------------------------
(1)   Capped at $361,000.

(2)   Borrower would be required to deposit the following amounts in the event the associated tenant ever becomes 60 days in monetary default under its lease or files for protection under the U.S. Bankruptcy Code; $2,320,000 for Treasures, $854,744 for Microskills, $527,820 for (RJR) New Horizons
      and $527,770 for Rattan and Leather. The Treasures reserve can also be triggered if it does not give notice of its intent to renew six months prior to the expiration of its lease.

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE PSF:          $170

  BALLOON BALANCE PSF:               $152

  LTV:                               80.00%

  BALLOON LTV:                       71.32%

  DSCR:                              1.29x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:          Single Asset

  PROPERTY TYPE:                     Anchored Retail

  COLLATERAL:                        Fee simple interest in an anchored retail
                                     shopping center.

  LOCATION:                          San Diego, CA

  YEAR BUILT / RENOVATED:            1992/NAP

  TOTAL AREA:                        211,734 sq. ft.

  PROPERTY MANAGEMENT:               ACF Property Management, Inc.

  OCCUPANCY (AS OF 1/1/2005)(3):     91.7%

  UNDERWRITTEN NET CASH FLOW:        $3,116,002

  APPRAISED VALUE:                   $45,000,000

  APPRAISAL DATE:                    January 20, 2005
-------------------------------------------------------------------------------
(3)   Does not include the recently signed lease by Fabric Discounters, LLC for
      6,946 sq. ft. which, if included, would increase the occupancy to 95.0%.
      The income from this lease was not underwritten.



-----------------------------------------------------------------------------------------------------
                                                             LEASE           LEASE
            TENANTS            % NRSF      RENT PSF     COMMENCEMENT     EXPIRATION      SALES PSF(4)
--------------------------   ---------   -----------   --------------   ------------   --------------

  Treasures                     38.2%    $ 17.45         5/1/2002       11/30/2013          $342
--------------------------      ----     -------         ---------      ----------          ----
  Microskills                   14.4%    $ 17.35         9/17/1999       1/31/2009          $221
--------------------------      ----     -------         ---------      ----------          ----
  Rattan and Leather             9.1%    $ 18.23         7/1/1998        7/31/2008          $ 60
--------------------------      ----     -------         ---------      ----------          ----


(4)  Most recently available sales per square foot.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       55

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $36,000,000
                                                            DSCR:    1.29x
                            METROPLEX RETAIL CENTER         LTV:     80.00%

-------------------------------------------------------------------------------

THE METROPLEX RETAIL CENTER LOAN

THE LOAN. The Metroplex Retail Center Loan is secured by a first mortgage on
Metroplex Retail Center, a 211,734 sq. ft. anchored retail center, constructed in 1992 and located in San Diego, CA.

THE BORROWER. The borrower is comprised of six single-purpose entities, each with an independent director, owning the property as tenants in common, whose sole purpose is to acquire, own and operated Metroplex Retail Center.

The loan sponsor is ALAN FOX who controls, and is president of, ACF Property
Management, Inc., a repeat GE borrower. ACF Property Management, Inc. is responsible for the acquisition, management and sale of more than two million
sq. ft. of commercial space, 2,000 apartment units, 12 shopping centers and three inns.

THE PROPERTY. The Metroplex Retail Center Loan is secured by a 211,734 sq. ft.
anchored retail shopping center located in San Diego, CA. The subject is part of the San Diego Design Center, which includes a unique pyramid office building
(not part of collateral), and is less than two miles from Interstate 805 and less than three miles from Interstate 5. Metroplex Retail Center is located in the heart of furniture row on Miramar Road, a well traveled thoroughfare that the appraiser reports has an average traffic count of 53,000 per day.

SIGNIFICANT TENANTS. The property is 91.7% leased to nine tenants. Because the property is located in San Diego's furniture row the majority of the property's tenants are home furnishing related.

TREASURES occupies 80,971 sq. ft. (38.2% of total space) under a lease with an average rent of $17.45/sq. ft. that commenced on May 1, 2002 and expires on
November 30, 2013. Founded in 1985, Treasures is one of Southern California's
premier furniture retailer with over 200,000 square feet of displays in showrooms in San Diego, Irvine and Pasadena. The company reportedly offers more brand name furniture and accessories than any other Southern California showroom.

MICROSKILLS occupies 30,455 sq. ft. (14.4% of total space) on the second floor of the property under a lease with a rent of $17.35/sq. ft. that commenced on
September 17, 1999 and expires on January 31, 2009. Microskills delivers education and training services to individual computer hardware professionals worldwide. The company implements this through instructor-led courses and knowledge and skill transfer sessions.

RATTAN AND LEATHER occupies 19,262 sq. ft. (9.1% of total space) under a lease with a rent of $18.23/sq. ft. that commenced on July 1, 1998 and expires on
July 31, 2008. Rattan and Leather has been selling a unique selection of living room, dining room and bedroom groupings at the property for six years.

THE MARKET. Metroplex Retail Center is located in San Diego, CA. According to the appraisal, the 2003 population was 869,068 and reported average household income was $76,912, within a 10-mile radius of the Metroplex Retail Center.
Within a 3-mile radius of the Metroplex Retail Center, the population was
59,838 and reported average household income was $72,127, in 2003.

The appraiser reported overall vacancy in the San Diego office market as 3.8%, with an average rent of $22.80. For the Mira Mesa/Miramar/Scripps Ranch submarket, in which the property is located, vacancy is at 1.7% with an average rent of $21.60.

The appraiser reported occupancy rates for comparable properties as 75% to
100%, with a weighted average of 97%, compared to Metroplex Retail Center at
91.7%. Rent comparables ranged from $13.20 to $24.00, compared to Metroplex
Retail Center which ranged from $16.80 to $21.44.

PROPERTY MANAGEMENT. The property is managed by ACF Property Management, Inc., an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       56

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $36,000,000
                                                           DSCR:    1.29x
                            METROPLEX RETAIL CENTER        LTV:     80.00%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       57

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $36,000,000
                                                            DSCR:    1.20x
                         WELLINGTON MEADOWS APARTMENTS      LTV:     78.26%
-------------------------------------------------------------------------------

[GRAPHIC OMITTED]                                    [GRAPHIC OMITTED]

[GRAPHIC OMITTED]                                    [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       58

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $36,000,000
                                                           DSCR:    1.20x
                         WELLINGTON MEADOWS APARTMENTS     LTV:     78.26%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $36,000,000

  CUT-OFF PRINCIPAL BALANCE:    $36,000,000

  % BY INITIAL UPB:             1.93%

  INTEREST RATE:                5.2350%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           May 1, 2005

  MATURITY DATE:                April 1, 2015

  AMORTIZATION:                 Interest-only through and including the payment
                                date occurring on April 1, 2010. Thereafter,
                                amortization is based on a 30-year schedule.

  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after
                                January 1, 2015, prepayment permitted without
                                penalty.

  SPONSOR:                      Triple Five National Development Corporation

  BORROWER:                     Wellington Meadows, LLC

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      None

  INITIAL RESERVES:             Tax:             $64,707

                                Insurance:       $35,470

  MONTHLY RESERVES:             Replacement:     $5,533
                                                ($200 per unit)

                                Tax:             $21,569

                                Insurance:       $3,942
-------------------------------------------------------------------------------
(1)   The sponsor, Triple Five National Development Corporation, provided a recourse guaranty for 25% of the loan amount, which guaranty terminates after the property attains a DSCR of at least 1.20x (based on an amortizing constant) provided that occupancy is at least 90%. The current underwritten DSCR during the initial 60-month interest only period is
      1.26x and during the amortizing period is 1.01x. See "The Loan" herein for further detail.

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE/UNIT:     $108,434

  BALLOON BALANCE/UNIT:          $100,356

  LTV:                           78.26%

  BALLOON LTV:                   72.43%

  DSCR(1):                       1.20x

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

  SINGLE ASSET / PORTFOLIO:      Single Asset

  PROPERTY TYPE:                 Multifamily

  COLLATERAL:                    Fee Simple

  LOCATION:                      Las Vegas, NV

  YEAR BUILT / RENOVATED:        1998/NAP

  UNITS:                         332

  PROPERTY MANAGEMENT:           Self Managed

  OCCUPANCY (AS OF 3/30/2005):   99.1%

  UNDERWRITTEN NET CASH FLOW:    $2,400,268

  APPRAISED VALUE:               $46,000,000

  APPRAISAL DATE:                February 16, 2005
-------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                            UNIT DESCRIPTION
                                                                        AVERAGE RENT       MARKET RENT(2)
          UNIT TYPE            NO. OF UNITS       SQ. FT. PER UNIT      (PER MONTH)        (PER MONTH)
-------------------------   ----------------   -------------------   ----------------   -----------------

  1 Bedroom, 1 Bath                 84                  721               $  772              $  795
-------------------------           --                  ---               ------              ------
  1 Bedroom, 1 Bath                 56                  815               $  818              $  855
-------------------------           --                  ---               ------              ------
  2 Bedroom, 2 Bath                116                  998               $  915              $  955
-------------------------          ---                  ---               ------              ------
  2 Bedroom, 2 Bath                 56                1,104               $1,016              $1,055
-------------------------          ---                -----               ------              ------
  3 Bedroom, 2 Bath                 20                1,322               $1,204              $1,280
-------------------------          ---                -----               ------              ------
  TOTAL/WTD. AVG.                  332                  934               $  897              $  934
-------------------------          ---                -----               ------              ------


(2)  As per February 16, 2005 appraisal.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       59

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $36,000,000
                                                            DSCR:    1.20x
                         WELLINGTON MEADOWS APARTMENTS      LTV:     78.26%
-------------------------------------------------------------------------------

WELLINGTON MEADOWS APARTMENTS LOAN

THE LOAN. The Wellington Meadows Apartments loan is a $36.0 million, ten-year fixed rate loan secured by the fee simple interest in a Class "A" 332-unit garden-style apartment complex located in Las Vegas, Nevada approximately eight miles west of the Las Vegas central business district. The loan is interest-only for the initial 60 months of the loan term and then amortizes based on a 30-year schedule. The loan has a loan-to-value ratio of 78.26%.

THE BORROWER. The borrower, Wellington Meadows, LLC, is a single-purpose, bankruptcy-remote entity for which a non-consolidated opinion was received at closing. The borrower is sponsored by TRIPLE FIVE NATIONAL DEVELOPMENT
CORPORATION, a major Las Vegas-based commercial real estate development, investment and management company. Triple Five National Development
Corporation, with a portfolio totaling over two million sq. ft. (including
Wellington Meadows Apartments), is active in the development of multifamily complexes, shopping centers and industrial parks. Its portfolio is located primarily in the Las Vegas market with additional projects in Phoenix, Arizona and Seattle, Washington. Triple Five National Development Corporation's July
31, 2004 audited financial statements showed total assets of $375 million, including liquidity of $45.2 million. A separate market value analysis of
Triple Five National Development Corporation's real estate portfolio based on independent appraisals showed a total portfolio value of $578.0 million and shareholder's equity of $287.0 million.

THE PROPERTY. Developed in 1998 and situated on a level 13.95-acre site, the property contains 27 two and three-story apartment buildings and a clubhouse.
The property is in excellent condition as the result of a proactive maintenance staff. The buildings are of conventional wood-framed construction, pitched
Spanish tile roofs, aluminum framed sliding glass windows and patio/balcony doors. Exteriors are of painted stucco in a variety of southwestern colors.
Site landscaping consists of mature trees, tall palms, shrubs, lawns, crushed granite, flower beds and concrete walkways. The property is surrounded by wrought iron and masonry fencing and easily identified by a large roadside monument sign. Amenities include a paved gated entrance, an on-site leasing/management office and clubhouse, BBQ areas, a 3-hole putting green, and one heated swimming pool with a whirlpool/spa. In addition, a racquetball court, fitness room, sauna and a business center are all located in the clubhouse building.

Property unit mix consists of 84 one-bedroom/one-bath units which are approximately 721 sq. ft., 56 one-bedroom/one-bath units which are approximately 815 sq. ft., 116 two-bedroom/two-bath units which are approximately 998 sq. ft., 56 two-bedroom/  two-bath units which are approximately 1,104 sq. ft. and 20 three-bedroom/two-bath units which are approximately 1,322 sq. ft. Unit amenities include private entrances, wall-to-wall carpeting in the living areas, large closets, nine-foot ceilings, ceiling fan, storage closet, mini-blinds, full size washer/dryer, gas fireplaces in select units and alarm system. Kitchens are equipped with wood cabinets, refrigerator, gas range/oven, ducted vent hood, dishwasher, microwave oven and garbage disposal. Each apartment unit contains an individual central
HVAC system and hot water heater and is individually metered for electricity and gas with a water/sewer charge pass-through. Parking totals 590 surface spaces, including 340 carports.

THE MARKET. Wellington Meadows Apartments is located in the far western section of Las Vegas in a rapidly expanding portion of the city comprised of a number of master-planned communities. The appraiser, Snyder-Harper & Associates, stated the immediate market area is one of the most desirable areas to live and work in the Las Vegas Valley. The 2004 population within a three mile radius of the property was 146,700, up 41.5% over 2000; households totaled 59,834, up
43.0% over 2000. The neighborhood surrounding the property is developed primarily with single-family residential subdivisions and multifamily complexes with a mix of commercial developments along the major arterial roads. The neighborhood contains numerous recreational facilities, including parks, walking and biking paths, golf courses and tennis courts. The property fronts on Sahara Avenue, a major east-west arterial road providing a direct route to the Las Vegas central business district, the "Strip" and I-15.

The Las Vegas MSA's rapid population and job growth is generating strong housing demand and rapidly rising home values. As of October 2004, the median new home value was $293,400, up 40.9% over 2003. The acceleration in value of developable land has resulted in a marked shift from multifamily rental development in favor of single-family projects. During 2000-2003, apartment construction permits issued by Clark County, Nevada ranged from 2,238 to 4,531 annually, while in 2004 permits

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       60

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $36,000,000
                                                            DSCR:    1.20x
                         WELLINGTON MEADOWS APARTMENTS      LTV:     78.26%
-------------------------------------------------------------------------------

issued dropped dramatically to just 845. Only 1,244 apartment units are currently under construction throughout the Las Vegas metro area for delivery in 2005. Due to the strong demand for for-sale housing, the Las Vegas multifamily market is experiencing a wave of rental-to-condominium conversions, with approximately 20,000 units (11% of market inventory) currently targeted for conversion.

Per CB Richard Ellis, as of year-end 2004, the Las Vegas multifamily apartment market contained approximately 180,000 units at an overall 94.9% occupancy rate, an improvement from 92.4% as of year-end 2003. For the period of
2000-2004, the market averaged 93.1% occupancy. The property's "zip code"
submarket was estimated at 95.0% occupancy, an improvement from 94.0% as of year-end 2003. During 2002-2004, the property's historic occupancy rate ranged from 94.1% to 96.6%.

The appraiser identified five comparable multifamily properties considered directly competitive with the property. The comparables ranged from 290 to 560 units (total: 1,830 units). The comparable one-bedroom/one-bath units ranged from $765 to $870 per month, whereas, the property's one-bedroom units averaged
$772 to $818 per month. The appraiser determined market rents for the property's smaller one-bedroom units of $790 per month, and $850 per month for the property's larger one-bedroom units. The comparable two-bedroom/two-bath units ranged from $860 to $1,045 per month, whereas, the property's two-bedroom units averaged $915 to $1,016 per month. The appraiser determined market rents for the property's smaller two-bedroom units of $955 per month and $1,055 per month for the property's larger two-bedroom units. The comparable three-bedroom/two-bath units ranged from $1,039 to $1,200 per month, whereas, the property's three-bedroom units averaged $1,216 per month. The appraiser determined a market rent for the property's three-bedroom units of $1,204 per month.

According to recent United States census estimates, the state of Nevada is leading the nation in population and employment growth. The Las Vegas MSA population more than doubled from 1990 to 2004 to 1,687,000 residents and is projected to expand by an additional 182,000 residents by 2008 (11% growth).
From an economic standpoint, the popularity of Las Vegas is due to various factors including a favorable tax structure, the expansion of McCarran
International Airport, and the strategic location of Las Vegas as a transportation hub. Gaming and tourism remain the leading sectors, but growth in the distribution and manufacturing sectors contribute to a more diversified
Las Vegas economy. Tourism in 2004 totaled 37.4 million visitors with an economic impact of approximately $33 billion, up from 20.9 million visitors with a $14.3 billion economic impact in 1990. As of December 2004, unemployment stood at 3.5%, well ahead of the statewide rate of 3.8% and national rate of
5.3%.

ADDITIONAL COLLATERAL. As additional collateral for the loan, Triple Five
National Development Corporation, the sponsor, provided a recourse guaranty for
25% of the loan amount. The recourse guaranty terminates, provided occupancy at the property is at least 90% for 6 consecutive months, after the property attains a DSCR of at least 1.20x (on an amortizing constant) based on trailing
6-month income minus the greater of (i) $1,155,977 or (ii) trailing 12-month operating expenses. In addition, the recourse guaranty is subject to a one-time reduction to 16.7% of the loan amount as is further described in the loan documents. As of July 31, 2004, the sponsor owned real estate assets in excess of $577 million, and had a liquid net worth of approximately $45 million.

PROPERTY MANAGEMENT. The property is self managed.

CASH MANAGEMENT. None.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       61

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $36,000,000
                                                            DSCR:    1.20x
                         WELLINGTON MEADOWS APARTMENTS      LTV:     78.26%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       62

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       63

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $33,750,000
                                                           DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK       LTV:     74.01%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       64

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $33,750,000
                                                            DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK        LTV:     74.01%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $33,750,000

  CUT-OFF PRINCIPAL BALANCE:    $33,750,000

  % BY INITIAL UPB:             1.81%

  INTEREST RATE:                5.3720%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           May 1, 2005

  MATURITY DATE:                April 1, 2010

  AMORTIZATION:                 Interest-only through and including the
                                payment date occurring on April 1, 2007.
                                Thereafter, amortization is based on a
                                30-year schedule.

  CALL PROTECTION:              Lockout for 24 months from securitization
                                date, then defeasance is permitted. On
                                and after January 1, 2010, prepayment
                                permitted without penalty.

  SPONSOR:                      Triple Net Properties, LLC

  BORROWER:                     NNN Chatsworth Business Park, LLC
                                and 30 other tenant-in-common
                                borrowers

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      Hard

  INITIAL RESERVES(1):          TI/LC:                          $1,250,000

                                Tax:                            $88,698

                                Insurance:                      $31,556

                                Engineering:                    $19,500

  MONTHLY RESERVES(1):          Replacement:                    $ 3,863

                                Tax:                            $44,349

                                Insurance:                      $5,260
-------------------------------------------------------------------------------
(1)   See "Escrows" herein.

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE PSF:      $146

  BALLOON BALANCE PSF:           $140

  LTV:                           74.01%

  BALLOON LTV:                   70.97%

  DSCR:                          1.31x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:        Single Asset

  PROPERTY TYPE:                 Office

  COLLATERAL:                    Fee simple interest in two 2-story
                                 suburban office buildings.

  LOCATION:                      Chatsworth, Los Angeles, CA

  YEAR BUILT / RENOVATED:        1986 and 1998/1996

  TOTAL AREA:                    231,770 sq. ft.

  PROPERTY MANAGEMENT:           Triple Net Properties Realty, Inc.

  OCCUPANCY (AS OF 3/29/2005):   100%

  UNDERWRITTEN NET CASH FLOW:    $ 2,970,048

  APPRAISED VALUE:               $45,600,000

  APPRAISAL DATE:                February 15, 2005
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                             MAJOR OFFICE TENANTS
             TENANT                NRSF      % NRSF      RENT PSF      LEASE EXPIRATION       RATINGS (S/F/M)
----------------------------   ---------   ---------   -----------   -------------------   -------------------

      County of Los Angeles(2)   164,500      71.0%      $14.30           11/30/2010           A+ / NR / Aa3
------------------------------   -------     -----       -------          ----------        -------------------
      SANYO North America
        Corp.                     67,270      29.0%      $7.08            2/28/2007         BBB / NR / Baa1(3)
-----------------------------    -------     -----       -------          ----------        -------------------
      TOTAL/WTD. AVG.            231,770     100.0%      $12.20
-----------------------------    -------     -----       -------          ----------        -------------------


(2)  Department of Public Social Services, see "Significant Tenants" herein.

(3)  Credit rating of parent company which is not a guarantor of the lease.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       65

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $33,750,000
                                                          DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK      LTV:     74.01%
-------------------------------------------------------------------------------

CHATSWORTH BUSINESS PARK LOAN

THE LOAN. The Chatsworth Business Park loan is a $33.75 million, five-year fixed rate loan secured by the fee simple interests in two 2-story Class "A"
office buildings containing 231,770 sq. ft. located approximately 30 miles northwest of downtown Los Angeles in Chatsworth, Los Angeles County,
California. The borrower's total cost basis, including closing costs, is $45.85 million, consequently, the borrower has hard cash equity of $12.1 million in the property and a loan-to-cost ratio of 73.6%.

THE BORROWER. The borrower is comprised of 31 single-purpose, bankruptcy remote entities that own the property as tenants-in-common. The sponsor of the loan,
TRIPLE NET PROPERTIES, LLC, is required to maintain control of at least 1%
ownership interest in the borrower during the term of the loan. Triple Net
Properties, LLC offers a diverse line of investment products as well as a full-range of services including asset and property management, brokerage, leasing, analysis and consultation. Triple Net Properties, LLC specializes in syndicating real estate properties to third-party investors seeking replacement property in transactions that qualify as tax-deferred exchanges under Section
1031. Triple Net Properties, LLC is headquartered in Santa Ana, California and has invested substantial amounts to purchase a diverse portfolio of real estate located throughout the western United States and Hawaii. As of December 31,
2003, Triple Net Properties, LLC had members' equity of $7.15 million including liquidity of $5.42 million. Triple Net Properties, LLC and Triple Net
Properties, Realty, Inc., the sponsor and property manager, respectively, are currently each a subject of an SEC investigation related to, among other things, errors in information contained in disclosure documents, as described under "Risk-Factors -- Risk Related to Litigation" in the prospectus supplement.

THE PROPERTY. Chatsworth Business Park consists of two, two-story, Class "A"
office buildings situated on an 8.96-acre parcel of land located at the northwest corner of Plummer Street and Canoga Avenue in Chatsworth, Los Angeles
County, California. Plummer Street is a major east/west roadway with two lanes of traffic in each direction and Canoga Avenue is a major north/south street with one lane of traffic in each direction. Access to the property site is available from both Plummer Street and Canoga Avenue. Access to the property neighborhood is provided by the Ronald Reagan Freeway via the Topanga Canyon
Boulevard interchange, located approximately three miles northwest of the property. The Ventura Freeway can be accessed via Topanga Canyon Boulevard approximately 4.5 miles southwest of the property.

The property site is developed with two, two-story office buildings containing a total of 231,770 sq. ft. Building "A" was built in 1986 and renovated in 1996 and Building "B" was built in 1998. Exterior facades consist of concrete tilt-up panels with an exposed aggregate finish and tinted glass ribbon fenestration. The roof is flat/low-sloped, covered with a built-up roofing system and mineral surface cap sheeting. The lobbies have 2-story atriums featuring central staircases and the interior finishes are considered commercial quality, consisting of textured and painted or wallpapered sheetrock, suspended acoustical ceiling and carpeted floor areas. The buildings are serviced by five elevators and parking is provided for 685 vehicles
(approximately three spaces per 1,000 sq. ft.).

SIGNIFICANT TENANTS. The property is 100% leased and occupied by the Los
Angeles County Department of Public Social Services and SANYO North America
Corporation.

LOS ANGELES COUNTY DEPARTMENT OF PUBLIC SOCIAL SERVICES ("DPSS") (164,500 sq.
ft. 71.0% NRA; 83.2% GPR; Los Angeles County general obligation bonds have an
S&P rating of "A+", and a Moody's rating of "Aa3"). DPSS's NNN lease expires on
November 30, 2010 and has one 5-year renewal option. The renewal option must be exercised 12 months prior to the expiration date of the lease and the rent due and payable during the option period is 95% of the then fair market value of the space. At any time after November 2008 the County of Los Angeles ("COLA")
is permitted to terminate the lease with 12 months notice to the borrower. The
DPSS administers programs that provide services to individuals and families in need. Among the programs and agencies that fall within the DPSS penumbra include: temporary financial assistance programs (CalWORKs, Food Stamps,
General Relief, Cash Assistance Program for Immigrants, Supplemental Society
Security Income Assistance Program), employment programs for low-income residents to promote self-sufficiency and independence (LA GAIN, GROW), free and low-cost health care programs and services (MediCal), and special programs and services (SoCal

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       66

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                            COLLATERAL TERM SHEET         BALANCE: $33,750,000
                                                           DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK       LTV:     74.01%
-------------------------------------------------------------------------------

WORKS, Emergency Management, Welfare Fraud Prevention and Investigation, Toy
Loan, Volunteer Services). These programs are designed to both alleviate hardship and promote family health, personal responsibility, and economic independence.

DPSS serves a county of over 9.5 million residents, larger in population than
42 states. With an annual budget of over $3 billion, the DPSS caseload is larger than any other jurisdiction except the States of California and New
York. DPSS has a budgeted workforce of more than 13,000 employees and serves the public at 63 local offices located throughout the county. Upon lease commencement in 2000, DPSS invested over $6.23 million ($37.87/sq. ft.) in improvements to their space and the borrower invested approximately $4.9 million in the space ($29.79/sq. ft.), which is incremental to the improvement allowance of $4.93 million ($29.97/sq. ft) provided by the borrower. DPSS uses the property space to administer its programs for the West Valley District.

SANYO NORTH AMERICA CORPORATION ("SNA") (67,270 sq. ft.; 29.0% of NRA; 16.8% of
GPR; rated "BBB" by S&P, "Baa1" by Moody's) was founded in 1961 as the corporate North American regional headquarters for its parent company, SANYO
Electric Co., Ltd. SNA's NNN lease expires on February 28, 2007 and has two five-year renewal options. The renewal option must be exercised nine months prior to the expiration date of the lease and the rent due and payable during the option period is 100% of the then fair market value of the space.
Incorporated in 1950, SANYO Electric Co., Ltd. manufactures a broad range of electronic products, communications equipment, home appliances, industrial and commercial equipment, electronic devices and batteries. SANYO's strategic business focus is on the digital & devices field and the environmental field.
The property serves as the headquarters of SANYO Fisher Company which facilitates the sales and marketing of SANYO and Fisher brand consumer and commercial products throughout the United States. Commercial products offered by SANYO Fisher Company include LCD projectors and accessories, security video equipment, and heating/air conditioning systems.

THE MARKET. The property is located within the San Fernando Valley market area of Los Angeles. As of the 4th quarter 2004, this market included 21.9 million
sq. ft. of office space and had an overall vacancy rate of 9.9%. The overall average asking lease rate for the San Fernando Valley office market was
$24.12/sq. ft. for full service/gross leases. The property is more specifically located within the Chatsworth sub-market which, as of the 4th quarter 2004, included 929,249 sq. ft. of office space that had an average vacancy rate of
14.2%. The higher vacancy rate in the Chatsworth sub-market is primarily due to several larger buildings where space has recently become available. The appraiser identified six area office properties deemed comparable to the property. The comparable properties had average rental rates ranging from
$12.84 to $18.00/sq. ft. on a NNN-equivalent basis. The rental rate paid by
DPSS is consistent with the market whereas SNA pays 45% to 61% below market.
The weighted average rental rate of $12.20/sq. ft. NNN for the property is approximately 4.98% below the low range of market rents. The following factors indicate a positive outlook for the office market in the Chatsworth area: (i)
the 2004 population within a three mile radius of the property was 133,396, a
13.3% increase over 1990, (ii) as of 2004 the average household income within a three-mile radius was $72,376, (iii) regional access to and from the neighborhood is excellent with several major freeways within easy reach and several public transportation systems serving the area include passenger trains and various bus lines and (iv) further office development in the immediate area is severely constrained due to the limited supply of land and the difficult, lengthy and expensive entitlement process. The only buildings proposed in the property's area are two buildings totaling 842,000 sq. ft. that are planned for the Warner Center. These buildings are not expected to compete with the property due to the higher rents they will need to charge tenants.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       67

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $33,750,000
                                                           DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK       LTV:     74.01%
-------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property is managed by Triple Net Properties Realty,
Inc., an affiliate of the borrower.

CASH MANAGEMENT. The tenants of the property deposit rents directly into a lockbox account which funds are transferred into a borrower-controlled account until the occurrence of: (i) an event of default (as such term is defined in the loan documents), (ii) a Sanyo Trigger Event (as defined below) or (iii) a
COLA Trigger Event (as defined below) and then all cash shall be deposited into a lender controlled account (a "Lockbox Event"). Once a LockBox Event has occurred all excess cash shall be deposited into the rollover reserve and the funds collected shall be used in accordance with the loan documents. A "Sanyo
Trigger Event" shall occur if SNA does not, on or before May 28, 2006, extend the term of its lease on terms and conditions reasonably satisfactory to the lender. A "COLA Trigger Event" shall occur if either (i) DPSS does not, on or before November 30, 2009, extend the term of its lease on terms and conditions reasonably satisfactory to the lender or (ii) DPSS notifies the borrower that
DPSS intends to exercise its termination option under the lease.

ESCROWS. From the 13th payment date after the loan origination date the borrower will be required to make monthly deposits of $19,135 into the rollover reserve, provided that monthly deposits will not be required so long as (i) no default or event of default has occurred, (ii) Sanyo has extended its current lease on terms and conditions satisfactory to lender and Sanyo is occupying the premises, (iii) COLA is occupying the premises, paying rent and has not notified the borrower that it intends to vacate the premises on the lease termination date or exercise the termination option under its lease and (iv)
the balance in the rollover reserve is at least $1,250,000, provided that this amount will be reduced to $1,000,000 upon the extension of the Sanyo lease.

PARTIAL RELEASE. The sponsor has agreed with the City of Los Angeles to grant an easement extending along the southerly portion of the property site adjacent to Plummer Street in connection with the possible future building of a street/bridge. The easement area is expected to include approximately 1.21 acres of the property site and will extend a distance of approximately 933 feet west from Canoga Avenue. If the city decides to proceed with the building project, approximately 183 parking spaces will be lost, however, the property would continue to be in compliance with all parking requirements.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       68

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $33,750,000
                                                           DSCR:    1.31x
                            CHATSWORTH BUSINESS PARK       LTV:     74.01%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       69

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,400,000
                                                             DSCR:    1.80x
                               JEFFERSON COMMONS             LTV:     60.38%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       70

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,400,000
                                                            DSCR:    1.80x
                               JEFFERSON COMMONS            LTV:     60.38%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  LOAN SELLER:                  GECC

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $31,400,000

  CUT-OFF PRINCIPAL BALANCE:    $31,400,000

  % BY INITIAL UPB:             1.68%

  INTEREST RATE:                5.1200%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           May 1, 2005

  MATURITY DATE:                April 1, 2012

  AMORTIZATION:                 Interest Only

  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after
                                February 1, 2012, prepayment can be made without
                                penalty.

  SPONSOR:                      GMH Communities Trust, Gary M. Holloway, and
                                Vornado Realty Trust.

  BORROWER:                     Sacramento Fourth Avenue Associates, LLC

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      No

  INITIAL RESERVES:             Tax:                   $46,500

                                Insurance:             $45,000

\                               Immediate Repair:      $7,375

  MONTHLY RESERVES:             Tax:                   $46,500

                                Insurance:             $7,500

                                Replacement:           $8,250
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
    CUT-OFF DATE BALANCE/UNIT:  $109,028

    CUT-OFF DATE BALANCE/BED:   $39,646

    BALLOON BALANCE/UNIT:       $109,028

    BALLOON BALANCE/BED:        $39,646

    LTV:                        60.38%

    BALLOON LTV:                60.38%

    DSCR:                       1.80x
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:       Single Asset

  PROPERTY TYPE:                Multifamily Student Housing

  COLLATERAL:                   Fee Simple

  LOCATION:                     Sacramento, CA

  YEAR BUILT / RENOVATED:       2004/NAP

  TOTAL UNITS:                  288 Units/792 Bedrooms

  PROPERTY MANAGEMENT:          College Park Management, LLC.

  OCCUPANCY (2/3/2005)1:        99.0%

  UNDERWRITTEN NET CASH FLOW:   $2,937,465

  APPRAISED VALUE:              $52,000,000

  APPRAISAL DATE:               December 13, 2004
-------------------------------------------------------------------------------
(1)   Occupancy based on beds.



-------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY DESCRIPTION
                                                                            AVERAGE RENT PER      MARKET RENT PER
                                                                               UNIT/PER            UNIT/PER BED/
                                  NUMBER OF                                 BED/PER SQ. FT.         PER SQ. FT.
           UNIT TYPE             UNITS/BEDS      SQUARE FEET PER UNIT        (PER MONTH)           (PER MONTH)(2)
------------------------------   -------        -----------------------   -------------------     ------------------

      1 Bed, 1 Bath                 36/36                478              $  899/$899/$1.88      $  900/$900/$1.88
------------------------------     -------              -----             -----------------      -----------------
      2 Bed, 2 Bath                90/180                767              $1,198/$599/$1.56      $1,200/$600/$1.56
------------------------------     -------              -----             -----------------      -----------------
      2 Bed, 2 Bath Shared          18/36                767              $1,596/$798/$2.08      $1,600/$800/$2.09
------------------------------     -------              -----             -----------------      -----------------
      3 Bed, 3 Bath                36/108                988              $1,707/$569/$1.73      $1,700/$567/$1.72
------------------------------     -------              -----             -----------------      -----------------
      4 Bed, 2 Bath                72/288               1,115             $2,096/$524/$1.88      $2,080/$520/$1.87
------------------------------     -------              -----             -----------------      -----------------
      4 Bed, 4 Bath                 18/72               1,244             $2,176/$544/$1.75      $2,180/$545/$1.75
------------------------------     -------              -----             -----------------      -----------------
      4 Bed, 4 Bath                 18/72               1,329             $2,256/$564/$1.70      $2,240/$560/$1.69
------------------------------     -------              -----             -----------------      -----------------
      Total/Weighted Average       288/792               910              $1,601/$582/$1.76      $1,596/$581/$1.75
------------------------------     -------              -----             -----------------      -----------------


(2)  Market rents after appraiser adjustment of comparable properties for quality.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       71

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $31,400,000
                                                           DSCR:    1.80x
                               JEFFERSON COMMONS           LTV:     60.38%
-------------------------------------------------------------------------------

JEFFERSON COMMONS LOAN

THE LOAN. The Jefferson Commons loan is secured by a first mortgage on a Class
"A", 288 unit/792 bed, gated student housing multifamily property located in
Sacramento, California, approximately 1.5 miles from California State
University at Sacramento (CSU-Sacramento).

THE BORROWER. The borrower is a single purpose entity whose managing member has an independent director. Sponsors of the borrower are GMH COMMUNITIES TRUST,
GARY M. HOLLOWAY, and VORNADO REALTY TRUST.

GMH Communities Trust was formed in May 2004 to continue and expand upon the student and military housing businesses of its predecessor entities and other affiliated entities, collectively referred to as GMH Associates. Founded by
Gary M. Holloway, Sr. in 1985, GMH Associates principal business is the acquisition, development and management of commercial and residential real estate with a focus on student housing. GMH Communities Trust completed its initial public offering in November 2004 and sold an aggregate of 30,350,989 common shares at an IPO price of $12 per share.

According to the 10-K filed March 31, 2005, GMH Communities Trust owns 30 student housing properties, containing a total of 5,529 units with 19,085 beds which were reported to be 94.2% occupied as of year-end 2004 and has acquired an additional eight student housing properties, containing 1,607 units with
4,795 beds since December 31, 2004 through March 23, 2005. GMH manages all of the student housing properties it owns and provides management consulting services for 25 student housing properties GMH does not own. Additionally, GMH
Communities Trust has an ownership interest in and operates six privatized military housing projects aggregating 12,580 units. As of December 31, 2004, the debt-to-assets ratio was reported to be approximately 47.9% with their targeted ratio in the range of 45% to 60%.

Vornado Realty Trust is reported to be the fifth largest REIT with total market capitalization over $17 billion and is one of the largest owners and managers of commercial real estate in the United States with a portfolio of approximately 50.4 million square feet that was reported to be over 94%
occupied as of year-end 2004. The total debt-to-assets ratio was reported to be
35% for 2004.

THE PROPERTY. Jefferson Commons is Class "A", 288 unit/792 bed, gated multifamily property, that opened in the Fall 2004 school year with a student housing concentration located in Sacramento, (Sacramento County) California.
The property is located less than 1.5 miles from CSU-Sacramento. Situated on approximately 13 acres, amenities include a shuttle bus stop located at the property that provides transportation to CSU-Sacramento, a clubhouse with a leasing/management office, kitchen and computer/study rooms, a pool and spa, and basketball and volleyball courts. GMH reports that they are currently requiring 12-month leases with parental guarantees unless the tenant's income and credit does not warrant the guarantee.

According to the CSU-Sacramento website, enrollment for the 2004-2005 school year is 27,972 with the appraiser reporting the projected 2006 enrollment in excess of 31,000 students. The appraiser reported that the current on-campus rental market is 100% occupied and that admission officials at the university indicated to the appraiser that Jefferson Commons has provided relief to the demand for student housing in the area.

The property consists of eighteen three-story garden apartment buildings, containing one, two, three and four-bedroom units. The units are fully furnished units with nine foot ceiling heights, rented by the bedroom as student housing and each unit has an individual security system. Each unit's appliance package includes a refrigerator with top mounted freezer, dishwasher, microwave oven and a full size washer and dryer. The common area furnishings include a dining room table and chairs, couch, coffee table and end tables.
Monthly rental at Jefferson Commons includes cable and internet service.

THE MARKET. Jefferson Commons is located in the Station Block portion of the
65th Street/University Transit Village Plan. The Transit Village is presently a
49-acre portion of land located west of CSU-Sacramento and adjacent to Highway
50. US Highway 50 bisects the northern portion of the neighborhood and connects it to Interstate 80, providing convenient access to the San Francisco Bay area and east into Lake Tahoe and the State of Nevada. Additional forms of transportation include the Sacramento County Light Rail, located in the neighborhood and a bicycle tunnel located one-half mile from Jefferson Commons, used by pedestrians and cyclists for access to CSU-Sacramento University.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       72

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE: $31,400,000
                                                           DSCR:    1.80x
                               JEFFERSON COMMONS           LTV:     60.38%

-------------------------------------------------------------------------------

The appraiser reported that over the last two decades the Sacramento MSA has been characterized by rapid growth in population, jobs, residential and commercial construction and household incomes. The reported population for the
Sacramento MSA, as of January 2004, was approximately 1.8 million. The population of Sacramento County and the Sacramento MSA increased at an annual rate of 1.92% and 2.31%, respectively from 1999 to 2004 with the projected increase in population for the period 2004 to 2014 for Sacramento County and
Sacramento MSA expected to be 1.84% and 2.16%, respectively.

The appraiser reported approximately 85% of the housing units in Jefferson
Common's trade area were developed between 1960 and 1980 and while the supply of apartment communities in the local market that cater to student population is diverse, there are only five properties comparable to Jefferson Commons. As of February 2005, the occupancy (per bed) at Jefferson Commons was 99.0%. The appraiser reported the occupancy for Jefferson Common's peer group ranges from
95% to 98% as of December 2004 and that rental concessions were not prevalent in the market due to the strong occupancy rates.

PROPERTY MANAGEMENT. The property is managed by College Park Management, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       73

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET        BALANCE: $31,400,000
                                                          DSCR:    1.80x
                               JEFFERSON COMMONS          LTV:     60.38%
-------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       74

                         $1,726,657,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C2

                     STATEMENT REGARDING ASSUMPTIONS AS TO
              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The
Information is provided solely by Banc of America Securities LLC, Deutsche Bank
Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc.
and Merrill Lynch & Co. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the
"Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.
Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions
(historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce.
Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the
Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the
Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering
Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon.
The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the
Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such
Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES
SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT.
Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global
Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information.
This information should only be considered after reading the Statement
Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       75

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (DEPOSITOR)

                                ----------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE
Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or
any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS
PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of
1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is January 28, 2005



Important Notice About Information Presented in this Prospectus and Each Accompanying

 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of



                                       2

                                       3



 Forfeitures In Drug, RICO and Money Laundering Violations ............................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...............................................     75
 Federal Income Tax Consequences for Certificates as to which a REMIC Election is

 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is



                                       4

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.
The capitalized terms used in this prospectus are defined on the pages indicated
under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE
Commercial Mortgage Corporation.

                                ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road,
Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                                       5

                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING
AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF
CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS
PROSPECTUS.

TITLE OF CERTIFICATES.........   Mortgage pass-through certificates, issuable
                                 in series.
DEPOSITOR.....................   GE commercial mortgage corporation is a
                                 wholly-owned subsidiary of General Electric
                                 Capital Corporation. All outstanding common
                                 stock of General Electric Capital Corporation
                                 is owned by General Electric Capital services,
                                 Inc., the common stock of which is in turn
                                 wholly owned directly or indirectly by the
                                 General Electric Company.
MASTER SERVICER...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.
SPECIAL SERVICER..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the Depositor or the master
                                 servicer.
TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.
THE TRUST ASSETS..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:
A. MORTGAGE ASSETS............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively-owned dwelling
                                    units or by shares allocable to a number of
                                    those units and the related leases; or

                                 o  office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, manufactured
                                    housing properties, warehouse facilities,
                                    mini-warehouse facilities, self-storage
                                    facilities, industrial plants, parking lots,
                                    mixed use or various other types of
                                    income-producing properties described in
                                    this prospectus or unimproved land.

                                       6

                                 Mortgage loans may be secured by properties
                                 backed by credit lease obligations of a tenant
                                 or net lease obligations guaranteed by another
                                 entity. Either the tenant or the guarantor
                                 will have a credit rating form a rating agency
                                 as described in the prospectus supplement. If
                                 so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o  may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                 o  may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                 o  may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments;

                                 o  may permit defeasance with non-callable U.S.
                                    Treasury securities or securities issued by
                                    government agencies; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the Depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                       7

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of,

                                 o  private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities, or

                                 o  certificates insured or guaranteed by any of
                                    the Federal Home Loan Mortgage Corporation,
                                    the Federal National Mortgage Association,
                                    the Governmental National Mortgage
                                    Association or the Federal Agricultural
                                    Mortgage Corporation. Each of the above
                                    mortgage assets will evidence an interest
                                    in, or will be secured by a pledge of, one
                                    or more mortgage loans that conform to the
                                    descriptions of the mortgage loans contained
                                    in this prospectus. See "Description of the
                                    Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT........      Each trust fund will include one or more
                                    certificate accounts established and
                                    maintained on behalf of the
                                    certificateholders. The person or persons
                                    designated in the related prospectus
                                    supplement will be required to, to the
                                    extent described in this prospectus and in
                                    that prospectus supplement, deposit all
                                    payments and other collections received or
                                    advanced with respect to the mortgage assets
                                    and other assets in the trust fund into the
                                    certificate accounts. A certificate account
                                    may be maintained as an interest bearing or
                                    a non-interest bearing account, and its
                                    funds may be held as cash or invested in
                                    certain obligations acceptable to the rating
                                    agencies rating one or more classes of the
                                    related series of offered certificates. See
                                    "Description of the Trust Funds--Certificate
                                    Accounts" and "Description of the Pooling
                                    Agreements--Certificate Account" in this
                                    prospectus.

C. CREDIT SUPPORT.............      If so provided in the related prospectus
                                    supplement, partial or full protection
                                    against certain defaults and losses on the
                                    mortgage assets in the related trust fund
                                    may be provided to one or more classes of
                                    certificates of the related series in the
                                    form of subordination of one or more other
                                    classes of certificates of that series,
                                    which other classes may include one or more
                                    classes of offered certificates, or by one
                                    or more other types of credit support, such
                                    as a letter of credit, insurance policy,
                                    guarantee, reserve fund or another type of
                                    credit support described in this prospectus,
                                    or a combination of these features. The
                                    amount and types of any credit support, the
                                    identification of any entity providing it
                                    and related information will be set forth in
                                    the prospectus supplement for a series of
                                    offered certificates. See "Risk
                                    Factors--Credit Support Limitations",
                                    "Description of the

                                       8

                                 Trust Funds--Credit Support" and "Description
                                 of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate cap or floor agreements, or currency
                                 exchange agreements, all of which are designed
                                 to reduce the effects of interest rate or
                                 currency exchange rate fluctuations on the
                                 mortgage assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

DESCRIPTION OF CERTIFICATES...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o  are senior or subordinate to one or more
                                    other classes of certificates in
                                    entitlement to certain distributions on the
                                    certificates;

                                 o  are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                 o  are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                 o  provide for distributions of interest on, or
                                    principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                 o  provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate

                                       9

                                    at which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--Limited Assets of Each Trust
                                 Fund" and "Description of the Certificates" in
                                 this prospectus.

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES.............   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other

                                       10

                                 contingencies described in this prospectus and
                                 in the related prospectus supplement. See "Risk
                                 Factors-- Prepayment Considerations;
                                 Variability in Average Life of Offered
                                 Certificates; Special Yield Considerations",
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--
                                 Distributions of Interest on the Certificates"
                                 in this prospectus.

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES.............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of the
                                    same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--
                                 Distributions of Principal on the Certificates"
                                 in this prospectus.

ADVANCES......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be

                                       11

                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

TERMINATION...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 the Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of the
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

                                       12

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

CERTAIN ERISA CONSIDERATIONS..   If you are a fiduciary of any employee
                                 benefit plans or certain other retirement plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code or materially similar provisions of
                                 applicable federal, state or local law, you
                                 should carefully review with your legal
                                 advisors whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under ERISA, the Internal
                                 Revenue Code or applicable similar law. See
                                 "Certain ERISA Considerations" in this
                                 prospectus and "ERISA Considerations" in the
                                 related prospectus supplement.

LEGAL INVESTMENT..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

RATING........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       13

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
        and

     o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       14

     o  The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as

                                       15

the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o  that principal prepayments on the related mortgage loans will be made;

     o  of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical

                                       16

data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o  Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o  Increases in interest rates, real estate tax rates and other operating expenses;

     o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws,

                                       17

        to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we

                                       18

cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws, rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a

                                       19

series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have

                                       20

participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain
Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See
"Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes ("Residual Certificates"), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro

                                       21

rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated
interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion"
income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of
Residual Certificates, the taxable income arising in a given year on a class of
Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time

                                       22

consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

     o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
        Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       23

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset
Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading
"--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of

                                       24

owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related
Mortgaged Property for a twelve-month period or an annualized rent roll to (2)
the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income"
means, for any given period, the total operating revenues derived from a
Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

                                       25

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and
Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments"
in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

                                       26

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

     o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

                                       27

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities,
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

                                       28

     o  the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of
Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       29

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered
Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of

                                       30

certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing
Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

                                       31

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled

                                       32

amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment
Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.
SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100%
of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that

                                       33

schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related
Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest

                                       34

payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

                                       35

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement,
"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware
corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital
Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       36

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and
"--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of

                                       37

certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued
Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3)
an amount or amounts specified in the applicable prospective supplement.
Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus

                                       38

supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in
Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life
of Offered Certificates; Special Yield Considerations" and "Yield and Maturity
Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

                                       39

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at

                                       40

the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any

                                       41

        increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in
this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See
"Description of the Pooling Agreements--Events of Default", "--Rights Upon Event
of Default" and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       42

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to

                                       43

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       44

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage
Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of
Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be

                                       45

prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage
Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage
Asset Seller; however, the Warranting Party may also be an affiliate of the
Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

                                       46

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing
Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related

                                       47

Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

                                       48

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
          Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation
          Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any
          Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates-- Termination" in this prospectus
          (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

                                       49

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
          Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged
          Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

     9.   if described in the related prospectus supplement, to pay the fees of the trustee;

                                       50

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable
Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable,
(2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to

                                       51

otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related
Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing
Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the related
Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     1.   the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

                                       52

     2.   there are no circumstances or conditions present at the Mortgaged
          Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage
          Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service
(the "IRS") grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion)
to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those
Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or
Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related
Mortgaged Property, the coverage consistent with the requirements of the
Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to

                                       53

be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The Pooling
Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See
"Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in
this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

                                       54

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other
(which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling
Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling
Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will further provide that none of the master servicer, the
Depositor or any director, officer, employee or

                                       55

agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o  that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o  incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o  incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling
        Agreement, or by reason of negligent disregard of those obligations or duties; or

     o  incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the
Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling
Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o  any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master

                                       56

        servicer by the trustee or the Depositor, or to the master servicer, the
        Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a
Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than
51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the
Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the
Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

                                       57

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the

                                       58

master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling
Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling
Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       59

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o  any conditions to payment under the credit support not otherwise described in this prospectus,

     o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o  its total assets, and its stockholders' equity or policyholders'
        surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in
        this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

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CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the

                                       61

amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan

                                       63

security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest.
Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See
"--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the

                                       64

lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those

                                       65

mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;

                                       66

however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions
(including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the

                                       67

difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the

                                       68

related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the
Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner

                                       69

constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response and Liability Act of 1980, as amended (also known as
CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o  may result in a release or threatened release of any hazardous material,
        or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if

                                       70

the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from
CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal
Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.
Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling
Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

                                       71

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including

                                       72

multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a

                                       73

condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.
This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the fixed retained yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

          FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH
                            A REMIC ELECTION IS MADE

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the
Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the
Regular Certificates will be considered to be "regular interests" in the REMIC
Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more
REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that

                                       75

treatment. REMIC Certificates held by a real estate investment trust (a "REIT")
will constitute "real estate assets" within the meaning of Code Section
856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95%
or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one
REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust (a "FASIT") for purposes of Section 860L(c).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations"
and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as
MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125%
with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

                                       76

(1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o  a mortgage that was not in fact principally secured by real property
        (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC
Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the

                                       77

entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.
The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the
"Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market

                                       78

value of that class as of the issue date. The issue price of a Regular
Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute
"qualified stated interest". Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.
Distributions of interest on an Accrual Certificate, or on other Regular
Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be

                                       79

based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the
Regular Certificate at the issue date, (2) events (including actual prepayments)
that have occurred prior to the end of the accrual period and (3) the Prepayment
Assumption. For these purposes, the adjusted issue price of a Regular
Certificate at the beginning of any accrual period equals the issue price of the
Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the
Regular Certificate's stated redemption price at maturity that were made on the
Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed

                                       80

regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payments for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of
Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2)

                                       81

bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser rates"
cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment
Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue

                                       82

discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated
redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee
Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the

                                       83

holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular
Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable

                                       84

year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those
Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual
Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual
Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual
Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the

                                       85

mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual
Certificateholder as to whom that loss was disallowed and may be used by that
Residual Certificateholder only to offset any income generated by the same REMIC
Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the

                                       86

income of Residual Certificateholders described under "--Taxation of REMIC
Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See
"--Treatment of Certain Items of REMIC Income and Expense--Market Discount"
below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or
Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular
Certificates as described under "--Taxation of Regular Certificates-- Original
Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of

                                       87

all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of
Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable
Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual
Certificate at the beginning of a quarter is the issue price of the Residual
Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return.
However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated

                                       88

business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual
Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United
States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income

                                       89

imposed by Code Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1)
a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual
Certificate to be attributable to a foreign permanent establishment or fixed

                                       90

base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

          (i)    the present value of any consideration given to the transferee to acquire the interest;

          (ii)   the present value of the expected future distributions on the interest; and

          (iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

   (b)    (i)    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii)   the transferee must agree in writing that it will transfer the
                 Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual
                 Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is

                                       91

subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such
U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the
REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates.
It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under
Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to
Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

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     1.   the disposition of a qualified mortgage other than for (a)
          substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup
          Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2)
80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual
Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be

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considered "portfolio interest" and, therefore, generally will not be subject to
30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2)
provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the
Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.
Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.
The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual
Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments"

                                       95

(including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard
Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under
Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard
Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing
Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

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     2.   Standard Certificate owned by a REIT will be considered to represent
          "real estate assets" within the meaning of Code Section 856(c)(5)(B)
          to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
          856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to

                                       98

certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a Standard
Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property

                                       99

held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a pool of mortgage loans containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The
Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

                                      100

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (2) no more than
100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes

                                      101

certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income and correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped
Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

                                      102

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal
Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name". These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

                                      103

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      104

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed
Plan assets. Section 2510.3-101 of the regulations of the United States
Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those

                                      105

assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the
Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE
95-60") exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw
Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for
application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on
Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of
Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c)
Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July
5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the
401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      106

Plans, may give rise to "unrelated business taxable income" as described in Code
Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Section 4975 of the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly,

                                      107

the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in the securities) residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

                                      108

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions

                                      109

precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of
Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the
Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by
telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement")
relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement
includes additional information.

     Copies of the Registration Statement may be obtained from the Public
Reference Section of the Securities and Exchange Commission, Washington, D.C.
20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W.,
Washington, D.C. 20549 or at the regional offices of the Securities and Exchange
Commission located at 233 Broadway, New York, New York 10279 and Suite 1400,
Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The

                                      110

Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New
York, New York.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      111

                         INDEX OF PRINCIPAL DEFINITIONS
                                                                            PAGE
                                                                            ----
1998 Policy Statement ...................................................    108
401(c) Regulations ......................................................    106
Accrual Certificates ....................................................     38
ADA .....................................................................     74
ARM Loans ...............................................................     27
Bankruptcy Code .........................................................     65
Cash Flow Agreement .....................................................     29
Certificate Owner .......................................................     43
Code ....................................................................     42
Cooperatives ............................................................     24
CPR .....................................................................     33
Definitive Certificates .................................................     37
Depositor ...............................................................     24
Determination Date ......................................................     30
Disqualified Organization ...............................................    107
disqualified organizations ..............................................     76
Distribution Date Statement .............................................     41
DOL .....................................................................    105
DTC .....................................................................     37
Due Dates ...............................................................     26
EDGAR ...................................................................    110
Equity Participation ....................................................     27
Exemptions ..............................................................    106
FAMC ....................................................................     28
FHLMC ...................................................................     28
FNMA ....................................................................     28
Garn Act ................................................................     72
GNMA ....................................................................     28
Indirect Participants ...................................................     43
Insurance and Condemnation Proceeds .....................................     49
IRS .....................................................................     53
L/C Bank ................................................................     61
Liquidation Proceeds ....................................................     49
Mark to Market Regulations ..............................................     92
MBS .....................................................................     24
MBS Agreement ...........................................................     28
MBS Issuer ..............................................................     28
MBS Servicer ............................................................     28
MBS Trustee .............................................................     28
MERS ....................................................................     45
Mortgage Asset Seller ...................................................     24
Mortgage Notes ..........................................................     24
Mortgaged Properties ....................................................     24
Mortgages ...............................................................     24
NCUA ....................................................................    108
Net Leases ..............................................................     25

                                                                            PAGE
                                                                            ----
Nonrecoverable Advance ..................................................     40
Non-SMMEA Certificates ..................................................    107
Non-U S  Person .........................................................     95
OCC .....................................................................    108
OID Regulations .........................................................     78
Participants ............................................................     43
Parties in Interest .....................................................    105
Pass-Through Entity .....................................................     89
Permitted Investments ...................................................     48
Plans ...................................................................    105
Pooling Agreement .......................................................     45
Prepayment Assumption ...................................................     79
Prepayment Interest Shortfall ...........................................     30
Prepayment Premium ......................................................     27
PTCE 95-60 ..............................................................    106
Random Lot Certificates .................................................     78
Record Date .............................................................     38
Reform Act ..............................................................     78
Registration Statement ..................................................    110
Regular Certificates ....................................................     75
Related Proceeds ........................................................     40
Relief Act ..............................................................     73
REMIC ...................................................................     13
REMIC Certificates ......................................................     75
REMIC Pool ..............................................................     75
REMIC Regulations .......................................................     75
REO Property ............................................................     47
Residual Certificateholders .............................................     85
Residual Certificates ...................................................     21
Securities Act ..........................................................    109
Senior Certificates .....................................................     37
Servicing Standard ......................................................     47
SMMEA ...................................................................    107
SPA .....................................................................     33
Standard Certificates ...................................................     97
Startup Day .............................................................     76
Stripped Certificateholder ..............................................    101
Stripped Certificates ...................................................     97
Subordinate Certificates ................................................     37
Sub-Servicing Agreement .................................................     48
Title V .................................................................     72
Treasury ................................................................     75
Type IV securities ......................................................    108
U.S. Person .............................................................     91
Warranting Party ........................................................     46

                                      112

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC
2005-C2." The spreadsheet file "GECMC 2005-C2" is a Microsoft Excel(1)
spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY THE CERTIFICATES.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.
                 --------------------------------------------



PROSPECTUS SUPPLEMENT                              PAGE

PROSPECTUS

Incorporation of Certain Information by



       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
AUGUST 22, 2005.

                          $1,726,657,000 (APPROXIMATE)

                      GE COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                       COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-C2



CLASS A-1 CERTIFICATES ..........   $   55,000,000
CLASS A-2 CERTIFICATES ..........   $  334,900,000
CLASS A-3 CERTIFICATES ..........   $  132,400,000
CLASS A-AB CERTIFICATES .........   $   72,362,000
CLASS A-4 CERTIFICATES ..........   $  445,399,000
CLASS A-1A CERTIFICATES .........   $  451,249,000
CLASS A-J CERTIFICATES ..........   $  149,131,000
CLASS X-P CERTIFICATES ..........   $1,822,837,000
CLASS B CERTIFICATES ............   $   13,981,000
CLASS C CERTIFICATES ............   $   30,292,000
CLASS D CERTIFICATES ............   $   16,311,000
CLASS E CERTIFICATES ............   $   25,632,000


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                             PROSPECTUS SUPPLEMENT
      ------------------------------------------------------------------
                         BANC OF AMERICA SECURITIES LLC

                            DEUTSCHE BANK SECURITIES

                                   CITIGROUP

                                    JPMORGAN

                              MERRILL LYNCH & CO.

                                  MAY 12, 2005

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